FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-15

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS, DATED MARCH 30, 2015,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

$950,914,000 (Approximate)
Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
Starwood Mortgage Funding III LLC
as Sponsors and Mortgage Loan Sellers
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C22

Morgan Stanley Capital I Inc. is offering selected classes of its Commercial Mortgage Pass-Through Certificates, Series 2015-C22, which represent beneficial ownership interests in the issuing entity.  The issuing entity’s primary assets will be seventy-seven (77) fixed rate mortgage loans secured by first liens on ninety-one (91) multifamily, commercial and manufactured housing community properties.  Distributions on the certificates will be made on the 4th business day following the 11th calendar day or, if that 11th calendar day is not a business day, the next succeeding business day, of each month, commencing in May 2015 in accordance with the priorities described in this free writing prospectus under “Description of the Offered Certificates—Distributions.”  Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.”  The offered certificates represent interests in the issuing entity only and are not interests in or obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.  The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association or the Nasdaq Stock Market.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page S-41 of this free writing prospectus and page 9 of the attached prospectus.

Characteristics of the certificates offered to you include:

Class	Expected Ratings (Moody’s/Fitch/KBRA)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Expected Final Distribution Date	Rated Final Distribution Date
Class A-1	Aaa(sf)/AAAsf/AAA(sf)		$55,100,000%		March 2020	April 2048
Class A-2	Aaa(sf)/AAAsf/AAA(sf)		$66,500,000%		April 2020	April 2048
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)		$84,700,000%		November 2024	April 2048
Class A-3	Aaa(sf)/AAAsf/AAA(sf)		$250,000,000%		March 2025	April 2048
Class A-4	Aaa(sf)/AAAsf/AAA(sf)		$318,826,000%		April 2025	April 2048
Class X-A	Aa2(sf)/AAAsf/AAA(sf)		$836,029,000%	Variable	April 2025	April 2048
Class A-S	Aa2(sf)/AAAsf/AAA(sf)		$60,903,000%		April 2025	April 2048
Class B	NR/AA-sf/AA(sf)		$63,671,000%		April 2025	April 2048
Class PST	NR/A-sf/A-(sf)	$175,788,000	N/A	N/A	April 2025	April 2048
Class C	NR/A-sf/A-(sf)		$51,214,000%		April 2025	April 2048

(Explanatory notes to this table begin on page S-7)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Drexel Hamilton, LLC, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale.  The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  The underwriters expect to deliver the certificates to purchasers on or about April 22, 2015.

CIBC World Markets		Drexel Hamilton
April , 2015

MSBAM 2015-C22

Commercial Mortgage Pass-Through Certificates, Series 2015-C22
Geographic Overview of Mortgage Pool

Washington
2 properties
$9,500,000
0.9% of total
Utah
1 property
$5,800,000
0.5% of total
Nebraska
1 property
$8,700,000
0.8% of total
Missouri
1 property
$6,637,500
0.6% of total
Illinois
9 properties
$149,748,968
13.5% of total
Indiana
3 properties
$19,145,596
1.7% of total
Michigan
3 properties
$21,429,717
1.9% of total
Pennsylvania
5 properties
$58,029,489
5.2% of total
New York
5 properties
$169,348,248
15.3% of total
Massachusetts
1 property
$1,337,196
0.1% of total
Rhode Island
1 property
$3,457,143
0.3% of total
Connecticut
3 properties
$48,841,748
4.4% of total
Ohio
5 properties
$17,650,000
1.6% of total
Nevada
3 properties
$8,140,813
0.7% of total
New Jersey
3 properties
$34,685,958
3.1% of total
District of Columbia
1 property
$30,000,000
2.7% of total
Maryland
1 property
$10,850,000
1.0% of total
Virginia
1 property
$34,300,000
3.1% of total
California
15 properties
$156,495,755
14.1% of total
North Carolina
3 properties
$40,339,298
3.6% of total
Arizona
2 properties
$25,830,328
2.3% of total
Georgia
2 properties
$9,009,853
0.8% of total
Oklahoma
1 property
$15,875,000
1.4% of total
Arkansas
3 properties
$30,037,500
2.7% of total
Florida
3 properties
$26,413,818
2.4% of total
Texas
8 properties
$147,918,802
13.4% of total
Louisiana
1 property
$4,991,287
0.5% of total
Tennessee
4 properties
$12,810,000
1.2% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type
Mixed Use 4.3%
Self Storage 2.0%
Industrial 6.7%
Manufactured Housing 1.3%
Leased Fee 9.0%
Retail 32.7%
Office 10.1%
Multifamily 10.8%
Hospitality 23.0%

The information in this free writing prospectus is preliminary and may be supplemented or amended.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.  The securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS

Information about the certificates offered to you is contained in two (2) separate documents that progressively provide more detail:  (a) the prospectus attached hereto as Exhibit A, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.

You should rely only on the information contained in this free writing prospectus and the attached prospectus.  Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the attached prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.  When reading the attached prospectus in conjunction with this free writing prospectus, references in the attached prospectus to “prospectus supplement” should be read as references to this free writing prospectus.

The appendices attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

This free writing prospectus and the attached prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this free writing prospectus, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this Free Writing Prospectus) under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA

This free writing prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the “EEA”) (the “EU Prospectus Directive”).  This free writing prospectus has been prepared on the basis that all offers of the offered certificates will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates.  Accordingly, any person making or intending to make any offer within the EEA of offered certificates which are the subject of the offering contemplated in this free writing prospectus should only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus for such offer.  None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates through any financial intermediary, other than offers made by underwriters which constitute the final placement of the offered certificates contemplated in this free writing prospectus.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)           to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within article 3(2) of the EU Prospectus Directive,

provided, that no such offer of the offered certificates above shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)           in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA“)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”).  This free writing prospectus must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA“), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A), IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS.  FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE PRC DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE PRC WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

EXECUTIVE SUMMARY	S-7	Inspections		S-221
SUMMARY OF FREE WRITING PROSPECTUS	S-9	The Controlling Class Representative		S-222
RISK FACTORS	S-41	The Trust Advisor		S-225
CAPITALIZED TERMS USED IN THIS FREE WRITING		Certain Matters Regarding the Parties to the Pooling
PROSPECTUS	S-85	and Servicing Agreement		S-230
FORWARD LOOKING STATEMENTS	S-85	Asset Status Reports		S-231
TRANSACTION PARTIES	S-85	Mortgage Loan Modifications		S-231
The Sponsors, Mortgage Loan Sellers and Originators	S-85	Sale of Defaulted Mortgage Loans and REO
The Depositor	S-115	Properties		S-233
The Issuing Entity	S-116	Foreclosures		S-235
The Trustee	S-116	Additional Matters Relating to the Servicing of the
The Certificate Administrator and Custodian	S-117	Non-Serviced Mortgage Loans		S-236
The Trust Advisor	S-118	MATERIAL FEDERAL INCOME TAX CONSEQUENCES		S-237
The Master Servicer	S-118	Tax Classification of the Issuing Entity		S-237
The Special Servicer	S-120	Taxation of the Exchangeable Certificates		S-238
The MSBAM 2015-C21 Special Servicer	S-121	Taxation of the Offered Certificates		S-238
Affiliations and Certain Relationships	S-123	Special Tax Attributes of the Certificates		S-241
DESCRIPTION OF THE OFFERED CERTIFICATES	S-124	REMIC Administrative Provisions		S-241
General	S-124	Taxes on a REMIC		S-242
Certificate Principal Balances and Notional Amounts	S-125	Backup Withholding		S-242
Pass-Through Rates	S-126	STATE AND LOCAL TAX CONSIDERATIONS		S-242
Exchangeable Certificates	S-128	CERTAIN LEGAL ASPECTS OF THE MORTGAGE
Accounts	S-129	LOANS		S-242
Distributions	S-131	CERTAIN ERISA CONSIDERATIONS		S-243
Optional Termination	S-144	Plan Assets and Prohibited Transactions		S-244
Advances	S-145	Special Exemption Applicable to the Offered
Appraisal Reductions	S-148	Certificates		S-244
Reports to Certificateholders; Available Information	S-151	Insurance Company General Accounts		S-246
Example of Distributions	S-155	General Investment Considerations		S-246
Expected Final Distribution Date; Rated Final		LEGAL INVESTMENT		S-246
Distribution Date	S-156	LEGAL MATTERS		S-247
Amendments to the Pooling and Servicing Agreement	S-156	RATINGS		S-247
Evidence as to Compliance	S-158	INDEX OF SIGNIFICANT TERMS		S-248
Voting Rights	S-158
Matters Regarding the Certificate Administrator	S-159	APPENDIX I	Certain Characteristics of the MortgageLoans	I-1
The Trustee	S-160	APPENDIX II	Mortgage Pool Information (Tables)	II-1
The Custodian	S-161	APPENDIX III	Significant Loan Summaries	III-1
Certificateholder Communications	S-162	APPENDIX IV	Form of Distribution Date Statement	IV-1
Retention of Certain Certificates by Affiliates of		APPENDIX V	Mortgage Loan Representations and
Transaction Parties	S-162		Warranties	V-1
YIELD, PREPAYMENT AND MATURITY		APPENDIX VI	Exceptions to Mortgage Loan Representations
CONSIDERATIONS	S-162		and Warranties	VI-1
General	S-162	APPENDIX VII	Class A-SB Planned Principal Balance	VII-1
Pass-Through Rates	S-163	EXHIBIT A	Prospectus	A-1
Rate and Timing of Principal Payments	S-163
Yield on the Class X-A Certificates	S-164
Unpaid Distributable Certificate Interest	S-164
Losses and Shortfalls	S-164
Relevant Factors	S-165
Weighted Average Life	S-165
Price/Yield Tables	S-170
DESCRIPTION OF THE MORTGAGE POOL	S-172
General	S-172
Material Terms and Characteristics of the Mortgage
Loans	S-172
The A/B Whole Loans and the Loan Pairs	S-182
The Non-Serviced Loan Combinations	S-191
Additional Mortgage Loan Information	S-199
Standard Hazard Insurance	S-204
Sale of the Mortgage Loans	S-205
Representations and Warranties	S-205
Repurchases and Other Remedies	S-205
Changes In Mortgage Pool Characteristics	S-207
SERVICING OF THE MORTGAGE LOANS	S-207
General	S-207
The Master Servicer	S-211
The Special Servicer	S-215
Rating Agency Confirmations	S-219
Waivers of Servicer Termination Events	S-220
Withdrawals from the Collection Account	S-220
Enforcement of “Due-On-Sale” and
“Due-On-Encumbrance” Clauses	S-221

EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

Certificate Structure
Class	Expected Ratings (Moody’s/Fitch/KBRA)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Credit Support	Approximate Initial Pass- Through Rate	Expected Final Distribution Date	Expected Weighted Average Life (yrs.)	Principal Window (months)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$55,100,000	30.000%	%	March 2020	2.78	1 - 59
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$66,500,000	30.000%	%	April 2020	4.92	59 - 60
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$84,700,000	30.000%	%	November 2024	7.33	60 - 115
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$250,000,000	30.000%	%	March 2025	9.78	115 - 119
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$318,826,000	30.000%	%	April 2025	9.90	119 - 120
Class X-A	Aa2(sf)/AAAsf/AAA(sf)	$836,029,000	N/A	%	April 2025	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)	$60,903,000	24.500%	%	April 2025	9.98	120 - 120
Class B	NR/AA-sf/AA(sf)	$63,671,000	18.750%	%	April 2025	9.98	120 - 120
Class PST	NR/A-sf/A-(sf)	$175,788,000	14.125%	N/A	April 2025	9.98	120 - 120
Class C	NR/A-sf/A-(sf)	$51,214,000	14.125%	%	April 2025	9.98	120 - 120
Class X-B	NR/AA-sf/AAA(sf)	$63,671,000	N/A	%	April 2025	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$62,287,000	8.500%	%	April 2025	9.98	120 - 120
Class E	NR/BB-sf/BB(sf)	$26,299,000	6.125%	%	April 2025	9.98	120 - 120
Class F	NR/B-sf/B+(sf)	$13,841,000	4.875%	%	April 2025	9.98	120 - 120
Class G	NR/NR/B-(sf)	$17,994,000	3.250%	%	April 2025	9.98	120 - 120
Class H	NR/NR/NR	$35,989,016	0.000%	%	April 2025	9.98	120 - 120
Class V	NR/NR/NR	N/A	N/A	N/A	N/A	N/A	N/A
Class R	NR/NR/NR	N/A	N/A	N/A	N/A	N/A	N/A

Offered certificates.
Certificates not offered pursuant to this free writing prospectus.

When reviewing the table on the cover page of this free writing prospectus and the table above entitled “Certificate Structure,” please note the following:

●
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%.  Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance.  Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained in this free writing prospectus.  In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

●
The Class A-S, Class B, Class PST and Class C Certificates are referred to herein as “exchangeable certificates.”  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $60,903,000, $63,671,000 and $51,214,000, respectively.  The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates.  The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of the such trust components, and each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation.  The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components.

●
Distributions and allocations of payments and losses with respect to each of the Class A-S, Class B and Class C trust components will be allocated between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Certificates, on the other hand, in proportion to the percentages described in the preceding bullet. See “Description of the Offered Certificates—Distributions” and “Material Federal Income Tax Consequences—Tax Classification of the Issuing Entity” in this free writing prospectus.

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The Class PST Certificates are exchangeable for the Class A-S, Class B and Class C Certificates, and vice versa, in each case in the proportions and in the manner described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks.”  Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates, or vice versa, the percentage interest or interests of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly.

●
The maximum principal balance of the Class PST Certificates is set forth in the table above and the table on the cover page but is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page and back cover of this free writing prospectus.  Such amount represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange.  The maximum certificate principal balance of each class of the Class A-S, Class B and Class C Certificates is set forth in the table above and the table on the cover page and is included in the aggregate certificate principal balance of the offered certificates set forth on the cover page and back cover of this free writing prospectus.  Each such amount represents the maximum certificate principal balance of such class without giving effect to any exchange.  On the closing date, the certificate principal balances of the Class A-S, Class B, Class PST and Class C Certificates will be $[_____], $[_____], $[_____] and $[_____], respectively.

●
The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B Certificates, the date on which the related notional amount is reduced to zero), based on the assumptions described in “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.  The rated final distribution date for each class of rated certificates is the distribution date in April 2048.  See “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

●
Each class of principal balance certificates (other than the Class PST Certificates) and each trust component will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class A-S, Class B and Class C trust components.  Any distribution of interest to the Class PST Certificates on the first distribution date is expected to be in an amount that would produce an effective pass-through rate equal to [__]%, which would be equal to the weighted average of the pass-through rates of the Class A-S, Class B and Class C trust components for the first distribution date.  The pass-through rates for the Class A-S Certificates and the Class A-S trust component will, at all times, be the same.  The pass-through rates for the Class B Certificates and the Class B trust component will, at all times, be the same.  The pass-through rates for the Class C Certificates and the Class C trust component will, at all times, be the same.

●
Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc..  Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates.  There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in this free writing prospectus.

●
The initial pass-through rates are approximate as of the closing date.  The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class PST Certificates represents the approximate initial credit support for the percentage interest of the Class C trust component represented by the Class PST Certificates.

●
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence.  The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others:  (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates;” (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date.  See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus.

●
None of the Class X-B, Class D, Class E, Class F, Class G, Class H, Class V or Class R Certificates are offered pursuant to this free writing prospectus.  We sometimes refer to these certificates collectively as the “privately offered certificates.”

●
The Class X-A and Class X-B Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A Certificates will be the aggregate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time.  The notional amount of the Class X-B Certificates will be equal to the principal balance of the Class B trust component outstanding from time to time.

●
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B trust component as described in this free writing prospectus.

●
The Class V and Class R Certificates will not have certificate principal balances, notional amounts, pass-through rates, ratings or rated final distribution dates and will not be entitled to distributions of principal or interest (other than, with respect to the Class V Certificates, certain excess interest).  The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any.  The Class R Certificates represent beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

          This summary highlights selected information from this free writing prospectus.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of the certificates offered pursuant to this free writing prospectus, which we generally refer to as the “offered certificates,” you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

What You Will Own

General
Your certificates (together with the privately offered certificates) will represent beneficial interests in the issuing entity created by Morgan Stanley Capital I Inc. on the closing date pursuant to a pooling and servicing agreement dated as of April 1, 2015.  All payments to you will come only from the amounts received in connection with the assets of the issuing entity.  The issuing entity’s assets will primarily consist of seventy-seven (77) fixed rate mortgage loans secured by first liens on ninety-one (91) multifamily, commercial and manufactured housing community properties.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor, and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2015-C22.

Mortgage Pool
The mortgage pool consists of seventy-seven (77) mortgage loans with an aggregate principal balance as of April 1, 2015 of approximately $1,107,324,016 which may vary on the closing date by up to 5%.  Each of the mortgage loans requires scheduled payments of principal and/or interest to be made monthly.  For purposes of any mortgage loan that has a due date on a date other than the first of the month, we have assumed that amounts are due thereunder on the first of the month for purposes of determining its cut-off date and cut-off date balance.

The mortgaged property identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee, secures a mortgage loan representing approximately 9.0% of the initial pool balance, has a serviced pari passu companion loan and is referred to herein (together with its related serviced pari passu companion loan) as a “loan pair.”

The mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester, secures a mortgage loan representing approximately 7.2% of the initial pool balance, has a serviced pari passu companion loan and is referred to herein (together with its related serviced pari passu companion loan) as a “loan pair.”

The mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, secures a mortgage loan representing approximately 6.8% of the initial pool balance, as well as a serviced pari passu companion loan and a subordinate note (a “B note”).  Such mortgage loan is referred to herein as a “mortgage loan” and, together with each of its related B note and serviced pari passu companion loan, as a “loan pair.”  Neither the related B note nor the serviced pari passu companion loan will be a “mortgage loan” hereunder.

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW secures a mortgage loan representing approximately 2.7% of the initial pool balance, as well as three subordinate notes (each, a “B note”) and a pari passu non-serviced companion loan.  Such mortgage loan is referred to herein as a “mortgage loan” and a “non-serviced mortgage loan” and, together with its related B notes and pari passu non-serviced companion loan, as a “non-serviced loan combination.”  Neither the related B notes nor the pari passu non-serviced companion loan will be a “mortgage loan” hereunder.  The entire 555 11th Street NW non-serviced loan combination will be serviced under the MSBAM 2015-C21 pooling and servicing agreement.

There will be no A/B whole loans related to the issuing entity as of the closing date.  See “Information About the Mortgage Pool—Characteristics of the Mortgage Pool—The A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations” below.

Relevant Parties, Dates and Periods

Issuing Entity
Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22, a New York common law trust, will issue the certificates.  The issuing entity will be formed pursuant to a pooling and servicing agreement to be dated as of April 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian and the trust advisor, in each case identified below in this  “—Relevant Parties, Dates and Periods” section.  See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor.  As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the attached prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the issuing entity and will be primarily responsible for servicing and administering, directly or through sub-servicers (including any primary servicer), the mortgage loans (other than any non-serviced mortgage loans) and any related B note (other than the 555 11th Street NW B note) or serviced companion loan pursuant to the pooling and servicing agreement.  In addition, the master servicer will be the primary party responsible for making principal and interest advances and, other than with respect to any non-serviced mortgage loan, servicing advances under the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of the master servicer are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of the master servicer are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086 120, Charlotte, North Carolina 28202.  See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus.

The master servicer’s principal compensation for its servicing activities will be the master servicing fee.  See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus.  In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

Each non-serviced mortgage loan will be serviced by the master servicer under, and pursuant to the terms of, the pooling and servicing agreement governing the securitization of the related non-serviced companion loan (or applicable portion thereof) as follows:

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The 555 11th Street NW mortgage loan, representing approximately 2.7% of the initial pool balance, will be serviced by the master servicer under the pooling and servicing agreement for the MSBAM 2015-C21 securitization (currently KeyBank National Association), which is generally similar to the pooling and servicing agreement for this securitization in respect of servicing.

Each servicer of a non-serviced mortgage loan will be entitled to receive a primary servicing fee with respect to such non-serviced mortgage loan; however, the master servicer under the pooling and servicing agreement for this securitization will continue to be primarily responsible for making debt service advances with respect to such non-serviced mortgage loan (and will not be responsible for making debt service advances with respect to the related non-serviced companion loan).  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), a national banking association, will act as special servicer with respect to all of the mortgage loans in the issuing entity (other than any non-serviced mortgage loans) pursuant to the pooling and servicing agreement.  The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to such mortgage loans (and any serviced companion loan or B note) and any REO loans in respect of the foregoing, in each case that, in general, are in default or as to which default is imminent.  Midland is anticipated to be the special servicer at the request of DoubleLine Capital LP or its affiliate, which is expected to be the initial controlling class representative. See “—Controlling Class Representative” below.  The primary servicing office of Midland is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.  See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.

As described below, LNR Partners, LLC, a Florida limited liability company (in such capacity, the “MSBAM 2015-C21 special servicer or a “non-serviced mortgage loan special servicer”) is the initial special servicer for the 555 11th Street NW non-serviced loan combination pursuant to the MSBAM 2015-C21 pooling and servicing agreement.  The principal servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.  See “Transaction Parties—The MSBAM 2015-C21 Special Servicer” in this free writing prospectus.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.  See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.  In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

Each non-serviced mortgage loan will be specially serviced, if necessary by the special servicer under, and pursuant to the terms of, the pooling and servicing agreement governing the securitization of the related non-serviced companion loan (or applicable portion thereof) as follows:

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If necessary, the 555 11th Street NW mortgage loan, representing approximately 2.7% of the initial pool balance, will be specially serviced by the applicable special servicer under the pooling and servicing agreement for the MSBAM 2015-C21 securitization (currently LNR Partners, LLC), which is substantially similar to the pooling and servicing agreement for this securitization in respect of servicing.

See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

With respect to each non-serviced mortgage loan, the holder of the related controlling note (or a representative thereof) will be entitled to direct the servicing of the related non-serviced loan combination; however, the controlling class representative (during any Subordinate Control Period and Collective Consultation Period) will have certain consultation rights with respect to such servicing and the right to require the replacement of the special servicer for the non-serviced loan combination in certain circumstances after a servicer termination event with respect to such special servicer.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in this free writing prospectus.

The special servicer under the pooling and servicing agreement for this securitization may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

●
with respect to the pool of mortgage loans (other than a mortgage loan that is part of an A/B whole loan or loan pair referred to in the third bullet of this paragraph or that is part of a non-serviced loan combination), during any Subordinate Control Period (as defined below), at the direction of the controlling class representative;

●
with respect to the pool of mortgage loans (other than a mortgage loan that is part of an A/B whole loan or loan pair referred to in the third bullet of this paragraph or that is part of a non-serviced loan combination), during any Collective Consultation Period and any Senior Consultation Period (each such term, as defined below), if the holders of at least 25% of the voting rights of the certificates request a vote to replace the special servicer, by the holders of certificates evidencing at least 75% of the voting rights of the certificates; and

	●	in the case of a mortgage loan that is part of an A/B whole loan or loan pair serviced under the pooling and servicing agreement where there is a related B note or serviced companion loan secured by the same mortgaged property, to the extent provided for in the related intercreditor agreement, the holder of a related B note or serviced companion loan, as applicable (for so long as such holder is the directing holder in respect of such A/B whole loan or loan pair, as applicable), may, without cause, replace the special servicer for the related A/B whole loan or loan pair.

The special servicer under the MSBAM 2015-C21 pooling and servicing agreement with respect to the 555 11th Street NW non-serviced loan combination may be removed, with or without cause, and a successor special servicer appointed, at any time, by the holder of the most junior related B note (or, if such B note is an asset of the MSBAM 2015-C21 issuing entity, the majority holder (or designee thereof) of the designated class of certificates evidencing interests therein), the principal balance of which B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments), and (if no related B note satisfies such criteria) by the MSBAM 2015-C21 controlling class representative or certificateholders with the requisite MSBAM 2015-C21 voting rights, as applicable, all pursuant to the terms of the related intercreditor agreement and the MSBAM 2015-C21 pooling and servicing agreement, the terms of which pooling and servicing agreement are similar to those contained in the pooling and servicing agreement for this securitization transaction; provided, that the MSBAM 2015-C21 pooling and servicing agreement (i) may provide for certain variations in the percentage of certificateholders required to consent to a removal of the special servicer and (ii) may not impose limitations, or may impose different limitations, on the ability of the applicable controlling class representative to remove the special servicer without cause.

See “—Directing Holders” below and “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause,” “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee of the issuing entity on behalf of the certificateholders.  The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.

Following the transfer of the mortgage loans into the issuing entity, the trustee on behalf of the issuing entity, will become the mortgagee of record of each mortgage loan transferred to the issuing entity (other than any non-serviced mortgage loan, with respect to which the mortgagee of record will be the holder of the related non-serviced companion loan or applicable portion thereof (or the trustee for any securitization that holds such non-serviced companion loan or applicable portion thereof)).  In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations.  See “Transaction Parties—The Trustee” in this free writing prospectus.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association, will act as the certificate administrator, certificate registrar and authenticating agent for the certificates and as custodian of the mortgage loan files (or, in the case of any non-serviced mortgage loan, of just the related mortgage note).  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22.  The certificate administrator will be primarily responsible for making allocations and distributions to the holders of the certificates.  The certificate administrator will have, or will be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity.  See “Transaction Parties—The Certificate Administrator and Custodian” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the representative appointed by more than 50% of the controlling class certificateholders (by certificate principal balance), as determined by the certificate registrar from time to time as provided in the pooling and servicing agreement.  A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth below.  It is anticipated that DoubleLine Capital LP or its affiliate will be the initial controlling class representative.

The controlling class means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the controlling class will be the most senior class of

Control Eligible Certificates. The controlling class on the closing date will be the Class H Certificates.

Control Eligible Certificates will be the Class E, Class F, Class G and Class H Certificates.  No other class of certificates will be eligible to act as the controlling class or appoint the controlling class representative.

A Subordinate Control Period means any period when the aggregate certificate principal balance of the Class E Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is at least 25% of the initial aggregate certificate principal balance of the Class E Certificates.

A Collective Consultation Period means any period when both (i) the aggregate certificate principal balance of the Class E Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is less than 25% of the initial aggregate certificate principal balance of the Class E Certificates and (ii) the aggregate certificate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is at least 25% of the initial aggregate certificate principal balance of the Class E Certificates.

A Senior Consultation Period means any period when the aggregate certificate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate principal balance of the Class E Certificates.

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During any Collective Consultation Period and any Senior Consultation Period, the controlling class representative will not have any consent rights.  However, during any Collective Consultation Period, the controlling class representative will have non-binding consultation rights with respect to certain major decisions and other matters in accordance with the pooling and servicing agreement.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any such rights that are expressly operative during such period pursuant to the pooling and servicing agreement.  See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

If any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as further described in this free writing prospectus.  The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan.  See “—Directing Holders” below, and “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder,” “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.  For instance, during a Subordinate Control Period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of certificates.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or a directing holder, as applicable, take actions with respect to the mortgage loans (other than any non-serviced mortgage loan) that could adversely affect the holders of some of the classes of certificates.  Additionally, the special servicer may be removed without cause by the controlling class representative (during a Subordinate Control Period), or with respect to a mortgage loan that is part of an A/B whole loan or loan pair, by the related directing holder.  As a result of these rights, the controlling class representative and any directing holder may have interests in conflict with those of the other certificateholders.  See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” and “—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The controlling class representative may have interests that differ from or are in conflict with those of other certificateholders and its decisions may not be in the best interest of or may be adverse to other certificateholders.

The anticipated initial investor in the Control Eligible Certificates (referred to herein as the B-piece buyer) may act as, or appoint, the controlling class representative.  The B-piece buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of certain features of, some or all of the mortgage loans.  We cannot assure you that you or another investor would make the same requests to modify the original pool as the B-piece buyer, or that the final mortgage pool, to the extent influenced by the B-piece buyer’s feedback, will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates.  Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors.  The B-piece buyer performed any such due diligence for its own benefit and has no obligation or duty to anyone else.  You should not take the B-piece buyer’s acceptance of any mortgage loan as an endorsement of that mortgage loan or its quality.  See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts in the Selection of the Underlying Mortgage Loans” in this free writing prospectus.

For additional information regarding the controlling class representative, see “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Trust Advisor
Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will act as the trust advisor with respect to all of the mortgage loans except any non-serviced mortgage loan.  The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided, that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties.  No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this free writing prospectus and as set forth in the pooling and servicing agreement; provided, that with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and special servicer or any annual report prepared by the trust advisor and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions.  In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan.  In no event will the trust advisor have any consent right with respect to any particular servicing actions.

Notwithstanding the foregoing, the trust advisor will have no role or obligation with respect to any non-serviced mortgage loan or any related REO property.

The trust advisor will be subject to confidentiality and other limitations described in this free writing prospectus and set forth in the pooling and servicing agreement.

If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor with respect to the mortgage loans under the pooling and servicing agreement and replace such trust advisor, or (ii) terminate all rights and obligations of the trust advisor in respect of the mortgage loans under the pooling and servicing agreement and not appoint a replacement trust advisor, in which case all references to the trust advisor in the pooling and servicing agreement will be of no force and effect; provided, that if holders of at least 25% of the voting rights of the certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the pooling and servicing agreement, and the holders of at least 75% of the voting rights of the certificates vote in favor of such appointment, then a new trust advisor will be appointed in respect of such mortgage loans and references to such trust advisor in the pooling and servicing agreement will again be applicable.  During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any such replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent.  Any such consent will be required to be solicited from the controlling class representative before any related vote.  See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in this free writing prospectus.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the servicing standard, the trust advisor may recommend the replacement of the special servicer to the trustee.  The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates or, with respect to the Hilton Garden Inn W 54th Street loan pair, the directing holder with respect to such loan pair.  See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in this free writing prospectus.

The trust advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders.  See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” in this free writing prospectus.

For additional information regarding the responsibilities of the trust advisor and regarding the trust advisor itself, see “Servicing of the Mortgage Loans—The Trust Advisor” and “Transaction Parties—The Trust Advisor” in this free writing prospectus.

Directing Holders
If a mortgage loan is part of an A/B whole loan or loan pair, then as of the closing date the holder of a related B note or serviced companion loan, as applicable, which B note and/or serviced companion loan will be held outside the issuing entity, will be the A/B whole loan directing holder or loan pair directing holder, as applicable, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”  For so long as the holder of each B note or serviced companion loan is the related A/B whole loan directing holder or loan pair directing holder, as applicable, pursuant to the terms of the related intercreditor agreement, such holder will have broad consent and/or consultation rights with respect to the related A/B whole loan or loan pair and may have the right to replace the special servicer with respect to the related mortgage loan.  No serviced companion loan holder with respect to any loan pair is a directing holder with respect to any loan pair herein.

The rights of an A/B whole loan directing holder or a loan pair directing holder will be unaffected by the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.

The only directing holder related to the issuing entity as of the closing date in respect of an A/B whole loan or a loan pair is the holder of the Hilton Garden Inn W 54th Street B note (only for so long as such B note is the “Control Note” under the related intercreditor agreement).

With respect to the 555 11th Street NW non-serviced loan combination, the holder of the most junior related B note (or, if such B note is an asset of the MSBAM 2015-C21 issuing entity, the majority holder (or designee thereof) of the designated class of certificates evidencing interests therein), the principal balance of which B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments), or (if no related B note satisfies such criteria) the MSBAM 2015-C21 controlling class representative (during a MSBAM 2015-C21 subordinate control period), will be the directing holder under the related intercreditor agreement pursuant to the terms thereof and the MSBAM 2015-C21 pooling and servicing agreement. See “—Special Servicer” above and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” herein.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

No A/B whole loan directing holder or loan pair directing holder will be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan. Further, a directing holder may have interests that are in conflict with those of certificateholders and its decisions may not be in the best interest of certificateholders. See “Servicing of the Mortgage Loans” and “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

Sponsors
Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, Bank of America, National Association, a national banking association, CIBC Inc., a Delaware corporation, and Starwood Mortgage Funding III LLC, a Delaware limited liability company, are the sponsors of this transaction. As sponsors, such entities organized and initiated the issuance of the certificates and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the issuing entity, and the issuing entity will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” and “Other Sponsors, Mortgage Loan Sellers and Originators” in the attached prospectus.

Mortgage Loan Sellers	Each mortgage loan seller listed below will sell us mortgage loans as follows:

	Mortgage Loan Seller	Percentage of Initial Pool Balance	Number of Mortgage Loans
	Morgan Stanley Mortgage Capital Holdings LLC	44.5%	22
	Bank of America, National Association	27.1%	29
	CIBC Inc.	19.9%	18
	Starwood Mortgage Funding III LLC	8.5%	8

	See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Originators
Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. In particular, Morgan Stanley Bank, N.A. originated twenty-two (22) of the mortgage loans, representing approximately 44.5% of the initial pool balance, with respect to which Morgan Stanley Mortgage Capital Holdings LLC is acting as the mortgage loan seller. In addition, Starwood Mortgage Capital LLC originated eight (8) mortgage loans, representing approximately 8.5% of the initial pool balance, with respect to which Starwood Mortgage Funding III LLC is acting as the mortgage loan seller. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates and the relationships between certain other parties may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●
the relationships, including financial dealings, of the sponsors, the underwriters, the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates, especially if the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates holds certificates or interests in, or securities backed by, B notes, serviced companion loans or non-serviced companion loans, or has financial interests in or other financial dealings with a borrower or a property sponsor;

	●
the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with, the borrowers, the property sponsors and their respective affiliates;

	●	the obligation of the special servicer to take actions at the direction of the controlling class representative and any directing holder;

●
the ownership of any certificates or interests in, or securities backed by, B notes, mezzanine debt, serviced companion loans or non-serviced companion loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trust advisor or any of their affiliates;

●
the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

	●	the consent and/or consultation rights of the controlling class representative, the trust advisor and any directing holder to certain actions taken by the special servicer;

	●	any opportunity of the B-piece buyer to request the removal, re-sizing or modification of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, a sub-servicer, the special servicer, the trust advisor, the mortgage loan sellers or any of their affiliates in connection with any other transaction.

With respect to any non-serviced mortgage loan, the related master servicer, special servicer and any other entity party to any securitization of the related non-serviced companion loan (or applicable portion thereof) will have similar conflicts of interest, particularly if such entity owns certificates issued pursuant to such securitization.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Significant Obligors	There are no significant obligors related to the issuing entity.

Underwriters	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Drexel Hamilton, LLC will act as underwriters with respect to the offered certificates.

Certain Affiliations
Morgan Stanley Mortgage Capital Holdings LLC and its affiliates have several roles in this transaction. Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Bank, N.A., an originator, the initial holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan and the current holder of the Hilton Garden Inn W 54th Street B note, and Morgan Stanley & Co. LLC, one of the underwriters. Bank of America, National Association, a mortgage loan seller, an originator and a sponsor, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. CIBC Inc., a mortgage loan seller, an originator and a sponsor, is an affiliate of CIBC World Markets Corp., one of the underwriters.

Starwood Mortgage Funding III LLC, a mortgage loan seller and sponsor, Starwood Mortgage Capital LLC, an originator and the guarantor with respect to the repurchase obligations of Starwood Mortgage Funding III LLC, and LNR Partners, LLC, the special servicer of the 555 11th Street NW non-serviced loan combination under the MSBAM 2015-C21 pooling and servicing agreement, are affiliated with each other and with the entity that currently holds less than a majority (by certificate balance) of the initial controlling class of certificates issued in connection with the MSBAM 2015-C21 securitization.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any non-serviced mortgage loan) and serviced companion loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Wells Fargo Bank, National Association, the master servicer, certificate administrator and custodian, is also the current trustee, certificate administrator and custodian under the pooling and servicing agreement for the MSBAM 2015-C21 securitization pursuant to which the 555 11th Street NW non-serviced loan combination is being serviced.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, will be appointed by the entity that is expected to be the initial controlling class representative and that is expected to purchase the Class E, Class F, Class G and Class H Certificates on the closing date: DoubleLine Capital LP or its affiliate. DoubleLine Capital LP or its affiliate engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool. An affiliate of the depositor may purchase less than 50% of each such class upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the controlling class representative, and any certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the controlling class representative.

Pursuant to an interim servicing agreement between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Morgan Stanley Mortgage Capital Holdings LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, eleven (11) of the mortgage loans to be contributed by Morgan Stanley Mortgage Capital Holdings LLC to this securitization, representing approximately 32.1% of the initial pool balance. Morgan Stanley Mortgage Capital Holdings LLC is also a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as interim custodian with respect to the mortgage loan files for the mortgage loans to be contributed to the issuing entity by Morgan Stanley Mortgage Capital Holdings LLC (other than any non-serviced loans).

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Bank of America, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Bank of America, National Association, including, prior to their inclusion in the issuing entity, 100% of the mortgage loans to be contributed by Bank of America, National Association to this securitization, representing approximately 27.1% of the initial pool balance. Bank of America, National Association is also a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as interim custodian with respect to the mortgage loan files for certain of the mortgage loans to be contributed to the issuing entity by Bank of America, National Association.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Starwood Mortgage Funding III LLC, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding III LLC, representing approximately 8.5% of the initial pool balance.

Morgan Stanley Bank, N.A. provides short-term warehousing of mortgage loans originated by Starwood Mortgage Capital LLC, an originator, through a master repurchase facility. All of the mortgage loans with respect to which Starwood Mortgage Funding III LLC is acting as the mortgage loan seller, representing approximately 8.5% of the initial pool balance, are subject to such master repurchase facility. Starwood Mortgage Funding III LLC is using the proceeds from its sale of such mortgage loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, N.A. free and clear of any liens.

CIBC Inc. is a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as interim custodian with respect to the mortgage loan files for the mortgage loans CIBC Inc. is selling to the depositor for this securitization.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Risk Related to Conflicts of Interest.”

Cut-off Date
April 1, 2015. For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in April 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on April 1, 2015, not the actual day or days on which such scheduled payments were due.

Closing Date	On or about April 22, 2015.

Determination Date	The 11th calendar day of each month, or, if the 11th calendar day is not a business day, the next succeeding business day, commencing in May 2015.

Distribution Date	The 4th business day after the related determination date, commencing in May 2015. The first distribution date will be May 15, 2015.

Record Date	With respect to each distribution date, for each class of offered certificates, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates
The expected final distribution date for each class of offered certificates is set forth on the cover of this free writing prospectus and is the date on which that class is expected to be paid in full (or, in the case of the Class X-A Certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the structuring assumptions described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2048.

Collection Period
Amounts available for payment on the certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the mortgage loans during the related collection period. Each collection period:

	●	will relate to a particular distribution date;

	●	will be approximately one month long;

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

	●	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period
The amount of interest payable with respect to the certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Offered Certificates

General
We are offering the following ten (10) classes of Commercial Mortgage Pass-Through Certificates, Series 2015-C22 pursuant to this free writing prospectus: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class PST and Class C.

The entire series will consist of a total of eighteen (18) classes, the following eight (8) of which are not being offered by this free writing prospectus and the attached prospectus: Class X-B, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

The Class A-S, Class B, Class PST and Class C Certificates are offered by this free writing prospectus and the attached prospectus, are referred to herein as exchangeable certificates and may be exchanged in the proportions and in the manner described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.

Certificate Principal Balances
and Notional Amounts
Subject to the discussion below regarding exchangeable certificates, your certificates will have the approximate aggregate initial certificate principal balance or initial notional amount presented on the cover page of this free writing prospectus, and this certificate principal balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount, as the case may be, of each class of certificates and to the other statistical data contained in this free writing prospectus.

The certificate principal balance at any time is the maximum amount of principal distributable with respect to a class of certificates or a trust component and is subject to adjustment on each distribution date to reflect any reductions resulting from (1) distributions of principal to that class or trust component or (2) any allocations of losses and, solely in the case of the certificates that are not Control Eligible Certificates and in the case of the trust components, trust advisor expenses in reduction of the certificate principal balance of that class or trust component.

The Class X-A and Class X-B Certificates will not have certificate principal balances. Each such class of certificates will instead represent the right to receive distributions of interest accrued on a notional amount as described in this free writing prospectus. The notional amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will be equal to the principal balance of the Class B trust component outstanding from time to time.

Accordingly, the respective notional amounts of the Class X-A and Class X-B Certificates will, in each case, be reduced on each distribution date by any distributions of principal actually made on, and any losses and/or expenses actually allocated to any related class of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 Certificates, the Class A-S trust component or the Class B trust component, as applicable and in each case, outstanding from time to time.

The maximum principal balance of the Class PST Certificates is set forth on the cover page of this free writing prospectus but is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page and back cover of this free writing prospectus. The maximum certificate principal balance of each class of the Class A-S, Class B and Class C Certificates is set forth on the cover page of this free writing prospectus and is included in the aggregate certificate principal balance of the offered certificates set forth on the cover page and back cover of this free writing prospectus. On the closing date, the certificate principal balances of the Class A-S, Class B, Class PST and Class C Certificates will be $        , $        , $         and $        , respectively.

Pass-Through Rates
Your certificates (other than any Class PST Certificates) will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of offered certificates is set forth on the cover page of this free writing prospectus.

Interest on the offered certificates will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months, also referred to in this free writing prospectus as a 30/360 basis.

Each class of offered certificates with a principal balance (other than the Class PST Certificates) and each trust component will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class A-S, Class B and Class C trust components. The pass-through rates for the Class A-S Certificates and the Class A-S trust component will, at all times, be the same. The pass-through rates for the Class B Certificates and the Class B trust component will, at all times, be the same. The pass-through rates for the Class C Certificates and the Class C trust component will, at all times, be the same.

For purposes of calculating the weighted average of the net interest rates on the mortgage loans for a particular distribution date in connection with determining the respective pass-through rates on the certificates (other than the Class PST, Class V and Class R Certificates): (i) the relevant weighting is based upon the respective stated principal balances (as described under “Description of the Offered Certificates—Pass-Through Rates” in this free writing prospectus) of the mortgage loans as in effect immediately prior to the relevant distribution date, (ii) the mortgage interest rate on each mortgage loan is reduced by the related annual administrative fee rate, which includes the master servicing fee rate, the trust advisor fee rate, the certificate administrator fee rate (which includes the trustee fee rate and the custodian fee rate) and the CREFC® license fee rate, (iii) the mortgage loan interest rates will not reflect any increase therein as a result of a continuing default or, if applicable, a mortgage loan remaining outstanding past its anticipated repayment date (if any), (iv) the mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower’s bankruptcy or insolvency, and (v) if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that accrues on an actual/360 basis on that mortgage loan in that month, at the related mortgage interest rate minus the related administrative fee rate (taking into account certain interest reserve adjustments for distribution dates in January, February and March).

The pass-through rate for the Class X-A Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component for such distribution date (weighted on the basis of the respective principal balances of such classes of certificates and trust component immediately prior to such distribution date). The pass-through rate for the Class X-B Certificates for any distribution date will equal the Class X strip rate for the Class B trust component for such distribution date.

The applicable Class X strip rate with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and each of the Class A-S trust component and the Class B trust component, for any distribution date will a per annum rate equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such distribution date (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate for such distribution date for such class of certificates or trust component. Under no circumstances will any Class X strip rate be less than zero.

Exchanging Certificates through
Combination and Recombination
If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Depositable and Exchangeable Certificates” in the attached prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

Distributions

A.	Amount and Order of Distributions
On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (which include the trustee fees and custodian fees) and expenses, special servicer compensation and trust advisor fees (with respect to any trust advisor consulting fee, solely to the extent that such fee is actually received from the related borrower) and expenses and CREFC® license fees as set forth below. Distributions to you will be in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest (x) among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata, and (y) to the Class PST Certificates, which will be entitled to receive distributions of interest in respect of the components comprising the Class PST Certificates, pro rata with each of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the Class A-S, Class B and Class C trust components);

(ii)
if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII hereto, then, to the Class A-1 Certificates, to the Class A-2 Certificates, to the Class A-3 Certificates, to the Class A-4 Certificates and to the Class A-SB Certificates, in that order, until the principal balance of each such class has been reduced to zero (or, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B and Class C Certificates, in that order, in each case pro rata with the Class PST Certificates based on their respective percentage interests in the Class A-S, Class B and Class C trust components, respectively, and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii)
the allocation of trust advisor expenses, (i) first, to reduce payments of interest on the Class D Certificates, the Class C Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), and the Class B Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component), in that order, (ii) second, to reduce payments of principal on the Class D Certificates, the Class C Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), the Class B Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component) and the Class A-S Certificates and the Class PST Certificates (pro rata based on their respective percentage interests in the Class A-S trust component), in that order, and (iii) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, no class of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses. See “Servicing of the Mortgage Loans—The Trust Advisor” and “Description of the Offered Certificates—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

B.	Interest and Principal Entitlements
A description of the interest entitlement, if any, payable to each class is presented under “Description of the Offered Certificates—Distributions” in this free writing prospectus. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance (or, with respect to a Class PST Certificate, the pass-through rates on the principal balances of the components comprising the Class PST Certificates). In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon) and the right of such parties, the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be senior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal. The Class V, Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

The total amount of principal required to be distributed on the classes and, without duplication, trust components, entitled to principal on a particular distribution date will, in general, subject to adjustment for trust advisor indemnifications and expenses, nonrecoverable advances and workout-delayed reimbursement amounts, be equal to the sum of:

●
the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date;

		●	all principal prepayments and, to the extent not previously advanced, the principal portion of balloon payments received during the related collection period;

●
the principal portion of other collections on the mortgage loans received during the related collection period (for example, liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”), net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance; and

●
the principal portion of proceeds of mortgage loan repurchases received during the related collection period, net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance.

See the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class PST Certificates will be entitled to receive a proportionate share of the amounts distributable on the related trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C Certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus. Any such allocations of principal and interest as between the Class PST Certificates, on the one hand, and the Class A-S, Class B and Class C Certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

C.	Servicing and Administration Fees
The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans, B notes and serviced companion loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and any related B note or serviced companion loan (and in each case including any deemed mortgage loan, B note or serviced companion loan as to which the related mortgaged property has become an REO property) at a rate equal to (i) with respect to each mortgage loan (other than the 555 11th Street NW mortgage loan), 0.005% per annum plus the primary servicing rate set forth next to such mortgage loan on Appendix I to this free writing prospectus, (ii) with respect to each of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan, 0.005% per annum, (iii) with respect to the Hilton Garden Inn W 54th Street B note, 0.005% per annum, and (iv) with respect to the 555 11th Street NW mortgage loan, 0.005% per annum. In addition, the master servicer under the MSBAM 2015-C21 transaction will be paid a primary servicing fee in respect of the 555 11th Street NW mortgage loan at a rate equal to the related pari passu primary servicing fee rate (0.0175% per annum). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan), B note and serviced companion loan that is being specially serviced or as to which the related mortgaged property has become an REO property, at the special servicing fee rate, which is equal to 0.25% per annum. Any primary servicing fee or sub-servicing fee (other than with respect to any non-serviced mortgage loan) will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled, except in connection with non-serviced mortgage loans, to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related B note or serviced companion loan) or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan, loan pair, non-serviced loan combination, A/B whole loan or REO property and subject to certain adjustments and exceptions as described herein under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to the 555 11th Street NW mortgage loan, the special servicer under the MSBAM 2015-C21 securitization will be entitled to similar compensation if the related mortgage loan becomes specially serviced or if the related mortgaged property becomes REO property, although in any such case any related fees may accrue at a different rate and there may be a higher cap (or no cap) on workout fees and/or liquidation fees.

The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) in the issuing entity at the trust advisor fee rate, which will equal (i) 0.0020% per annum with respect to each such mortgage loan (other than the 300 South Riverside Plaza Fee mortgage loan, the Waterfront at Port Chester mortgage loan and the Hilton Garden Inn W 54th Street mortgage loan), (ii) 0.0035% per annum with respect to the 300 South Riverside Plaza Fee mortgage loan, (iii) 0.0038% per annum with respect to the Waterfront at Port Chester mortgage loan, and (iv) 0.0040% with respect to the Hilton Garden Inn W 54th Street mortgage loan. In addition, the trust advisor will be entitled to a consulting fee equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to each major decision relating to a mortgage loan (other than any non-serviced mortgage loan), A/B whole loan or loan pair as to which the trust advisor has consultation rights, in each case to the extent that such fee is actually received from the related borrower; provided, that the aggregate amount of such consulting fees with respect to any such mortgage loan or A/B whole loan or loan pair, as applicable, will not exceed $10,000 in any calendar year. See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.

The certificate administrator is entitled to a certificate administrator fee payable from general collections on the mortgage loans, which for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which is equal to 0.0036% per annum. The trustee fee and the custodian fee for each distribution date is a portion of the certificate administrator fee.

A license fee equal to 0.0005% per annum (calculated on the outstanding principal balance of each mortgage loan) will be payable to CREFC® from general collections on the mortgage loans (to the extent any funds are remaining in the collection account after the payment of fees and expenses to the trustee, the certificate administrator, the master servicer, the special servicer and the trust advisor).

Each of the master servicing fee, the special servicing fee, the trust advisor fee, the certificate administrator fee and the CREFC® license fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period. Such fees, as well as the liquidation fee, the workout fee and the trust advisor consulting fee (to the extent that such fee is actually received from the related borrower), will be paid from the collection account prior to distributions to certificateholders of the available distribution amount as described under “Servicing of the Mortgage Loans—

Withdrawals from the Collection Account” and “Transaction Parties—The Trustee, “—The Certificate Administrator and Custodian,” “—The Master Servicer,” “—The Special Servicer” and “—The Trust Advisor” in this free writing prospectus. All of the parties to the pooling and servicing agreement will also have certain rights to reimbursement for certain expenses by the issuing entity. See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation,” “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “Description of the Offered Certificates—The Trustee—Trustee Compensation” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate, the certificate administrator fee rate and the CREFC® license fee rate, and is set forth on Appendix I to this free writing prospectus for each mortgage loan. The administrative fee rate with respect to any non-serviced mortgage loan will also include any servicing fee payable to the applicable servicer under the related pooling and servicing agreement.

D.	Amortization, Liquidation
and Payment Triggers
Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the certificate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates) could be reduced to zero, or because of a decline in mortgaged property values, the aggregate appraisal reduction may equal or exceed the aggregate certificate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), in any event at a time when the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any distributions of principal on the outstanding Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be made on a pro rata basis, rather than sequentially, in accordance with their respective certificate principal balances.

E.	Prepayment Premiums/Yield
Maintenance Charges
The manner in which any prepayment premiums and yield maintenance charges received in respect of the mortgage loans during a particular collection period will be allocated to the Class X-A and/or Class X-B Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, as well as between the various classes of certificates entitled to principal, is described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

F.	Excess Interest
On each Distribution Date, any collections of “excess interest” on mortgage loans with anticipated repayment dates (that is, certain additional interest that accrues if the mortgage loan is not repaid in full by its anticipated repayment date) will be distributed to the holders of the Class V Certificates on the related distribution date. Excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Subordination

A.	General
The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order (including interest losses, other than losses with respect to certain “excess interest” in connection with any mortgage loan having an anticipated repayment date).

No other form of credit enhancement will be available to you as a holder of certificates.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A or Class X-B Certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A and/or Class X-B Certificates to the extent such losses reduce the principal amount of the related classes of principal balance certificates or the related trust components.

**
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C Certificates and the Class PST Certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***
Other than the Class X-B, Class V and Class R Certificates. The Class V and Class R Certificates will not be entitled to distributions of principal and interest (other than, with respect to the Class V Certificates, certain excess interest) and will be entitled to receive only such distributions as are described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the certificate principal balance of such class or trust component. No such losses will be allocated to the Class V, Class R, Class X-A or Class X-B Certificates, although loan losses will reduce the respective notional amounts of the Class X-A Certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 Certificates or the Class A-S trust component) and the Class X-B Certificates (to the extent such losses are allocated to the Class B trust component) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates (or, with respect to the Class PST Certificates, the pass-through rates on the related components comprising the Class PST Certificates).

In addition, any trust advisor expenses that are in excess of trust advisor expenses that are allocated to reduce the payment of interest on the Class B trust component (and correspondingly, the Class B and Class PST Certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly, the Class C and Class PST Certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D Certificates will be allocated to reduce the principal balances of the certificates and trust components in the following order: to the Class D Certificates, the Class C trust component (and correspondingly, the Class C and Class PST Certificates, pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, the Class B and Class PST Certificates, pro rata based on their respective percentage interests in the Class B trust component) and the Class A-S trust component (and correspondingly, the Class A-S and Class PST Certificates, pro rata based on their respective percentage interests in the Class A-S trust component), in each case, until the remaining principal balance of such class of certificates or trust component, as applicable, has been reduced to zero. Following the reduction of the principal balances of the foregoing classes of principal balance certificates and trust components to zero, such excess trust advisor expenses will then be allocated among the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of such classes of certificates have been reduced to zero.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, the special servicer’s and the trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation or, in the case of the Hilton Garden Inn W 54th Street loan pair, borne by the related B note), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities (except that any such shortfalls would be allocated to each class of the Class A-S, Class B and Class C Certificates, pro rata with the Class PST Certificates based on their respective percentage interests of the principal balance of the related trust component). In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to all of the classes of interest-bearing certificates (other than the Class A-S, Class B, Class PST and Class C Certificates) and the trust components, on a pro rata basis, to reduce the amount of interest payable on such certificates and the trust components. Any such amounts allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and the

Class PST Certificates, on the other, pro rata based on their respective percentage interests of the principal balance of the Class A-S, Class B or Class C trust component, as the case may be.

Notwithstanding the foregoing, upon liquidation of any mortgage loan, all liquidation proceeds, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

B.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

● shortfalls resulting from compensation that the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, to the extent not covered by default interest, late payment charges, excess liquidation proceeds or certain other fees paid by the borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation;

● shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections;

●
shortfalls resulting from items relating to a non-serviced mortgage loan similar to the preceding bullets arising under and pursuant to the pooling and servicing agreement pursuant to which such non-serviced mortgage loan is serviced; and

●
shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the issuing entity;

provided, that shortfalls in available funds resulting from any of the foregoing with respect to a loan pair, an A/B whole loan or a non-serviced loan combination may be borne, in whole or in part, by a related serviced companion loan, B note or non-serviced companion loan as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.	General
All numerical information in this free writing prospectus concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in April 2015 have been deemed received on April 1, 2015.

When information presented in this free writing prospectus with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), the portions of those loan balances allocated to such properties. The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.

With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the information regarding those mortgage loans is presented as if each of them were secured only by the related mortgaged property identified on Appendix I to this free writing prospectus, except that loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this free writing prospectus.

With respect to the 300 South Riverside Plaza Fee mortgage loan and the Waterfront at Port Chester mortgage loan, representing approximately 9.0% and 7.2%, respectively, of the initial pool balance, each of which is secured by a mortgaged property that also secures a pari passu serviced companion loan that is not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for each such mortgage loan have been calculated based on the subject mortgage loan together with the related pari passu serviced companion loan not included in the issuing entity.

With respect to the Hilton Garden Inn W 54th Street mortgage loan, representing approximately 6.8% of the initial pool balance, which is secured by a mortgaged property that also secures a pari passu serviced companion loan and a subordinate B note that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on the subject mortgage loan together with the related pari passu serviced companion loan not included in the issuing entity and without regard to the related subordinate B note.

With respect to the 555 11th Street NW mortgage loan, representing approximately 2.7% of the initial pool balance, which is secured by a mortgaged property that also secures a pari passu non-serviced companion loan and three subordinate B notes that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on the subject mortgage loan together with the related pari passu non-serviced companion loan not included in the issuing entity and without regard to the related subordinate B notes.

B.	Principal Balances
The issuing entity’s primary assets will be seventy-seven (77) mortgage loans with an aggregate principal balance as of the cut-off date (referred to in this free writing prospectus as the “initial pool balance”) of approximately $1,107,324,016. It is possible that the initial pool balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $100,000,000 to approximately $1,946,631, and the mortgage loans had an approximate average balance of $14,380,831.

C.	Fee Simple/Leasehold
Eighty-seven (87) mortgaged properties, representing approximately 95.2% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. One (1) of such eighty-seven (87) mortgaged properties, representing approximately 9.0% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease (or air rights subject to an air rights lease). In this case, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity and is operated as an office property. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates” in this free writing prospectus. Two (2) of such eighty-seven (87) mortgaged properties, representing approximately 7.9% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both the borrower’s leasehold interest in the entire related mortgaged property and on the corresponding fee interest of the ground lessor in such mortgaged property, and in each case we have treated that as simply an encumbered fee interest. Three (3) mortgaged properties, representing approximately 4.3% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a leasehold interest in the entire related mortgaged property. One (1) mortgaged property, representing approximately 0.6% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

D.	Property Types
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by, mortgaged properties operated primarily for each indicated purpose are as described in the table below:

		Property Type	Percentage of Initial Pool Balance	(1)	Number of Mortgaged Properties
		Retail	32.7%		38
		Hospitality	23.0%		11
		Multifamily	10.8%		13
		Office	10.1%		9
		Leased Fee(2)	9.0%		1
		Industrial	6.7%		9
		Mixed Use	4.3%		3
		Self Storage	2.0%		6
		Manufactured Housing	1.3%		1

		(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)
One (1) of the mortgaged properties, representing approximately 9.0% of the initial pool balance by allocated loan amount, is comprised of a fee interest in air rights subject to an air rights lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not collateral for the mortgage loan included in the issuing entity and is operated as an office property.

E.	Property Location
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by mortgaged properties, located in geographic areas with a 5% or greater concentration of mortgaged properties (by allocated loan amount) are as described in the table below:

		Geographic Area	Percentage of Initial Pool Balance	(1)	Number of Mortgaged Properties
		New York	15.3%		5
		California	14.1%		15
		Illinois	13.5%		9
		Texas	13.4%		8
		Pennsylvania	5.2%		5

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

The remaining mortgaged properties are located throughout twenty-two (22) other states and Washington, D.C. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.4% of the initial pool balance.

F.	Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

		●
The most recent scheduled payment of principal and interest on any mortgage loan was not thirty (30) days or more past due, and no mortgage loan had been thirty (30) days or more past due in the twelve-month period immediately preceding the cut-off date.

		●
Four (4) groups of mortgage loans, representing approximately 1.6%, 1.1%, 0.9% and 0.5%, respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed. One (1) of these groups of mortgage loans, representing approximately 1.1% of the initial pool balance, is also cross-collateralized and cross-defaulted. See Appendix I to this free writing prospectus.

		●	Twenty-one (21) mortgaged properties, representing approximately 13.3% of the initial pool balance by allocated loan amount, are each entirely, or almost entirely, leased to a single tenant.

		●	All of the mortgage loans bear interest at fixed rates.

		●
Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

		●
No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

G.	Balloon Loans/ARD Loans
All of the mortgage loans are “balloon loans.” For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the mortgage loan’s stated maturity date or anticipated repayment date, as applicable. As of the cut-off date, one (1) of these balloon loans, representing approximately 9.0% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. Such mortgage loan is structured to encourage the related borrower to repay the mortgage loan in full by the specified date upon which such increase occurs (which is prior to the mortgage loan’s stated maturity date).

H.	Interest Only Loans
As of the cut-off date, six (6) mortgage loans, representing approximately 27.0% of the initial pool balance, currently provide for monthly payments of interest only for their entire terms, and thirty (30) mortgage loans, representing approximately 34.5% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I.	Prepayment/Defeasance/
	Property Release Provisions	As of the cut-off date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

●
Sixty-three (63) mortgage loans, representing approximately 89.2% of the initial pool balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the date of initial issuance of the certificates, to defease the mortgage loan prior to the commencement of an open period by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property (or, in some cases involving a portfolio of mortgaged properties, one or more of those mortgaged properties) from the lien of the mortgage.

●
Twelve (12) mortgage loans, representing approximately 10.1% of the initial pool balance, prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit for a specified period prior to the commencement of an open period voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

●
One (1) mortgage loan, representing approximately 0.5% of the initial pool balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits for a specified period prior to the commencement of an open period both (i) voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus and (ii) the related borrower to defease the related mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
One (1) mortgage loan, representing approximately 0.2% of the initial pool balance, is immediately prepayable and prior to the commencement of an open period permits voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

In addition to the above, the mortgage loans generally (i) permit prepayment at any time (without regard to any lockout period) in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Prepayment Provisions” and “—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” in this free writing prospectus. See also Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

Certain of the mortgage loans also provide for releases of portions of the related real estate collateral in connection with a partial prepayment (without regard to any lockout period) or partial defeasance as described below:

●
Seven (7) mortgage loans, representing approximately 13.1% of the initial pool balance, allow the release of a portion of the real estate collateral for such mortgage loan through a partial defeasance provided that certain conditions are met, after an initial lock-out period of at least two (2) years following the date of the issuance of the certificates, by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the allocated loan amount for the portion of the real estate collateral for such mortgage loan being released.

●
Four (4) mortgage loans, representing approximately 3.3% of the initial pool balance, allow the release of a specified portion of the real estate collateral for each such mortgage loan in connection with a prepayment (which may occur during a period in which voluntary prepayments are otherwise not permitted) of a portion of the outstanding principal balance of the mortgage loan in a specified percentage of the allocated loan amount for such portion of the real estate collateral being released.

●
One (1) mortgage loan, representing approximately 1.3% of the initial pool balance, allows for the release of manufactured or mobile homes owned by the related borrower in connection with the transfer of such homes to a party unrelated to the borrower.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” in this free writing prospectus.

In addition, certain mortgage loans permit the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions.

J.	Mortgage Loan Ranges
	and Weighted Averages		As of the cut-off date, the mortgage loans had the following additional characteristics:

	i.	Mortgage Interest Rates	Mortgage interest rates ranging from 3.166% per annum to 5.150% per annum, and a weighted average mortgage interest rate of approximately 4.266% per annum.

	ii.	Original Terms
Original terms to scheduled maturity (or, if applicable, to an anticipated repayment date) ranging from sixty (60) months to one hundred twenty (120) months, and a weighted average original term to scheduled maturity (or, if applicable, to an anticipated repayment date) of approximately one hundred sixteen (116) months.

	iii.	Remaining Terms
Remaining terms to scheduled maturity (or, if applicable, to an anticipated repayment date) ranging from fifty-nine (59) months to one hundred twenty months (120) months, and a weighted average remaining term to scheduled maturity (or, if applicable, to an anticipated repayment date) of approximately one hundred fifteen (115) months.

	iv.	Remaining
Amortization Terms
Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred four (204) months to three hundred sixty (360) months, and a weighted average remaining amortization term of approximately three hundred forty-six (346) months.

	v.	Loan-to-Value Ratios
Loan-to-value ratios, calculated as described in this free writing prospectus, ranging from 29.1% to 76.2%, and a weighted average loan-to-value ratio, calculated as described in this free writing prospectus, of approximately 67.5%. For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this free writing prospectus based on the estimate of value from a third-party appraisal, which was generally conducted between September 2014 and March 2015.

See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. See also “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vi.	Debt Service
Coverage Ratios
Debt service coverage ratios, determined according to the methodology presented in this free writing prospectus, ranging from 1.29x to 5.49x, and a weighted average debt service coverage ratio, calculated as described in this free writing prospectus, of approximately 1.74x. These calculations are based on underwritten net cash flow and actual debt service of the related mortgage loans as described in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vii.	IO Period UW NCF DSCR
IO Period UW NCF DSCR, determined according to the methodology presented in this free writing prospectus, ranging from 1.67x to 2.55x, and a weighted average IO Period UW NCF DSCR, calculated as described in this free writing prospectus, of approximately 2.02x. thirty (30) mortgage loans, representing approximately 34.5% of the initial pool balance, provide for monthly payments of interest only for a portion of their respective original terms ranging from eighteen (18) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

“IO Period UW NCF DSCR” means, with respect to the related mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated assuming that the amount of the monthly debt service payment considered in the calculation is the average monthly debt service payment during such interest only period. After such interest only period, the debt service coverage ratio will be calculated based on the monthly debt service payments due on such mortgage loan. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

K.	Modified and Refinanced
Mortgage Loans
Fifty-six (56) mortgage loans, representing approximately 70.9% of the initial pool balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan, and twenty-one (21) mortgage loans, representing approximately 29.1% of the initial pool balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property.

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, previously secured an unrelated mortgage loan with an unrelated borrower that was subject to a maturity default and subsequently modified; proceeds of the mortgage loan to be contributed to this securitization were used by the related borrower to acquire such mortgaged property, and the prior borrower retains a 2% non-controlling equity interest in the related borrower.

The mortgaged property identified on Appendix I to this free writing prospectus as Sherwood Gardens, representing approximately 1.2% of the initial pool balance, secured a prior loan that was originated in 2005 with an original principal balance of $20,000,000 and was modified in 2011 to a senior-subordinate note structure consisting of a senior note requiring interest-only payments through its maturity and a subordinate note requiring no debt service payments. The senior note had an initial principal balance of approximately $12,700,011 and an outstanding principal balance of $12,183,075 at the time of its repayment. Proceeds of the related mortgage loan were used to repay the entire outstanding principal balance and accrued interest with respect to such senior note, after which such senior note was extinguished. The subordinate note had an initial principal balance of $5,540,000 and an outstanding principal balance of $5,540,000 at the time of its repayment. Proceeds of the related mortgage loan were used to repay $2,400,089 in respect of principal of the subordinate note, after which such subordinate note was extinguished.

With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dover II Shopping Center, representing approximately 0.9% of the initial pool balance, the related mortgage loan refinanced a prior mortgage loan that was subject to a maturity default due to a closing delay.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Sunrise Lake Village, representing approximately 0.5% of the initial pool balance, proceeds of such mortgage loan were used to refinance a loan, which previous loan was used to acquire the related mortgaged property after it had become an REO property.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, representing approximately 0.5% of the initial pool balance, proceeds of such mortgage loan were used acquire the related mortgaged property after it had become an REO property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this free writing prospectus.

L.	Mortgaged Properties
with Limited or No Operating History
Fifteen (15) of the mortgaged properties, representing approximately 13.8% of the initial pool balance by allocated loan amount, were recently acquired by the related borrower within thirty-six (36) calendar months prior to the cut-off date, and consequently such mortgaged properties do not have, or have limited, historical financial information.

Ten (10) of the mortgaged properties, representing approximately 11.1% of the initial pool balance by allocated loan amount, were recently constructed or renovated within thirty-six (36) calendar months prior to the cut-off date and either have no prior operating history or do not have historical financial information.

Two (2) of the mortgaged properties, representing approximately 0.9% of the initial pool balance by allocated loan amount, do not have, or have limited, historical information due to the mismanagement of a former property manager at each of the related mortgaged properties.

One (1) of the mortgaged properties, representing approximately 4.0% of the initial pool balance by allocated loan amount, has a single tenant with a triple net lease and consequently, historical financial statements or operating statements are not available for such mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this free writing prospectus.

M.	Certain Mortgage Loans with
Material Lease Termination Options
At least one (1) of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans by principal balance, representing approximately 2.7% of the initial pool balance, is secured by mortgaged properties that have leases with material early termination options. See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgage Loans with Material Lease Termination Options” in this free writing prospectus. See also Mortgage Loan No. 8 – 555 11th Street NW” in Appendix III to this free writing prospectus.

N.	Certain Variances from
Underwriting Standards
The mortgage loans to be contributed by Morgan Stanley Mortgage Capital Holdings LLC were originated in accordance with Morgan Stanley Mortgage Capital Holdings LLC’s underwriting standards (or originated in accordance with Morgan Stanley Bank, N.A.’s underwriting standards and acquired from Morgan Stanley Bank, N.A.), except with respect to the mortgage loans secured by the mortgaged properties identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street and 555 11th Street NW, representing approximately 6.8% and 2.7%, respectively, of the initial pool balance, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards” in this free writing prospectus.

The mortgage loans to be contributed by Bank of America, National Association were originated in accordance with Bank of America, National Association’s underwriting standards, except with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, representing approximately 1.3% of the initial pool balance, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

The mortgage loans to be contributed by CIBC Inc. were originated in accordance with CIBC Inc.’s underwriting standards, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” in this free writing prospectus.

The mortgage loans to be contributed by Starwood Mortgage Funding III LLC were originated by its parent entity and the guarantor with respect to its repurchase obligations, Starwood Mortgage Capital LLC (together with its subsidiaries, including Starwood Mortgage Funding III LLC, “Starwood”), in accordance with Starwood underwriting standards except the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, representing approximately 0.5% of the initial pool balance, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators— Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes” in this free writing prospectus.

O.	The A/B Whole Loans, Loan Pairs and
Non-Serviced Loan Combinations
The mortgaged property identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee secures (1) a mortgage loan (referred to in this free writing prospectus as the “300 South Riverside Plaza Fee mortgage loan”) with an outstanding principal balance as of the cut-off date of $100,000,000, representing approximately 9.0% of the initial pool balance, and (2) a pari passu promissory note, which is not included in the issuing entity (referred to in this free writing prospectus as the “300 South Riverside Plaza Fee serviced companion loan” or a “serviced companion loan”), with an outstanding principal balance as of the cut-off date of $67,000,000 and which is currently held by Morgan Stanley Bank, N.A.. The 300 South Riverside Plaza Fee mortgage loan and the related serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “300 South Riverside Plaza Fee loan pair” or a “loan pair.”

The mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester secures (1) a mortgage loan (referred to in this free writing prospectus as the “Waterfront at Port Chester mortgage loan”) with an outstanding principal balance as of the cut-off date of $80,000,000, representing approximately 7.2% of the initial pool balance, and (2) a pari passu promissory note, which is not included in the issuing entity (referred to in this free writing prospectus as the “Waterfront at Port Chester serviced companion loan” or a “serviced companion loan”), with an outstanding principal balance as of the cut-of date of $53,500,000 and which is currently held by Morgan Stanley Bank, N.A.

The Waterfront at Port Chester mortgage loan and the related serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Waterfront at Port Chester loan pair” or a “loan pair.”

The mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street secures (1) a mortgage loan (referred to in this free writing prospectus as the “Hilton Garden Inn W 54th Street mortgage loan”) with an outstanding principal balance as of the cut-off date of $75,000,000, representing approximately 6.8% of the initial pool balance, (2) two pari passu promissory notes, which are not included in the issuing entity (referred to in this free writing prospectus as the “Hilton Garden Inn W 54th Street serviced companion loan” or a “serviced companion loan”), with an aggregate outstanding principal balance as of the cut-of date of $80,000,000 and which is currently held by Morgan Stanley Bank, N.A. and (3) a subordinate note with an outstanding principal balance as of the cut-off date of $20,000,000 (referred to in this free writing prospectus as the “Hilton Garden Inn W 54th Street B note” and a “B note”). The Hilton Garden Inn W 54th Street mortgage loan, the Hilton Garden Inn W 54th Street serviced companion loan and the Hilton Garden Inn W 54th Street B Note are collectively referred to in this free writing prospectus as the “Hilton Garden Inn W 54th Street loan pair” or a “loan pair.”

The Hilton Garden Inn W 54th Street mortgage loan is generally pari passu in right of payment with the Hilton Garden Inn W 54th Street serviced companion loan, and the Hilton Garden Inn W 54th Street mortgage loan and the Hilton Garden Inn W 54th Street serviced companion loan are, together, generally senior in right of payment to the Hilton Garden Inn W 54th Street B note.

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW secures (i) a mortgage loan (referred to in this free writing prospectus as the “555 11th Street NW mortgage loan”) with an outstanding principal balance as of the cut-off date of $30,000,000, representing approximately 2.7% of the initial pool balance, (ii) one (1) pari passu promissory note that has an outstanding principal balance as of the cut-off date of $60,000,000 (referred to in this free writing prospectus collectively as the “555 11th Street NW non-serviced companion loan” or a “non-serviced companion loan”) that is not included in the issuing entity and is currently held by the MSBAM 2015-C21 securitization trust, (iii) a subordinate note (evidenced by a separate note A2) with an outstanding principal balance as of the cut-off date of $30,000,000 (referred to in this free writing prospectus as the “555 11th Street NW MSBAM 2015-C21 trust B note” and a “B note”) that is not included in the issuing entity and is currently held by the MSBAM 2015-C21 securitization trust, and (iv) two subordinate notes (evidenced by a separate note A3 and note B and collectively referred to in this free writing prospectus as the “555 11th Street NW non-securitized B note” and a “B note” and, together, with the 555 11th Street NW MSBAM 2015-C21 trust B note, the “555 11th Street NW B note”) with an aggregate outstanding principal balance as of the cut-off date of $57,000,000 that are not included in the issuing entity and are currently held by Principal Life Insurance Company. The 555 11th Street NW mortgage loan, the 555 11th Street NW non-serviced companion loan and the 555 11th Street NW B note are collectively referred to in this free writing prospectus as a “non-serviced loan combination.” The 555 11th Street NW non-serviced loan combination will be serviced pursuant to the MSBAM 2015-C21 pooling and servicing agreement.

The 555 11th Street NW mortgage loan is generally pari passu in right of payment with the 555 11th Street NW non-serviced companion loan, and the 555 11th Street NW mortgage loan and the 555 11th Street NW non-serviced companion loan are, together, generally senior in right of payment to the 555 11th Street NW B note. The 555 11th Street NW MSBAM 2015-C21 trust B note is generally senior in right of payment to the 555 11th Street NW non-securitized B note. In accordance with the related intercreditor agreement, principal received in respect of the 555 11th Street NW non-serviced loan combination will be applied (i) prior to certain sequential pay events as set forth in the related intercreditor agreement, on a pro rata basis to reduce the principal balances of the 555 11th Street NW mortgage loan, the 555 11th Street NW non-serviced companion loan, the 555 11th Street NW MSBAM 2015-C21 trust B note and the 555 11th Street NW non-securitized B note and (ii) after certain sequential pay events as set forth in the related intercreditor agreement, (x) first, to reduce the principal balances of the 555 11th Street NW mortgage loan and the 555 11th Street NW non-serviced companion loan on a pro rata and pari passu basis, (y) second, to reduce the principal balance of the 555 11th Street NW MSBAM 2015-C21 trust B note and (z) third, to reduce the principal balance of the 555 11th Street NW non-securitized B note, in each case until its principal balance is reduced to zero. Losses with respect to the 555 11th Street NW non-serviced loan combination will be allocated in reverse of the order of priority described in clause (ii) of the preceding sentence. Losses with respect to the other mortgage loans in the mortgage pool will not be allocated to the 555 11th Street NW non-serviced companion loan, the 555 11th Street NW MSBAM 2015-C21 trust B note or the 555 11th Street NW non-securitized B note. As used in this free writing prospectus, the term “mortgage loan” does not include the 555 11th Street NW non-serviced companion loan or the 555 11th Street NW B note. Unless otherwise indicated, numerical and statistical information contained in this free writing prospectus is presented without regard to the 555 11th Street NW B note.

No other mortgage loans have a companion loan or B note associated with them, and all of the mortgage loans (other than the 555 11th Street NW mortgage loan) are being serviced under the pooling and servicing agreement. Accordingly, there are no other “loan pairs,” “non-serviced loan combinations,” “non-serviced mortgage loans” or “non-serviced companion loans” and there are no “A/B whole loans” related to the issuing entity.

For additional information regarding each loan pair and non-serviced loan combination, if any, see “ Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs “ and “—The Non-Serviced Loan Combinations “ in this free writing prospectus.

Advances

A.	P&I Advances
Subject to a recoverability determination described in this free writing prospectus, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for mortgage loans (including any non-serviced mortgage loans) that are included in the issuing entity (net of related master servicing fees). The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment premiums, yield maintenance charges or balloon payments. In addition, the master servicer and the trustee will not be required to make any advance for delinquent mortgage loan payments on any B note, serviced companion loan or non-serviced companion loan. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I advance is made, the master servicer will defer rather than advance its master servicing fee, but will advance the trust advisor fee (but not any trust advisor consulting fee), the certificate administrator fee and the CREFC® license fee.

For an REO property, subject to a recoverability determination described in this free writing prospectus, the required P&I advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired (net of related master servicing fees).

B.	Servicing Advances
Subject to a recoverability determination described in this free writing prospectus, with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related B note (other than the 555 11th Street NW B note) or serviced companion loan, the master servicer and/or the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. Notwithstanding the foregoing, with respect to any non-serviced mortgage loan, which will be serviced pursuant to the terms of the pooling and servicing agreement for another securitization, the master servicer, special servicer and trustee under such other securitization will be the parties required or permitted, as applicable, to make such servicing advances.

C.	Interest on Advances
All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal. All servicing advances made by the applicable master servicer, special servicer or trustee with respect to a non-serviced mortgage loan under a pooling and servicing agreement pursuant to which the related non-serviced loan combination is being serviced will also accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal.

D.	Back-up Advances
Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights, as the master servicer.

E.	Recoverability
None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer or the trustee, as the case may be, reasonably determines that the advance would not be recoverable out of collections on the related mortgage loan (or, in the case of servicing advances made on any loan pair, out of collections on such loan pair). In addition, the master servicer and the trustee may not make any advance if the special servicer determines in accordance with the servicing standard that such advance, if made, would be nonrecoverable. The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability, and the master servicer will be entitled to rely conclusively on any determination by the special servicer of nonrecoverability, with respect to any advance.

F.	Advances During an Appraisal
Event
The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds

90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this free writing prospectus. If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of the related mortgage loan. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs related to the issuing entity, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance; provided, that with respect to the Hilton Garden Inn W 54th Street loan pair, any such appraisal reduction will be allocated first, to the Hilton Garden Inn W 54th Street B note, and then, to the Hilton Garden Inn W 54th Street mortgage loan and the Hilton Garden Inn W 54th Street serviced companion loan, pro rata according to their respective principal balances. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

If there are any non-serviced mortgage loans included in the mortgage pool, any appraisal reduction in respect of such non-serviced mortgage loan will be calculated by the applicable servicer under, and will be allocated as set forth in, the related non-serviced mortgage loan pooling and servicing agreement. See”Description of the Mortgage Pool—Non-Serviced Loan Combinations “ in this free writing prospectus.

See “Description of the Offered Certificates—Advances “ and “ —Appraisal Reductions” in this free writing prospectus.

Additional Aspects of Certificates

Ratings
The certificates offered to you will not be issued unless each of the classes of certificates being offered by this free writing prospectus receives the respective ratings identified on the cover page of this free writing prospectus from Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.

A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies engaged by the depositor is expected to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that any rating agencies will perform ratings surveillance.

Additionally, nationally recognized statistical rating organizations that we have not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the rating agencies engaged by the depositor to rate certain classes of certificates may issue unsolicited credit ratings on one or more classes of certificates that it was not engaged to rate upon initial issuance, in each case relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued with respect to any particular class of certificates, we cannot assure you that they will not be lower than the rating(s) assigned by any of the rating agencies engaged by the depositor to rate that class of certificates on the closing date. The issuance of any such unsolicited ratings with respect to any particular class of certificates that are lower than the rating(s) assigned to it by any of the engaged rating agencies on the closing date may negatively impact the liquidity, market value and regulatory characteristics of that class of certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those rating agencies at that time, the depositor selected three (3) of them to rate some or all of the classes of offered certificates and certain classes of the privately offered certificates (although each such engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Likewise, the decision to engage one or more of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Had the depositor selected other rating agencies to rate the offered certificates or had it engaged Moody’s Investors Service, Inc., Fitch Ratings, Inc.

and/or Kroll Bond Rating Agency, Inc., as applicable, to rate those other classes of certificates, the depositor cannot assure you as to the ratings that such rating agencies would have ultimately been assigned to those classes of certificates. In addition, the decision not to engage one or more of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

See “Risk Factors” and “Yield, Prepayment and Maturity Considerations “ in this free writing prospectus. Also see “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for a further discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

Repurchase or Substitution
Each mortgage loan seller will make those certain representations and warranties listed in Appendix V to this free writing prospectus with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Repurchases and Other Remedies,” then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity or replace the affected mortgage loan with another mortgage loan; provided, that such obligations of Starwood Mortgage Funding III LLC will be guaranteed by Starwood Mortgage Capital LLC under the related mortgage loan purchase agreement. Any such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the issuing entity by the holder of a B note, serviced companion loan or mezzanine loan under certain circumstances. See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (other than any non-serviced mortgage loan) if it determines in accordance with the servicing standard that such a sale would be in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender), and the special servicer is required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole). The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this free writing prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

In addition, with respect to the mortgage loans secured by the mortgaged properties identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee, Waterfront at Port Chester and Hilton Garden Inn W 54th Street, representing approximately 9.0%, 7.2% and 6.8%, respectively, of the initial pool balance, if any such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, if the related non-serviced companion loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2015-C21 pooling and servicing agreement determines to sell such non-serviced companion loan, such special servicer will be required to sell the 555 11th Street NW mortgage loan together with the related non-serviced companion loan and the 555 11th Street NW MSBAM 2015-C21 trust B note as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2015-C21 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans—Matters Relating to A/B Whole Loans and Loan Pairs” in this free writing prospectus.

Pursuant to the pooling and servicing agreement, if title to any REO property is acquired by the issuing entity or its nominee in respect of any mortgage loan (other than any non-serviced mortgage loan), the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note (other than the 555 11th Street NW B note), for the certificateholders and the holder of such serviced companion loan or B note, as a collective whole taking into account the subordinate nature of any related B note), but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as such period may be extended under certain circumstances), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another interested person) in accordance with the servicing standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” in this free writing prospectus.

Optional Termination
On any distribution date, if the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial pool balance, the holders of a majority of the most subordinate class of certificates (other than the Class V and Class R Certificates) outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the corresponding portion of the Class PST Certificates representing an interest in the trust component bearing the same alphabetic designation), the special servicer, the master servicer and any holder of a majority interest in the Class R Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this free writing prospectus. Exercise of this option would terminate the issuing entity and retire the then outstanding certificates.

In addition, if at any time (i) the aggregate certificate principal balances or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class PST, Class C and Class D Certificates

have been reduced to zero and (ii) there is only one holder (or a group of holders acting in unanimity) of all the outstanding certificates (excluding the Class V and Class R Certificates), such certificateholder will have the right to exchange all of its certificates (other than the Class V and Class R Certificates) for the mortgage loans and each REO property remaining in the issuing entity if such certificateholder makes a payment to the master servicer as described under “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

Denominations
The offered certificates (other than the Class X-A Certificates) will be initially offered and sold in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be initially offered and sold in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Registration, Clearance and Settlement
Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this free writing prospectus. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company (commonly known as DTC), Clearstream Banking, société anonyme (commonly known as Clearstream) or the Euroclear System (commonly known as Euroclear) or through participants in DTC, Clearstream or Euroclear.

You may hold your certificates through:

● DTC in the United States; or

● Clearstream or Euroclear in Europe.

Transfers within DTC, Clearstream or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Clearstream or Euroclear will be effected in DTC through the relevant depositories of Clearstream or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, if we notify DTC of our intent to terminate the book-entry system and, upon receipt of notice of such intent from DTC, the participants holding interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of DTC, Clearstream or Euroclear on or about the closing date.

Tax Status.
For federal income tax purposes, the issuing entity will consist of a grantor trust and one or more real estate mortgage investment conduits, each a REMIC, arranged in a tiered structure. The highest REMIC will be referred to as the Upper-Tier REMIC and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a Lower-Tier REMIC. Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure, and a single residual interest. The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans (other than the entitlement to any Excess Interest (as defined under “Material Federal Income Tax Consequences” in this free writing prospectus)) and any other assets designated in the pooling and servicing agreement. The Upper-Tier REMIC will issue multiple classes of regular interests and a single residual interest. Except for the Class A-S, Class B, Class PST, Class C, Class V and Class R Certificates, all of the certificates will represent regular interests in the Upper-Tier REMIC.

The Class A-S, Class B, Class PST and Class C Certificates will represent undivided beneficial ownership interests, held through the grantor trust, in one or more of the Class A-S, Class B and Class C trust components. Each of the Class A-S, Class B and Class C Certificates will represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PST Certificates will represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange as described under “Description of the Offered Certificates—Exchangeable Certificates”, the percentage ownership interests of the certificates received in such exchange (as a percentage of the Class A-S, Class B and Class C trust components) will increase, and the percentage ownership interests of the surrendered certificates (as a percentage of the Class A-S, Class B and Class C trust components) will correspondingly decrease.

The Class V Certificates will represent an undivided beneficial ownership interest, held through the grantor trust, in certain excess interest collected on mortgage loans with anticipated repayment dates, if any. The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

The certificates that represent direct ownership of regular interests in the Upper-Tier REMIC are referred to herein as the REMIC Regular Certificates. The REMIC Regular Certificates and the Class A-S, Class B and Class C trust components (which are held in the grantor trust and beneficially owned by the holders of the Class A-S, Class B, Class PST and Class C Certificates) will be designated as the regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the certificates include:

	●	the regular interests will be treated as newly originated debt instruments for federal income tax purposes;

	●	beneficial owners of regular interests will be required to report income on the regular interests in accordance with the accrual method of accounting;

	●	the Class [_], Class [_]and Class [_] Certificates will be issued at a premium for federal income tax reporting purposes; and

	●	the Class [_], Class [_] and Class [_] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the attached prospectus.

Considerations Related to Title I
of the Employee Retirement
Income Security Act of 1974
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (referred to herein as the Code), or governmental plans (as defined in Section 3(32) of ERISA) or non-U.S. plans (as described in Section 4(b)(4) of ERISA) that are subject to any federal, state, local or non-U.S. law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law. The U.S. Department of Labor has granted an administrative exemption to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which the underwriters serve as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. The depositor expects that the exemptions granted to the predecessor of Morgan Stanley & Co. LLC and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated will generally apply to the offered certificates, provided that certain conditions are satisfied. See “Certain ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the attached prospectus.

Legal Investment
The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this free writing prospectus) under the Dodd-Frank Act.

See “Legal Investment” in this free writing prospectus and in the attached prospectus.

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RISK FACTORS

You should carefully consider the risks involved in owning a certificate before purchasing an offered certificate. Among other risks, the payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the offered certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus attached hereto as Exhibit A under “Risk Factors,” summarize material risks relating to your certificates. Additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk of material variability in the yield to maturity and the aggregate amount and timing of distributions on the offered certificates, which gives rise to the potential for significant loss over the life of the offered certificates. An investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Risks Related to Market Conditions

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate, have resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies. Any continued downturn would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. In the event of default by borrowers under the mortgage loans, holders of the offered certificates may suffer a partial or total loss of their investment.

A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing in the near future. The lack of credit liquidity, decreases in the value of commercial properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In light of the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and in the prospectus attached hereto as Exhibit A are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Factors not directly relating to the offered certificates or the underlying mortgage loans may nevertheless cause the market value of the offered certificates to decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors. The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code or by agreement with their creditors. Any of the circumstances described above may lead to further volatility in or disruption of the credit markets.

Other Events May Affect Your Investment. Moreover, other types of events may affect general economic conditions and financial markets and therefore may adversely affect the performance of the mortgage loans and the performance of the offered certificates:

●
Wars, revolutions, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

●
Trading activity associated with indices of commercial mortgage-backed securities may drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

●
The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in current interest rates.

See “Risk Factors—Risks Related to the Offered Certificates—Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates” below.

Risks Related to the Mortgage Loans

Your Investment Is Not Insured or Guaranteed and Your Source for Repayments Is Limited to Payments Under the Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the nonrecourse carve-outs.  However, such a guaranty may often be limited.

In addition, in connection with the origination of certain mortgage loans, the related borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  Such a guaranty may also be permitted in lieu of funding a reserve or providing an irrevocable letter of credit in the future.  As among the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, Rockrose General Equities L.L.C. provided a guaranty of (1) the related borrower’s tenant improvement allowance and building improvement obligations contained in the Latham & Watkins LLP lease, (2) any unpaid leasing commissions owed with respect to the Latham & Watkins LLP lease and (3) any principal and interest on the loan in an amount limited to the remaining rent abatements in the Latham & Watkins LLP lease in lieu of the related borrower making payments to the reserve funds;

A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan.  As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.

The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

The mortgage loans are secured by various types of income-producing multifamily, commercial and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Repayment of mortgage loans secured by cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties” in the prospectus attached hereto as Exhibit A.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of any such assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” below.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of Our Other Trusts

As a result of the distinct nature of each pool of commercial mortgage loans and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information“). Because of the highly heterogeneous nature of the mortgaged properties securing the mortgage loans in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans Are Secured By Mortgaged Properties That Have a Limited Operating History or Do Not Have Historical Financial Information

100% of the mortgage loans were originated within the twelve (12) months prior to the cut-off date.  The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened and/or recently acquired and, as such, have a limited operating history or do not have historical financial information. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason under their current use. For example:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures;

●
a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, such as use and other restrictions imposed by a condominium declaration or a related ground lease;

●
certain properties may be subject to certain restrictions in order to remain eligible for low income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses;

●	zoning or other restrictions, including the designation of a property as a historical landmark, may prevent alternative uses;

●	movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters; and

●
properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws, which may include non-operation of the subject property for a period of time.

For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Bozzuto’s Distribution Center, representing approximately 4.0% of the initial pool balance, 30.8% of the net rentable square footage of such mortgaged property is operated as a refrigerated cold storage facility.  Cold storage facilities may have unique risks such as short term leases due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

With respect to any such mortgaged properties, conversion could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. The liquidation value of such a mortgaged property may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses, and as a result, less funds would be available for distributions on your certificates.

Certain Risks of Restaurant Tenants.  Certain of the mortgaged properties may include tenants that operate as restaurants.  Twenty-one (21) mortgaged properties, securing approximately 14.9% of the initial pool balance by allocated loan amount, have a restaurant that is among the five (5) largest tenants at the related mortgaged property.  See Appendix I to this free writing prospectus.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Certain of the mortgaged properties may include tenants that operate as health clubs, fitness centers or exercise studios.  Seven (7) mortgaged properties, securing approximately 12.5% of the initial pool balance by allocated loan amount, have a health club, fitness center or exercise studio that is among the five (5) largest tenants at the related mortgaged property.  See Appendix I to this free writing prospectus.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs, fitness centers and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club, fitness center or exercise studio consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants.  Certain of the mortgaged properties may include tenants that operate as movie theaters.  Two (2) mortgaged properties, securing mortgage loans representing approximately 9.9% of the initial pool balance, have a movie theater that is among the five (5) largest tenants at the related mortgaged property.  See Appendix I to this free writing prospectus.  Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  Decreasing attendance at a theater could also adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy.

Certain Risks of Medical or Dental Office Tenants.  Certain of the mortgaged properties may be operated in whole or in part as medical or dental offices.  Twelve (12) mortgaged properties, securing approximately 7.4% of the initial pool balance by allocated loan amount, have a medical or dental office that is among the five (5) largest tenants at the related mortgaged property.  See Appendix I to this free writing prospectus.  In addition, tenants at certain of the office properties may operate as medical or dental offices.  The performance of a medical or dental office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, issues related to reimbursement (ranging from nonpayment to delays in payment) from private or government-sponsored insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Retail Bank Branches.  Certain of the mortgaged properties may include tenants that operate as bank branches. Five (5) mortgaged properties, securing mortgage loans representing approximately 5.2% of the initial pool balance, have a bank branch that is among the five (5) largest tenants at the related mortgaged property.  See Appendix I to this free writing prospectus.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Student Housing Facilities.  Certain of the mortgaged properties may be operated in whole or in part as student housing facilities.  One (1) mortgaged property, securing a mortgage loan representing approximately 0.5% of the initial pool balance, is operated in whole or in part as a student housing facility.  See Appendix I to this free writing prospectus.  Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing.  Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender.  In addition, more time may be required to re-lease a larger tenant’s space, and substantial capital costs may be incurred to make the space appropriate for replacement tenants.   We cannot provide assurances that any major tenant will continue to perform its obligations under its lease or that if it fails to perform, a replacement tenant could be readily found.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property.  Such fluctuations may have a particularly impact the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases.  We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures.  For example, (i) on March 6, 2014, Staples announced its plan to close as many as 225 of its 1,846 stores in North America by the end of 2015 in order to cut $500 million in costs and (ii) on March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015.  One or more of such companies may be an anchor, shadow anchor or large tenant at, or with respect to, certain mortgaged properties.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Columbus Commons, representing approximately 2.5% of the initial pool balance, Best Buy is the second largest tenant at the related mortgaged property, representing approximately 24.2% of the net square footage.  In addition, with respect to the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Bowman Station and Chenal Place Shopping Center, representing approximately 2.0% of the initial pool balance, Best Buy is a shadow anchor.  In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Chenal Place Shopping Center, representing approximately 1.3% of the initial pool balance by allocated loan amount, Staples is the second largest tenant at the related mortgaged property, representing approximately 23.7% of the net square footage.  We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space.  See “—A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties—Competition May Adversely Affect the Performance of the Mortgaged Property” herein.

Twenty-one (21) of the mortgaged properties, representing approximately 13.3% of the initial pool balance by allocated loan amount, are entirely, or almost entirely, leased to a single tenant.  In addition, some of the tenants at the mortgaged properties (including sole tenants or other significant concentrations of tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date, and such expirations or terminations may not have been addressed by escrow requirements or other mitigating provisions.  See Appendix I to this free writing prospectus for the lease expiration dates for each of the five (5) largest tenants by square footage with respect to each retail, office, industrial and mixed use mortgaged property.  Even if none of the top five (5) tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan.  Six (6) of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans, representing approximately 17.9% of the initial pool balance, are secured by retail, office, industrial and/or mixed use mortgaged properties at which more than 50% of the leases by net rentable area expire during the term of the related mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the borrower tenant is a tenant under a master lease with the borrower, under which the affiliated tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Bozzuto’s Distribution Center, representing approximately 4.0% of the initial pool balance, the sole tenant at the related mortgaged property, Bozzuto’s, Inc., is an affiliate of the related borrower.  In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ayrsley Town Center, representing approximately 2.5% of the initial pool balance, the second-largest tenant, Piedmont Social Club, representing approximately 11.0% of the net square footage, is an affiliate of the related borrower.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.” There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.  In these cases, an issue with a particular tenant could have a disproportionately large impact on the mortgage pool and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry or entity could also have a disproportionately large impact on the mortgage pool.

Please see Appendix III to this free writing prospectus for more information on any of the mortgaged properties related to the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Certain mortgage loans require reserves for tenant improvements and leasing commissions, which may serve to defray some of, but not necessarily all of, those costs.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

A Concentration of Mortgage Loans in the Mortgage Pool Increases the Sensitivity to Loss Which Could Reduce Payments on Your Certificates

The three (3) largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 9.0%, 7.2% and 6.8% respectively, of the initial pool balance.  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the aggregate represent approximately 47.9% of the initial pool balance.  Each of the other mortgage loans in the mortgage pool represents no more than approximately 2.3% of the initial pool balance. See Appendix III to this free writing prospectus for more information on the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans.

A Concentration of Mortgage Loans with the Same or Related Borrowers Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

Four (4) groups of mortgage loans, representing approximately 1.6%, 1.1%, 0.9% and 0.5%, respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.  The mortgage loans secured by the mortgaged properties identified on Appendix I to this free writing prospectus as Walgreens - Clifton Park, NY and Shopper’s World Outlots, representing approximately 0.6% and 0.5%, respectively, of the initial pool balance, are also cross-collateralized and cross-defaulted.

Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

●
financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property;

●	the quality and experience of the persons or entities who control the borrower as operators of commercial real estate may affect all related mortgaged properties;

●
the  owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans; and

●
the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For more information regarding risks associated with cross-collateralization arrangements, see “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus attached hereto as Exhibit A.

See “Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the prospectus attached hereto as Exhibit A.

A Concentration of Mortgaged Properties in a Limited Number of Locations May Adversely Affect Payments on Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in twenty-seven (27) different states and Washington, D.C.   Approximately 15.3%, 14.1%, 13.5%, 13.4% and 5.2% of the mortgaged properties, by allocated loan amount, are located in New York, California, Illinois, Texas and Pennsylvania, respectively; concentrations of mortgaged properties in other states do not exceed 4.4% of the initial pool balance.  Approximately 14.1%, 13.4%, 3.6%, 2.4%, 0.8%, and 0.5% of the mortgaged properties by allocated loan amount are located in California, Texas, North Carolina, Florida, Georgia and Louisiana, respectively, and may be more susceptible to special hazards that may not be adequately covered by insurance (such as earthquakes, flooding and hurricanes).  The mortgage loans generally do not require any borrowers to maintain earthquake insurance.  Mortgaged properties located in coastal areas, including, but not limited to, Texas, North Carolina, Florida, Georgia and Louisiana, also may be more generally susceptible to hurricanes.  Over the past several years, hurricanes in the Gulf Coast region of the United States have resulted in severe property damage as a result of the high winds and associated flooding.  The mortgage loans do not all require flood insurance unless the related mortgaged properties are in a flood zone and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  We cannot assure you that the economies in such impacted areas would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up would not have a material adverse effect on the local or national economy.  If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the prospectus attached hereto as Exhibit A.

A Concentration of Mortgage Loans with the Same Property Types Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial pool balance by allocated loan amount:

●	retail properties represent approximately 32.7%;

●	hospitality properties represent approximately 23.0%;

●	multifamily properties represent approximately 10.8%;

●	office properties represent approximately 10.1%;

●	leased fee properties represent approximately 9.0%;

●	industrial properties represent approximately 6.7%;

●	mixed use properties represent approximately 4.3%;

●	self storage properties represent approximately 2.0%; and

●	manufactured housing properties represent approximately 1.3%.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties

Thirty-eight (38) of the mortgaged properties, representing approximately 32.7% of the initial pool balance by allocated loan amount, are retail properties.  Certain other mortgaged properties, although not characterized as retail properties in this free writing prospectus, may have a retail component.  The quality and success of a retail property’s tenants significantly affect the property’s value.  The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns.  A borrower’s ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.  Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus attached hereto as Exhibit A.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on the related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  Seventeen (17) of the mortgaged properties, representing approximately 22.7% of the initial pool balance by allocated loan amount, are properties considered by the applicable mortgage loan seller to be leased in whole or in part to or are occupied by anchor tenants.

Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Several mortgaged properties securing mortgage loans in the mortgage pool have anchor tenants whose leases expire during the term of the related mortgage loan.  See Appendix I to this free writing prospectus.  Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired.

There may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchors and/or major tenants are either not operated or fail to meet certain business objectives. See also “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates,” “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” and “—Risks of Lease Early Termination Options” in this free writing prospectus.

Competition May Adversely Affect the Performance of the Mortgaged Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, competing retail properties may be located or built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Significant Concentration of Hospitality Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Hospitality Properties

Eleven (11) of the mortgaged properties, representing approximately 23.0% of the initial pool balance by allocated loan amount, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

●	location of property and proximity to transportation, major population centers or attractions;

●
adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room, reduce occupancy levels and reduce the demand for conference and other venue space at the related property;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	franchise affiliation (or lack thereof);

●	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur;

●	a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

●	changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	suitability for a particular occupant or category of occupants;

●	building design and adaptability; and

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions, natural disasters and competition more quickly than are other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

The availability of competing hospitality properties may also have an effect on the financial performance of such mortgaged properties, and consequently, on the related borrower’s ability to repay its mortgage loan.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dallas Marriott Las Colinas, securing a mortgage loan representing approximately 6.0% of the initial pool balance, the appraisal identified one new proposed competitive 350-room hotel less than one mile from the mortgaged property in the early development stages with an estimated opening date in 2017.

The Performance of a Hospitality Property Depends in Part on the Performance of its Franchisor or Management Company. A hotel property securing a mortgage loan may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence, reputation and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management agreement.

Certain franchise agreements or management agreements may expire or grant the franchisor a termination right that is exercisable during the term of the related mortgage loan or soon thereafter, and there can be no assurance that they can be renewed.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Dallas Marriott Las Colinas, representing approximately 6.0% of the initial pool balance, the related franchise agreement expires during the term of the mortgage loan.  In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Doubletree by Hilton Hotel Chicago - Alsip, representing approximately 1.5% of the initial pool balance, the related franchise agreement is scheduled to expire on June 30, 2016, however, the related borrower reported that it is currently in negotiations with the franchisor to renew the franchise for a period of fifteen (15) years.

In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor. Further, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers.

Any provision in a franchise agreement or management agreement providing for termination because of the bankruptcy of a franchisor or manager generally will not be enforceable. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  In these circumstances, the terms of the related mortgage loan will often require the establishment of reserves in connection with any of those repairs and/or renovations.  However, we cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.  In addition, the related borrower with respect to such mortgaged property has the right to replace the existing license agreement with an alternative license or franchise agreement.

In addition, in certain cases, mortgaged properties may not be, or in the future may no longer be, affiliated with a franchise under a franchise agreement.  The lack of a nationally recognized franchise may impact occupancy and revenue as the related mortgaged property does not have the benefit of a nationally linked reservation system or the marketing benefits which come from association with a nationally recognized franchisor.

In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dallas Marriott Las Colinas, securing a mortgage loan representing approximately 6.0% of the initial pool balance, Marriott International, Inc. (“Marriott” ) has a right of first refusal pursuant to an unrecorded franchise agreement, to purchase or lease the related mortgaged property in the event that the owner of the related mortgaged property elects to sell, lease or otherwise transfer the mortgaged property to a competitor of Marriott.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus attached hereto as Exhibit A.

Mortgaged Properties with Condominium Ownership Could Adversely Affect Payments on Your Certificates

Four (4) of the mortgage loans, representing approximately 9.3% of the initial pool balance, are secured in whole or in part by the related borrower’s fee simple or leasehold interest in one or more condominium units (including, solely for purposes of the discussions herein relating to condominiums, planned unit developments).  The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. If an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien is generally extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not secured by condominiums. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not secured by condominiums.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester, representing approximately 7.2% of the initial pool balance, the three-floor parking garage located on the mortgaged property is owned in a condominium structure with the Metropolitan Transportation Authority (“MTA”) whereby the related borrower owns the first and third floors and the MTA owns the second floor. The borrower’s unit (Unit A) comprises 73.8% of the common interests and provides the borrower control over 66.7% of the Board of Managers of the related condominium.  The MTA reimburses the borrower annually for its pro-rata share of operating expenses associated with the parking garage.  The borrower has control over all decisions and actions of the related condominium, other than decisions to terminate the condominium regime and amending the condominium documents, which decisions and actions require the consent of all condominium unit owners.

For additional information related to the mortgaged properties primarily secured by the related borrower’s fee simple ownership interest in one or more condominium units, please see Appendix I to this free writing prospectus.

A Significant Concentration Of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

Thirteen (13) of the mortgaged properties, representing approximately 10.8% of the initial pool balance by allocated loan amount, are multifamily properties.  A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building, such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities provided at the property;

●	the property’s reputation;

●	the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties;

●	adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

●
the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

●
in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	state and local regulations (which may limit the ability to increase rents);

●	government assistance/rent subsidy programs (which may influence tenant mobility); and

●	national, state or local politics.

State Regulation and Rent Control Ordinances May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Limitations and Restrictions Imposed by Affordable Housing Covenants, Federal Housing Subsidies, Rent Stabilization Programs or Similar Programs May Result in Losses on Mortgage Loans. Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Government Subsidies and Federal Statutes May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Office Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Office Properties

Nine (9) of the mortgaged properties, representing approximately 10.1% of the initial pool balance by allocated loan amount, are office properties. A large number of factors may affect the value of these office properties, including:

●	the quality of an office building’s tenants;

●
the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

●	adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

●	the availability of parking;

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates” above. See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus attached hereto as Exhibit A.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

One (1) of the mortgaged properties, representing approximately 9.0% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not collateral for the mortgage loan included in the issuing entity and is operated as an office property (in the case of the 300 South Riverside Plaza Fee mortgaged property).

Land subject to a ground lease (or air rights subject to an air rights lease) presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such related borrower will only receive the rental income from the ground lease (or air rights lease) and not from the operation of any related improvements. Any default by the lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan. While ground leases (or air rights leases) may contain certain restrictions on the use and operation of the related mortgaged property, the lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. The lessee is commonly permitted to mortgage its leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease (or air rights lease), the leasehold lender will often have notice and cure rights with respect to material defaults under the lease. In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the lessee’s use of the premises because that use is a source of revenue for the payment of rent under the ground lease (or air rights lease). See “—A Significant Concentration of Office Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Office Properties” above.

A Significant Concentration of Industrial Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Industrial Properties

Nine (9) of the mortgaged properties, representing approximately 6.7% of the initial pool balance by allocated loan amount, are industrial properties. Various factors may adversely affect the economic performance of this industrial property, which could adversely affect payments on your certificates, including:

●	quality of tenant;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	increased supply of competing industrial space because of relative ease in constructing buildings of this type;

●	a property becoming functionally obsolete;

●	insufficient supply of labor to meet demand;

●	changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

●	location of the property in relation to access to transportation;

●	suitability for a particular tenant;

●	building design and adaptability;

●	expense to convert a previously adapted space to another use;

●	a change in the proximity of supply sources; and

●	environmental hazards.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. Also, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Mixed Use Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Mixed Use Properties

Three (3) of the mortgaged properties, representing approximately 4.3% of the initial pool balance by allocated loan amount, are mixed use properties. Such mixed use mortgaged properties consist of office, retail, self storage, industrial and other components and as such, the mortgage loans secured by such mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property. See “—The Operation of Commercial Properties Is Dependent Upon Successful Management” in this free writing prospectus.

A Significant Concentration of Self Storage Facilities in the Mortgage Pool Will Subject Your Investment to the Special Risks of Self Storage Facilities

Six (6) of the mortgaged properties, representing approximately 2.0% of the initial pool balance by allocated loan amount, are self storage properties. Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Manufactured Housing Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Manufactured Housing Properties

One (1) of the mortgaged properties, representing approximately 1.3% of the initial pool balance by allocated loan amount, are manufactured housing properties. Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing mortgaged properties may require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of such manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates

Three (3) mortgaged properties, representing approximately 4.3% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a leasehold interest, which may be a space lease or air rights lease, in the entire related mortgaged property. Two (2) mortgaged properties, representing approximately 7.9% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both the fee and leasehold interests in the entire related mortgaged property, and in each case we have treated that as simply an encumbered fee interest. One (1) mortgaged property, representing approximately 0.6% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant risk with respect to leasehold mortgage loans is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security interest in the leasehold estate. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain of the mortgaged properties are also subject to various use restrictions imposed by a related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Ground leases securing the mortgaged properties may provide that the ground rent payable under the ground lease increases or otherwise varies during the term of the lease. Any such increases or rent variations may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease (or space lease or air rights lease) rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Tenancies in Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery

Borrowers under eight (8) mortgage loans, representing approximately 13.2% of the initial pool balance, own the related mortgaged properties as tenants in common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Even if the related tenant-in-common borrower has waived its right to partition, which would reduce the risk of partition, there can be no assurance that, if challenged, any such waiver would be enforceable. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Code, these borrowers generally are restricted in their ability to actively operate a property, including with respect to loan work outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Certain of the mortgage loans may not expressly prohibit transfers of ownership interests in the related borrower to entities structured as tenants-in-common and/or Delaware statutory trusts, however, other conditions are typically required to be satisfied in connection with any such transfer, including, but not limited to one or more of the following: (i) that the lender receive rating agency confirmation in connection with such transfer; (ii) that the transferee be a special purpose entity; (iii) that the transferee be affiliated with the borrower; and/or (iv) that the lender or its counsel approve of the organizational documents of the transferee.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Under certain circumstances, governmental authorities could assert that a mortgage could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well. Such taxes, interest and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Pathmark - Linden, securing a mortgage loan representing approximately 1.2% of the initial pool balance, both the parent and the lease guarantor of the sole tenant, identified on Appendix I to this free writing prospectus as “Pathmark” and representing approximately 100% of the net square footage, emerged from Chapter 11 bankruptcy in 2012. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.

In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

See “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the attached prospectus.

Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. For example:

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester, representing approximately 7.2% of the initial pool balance, the related Phase I environmental assessment stated that the mortgaged property was historically used as a manufactured gas plant from the late nineteenth century through 1910. Remediation of the former site of the manufactured gas plant was completed in 2006 under the oversight of the relevant governmental authorities. In connection with such remediation, a deed restriction is required as well as ongoing monitoring in compliance with a site management plan approved by the relevant governmental authorities. Such ongoing compliance during the term of the site management plan is estimated to cost approximately $50,000 and a reserve in the amount of $62,500 was established at origination with respect to such costs.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Sherwood Gardens, representing approximately 1.2% of the initial pool balance, the related Phase I environmental assessment identified two recognized environmental conditions arising from the presence of residual tetrachloroethylene (“PCE”) in on-site soils associated with the dry cleaning operations of two prior tenants, one located at 1035 North Main Street from as early as 1974 through at least 1984 (the “1035 Tenant”) and the other at 1057 North Main Street from as early as 1989 through at least 2006 (the “1057 Tenant”). With respect to the 1035 Tenant, the Monterey County Health, Environmental Health Bureau ultimately concluded that the residual PCE concentration in soil beneath the 1035 Tenant’s former unit was not impacting the environment or public health but that further work may be required in order to lower the soil gas concentration of PCE, noting the results of a previous gas study showing a concentration of PCE above the California Human Health Screening Level (the “CHHSL”). With respect to the 1057 Tenant’s operations, a July 1997 soil gas survey identified trace levels of PCE and daughter products in one soil gas sample and low levels of chlorinated organic compounds in other gas soil samples, and a 1998 investigation identified trace levels of PCE in soil gas beneath the 1057 Tenant’s former unit. In addition, a 2011 soil sample study identified PCE at a concentration above the CHHSL but recommended no further investigation with respect to the 1057 Tenant’s prior operations. The Phase I environmental assessment obtained in connection with the origination of the mortgage loan estimated clean-up costs associated with the 1035 Tenant’s and 1057 Tenant’s prior operations in an amount not to exceed $1 million in a worst-case scenario. The mortgaged property is covered under an environmental insurance policy in the amount of $1 million naming the related lender as the insured.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Lakeview Plaza (which is one of the Chicago Retail Portfolio mortgaged properties), representing approximately 0.2% of the initial pool balance by allocated loan amount, the related environmental consultant reported a former dry cleaning operation at the mortgaged property from 1987 through at least 2000 and possibly up to 2011, which operation included the use of PCE. Based on, among other things, the duration of the former dry cleaning operations and the lack of previous subsurface investigations, the former dry cleaning operation has been identified by the environmental consultant as a recognized environmental condition. In lieu of conducting a Phase II environmental assessment, the borrower provided an environmental insurance policy from Steadfast Insurance Company in the amount of $1,000,000, which policy is scheduled to expire in March 24, 2025, plus a three-year tail.

Any potential liability with respect to any such mortgaged property or any other mortgaged property could reduce or delay payments on the certificates.

100% of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed.

If the foregoing environmental site assessments revealed any such circumstances or conditions with respect to the related mortgaged property, then generally, with certain exceptions, one or more of the following was the case:

●	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

●
if the only environmental condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the environmental site assessment recommended only the implementation of an operations and maintenance program, which the related borrower is required to do;

●
the identified environmental condition was remediated, abated or contained in all material respects and, if and as appropriate, a no further action, completion or closure letter was obtained from the applicable governmental regulatory authority (or such governmental authority listed the condition as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required);

●	the related mortgaged property is insured under a qualified policy of insurance against certain losses arising from such circumstances or conditions;

●
a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition; or

●	a party related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects is required to take action.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

Certain mortgaged properties have environmental insurance coverage. For example:

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, the related borrower has an environmental insurance policy from Chartis Specialty Insurance Company with a policy limit of $10,000,000 per occurrence and $20,000,000 in the aggregate with a $100,000 deductible. The current policy expires on March 31, 2019.

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Chicago Retail Portfolio, representing approximately 1.3% of the initial pool balance, in lieu of conducting a Phase II environmental assessment, the related lender obtained an environmental insurance policy from Steadfast Insurance Company in the amount of $1,000,000 and with a term that expires on March 24, 2025 to cover potential clean-up costs associated with the dry cleaning operations of a former tenant at one of the mortgaged properties securing the related mortgage loan.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Sherwood Gardens, representing approximately 1.2% of the initial pool balance, the related lender obtained an environmental insurance policy from Steadfast Insurance Company in the amount of $1,000,000 and with a term that expires on March 4, 2025 to cover potential clean-up costs, projected not to exceed $1,000,000, associated with the dry cleaning operations of two former tenants.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Holiday Square, representing approximately 0.5% of the initial pool balance, due to the presence of an on-site dry cleaning operation, and in lieu of conducting a Phase II environmental site assessment, the lender obtained an environmental insurance policy from Lloyd’s of London in the amount $2,000,000 and with a term that expires on February 13, 2025 to cover potential clean-up costs associated with ongoing dry cleaning operation at the mortgaged property.

Some mortgage loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date. For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 200-220 Trotters Way, representing approximately 0.7% of the initial pool balance, the recourse obligations for environmental indemnification will terminate three (3) years after payment in full of the related mortgage loan if certain conditions more fully set forth in the related mortgage loan documents are satisfied, including, without limitation, that the holder of the mortgage loan shall have received an environmental inspection report for the related mortgaged property meeting criteria set forth in such mortgage loan documents, and there exists no condition or matter with respect to the related mortgaged property for which the holder of the related mortgage loan is entitled to be indemnified under such indemnity.

We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates. Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability. Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems Associated with Mold May Affect the Value of a Mortgaged Property and/or Lead to an Increased Risk of Issuing Entity Liability. Problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of any existing mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

Environmental Assessments May Delay Recovery on a Mortgaged Property. Before the special servicer acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

You May Experience a Loss If a Borrower is Unable to Repay Its Loan on Its Maturity Date, and the Risk of Non-Payment is Greater for Balloon Loans; Longer Amortization Schedules and Interest-Only Provisions Create Risks

100% of the mortgage loans are balloon loans. For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. One (1) of these balloon loans, representing approximately 9.0% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (loans of such type are also referred to in this free writing prospectus as “ARD loans”). ARD loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date upon which these increases occur (which is prior to the mortgage loan’s stated maturity date). Also included in the mortgage pool are six (6) mortgage loans, representing approximately 27.0% of the initial pool balance, that currently provide for monthly payments of interest only for their respective terms, and thirty (30) mortgage loans, representing approximately 34.5% of the initial pool balance, that provide for monthly payments of interest only for a portion of their respective original terms ranging from eighteen (18) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully amortizing mortgage loans. With respect to each of the mortgage loans secured by the mortgaged properties identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee and Waterfront at Port Chester, representing approximately 9.0% and 7.2%, respectively, of the initial pool balance, such balloon risk is enhanced by the existence of a pari passu serviced companion loan that is also secured by the related mortgaged property. With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, representing approximately 6.8% of the initial pool balance, such balloon risk is enhanced by the existence of a pari passu serviced companion loan and a subordinate B note, which are both also secured by the related mortgaged property. With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, such balloon risk is enhanced by the existence of a pari passu non-serviced companion loan and three subordinate promissory notes, which are all also secured by the related mortgaged property. In addition, fully amortizing mortgage loans that pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. We cannot assure you that each borrower will have the ability to repay the outstanding principal balance of the applicable mortgage loan on the pertinent date, especially under a scenario where interest rates are higher than when such mortgage loan was originated. A borrower’s ability to repay a mortgage loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan. Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date will likely extend the weighted average life of your certificates.

In addition, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer (and, in certain cases, the master servicer subject to the consent of the special servicer) to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus. The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because such mortgage loan will be serviced pursuant to, and by another master servicer and special servicer under, a separate servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether such delay is due to borrower default or to modification of the related mortgage loan by the applicable master servicer or special servicer, will likely extend the weighted average life of such class of certificates.

See “—The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates” and “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in this free writing prospectus.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates

The mortgaged property identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee, securing a mortgage loan representing approximately 9.0% of the initial pool balance, also secures a related companion loan, which related companion loan has an outstanding principal balance as of the cut-off date of $67,000,000. Such companion loan is pari passu in right of payment with the related mortgage loan.

The mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester, securing a mortgage loan representing approximately 7.2% of the initial pool balance, also secures a related companion loan, which related companion loan has an outstanding principal balance as of the cut-off date of $53,500,000. Such companion loan is pari passu in right of payment with the related mortgage loan.

The mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, securing a mortgage loan representing approximately 6.8% of the initial pool balance, also secures a serviced companion loan, which related companion loan has an outstanding principal balance as of the cut-off date of $80,000,000, and a subordinate B note, with a principal balance as of the cut-off date of $20,000,000. Such serviced companion loan is pari passu in right of payment with the related mortgage loan, and such serviced companion loan together with the related mortgage loan are generally senior in right of payment to the related B note.

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, securing a mortgage loan representing approximately 2.7% of the initial pool balance, also secures a non-serviced companion loan (with a principal balance as of the cut-off date of $60,000,000) and two subordinate B notes (the 555 11th Street NW MSBAM 2015-C21 trust B note, with a principal balance as of the cut-off date of $30,000,000, and the 555 11th Street NW non-securitized B note, with a principal balance as of the cut-off date of $57,000,000).

With respect to two (2) mortgage loans, representing approximately 9.5% of the initial pool balance, the related loan sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower. See “Mortgage Loan No. 3 – Hilton Garden Inn W 54th Street” and “Mortgage Loan No. 8 – 555 11th Street NW” on Appendix III to this free writing prospectus. The holders of each related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties. With respect to eight (8) mortgage loans, representing approximately 10.9% of the initial pool balance, the related loan sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied. See “Mortgage Loan No. 8 – 555 11th Street NW” and “Mortgage Loan No. 9 – Columbus Commons” on Appendix III to this free writing prospectus for a description of the future mezzanine financing permitted with respect to the related mortgage loans.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the issuing entity if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related intercreditor agreement, will include special servicing fees, liquidation fees and other additional trust fund expenses. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium. In addition, if the holder of the subordinate or mezzanine loan is not obligated to pay some or all of the aforementioned fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s purchase option may result in a loss to the trust in the amount of those fees and additional expenses.

Holders of subordinate debt may also have the right to replace the manager of the related mortgaged property, to approve annual budgets, to approve certain material amendments to the related mortgage loan documents and, in certain cases, replace the special servicer with respect to the related mortgage loan. We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

Further, a third party may have, or may be permitted in the future to have, a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment. For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, representing approximately 6.8% of the initial pool balance, a preferred equity (or other similar) investment is permitted subject to various conditions, including among other conditions: (i) no event of default is continuing, (ii) the investment is in the direct or indirect owner of the borrower of the mezzanine loan related to the Hilton Garden Inn W 54th Street mortgage loan in an amount not to exceed $20,000,000, (iii) the investment is not secured by the related mortgaged property (or any direct or indirect equity interests in the related borrower or the related mezzanine borrower) or evidenced by a promissory note, (iv) the investment does not require the lender under the Hilton Garden Inn W 54th Street mortgage loan or the related mezzanine loan to enter into an intercreditor agreement (or other recognition agreement) with the investor in the preferred equity investment or provide any rights or remedies to such investor arising out of any defaults that would lead to a change in control of the related borrower, the related mezzanine borrower or the related mortgaged property, (v) the permitted preferred equity requires fixed payment obligations only and is payable only from excess cash flow on the related mortgaged property and (vi) the preferred equity documents and payments to the investor in the permitted preferred equity are subordinate to the loan documents, and payments required pursuant to the loan documents, for the mortgage loan and the related mezzanine loan. A preferred equity investor may also be entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property. Preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property. For example, with respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Bowman Station and Chenal Place Shopping Center, representing approximately 2.0% of the initial pool balance, the related borrower is permitted to incur unsecured trade and operational indebtedness in an amount equal to no more than 1% of the original principal balance of the mortgage loan, provided that such indebtedness is incurred in the ordinary course of business, is not secured by a note and will not be outstanding for more than sixty (60) days.

Furthermore, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has or guarantees one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the issuing entity is subjected to certain risks, including:

●	the borrower may have difficulty servicing and repaying multiple loans;

●
the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or on its anticipated repayment date;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property; and

●
the existence of such debt effectively reduces the equity owners’ economic stake in the related mortgaged property and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Actions Taken by Other Lenders in a Subordinate or Mezzanine Financing May Affect the Security Available to the Issuing Entity. If the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the issuing entity. If another lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by another lender, the issuing entity’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and has agreed that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this free writing prospectus.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Adversely Impact Repayment of the Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	reduce the amount of principal due and owing under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy estate or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

See also, “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” above and “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the prospectus attached hereto as Exhibit A.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Appendix I to this free writing prospectus for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. For example, with respect to the mortgage loan secured by the mortgaged properties identified on Appendix I to this free writing prospectus as Bowman Station and Chenal Place Shopping Center, Doubletree by Hilton Hotel Chicago - Alsip, St. Anthony Healthplex South and Marriott Hotel Visalia, representing approximately 2.0%, 1.5%, 1.4% and 1.3%, respectively, of the initial pool balance, the related borrower does not have independent directors.

Furthermore, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus attached hereto as Exhibit A.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

Many of the mortgaged properties are managed by affiliates of the related borrower, which may not manage properties for non-affiliates. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans may permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger (in some cases, subject to lender approval).

With respect to twenty-one (21) mortgaged properties that are each leased entirely, or almost entirely, to a single tenant (representing in the aggregate approximately 13.3% of the initial pool balance by allocated loan amount), several of such properties are leased under a net lease pursuant to which the tenant is responsible for all aspects of property management, and as a result there is no management agreement in place with respect to such properties.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

The Benefits of Multi-Property or Portfolio Mortgage Loans May Be Limited

The mortgage pool includes seven (7) mortgage loans, representing in the aggregate approximately 7.5% of the initial pool balance, secured by multiple mortgaged properties (other than through cross-collateralization of a mortgage loan with other mortgage loans). These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

●	one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

●
the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; or

●	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:

●	the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

●	the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The foregoing mortgage loans may be secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

Mortgaged Properties Securing the Mortgage Loans That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan originators took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Dallas Marriott Las Colinas, representing approximately 6.0% of the initial pool balance, according to a zoning report obtained by the lender, under applicable law the related mortgaged property is required to have 452 parking spaces. According to the survey obtained by the lender in connection with the origination of the related mortgage loan, the mortgaged property is currently striped for 445 spaces. The related borrower delivered a survey from 2005, which indicated that the mortgaged property contained 454 spaces as of the date of such survey. The related borrower also provided a copy of a Site Plan showing a recommendation stamp by the City of Irving Planning and Zoning Commission (January 24, 2000) and an approval stamp by the City of Irving City Council (undated), and indicating that the mortgaged property was planned to accommodate 453 spaces. The related borrower has also represented in the related mortgage loan documents that the related mortgaged property contains enough physical space to accommodate 452 parking spaces and has agreed to re-stripe the parking areas if specifically ordered to do so by a local authority. Law and ordinance coverage has been obtained by the related borrower for the mortgaged property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Doubletree by Hilton Hotel Chicago - Alsip, representing approximately 1.5% of the initial pool balance, according to a zoning report obtained by the lender, under applicable law the maximum building height may not exceed two (2) stories. The mortgaged property is considered legal non-conforming as it exceeds such maximum height by three (3) stories. Law and ordinance coverage has been obtained by the related borrower for the mortgaged property.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. In some cases, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance. Regardless of the type of insurance, insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur or if a mortgaged property, as rebuilt for a conforming use, is less valuable or generates less revenue. In such cases, the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

Certain Risks Are Not Covered Under Standard Insurance Policies. The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California, Texas, Florida, North Carolina, Georgia and the Gulf Coast of the United States, and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts. After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 ( “TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. Additionally, certain mortgage loans are secured by mortgaged properties for which coverage for acts of terrorism is required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied. In both cases, if those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, securing a mortgage loan representing approximately 2.7% of the initial pool balance, the related borrower is not required to pay annual premiums in excess of $240,000 for any stand-alone policy covering terrorist acts.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, securing a mortgage loan representing approximately 1.3% of the initial pool balance, if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

See the summaries of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans on Appendix III to this free writing prospectus for additional detail regarding terrorism and insurance risks relating to the mortgaged properties securing certain of those mortgage loans.

Certain Other Risks Related to Casualty and Casualty Insurance

The loan documents for each mortgage loan generally require that (A) “special form” (formerly known as “all-risk”) or “fire and extended perils coverage” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Certain mortgage loans require that the related mortgaged property be covered by windstorm coverage in an amount that is at least equal to the probable maximum loss as determined by a reputable, independent firm. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is generally equal to the replacement cost of the property less physical depreciation. The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan, which may adversely affect payments on your certificates.

In addition, certain leases may provide that they are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period. Lease terminations in such circumstances may impair the ability of the related borrower to repay the related mortgage loan and adversely affect payments on your certificates.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties, including mortgaged properties securing certain of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on the Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as integrity of the buildings and other improvements on the mortgaged property, including, structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, any such report represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties may be currently undergoing or may undergo in the future redevelopment or renovation. As among the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, an affiliate of the related borrower may acquire property adjacent to the mortgaged property (the “Neighboring Property”). Provided no event of default exists, the related borrower and such affiliate shall have the right to make certain physical connections between the improvements at the mortgaged property and improvements at the Neighboring Property (the “Integration”) and to allow the lots comprising the mortgaged property and Neighboring Property to be connected for zoning purposes by the formation of a single lot of record, provided that certain conditions are satisfied, including, but not limited to: (a) the Integration shall not cause the related borrower to violate the single purpose covenants under the loan documents; (b) if the mortgaged property receives any development rights from the Neighboring Property in connection with the Integration, such development rights shall become additional collateral for the related mortgage loan; and (c) the related borrower shall use commercially reasonable efforts to cause the mortgaged property to have one or more individual tax parcel numbers; provided that if such separate tax parcel numbers are not obtained within thirty (30) days after creation of the single lot of record, the guarantor shall be liable for all of the actual losses and actual and reasonable out-of-pocket costs and expenses incurred by the lender resulting from the failure to have separate tax lot numbers for the mortgaged property and the Neighboring Property (including without limitation any taxes accruing on the combined tax lot during such thirty (30) day period), which such guaranteed obligation shall terminate upon such tax parcel separation being achieved.

●
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Doubletree by Hilton Hotel Chicago - Alsip, representing approximately 1.5% of the initial pool balance, in connection with the proposed renewal of the related franchise agreement, the related borrower has agreed to conduct repairs and renovations at the mortgaged property pursuant to a property improvement plan. Such repairs and renovations are expected to be completed within the next thirty-six (36) months at an estimated cost of approximately $1,258,000. A reserve in the amount of $200,000 was established at renovation, which reserve may be used toward expenditures related to the property improvement plan after the related borrower has spent at least $300,000 unassociated with any lender-held reserve funds. In addition, the related nonrecourse carve-out guarantors have provided a full completion guaranty with respect to the property improvement plan.

●
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, securing a mortgage loan representing approximately 1.3% of the initial pool balance, the related borrower has budgeted $1,780,600 for repairs and renovations pursuant to a property improvement plan over the next eighteen (18) months.

There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

If the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the issuing entity may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information,” underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions and subjective judgments used by the mortgage loan sellers. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee or the custodian have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. If ultimately proven erroneous, such assumptions could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review the types of assumptions described below and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

The underwritten net cash flow and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, contractual rent increases, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flow and underwritten net operating income are based on tenants that may have signed a lease or lease amendment expanding its space but are not yet in occupancy, in operation and/or paying rent, or on tenants paying temporarily abated rent. There can be no assurance that such tenants will be in a position to pay full rent when in occupancy or when any free rent or rent abatement period expires. With respect to any such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises, as applicable. If these tenants do not take occupancy of the leased space and/or begin paying rent, such tenants may, in some cases, be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. As among the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ayrsley Town Center, securing a mortgage loan representing approximately 2.5% of the initial pool balance, the second-largest tenant, Piedmont Social Club, an affiliate of the related borrower and representing approximately 11.0% of the net rentable square footage, has executed a lease but has not yet taken occupancy. Such tenant is expected to take occupancy and begin business operations on or about June 1, 2015. A reserve in the amount of $1,760,000 was established at origination of the related mortgage loan, to be released to the related borrower pending occupancy of such tenant.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Bowman Station Shopping Center, partly securing approximately 0.6% of the initial pool balance by allocated loan amount, the third-largest tenant, Epoch Health Clinic, representing approximately 10.8% of the net rentable square footage, has executed a lease and commenced paying rent but has not yet taken occupancy of its space. Such tenant is expected to take occupancy by the end of May 2015 upon the completion of certain tenant improvements. At origination of the mortgage loan, the related borrower deposited $120,000 into a reserve and, pursuant to the mortgage loan documents, such funds will be released to the borrower upon receipt of evidence that the related tenant has taken possession of its space.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Bartlett Commons (which is one of the Chicago Retail Portfolio mortgaged properties), partly securing a mortgage loan representing approximately 0.8% of the initial pool balance by allocated loan amount, the third-largest tenant, Dollar Tree, representing approximately 14.1% of the net rentable square footage has executed its lease but is not yet in occupancy of its leased space. Such tenant is expected to take occupancy and begin business operations prior to May 1, 2015. A reserve in the amount of $150,000 was established at origination, which amount represents approximately twelve (12) months of rent and reimbursements.

In addition, certain tenants currently may be in a “free rent” or rent abatement period, although the related mortgage loan may have been underwritten as though such tenant were currently paying full rent. There can be no assurance that such tenants will be in a position to pay full rent when any such period expires. For example:

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, Rockrose General Equities L.L.C. has guaranteed rent abatements through February 2016 for Latham & Watkins LLP, the largest tenant at the 555 11th Street NW mortgaged property. Such mortgage loan was underwritten without regard to any such rent abatement obligations as though such tenants were in occupancy and currently paying full rent.

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With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Oliveira Plaza, representing approximately 2.3% of the initial pool balance, at origination of the related mortgage loan, the borrower deposited with lender $58,369 for free rent related to four (4) tenants (none of which are one of the five largest tenants at such mortgaged property).

The amounts representing net operating income and underwritten net cash flow are not a substitute for, or an improvement upon, net income (as determined in accordance with generally accepted accounting principles) as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction. 100% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values, although the appraised values reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise stated herein.

For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ayrsley Town Center, representing approximately 2.5% of the initial pool balance, the appraised value shown on Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents the “as-stabilized” value of $37,600,000 as of October 1, 2015, which is dependent upon the lease-up of vacant space to an overall property occupancy of at least 95.0%. The Piedmont Social Club tenant space, representing approximately 11.0% of the net square footage, is currently in build out and $1,760,000 was reserved at origination pending occupancy of such tenant. The “as-is” value as of October 24, 2014 is $35,225,000.

In addition, with respect the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, representing approximately 1.3% of the initial pool balance, the appraised value of $20,950,000 shown on such Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents the “Prospective Upon Completion & Stabilization” value of $20,950,000 as of January 9, 2017, which is dependent on a stabilized occupancy and completion over the next eighteen (18) months of a property improvement plan with respect to the related mortgaged property for which $1,780,600 was reserved at origination of such mortgage loan. The “As Is” appraised value as of January 9, 2015 is $17,250,000.

In addition, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, securing a mortgage loan representing approximately 0.5% of the initial pool balance, the appraised value shown on Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents an “as-is” value of $7,250,000 (corresponding to a loan-to-value ratio of 70.3%) that assumes a property improvement plan costing $1,280,000 was completed as of February 1, 2015. The related appraisal also reported an “as-is” value of $5,500,000 (corresponding to a loan-to-value ratio of 92.6%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $1,280,000. The property improvement plan is expected to cost approximately $1,280,000 and be completed no later than March 2017, and $1,280,000 was reserved at origination of the mortgage loan for such costs.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than another appraiser. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount that could be obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

The Timing of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments on Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphanumeric order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

The Operation of the Mortgaged Property Following Foreclosure of the Mortgage Loan May Affect the Tax Status of the Issuing Entity and May Adversely Affect Payments on Your Certificates

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the related Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property.” In the event the issuing entity acquires mortgaged properties that do not generate “rents from real property,” the net proceeds available for distribution to certificateholders may be reduced. Nevertheless, the special servicer may permit the related Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Tenant Leases May Have Provisions That Could Adversely Affect Payments on Your Certificates

In certain jurisdictions, if a tenant lease is subordinate to the lien created by the mortgage and does not contain attornment provisions which require the tenant to recognize a successor owner (following foreclosure) as landlord under the lease, such lease may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to such a tenant, such mortgaged property could experience a further decline in value if such tenant’s lease were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties may not be subordinate to the related mortgage, in which case the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property. In addition, if the lease contains provisions inconsistent with the mortgage (e.g., with respect to the application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., an option to purchase the mortgaged property or a related right of first refusal), the provisions of the lease will control.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants or certain third parties a right of first offer or right of first refusal with respect to, or an option to purchase, all or a portion of the mortgaged property. In addition, state statutes may grant a right of first refusal to certain designated parties. Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

Risks of Lease Early Termination Options

Leases often give tenants the right to terminate the related lease or abate or reduce the related rent:

●	if the landlord/borrower of the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the landlord/borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related landlord/borrower fails to provide a designated number of parking spaces;

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if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the landlord/borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property;

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upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the landlord/borrower fails to rebuild such mortgaged property within a certain time;

●	if a tenant’s use is not permitted by zoning or applicable law; or

●	if the landlord/borrower defaults on its obligations under the lease.

In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the landlord/borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property. Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related landlord/borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations. We cannot assure you that all or any of the landlords/borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the landlord’s/borrower’s ability to meet its obligations under the related loan documents. If an anchor tenant goes dark, generally the landlord’s/borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time. See “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” above.

Certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if such tenants fail to meet certain sales targets or other business objectives for a specified period of time or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property. In certain cases, the related tenant may be permitted to terminate its lease in its sole discretion without any such triggers. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Certain Mortgage Loans with Material Lease Termination Options.”

Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise. See Appendix I to this free writing prospectus for an identification of any government sponsored tenant that constitutes one of the five (5) largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain mortgaged properties may have tenants that are charitable or other non-profit institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, the fourth largest tenant, identified on Appendix I to this free writing prospectus as “American Cancer Society” and representing approximately 5.9% of the net square footage, is a not-for-profit organization. In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as St. Anthony Healthplex South, representing approximately 1.4% of the initial pool balance, the largest tenant, identified on Appendix I to this free writing prospectus as “SSM Health Care of Oklahoma, Inc.” and representing approximately 72.0% of the net square footage, is a not-for-profit organization. There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Appendix I to this free writing prospectus. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

In general, the related mortgage loan sellers have underwritten the mortgage loans with lease expiration dates matching the related early termination option date. However, any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Litigation, Bankruptcy or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates.

Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates thereof and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, which in some cases may have involved the same property that currently secures the related mortgage loan. In most, but not all cases relating to bankruptcy, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Chicago Retail Portfolio, representing approximately 1.3% of the initial pool balance, an indirect owner of less than 10% of the related borrower (who is also a relative of the sponsor and non-recourse carveout guarantor) pleaded guilty in 1997 to falsifying documents in connection with the operation of cosmetology schools in the 1990s in order to fraudulently obtain approximately $1.3 million in federal education grants. Such indirect owner served one year in prison and is not otherwise involved in the management of any of the related mortgaged properties.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Nashville Storage Portfolio, representing approximately 1.2% of the initial pool balance, the related sponsor previously held an interest in loans that experienced restructuring, including through modification, foreclosure and deed-in-lieu of foreclosure transactions. In addition, the manager of indirect owners of the related borrowers was an investor in and officer of a company that unlawfully disposed of hazardous waste, which was a felony to which such manager pled guilty in May 1998. The related mortgage loan documents permit such manager to assume control of the manager of the owner of approximately 99% of the indirect interests in the related borrowers in connection with certain permitted transfers of interests in such borrowers.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. There can be no assurance that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. There can be no assurance that any such proceedings or similar proceedings with respect to borrowers, principals of borrowers, property managers and affiliates thereof will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester, representing approximately 7.2% of the initial pool balance, the mortgaged property is ground leased to the related borrower by the Village of Port Chester Industrial Development Agency and the related borrower makes payments in lieu of taxes and assessments (“PILOT”) in exchange for exemption from real property taxes. Any default under the documents establishing the PILOT program or failure to pay the PILOT payments is a default under the mortgage loan documents.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Dallas Marriott Las Colinas, representing approximately 6.0% of the initial pool balance, the related mortgaged property benefits from a tax abatement program designed to incentivize development within the Dallas County Utility and Reclamation District. The tax abatement is scheduled to expire in 2020.

Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on its mortgage loan. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure. The termination of any such program could affect the ability of the related borrower to repay the related mortgage loan.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the related sponsor and the remedies for breach of a representation and warranty, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or would have revealed inaccuracies in the representations and warranties. See “—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

A review of the mortgage loans in the pool has been conducted by the mortgage loan sellers as required by Rule 193 under the Securities Act of 1933. As part of such review, each mortgage loan seller and/or one of the underwriters on their behalf engaged a third party accounting firm to compare certain information set forth in this free writing prospectus against certain source documents and engaged one or more law firms to review certain loan and asset information. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards,” “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards,” “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes” in this free writing prospectus.

Risks Related to Conflicts of Interest

Conflicts of interest may have an adverse effect on your certificates. Each of the following relationships should be considered carefully by you before you invest in any certificates. In addition, investors should note that with respect to any non-serviced mortgage loan, conflicts similar to those described below may arise with respect to any securitization governing the related non-serviced loan combination.

Conflicts Between Various Certificateholders

The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan). At any given time, the controlling class representative will be controlled generally by the holders of the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (as notionally reduced by any appraisal reductions allocable to such class) at least equal to 25% of the initial certificate principal balance of such class, and such holders may have interests in conflict with those of the holders of the other certificates. In addition, during any Subordinate Control Period (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan) the controlling class representative will have the right to advise the special servicer, or will otherwise have approval rights, with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the issuing entity may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the issuing entity than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus. With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative, master servicer and special servicer under such securitization.

The master servicer or the special servicer or an affiliate of either of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. The master servicer or the special servicer or an affiliate of either of them may also hold a material economic interest in the borrower under a mortgage loan that it is servicing. In addition, under certain circumstances the master servicer or the special servicer may be entitled to purchase defaulted mortgage loans and/or REO property from the issuing entity as described in this free writing prospectus. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates and/or the issuing entity. In addition, the master servicer and the special servicer will service loans other than those included in the issuing entity in the ordinary course of their business. In these instances, the interests of the master servicer or the special servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity notwithstanding the fact that the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable.

DoubleLine Capital LP or its affiliate, the entity that will appoint the special servicer on the closing date, is expected to acquire the Class E, Class F, Class G and Class H Certificates on the closing date, and is expected to act as the initial controlling class representative. DoubleLine Capital LP or its affiliate engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.

Conflicts of Interest of the Trust Advisor

In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, all of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In acting as trust advisor, the trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. In addition, the trust advisor will have no obligations or responsibilities with respect to any non-serviced loan combination (or the related pari passu companion loan).

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer and/or the initial controlling class representative or affiliates of any of those parties.

Additionally, Park Bridge Lender Services LLC or its affiliates may, in the future, perform contract underwriting services and advisory services as well as act as servicer or special servicer, in the ordinary course of its or their business, with respect to existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the trust advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.

The above-described relationships, to the extent they exist, may continue in the future. Each of these relationships may create a conflict of interest.

Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative (during any Subordinate Control Period and, in any event, subject to the rights of any A/B whole loan directing holder or any loan pair directing holder to the extent set forth in the related intercreditor agreement), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders. An affiliate of the depositor may purchase less than 50% of each class of control eligible certificates upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the controlling class representative, and any certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the controlling class representative. The controlling class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard, the REMIC provisions, the terms of the mortgage loan documents or the related intercreditor agreement. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus (and other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan), the special servicer may be removed, with or without cause, by the controlling class representative (during any Subordinate Control Period) or by the holders of 75% of the voting rights of the certificates (during any Collective Consultation Period and any Senior Consultation Period). See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus. With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative under such securitization. The controlling class representative under such securitization will be entitled to direct the related special servicer pursuant to provisions substantially similar to those described above.

Each certificateholder (by its acceptance of its certificates) acknowledges and agrees that (i) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of holders of the other classes of certificates; (ii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may act solely in the interests of the Control Eligible Classes (or any of them); (iii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates do not have any duties to the issuing entity or to the holders of any class of certificates; (iv) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may take actions that favor interests of the Control Eligible Classes (or any of them) over the interests of the holders of one or more other classes of certificates; (v) none of the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates shall have any liability whatsoever to the issuing entity, the other parties to the pooling and servicing agreement, the certificateholders or any other person (including any borrower under a mortgage loan) for having acted or refrained from acting in accordance with or as permitted under the terms of the pooling and servicing agreement and this paragraph; and (vi) the certificateholders may not take any action whatsoever against the controlling class representative, the controlling class, any holder of a Control Eligible Certificate or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the controlling class representative, the controlling class, and/or the holders of the Control Eligible Certificates, as applicable, for having acted or refrained from acting in accordance with the terms of and as permitted under the pooling and servicing agreement and this paragraph.

Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment

With respect to any A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, a holder of a related B note or serviced companion loan will be the initial A/B whole loan directing holder or loan pair directing holder, as applicable. In connection with the servicing of the mortgage loan that is part of any such A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, such directing holder will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to certain material servicing actions including foreclosing on and liquidating mortgaged properties. As a result, in connection with the servicing of the mortgage loan that is part of any such A/B whole loan or loan pair, the master servicer and the special servicer may, at the direction of the applicable directing holder, take actions with respect to such mortgage loan that could adversely affect the holders of some of the classes of certificates. Unless otherwise set forth in the related intercreditor agreement, any directing holder with respect to an A/B whole loan or loan pair will not have any duties to the holders of any class of certificates. As a result, it is possible that such a directing holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. In addition, to the extent set forth in the related intercreditor agreement, the special servicer with respect to an A/B whole loan or loan pair may be removed with or without cause by the related directing holder. See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Servicing of the Mortgage Loans—The Special Servicer” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder for any A/B whole loan or loan pair: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests; (iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

Conflicts Between Certificateholders and the Holders of Subordinate Notes or Mezzanine Notes

As and to the extent provided for in the related co-lender or intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate or mezzanine note, subject to the expiration of the subordinate or mezzanine note holder’s consent rights. The holders of the subordinate or mezzanine notes (or their respective designees) may have interests in conflict with those of the certificateholders. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some of the classes of certificates.

Conflicts Between Borrowers and Property Managers

It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, as well as affiliates of the related borrowers, also may own other properties, including competing properties. The related borrowers and the managers of the mortgaged properties may accordingly experience conflicts of interest in the ownership and/or management of such mortgaged properties.

Conflicts Between the Issuing Entity and the Mortgage Loan Sellers

The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may also arise between the issuing entity and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class, the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

In addition, any subordinate or pari passu indebtedness secured by the related mortgaged property, and any existing and/or future mezzanine loans related to certain of the mortgage loans, may be held by the respective sellers of the affected mortgage loans or affiliates or subsidiaries thereof. For example, Morgan Stanley Bank, N.A., an originator, is the initial holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan and the current holder of the Hilton Garden Inn W 54th Street B note, and is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor. The holders of any such indebtedness or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The mortgage loan sellers, the sponsors and their respective affiliates expect to derive ancillary benefits from this offering, and their respective incentives may not be aligned with those of purchasers of the certificates. In particular, the mortgage loan sellers, the sponsors and their respective affiliates expect to receive compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and, accordingly, such parties may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other mortgage loans been selected.

In addition, the mortgage loan sellers originated or purchased the mortgage loans in order to securitize them by means of a transaction such as the offering of the certificates. A completed sale of the certificates to third parties would reduce the mortgage loan sellers’ and their respective affiliates’ exposure to the risk of ownership of the mortgage loans, and would effectively transfer such risk of ownership to the purchasers of the certificates.

Furthermore, the mortgage loan sellers and their affiliates may benefit from a completed sale of the certificates because the sale would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the mortgage loan sellers and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of similar assets or securities held on their balance sheet.

Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (collectively referred to as the Underwriter Entities) may result in certain conflicts of interest. The Underwriter Entities may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as certificateholder, including voting, providing consents or otherwise, will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell the certificates.

Certain activities and interests of the Underwriter Entities will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As such, the Underwriter Entities actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

The Underwriter Entities and their respective clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates or credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments. Any short positions will increase in value if the related securities or other instruments decrease in value. In conducting such activities, none of the Underwriter Entities has any obligation to take into account the interests of the certificateholders or holders of B notes or serviced companion loans or any possible effect that such activities could have on them. The Underwriter Entities and their respective clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of B notes or serviced companion loans.

The Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction contemplated by this free writing prospectus or in related transactions (including assisting clients in further purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee or to direct their actions.

Furthermore, the Underwriter Entities may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the mortgage loan sellers or sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the Underwriter Entities, on the one hand, and the issuing entity, on the other hand. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a sponsor and a mortgage loan seller, and Morgan Stanley Bank, N.A., an originator, the initial holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan and the current holder of the Hilton Garden Inn W 54th Street B note. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a sponsor, a mortgage loan seller and an originator. In addition, CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC Inc., a sponsor, a mortgage loan seller and an originator.

Conflicts in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Control Eligible Certificates was given the opportunity by the mortgage loan sellers to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of the expected repayment dates or other features of, some or all of the mortgage loans. The mortgage pool as originally proposed by the mortgage loan sellers may have been adjusted based on some of these requests, if any were made. In addition, the anticipated initial investor may have requested and received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans included in the mortgage pool, which price adjustments or cost mitigation arrangements may have been effected through a payment by the related mortgage loan seller to the anticipated initial investor out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would make the same requests to modify the original pool as the anticipated initial investor or that the final pool if influenced by the anticipated initial investor’s feedback would not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The anticipated initial investor performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The anticipated initial investor is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the mortgage loan sellers as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the anticipated initial investor’s acceptance of a mortgage loan. The anticipated initial investor’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The anticipated initial investor in the Control Eligible Certificates or its designee is expected to constitute the initial controlling class representative. The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of the anticipated initial investor may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of an A/B Whole Loan, Loan Pair or Non-Serviced Loan Combination

With respect to an A/B whole loan, loan pair or non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the holder of the related B note, serviced companion loan or non-serviced companion loan will be entitled, under certain circumstances, to remove the related special servicer for the related A/B whole loan, loan pair or non-serviced loan combination under the pooling and servicing agreement pursuant to which such A/B whole loan, loan pair or non-serviced loan combination is being serviced and appoint a successor special servicer for the such A/B whole loan, loan pair or non-serviced loan combination. The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class under any such pooling and servicing agreement, the holder of the related B note, serviced companion loan, non-serviced companion loan or other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus for a description of these rights to terminate a special servicer.

Conflicts Between Certificateholders and Holders of Companion Loans or B Notes

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the initial pool balance, the pari passu promissory note comprising the related non-serviced companion loan and the 555 11th Street NW MSBAM 2015-C21 trust B note back securities held by third parties and the 555 11th Street NW non-securitized B note is currently held by Principal Life Insurance Company as described under “Summary of Free Writing Prospectus—Information About the Mortgage Pool—Characteristics of the Mortgage Pool—The A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations.” In addition, Morgan Stanley Bank, N.A., an originator, is expected to be the holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan, the Hilton Garden Inn W 54th Street serviced companion loan and the Hilton Garden Inn W 54th Street B note as of the closing date, and is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor.

The interests of the holder of any related serviced companion loan, non-serviced companion loan or B note (or its designee) entitled to exercise various rights with respect to the servicing of a mortgage loan and the related serviced companion loan, non-serviced companion loan or B note, as applicable, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a serviced companion loan, non-serviced companion loan or B note (or its designee) for having acted solely in its respective interest.

See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus. See also “Risks Related to the Offered Certificates—You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loans” below for a discussion of the rights of certificateholders with respect to non-serviced mortgage loans.

Other Conflicts

The special servicer (or any prospective replacement special servicer) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a B note holder, a serviced companion loan holder and/or other persons or certificateholders who have the right to remove the special servicer (but may not enter into such arrangements with the trust advisor or any affiliate thereof), to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in consideration of or as a condition of, among other things, the special servicer’s appointment or replacement as special servicer under the pooling and servicing agreement and, with respect to any A/B whole loan or loan pair, under the related intercreditor agreement. Any such party may further consider any such economic arrangements with the special servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of the certificateholders or any group of certificateholders. A primary servicer or the master servicer may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary servicer or master servicer with respect to such mortgage loans. A mortgage loan seller, sponsor or directing holder may consider the economic arrangement with the servicer in entering into any decision to appoint such servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.

Risks Related to the Offered Certificates

Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates, and the Class PST Certificates in respect of its various components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation and to the rights of the holders of the Class PST Certificates in respect of any components thereof having an earlier alphabetical designation. Losses (other than losses attributable to trust advisor expenses) on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E and Class D Certificates, the Class C and Class PST Certificates (pro rata based on their respective percentage interests in the Class C trust component), the Class B and Class PST Certificates (pro rata based on their respective percentage interests in the Class B trust component) and the Class A-S and Class PST Certificates (pro rata based on their respective percentage interests in the Class A-S trust component), in that order, reducing amounts otherwise payable to each such class or the Class PST Certificates, as applicable. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X-A and Class X-B Certificates, in proportion to the amounts of interest distributable on or the principal balances of, as applicable, those certificates. Notwithstanding the foregoing, losses attributable to trust advisor expenses will not be allocated to the Control Eligible Certificates.

Certain Federal Income Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Accordingly, investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Offered Certificates—Original Issue Discount” in this free writing prospectus.

Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us (except that the repurchase and substitution obligations of Starwood Mortgage Funding III LLC will also be guaranteed by Starwood Mortgage Capital LLC). There can be no assurance that any of these entities (including any guarantor of a mortgage loan seller’s repurchase and substitution obligations) will effect a repurchase or substitution and neither we nor any of our affiliates (except, in certain circumstances, for Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. If any mortgage loan seller fails to fulfill such obligation, then you could experience cash flow disruptions or losses on your certificates. In addition, the mortgage loan sellers (and any guarantor of a mortgage loan seller’s repurchase or substitution obligations) may have various legal defenses available to them in connection with a repurchase or substitution obligation. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the issuing entity of the risk of defaults and losses on the mortgage loans. In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

Your Lack of Control Over the Issuing Entity Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “Servicing of the Mortgage Loans—General” in this free writing prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee, the custodian or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer (other than with respect to a non-serviced loan combination) with or without cause. During any Collective Consultation Period and any Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer (other than with respect to a non-serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if within one hundred eighty (180) days of the initial request for that vote the holders of at least 75% of the voting rights of the certificates, vote affirmatively to so replace. Notwithstanding the foregoing, in the case of an A/B whole loan or loan pair, for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair, and to the extent set forth in the related intercreditor agreement, only the holder of such B note or serviced companion loan, as applicable, may replace the special servicer for such A/B whole loan or loan pair, as applicable, without cause.

See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, although there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer in respect of the mortgage loans during any Subordinate Control Period and will have no consent or consultation rights over actions by the related special servicer in respect of any non-serviced loan combination at any time. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. You should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Furthermore, each non-serviced mortgage loan will be serviced pursuant to a separate pooling and servicing agreement, and certificateholders will generally have no right to make, or consult in respect of, decisions with respect to the administration of such non-serviced mortgage loan (including the decision as to who will service or special service that mortgage loan); however, the issuing entity will be entitled to exercise all rights of the non-controlling note holder to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations.”

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the trust advisor only, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Rights of the Trust Advisor, the Controlling Class Representative and Any Directing Holder Could Adversely Affect Your Investment

During any Subordinate Control Period, in connection with certain material servicing actions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or with respect to any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement and for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair)), the special servicer generally will be required to obtain the consent of the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer generally will be required to consult the trust advisor and, only during any Collective Consultation Period, the controlling class representative, in each case on a non-binding basis, in connection with certain material decisions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or with respect to any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement)). These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “—The Trust Advisor” in this free writing prospectus for a list of actions and decisions requiring consultation with the trust advisor and consultation with or the consent of the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of certificates.

See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” and “—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” for a discussion of certain conflicts of interest of the controlling class representative and the trust advisor.

Reimbursement of Trust Advisor Expenses Could Reduce Payments on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates

As described elsewhere in this free writing prospectus, in general, unless your certificates are Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A or Class X-B Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the certificates with a more senior payment priority (as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus) than your class and to those of the holders of Class PST Certificates in respect of the components thereof with a more senior payment priority (as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus) than your class. However, the Control Eligible Certificates will not provide subordination to the more senior classes of certificates in the event of losses incurred by the issuing entity due to reimbursement of trust advisor expenses (other than the trust advisor fee). Therefore, amounts that might otherwise be distributable in respect of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates may be used to reimburse trust advisor expenses in full without any corresponding reduction to amounts payable to the Control Eligible Certificates. See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates,” “Description of Certificates—Distributions—Allocation of Trust Advisor Expenses,” “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” and “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate (or, in the case of a Class PST Certificate, for the respective components comprising such certificate);

●
the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties or in connection with an optional termination of the issuing entity) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate principal balance or notional amount of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the collection account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

●	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this free writing prospectus;

●	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

●
the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation, or purchases by a mezzanine holder, a B note holder or a companion loan holder pursuant to a purchase option. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit are applied to the outstanding principal balance of such mortgage loans.

The yield on each class of certificates with (or evidencing an interest in a trust component with) a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with (or evidencing an interest in a trust component with) a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. Such pass-through rates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. In addition, because some mortgage loans will amortize their principal more quickly than others, any such pass-through rate may fluctuate over the life of your certificates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The Class X-A Certificates will not be entitled to distributions of principal but instead will accrue interest on their Notional Amount. Because the Notional Amount of the Class X-A Certificates is based upon the outstanding Certificate Principal Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component, the yield to maturity on the Class X-A Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the classes of certificates and, without duplication, trust components whose Certificate Principal Balances comprise the related Notional Amount. A rapid rate of principal prepayments, liquidations and/or principal losses on the Mortgage Loans could result in the failure to recoup the initial investment in the Class X-A Certificates.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate. In general, if you buy an offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If the rate of principal prepayments on the mortgage loans is very high, holders of certificates purchased at a premium might experience yields that are lower, and potentially substantially lower, than anticipated. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest any resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates. Conversely, delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates with certificate principal balances will depend on the terms of the certificates, and more particularly the order in which principal payments are made on the respective classes of certificates with certificate principal balances.

Reimbursements to the master servicer, special servicer or the trustee for nonrecoverable advances or workout delayed reimbursement amounts, or to the trust advisor for certain expenses in accordance with the pooling and servicing agreement, may reduce the amount of principal available to be distributed on your certificates and could extend the weighted average life of your certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or, if permitted, generally require the payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;

●	the failure to meet certain requirements for the release of escrows/reserves that result in a prepayment;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Variability in the Amounts and Enforcement of Yield Maintenance Charges and Prepayment Premiums May Affect the Yield to Maturity on Your Certificates. Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred and is continuing or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the issuing entity, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Further, the holder of the related B note or serviced companion loan in an A/B whole loan or loan pair may or, in the case of a mortgage loan with a corresponding mezzanine loan, the related mezzanine lender may, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or premium charges. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will not occur; or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable, or may be deemed usurious, in some states and under federal bankruptcy law, regardless of whether the prepayment is voluntary or involuntary. We cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge and therefore unenforceable under applicable law or public policy or usurious.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this free writing prospectus.

See Appendix I to this free writing prospectus for a description of the various prepayment provisions.

Losses on the Mortgage Loans; Variability of Yield

The yield to maturity on the offered certificates will be sensitive in varying degrees (with the Class C Certificates and the Class PST Certificates (to the extent they represent an interest in the Class C trust component) being the most sensitive) to the default and loss experience on or in respect of the mortgage loans and to the timing of any such defaults or losses (including collateral support deficits). The rights of the holders of any class of offered certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class X-A Certificates, to receive distributions in respect of the mortgage loans will generally be subordinate to the rights of the holders of the Class X-B Certificates and various classes of offered certificates as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus. See “---Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above. The Class V and Class R Certificates do not have certificate principal balances and do not provide any material protection to the holders of the other certificates against losses and other shortfalls in collections on the mortgage loans. Investors in the offered certificates should consider the risk that losses on or in respect of the mortgage loans could result in the failure of such investors to fully recover their initial investments.

The yield to maturity on the offered certificates will also be affected by the rate and timing of principal payments (including by reason of principal prepayments, defaults and liquidations) on or in respect of the mortgage loans and the application of such payments to reduce the certificate principal balances or notional amounts of such certificates. The yield to maturity on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the mortgage loans, and investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans (and correspondingly, of the aggregate notional amount of their certificates) could result in the failure of such investors to recoup their initial investment. As described herein, distributions of principal generally will not be made on any class of subordinate certificates until the aggregate certificate principal balance of each class of certificates, if any, with an earlier alphabetical class designation is reduced to zero (subject to the Class A-S Certificates being subordinate to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates and further subject to the allocation of payments and losses to the Class PST Certificates, which will be allocated in respect of the Class PST Components, pro rata with each class of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the Class A-S, Class B and Class C trust components). For instance, distributions of principal will not be made on the Class D Certificates until the aggregate certificate principal balance of the Class C Certificates and the Class PST Component C is reduced to zero. The allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates for so long as they are outstanding, of all principal payments on or in respect of the mortgage pool will have the effect of accelerating the amortization of such certificates relative to the actual amortization of the mortgage pool, while increasing (in the absence of losses on the mortgage loans) the proportionate interest evidenced by the subordinate certificates in the mortgage pool, which is intended to preserve the availability of the subordination provided by such subordinate certificates to such certificates and will cause the certificate principal balances of such subordinate certificates to decline more slowly than would be the case if holders of such subordinate certificates received their proportionate share of principal payments on or in respect of the mortgage pool. As a result, the weighted average lives of such subordinate certificates will likely be longer than otherwise would be the case, and the performance characteristics of such subordinate certificates will be different from other mortgage pass-through certificates that do not disproportionately allocate principal payments on or in respect of the underlying mortgage assets according to the certificate class. With respect to each class of offered certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class X-A Certificates) being offered at a discount from its aggregate certificate principal balance, prospective investors should strongly consider the effects of the foregoing on their anticipated yields to maturity.

For an additional discussion of factors affecting the Class X-A Certificates, see “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” herein. For an additional discussion of factors affecting yield, see “Yield, Prepayment and Maturity Considerations” herein and “Yield Considerations” in the attached prospectus.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PST Certificates, which are referred to as exchangeable certificates, will reflect the aggregate characteristics of the Class A-S, Class B and Class C Certificates, which are also referred to as exchangeable certificates. Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
A certificateholder who desires to exchange Class A-S, Class B and Class C Certificates for Class PST Certificates must own Class A-S, Class B and Class C Certificates in an “Exchange Proportion” (as described in the bullet below) at the time of any proposed exchange. A certificateholder who desires to exchange Class PST Certificates for Class A-S, Class B and Class C Certificates would generally be entitled to receive Class A-S, Class B and Class C Certificates in an Exchange Proportion.

●
An “Exchange Proportion” consists of Class A-S, Class B and Class C Certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 34.646%, 36.220% and 29.134%, respectively, of the aggregate original certificate principal balances of all Class A-S, Class B and Class C Certificates involved in the exchange.

●
A certificateholder that owns exchangeable certificates and desires to make an exchange, but does not own exchangeable certificates that collectively are in the necessary proportions of original certificate principal balances to make the desired exchange, may be unable to obtain other exchangeable certificates sufficient to compose such an exchange proportion or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchange Proportion. Other certificateholders may be unwilling to sell their certificates at reasonable prices (or at any price) or may be unable to sell their certificates, or certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will not be permitted from and after the date when the Class A-S trust component (and therefore the Class A-S Certificates and the Class PST Component A-S of the Class PST Certificates) has been retired as a result of such class being paid all interest and principal on such class in full.

●	Exchanges will not be permitted from and after any date when any class of exchangeable certificates ceases to be maintained in book-entry form.

●	Exchangeable certificates may only be held in authorized denominations.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Depositable and Exchangeable Certificates” in the attached prospectus for further details.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this free writing prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix I to this free writing prospectus. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases does not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate” in this free writing prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and Appendix I to this free writing prospectus for further details regarding the various release provisions.

You Bear The Risk of Borrower Defaults

The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of your certificates:

●	the aggregate amount of distributions on them;

●	their yields to maturity;

●	their rates of principal payments; and

●	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be generally subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation (subject to the allocations of payments and losses to the Class PST Certificates, which will be allocated in respect of the Class PST Components, pro rata with each of the Class A-S, Class B and Class C Certificates to the extent of their respective percentage interests in the related trust components). See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.

If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates (or related Class PST Components) subordinated to a particular class (or, in the case of the Class A-S, Class B or Class C Certificates, such class of certificates and any related Class PST Component), that particular class (and any related Class PST Component) will suffer a loss equal to the full amount of that excess up to the outstanding certificate principal balance of such class (and Class PST Component, as applicable).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the certificates for the current month.

Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder

In connection with the making of any material decisions or the taking of any material actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair, or the taking of certain specified actions that would constitute major decisions with respect to the servicing of such mortgage loan, the special servicer will, to the extent set forth in the related intercreditor agreement, be required to obtain the consent of the related directing holder. These actions and decisions may include, among others, certain modifications to such mortgage loan, including modifications, foreclosure or comparable conversion of the related mortgaged properties, sales of such mortgage loan or related REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses, budget approvals, escrow releases, property alterations, replacement of the property manager, debt service coverage ratio determinations and the determination, declaration or waiver of an event of default. As a result of these obligations, the special servicer may take actions with respect to such a mortgage loan that is part of an A/B whole loan or loan pair that could adversely affect the interests of investors in one or more classes of certificates. In addition to the foregoing consent rights, a directing holder may have the right to (i) replace the special servicer with respect to the related A/B whole loan or loan pair at any time with or without cause and/or (ii) exercise a right to cure defaults and/or purchase the related mortgage loan after the mortgage loan becomes a defaulted mortgage loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” for a more complete list of actions and decisions with respect to the A/B whole loans and loan pairs requiring the consent of the related directing holder and a description of the rights of the related directing holder.

Any sale of a mortgage loan that is part of an A/B whole loan or loan pair by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related B note or serviced companion loan. The attendant constraints on a prospective purchaser’s ability to control the servicing or special servicing, including the workout, foreclosure or other resolution of the related A/B whole loan or loan pair, may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default. In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if the mortgage loan were not part of an A/B whole loan or loan pair.

You Will Have No Control Over the Servicing of Non-Serviced Pari Passu Mortgage Loans

Each non-serviced mortgage loan, if any, will be secured by a mortgaged property that also secures a pari passu companion loan (and, with respect to the 555th Street NW mortgage loan, three subordinate promissory notes) that will not be an asset of the issuing entity. To the extent such pari passu non-serviced companion loan is included in another securitization, the non-serviced mortgage loan will be serviced and administered by the other master servicer and, if applicable, specially serviced by the other special servicer, in each case under the pooling and servicing agreement related to such other securitization. The controlling class representative under such other pooling and servicing agreement will generally have consent and consultation rights over the actions of the master servicer or special servicer under such pooling and servicing agreement with respect to the related non-serviced loan combination that are similar to the rights of the controlling class representative under this securitization with respect to the mortgage loans included in this securitization trust; provided, that with respect to the 555 11th Street NW non-serviced loan combination, such other controlling class representative will only have such rights to the extent the that a related B note is not the controlling note under the related intercreditor agreement. As a result, no certificateholders will have any control over any servicing of any non-serviced mortgage loan, except that the controlling class representative under this securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the special servicer for any such other securitization to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Interest on Advances and Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payments on Your Certificates

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, if applicable, will be entitled to receive interest at the “prime rate,” as published in the Wall Street Journal, on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. In addition, the master servicer, special servicer and/or trustee under the applicable other pooling and servicing agreement with respect to any non-serviced loan combination will generally be entitled to receive interest at a similar or the same rate on unreimbursed servicing advances made by such party with respect to such non-serviced loan combination. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. Advance interest generally will not accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest, late payment charges and excess liquidation proceeds paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be serviced by the special servicer under this transaction, or with respect to a non-serviced mortgage loan the related special servicer under the related other pooling and servicing agreement that controls servicing for the related non-serviced loan combination, and the related special servicer will generally be entitled to compensation for related special servicing activities. The right to receive reimbursement for an advance with interest on such advance or special servicing compensation will generally be senior to the rights of certificateholders to receive distributions of amounts paid by the related borrower under the related mortgage loan. The payment of interest on advances and the payment of compensation to the related special servicer may result in shortfalls in amounts otherwise distributable on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the mortgage loan sellers or sponsors, the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the custodian, any affiliate of any of the foregoing, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates would receive if all principal and interest payments were made on the mortgage loans.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency, receivership or conservatorship of a mortgage loan seller, a sponsor or the depositor (or certain affiliates thereof, including Morgan Stanley and Bank of America Corporation), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfers of mortgage loans by Bank of America, National Association to the depositor and by Morgan Stanley Bank, N.A. to Morgan Stanley Mortgage Capital Holdings LLC in connection with this offering are not expected to qualify for the securitization safe harbor (referred to herein as the FDIC Safe Harbor) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (referred to herein as the Rule)). We cannot assure you that the FDIC, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that any such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claims.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (OLA) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the current (and then-acting) general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to the end of the applicable transition period to be set forth in future regulations of the FDIC, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The general counsel indicated he would recommend to the Board of Directors of the FDIC that such regulations set forth a transition period of at least 90 days. If, however, the FDIC were to disregard or differently interpret the FDIC general counsel’s opinion, delays or reductions in payments on the certificates could occur.

Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates

The mortgage-backed securities market has recently experienced disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for mortgage-backed securities experienced extremely limited liquidity. These conditions may continue or worsen. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may have to sell at a discount from the price paid for reasons unrelated to the performance of the certificates or the mortgage loans. See “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

In addition to the lack of liquidity due to market disruptions, there is currently no secondary market for your certificates and your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association. While we have been advised by each underwriter that it currently intends to make a market in the certificates, none of the underwriters is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates, market perceptions of risks associated with commercial mortgage lending and trading activity associated with indices of commercial mortgage-backed securities. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the recent past been volatile and offered very limited liquidity.

In addition, you will generally have no redemption rights, and the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

The liquidity of the certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities.” See “Legal Investment” in this free writing prospectus and in the attached prospectus.

In addition, the existence of any right of first refusal or purchase option in favor of any directing holder with respect to a mortgage loan (or related property) that is part of an A/B whole loan or loan pair, or any right of first refusal or purchase option in favor of any third party with respect to any other mortgage loan (or related property) could impede or otherwise adversely affect the ability of the special servicer to sell any such defaulted mortgage loan or the related REO property in a market bidding process, or to obtain competitive bids with respect thereto. In the event a lower price is obtained then would otherwise have been obtained without the existence of the right of first refusal or purchase option, the resulting loss could adversely affect payments on your certificates.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding certificate principal balance, if any, of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates were determined on the basis of criteria established by the rating agencies engaged by the depositor. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities are not, in all cases, correct.

Certain Adverse Changes May Affect Ratings of the Offered Certificates. We are not obligated to maintain any particular rating with respect to any class of offered certificates. Changes affecting the mortgaged properties, the mortgage loan sellers or sponsors, the trustee, the certificate administrator, the custodian, the master servicer, the special servicer, the trust advisor or another person, or changes to ratings criteria in response to legislative and regulatory initiatives or legal actions directed against the rating agencies, may have an adverse effect on any ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan. See “Ratings” in this free writing prospectus.

In addition, a ratings downgrade of any class of offered certificates by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Unsolicited Ratings and the Selection and Qualification of Rating Agencies Rating the Offered Certificates May Impact the Value of the Offered Certificates. Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the rating agencies engaged by the depositor to rate certain classes of certificates may issue unsolicited credit ratings on one or more classes of certificates that it was not engaged to rate upon initial issuance, in each case relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued with respect to any particular class of certificates, we cannot assure you that they will not be lower than the rating(s) assigned by any of the rating agencies engaged by the depositor to rate that class of certificates on the closing date. The issuance of any such unsolicited ratings with respect to any particular class of certificates that are lower than the rating(s) assigned to it by any of the engaged rating agencies on the closing date may negatively impact the liquidity, market value and regulatory characteristics of that class of certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those rating agencies at that time, the depositor selected three (3) of them to rate some or all of the classes of offered certificates and certain classes of the privately offered certificates (although each such engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Likewise, the decision to engage one or more of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Had the depositor selected other rating agencies to rate the offered certificates or had it engaged Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc., as applicable, to rate those other classes of certificates, the depositor cannot assure you as to the ratings that such rating agencies would have ultimately been assigned to those classes of certificates. In addition, the decision not to engage one or more of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

Under the Internal Revenue Code of 1986, as amended, if, during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Upper-Tier REMIC and each Lower-Tier REMIC, could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments. The Internal Revenue Code of 1986, as amended, authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of allowing the entity to continue as a REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions, but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the certificates. State and local tax laws may differ substantially from the corresponding federal tax law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns, and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the underwriters, the sponsor, the related borrower, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult your own tax advisor with respect to the various state, local and other tax consequences of an investment in the certificates.

Articles 404 – 410 of the European Union Capital Requirements Regulation Could Adversely Affect the Liquidity of Your Certificates

Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (CRR) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (EEA) and consolidated group affiliates thereof (each referred to herein as an affected investor) from investing in securitizations (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the affected investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an affected investor be able to demonstrate that it has undertaken certain due diligence in respect of, among other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an ongoing basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an affected investor, which may include certain consolidated group affiliates that are based in the United States.

Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 404 – 410 of the CRR and apply, respectively, to EEA-regulated alternative investment fund managers and EEA-regulated insurance/reinsurance undertakings. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA-regulated UCITS funds. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “securitization retention requirements”. As used herein, “UCITS” refers to undertakings for collective investment in transferrable securities as defined in the EU Directive 2009/65/EC.

None of the originators, the sponsors, the mortgage loan sellers, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the securitization retention requirements or take any other action which may be required by investors for the purposes of their compliance with the securitization retention requirements. This may have a negative impact on the regulatory capital position of affected investors and on the value and liquidity of the offered certificates in the secondary market.

Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with securitization retention requirements and the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

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The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in or treatment of commercial mortgage-backed securities for regulatory capital purposes.

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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act of 1940 contained in Section 3(c)(5) of the Investment Company Act of 1940 or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940 as a basis for not registering under the Investment Company Act of 1940. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations are commonly referred to as the “Volcker Rule“). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940 other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act of 1940. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus, including in the appendices to this free writing prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in this free writing prospectus. See “Index of Significant Terms.”

FORWARD LOOKING STATEMENTS

This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including the risks described above in the “Risk Factors” section and elsewhere in this free writing prospectus.

TRANSACTION PARTIES

The Sponsors, Mortgage Loan Sellers and Originators

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, an underwriter, and Morgan Stanley Bank, N.A., an originator. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia. MSMCH originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations. MSMCH purchased from Morgan Stanley Bank, N.A. all of the mortgage loans that it is selling to the depositor, representing approximately 44.5% of the Initial Pool Balance.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by MSMCH for the five years ending on December 31, 2014.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.8	5.4	0.8	6.2
Year ending December 31, 2012	4.7	2.7	0.2	2.9
Year ending December 31, 2011	4.7	2.9	0.0	2.9
Year ending December 31, 2010	2.1	0.0	0.0	0.0

(1)
Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties

(2)	Approximate amounts show in billions of dollars

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMCH’s Underwriting Standards

Overview. Commercial mortgage loans originated by MSMCH are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by MSMCH. Therefore, this general description of MSMCH’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of a mortgage loan originated or purchased by MSMCH, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each MSMCH commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of MSMCH. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “— Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the MSMCH deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The MSMCH deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with MSMCH’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and MSMCH’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. The debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this free writing prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that MSMCH or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of both the interest only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. MSMCH may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, MSMCH may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all MSMCH commercial mortgage loans.

Generally, MSMCH requires escrows as follows:

●
Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●
Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●
Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Appendix I to this free writing prospectus.

Zoning and Land Use. With respect to each mortgage loan, MSMCH and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, MSMCH may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and MSMCH or its counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan,

(iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. MSMCH requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, MSMCH generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●
Appraisal. MSMCH generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by MSMCH to assess the value of the property. Each report is reviewed by MSMCH or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this free writing prospectus for illustrative purposes only.

●
Environmental Report. MSMCH generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by MSMCH. MSMCH or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when MSMCH or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●
Physical Condition Report. MSMCH generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by MSMCH to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. MSMCH, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, MSMCH often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. MSMCH also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●
Seismic Report. MSMCH generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, MSMCH may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by MSMCH may vary from the specific MSMCH underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of MSMCH’s mortgage loans, MSMCH or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans originated by MSMCH was originated with any material exceptions from MSMCH’s underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this free writing prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database of information (the “MSMCH Securitization Database”) obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File“) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this free writing prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●
comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this free writing prospectus.

Legal Review. For each MSMCH Mortgage Loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Appendix V to this free writing prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates, if any, from a third party originator, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—MSMCH’s Underwriting Standards” or below under “—Morgan Stanley Bank’s Underwriting Standards,” as applicable, as well as to identify any material deviations from those origination and underwriting standards. See “—MSMCH’s Underwriting Standards” above and “—Morgan Stanley Bank’s Underwriting Standards” below.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this free writing prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that (i) the MSMCH Mortgage Loans originated by MSMCH were originated in accordance with MSMCH’s origination procedures and underwriting standards, except to the extent described above under “—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards” and (ii) the MSMCH Mortgage Loans originated by Morgan Stanley Bank were originated in accordance with Morgan Stanley Bank’s origination procedures and underwriting standards, except to the extent described below under “—Morgan Stanley Bank’s Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans“) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2012 and ending December 31, 2014, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2014 through December 31, 2014 was set forth in a Form ABS-15G filed by MSMCH on February 13, 2015. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1 Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)5			Demand in Dispute6			Demand Withdrawn7			Demand Rejected8
			#	$	%	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10	#	$9	%10
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)(11)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,366,639	1.07%	0	-	0.00%	0	-	0.00%	1	11,366,639	1.07%	0	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	2.33%	0	-	0.00%	0	-	0.00%	1	81,000,000	2.33%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		2	92,366,639		0	-		0	-		2	92,366,639		1	-		0	-

1.
In connection with the preparation of this free writing prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities“), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

2.
MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

3.	Reflects aggregate numbers for all demand activity shown in this table.

4.
Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2012 to December 31, 2014. The demand related to loans reported in this column may have been received prior to such reporting period.

5.
Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2012 to December 31, 2014.

6.
Includes demands received during and prior to the reporting period from January 1, 2012 to December 31, 2014 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7.
Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2012 to December 31, 2014. The demand related to loans reported in this column may have been received prior to such reporting period.

8.
Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2012 to December 31, 2014. The demand related to loans reported in this column may have been received prior to such reporting period.

9.
Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2014 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds.

10.
Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2014 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

11.
With respect to the Morgan Stanley Dean Witter Capital I Series 2001-TOP1 securitization, the demand made with respect to one of the underlying loans was subsequently withdrawn. In addition, the March 2014 distribution date report showed that the current balance of such loan is $0.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank”), originated twenty-two (22) of the mortgage loans, representing approximately 44.5% of the Initial Pool Balance, which MSMCH will acquire on or prior to the closing date and contribute to this securitization, and is the initial holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan and the current holder of the Hilton Garden Inn W 54th Street B note.  Morgan Stanley Bank is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, an underwriter, and MSMCH, a sponsor and a mortgage loan seller, and is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS).  The headquarters of Morgan Stanley Bank are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600.  Morgan Stanley Bank also has offices in New York, New York.

Morgan Stanley Bank’s Commercial Mortgage Origination Program

Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization since at least 2011.  For the period from January 1, 2011 to December 31, 2014, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $12,357,496,667.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates.   The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York.  Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations.  Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized.  Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

Morgan Stanley Bank’s Underwriting Standards

Overview.  Commercial mortgage loans originated by Morgan Stanley Bank are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Morgan Stanley Bank. Therefore, this general description of Morgan Stanley Bank’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of a mortgage loan originated or purchased by Morgan Stanley Bank, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each Morgan Stanley Bank commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of Morgan Stanley Bank. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “— Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the Morgan Stanley Bank deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Morgan Stanley Bank deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Morgan Stanley Bank’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. Morgan Stanley Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Morgan Stanley Bank’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. The debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this free writing prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Morgan Stanley Bank or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. Morgan Stanley Bank’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of both the interest only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. Morgan Stanley Bank may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, Morgan Stanley Bank may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all Morgan Stanley Bank commercial mortgage loans.

Generally, Morgan Stanley Bank requires escrows as follows:

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Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

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Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

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Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

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Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

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Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

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Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

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Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Appendix I to this free writing prospectus.

Zoning and Land Use. With respect to each mortgage loan, Morgan Stanley Bank and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Morgan Stanley Bank may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and Morgan Stanley Bank or its counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. Morgan Stanley Bank requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, Morgan Stanley Bank generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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Appraisal. Morgan Stanley Bank generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by Morgan Stanley Bank to assess the value of the property. Each report is reviewed by Morgan Stanley Bank or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this free writing prospectus for illustrative purposes only.

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Environmental Report. Morgan Stanley Bank generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by Morgan Stanley Bank. Morgan Stanley Bank or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Morgan Stanley Bank or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

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Physical Condition Report. Morgan Stanley Bank generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by Morgan Stanley Bank to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Morgan Stanley Bank, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Morgan Stanley Bank often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Morgan Stanley Bank also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

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Seismic. Morgan Stanley Bank generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. Morgan Stanley Bank currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Morgan Stanley Bank may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Morgan Stanley Bank may vary from the specific Morgan Stanley Bank underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of the mortgage loans originated by Morgan Stanley Bank, Morgan Stanley Bank may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as discussed in the two next paragraphs, none of the MSMCH Mortgage Loans originated by Morgan Stanley Bank was originated with any material exceptions from Morgan Stanley Bank’s underwriting guidelines and procedures.

Morgan Stanley Bank’s underwriting guidelines generally require underwritten income to be based on or supported by historical performance when such historical performance data is available; however, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, representing approximately 6.8% of the Initial Pool Balance, the related mortgaged property is a newly constructed hotel and therefore underwritten income is based on the trailing twelve month occupancy rate and the estimated 2014 average competitive primary and secondary competitive hotel room rate of $254.56.  The decision of Morgan Stanley Bank and MSMCH to include such mortgage loan in the transaction notwithstanding such exception was based on the location of the mortgaged property near Times Square in New York City and the strength of the related mortgage loan sponsor.

Morgan Stanley Bank’s underwriting guidelines generally require the establishment of reserves in respect of any unpaid but underwritten rent or outstanding tenant improvement obligations; however, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the Initial Pool Balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Latham & Watkins LLP” representing approximately 58.1% of the net square footage, (i) the underwritten lease is a renewal that commences on February 1, 2016 and (ii) the tenant is entitled to reimbursement from the related borrower for certain tenant improvement expenditures totaling approximately $21,311,531. No reserve was established at closing with respect to the period prior to such tenant’s commencement of paying full rent or with respect to such tenant improvement obligations.  The decision of Morgan Stanley Bank and MSMCH to include such mortgage loan in the transaction notwithstanding such exception was based on the following: (a) any shortfalls in rent below underwritten rent and the borrower’s reimbursement of the tenant improvement expenditures are both guaranteed by Rockrose General Equities L.L.C., (b) the quality of the loan sponsor and of Rockrose General Equities L.L.C. and (c) contribution of new equity by the related borrower in connection with its acquisition of the mortgaged property.

Bank of America, National Association

Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2010	2011	2012	2013	2014
Multifamily	$0	$9,700,000	$8,050,000	$411,310,000	$518,929,738
Office	435,331,927	295,300,000	854,800,000	1,122,060,000	1,864,674,000
Retail	238,220,000	861,406,000	2,521,663,000	1,613,066,013	1,726,602,172
Industrial	20,000,000	270,870,000	110,780,000	46,200,000	31,185,000
Manufactured Housing	0	65,835,000	150,225,000	365,593,000	87,111,250
Self Storage	44,645,000	132,535,000	173,810,000	140,247,500	93,095,000
Lodging	137,850,000	581,550,000	1,180,501,000	2,205,861,250	2,631,502,433
Mixed Use	25,000,000	10,000,000	0	79,242,199	144,100,000
Other	0	0	0	0	69,930,000
Total	$901,046,927	$2,227,196,000	$4,999,829,000	$6,287,108,854	$7,167,129,593

Bank of America is a sponsor and mortgage loan seller in this transaction.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Appendix VI to this free writing prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third party due diligence providers (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third party due diligence providers’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

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Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●
Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●
Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●
Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one of three approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●
Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●
Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards.  One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as discussed in the next succeeding paragraph, none of the Bank of America Mortgage Loans was originated with any material exceptions from Bank of America’s underwriting guidelines described above.

Bank of America’s underwriting guidelines generally permit a maximum loan-to-value ratio of 80%; however, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, representing approximately 1.3%, of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio for such mortgage loan is 85.2% based on an “As Is” appraised value as of January 9, 2015 of $17,250,000.  Bank of America’s decision to include the Marriott Hotel Visalia mortgage loan in the transaction notwithstanding such exception was based on a “Prospective Upon Completion & Stabilization” appraised value of $20,950,000 as of January 9, 2017 and the Cut-off Date Loan-to-Value Ratio based on such “Prospective Upon Completion & Stabilization” appraised value of being 70.2%. Two of the factors considered in establishing such “Prospective Upon Completion & Stabilization” appraised value are a stabilized occupancy and completion over the next eighteen (18) months of a property improvement plan with respect to the related mortgaged property for which $1,780,600 was reserved at origination of such mortgage loan.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this free writing prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database of information (the “Bank of America Securitization Database”) obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this free writing prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●
comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this free writing prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Appendix V to this free writing prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Appendix V to this free writing prospectus, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this free writing prospectus is accurate in all material respects.  Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2012, and ending December 31, 2014, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2014, through December 31, 2014, was set forth in a Form ABS-15G filed by Bank of America on February 12, 2015. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator1	Total Assets in ABS by Originator			Assets That Were Subject of Demand2			Assets That Were Repurchased or Replaced3			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute4			Demand Withdrawn5			Demand Rejected6
			#	$	%	#	$7%		#	$7%		#	$7%		#	$7%		#	$7%		#	$7%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	CIBC Inc.	26	19,714,665	63.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	JPMorgan Chase Bank, N.A.	33	11,578,153	37.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (0001209655)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	28	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	476,222,609	57.98	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	248,605,397	30.27	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	96,560,157	11.76	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF48		Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	375	107,242,249	100.00	375	107,242,249	100.00	0	0	0.00	0	0	0.00	375	107,242,249	100.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	German American Capital Corporation	34	834,359,722	33.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	25,699,964	1.02	0	0	0.00

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	General Electric Capital Corporation	68	620,290,079	24.71	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Bank of America, N.A.	54	539,541,154	21.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Barclays Capital Real Estate Inc.	41	516,128,177	20.56	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Bank of America, N.A.	85	1,755,862,034	69.43	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Eurohypo AG, New York Branch	22	390,096,285	15.42	1	4,200,000	0.17	0	0	0.00	0	0	0.00	1	4,200,000	0.17	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Hypo Real Estate Capital Corporation	3	184,000,000	7.28	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	SunTrust Bank	25	116,181,907	4.59	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-39 (0001404501)	X	Bridger Commercial Funding LLC	16	82,879,130	3.28	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	118	1,519,303,454	40.42	1	8,427,742	0.22	0	0	0.00	0	0	0.00	1	8,427,742	0.22	0	0	0.00	0	0	0.00

Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,421,889,843	37.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	Capmark Finance Inc.	29	490,876,673	13.06	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	PNC Bank, National Association	52	327,179,458	8.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-49 (0001413884)	X	Bank of America, N.A.	108	1,234,731,963	89.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-49 (0001413884)	X	Bridger Commercial Funding LLC	35	146,809,957	10.63	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-59 (0001420805)	X	Bank of America, N.A.	80	1,211,585,741	95.14	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-59 (0001420805)	X	Bridger Commercial Funding LLC	20	61,947,231	4.86	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,499	12,413,586,038		379	119,869,991		0	0		0	0		379	119,869,991		3	25,699,964		0	0

1.
The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.
Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2012 to December 31, 2014. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2014, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2014, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act:  (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities“), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us.  We followed up written requests made of Demand Entities as we deemed appropriate.  In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
3.
Reflects assets that were repurchased or replaced during the period from January 1, 2012 to December 31, 2014.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of December 31, 2014:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2014;
b.
The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.
Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2012 to December 31, 2014.
5.
Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2014.

6.
Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2014.

7.
An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2014, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America.  The most recent such quarterly filing by Bank of America was on February 12, 2015.  The Central Index Key Number of Bank of America is 0001102113.

9.
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM“) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM.  The most recent such quarterly filing by BAMLCM was on February 9, 2015. The Central Index Key Number of BAMLCM is 0001005007.

CIBC Inc.

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction.  CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates.  CIBC is a majority owned subsidiary of Canadian Imperial Holdings Inc.  Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce.  Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada.  It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the loans it originates through commercial mortgage-backed securitizations.  CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998.  In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations.  The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX.  As of December 31, 2014, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $20 billion.  In the calendar year ended December 31, 2014, CIBC originated approximately $1.4 billion of commercial mortgage loans and securitized approximately $1.2 billion of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans.  CIBC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization.  In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions.  CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller.  Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations.  Instead, CIBC sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC.  Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below.  For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below and Appendix VI to this free writing prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.  CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance.  The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  The debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this free writing prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio.  The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.  In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts.  In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC.  The typical required escrows for mortgage loans originated by CIBC are as follows:

●
Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments.  CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●
Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●
Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●
Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●
Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report.  CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●
Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report.  CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where:  (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements:  (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property.  Such insurance may include:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below.  New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●
Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan.  Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.  CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●
Environmental Assessment. In most cases, a Phase I environmental site assessment (“ESA”) will be required with respect to the real property collateral for each mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required.  In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following:  (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates” above.

●
Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.  In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.  In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this free writing prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects.  The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party.  CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor.  The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated its internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process.  After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph.  The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this free writing prospectus.

Data Comparison and Recalculation.  CIBC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this free writing prospectus.  These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●
comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this free writing prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this free writing prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Appendix V to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel.  Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Appendix III to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans.  In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above in this free writing prospectus.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this free writing prospectus is accurate in all material respects.  CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC’s most recently filed Form ABS-15G was filed with the SEC on February 17, 2015 and covers the period from and including October 1, 2014 to and including December 31, 2014.  CIBC’s CIK number is 0001548567.  With respect to the period from and including January 1, 2012 to and including December 31, 2014, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand1			Assets That Were Repurchased or Replaced1			Assets Pending Repurchase or Replacement (within cure period)1			Demand in Dispute1			Demand Withdrawn1			Demand Rejected1
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	0	0	0.00	0	0	0.00	1	10,718,582	4.47	0	0	0.00	0	0	0.002
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8 (CIK # 0001283891)	X	CIBC Inc.	45	528,766,659	100	1	20,320,845	46.10	0	0	0.00	0	0	0.00	1	20,320,845	46.10	0	0	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12 (CIK # 0001332776)	X	CIBC Inc.	84	904,788,208	100	1	3,684,724	0.69	0	0	0.00	0	0	0.00	0	0	0.00	1	3,684,724	0.69	0	0	0.002
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (CIK # 0001399797)	X	CIBC Inc.	116	1,464,514,801	100	1	9,414,421	0.973	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	9,414,421	0.972,3

1.
The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods.  Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.
The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x).  The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports.  The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.
The asset subject to the repurchase request was liquidated during, or prior to, the reporting period.  For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.
At the conclusion of the trial based on the claim for repurchase, the jury returned a verdict in favor of CIBC Inc. and the United States District Court, Southern District of New York ordered the related complaint dismissed in the related Judgment dated May 31, 2012.

Starwood Mortgage Funding III LLC

General

Starwood Mortgage Funding III LLC (“SMF III”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF III, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF III is a sponsor of, and a seller of certain mortgage loans into this securitization. Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

SMF III is an affiliate of LNR Partners, LLC, the special servicer of the 555 11th Street NW non-serviced loan combination under the MSBAM 2015-C21 pooling and servicing agreement, and of the entity that currently holds less than a majority (by certificate balance) of the initial controlling class of certificates issued in connection with the MSBAM 2015-C21 securitization.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, certificate administrator and custodian, and SMF III, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF III.

Morgan Stanley Bank, an originator and an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility.  All of the SMF III Mortgage Loans are subject to such master repurchase facility.  SMF III is using the proceeds from its sale of the SMF III Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank free and clear of any liens.

Starwood’s Securitization Program

This is the thirty-first commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $4.39 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF III Mortgage Loans

Overview. SMF III has conducted a review of the SMF III Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the SMF III Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF III Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF III Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF III Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF III Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF III Data Tape”) containing detailed information regarding each SMF III Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF III Data Tape was used to provide the numerical information regarding the SMF III Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF III engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF III, relating to information in this free writing prospectus regarding the SMF III Mortgage Loans.

These procedures included:

●	comparing the information in the SMF III Data Tape against various source documents provided by SMF III that are described above under “—Database”;

●	comparing numerical information regarding the SMF III Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF III Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF III Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF III Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each SMF III Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF III Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF III Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF III Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF III Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF III Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF III Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF III Mortgage Loans to determine whether any SMF III Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF III Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF III Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF III attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF III Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Appendix VI to this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●
Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF III Mortgage Loans, please see Appendix I to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Disclosed Underwriting Guidelines

None of the SMF III Mortgage Loans were originated with any material exceptions from Starwood’s underwriting guidelines and procedures, except that with respect to the mortgaged loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, representing approximately 0.5% of the Initial Pool Balance, the appraised value shown on Appendix I represents an “as-is” value that is based on a hypothetical condition that a property improvement plan costing $1,280,000 was completed as of February 1, 2015.  SMF III approved the inclusion of such mortgage loan in this securitization on the basis of, among other considerations, an assessment of such mortgage loan in the light of the entirety of Starwood’s underwriting guidelines (taken as a whole) and certain characteristics of such mortgage loan and the related mortgaged property, including the pending implementation of a property improvement plan estimated to cost approximately $1,280,000 and to be completed by March 2017, the terms of which were reviewed and relied on by the related appraiser, and the establishment of a reserve in such amount at origination of the mortgage loan.  The related appraisal also reported an “as-is” value of $5,500,000, representing a loan-to-value ratio as of the Cut-Off Date of 92.6%, that makes the extraordinary assumption that the property improvement plan will be completed during the first year of the projection period.  The appraisal also reported an “as-stabilized” value of $7,500,000 as of February 1, 2017, representing a loan-to-value ratio of 67.9% as of the Cut-Off Date, that assumes the completion of the property improvement plan and the stabilization of the mortgaged property as of such date.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 13, 2015. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 30, 2015, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $96,693,761,356.  Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor will have minimal ongoing duties with respect to the Offered Certificates and the mortgage loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the Certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes- Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

 The Issuing Entity

The issuing entity with respect to the Offered Certificates will be Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22 (the “Issuing Entity”). The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Issuing Entity, but only to the extent the advancing party deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this free writing prospectus under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.”  The Issuing Entity administers the mortgage loans through the trustee, the certificate administrator, the custodian, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties,” “—The Trustee,” “—The Certificate Administrator and Custodian,” “—The Master Servicer,” “—The Special Servicer,” “—The Trust Advisor” and “Servicing of the Mortgage Loans.”

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the depositor, the trustee, the certificate administrator, the custodian, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the Issuing Entity. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

The depositor has been formed for the purpose of acting as a depositor in asset backed securities transactions. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity, certain legal opinions are required. To the extent relating to an entity subject to Title 11 of the United States Code (the “Bankruptcy Code”), those opinions are generally to the effect that:

(1)     if such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

(2)     if the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the related mortgage loans by the depositor to the Issuing Entity (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Issuing Entity secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Issuing Entity’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Issuing Entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—Risks Related to the Offered Certificates—The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans.”

 The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as (the “Trustee“) on behalf of the certificateholders under the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information concerning the Trustee has been provided by WTNA.  WTNA does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement.

The information set forth in this subheading “—The Trustee” concerning WTNA and its affiliates has been provided by WTNA.

 The Certificate Administrator and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as custodian and certificate administrator under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2014, Wells Fargo Bank was acting as custodian of more than 80,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor one or more of those mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.  On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice.  That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 residential mortgage backed securities  trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted.  As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs.  The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief.  Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth in this subheading “—The Certificate Administrator and Custodian” concerning Wells Fargo Bank has been provided by Wells Fargo Bank.

 The Trust Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as trust advisor under the Pooling and Servicing Agreement (the “Trust Advisor”).  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments.  These engagements have included:  mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2014, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $46.6 billion issued in 44 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.  See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.

The information set forth in this subheading “—The Trust Advisor” concerning the trust advisor has been provided by Park Bridge Lender Services.

 The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the mortgage loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  Wells Fargo is also the Certificate Administrator and the Custodian.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Approximate Number:	38,132	35,189	33,354	33,590
By Approximate Aggregate Unpaid Principal Balance (in billions):	$ 437.68	$ 428.52	$ 434.37	$ 474.38

Within this portfolio, as of December 31, 2014, are approximately 24,558 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $390.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.50%

*  “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans and the Serviced Companion Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the mortgage loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the mortgage loans or the Serviced Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans, the Serviced Companion Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between MSMCH and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by MSMCH and those affiliates thereof, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed by MSMCH to this securitization.

Pursuant to an interim servicing agreement between Wells Fargo and Bank of America or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Bank of America or certain of its affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed by Bank of America to this securitization.

Pursuant to an interim servicing agreement between Wells Fargo and SMF III, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by SMF III or certain of its affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed by SMF III to this securitization.

The foregoing information set forth under this subheading “—The Master Servicer” concerning the master servicer and its affiliates has been provided by Wells Fargo.

 The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the special servicer and in such capacity will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than REO Properties relating to Non-Serviced Mortgage Loans) and performing certain reviews of material actions with respect to mortgage loans (other than any Non-Serviced Mortgage Loan) when such mortgage loans are not Specially Serviced Mortgage Loans, in each case pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2014, Midland was servicing approximately 29,855 commercial and multifamily mortgage loans with a principal balance of approximately $314 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,772 of such loans, with a total principal balance of approximately $157 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of December 31, 2014, Midland was named the special servicer in approximately 156 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $85 billion. With respect to such transactions as of such date, Midland was administering approximately 104 assets with an outstanding principal balance of approximately $765 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2012	2013	2014
CMBS	$ 115	$ 141	$ 157
Other	$ 167	$ 167	$ 179
Total	$ 282	$ 308	$ 336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014
Total	$ 82	$ 70	$ 85

Midland may enter into one or more arrangements with the directing holder, holders of controlling class certificates, holders of certain subordinate companion loans (including holders of trust subordinate companion loans) or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

DoubleLine Capital LP or its affiliate, is expected to serve as the initial controlling class representative and engaged Midland as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.

The foregoing information set forth under this subheading “—The Special Servicer” concerning Midland has been provided by Midland.

 The MSBAM 2015-C21 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will act as the initial special servicer for the 555 11th Street NW Non-Serviced Loan Combination pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement entered into in connection with the MSBAM 2015-C21 securitization transaction (in such capacity, the “MSBAM 2015-C21 Special Servicer”).  An affiliate of LNR Partners currently holds less than a majority (by certificate balance) of the initial controlling class of certificates issued in connection with the MSBAM 2015-C21 securitization.

The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer of the 555 11th Street NW non-serviced loan combination under the MSBAM 2015-C21 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 152 as of December 31, 2014.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and

●	152 domestic CMBS pools as of December 31, 2014 with a then current face value in excess of $135 billion.

As of December 31, 2014, LNR Partners has resolved approximately $58 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of December 31, 2014, LNR Partners had approximately 223 employees responsible for the special servicing of commercial real estate assets.  As of December 31, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,290 assets across the United States and various international properties with a then current face value of approximately $134.8 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans included in the Mortgage Pool.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing.  LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch and has been given a “Pass” rating by KBRA.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the MSBAM 2015-C21 pooling and servicing agreement for assets of the same type included in this securitization transaction or the MSBAM 2015-C21 securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the 555 11th Street NW Non-Serviced Loan Combination.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSBAM 2015-C21 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the 555 11th Street NW Non-Serviced Loan Combination or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the 555 11th Street NW Non-Serviced Loan Combination.  On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the 555 11th Street NW Non-Serviced Loan Combination or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard specified in the MSBAM 2015-C21 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR

Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the 555 11th Street NW Non-Serviced Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is an affiliate of Starwood Mortgage Funding III LLC, one of the sponsors and mortgage loan sellers, and Starwood Mortgage Capital LLC, an originator.  Otherwise, except as disclosed in this free writing prospectus and except for LNR Partners acting as special servicer for the 555 11th Street NW Non-Serviced Loan Combination, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer or the trust advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, other than as disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer or the trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information set forth under this subheading “—The MSBAM 2015-C21 Special Servicer” concerning LNR Partners has been provided by LNR Partners.

 Affiliations and Certain Relationships

The depositor is an affiliate of MSMCH, a mortgage loan seller and a sponsor, Morgan Stanley Bank, N.A., an originator, the initial holder of the 300 South Riverside Plaza Fee serviced companion loan, the Waterfront at Port Chester serviced companion loan and the Hilton Garden Inn W 54th Street serviced companion loan and the current holder of the Hilton Garden Inn W 54th Street B note, and Morgan Stanley & Co. LLC, one of the underwriters.  Bank of America, a mortgage loan seller, an originator and a sponsor, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.  CIBC, a mortgage loan seller, an originator and a sponsor, is an affiliate of CIBC World Markets Corp., one of the underwriters.

SMF III, a mortgage loan seller and sponsor, SMC, an originator and the guarantor with respect to the repurchase obligations of SMF III, and LNR Partners, LLC, the MSBAM 2015-C21 Special Servicer, are affiliated with each other and with the entity that currently holds less than a majority (by certificate balance) of the initial controlling class of certificates issued in connection with the MSBAM 2015-C21 securitization.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Wells Fargo Bank, National Association, the master servicer, certificate administrator and custodian, is also the current trustee, certificate administrator and custodian under the pooling and servicing agreement for the MSBAM 2015-C21 securitization pursuant to which the 555 11th Street NW Non-Serviced Loan Combination is being serviced.

Midland, the special servicer, will be appointed by the entity that is expected to be the initial controlling class representative and that is expected to purchase the Class E, Class F, Class G and Class H Certificates on the Closing Date:  DoubleLine Capital LP or its affiliate.  DoubleLine Capital LP or its affiliate engaged Midland as an independent contractor to conduct due diligence with respect to the mortgage loans included in the mortgage pool.  An affiliate of the depositor may purchase less than 50% of each such Class upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the Controlling Class Representative, and any Certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the Controlling Class Representative.

Pursuant to an interim servicing agreement between MSMCH and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by MSMCH and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, eleven (11) of the mortgage loans to be contributed by MSMCH to this securitization, representing approximately 32.1% of the initial pool balance.  MSMCH is also a party to a custodial agreement with Wells Fargo, pursuant to which Wells Fargo acts as interim custodian with respect to the mortgage loan files for the mortgage loans to be contributed to the issuing entity by MSMCH (other than any non-serviced loans).

Pursuant to an interim servicing agreement between Wells Fargo and Bank of America, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Bank of America, including, prior to their inclusion in the Issuing Entity, 100% of the mortgage loans to be contributed by Bank of America to this securitization, representing approximately 27.1% of the initial pool balance.  Bank of America is also a party to a custodial agreement with Wells Fargo, pursuant to which Wells Fargo acts as interim custodian with respect to the mortgage loan files for certain of the mortgage loans to be contributed to the issuing entity by Bank of America.

Pursuant to an interim servicing agreement between Wells Fargo and SMF III, Wells Fargo acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF III, representing approximately 8.5% of the initial pool balance.

Morgan Stanley Bank provides short-term warehousing of mortgage loans originated by SMC, an originator, through a master repurchase facility.  All of the mortgage loans with respect to which SMF III is acting as the mortgage loan seller, representing approximately 8.5% of the initial pool balance, are subject to such master repurchase facility.  SMF III is using the proceeds from its sale of such mortgage loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank free and clear of any liens.

CIBC is a party to a custodial agreement with Wells Fargo, pursuant to which Wells Fargo acts as interim custodian with respect to the mortgage loan files for the mortgage loans CIBC is selling to the depositor for this securitization.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Other Conflicts” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

 General

The Commercial Mortgage Pass-Through Certificates, Series 2015-C22 (collectively, the “Certificates”), will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the depositor, the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor and the trustee.

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

●
the mortgage loans and all payments thereunder and proceeds thereof received after the Cut-off Date, exclusive of Principal Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

●	any mortgaged property (or interest therein) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

●	a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

●
certain rights of the depositor under, or assigned to the depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

The Certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of various classes (each, a “Class”), to be designated as:

●
the Class A-1 Certificates, the Class A-2 Certificates, the Class A-SB Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the “Class A Senior Certificates”) and the Class A-S Certificates;

●
the Class X-A Certificates and the Class X-B Certificates (collectively, the “Class X Certificates” or the “Interest Only Certificates,” and, together with the Class A Senior Certificates, the “Senior Certificates”);

●
the Class B Certificates, the Class PST Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively with the Class A-S Certificates, the “Subordinate Certificates”; and the Subordinate Certificates together with the Class A Senior Certificates, the “Principal Balance Certificates”); and

●	the Class V and Class R Certificates (together with the Class X-B, Class D, Class E, Class F, Class G and Class H Certificates, the “Privately Offered Certificates”).

Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class PST and Class C Certificates (collectively, the “Offered Certificates”) are being offered pursuant to this free writing prospectus.  The Privately Offered Certificates will be offered pursuant to a private placement memorandum (the “Private Placement Memorandum”) dated the date hereof.

The Class A-S, Class B, Class PST and Class C Certificates are also referred to as the “Exchangeable Certificates.”  See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.

“Scheduled Payment” means, in general, for any mortgage loan, B Note or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Due Date” means the date upon which the related Scheduled Payments are (or, in the case of a Balloon Loan past its maturity date or an REO Mortgage Loan, would otherwise have been) due under the terms of the related mortgage loan, B Note or Serviced Companion Loan.

The Offered Certificates (other than the Class X-A Certificates) will be issued in denominations of $10,000 and in any whole dollar denomination in excess of that amount.  The Class X-A Certificates will be issued in denominations of $100,000 and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”).  We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the attached prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references herein to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures.  Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants.  See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking société anonyme (“Clearstream”) or the Euroclear system (“Euroclear”), in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

“Certificate Owner” means the beneficial owner of an Offered Certificate.

“Participants” means participating organizations of DTC, together with Clearstream and Euroclear participating organizations.

 Certificate Principal Balances and Notional Amounts

Upon initial issuance, the Offered Certificates will have the Certificate Principal Balances and Notional Amounts set forth under “Executive Summary,” which in each case may vary by up to 5%.  Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance.  Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial Certificate Principal Balance of each class of Principal Balance Certificates and the initial Notional Amount of each class of Class X Certificates and to the other statistical data contained in this free writing prospectus.

The initial Certificate Principal Balance of each Certificate with a principal balance will be presented on the face of the certificate.  The “Certificate Principal Balance” of any class of Principal Balance Certificates, Class PST Component or Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the Issuing Entity.  On each Distribution Date, the Certificate Principal Balance of each class of Principal Balance Certificates, Class PST Component and Trust Component, will be reduced by (i) any distributions of principal actually made on such Certificates, Class PST Component or Trust Component, (ii) any Collateral Support Deficit allocated to such Certificates, Class PST Component or Trust Component, and (iii) with respect to (x) any class of Principal Balance Certificates (other than any Class of Control Eligible Certificates), (y) any Class PST Component or (z) any Trust Component, any Excess Trust Advisor Expenses allocated to that class of Certificates, Class PST Component or Trust Component on that Distribution Date.  On each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a class of Principal Balance Certificates, Class PST Component or Trust Component may be increased by the amount of any recoveries of Nonrecoverable Advances for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the unreimbursed Collateral Support Deficit for such class of Certificates, Class PST Component or Trust Component, with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below.  In addition, on each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a class of Principal Balance Certificates (other than any Class of Control Eligible Certificates), Class PST Component or Trust Component may be increased by the amount of any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the amount of any reduction to the Certificate Principal Balance of any such class of Certificates, Class PST Component or Trust Component as a result of such payment of Trust Advisor Expenses, with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below.  The recoveries of Nonrecoverable Advances and Trust Advisor Expenses referred to in the prior two sentences will result in an increase in the Principal Distribution Amount for the current Distribution Date.

The Interest Only Certificates will not have Certificate Principal Balances.  Those classes of Certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional amount (a “Notional Amount”).

The Notional Amount of the Class X-A Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S Trust Component outstanding immediately prior to such Distribution Date.  The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class B Trust Component outstanding immediately prior to such Distribution Date.

Accordingly, the respective Notional Amounts of the various Classes of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Collateral Support Deficit and Excess Trust Advisor Expenses actually allocated to, the Certificate Principal Balance of any related class of Principal Balance Certificates or Trust Component.  The Notional Amounts of the respective classes of the Class X Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and do not represent the right to receive any distributions of principal.

The Class V and Class R Certificates will not have Certificate Principal Balances or Notional Amounts.

The “Class A-S Percentage Interest” means the quotient of the Certificate Principal Balance of the Class A-S Certificates divided by the Certificate Principal Balance of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be [__]%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-S,” with a Pass-Through Rate that is the same as the Pass-Through Rate for the Class A-S Certificates.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PST Component A-S will represent beneficial ownership of the Class A-S-PST Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the EC Trust.

The “Class A-S-PST Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PST Percentage Interest will be [__]%.

The “Class B Percentage Interest” means the quotient of the Certificate Principal Balance of the Class B Certificates divided by the Certificate Principal Balance of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be [__]%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with a Pass-Through Rate that is the same as the Pass-Through Rate for the Class B Certificates.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PST Component B will represent beneficial ownership of the Class B-PST Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the EC Trust.

The “Class B-PST Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PST Percentage Interest will be [__]%.

The “Class C Percentage Interest” means the quotient of the Certificate Principal Balance of the Class C Certificates divided by the Certificate Principal Balance of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be [__]%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with a Pass-Through Rate that is the same as the Pass-Through Rate for the Class C Certificates.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PST Component C will represent beneficial ownership of the Class C-PST Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the EC Trust.

The “Class C-PST Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PST Percentage Interest will be [__]%.

“Class PST Component” means any of the Class PST Component A-S, Class PST Component B or Class PST Component C.

“Class PST Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PST Percentage Interest of the Class A-S Trust Component.

“Class PST Component B” means the portion of the Class B Trust Component equal to the Class B-PST Percentage Interest of the Class B Trust Component.

“Class PST Component C” means the portion of the Class C Trust Component equal to the Class C-PST Percentage Interest of the Class C Trust Component.

“EC Trust” means the grantor trust formed on the Closing Date comprised of, among other things, the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

 Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of Certificates (other than the Class PST, Class V or Class R Certificates), Class PST Component or Trust Component accrues interest.  The approximate initial Pass-Through Rate for each class of Offered Certificates (other than the Class PST Certificates) is set forth on the cover to this free writing prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates (other than the Class PST Certificates), Class PST Component and Trust Component for any Distribution Date will be equal to one of (i) a fixed per annum rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate for that Distribution Date and (iii) a rate equal to the Weighted Average Net Mortgage Rate for that Distribution Date less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components.  The Pass-Through Rates for the Class A-S Certificates, the Class A-S Trust Component and the Class PST Component A-S will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates, the Class B Trust Component and the Class PST Component B will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates, the Class C Trust Component and the Class PST Component C will, at all times, be the same.

The Pass-Through Rate with respect to the Class X-A Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes and Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate with respect to the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Trust Component for such Distribution Date.

The applicable “Class X Strip Rate” for each Class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and for each of the Class A-S Trust Component and the Class B Trust Component, for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Class of Certificates or Trust Component.  Under no circumstances will any Class X Strip Rate be less than zero.

“Weighted Average Net Mortgage Rate” or “WAC” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Stated Principal Balances, as of the close of business on the preceding Distribution Date.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any rate increase occurring in connection with a continuing default or after an Anticipated Repayment Date) minus the related Administrative Fee Rate; provided that, for purposes of calculating the Pass-Through Rate for any class of Certificates (other than the Class PST, Class V or Class R Certificates), Class PST Component or Trust Component from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms thereof subsequent to the Closing Date.  In addition, because the Certificates (other than the Class PST, Class V and Class R Certificates), Class PST Components and Trust Components accrue interest on the basis of a 360-day year consisting of twelve (12) 30-day months, when calculating the Pass-Through Rate for each class of Certificates (other than the Class PST, Class V or Class R Certificates), Class PST Component or Trust Component, for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest, Excess Interest and related Master Servicing Fees, Certificate Administrator Fees, Trust Advisor Fees, CREFC® License Fees and any fees payable with respect to a Non-Serviced Mortgage Loan at the applicable Pari Passu Loan Primary Servicing Fee Rate during the loan-level one-month interest accrual period for the due date in the month of such Distribution Date).  However, with respect to each Non-30/360 Loan:

●
except with respect to the final Distribution Date, the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than during a leap year and commencing in 2017) and February of each year (commencing in 2016) will be adjusted to take into account the applicable one (1) day’s interest included in the Interest Reserve Amount to be deposited in the Interest Reserve Account; and

●
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or February if the related Distribution Date is the final Distribution Date), commencing in 2016, will be adjusted to take into account the related withdrawal from the applicable Interest Reserve Account of the Interest Reserve Amounts for the preceding January, if applicable, and February.

The Administrative Fee Rate for each mortgage loan is presented in Appendix I to this free writing prospectus.  The “Administrative Fee Rate” will equal the sum of the related Master Servicing Fee Rate, the Trust Advisor Fee Rate, the Certificate Administrator Fee Rate, the CREFC® License Fee Rate and the Pari Passu Loan Primary Servicing Fee Rate, if applicable, for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix I to this free writing prospectus.  The Administrative Fee Rate will be payable on the unpaid principal balance of each mortgage loan outstanding from time to time.  The Administrative Fee Rates with respect to the 300 South Riverside Plaza Fee Mortgage Loan, the Waterfront at Port Chester Mortgage Loan, the Hilton Garden Inn W 54th Street Mortgage Loan and the 555 11th Street NW Mortgage Loan will be 0.01760%, 0.01790%, 0.01810% and 0.02660%, respectively, per annum.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“CREFC® License Fee” means, with respect to each mortgage loan (including a mortgage loan that relates to an REO Property or is a defeasance loan) for any related mortgage loan interest accrual period, the amount of interest accrued during such related interest accrual period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such mortgage loan during such related interest accrual period.

“CREFC® License Fee Rate” means 0.0005% per annum.

“Interest Accrual Period” means, with respect to each Distribution Date, for each class of Certificates (other than the Class V and Class R Certificates), Class PST Component and Trust Component, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Stated Principal Balance” of any mortgage loan, Serviced Companion Loan, Non-Serviced Companion Loan or B Note will generally equal its unpaid principal balance as of the Cut-off Date or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of substitution (less any scheduled principal amortization occurring during or prior to April 2015 or the month of substitution, as applicable), reduced, to not less than zero, on each subsequent Distribution Date by:

●
any payments or other collections of principal thereon that have been collected or received during the related Collection Period, other than any Scheduled Payments due in any subsequent Collection Period and, in the case of a mortgage loan, other than any late collections of principal for which an Advance was previously made;

●	in the case of a mortgage loan, any Advance of principal made in respect thereof for the subject Distribution Date; and

●	the principal portion of any realized loss incurred in respect thereof during the related Collection Period.

An “REO Mortgage Loan” is any mortgage loan as to which the related mortgaged property has become an REO Property.

An “REO B Note” is any B Note as to which the related mortgaged property has become an REO Property.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related mortgaged property has become an REO Property.

 Exchangeable Certificates

General

The Class A-S, Class B, Class PST and Class C Certificates are Exchangeable Certificates.  Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PST Certificates and vice versa, in whole or in part, as described more fully below.  This process may occur repeatedly.  In no event, however, will exchanges be permitted after the Class A-S Trust Component (and therefore the Class A-S Certificates and the Class PST Component A-S of the Class PST Certificates) has been retired by the payment of all interest and its principal balance in full or any Class of Exchangeable Certificates is no longer maintained in book-entry form.  Your ability to exchange your Exchangeable Certificates is subject to the limitations described under “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” above and “Exchange Examples and Limitations” below.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence an Exchange Proportion generally will be exchangeable on the books of DTC for Class PST Certificates with a like principal amount, and Class PST Certificates generally will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates with a like principal amount and in an Exchange Proportion.  An “Exchange Proportion” consists of Class A-S, Class B and Class C Certificates with original Certificate Principal Balances (regardless of current Certificate Principal Balance) that represent approximately 34.646%, 36.220% and 29.134%, respectively, of the aggregate original Certificate Principal Balances of all Class A-S, Class B and Class C Certificates involved in the exchange.

Each Holder of an Exchangeable Certificate will be the beneficial owner of the pool of mortgage loans backing the Offered Certificates.  When Exchangeable Certificates are exchanged, the total amount of outstanding Exchangeable Certificates of the relevant class(es) surrendered will be reduced, and the total amount of outstanding Exchangeable Certificates of the relevant class(es) received will be increased by a proportionate amount, but the exchange will not result in an increase or decrease in (1) the total amount of outstanding Offered Certificates that represent beneficial ownership interests in the pool of mortgage loans backing the Offered Certificates, (2) the total amount of outstanding Exchangeable Certificates that collectively represent beneficial ownership interests in any individual Trust Component or (3) the principal balance of any Trust Component.  Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus and “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Certificates” in the attached prospectus.  The Exchangeable Certificates will represent an interest in one or more Trust Components, and the Trust Components will not be withdrawn from the EC Trust in connection with any exchange.

Exchange Examples and Limitations

Exchange Limitations

At the time of the proposed exchange, a Certificateholder must own Certificates of the related Class or Classes of Exchangeable Certificates in the proportions of original Certificate Principal Balance necessary to make the desired exchange.  Class A-S, Class B and Class C Certificates to be surrendered or received in an exchange must be in an Exchange Proportion.  A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are in an Exchange Proportion necessary to make the desired exchange, may be unable to obtain other Exchangeable Certificates sufficient to compose such an Exchange Proportion or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchange Proportion.  Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market.  Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Exchangeable Examples

An example of an exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates is set forth below.  This example generally assumes ownership of 50% of the maximum certificate balance of the relevant classes.

Exchangeable Certificates to be Surrendered (or Received)		Exchangeable Certificates to be Received (or Surrendered)
Classes of Exchangeable Certificates	Original Certificate Principal Balance	Classes of Exchangeable Certificates	Original Certificate Principal Balance

Class A-S	$ 30,451,500	Class PST	$ 87,894,000

Class B	$ 31,835,500

Class C	$ 25,607,000

For example, if a Certificateholder owns Class A-S, Class B and Class C Certificates with original Certificate Principal Balances in the amounts set forth in the table, the Certificateholder has an Exchange Proportion.  That is, the ratio of the original principal amount of Class A-S, Class B and Class C Certificates so owned to the aggregate original principal amount of all such Class A-S, Class B and Class C Certificates so owned is approximately 34.646%, 36.220% and 29.134%.  The Certificateholder may exchange the entirety of those certificates for Class PST Certificates in an amount equal to $87,894,000 which is equal to 100% of the aggregate amount of its Class A-S, Class B and Class C Certificates.  Conversely, if the Certificateholder instead owns only $87,894,000 of original Certificate Principal Balance of Class PST Certificates, the Certificateholder may exchange those Class PST Certificates for Class A-S, Class B and Class C Certificates in the amounts of $30,451,500, $31,835,500 and $25,607,000, respectively, of original Certificate Principal Balance.

If the Certificateholder instead owned Class B and Class C Certificates with original Certificate Principal Balances in the amounts set forth in the table and $60,903,000 of Class A-S Certificates (that is, the maximum Certificate Principal Balance of Class A-S Certificates),

the Certificateholder may conduct an exchange of its Class B and Class C Certificates and $30,451,500 of its Class A-S Certificates (which together represent an Exchange Proportion) for Class PST Certificates in an amount equal to $87,894,000.  In this case, the Certificateholder would also continue to own $30,451,500 of original Certificate Principal Balance of Class A-S Certificates immediately after the exchange.

If the Certificateholder instead owns Class PST Certificates in an amount equal to $20,000, the Certificateholder will be unable to exchange those certificates for Class A-S, Class B and Class C Certificates because the amounts thereof to be received in the exchange would be, in one or more cases, less than the minimum denomination for the relevant class.

All certificate amounts described in the examples above are expressed in original Certificate Principal Balances.

The foregoing is provided only by way of example.

Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com.  The exchange date can generally be any business day other than the first or last business day of the month.  The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Principal Balance and original Certificate Principal Balance of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange.  The certificate administrator will also reduce the outstanding amount of the surrendered Exchangeable Certificates, and increase the outstanding amount of the delivered Exchangeable Certificates, on the certificate register.  The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

 Accounts

Pursuant to the Pooling and Servicing Agreement, the following accounts are required to be established:

●	the Collection Account;

●	the Distribution Account;

●	the Interest Reserve Account;

●	the Excess Liquidation Proceeds Account;

●	the TA Unused Fees Account; and

●	the REO Account.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Collection Account”) as described in the Pooling and Servicing Agreement.  The Collection Account may be maintained with the master servicer, special servicer or a mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that any such entity must comply with Rating Agency standards.  The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the Business Day following receipt of properly identified available funds; provided, that to the extent that any of the following amounts are received after 2:00 p.m. (Eastern time) on any given Business Day, the master servicer is required to use commercially reasonable efforts to deposit such amounts into the Collection Account within one (1) Business Day of receipt of such amounts but, in any event, the master servicer is required to deposit such amounts into the Collection Account within two (2) Business Days of receipt of such amounts) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all Insurance Proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan and Condemnation Proceeds received in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the mortgaged property or released to the related borrower in accordance with the Servicing Standard and/or the terms and conditions of the related mortgage) and all Liquidation Proceeds together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the collections on each A/B Whole Loan or Loan Pair to be deposited in the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan pursuant to the related Intercreditor Agreement.  In addition, with respect to any Non-Serviced Mortgage Loan, collections on the entire Non-Serviced Loan Combination may be deposited pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement into the collection account (or a sub-account thereof) for such other securitization, and the portion of such collections allocable to such Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement are expected to be thereafter forwarded to the master servicer for deposit into the Collection Account for this securitization.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Insurance Proceeds” means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced Companion Loan, other than amounts required to be paid to the related borrower pursuant to law and the related mortgage loan documents in accordance with the Servicing Standard.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Loan.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Loan or related REO Property, net of liquidation expenses.  With respect to the mortgaged property or properties securing an A/B Whole Loan or Loan Pair, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.  With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

The certificate administrator is required to establish and maintain one or more accounts (collectively, the “Distribution Account”), on behalf of the trustee and for the benefit of the Certificateholders.  On each Distribution Date, the certificate administrator is required to apply amounts received in respect of the mortgage loans (which will include all funds that were remitted by the master servicer from the Collection Account plus, among other things, any P&I Advances remitted by the master servicer or the trustee, as the case may be) on deposit in a sub-account of the Distribution Account (the “Upper-Tier Distribution Account”) generally to make distributions of interest and principal from the Available Distribution Amount to the applicable Certificateholders as described in this free writing prospectus.  Each of the Collection Account and the Distribution Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an “Interest Reserve Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders.  Except with respect to the final Distribution Date, with respect to the Distribution Date occurring each January (other than during a leap year and commencing in 2017) and each February (commencing in 2016), the certificate administrator will be required to withdraw from the Distribution Account the Interest Reserve Amounts for deposit into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date.  For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount.”  Commencing in 2016, on the Master Servicer Remittance Date occurring in each March (and on any other Master Servicer Remittance Date related to the final Distribution Date), the certificate administrator will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

“Interest Reserve Amount” means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” or “Non-30/360 Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

The certificate administrator is required to establish and maintain a reserve account, which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders (such account, the “Excess Liquidation Proceeds Account”) into which will be deposited Excess Liquidation Proceeds.  “Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan (other than any Non-Serviced Mortgage Loan) or related REO Property, net of expenses, over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Whole Loan or Loan Pair, a prepayment in full had been made with respect to both the related mortgage loan and the related B Note or Serviced Companion Loan, as applicable) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.  In the case of any A/B Whole Loan or Loan Pair, “Excess Liquidation Proceeds” means only the portion of such proceeds that are allocable to the Issuing Entity pursuant to the related Intercreditor Agreement.

The certificate administrator is required to establish and maintain a “TA Unused Fees Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders for the deposit from time to time of TA Unused Fees.  “TA Unused Fees” means any amounts in the nature of Trust Advisor Fees that were otherwise payable, as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement, to a trust advisor that has been terminated or resigned, if and to the extent such amounts are not payable to a replacement trust advisor.

The special servicer is required to establish and maintain with respect to each REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) one or more accounts  (collectively, the “REO Account”) for the benefit of the Certificateholders (and the holders of any related B Note or Serviced Companion Loan, as applicable, with respect to any A/B Whole Loan or Loan Pair), in which it deposits all funds collected and received in connection with the operation of such REO Property.

Funds in the Collection Account and the REO Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer and the special servicer, respectively.  Investments related to amounts on deposit in the Collection Account are required to mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.  Funds in the Distribution Account (including all sub-accounts thereof) may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the certificate administrator.  Investments related to amounts on deposit in the Distribution Account are required to mature, unless payable by demand, not later than such time on the Distribution Date that will allow the certificate administrator to make withdrawals from the Distribution Account to make distributions on or with respect to the Certificates.

Interest or other income earned on funds in the Collection Account will be paid to the master servicer as additional servicing compensation.  Interest or other income earned on funds in any REO Account will be payable to the special servicer as additional compensation.  Interest or other income earned on funds in each Distribution Account will be payable to the certificate administrator as additional compensation.

 Distributions

General

Distributions on or with respect to the Certificates will be made by the certificate administrator, to the extent of available funds, and in accordance with the manner and priority presented in this free writing prospectus, on the 4th Business Day after the related Determination Date in each month (the “Distribution Date”), commencing in May 2015.  The “Determination Date” with respect to any Distribution Date, will be the 11th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day.  Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the certificate administrator with wiring instructions five (5) days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, (iii) a legal holiday in New York, New York, Charlotte, North Carolina or any principal city (or cities) in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations or in which any such party’s corporate office or corporate trust office is located, or (iv) a day on which banking institutions or savings associations in New York, New York, Charlotte, North Carolina or any principal city (or cities) in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations or in which any such party’s corporate office or corporate trust office is located, are authorized or obligated by law or executive order to be closed.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Collateral Support Deficit or Trust Advisor Expenses previously allocated to such Certificate.  The likelihood of any such future distributions is remote.  The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a Certificate at the location that will be specified in a notice of the pendency of such final distribution.  All distributions made on or with respect to a class of Certificates will be allocated pro rata among those Certificates based on their respective Percentage Interests in such class.  “Percentage Interest” means:  (a) with respect to each Certificate (other than a Class V or Class R Certificate), the fraction of the applicable class evidenced by such Certificate, expressed as a percentage, the numerator of which is the principal balance or notional amount, as applicable, represented by such Certificate, and the denominator of which is the aggregate Certificate Principal Balance or Notional Amount, as applicable, of all of the Certificates of such class; provided, that if at any time the aggregate Certificate Principal Balance or Notional Amount of such class equals zero, the “Percentage Interest” with respect to each Certificate of such class will equal zero; and (b) with respect to each Class V or Class R Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant class.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

The “Available Distribution Amount” will, in general, for any Distribution Date, be the aggregate (without duplication) of the following amounts payable with respect to the Certificates:

(1)
all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (together with any amounts received in respect of payments or other collections relating to any Non-Serviced Mortgage Loan from the related Non-Serviced Mortgage Loan Master Servicer as part of the applicable monthly remittance), exclusive of any portion thereof that represents one or more of the following:

●	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

●	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this free writing prospectus);

●
amounts that are payable or reimbursable to any person other than the Certificateholders (including, without limitation, amounts payable (A) to the master servicer in respect of unpaid Master Servicing Fees, the special servicer in respect of unpaid Special Servicer Compensation, the trust advisor in respect of unpaid Trust Advisor Fees and Trust Advisor Consulting Fees (with respect to any Trust Advisor Consulting Fee, solely to the extent that such fee is actually received from the related borrower), the certificate administrator in respect of unpaid Certificate Administrator Fees, including any portion of the Certificate Administrator Fees payable to the trustee in respect of unpaid Trustee Fees or to the custodian in respect of Custodian Fees or CREFC® in respect of unpaid CREFC® License Fees, and (B) in reimbursement of outstanding Advances (with interest thereon));

●	amounts deposited in the Distribution Account in error;

●
except with respect to the final Distribution Date, if such Distribution Date occurs during January, other than during a leap year, or February of any year, the Interest Reserve Amounts of one day’s interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

●
in the case of each REO Property related to an A/B Whole Loan or Loan Pair, all amounts received with respect to such A/B Whole Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

(2)	to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date on the mortgage loans;

(3)
if such Distribution Date occurs during March of any year (commencing in March 2016) or on the final Distribution Date, to the extent not already included in clause (1), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans; and

(4)
any Balloon Payments received during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below.

“Additional Trust Fund Expense” means any of the following items:  (i) Special Servicing Fees, Workout Fees and Liquidation Fees (in each case to the extent not collected from the related borrower); (ii) advance interest that is reimbursed to the trustee, the master servicer and/or the special servicer in accordance with the provisions of the Pooling and Servicing Agreement, but not from default interest, late fees, Allocable Modification Fees and Excess Liquidation Proceeds; (iii) amounts paid to indemnify the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, the trust advisor (subject to the final sentence of this definition), the trustee, the certificate administrator, the custodian (or any other person or entity) pursuant to the terms of the Pooling and Servicing Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Issuing Entity or its assets and paid from amounts on deposit in the Collection Account or Distribution Account; and (v) subject to the final sentence of this definition, to the extent not otherwise covered by indemnification by one of the parties to the Pooling and Servicing Agreement or otherwise and not payable by the related borrower under any mortgage loan, any other unanticipated cost, liability, or expense (or portion thereof) of the Issuing Entity (including costs of collecting such amounts or other Additional Trust Fund Expenses) that the Issuing Entity has not recovered, and in the judgment of the master servicer (or special servicer) will not recover, from any other source; provided, that, in the case of an A/B Whole Loan or Loan Pair, “Additional Trust Fund Expense” shall not include any of the foregoing amounts to the extent that the payment of those expenses is allocated to the related B Note as a result of the subordination of the related B Note or to the related Serviced Companion Loan, in each case in accordance with the terms of the related Intercreditor Agreement.  Notwithstanding anything in this free writing prospectus to the contrary, “Additional Trust Fund Expenses” shall not include (A) allocable overhead of the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, the trust advisor, the trustee, the certificate administrator, the certificate registrar or the custodian, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead, or (B) with respect to any Class of Control Eligible Certificates, Trust Advisor Expenses (including Excess Trust Advisor Expenses).

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans (and not in respect of any B Note or any Serviced Companion Loan, Non-Serviced Companion Loan, Specially Serviced Mortgage Loan or any mortgage loan that was previously a Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions), resulting from voluntary or involuntary Principal Prepayments made thereon during the related Collection Period, over (ii) the aggregate of Prepayment Interest Excesses collected in respect of such mortgage loans resulting from Principal Prepayments made thereon during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 0.005% (0.5 basis points) for the related Collection Period calculated in respect of such mortgage loans (including any related REO Mortgage Loans), plus any investment income earned on the amount prepaid prior to such Distribution Date; provided that Compensating Interest will only include (without regard to clause (B) above), the amount of any Prepayment Interest Shortfall otherwise described in clause (A) above incurred in connection with any Principal Prepayment received in respect of any such mortgage loan during the related Collection Period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer deviating, or allowing the related borrower to deviate, from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (v) subsequent to a default or imminent default under the related loan documents if the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard, (w) if the related loan is a specially serviced mortgage loan, (x) in connection with the payment of insurance proceeds or condemnation proceeds unless the master servicer did not apply the proceeds from involuntary principal prepayments in accordance with the terms of the related mortgage loan documents, (y) pursuant to applicable law or a court order or (z) at the request of or with the consent of the special servicer).  The master servicer’s obligations to pay any Compensating Interest, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

The “Distributable Certificate Interest” will be, in respect of each class of Certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) and Trust Component for any Distribution Date, the sum of:

(i)	Accrued Certificate Interest in respect of such class of Certificates or Trust Component for such Distribution Date, reduced (to not less than zero) by:

(A)	any Net Aggregate Prepayment Interest Shortfall allocated to any such class or Trust Component for such Distribution Date;

(B)
with respect to each of the Class B Trust Component, the Class C Trust Component and the Class D Certificates, any Trust Advisor Expenses allocated to such class of Certificates or Trust Component in reduction of interest payable thereon; and

(C)
with respect to each of the Class C Trust Component and the Class D Certificates, any amounts reimbursable to any more senior class of Certificates or Trust Component on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to such senior classes or Trust Components in accordance with clauses (iv) and (v) of this definition; plus

(ii)	the portion of the Distributable Certificate Interest for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date; plus

(iii)
if the aggregate Certificate Principal Balance is reduced because of a diversion of principal as a result of the reimbursement of Nonrecoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Principal Balance was so reduced, which interest will accrue from the end of the Interest Accrual Period for the Distribution Date on which the related Collateral Support Deficit is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered; plus

(iv)
with respect to the Class B Trust Component and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class D Certificates and Class C Trust Component (in that order) on such Distribution Date (in each case, without giving effect to any reduction in the Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (iv) or on clause (v) of this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class B Trust Component on any prior Distribution Date and which has not previously been reimbursed; plus

(v)
with respect to the Class C Trust Component and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class D Certificates on such Distribution Date (without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (v)), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class C Trust Component on any prior Distribution Date and which has not previously been reimbursed; plus

(vi)
with respect to the Class B Trust Component, the Class C Trust Component and the Class D Certificates, solely from any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses on prior Distribution Dates that resulted in a reduction of the Distributable Certificate Interest of any class of Certificates, the amount of any reductions in the Distributable Certificate Interest for such class (including, for this purpose, any reduction pursuant to clause (i)(C) of this definition) for any prior Distribution Dates that have not previously been reimbursed pursuant to clause (iv) or (v) above, or pursuant to this clause (vi), which recoveries will be allocated to each such class and Trust Component in alphabetical order, in each case, in an amount up to the amount of unreimbursed Trust Advisor Expenses previously allocated to such class or Trust Component.

The Class PST Certificates will be entitled to the sum of the Distributable Certificate Interest in respect of the Class PST Components.  The amount of Distributable Certificate Interest with respect to each Class PST Component is equal to the product of the Distributable Certificate Interest with respect to the related Trust Component and the percentage interest in such Trust Component represented by such Class PST Component.

The “Accrued Certificate Interest” will be, in respect of each class of Certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) and Trust Component for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of such class of Certificates or Trust Component outstanding immediately prior to such Distribution Date.  Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected thereon during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer in respect thereof.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

(i)
the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable) for their respective Due Dates occurring during the related Collection Period;

(ii)
(x) all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable)) and any other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income and proceeds of mortgage loan repurchases) received (including, in the case of any Non-Serviced Mortgage Loan, by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer) on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or any successor REO B Note or REO Serviced Companion Loan) during the related Collection Period that were identified and applied by the master servicer and/or special servicer as recoveries of principal (exclusive of any portion thereof included as part of the Principal Distribution Amount for the immediately preceding Distribution Date pursuant to clause (ii)(y) of this definition) and (y) the principal portion of any Balloon Payments received on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below that were identified and applied by the master servicer and/or special servicer as recoveries of principal;

(iii)
the amount of any actual recoveries received by the Issuing Entity of amounts paid as Excess Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date; and

(iv)
recoveries of any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances that were previously reimbursed out of principal collections and for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date;

as reduced by, to the extent applicable:

(a)
any Workout-Delayed Reimbursement Amounts that have been reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date;

(b)
any Nonrecoverable Advance (with advance interest thereon) previously made in respect of any mortgage loan or any REO Mortgage Loan that is reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date; and

(c)
the amount of any Excess Trust Advisor Expenses for such Distribution Date allocated to reduce the Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates and the Control Eligible Certificates) and/or the Trust Components.

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.  With respect to any A/B Whole Loan or Loan Pair, or any Non-Serviced Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

In addition to the Trust Advisor Fee and any Trust Advisor Consulting Fees, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement; provided, that on any Distribution Date the amount reimbursable to the trust advisor from the Certificates in respect of Trust Advisor Expenses for such date will not exceed the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date otherwise distributable to the Principal Balance Certificates (other than the Exchangeable Certificates and the Control Eligible Certificates) and the Trust Components and (ii) the aggregate amount of the Distributable Certificate Interest (for such purposes, calculated without regard to any reductions pursuant to clause (i)(C) of the definition of Distributable Certificate Interest as a result of Trust Advisor Expenses for such Distribution Date) that would otherwise be distributable to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates for such Distribution Date.  Any amount of Trust Advisor Expenses that are not reimbursed on a Distribution Date because of the limitations set forth in the immediately preceding sentence will be payable on the next Distribution Date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  If the only Principal Balance Certificates that remain outstanding at any time are the Control Eligible Certificates, the trust advisor will not be entitled to seek payment of Trust Advisor Expenses from the Issuing Entity or any Holder of a Control Eligible Certificate.

“Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts and other expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor Fee); provided, that Trust Advisor Expenses shall not include any expenses paid from the TA Unused Fees Account.

“Excess Trust Advisor Expenses” for each Distribution Date will equal the Trust Advisor Expenses for such Distribution Date less the amount of any such Trust Advisor Expenses allocated to reduce the aggregate Distributable Certificate Interest of the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates for such Distribution Date.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Recipient	Description	Rate or Amount	Frequency	Source of Payment
Certificate Administrator	Certificate Administrator Fee(1)	0.0036%	monthly	General collections
Master Servicer	Master Servicing Fee(1)	varies(2)	monthly	General collections
Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses
Special Servicer	Special Servicing Fee(1)	0.25%	monthly	General collections
Special Servicer	Workout Fee(1)	1.0%	monthly	Related post-workout collections of principal and/or interest
Special Servicer	Liquidation Fee(1)	1.0%	upon receipt	Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds from the liquidation or final disposition of the related mortgage loan (or REO Property)
Master Servicer and Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Certificate Administrator, Master Servicer and Special Servicer	Investment income(1)	varies	monthly	Investment income actually earned
Trust Advisor	Trust Advisor Fee(1)	0.0020%(3)	monthly	General collections (other than with respect to any Non-Serviced Mortgage Loan)
Trust Advisor	Trust Advisor Consulting Fee(1)	$10,000(4)	from time to time	Paid by related borrower

Recipient	Description	Rate or Amount	Frequency	Source of Payment
Trust Advisor	Trust Advisor Expenses(1)	varies	from time to time	General collections (to the extent allocable to the Class A-1 through Class D and Class PST Certificates)(5)
Master Servicer, Special Servicer, Trustee, Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee	Servicing Advances(6)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making an Advance or the special servicer determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer, Special Servicer, Trustee, Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee	Interest on Servicing Advances(6)	Advance Rate	when Advance is reimbursed
First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds (or, in the case of a Servicing Advance on a Non-Serviced Mortgage Loan, any recoveries on such mortgage loan) and then from general collections

Master Servicer and Trustee	P&I Advances(6)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making an Advance determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer and Trustee	Interest on P&I Advances(6)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Depositor, Trustee, Certificate Administrator, Custodian, Certificate Registrar, Master Servicer, Special Servicer, Non-Serviced Mortgage Loan Service Providers	Indemnification expenses(7)	varies	from time to time	General collections
CREFC®	CREFC® License Fee	0.0005%	monthly	General collections
Third Parties	Issuing Entity expenses not Advanced(8)	varies	from time to time	General collections

1.
For additional information regarding the fees, entitlements to reimbursement and compensation of the certificate administrator, the trustee, the custodian, the master servicer, the special servicer and the trust advisor, see “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,”  “—The Trustee” and “—The Custodian” below and “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation” and “—The Trust Advisor” in this free writing prospectus.  The 555 11th Street NW Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for another securitization and accordingly no Trust Advisor Fee will be applicable to such mortgage loan under the pooling and servicing agreement for this transaction.  The Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer with respect to such non-serviced mortgage loan is expected to be entitled to compensation under the related pooling and servicing agreement similar to that received by the master servicer and special servicer under the Pooling and Servicing Agreement, except that there may be a higher cap (or no cap) on workout fees and/or liquidation fees.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans.”

2.
The master servicing fee rate will be (i) with respect to each mortgage loan (other than the 555 11th Street NW Mortgage Loan), 0.005% per annum plus the primary servicing fee rate set forth next to such mortgage loan on Appendix I to this free writing prospectus, and (ii) with respect to the 555 11th Street NW Mortgage Loan, 0.005% per annum.  In addition, the MSBAM 2015-C21 master servicer will also be entitled to a pari passu primary servicing fee in respect of the 555 11th Street NW Mortgage Loan, payable at a rate per annum with respect to such mortgage loan equal to 0.0175%.  The master servicing fee rate in respect of each of the 300 South Riverside Plaza Fee Serviced Companion Loan, the Waterfront at Port Chester Serviced Companion Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan will be equal to 0.005% per annum.  The master servicing fee rate in respect of the Hilton Garden Inn W 54th Street B Note will be equal to 0.005% per annum.

3.
Notwithstanding the table above, the trust advisor fee in respect of each of the 300 South Riverside Plaza Fee Mortgage Loan, the Waterfront at Port Chester Mortgage Loan and the Hilton Garden Inn W 54th Street Mortgage Loan will be equal to 0.0035% per annum, 0.0038% per annum and 0.0040% per annum, respectively.

4.
The aggregate amount of any such Trust Advisor Consulting Fees with respect to any particular mortgage loan (or related A/B Whole Loan or Loan Pair, as applicable) may not exceed $10,000 in any calendar year.

5.
No trust advisor expenses (other than the trust advisor fee) will be allocated to reduce interest payable on the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 Certificates or the Class A-S Trust Component.

6.
For additional information regarding Advances, see “Description of the Offered Certificates—Advances” in this free writing prospectus.  For information regarding advances with respect to any Loan Pair or any Non-Serviced Loan Combination, see “Description of the Offered Certificates—Advances—Matters Relating to A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations” in this free writing prospectus.

7.
See “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “—The Trustee” and “Servicing of the Mortgage Loans—General,” “—The Trust Advisor” and “—Certain Matters Regarding the Parties to the Pooling and Servicing Agreement” in this free writing prospectus.

8.	The Issuing Entity may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

The Pooling and Servicing Agreement does not provide for any successor master servicer, special servicer (unless, in the case of the special servicer only, a successor cannot be found for existing compensation), trustee, certificate administrator, custodian or trust advisor, as the case may be, to receive compensation in excess of that permitted its predecessor.  Any change to the compensation of the master servicer, the special servicer, the certificate administrator, the trust advisor, the trustee or the custodian would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the certificate administrator will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds), if any for such date, for the following purposes and in the following order of priority:

●
first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class  X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Distributable Certificate Interest for those classes;

●	second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Balance of those classes, in the following priority:

(i)
to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i), (ii) and (iii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero;

●
third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Collateral Support Deficit previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on unreimbursed Collateral Support Deficits previously allocated to each such class at the Pass-Through Rate for such class from the date the related Collateral Support Deficit was allocated to such class;

●
fourth, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest of the Distributable Certificate Interest of the Class A-S Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class A-S-PST Percentage Interest of the Distributable Certificate Interest of the Class A-S Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component;

●
fifth, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class A-S Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class A-S-PST Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component, until their Certificate Principal Balances are reduced to zero;

●
sixth, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class A-S Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class A-S Certificates from the date the related Collateral Support Deficit was allocated to the Class A-S Trust Component, and to the Class PST Certificates, up to an amount equal to the Class A-S-PST Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class A-S Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class A-S Certificates from the date the related Collateral Support Deficit was allocated to the Class A-S Trust Component, pro rata, in proportion to their respective percentage interests in the Class A-S Trust Component;

●
seventh, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the Distributable Certificate Interest of the Class B Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class B-PST Percentage Interest of the Distributable Certificate Interest of the Class B Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class B Trust Component;

●
eighth, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class B Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class B-PST Percentage Interest of the Principal Distribution Amount for such

Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class B Trust Component, until their Certificate Principal Balances are reduced to zero;

●
ninth, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class B Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class B Certificates from the date the related Collateral Support Deficit was allocated to the Class B Trust Component, and to the Class PST Certificates, up to an amount equal to the Class B-PST Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class B Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class B Certificates from the date the related Collateral Support Deficit was allocated to the Class B Trust Component, pro rata, in proportion to their respective percentage interests in the Class B Trust Component;

●
tenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the Distributable Certificate Interest of the Class C Trust Component for such Distribution Date, and to the Class PST Certificates, in respect of interest, up to an amount equal to the Class C-PST Percentage Interest of the Distributable Certificate Interest of the Class C Trust Component for such Distribution Date, pro rata, in proportion to their respective percentage interests in the Class C Trust Component;

●
eleventh, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class C Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), and to the Class PST Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Class C-PST Percentage Interest of the Principal Distribution Amount for such Distribution Date (less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses), pro rata, in proportion to their respective percentage interests in the Class C Trust Component, until their Certificate Principal Balances are reduced to zero;

●
twelfth, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class C Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class C Certificates from the date the related Collateral Support Deficit was allocated to the Class C Trust Component, and to the Class PST Certificates, up to an amount equal to the Class C-PST Percentage Interest of, first, the aggregate unreimbursed Collateral Support Deficit previously allocated to the Class C Trust Component, and second, interest on that amount at the Pass-Through Rate for the Class C Certificates from the date the related Collateral Support Deficit was allocated to the Class C Trust Component, pro rata, in proportion to their respective percentage interests in the Class C Trust Component; and

●	thirteenth, to make payments to the Holders of the Privately Offered Certificates (other than the Class X-B and Class V Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the aggregate Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) has been reduced to zero (that date, the “Cross Over Date”), or the aggregate Appraisal Reduction allocable to the mortgage loans included in the Mortgage Pool is greater than or equal to the aggregate Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates), regardless of the allocation of principal payments described in priority second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Balances), among the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates.

On each Distribution Date, following the above-described distributions on the Offered Certificates, the certificate administrator will apply the remaining portion, if any, of the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds) for such date to make payments to the Holders of each of the respective other Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses first, second and third below, in that order, to the Holders of the Class D Certificates, then payments under clauses first, second and third below, in that order, to the Holders of the Class E, Class F, Class G and Class H Certificates, in that order:

●
first, to pay interest to the Holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

●
second, if the aggregate Certificate Principal Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the Holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Principal Balance of such Class of Certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

●
third, to the Holders of the particular Class of Certificates, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class from the date of the related Collateral Support Deficit was allocated to such Class.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the Holders of the Principal Balance Certificates and the Class X Certificates as contemplated above (or, with respect to the Principal Balance Certificates (other than the Control Eligible Certificates), as reimbursement for Trust Advisor Expenses and Excess Trust Advisor Expenses previously allocated to such Classes of Certificates), will be paid to the Holders of the Class R Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the Holders of the Class V Certificates.  Excess Interest will not be available to make distributions to any other class of Certificates or to provide credit support for other classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Distributions made on the Class A-S Certificates and, to the extent that they evidence the Class PST Component A-S, the Class PST Certificates as described above will be deemed to have been made on the Class A-S Trust Component.  Distributions made on the

Class B Certificates and, to the extent that they evidence the Class PST Component B, the Class PST Certificates as described above will be deemed to have been made on the Class B Trust Component.  Distributions made on the Class C Certificates and, to the extent that they evidence the Class PST Component C, the Class PST Certificates as described above will be deemed to have been made on the Class C Trust Component.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Cross Over Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate Principal Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Application of the Available Distribution Amount” above.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Appendix VII to this free writing prospectus.  These balances were calculated using, among other things, the Structuring Assumptions.  Based on such assumptions, the Certificate Principal Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Appendix VII.  There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.  Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Appendix VII.  In general, once the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in the Issuing Entity during the related Collection Period will be distributed by the certificate administrator on the classes of Certificates or Trust Components as follows:  to each class of Principal Balance Certificates (other than the Exchangeable Certificates and the Control Eligible Certificates) or Trust Component then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or Trust Component on that Distribution Date, and the denominator of which is the total amount distributed as principal to all such classes of Principal Balance Certificates and Trust Components on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that class or Trust Component and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period.  Any Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans in the Issuing Entity and collected during the related Collection Period remaining after those distributions described above (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the Holders of the Class X Certificates as follows:  first, to Holders of the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates and Trust Component(s) whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date; and second, to the Holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the Holders of the Class X-A Certificates. Distributions of Prepayment Premiums and Yield Maintenance Charges made on the Class A-S Trust Component, the Class B Trust Component and the Class C Trust Component will be distributed to the Class A-S Certificates and Class PST Component A-S, the Class B Certificates and Class PST Component B, and the Class C Certificates and Class PST Component C, respectively, in each case pro rata in proportion to the respective percentage interests of the related Trust Component represented by such Class and such Class PST Component.  Distributions of Prepayment Premiums and Yield Maintenance Charges made on the PST Components will correspondingly be made to the Class PST Certificates.

“Prepayment Premium” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, prepayment premiums and charges, if any, calculated solely as a fixed percentage of the amount prepaid and received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.

“Yield Maintenance Charge” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, yield maintenance premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.  The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in Appendix I to this free writing prospectus.

The “Base Interest Fraction” with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of Principal Balance Certificates (other than the Exchangeable Certificates and the Control Eligible Certificates) or Trust Component is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of Certificates or Trust Component, as applicable, and (ii) the applicable Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, that under no circumstances will the Base Interest Fraction be greater than one.  If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, further, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on the subject class or Trust Component, then the Base Interest Fraction will be equal to 1.0.

“Principal Prepayments” means any voluntary or involuntary payment or collection of principal on a mortgage loan, B Note or Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the mortgage loan, B Note or Serviced Companion Loan in advance of its scheduled Due Date.

The “Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges (i) if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and (ii) if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid.  If Release H.15 is no longer published, the certificate administrator will select a comparable publication to determine the Treasury Rate.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to Holders of the Control Eligible Certificates or the Class V or Class R Certificates.  Any Prepayment Premiums or Yield Maintenance Charges distributed to Holders of a Class of Certificates may not be sufficient to compensate those Holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired by the Issuing Entity or its nominee through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan and any related B Note or Serviced Companion Loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Collateral Support Deficit to the Certificates and Trust Components, as well as the amount of Master Servicing Fees, Trust Advisor Fees, Certificate Administrator Fees (which includes the Trustee Fee and the Custodian Fee), Special Servicing Fees and CREFC® License Fees payable under the Pooling and Servicing Agreement.  In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the master servicer as principal, interest and other amounts “due” on such mortgage loan (or related B Note or Serviced Companion Loan).  Subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, the master servicer will be required to make P&I Advances in respect of such mortgage loan and in all cases as if such mortgage loan had remained outstanding.  References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

 “REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.  The term “REO Property” also includes any mortgaged property acquired under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement (however, the special servicer will not have any obligations with respect to any such REO Property).

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any mortgage loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), absent express provisions in the loan documents or related Intercreditor Agreement, or if and to the extent that such terms authorize the mortgagee to use its discretion, and in any event after an event of default under the related mortgage loan (to the extent not cured or waived), will be allocated for purposes of collecting amounts due under the mortgage loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such mortgage loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such mortgage loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such mortgage loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other mortgage loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related mortgage loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full monthly payment from the related borrower, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,
to the extent not previously allocated pursuant to clause First, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if such mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth,
as a recovery of accrued and unpaid interest on such mortgage loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,
as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such mortgage loan;

Seventh,	as a recovery of any other reserves to the extent then required to be held in escrow with respect to such mortgage loan;

Eighth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such mortgage loan;

Ninth,	as a recovery of any default interest or late fees then due and owing under such mortgage loan;

Tenth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such mortgage loan;

Eleventh,
as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal, and, if applicable, accrued and unpaid Excess Interest (if both consent fees and Trust Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Trust Advisor Consulting Fees);

Twelfth,	as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a mortgaged property if, immediately following such release, the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the mortgage loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO property and, if applicable, in the case of an A/B Whole Loan or Loan Pair, exclusive of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such REO Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such REO Mortgage Loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such REO Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other REO Mortgage Loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below and clause Fifth of the preceding paragraph on earlier dates);

Fourth,	to the extent not previously allocated pursuant to clause First, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth,
as a recovery of accrued and unpaid interest on such REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth and clause Fifth of the preceding paragraph on earlier dates);

Sixth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such REO Mortgage Loan;

Seventh,	as a recovery of any default interest or late fees then due and owing under such REO Mortgage Loan;

Eighth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such REO Mortgage Loan;

Ninth,
as a recovery of any other amounts then due and owing under such REO Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Trust Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Trust Advisor Consulting Fees); and

Tenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Subordination; Allocation of Collateral Support Deficit

As and to the extent described in this free writing prospectus, the rights of Holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of Holders of the Senior Certificates, to the rights of the Holders of each other class of Subordinate Certificates with an earlier alphabetical class designation and to the rights of the Holders of the Class PST Certificates in respect of Class PST Components that have an earlier alphabetical designation (see “—Distributions—Application of the Available Distribution Amount” above and the Collateral Support Deficit allocation priority described below).  This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Principal Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and generally in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Subordinate Certificates (other than the Class H Certificates, which do not have the benefit of effective subordination), and if applicable, by the Holders of the Class PST Certificates in respect of the respective Class PST Components that have the same distribution priority as the corresponding Subordinate Certificates, of the full amount of interest payable in respect of such classes of Certificates or Class PST Components on each Distribution Date, and the ultimate receipt by such Holders of principal equal to, in each case, the entire Certificate Principal Balance of such class of Certificates or Class PST Component.  This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Distributions—Application of the Available Distribution Amount” and by the allocation of a Collateral Support Deficit as described below.  No other form of credit support will be available for the benefit of the Holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the aggregate Certificate Principal Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of Principal Balance Certificates.  Thus, as principal is distributed to the Holders of the Class A Senior Certificates, the percentage interest in the Issuing Entity evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates and to the various Class PST Components, all in alphabetical order of class or component designation, in each case until such class or component is paid in full, of the entire Principal Distribution Amount for each Distribution Date will generally provide a similar benefit to each such class of Certificates or the Class PST Certificates in respect of such Class PST Component as regards the relative amount of subordination afforded by the other classes of Subordinate Certificates and Class PST Components, with later alphabetical class or component designations.

On each Distribution Date, immediately following the distributions made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (2) the aggregate Certificate Principal Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date and the allocation of any Excess Trust Advisor Expenses to reduce the Certificate Principal Balance of the Principal Balance Certificates that are not Control Eligible Certificates on that Distribution Date (any such deficit, a “Collateral Support Deficit”).  For purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.

On each Distribution Date, the certificate administrator will be required to allocate any Collateral Support Deficit to the classes of Principal Balance Certificates (other than the Exchangeable Certificates) and Trust Components in the following order:  to the Class H, Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), in each case in respect of and until the remaining Certificate Principal Balance of that class of Certificates or Trust Component has been reduced to zero.  Following the reduction of the Certificate Principal Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate any remaining portion of such Collateral Support Deficit to the classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero.  Trust Advisor Expenses will be allocated to the Principal Balance Certificates (other than the Exchangeable Certificates and the Control Eligible Certificates) and Trust Components as described under “—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.  Collateral Support Deficits will be allocated to the Class PST Certificates in an amount equal to the aggregate amount of Collateral Support Deficits allocated to the Class PST Components.  Any Collateral Support Deficit allocated to a class of Certificates will be allocated to the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.

On each Distribution Date, following allocation of any Collateral Support Deficit as described in the preceding paragraph, amounts on deposit in the Excess Liquidation Proceeds Reserve Account will be used:  first, to reimburse the Principal Balance Certificates (other than the Exchangeable Certificates), the Trust Components and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes and Trust Components; and second, to reimburse the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes and Trust Components, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation.

Further, on each Distribution Date, following application of amounts on deposit in the Excess Liquidation Proceeds Reserve Account as described in the preceding paragraph, amounts on deposit in the TA Unused Fees Account will be used:  first, to pay any current unreimbursed Trust Advisor Expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement; second, to reimburse each class of Principal Balance Certificates (other than the Exchangeable Certificates) and each Trust Component to the extent of any Trust Advisor Expenses that were actually applied to reduce the Distributable Certificate Interest or Certificate Principal Balance of such class of Certificates or Trust Component on any Distribution Date, which amounts will be allocated first as a recovery of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related classes of Certificates and Trust Components and then as recoveries of interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D Certificates, in that order; third, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes and Trust Components, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation), in each case from the date of allocation; and fourth, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates (other than the Exchangeable Certificates), the Trust Components and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes and Trust Components.

Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of Principal Distribution Amount) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a Collateral Support Deficit for such Distribution Date.  Such Collateral Support Deficit will be applied in accordance with the loss allocation rules described in the third preceding paragraph to reduce the Certificate Principal Balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

Mortgage loan losses, Collateral Support Deficits and Trust Advisor Expenses will not be allocated to the Class V or Class R Certificates and will not be directly allocated to the Class X Certificates or the Exchangeable Certificates.  However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Principal Balances of the related classes of Principal Balance Certificates and/or Trust Components are reduced by such loan losses, such Collateral Support Deficits or Excess Trust Advisor Expenses.  Furthermore, the Certificate Principal Balances of the Exchangeable Certificates will be reduced if the related Trust Components are reduced by such losses, such Collateral Support Deficit or Excess Trust Advisor Expenses (in each case to the extent of their respective percentage interests of the related Trust Components).

In general, Collateral Support Deficits could result from the occurrence of:  (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation” in this free writing prospectus, the payment of interest on Advances and certain servicing expenses and any other Additional Trust Fund Expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the Issuing Entity, including certain reimbursements to the certificate administrator as described under “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,” “—The Trustee—Trustee Compensation” and “—The Custodian” in this free writing prospectus or any other party to the Pooling and Servicing Agreement, and certain federal, state and local taxes, and certain tax-related expenses, payable by the Issuing Entity as described under “Material Federal Income Tax Consequences—Taxes on a REMIC” in this free writing prospectus.  Accordingly, the allocation of a Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Issuing Entity.

A class of Certificates will be considered outstanding until its Certificate Principal Balance or Notional Amount is reduced to zero; provided that in any event the Class V Certificates will be considered outstanding so long as Holders of such Certificates are entitled to receive Excess Interest.

Notwithstanding the foregoing, amounts that might otherwise be distributable in respect of a more senior class of Certificates or Trust Component may be used to reimburse Trust Advisor Expenses without an offsetting reduction to amounts payable to the Control Eligible Certificates as described below under “—Distributions—Allocation of Trust Advisor Expenses.”  In addition, among the Principal Balance Certificates that are not Control Eligible Certificates, as a result of allocating Trust Advisor Expenses to reduce interest, a more senior class of Certificates or Trust Component may suffer a permanent reduction of interest even though the Certificate Principal Balance(s) of the more subordinate class or classes of Certificates has not been reduced to zero.

Any shortfall in the amount of the Distributable Certificate Interest paid with respect to any class of Certificates or Trust Component on any Distribution Date will result in Unpaid Interest for such class, which will be distributable in subsequent periods to the extent of funds available therefor.  “Unpaid Interest” means, on any Distribution Date with respect to any class of Certificates or Trust Component, the portion of Distributable Certificate Interest for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date.  Unpaid Interest for any class of Principal Balance Certificates (other than the Control Eligible Certificates) or Trust Component will not include any reductions in the Distributable Certificate Interest resulting from allocations of Trust Advisor Expenses, except to the extent such reductions are reimbursed in accordance with the definition of Distributable Certificate Interest.

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Loan Pair will equal a pro rata share (based on the relative principal balance of such mortgage loan and the related Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Loan Pair; provided, that with respect to the Hilton Garden Inn W 54th Street Loan Pair, any such realized losses and Additional Trust Fund Expenses will first be applied to the Hilton Garden Inn W 54th Street B Note.  Realized losses with respect to any A/B Whole Loan are to be allocated first to the related B Note and then to the related mortgage loan, and expenses are to be paid first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the related mortgage loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Non-Serviced Loan Combination will equal a pro rata share (based on the relative principal balance of such mortgage loan and the related Non-Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Non-Serviced Loan Combination; provided, that with respect to the 555 11th Street NW Non-Serviced Loan Combination, any such realized losses and Additional Trust Fund Expenses will first be applied to the 555 11th Street NW B Note.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations.”

Allocation of Trust Advisor Expenses

On each Distribution Date, immediately prior to the distributions to be made to the Certificateholders on that date, the certificate administrator is required to allocate Trust Advisor Expenses to reduce the Distributable Certificate Interest for such Distribution Date for the Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), in that order, in each case, until the Distributable Certificate Interest of such class or Trust Component for such Distribution Date has been reduced to zero.  Trust Advisor Expenses will not be allocated to reduce interest distributable to the Class A Senior Certificates, the Class A-S Trust Component (or, correspondingly, the Class A-S Certificates or the Class PST Component A-S), the Class X Certificates, the Class V Certificates (with respect to Excess Interest) or the Control Eligible Certificates, which interest shall be paid as if such Trust Advisor Expenses were not incurred.

To the extent that the amount of Trust Advisor Expenses with respect to a Distribution Date is greater than the aggregate amount of the Distributable Certificate Interest otherwise distributable to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates for such Distribution Date, the resulting Excess Trust Advisor Expenses will be allocated to reduce the Principal Distribution Amount otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date.  The Excess Trust Advisor Expenses will reduce the Principal Distribution Amount for the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date and, to the extent of such reduction, will be allocated to reduce the Certificate Principal Balances of the following Classes of Certificates and Trust Components in the following order:  to the Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), in each case, until the remaining Certificate Principal Balance of such class of Certificates or Trust Component has been reduced to zero.  Following the reduction of the Certificate Principal Balances of the foregoing classes of Principal Balance Certificates and Trust Components to zero, the certificate administrator will be required to allocate the remaining Excess Trust Advisor Expenses among the classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero.

Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a Class PST Component will in turn be allocated to the Class PST Certificates.  Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a class of Certificates will be allocated among the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.  In the event that amounts distributable in respect of the Distributable Certificate Interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) and Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D Certificates or otherwise available as the indicated portion of the Principal Distribution Amount are insufficient to reimburse any related Trust Advisor Expenses on a Distribution Date, any unreimbursed Trust Advisor Expenses will remain unreimbursed until the next Distribution Date that such applicable amounts are available.  In no event will any Trust Advisor Expenses or Excess Trust Advisor Expenses reduce or delay in any manner any principal or interest payable in respect of the Class V Certificates (with respect to Excess Interest) or the Control Eligible Certificates, and such Certificates will continue to be paid their respective principal and interest entitlements as if such Trust Advisor Expenses and/or Excess Trust Advisor Expenses had not been incurred.

To the extent amounts are actually received by the Issuing Entity as reimbursements of Trust Advisor Expenses (which Trust Advisor Expenses were actually applied to reduce the Distributable Certificate Interest or Principal Distribution Amount of the Principal Balance Certificates (other than the Control Eligible Certificates) or related Trust Components), or amounts are on deposit in the TA Unused Fees Account at any time and are available to reimburse the holders of the Principal Balance Certificates (other than the Control Eligible Certificates) or Trust Components in accordance with “—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus, those amounts will be allocated first as recoveries of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of such respective classes of Principal Balance Certificates and Trust Components and then as recoveries of interest to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and Class D Certificates, in that order.

In addition, if Trust Advisor Expenses are allocated to reduce the Distributable Certificate Interest with respect to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component) or Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) for any Distribution Date, then that allocation may be reimbursed out of amounts otherwise payable as interest to a more subordinate class of Certificates or Trust Component among the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates on a subsequent Distribution Date by making corresponding adjustments to the Distributable Certificate Interest for the affected classes for that subsequent Distribution Date.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest, subject to certain limitations described in this free writing prospectus.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

“Prepayment Interest Shortfall” means a shortfall in the collection of a full month’s interest for any Distribution Date and, with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, the date such payment was made occurred prior to the related Due Date in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date).  Such a shortfall arises because the amount of interest (net of the Administrative Fee Rate) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates (other than the Exchangeable Certificates) and the Trust Components.  In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

●
the aggregate amount of interest that would have accrued at the Net Mortgage Rate (net of the Master Servicing Fee, the Special Servicing Fee (if the related mortgage loan is a Specially Serviced Mortgage Loan), the Trust Advisor Fee, the Certificate Administrator Fee, the CREFC® License Fee and any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan)) on the Stated Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made; over

●	the aggregate interest that did so accrue through the date such payment was made (net of the fees described in the preceding bullet).

“Prepayment Interest Excess” means, in the case of a mortgage loan as to which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the related Due Date, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates (other than the

Exchangeable Certificates) and the Trust Components.  The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Certificate Administrator Fee, the Master Servicing Fee, the Trust Advisor Fee, the CREFC® License Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee (and net of any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan).

Prior to the allocation of any Trust Advisor Expenses to reduce the Distributable Certificate Interest payable with respect to any of the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), or the Class D Certificates on any Distribution Date, any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of interest-bearing Certificates (other than the Exchangeable Certificates) and each Trust Component, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class or Trust Component on such Distribution Date, in each case reducing interest otherwise payable thereon.  The Distributable Certificate Interest in respect of any class of interest-bearing Certificates (other than the Exchangeable Certificates) or Trust Component (and correspondingly, the Class A-S, Class B or Class C Certificates, as applicable, and the related Class PST Component, pro rata, based on their respective percentage interests in such Trust Component) will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of Certificates or Trust Component.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans (other than Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation.  Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

With respect to any Master Servicer Remittance Date, Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period or other amounts not distributable on the related Distribution Date are required to be held in the Collection Account (or a sub-account thereof) for remittance to the Distribution Account on the applicable successive Master Servicer Remittance Date or Dates.  The master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments that are received by the master servicer during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date.

 Optional Termination

The Holders of a majority of the most subordinate class of REMIC Regular Certificates or Exchangeable Certificates outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the portion of the Class PST Certificates representing an interest in the Trust Component bearing the same alphabetic designation), the special servicer, the master servicer and the Holder of the majority interest in the Class R Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (in the case of any A/B Whole Loan or Loan Pair, subject to any purchase option rights of the holder of the related B Note or Serviced Companion Loan provided for in the related Intercreditor Agreement) and any other property remaining in the Issuing Entity on or after the date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the Initial Pool Balance.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than REO Mortgage Loans and any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Issuing Entity.  The optional termination of the Issuing Entity must be conducted so as to constitute a “qualified liquidation” of the underlying REMICs under Section 860F of the Code.

Upon any such termination, the purchase price for the mortgage loans and the other property in the Issuing Entity will be applied to pay accrued and unpaid interest on and reduce the Certificate Principal Balance of all outstanding classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

In addition, if at any time (i) the aggregate Certificate Principal Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class X-A, Class X-B, Class B, Class PST, Class C and Class D Certificates have been reduced to zero and (ii) there is only one Holder (or a group of Holders acting in unanimity) of all the outstanding Certificates (excluding the Class V and Class R Certificates), such Certificateholder will have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for the mortgage loans and each REO Property remaining in the Issuing Entity if such Certificateholder or group of Certificateholders pays to the Master Servicer an amount equal to (i) the product of (a) the Advance Rate, (b) the aggregate Certificate Principal Balances of the then-outstanding Principal Balance Certificates as of the date of such exchange and (c) three, divided by (ii) 360.

Advances

P&I Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Holders of the class or classes of Certificates entitled thereto, and are not credit support for the Certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.  On the Business Day prior to each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan included in the Issuing Entity, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated.  Notwithstanding the foregoing if an Appraisal Reduction has been applied with respect to any mortgage loan, then the amount of any P&I Advance required to be advanced by the master servicer with respect to interest thereon (there will be no reduction in the principal portion, if any, of such P&I Advance) will be an amount equal to the product of:

•	the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

•
a fraction, the numerator of which is the Stated Principal Balance of such mortgage loan immediately prior to such Distribution Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a mortgage loan that is part of an A/B Whole Loan or Loan Pair, or that is a Non-Serviced Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such mortgage loan) and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to such Distribution Date.

In addition, the master servicer will not in any event be required to (i) advance Prepayment Premiums or Yield Maintenance Charges, Excess Interest, default interest or late fees, if any, or (ii) make any P&I Advances on any B Note, Non-Serviced Companion Loan or Serviced Companion Loan.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees), other than any Balloon Payment, advanced or to be advanced, as the context may require, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

With respect to any mortgage loan included in the Issuing Entity that is delinquent in respect of its Balloon Payment and any REO Mortgage Loan, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

The Assumed Scheduled Payment will be an amount deemed due in respect of:

•	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

•	any mortgage loan as to which the related mortgaged property has become an REO Property.

The “Assumed Scheduled Payment” deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity.  With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the “Assumed Scheduled Payment” deemed due on each Due Date for so long as the REO Property remains part of the Issuing Entity, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.  ARD Loans are included in the definition of Balloon Loans.

“Balloon Payment” means, with respect to the Balloon Loans (and any related B Note or companion loan), the principal payments and scheduled interest due and payable on the relevant maturity dates.

The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The “Advance Rate” will be a rate equal to the “Prime Rate” as reported in The Wall Street Journal from time to time.

P&I Advances will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Collection Account and Distribution Account as described under “—Advances—Reimbursement of Advances” below.  P&I Advances made in respect of mortgage loans that have a grace period that expires after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period.  In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Stated Principal Balance plus all overdue amounts on such mortgage loan.

The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan.  If the master servicer fails to make a required P&I Advance, the trustee is, subject to a recoverability determination, required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

Servicing Advances

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (on an emergency basis) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any mortgaged property or REO Property.  To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

Servicing Advances, in all cases, will be reimbursable as described below.  The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, in order to pay, among other things, delinquent real estate taxes, assessments and hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower), and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related mortgaged property.  With respect to REO Properties, Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

•	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

•	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

•	any ground rents in respect of such REO Property; and

•
other costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital improvements and, to the extent necessary to comply with the REMIC provisions, capital expenditures).

The master servicer, special servicer and the trustee will each be entitled to interest on Servicing Advances made by it.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, B Note or Serviced Companion Loan or the administration of REO Property.  Servicing Advances will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related B Note or Serviced Companion Loan) or REO Property.  However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Collection Account or Distribution Account as described under “—Advances—Reimbursement of Advances” below.

Notwithstanding the prior paragraph, if the special servicer makes an emergency Servicing Advance, the master servicer must reimburse the special servicer for such emergency Servicing Advance, upon which the master servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the master servicer need not so reimburse an emergency Servicing Advance that it determines to be a Nonrecoverable Advance in which event such Servicing Advance, like other Nonrecoverable Advances, will be reimbursed to the special servicer from amounts on deposit in the Collection Account or Distribution Account.  Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of the related mortgage loan (or, in the case of Servicing Advances made on any Loan Pair, out of collections on the related Loan Pair) or REO Property.

Notwithstanding the foregoing, the applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make servicing advances with respect to any related Non-Serviced Mortgage Loan, on substantially the same terms and conditions as described above, pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and none of the master servicer, the trustee or special servicer will have any obligation or authority to make Servicing Advances with respect to any Non-Serviced Mortgage Loan.

Reimbursement of Advances

Any P&I Advance or Servicing Advance, in either case, with interest, that has been determined to be nonrecoverable from collections on the particular mortgage loan (or, in the case of Servicing Advances made on any Loan Pair, the particular Loan Pair) to which it relates (a “Nonrecoverable Advance”) will be reimbursable from the Collection Account in the Collection Period in which the nonrecoverability determination is made.  Any reimbursement of Nonrecoverable Advances will be made first from amounts in the Collection Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).

If the funds in the Collection Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement of Nonrecoverable Advances, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a time as required to reimburse the excess portion from principal for a consecutive period of up to twelve (12) months (provided that any such deferral exceeding six (6) months will require, during any Subordinate Control Period and any Collective Consultation Period, the consent of the Controlling Class Representative), and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

If a P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and such mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout, but such amounts become an obligation of the borrower to be paid in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”), then such Workout-Delayed Reimbursement Amount, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Collection Account that represent principal on the mortgage loans (net of any principal used to reimburse any Nonrecoverable Advance (together with interest thereon)).  To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related Distribution Date will be reduced and, in the case of reimbursement of Nonrecoverable Advances (or interest thereon), the resulting Collateral Support Deficit will be allocated (in accordance with the loss allocation rules described above under “—Distributions—Subordination; Allocation of Collateral Support Deficit”) to reduce the respective Certificate Principal Balances of the various classes of the Principal Balance Certificates and Trust Components on that Distribution Date.  Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

Any provision in the Pooling and Servicing Agreement requiring that a Servicing Advance or P&I Advance be made by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Each Distribution Date Statement furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

To the extent set forth in the related intercreditor agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement, any Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee with respect to any Non-Serviced Mortgage Loan will be entitled to reimbursement for nonrecoverable servicing advances made with respect to such Non-Serviced Mortgage Loan (together with any accrued and unpaid interest thereon, as provided for under the Pooling and Servicing Agreement).

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the trustee, master servicer or special servicer, as applicable, exercising good faith, and must be accompanied by an officer’s certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the 17g-5 Information Provider, the Trust Advisor (other than during a Subordinate Control Period), the certificate administrator and the depositor (and the holder of the related B Note or Serviced Companion Loan if the Servicing Advance relates to an A/B Whole Loan or Loan Pair) and setting forth the reasons for such determination, together with, in the case of the master servicer or the special servicer, copies of appraisals or internal valuations, if any, or other information that supports such determination.  The trustee, master servicer or special servicer, as applicable, will not be required to make any advance that it determines in its good faith business judgment (in the case of the trustee) or in accordance with the Servicing Standard (in the case of the master servicer or special servicer) would be nonrecoverable.  In addition, the master servicer and the trustee may not make any advance if the special servicer determines in accordance with the Servicing Standard that such advance, if made, would be nonrecoverable.  The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee.  The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability, and the master servicer will be entitled to rely conclusively on any determination by the special servicer of nonrecoverability, with respect to such Advance.

In making such recoverability determination, the master servicer, special servicer or trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the mortgagor under the terms of the related mortgage loan as it may have been modified and (ii) the related mortgaged properties in their “as is” or then-current conditions and occupancies as they actually are or may be modified by such party’s assumptions (consistent with the Servicing Standard in the case of the master servicer or the special servicer) regarding the possibility and effects of future adverse change with respect to such mortgaged properties and/or (b) to estimate and consider (consistent with the Servicing Standard in the case of the master servicer or the special servicer), among other things, future expenses and/or the timing of recoveries.  In addition, any person, in considering whether any proposed P&I Advance or Servicing Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advances (including any interest thereon) or Workout-Delayed Reimbursement Amounts with respect to other mortgage loans, A/B Whole Loans or Loan Pairs where reimbursement is, at the time of such consideration, being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan, A/B Whole Loan or Loan Pair are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed Nonrecoverable Advance.  In addition, the trustee, master servicer or special servicer may update or change its recoverability determinations at any time.

The Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be entitled to make similar determinations with respect to nonrecoverable advances pursuant to provisions substantially similar to those described above.  With respect to P&I Advances on any Non-Serviced Mortgage Loan, the master servicer and the trustee will be entitled to conclusively rely on any nonrecoverability determination made by the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, in respect of the related Non-Serviced Companion Loan.

Matters Relating to A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations

With respect to any Mortgage Loan that is part of an A/B Whole Loan, Loan Pair or Non-Serviced Loan Combination, each of the master servicer and the special servicer will be permitted to make its own determination that the master servicer has made a nonrecoverable

P&I Advance thereon or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect thereto independently of any determination made by any servicer of a related companion loan.  If the master servicer or special servicer determines that a proposed P&I Advance with respect to any such mortgage loan, if made, would be, or any outstanding P&I Advance with respect thereto previously made is, as applicable, a nonrecoverable advance, the master servicer or special servicer, as applicable, will be required to provide each servicer of any related B note or companion loan written notice of such determination, promptly and in any event within the time permitted by the related Intercreditor Agreement.  If the master servicer, special servicer or trustee receives written notice from any such servicer that it has determined, with respect to the related B note or companion loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the master servicer, special servicer or the trustee; however, the master servicer, special servicer or trustee, as applicable, will be permitted to rely on such determination.

Any Servicing Advance (and interest thereon and certain costs and expenses) made by the master servicer, the special servicer or the trustee, as applicable, with respect to any A/B Whole Loan or Loan Pair will be reimbursable from recoveries or collections thereon pursuant to the terms of the related Intercreditor Agreement.

Appraisal Reductions

With respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, the special servicer is required to obtain a Member of the Appraisal Institute (“MAI”) appraisal if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is greater than $2,000,000, or at its option, if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is equal to or less than $2,000,000, the special servicer may either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be.  The special servicer is required to use reasonable efforts to order such MAI appraisal within fifteen (15) calendar days following the earliest Appraisal Event with respect to a mortgage loan and to use reasonable efforts to obtain such MAI appraisal or perform such internal valuation, as applicable, within sixty (60) days following such Appraisal Event.  However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior nine (9) months.

Notwithstanding the foregoing, an updated appraisal will not be required with respect to any mortgage loan, A/B Whole Loan or Loan Pair, as applicable, and an Appraisal Reduction will not be required, so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of such mortgage loan, A/B Whole Loan or Loan Pair in full except to the extent that the special servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

As a result of such appraisal or internal valuation, an Appraisal Reduction may be created.  An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, A/B Whole Loan or Loan Pair is brought current under the then current terms of such mortgage loan, A/B Whole Loan or Loan Pair and remains current for three consecutive Scheduled Payments.  No Appraisal Reduction will exist as to any mortgage loan, A/B Whole Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of.  An appraisal for any mortgage loan, A/B Whole Loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists (or under certain circumstances upon a recalculation of the Appraisal Reduction based on an appraisal presented by a Requesting Holder, as described below in this “—Appraisal Reductions” section), with a corresponding adjustment to the amount of the related Appraisal Reduction.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, will be required to obtain an appraisal and calculate appraisal reductions in respect of such Non-Serviced Mortgage Loan pursuant to provisions in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement substantially similar to the provisions described above.  Any such appraisal reduction will be applied to such Non-Serviced Mortgage Loan to the extent notice thereof has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer.  Receipt by the master servicer of a distribution date statement from the related Non-Serviced Mortgage Loan Master Servicer will constitute notice of such appraisal reduction if such appraisal reduction information is contained therein.

If the master servicer receives notice of a related Appraisal Reduction, the existence of an Appraisal Reduction will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates (subject to the payment allocation priority of the Class PST Certificates described above under “----Distributions—Application of the Available Distribution Amount”).  See “—Advances—P&I Advances” above.  If the master servicer or the trustee, as applicable, does not receive notice of an Appraisal Reduction, it will have no obligation to proportionately reduce the amount of any P&I Advance required to be made by the master servicer or the trustee, except to the extent an Appraisal Reduction is applied as described in the last sentence of the definition of “Appraisal Reduction.”  The master servicer will be required to deliver to the special servicer notice of the occurrence of an Appraisal Event promptly following its knowledge of the occurrence thereof, and the special servicer will be required to deliver to the master servicer notice of the occurrence of an Appraisal Event promptly following its knowledge of the occurrence thereof.  With respect to any Loan Pair, the master servicer will be required to deliver to any related master servicer, special servicer and trustee in respect of any securitization of the related Serviced Companion Loan (i) notice of the occurrence of any Appraisal Event in respect of such Loan Pair promptly following its knowledge, or receipt of notice from the special servicer, of the occurrence thereof and (ii) a statement of any Appraisal Reduction in respect of such Loan Pair promptly following its receipt from the special servicer of the calculation or recalculation thereof.

An “Appraisal Event” means not later than the earliest of the following:

•
the date on which a modification of the mortgage loan, A/B Whole Loan or Loan Pair becomes effective following the occurrence of a Servicing Transfer Event that, among other things, materially affects the amount or timing of any payment of principal or interest on such mortgage loan, A/B Whole Loan or Loan Pair or materially affects any other Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment), or changes any other material economic term of the mortgage loan, A/B Whole Loan or Loan Pair, or impairs the security of such mortgage loan, A/B Whole Loan or Loan Pair;

•	that date on which the mortgage loan, A/B Whole Loan or Loan Pair is sixty (60) days or more delinquent in respect of any scheduled monthly debt service payment (other than a Balloon Payment);

•
solely in the case of a delinquent Balloon Payment, (i) the date occurring sixty (60) days beyond the date on which that Balloon Payment was due (except as described in clause (ii)) or (ii) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date sixty (60) days after maturity, the date occurring one hundred twenty (120) days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);

•	that date on which the related mortgaged property became an REO Property;

•	the day on which the special servicer receives notice that a receiver or similar official has been appointed (and continues in that capacity) in respect of the related mortgaged property;

•
the date the related borrower becomes subject to (i) a voluntary bankruptcy, insolvency or similar proceeding, or (ii) an involuntary bankruptcy, insolvency or similar proceeding that remains undismissed for sixty (60) days; and

•	the date on which the mortgage loan, A/B Whole Loan or Loan Pair remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan, an “Appraisal Event” will occur upon receipt of notice from the related Non-Serviced Mortgage Loan Master Servicer of an “Appraisal Event” pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

An “Appraisal Reduction” will equal, for any mortgage loan, A/B Whole Loan or Loan Pair, including a mortgage loan, A/B Whole Loan or Loan Pair as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

•	the sum of:

•
the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain payment guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, A/B Whole Loan or Loan Pair;

•
to the extent not previously advanced by the master servicer or the trustee or the master servicer or trustee in respect of any related Serviced Companion Loan, all accrued and unpaid interest on the mortgage loan, A/B Whole Loan or Loan Pair at a per annum rate equal to the applicable mortgage rate;

•
all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, A/B Whole Loan or Loan Pair (including any similar amounts made in respect of a Serviced Companion Loan by the master servicer or trustee, as applicable, under the related pooling and servicing agreement) on or before the date such mortgage loan, A/B Whole Loan or Loan Pair became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the Issuing Entity out of principal collections but not by the related borrower; and

•
to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

•	over

•
90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by the applicable appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, A/B Whole Loan or Loan Pair (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate);

provided, that if a mortgage loan, A/B Whole Loan or Loan Pair is secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan), and one or more of the related mortgaged properties has been defeased, the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair shall not include the portion of the principal balance of such mortgage loan, A/B Whole Loan or Loan Pair that has been defeased, and any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or the REO Property that secures the related mortgage loan, A/B Whole Loan or Loan Pair; provided, further, that any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan will be (x) calculated by the Non-Serviced Mortgage Loan Master Servicer or the Non-Serviced Mortgage Loan Special Servicer, as applicable, under and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement based upon the allocation of items similar to those set forth in the bullet points above with respect to the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan collectively as if they were a Loan Pair and (y) applied to any Non-Serviced Mortgage Loan to the extent notice of such Appraisal Reduction has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer.  Once calculated, notice of the Appraisal Reduction amount will be required to be delivered to any other master servicer, special servicer or trustee with respect to any Serviced Companion Loan.  Notwithstanding the foregoing, (1) if an appraisal is required to be obtained in accordance with the Pooling and Servicing Agreement but is not obtained within one hundred twenty (120) days following the events described in the applicable clause of the definition “Appraisal Event” (without regard to the time periods stated therein), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of the related mortgage loan, A/B Whole Loan or Loan Pair; provided that, upon receipt of an appraisal, the Appraisal Reduction for such mortgage loan, A/B Whole Loan or Loan Pair shall be recalculated in accordance with this definition without regard to this sentence and (2) with respect to any Non-Serviced Mortgage Loan, if the related Non-Serviced Mortgage Loan Master Servicer has not delivered notice of an Appraisal Reduction within one hundred twenty (120) days following its notification of an

Appraisal Event, then, until such notice is received and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of such Non-Serviced Mortgage Loan; provided that, upon receipt of such notice, the Appraisal Reduction will be the amount determined by such Non-Serviced Mortgage Loan Master Servicer.

An “Escrow Account” is one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

“Money Term” means, with respect to any mortgage loan, B Note or Serviced Companion Loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of such mortgage loan, B Note or Serviced Companion Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

In the case of any A/B Whole Loan, any Appraisal Reduction will be calculated in respect of such A/B Whole Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related mortgage loan.  In the case of a mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination (other than the Hilton Garden Inn W 54th Street Loan Pair and the 555 11th Street NW Non-Serviced Loan Combination), any Appraisal Reduction will be calculated in respect of such mortgage loan and the related companion loan and then allocated pro rata between such mortgage loan and the related companion loan according to their respective principal balances; provided, that with respect to the Hilton Garden Inn W 54th Street Loan Pair, any such appraisal reduction will be calculated in respect of the entire Loan Pair and allocated first, to the Hilton Garden Inn W 54th Street B Note, and then, to the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan, pro rata according to their respective principal balances; provided, further, that with respect to the 555 11th Street NW Non-Serviced Loan Combination, any Appraisal Reduction will be calculated in respect of such Non-Serviced Loan Combination by the Non-Serviced Mortgage Loan Master Servicer or the Non-Serviced Mortgage Loan Special Servicer, as applicable, under and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and allocated first, to the 555 11th Street NW B Note, and then, to the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan, pro rata according to their respective principal balances

As a result of calculating one or more Appraisal Reductions (and, in the case of any A/B Whole Loan or Loan Pair, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the potential Available Distribution Amount.

With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair as to which an Appraisal Reduction has occurred (unless the related mortgage loan is a Rehabilitated Mortgage Loan, and with respect to which no other Appraisal Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within thirty (30) days of each annual anniversary of the related Appraisal Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable.  Based upon the appraisal or valuation, the special servicer is required to redetermine and report to the master servicer, the trustee, the certificate administrator, the trust advisor and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan, A/B Whole Loan or Loan Pair.  Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan, A/B Whole Loan or Loan Pair that is the subject of an Appraisal Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related mortgaged property within the 9-month period prior to the occurrence of the Appraisal Event.  Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, A/B Whole Loan or Loan Pair, as applicable, provided that the special servicer is not aware of any material change to the mortgaged property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan, A/B Whole Loan or Loan Pair previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and the allocation of voting rights for certain purposes, Appraisal Reductions (with respect to an A/B Whole Loan or Loan Pair, to the extent allocated to the mortgage loan held by the Issuing Entity) will be allocated to each class of Principal Balance Certificates (other than the Exchangeable Certificates) and each Trust Component in reverse sequential order to notionally reduce the related Certificate Principal Balance until the related Certificate Principal Balance of each such class or Trust Component is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates).  Appraisal Reductions allocated to a Class PST Component will, in turn, be allocated to the Class PST Certificates.  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related mortgaged property will be determined on an “as-is” basis.  Notwithstanding the foregoing, deemed Appraisal Reductions equal to 25% of the Stated Principal Balance of the related mortgage loan, A/B Whole Loan or Loan Pair that are calculated pursuant to the last sentence of the definition of “Appraisal Reduction” because the required appraisal is not obtained within the required time period will not be allocated to any class of Principal Balance Certificates for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect or the allocation of voting rights for certain purposes.

Any class of Control Eligible Certificates, the Certificate Principal Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Principal Balance of such class) has been reduced to less than 25% of its Initial Certificate Principal Balance, is referred to as an “Appraised-Out Class.”  The Holders of the majority (by Certificate Principal Balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan (other than any Non-Serviced Mortgage Loan) for which an Appraisal Event has occurred (such Holders, the “Requesting Holders”) prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted, and if so warranted, shall recalculate such Appraisal Reduction based upon such second appraisal.  If required by any such recalculation, any applicable Appraised-Out Class (together with any other classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan.

In addition, if subsequent to a class of Control Eligible Certificates becoming an Appraised-Out Class there is a material change with respect to the mortgaged property related to the Appraisal Reduction that caused such class to become an Appraised-Out Class, the Requesting Holders will have the right (except in the case of any Non-Serviced Mortgage Loan), at their sole expense, to present to the special servicer an additional appraisal prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Subject to the special servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related mortgaged property and such change was material, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, any applicable Appraised-Out Class (together with any other classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  With respect to each class of Control Eligible Certificates, the right to present the special servicer with additional MAI appraisals as provided above at the sole cost and expense of the applicable Requesting Holders upon the occurrence of any material event that the special servicer confirms is a material event will be limited to no more frequently than once in any 12-month period.

Appraisals that are permitted to be presented by any Appraised-Out Class will be in addition to any appraisals that the special servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of such material change or that the special servicer is otherwise required or permitted to order under the Pooling and Servicing Agreement without regard to any appraisal requests made by any Requesting Holder.

Any Appraised-Out Class may not exercise any rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

Based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available (i) to the general public electronically, (ii) upon written request from any Certificateholder or Certificate Owner, by first class mail to the requesting party and (iii) to the parties to the Pooling and Servicing Agreement, the underwriters and any other designee of the depositor, a report (a “Distribution Date Statement,” a form of which is attached as Appendix IV to this free writing prospectus) setting forth, among other things the following information:

1.
the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reduction of the Certificate Principal Balance of such Class of Certificates (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

2.
the amount of the distribution on the Distribution Date to the Holders of each class of interest-bearing Certificates allocable to the interest distributable on that class of Certificates (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the Distribution Date;

4.
the aggregate amount of compensation paid to the certificate administrator, the trust advisor, the trustee and the custodian and servicing compensation paid to the master servicer and the special servicer in respect of the related Distribution Date;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the Distribution Date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Collection Period;

7.
the number and aggregate principal balance of mortgage loans (i) (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property and (ii) the information described in Item 1100(b)(5) of Regulation AB to the extent material;

8.	the value of any REO Property included in the Issuing Entity as of the end of the related Collection Period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the Distribution Date;

10.
the amount of the distribution on the Distribution Date to the Holders of any class of interest-bearing Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums (with respect to the Class PST Certificates, also separately identifying the portion of such amount allocated to each Class PST Component);

11.
the total interest distributable for each class of interest-bearing Certificates (other than the Exchangeable Certificates) and the Trust Components (and in the case of each Trust Component, also separately identifying the portions of such amount attributable to each corresponding Class of Exchangeable Certificates and the corresponding Class PST Component that has the same letter designation as such Trust Component) for such Distribution Date, whether or not paid;

12.
the Pass-Through Rate in effect for each class of interest-bearing Certificates (other than the Class PST Certificates) and each Trust Component for the Interest Accrual Period related to the current Distribution Date;

13.
the Principal Distribution Amount for the Distribution Date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each class of Certificates (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component) and each Trust Component immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of Collateral Support Deficit (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component) and Excess Trust Advisor Expenses (and, in the case of the Class PST Certificates, the portion of such amount attributable to each Class PST Component);

15.	the amount of any Appraisal Reductions in effect as of the Distribution Date on a loan-by-loan basis and the aggregate amount of Appraisal Reductions as of the Distribution Date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

17.
the amount of any remaining unpaid interest shortfalls for each class of interest-bearing Certificates and each Trust Component (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component), and, in the case of the Class B, Class PST, Class C and Class D Certificates, any unreimbursed interest shortfalls for such Class of Certificates resulting from the allocation of Trust Advisor Expenses (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component), as of the close of business on the Distribution Date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a Principal Prepayment during the related Collection Period and the amount of Principal Prepayment occurring;

19.
the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reimbursement of Collateral Support Deficit (and, in the case of the Class PST Certificates, the portion of such amount allocable to each Class PST Component) and Trust Advisor Expenses (with respect to the Class PST Certificates, separately identifying such amount allocated to each of the Class PST Components) previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.
with respect to any mortgage loan as to which the special servicer determined that all payments or recoveries with respect to the mortgage loan have been ultimately recovered during the related Collection Period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the liquidation;

22.
with respect to any REO Property included in the Issuing Entity as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior Distribution Date;

24.	the aggregate amount of interest on Servicing Advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior Distribution Date;

25.	a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

26.	a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan during the related Collection Period;

27.
a loan-by-loan listing of any mortgage loan that was the subject of a Material Breach of a representation or warranty given with respect to any such mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the respective amounts of the distributions on the Distribution Date to the Holders of the Class V and Class R Certificates;

29.	the Distribution Date, Record Date, Interest Accrual Period and Determination Date for the related Distribution Date;

30.	an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period;

31.
exchanges of Exchangeable Certificates that took place since the last Distribution Date and the designations of the applicable Classes that were exchanged or, if applicable, that no such exchanges have occurred;

32.	the amount of any CREFC® License Fee payable on such Distribution Date; and

33.	such other information and in such form as may be specified in the Pooling and Servicing Agreement.

Each Distribution Date Statement will be substantially in the form of Appendix IV to this free writing prospectus.

If and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement will not be permitted to include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any class of Certificates; provided, that the form of Distribution Date Statement posted on the certificate administrator’s website may include such information.

Certificateholders, Certificate Owners, prospective purchasers of Certificates and any holder of a B Note or Serviced Companion Loan who have provided the certificate administrator with an Investor Certification may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Risks Related to the Offered Certificates—Book-Entry Registration” in this free writing prospectus.

Information Available Electronically

The certificate administrator will be required to make available to any Privileged Person (provided that the prospectus supplement that relates to the Offered Certificates, the Pooling and Servicing Agreement, the Distribution Date Statements and the SEC filings referred to in clause (B) below will be made available to the general public) the following items via the certificate administrator’s website (provided that with respect to items not prepared by the certificate administrator, the certificate administrator will be required to make such items available only to the extent it has received such items):

(A)	the following “deal documents”:

•	the prospectus supplement that relates to the Offered Certificates and the Private Placement Memorandum;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file;

(B)	the following “filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

•	the Distribution Date Statements;

•	the CREFC® Reports prepared by, or delivered to, the certificate administrator (other than the CREFC® loan setup file referred to above); and

•	the annual report prepared by the trust advisor;

(D)	the following “additional documents”:

•	summaries of Final Asset Status Reports;

•	inspection reports; and

•	appraisals;

(E)	the following “special notices”:

•	notice of any waiver, modification or amendment of any term of any mortgage loan;

•	notice of final payment on the Certificates;

•	notice of termination of the master servicer or the special servicer;

•	notice of a servicer termination event with respect to the master servicer or the special servicer;

•
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment of a successor to such party, to the extent such notice is prepared or received by the certificate administrator;

•	officer’s certificates supporting the determination that any advance was (or, if made, would be) a Nonrecoverable Advance;

•	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

•	any Assessments of Compliance;

•	any Attestation Reports;

•
any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s Appraisal Reduction and net present value calculations as described under “Servicing of the Mortgage Loans—The Trust Advisor—Consultation Duties of the Trust Advisor;”

•
any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the holders of Certificates evidencing the requisite percentage of Voting Rights to terminate the special servicer in response to such recommendation;

•
notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the special servicer or notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the trust advisor; and

•	any notice of the commencement or cessation of a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period;

(F)	the “Investor Q&A Forum;” and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry.”

“Privileged Person” means the depositor, the underwriters, the initial purchasers, any mortgage loan seller, the master servicer, the special servicer, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as the case may be), the trustee, the certificate administrator, the custodian, the trust advisor, a designee of the depositor, any person who provides the certificate administrator with an Investor Certification, and any Rating Agency or other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), that provides the certificate administrator with a certification in the form attached to the Pooling and Servicing Agreement, which Investor Certification or rating agency certification may be submitted electronically via the certificate administrator’s website; provided that in no event will a borrower, a manager of a mortgaged property, an affiliate of a borrower, an affiliate of a manager of a mortgaged property or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee or advisor of, or any investor in, any of the foregoing be considered a Privileged Person.  The holder of any Serviced Companion Loan, B Note or Non-Serviced Companion Loan (in each case, including any trustee, master servicer, special servicer, controlling class representative, certificate administrator or custodian with respect to any securitization thereof) will also be a Privileged Person to the extent such holder provides the certificate administrator a certification in the form attached to the Pooling and Servicing Agreement.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans (or A/B Whole Loans or Loan Pairs) or the mortgaged properties, submit inquiries to the trust advisor relating to any trust advisor annual reports or actions by the special servicer referenced in any such report, and view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person.  The certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that the inquiry is beyond the scope described above or that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, or is otherwise not advisable.  The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Controlling Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the certificate administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters, and no other party will have any responsibility or liability for the content of any such information.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum that was based, in whole or in part, on information received from third parties.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents, principals, partners, members, joint venturers, limited partners, employees, representatives, directors, trustees, advisors or investors) via the certificate administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s website will initially be located at www.ctslink.com.  Access to information that is not otherwise made available by the certificate administrator to the general public on the certificate administrator’s website will be provided by the certificate administrator to any investor or prospective investor (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents, principals, partners, members, joint venturers, limited partners, employees, representatives, directors, trustees, advisors or investors) upon receipt by the certificate administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer which may include, for example, that the certificate administrator will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the certificate administrator’s website can be obtained by calling its customer service desk at (866) 846-4526.

“Investor Certification” means a certificate (which may be in electronic form) representing that the person executing the certificate (1) is a Certificateholder, a Certificate Owner or a prospective purchaser that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement in respect of the Offered Certificates and the prospectus attached to this free writing prospectus, or a holder of a B Note or Serviced Companion Loan and (2) is not a borrower, a manager, an affiliate of a borrower or manager or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee or advisor of, or any investor in, any of the foregoing, substantially in the form provided for in the Pooling and Servicing Agreement.  The certificate administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“CREFC®” means the CRE Finance Council®.

“CREFC® Reports” collectively refer to the following electronic files prepared using the applicable CREFC® model document template:  (i) bond level file, (ii) collateral summary file, (iii) property file, (iv) loan periodic update file, (v) loan setup file, (vi) financial file, (vii) special servicer loan file, (viii) comparative financial status report, (ix) delinquent loan status report, (x) historical loan modification and corrected mortgage loan report, (xi) operating statement analysis report, (xii) NOI adjustment worksheet, (xiii) REO status report, (xiv) servicer watch list, (xv) loan level reserve – LOC report, (xvi) advance recovery report, (xvii) total loan report and (xviii) reconciliation of funds report.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “SEC”) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“17g-5 Information Provider” means the certificate administrator acting in its capacity as the 17g-5 Information Provider under the Pooling and Servicing Agreement.

Other Information

The Pooling and Servicing Agreement will obligate the trustee, the certificate administrator or the custodian, as applicable, to make available or cause to be made available at its respective offices, during normal business hours, upon reasonable advance written notice, for review by any Privileged Persons, originals or copies, in paper or electronic form, of various documents related to the assets of the Issuing Entity and the administration of the Issuing Entity.  Those documents include (among other things) the mortgage files for the mortgage loans, notices of any waiver, modification or amendment of any term of a mortgage loan and each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above.  The trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.  The certificate administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.

The certificate administrator will make available on its website all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the certificate administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Thomson Reuters, Trepp, LLC, Markit Group Limited, CMBS.com, Inc. and Intex Solutions, Inc.), subject to, and in accordance with, the terms of the Pooling and Servicing Agreement.

In connection with providing access to or copies of the items described above to Certificateholders, Certificate Owners and prospective purchasers of Certificates, the trustee, the master servicer, the special servicer, the certificate administrator, the trust advisor or the custodian, as the case may be, may be required to obtain an Investor Certification executed by the requesting person or entity.

The Issuing Entity will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Offered Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name “Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22” and as part of the registration statement on Form S-3 (File No. 333-180779).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. local time.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Book-Entry Certificates

The master servicer, the special servicer, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar an Investor Certification will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Offered Certificates assuming the Offered Certificates are issued in April 2015:

The close of business on:
April 1, 2015	(A)	Cut-off Date
April 30, 2015	(B)	Record Date for all Classes of Offered Certificates
April 2, 2015 – May 11, 2015	(C)	The Collection Period. The master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to May 11, 2015.
May 11, 2015	(D)	Determination Date for mortgage loans
May 14, 2015	(E)	Master Servicer Remittance Date (1 Business Day prior to the Distribution Date)
May 15, 2015	(F)	Distribution Date

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A)
The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received.  Principal payments due on or before such date, and the accompanying interest payments, are not part of the Issuing Entity.

(B)
Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date.  Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

(C)
Any Scheduled Payments due and collected, and Principal Prepayments collected, after the Cut-off Date and on or prior to May 11, 2015 will be deposited into the Collection Account.  Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

(D)
Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E)
The master servicer will remit to the certificate administrator no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F)	The certificate administrator will make distributions to the Certificateholders on the 4th Business Day after the related Determination Date in each month.

Expected Final Distribution Date; Rated Final Distribution Date

The expected final Distribution Date for each class of Offered Certificates presented on the cover of this free writing prospectus (with respect to each such class, the “Expected Final Distribution Date”) is the date on which such class is expected to be paid in full (or, in the case of the Class X-A Certificates, the date on which the related Notional Amount is reduced to zero), assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.  The actual final Distribution Date for any class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

The “Rated Final Distribution Date” of each class of rated Certificates is the Distribution Date in April 2048.

The ratings assigned by the Rating Agencies to each Class of Offered Certificates reflect an assessment of the likelihood that the Certificateholders of such Class will receive timely payments of interest (if any) and, if such Class of Offered Certificates has a Certificate Principal Balance, ultimate payment of principal on or before the Rated Final Distribution Date.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Certificateholders, to do the following:

•	to cure any ambiguity or to correct any error;

•
to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement in this free writing prospectus, in the attached prospectus, in the final prospectus supplement for the Offered Certificates or in the Private Placement Memorandum, or to correct or supplement any provision which may be inconsistent with any other provisions;

•
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the Issuing Entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

•	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

•	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of Class R Certificates;

•
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

•
to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency shall have been provided with a Rating Agency Communication with respect to such modification, and (z) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative consents to such modification;

•
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the trust advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

•
to modify, alter, amend, add or to rescind any of the provisions contained in the Pooling and Servicing Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

•	to amend the provisions of the Pooling and Servicing Agreement described under “Servicing of the Mortgage Loans—Rating Agency Confirmations” or the definition of “Rating Agency Confirmation”;

•
if a TIA Applicability Determination is made, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement (and, if necessary, the Certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); or

•	any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939 (the “TIA”) certain federal district courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See, for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA.  If any of the other rulings by the federal district courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.  It is expected that the depositor, in consultation with the trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

If, subsequent to the date of this free writing prospectus, the depositor, upon consultation with the trustee, determines that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it (and, if necessary, the Offered Certificates) will be amended at the sole expense of the depositor and without the consent of any Certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.  Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or any grantor trust portion of the Issuing Entity).  Prior to entering into any amendment without the consent of Certificateholders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Certificateholders of not less than 51% of the aggregate voting rights of all the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders or such Holders; provided that no such amendment may:

•	directly or indirectly reduce in any manner the amount of, or delay the timing of, the distributions required to be made on any Certificate without the consent of the Holder of such Certificate;

•	modify the provisions of the Pooling and Servicing Agreement relating to amendments thereof without the consent of 100% of the Certificateholders;

•
eliminate or reduce the master servicer’s or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury regulations and rulings promulgated under the Code;

•
adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R Certificateholders) or adversely affect the status of the grantor trust without the consent of 100% of the Holders of the Class V Certificates and the Exchangeable Certificates.

The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement;

•	adversely affect the interests of any class of Certificates without the consent of at least 66-2/3% of the aggregate voting rights of such class of Certificates; or

•	adversely affect the voting rights of any class of Certificates without the consent of all of the Holders of such class of Certificates.

No amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of any underwriter, or of the holder of any B Note or Serviced Companion Loan, may be effected unless such underwriter or the holder of such B Note or Serviced Companion Loan, as the case may be, provides written consent to such amendment.  In addition, no amendment to the Pooling and Servicing Agreement that increases the obligations or impairs the rights of any mortgage loan seller may be effected unless such mortgage loan seller provides written consent to such amendment.

Evidence as to Compliance

See “Description of the Agreements—Evidence of Compliance” in the attached prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the trustee (if it has made any advance in the related preceding year), the certificate administrator, the custodian, the master servicer, the special servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment.  The (i) trustee, (ii) certificate administrator and custodian, (iii) master servicer and (iv) special servicer that will be required to provide, as applicable, an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction initially are WTNA, Wells Fargo Bank, Wells Fargo and Midland, respectively.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the portion of the aggregate Voting Rights allocated among the respective classes of Certificateholders will be as follows:  (a) 0% in the case of the Class V and Class R Certificates; (b) 1% in the aggregate in the case of the Class X Certificates, allocated to the respective classes of Class X Certificates based on their respective Notional Amounts, and (c) in the case of any class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Balance of such class and the denominator of which is equal to the aggregate outstanding Certificate Principal Balances of all classes of the Principal Balance Certificates; provided that, (i) if the vote relates to the termination or replacement of the special servicer or the trust advisor, the allocation of Voting Rights among the respective classes of Principal Balance Certificates pursuant to clause (c) of this definition will be based on the aggregate Certificate Principal Balance of each class of Principal Balance Certificates as notionally reduced by any Appraisal Reductions allocated to such class and (ii) the Class A-S Certificates and the Class PST Component A-S will be considered as if they together constitute a single “class”, the Class B Certificates and the Class PST Component B will be considered as if they together constitute a single “class”, the Class C Certificates and the Class PST Component C will be considered as if they together constitute as single “class”, and the Holders of the Class PST Certificates will have the Voting Rights so allocated to the Class PST Components based on their respective Certificate Principal Balances and no other Voting Rights. The Voting Rights of any class of Certificates will be allocated among Holders of Certificates of such class in proportion to their respective Percentage Interests.

No Certificateholder, solely by virtue of its status as Certificateholder, will have any right by virtue or by availing of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement or the Certificates unless the Holders of Certificates evidencing not less than 50% of the aggregate Certificate Principal Balance of all Certificates then outstanding have made a written request to the trustee in compliance with the Pooling and Servicing Agreement to institute such action, suit or proceeding in its own name as trustee, and such trustee shall have neglected or refused to institute any such action, suit or proceeding.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered on the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing certain reports, statements or other information pursuant to the Pooling and Servicing Agreement, Certificate Owners or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification).  Solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian, the trust advisor, a manager of a mortgaged property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator, the custodian or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator or the custodian or any of their affiliates.  Also notwithstanding the foregoing, subject to any restrictions set forth in the definition of “Controlling Class Representative” under “Servicing of the Mortgage Loans—The Controlling Class Representative,” the restrictions above will not apply to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Matters Regarding the Certificate Administrator

The certificate administrator is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A-” by Fitch, at least “A2” by Moody’s, and if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s and that has a short-term unsecured debt rating from Fitch of at least “F1”, from Moody’s of at least “P-1” and, if rated by KBRA, a rating equivalent to either of the foregoing from KBRA or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency and (iv) an entity that is not a Prohibited Party.

The certificate administrator will be entitled to a monthly fee (the “Certificate Administrator Fee”) for its services.  That fee will accrue with respect to each and every mortgage loan.  In each case, that fee will accrue at 0.0036% per annum (the “Certificate Administrator Fee Rate”), based on the unpaid principal balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis as the subject mortgage loan.  The Certificate Administrator Fee Rate will include the trustee fee rate and the custodian fee rate.  The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Issuing Entity.  In addition, the trustee, the custodian and the certificate administrator will be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The certificate administrator and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the certificate administrator is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the certificate administrator and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The certificate administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of Certificate Administrator

The certificate administrator may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor certificate administrator.  If no successor certificate administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction for the appointment of a successor certificate administrator.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the certificate administrator, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the certificate administrator shall cease to be eligible to continue as certificate administrator under the Pooling and Servicing Agreement, or (ii) the certificate administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the certificate administrator or of its property shall be appointed, or any public officer shall take charge or control of the certificate administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the certificate administrator or the Issuing Entity is located solely because of the location of the certificate administrator in such state; provided, that, if the certificate administrator agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the certificate administrator as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor will be required to remove the certificate administrator and appoint a successor certificate administrator.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the certificate administrator shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the certificate administrator or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the certificate administrator will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the certificate administrator in accordance with the procedure described above.

Upon any succession of the certificate administrator, the predecessor certificate administrator will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

The Trustee

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A2” by Moody’s (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “Baa2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s), at least “A-” by Fitch, and if rated by KBRA, a rating equivalent to either of the foregoing from KBRA, and that has a short-term unsecured debt rating from Moody’s of at least “P-1”, from Fitch of at least “F1” and, if rated by KBRA, a rating equivalent to either of the foregoing from KBRA or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency and (iv) an entity that is not a Prohibited Party.

“Prohibited Party” means (i) an entity that is a proposed Servicing Function Participant that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, seeks to retain as a Servicing Function Participant and that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, has actual knowledge (obtained by written notice or through actual experience) has failed to comply (after any applicable cure period) with its Exchange Act or Regulation AB compliance obligations with respect to the Issuing Entity on any prior date or any other securitization transaction or (ii) any entity identified in writing (delivered prior to the date of retention) by the depositor to the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, as an entity that the depositor has knowledge has failed on any prior date to comply (after any applicable cure period) with its Exchange Act or Regulation AB obligations with respect to the Issuing Entity or any other securitization transaction.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicer or the special servicer of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  If no Master Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer.  The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance.  The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer (solely in the case of Servicing Advances), that such Advance, if made, would be a Nonrecoverable Advance.  The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer.  See “Description of the Offered Certificates—Advances” in this free writing prospectus.

Matters Regarding the Trustee

The trustee and its directors, officers, employees, agents and controlling persons shall not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The trustee and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement and the trustee and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor trustee meeting the requirements set forth above.  If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee will be required to be paid by the trustee.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the trustee, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the trustee or the Issuing Entity is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the trustee shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the trustee or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the trustee will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the trustee in accordance with the procedure described above.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Trustee Compensation

As compensation for the performance of its duties as trustee, the trustee will be paid the monthly trustee fee (the “Trustee Fee”).  The Trustee Fee is to be paid from the Certificate Administrator Fee by the certificate administrator.  In addition, the trustee will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the trustee in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

The Custodian

The custodian is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least at least “A-” by Fitch, at least “A2” by Moody’s, and if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s and that has a short-term unsecured debt rating from Fitch of at least “F1”, from Moody’s of at least “P-1” and, if rated by KBRA, a rating equivalent to either of the foregoing from KBRA  or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency, and (iv) an entity that is not a Prohibited Party.

Duties of the Custodian

The custodian will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor, the master servicer, the special servicer, the trustee or the certificate administrator of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by any such party of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the custodian is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Matters Regarding the Custodian

The custodian and its directors, officers, employees, agents and controlling persons shall not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The custodian and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor, the certificate administrator, the trustee, or the depositor but only to the extent the custodian is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the custodian and each of its directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The custodian shall not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The custodian will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of the Custodian

The custodian may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the trustee, and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor custodian meeting the requirements set forth above.  If no successor custodian shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.  The Pooling and Servicing Agreement provides that expenses relating to resignation of the custodian will be required to be paid by the custodian.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the custodian, upon written notice to the custodian, the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the custodian shall cease to be eligible to continue as custodian under the Pooling and Servicing Agreement, or (ii) the custodian shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the custodian or of its property shall be appointed, or any public officer shall take charge or control of the custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the custodian or the Issuing Entity is located solely because of the location of the custodian in such state; provided, that, if the custodian agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the custodian as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the custodian and appoint a successor custodian meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the custodian shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the custodian or Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such default is not the result of another party’s failure to deliver required information), the custodian will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the custodian in accordance with the procedure described above.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of appointment by the successor custodian meeting the eligibility requirements set forth above.  Upon any succession of the custodian, the predecessor custodian will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Custodian Compensation

As compensation for the performance of its duties as custodian, the custodian will be paid the monthly custodian fee (the “Custodian Fee”).  The Custodian Fee is to be paid from the Certificate Administrator Fee by the certificate administrator.  In addition, the custodian will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the custodian in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.

Certificateholder Communications

Special Notices

Upon the written request of any Certificateholder or Certificate Owner that has provided the certificate administrator with an executed Investor Certification, the certificate administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register and Certificate Owners through DTC’s Participants in accordance with DTC procedures stating that the requesting Certificateholder or Certificate Owner, as the case may be, wishes to be contacted by other Certificateholders or Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder or Certificate Owner, as the case may be.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholder or Certificate Owner for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the mortgage loan sellers, the depositor, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer and the special servicer may retain or own in the future certain classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates (or, with respect to the Class PST Certificates, the Pass-Through Rates of the related Class PST Components) and the rate, timing and amount of distributions on such Offered Certificates.  The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

•	the Pass-Through Rate for such Certificate (or, with respect to the Class PST Certificates, the Pass-Through Rates of the related Class PST Components);

•
the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate or in reduction of amounts distributable thereon;

•
the rate, timing and severity of Collateral Support Deficits and Trust Advisor Expenses and the extent to which such items are allocable in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate;

•
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

•
the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

In addition, the effective yield to Holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such Holders until at least the 4th Business Day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The Pass-Through Rates on one or more classes of Offered Certificates or Trust Components may be based on, limited by, or equal to, the Weighted Average Net Mortgage Rate from time to time, which is calculated based upon the respective Net Mortgage Rates and Stated Principal Balances of the mortgage loans as described in this free writing prospectus.  Accordingly, the yield on those classes of Offered Certificates and Trust Components may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans.  In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates and Trust Components will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or realized losses than mortgage loans with relatively lower mortgage rates.

The Class PST Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components.  The Pass-Through Rates on each Class PST Component will, at all times, be the same as the Pass-Through Rate on the Class of Certificates bearing the same letter designation as such Class PST Component.  Accordingly, the yield on the Class PST Certificates will be sensitive to changes in the relative principal balances of the Class PST Components as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans.

Rate and Timing of Principal Payments

The yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates.  As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Offered Certificates (other than the Class X-A Certificates) until their aggregate Certificate Principal Balance is reduced to zero.  Consequently, the rate and timing of principal payments that are distributed or otherwise result in the reduction of the aggregate Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A Certificates) will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller’s breach of representations and warranties or material defects in a mortgage loan’s documentation and other purchases of mortgage loans out of the Issuing Entity.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date.  The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan.  However, the Pooling and Servicing Agreement will permit the master servicer or the special servicer, as the case may be, to take action to enforce the Issuing Entity’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Offered Certificates (other than the Class X-A Certificates).  Any early termination of the Issuing Entity as described in this free writing prospectus under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding.  Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Offered Certificates (other than the Class X-A Certificates), while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates.  See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus.

The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will also depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Principal Balance or Notional Amount of its class.  An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

With respect to the Class A-SB Certificates, the extent to which the Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in a reduction of the Certificate Principal Balance or Notional Amount, as applicable, of the related class, the greater will be the effect on the yield to maturity of such Certificate.  As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.  With respect to the Offered Certificates, any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to any Certificates as described in this free writing prospectus is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have.  The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in Appendix I to this free writing prospectus.

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the mortgage loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the Holders of the most subordinate Class of Certificates outstanding (for this purpose considering each of the Class A-S, Class B and Class C Certificates together with the portion of the Class PST Certificates representing an interest in the Trust Component bearing the same alphabetic designation), the special servicer, the master servicer or the Holders of a majority in interest of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in any Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment.  See “Description of the Offered Certificates—Optional Termination” above.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to Holders of that class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount.  Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month’s interest) may adversely affect the yield to maturity of that class of Certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to Holders of the Offered Certificates will also depend on the extent to which such Holders are required to bear the effects of any losses or shortfalls on the mortgage loans.  Collateral Support Deficits in respect of the mortgage pool and the Certificates will generally be applied in reverse sequential order, that is, first to the Class H Certificates, and then to the other respective classes of Principal Balance Certificates and Trust Components, in reverse alphabetical order of class designation — from the Class G Certificates to the Class D Certificates, to the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component), to the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and then pro rata among Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in each such case to reduce the Certificate Principal Balance of such class or Trust Component until such Certificate Principal Balance is reduced to zero.  Net Aggregate Prepayment Interest Shortfalls will be borne by the Holders of each class of Offered Certificates, as described in this free writing prospectus, in each case reducing interest otherwise payable thereon.  Shortfalls arising from delinquencies and defaults, to the extent the master servicer or the special servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, and realized losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of Subordinate Certificates outstanding (subject to the payment allocation priority of the Class PST Certificates described above under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount”).

The Principal Balance Certificates (other than the Control Eligible Certificates) may be required to bear the effects of Trust Advisor Expenses to the extent such amounts are allocated to such classes of Certificates.  Such amounts will be allocated to reduce the Distributable Certificate Interest for the related Distribution Date to the Class D Certificates, the Class C Trust Component (and correspondingly, the Class C Certificates and the Class PST Component C, pro rata, based on their respective percentage interests in the Class C Trust Component) and the Class B Trust Component (and correspondingly, the Class B Certificates and the Class PST Component B, pro rata, based on their respective percentage interests in the Class B Trust Component), in that order, until the Distributable Certificate Interest of such classes or Trust Components for such Distribution Date has been reduced to zero and then, to the extent there are Excess Trust Advisor Expenses and such Excess Trust Advisor Expenses result in a reduction of the Principal Distribution Amount, to such classes of Certificates and Trust Components, in the order described above, and then to the Class A-S Trust Component (and correspondingly, the Class A-S Certificates and the Class PST Component A-S, pro rata, based on their respective percentage interests in the Class A-S Trust Component), and then to the respective classes of Class A Senior Certificates, pro rata, in each case, as a reduction of the Certificate Principal Balance of such class or Trust Component until such Certificate Principal Balance is reduced to zero.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events funds held in escrow or proceeds from letters of credit be applied to principal, incentives for a borrower under an ARD Loan to repay such ARD Loan by its Anticipated Repayment Date and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” in this free writing prospectus and in the attached prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan.  A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.  Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Principal Balance of such Certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “Constant Prepayment Rate” or “CPR” model.  The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage per annum of the then outstanding principal balance of all of the mortgage loans that are past their lock-out, defeasance and yield maintenance periods.  We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.  Further, CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Offered Certificates.

The tables below indicate the percentage of the initial Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A Certificates) at each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR.  The tables below have also been prepared generally on the basis of the following structuring assumptions (the “Structuring Assumptions”):

•	the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

•
the Scheduled Monthly Payments for each mortgage loan are based on the respective Cut-off Date Balances thereof, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such mortgage loan or Loan Pair;

•
the initial Certificate Principal Balances, initial Notional Amounts and initial Pass-Through Rates of the Offered Certificates (and, in the case of the Class PST Certificates, the Pass-Through Rates of the underlying Class PST Components) are as presented in this free writing prospectus;

•	the Closing Date for the sale of the Certificates is April 22, 2015;

•	distributions on the Certificates are made on the 15th day of each month, commencing in May 2015;

•
there are no delinquencies or losses in respect of the mortgage loans, there are no extensions of maturity in respect of the mortgage loans, there are no Appraisal Reductions applied to the mortgage loans, there are no casualties or condemnations affecting the mortgaged properties and no holdback amounts are applied to reduce the principal balance of any mortgage loan;

•	Scheduled Payments (including Balloon Payments) on the mortgage loans are timely received on the first day of each month;

•	no Additional Trust Fund Expenses or Trust Advisor Expenses are incurred and there are no additional expenses of the Issuing Entity;

•
no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, including during any yield maintenance lock-out period, defeasance lock-out period or prepayment consideration lock-out period, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

•	no Prepayment Interest Shortfalls occur and no Prepayment Premiums or Yield Maintenance Charges are collected;

•	no borrower under a mortgage loan exercises its partial release option;

•
no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any Nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

•	no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Issuing Entity occurs;

•	no purchase option holder permitted to purchase a mortgage loan under the related co-lender agreement or intercreditor agreement will exercise its option to purchase such mortgage loan;

•	each ARD Loan, if any, pays in full on its Anticipated Repayment Date;

•	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

•
no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the Expected Final Distribution Date relating to the Class PST Certificates, in which case we assume that the maximum Certificate Principal Balance of the Class PST Certificates was delivered on the Closing Date.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions.  To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Offered Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life.  Additionally, mortgage loans generally do not prepay at any constant rate.  Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions.  Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses.  In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and shorten or extend the weighted average lives, shown in the following tables.  These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.  Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a Principal Balance Certificate is determined by:

•	multiplying the amount of each reduction in the Certificate Principal Balance thereof by the number of years from the date of issuance of the Certificate to the related Distribution Date;

•	summing the results; and

•	dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate.

Initial Certificate Principal Balance Outstanding for the Class A-1 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	86%	86%	86%	86%	86%
April 2017	69%	69%	69%	69%	69%
April 2018	48%	48%	48%	48%	48%
April 2019	23%	23%	23%	23%	23%
April 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.78	2.77	2.77	2.77	2.77

Initial Certificate Principal Balance Outstanding for the Class A-2 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.92	4.91	4.90	4.89	4.72

Initial Certificate Principal Balance Outstanding for the Class A-SB Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	82%	82%	82%	82%	82%
April 2022	53%	53%	53%	53%	53%
April 2023	33%	33%	33%	33%	33%
April 2024	12%	12%	12%	12%	12%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.33	7.33	7.33	7.32	7.31

Initial Certificate Principal Balance Outstanding for the Class A-3 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	99%	98%	90%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.78	9.72	9.65	9.57	9.33

Initial Certificate Principal Balance Outstanding for the Class A-4 Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.90	9.90	9.88	9.86	9.63

Initial Certificate Principal Balance Outstanding for the Class A-S Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.97	9.93	9.90	9.65

Initial Certificate Principal Balance Outstanding for the Class B Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.95	9.73

Initial Certificate Principal Balance Outstanding for the Class PST Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.96	9.94	9.70

Initial Certificate Principal Balance Outstanding for the Class C Certificates at the Respective Percentages of CPR
Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.98	9.73

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Structuring Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate (or, in the case of the Class PST Certificates, the Pass-Through Rates applicable to the related Class PST Components) as described in the Structuring Assumptions, from and including April 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Balances of the respective Classes of Offered Certificates (other than the Class X-A Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class PST Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

We cannot assure you that the mortgage loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of

CPR specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22 (the “Issuing Entity”).  The assets of the Issuing Entity will consist primarily of seventy-seven (77) fixed-rate, first mortgage loans (collectively, the “Mortgage Pool”) with an aggregate principal balance as of April 1, 2015 (the “Cut-off Date”), after application of all payments of principal due on or before such date, whether or not received, of $1,107,324,016 (with respect to each mortgage loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”), subject to a permitted variance of plus or minus 5%.  For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in April 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on April 1, 2015, not the actual day or days on which such scheduled payments were due.  The Cut-off Date Balances of the mortgage loans range from approximately $100,000,000 to approximately $1,946,631, and the mortgage loans have an average Cut-off Date Balance of $14,380,831.

Of the mortgage loans to be included in the Issuing Entity:

•	Twenty-two (22) mortgage loans (the “MSMCH Mortgage Loans”), representing approximately 44.5% of the Initial Pool Balance, were originated or acquired by MSMCH;

•	Twenty-nine (29) mortgage loans (the “Bank of America Mortgage Loans”), representing approximately 27.1% of the Initial Pool Balance, were originated by Bank of America;

•	Eighteen (18) mortgage loans (the “CIBC Mortgage Loans”), representing approximately 19.9% of the Initial Pool Balance, were originated by CIBC; and

•
Eight (8) mortgage loans (the “SMF III Mortgage Loans”), representing approximately 8.5% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”).

A description of the underwriting standards for each mortgage loan seller (or related originator, as applicable) is set forth in this free writing prospectus under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between October 2014 and March 2015.  As of the Cut-off Date, none of the mortgage loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.  Brief summaries of the material terms of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool are contained in Appendix III to this free writing prospectus.

Eighty-seven (87) mortgaged properties, representing approximately 95.2% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  One (1) of such eighty-seven (87) mortgaged properties, representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease.  The related leasehold estate is not collateral for the mortgage loan included in the Issuing Entity and is operated as an office property. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Entail Risks That May Adversely Affect Payments on Your Certificates” in this free writing prospectus.  Two (2) of such eighty-seven (87) mortgaged properties, representing approximately 7.9% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both the borrower’s leasehold interest in the entire related mortgaged property and the corresponding fee interest of the ground lessor in such mortgaged property, and in each case we have treated that as simply an encumbered fee interest.  Three (3) mortgaged properties, representing approximately 4.3% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a leasehold interest in the entire related mortgaged property.  One (1) mortgaged property, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a mortgage loan purchase agreement (each such agreement, a “Mortgage Loan Purchase Agreement”) to be entered into between us and the particular mortgage loan seller.  We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pool—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms.  Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest.  100% of the mortgage loans accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

The mortgage loans consist of the following property types:

Type	Number of Mortgaged Properties	Percentage of Initial Pool Balance(1)
Retail	38	32.7%
Hospitality	11	23.0%
Multifamily	13	10.8%
Office	9	10.1%
Leased Fee(2)	1	9.0%
Industrial	9	6.7%
Mixed Use	3	4.3%
Self Storage	6	2.0%
Manufactured Housing	1	1.3%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)
One (1) of the mortgaged properties, representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, is comprised of a fee interest in air rights subject to an air rights lease granted by the borrower to another party, which party owns the improvements.  The related leasehold estate is not collateral for the mortgage loan included in the issuing entity and is operated as an office property.

Property Location

The following geographic areas contain 5% or greater concentrations of mortgaged properties (by allocated loan amount):

State	Number of Mortgaged Properties	Percentage of Initial Pool Balance(1)
New York	5	15.3%
California	15	14.1%
Illinois	9	13.5%
Texas	8	13.4%
Pennsylvania	5	5.2%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

Due Dates

The mortgage loans have various due dates as follows:

Due date	Number of Mortgage Loans	Percentage of Initial Pool Balance
1st day of each calendar month	67	79.7%
4th day of each calendar month	1	2.7%
5th day of each calendar month	1	9.0%
6th day of each calendar month	8	8.5%

Grace Periods

The mortgage loans have various grace periods prior to the occurrence of an event of default as follows:

Grace period prior to the occurrence of an event of default	Number of Mortgage Loans	Percentage of Initial Pool Balance
No grace period	9	12.6%
1 business day	1	9.0%
3 business days	1	2.7%
4 business days	27	20.3%
5 business days	20	34.5%
6 business days	1	0.9%
7 business days	18	19.9%

The mortgage loans also have various grace periods prior to the imposition of late payment charges and/or default interest as follows:

Grace period prior to the imposition of late payment charges and/or default interest	Number of Mortgage Loans	Percentage of Initial Pool Balance
No grace period	20	37.5%
3 business days	1	2.7%
4 business days	2	1.3%
5 business days	36	38.6%
7 business days	18	19.9%

Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this free writing prospectus, which are based on the related mortgage loan documents.

Amortization

The mortgage loans have the following amortization features:

•
100% of the mortgage loans are Balloon Loans.  For purposes of this free writing prospectus, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date or Anticipated Repayment Date, as applicable.  One (1) of these mortgage loans, representing approximately 9.0% of the Initial Pool Balance, is an ARD Loan and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.

•
Included in the Balloon Loans are six (6) mortgage loans, representing approximately 27.0% of the Initial Pool Balance, that currently provide for monthly payments of interest only for their entire terms, and thirty (30) mortgage loans, representing approximately 34.5% of the Initial Pool Balance, that provide for monthly payments of interest only for a portion of their respective original terms ranging from eighteen (18) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Provisions

All of the mortgage loans that we intend to include in the Issuing Entity provide for one or more of the following:

•	a “prepayment lock-out period,” during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a “defeasance lock-out period,” during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance;

•
a “prepayment consideration lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a specified prepayment consideration which may equal a percentage of the amount prepaid;

•	a “yield maintenance lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium; and/or

•	an “open period,” during which voluntarily prepayments are permitted without payment of any prepayment consideration.

The prepayment lock-out periods, defeasance lock-out periods, prepayment consideration lock-out periods and yield maintenance lock-out periods are collectively referred to in this free writing prospectus as the “Lock-Out Periods.”  Notwithstanding any Lock-Out Period, a mortgage loan may nevertheless permit prepayments in connection with certain releases of portions of the related mortgaged property.  See “—Partial Releases Other Than In Connection with Defeasance” and “—Defeasance Loans” below.

As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

•
Sixty-three (63) mortgage loans, representing approximately 89.2% of the Initial Pool Balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the Closing Date, to defease the mortgage loan prior to the commencement of an open period by pledging to the Issuing Entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property (or, in some cases involving a portfolio of mortgaged properties, one or more of those mortgaged properties) from the lien of the mortgage.

•
Twelve (12) mortgage loans, representing approximately 10.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit for a specified period prior to the commencement of an open period voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

•
One (1) mortgage loan, representing approximately 0.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits for a specified period prior to the commencement of an open period both (i) voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus and (ii) the related borrower to defease the related mortgage loan by pledging to the Issuing Entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

•
One (1) mortgage loan, representing approximately 0.2% of the Initial Pool Balance, is immediately prepayable and prior to the commencement of an open period permits voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

Set forth below is information as of the Cut-off Date regarding the original terms of the prepayment lock-out periods and defeasance lock-out periods, as applicable, for seventy-six (76) of the underlying mortgage loans, representing approximately 99.8% of the Initial Pool Balance, with respect to each of which a prepayment lock-out period or defeasance lock-out period is currently in effect:

•	the minimum original prepayment lock-out period or defeasance lock-out period is twenty-three (23) payment periods;

•	the maximum original prepayment lock-out period or defeasance lock-out period is one hundred seventeen (117) payment periods; and

•	the weighted average original prepayment lock-out period or defeasance lock-out period is one hundred two (102) payment periods.

Prepayment Premiums and Yield Maintenance Charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of Prepayment Premiums or Yield Maintenance Charges.  In addition, in the event of a liquidation of a defaulted mortgage loan in the Issuing Entity, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied.  Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge with respect to any of the mortgage loans included in the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates” in this free writing prospectus.

Open periods generally begin within a certain number of months prior to stated maturity as follows:

Beginning of open period (number of months prior to stated maturity)	Number of Mortgage Loans	Percentage of Initial Pool Balance
1 month	1	1.3%
2 months	13	13.6%
3 months	50	55.6%
4 months	6	13.2%
5 months	1	1.0%
6 months	4	12.9%
12 months	2	2.4%

Generally, the mortgage loans provide that insurance and condemnation proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower.  Some of the mortgage loans also permit the related borrower, in connection with the application of insurance or condemnation proceeds to the principal balance of the mortgage loan, to prepay the entire remaining principal balance of the mortgage loan.  With respect to such mortgage loans, prepayment consideration may not be required in connection with any such prepayment.  In addition, with respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, and single tenant mortgage loans, insurance and condemnation proceeds may be required to be used to repair or restore the mortgaged property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged property or properties, as described under “—Partial Releases Other Than in Connection with Defeasance” below.

The prepayment terms of each of the mortgage loans that we intend to include in the Issuing Entity are more particularly described in Appendix I to this free writing prospectus.  Also, see Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge, which will vary for any mortgage loan.

Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans

The mortgage pool will include seven (7) underlying mortgage loans, collectively representing approximately 7.5% of the Initial Pool Balance, that are, in each case, individually secured by two or more real properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  The mortgage pool will include one (1) group of mortgage loans, collectively representing approximately 1.1% of the Initial Pool Balance, which mortgage loans are cross-collateralized with each other mortgage loan in the related group.  The amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction.  The mortgage amount may equal the appraised value or allocated loan amount for the particular real property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each individual multi-property mortgage loan and any group of cross-collateralized mortgage loans included in the Issuing Entity.

Property/Portfolio Names		Number of Properties	% of Initial Pool Balance
1.	Bowman Station and Chenal Place Shopping Center	2	2.0%
2.	Chicago Retail Portfolio	3	1.3%
3.	Nashville Storage Portfolio	4	1.2%
4.	FedEx Portfolio	5	1.1%
5.	Walgreens - Clifton Park, NY; Shopper’s World Outlots	2	1.1%
6.	Sumner Fife Industrial - Puget Sound, WA	2	0.9%
7.	Devonshire REIT Multifamily Portfolio	3	0.8%
8.	Windmill & Rainbow Portfolio	2	0.4%

Some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity entitle the related borrowers to release one or more of the corresponding mortgaged properties through partial defeasance.  See “—Defeasance Loans” below.

In addition, some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity may entitle the related borrowers to release one or more of the corresponding mortgaged properties, other than through defeasance, as further described under“—Partial Releases Other Than in Connection with Defeasance” below.

Partial Releases Other Than in Connection with Defeasance

With respect to partial releases other than those permitted in connection with a defeasance (which are described below under“—Defeasance Loans”),

•
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Cathedral Village Shopping Center, representing approximately 1.1% of the Initial Pool Balance, provided no event of default is continuing, the related borrower is permitted, not more than twice during the period beginning April 2, 2017 and ending January 31, 2025, to obtain a release of an individual parcel from the lien of the mortgage, provided, among other conditions: (i) the borrower pays (a) an amount that is the greatest of (1) 125% of the allocated loan amount for such individual parcel, (2) 100% of the net proceeds of the sale of such individual parcel, which in no event shall be less than 94% of the gross sales proceeds of such individual parcel, (3) an amount such that, after giving effect to a partial prepayment, when calculated solely with respect to the remaining portion of the related mortgaged property, the debt service coverage ratio is not less than the greater of (A) the debt service coverage ratio for the mortgaged property as of the origination date of the mortgage loan and (B) the debt service coverage ratio determined immediately prior to such partial prepayment and release; and (4) an amount such that, after giving effect to a partial prepayment, when calculated solely with respect to the remaining portion of the related mortgaged property, the loan-to-value ratio is not more than the lesser of (A) the loan-to-value ratio for the mortgaged property as of the origination date of the mortgage loan and (B) the loan-to-value ratio determined immediately prior to such partial prepayment and release, and (b) all interest then due on the mortgage loan and a fee equal to the greater of (1) 1% of the amount due under clause (a) of this paragraph and (2) the yield maintenance amount due under the related mortgage loan documents; (ii) delivery, if required by the terms of this securitization, of a Rating Agency Confirmation from each Rating Agency and (iii) delivery of a REMIC opinion.

•
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Santa Ana Plaza, representing approximately 1.0% of the Initial Pool Balance, the related mortgage loan documents permit the release of a specified release parcel at the related mortgaged property from the lien of the related mortgage, subject to the satisfaction of certain requirements and conditions set forth in the mortgage loan documents, including, but not limited to:  (a) no event of default has occurred and is continuing; (b) delivery of a REMIC opinion; (c) a loan-to-value ratio of no greater than 60%; (d) payment of $1,386,000 (which equals 120% of the allocated loan amount for such release parcel); (e) after giving effect to the release of the release parcel, a debt service coverage ratio of not less than the greater of (A) the debt service coverage ratio for the twelve (12) calendar months preceding the release (including the cash flow from the related mortgaged property subject to the release), and (B) the debt service coverage ratio determined on the related mortgage loan origination date; and (f) after giving effect to release of the release parcel, a debt yield of not less than the greater of (A) the debt yield immediately preceding the release (including the cash flow from the related mortgaged property subject to the release), and (B) the debt yield determined by lender on the related mortgage loan origination date.

•
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as the Devonshire REIT Multifamily Portfolio, representing approximately 0.8% of the Initial Pool Balance, the related borrower is permitted, beginning February 1, 2017, to obtain a release of an individual property from the lien of the related mortgage, provided, among other conditions: (i) the borrower pays (a) an amount equal to the greater of (1) 125% of the amount allocated to such individual property and (2) 100% of the net sale proceeds, which proceeds shall not be less than 94% of the gross sale proceeds, and (b) all interest then due on the mortgage loan and a fee equal to the greater of (1) 1% of the amount due under clause (i)(a) of this paragraph and (2) the yield maintenance amount due under the related mortgage loan documents; (ii) the debt service coverage ratio for the remaining portion of the mortgaged property is not less than the greater of (1) the debt service coverage ratio for the entire related mortgaged property 30 days prior to the date of such release and (2) the debt service coverage ratio for the entire related mortgaged property as of the origination date of the related mortgage loan; (iii) the loan-to-value ratio for the remaining portion of the mortgaged property is not greater than the lesser of (1) the loan-to-value ratio for the entire related mortgaged property 30 days prior to the date of such release and (2) the loan-to-value ratio for the entire related mortgaged property as of the origination date of the mortgage loan; (iv) delivery, if required by the terms of this securitization, of a Rating Agency Confirmation from each Rating Agency; and (v) delivery of a REMIC opinion.

•
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Newhall Shopping Center, representing approximately 0.5% of the Initial Pool Balance, provided no event of default is continuing, the related borrower is permitted, during the period beginning March 2, 2017 and ending December 31, 2024, to obtain a release of an individual parcel from the lien of the mortgage, provided, among other conditions: (i) the borrower pays (a) an amount that is the greatest of (1) 125% of the allocated loan amount for such individual parcel, (2) 100% of the net proceeds of the sale of such individual parcel, which in no event shall be less than 94% of the gross sales proceeds of such individual parcel, (3) an amount such that, after giving effect to a partial prepayment, when calculated solely with respect to the remaining portion of the related mortgaged property, the debt service coverage ratio is not less than the greater of (A) the debt service coverage ratio for the mortgaged property as of the origination date of the mortgage loan and (B) the debt service coverage ratio determined immediately prior to such partial prepayment and release; and (4) an amount such that, after giving effect to a partial prepayment, when calculated solely with respect to the remaining portion of the related mortgaged property, the loan-to-value ratio is not more than the lesser of (A) the loan-to-value ratio for the mortgaged property as of the origination date of the mortgage loan and (B) the loan-to-value ratio determined immediately prior to such partial prepayment and release, and (b) all interest then due on the mortgage loan and a fee equal to the greater of (1) 1% of the amount due under clause (a) of this paragraph and (2) the yield maintenance amount due under the related mortgage loan documents;  (ii) delivery, if required by the terms of this securitization, of a Rating Agency Confirmation from each Rating Agency; and (iii) delivery of a REMIC opinion.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Mesa Dunes, representing approximately 1.3% of the Initial Pool Balance, the related mortgage loan documents permit the release of manufactured or mobile homes owned by the borrower from the lien of the related mortgage, subject to the satisfaction of certain conditions, including (i) the contemporaneous transfer of title to such homes to a party unrelated to the borrower or guarantor in an arms-length transaction, (ii) in connection with such transfer, the transferee’s entering into a lease with the related borrower for a term of at least one (1) year at the then current market rental rate and that is otherwise reasonably satisfactory to the related lender, and (iii) the related borrower’s payment of costs and expenses incurred by the lender in connection with the release, and provided that, if immediately following the release the ratio of the unpaid principal balance of the related mortgage loan to the value of the real property being subject to the lien of such mortgage exceeds 125%, the related lender will not be required to release its security interest in the mobile or manufactured homes owned by the borrower.

In addition, four (4) mortgage loans, representing approximately 10.9% of the Initial Pool Balance, permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged property, or have been excluded from the appraised value of the related mortgaged property, shown on Appendix I to this free writing prospectus.  Certain mortgage loans may also permit the release of immaterial portions of the related mortgaged property in connection with the granting of easements and other rights of way in the ordinary course of business for utility lines or other similar purposes.

Defeasance Loans

Sixty-three (63) of the mortgage loans, representing approximately 89.2% of the Initial Pool Balance, permit the respective borrowers (no earlier than the second anniversary of the Closing Date, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and to thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties.  As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Closing Date.  The mortgage loans referred to in this paragraph do not include any mortgage loan that grants the related borrower the option to either defease or prepay the loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

“Government Securities” means government securities within the meaning of section 2(a)(16) of the Investment Company Act.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•
will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the Issuing Entity, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to a specified percentage (generally 115% to 125%) of the allocated loan amount allocable to such properties or parcels.

In connection with any delivery of defeasance collateral, the related borrower will be required to pay any reasonable costs and expenses incurred in connection with the defeasance and deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of Government Securities.  However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.  Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Leasehold Mortgages

With respect to the mortgaged properties identified on Appendix I to this free writing prospectus as Oliveira Plaza, Cathedral Village Shopping Center and Orangethorpe Plaza, representing approximately 2.3%, 1.1% and 1.0%, respectively, of the Initial Pool Balance by allocated loan amount, the related mortgage loan is secured in whole or in part by the related borrower’s leasehold interest in a material portion of the related mortgaged property; however, the related ground lease (or space lease or air rights lease, as applicable), taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than ten (10) years after the stated maturity of the related mortgage loan.  Except as noted in “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates,” in the case of the foregoing mortgage loans, the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, defaults or breaches by the lessee.  The mortgage loans referred to in this paragraph do not include those secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both the borrower’s leasehold interest in the entire related mortgaged property and on the corresponding fee interest of the ground lessor in such mortgaged property, which we have in each case treated as simply an encumbered fee interest.

Mortgage Loans with Affiliated Borrowers

With respect to four (4) separate groups of mortgage loans that we intend to include in the Issuing Entity, consisting of a total of eight (8) mortgage loans, collectively representing approximately 4.0% of the Initial Pool Balance, the borrowers under the mortgage loans contained within each such group are related by virtue of having at least one controlling project sponsor or principal in common.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each group of mortgaged properties that are owned by the same or affiliated borrowers.

Loan/Portfolio Name(s)		Aggregate Cut-off Date Principal Balance	Aggregate % of Initial Pool Balance
1.	Cathedral Village Shopping Center; Newhall Shopping Center	$ 17,319,686	1.6%
2.	Walgreens - Clifton Park, NY; Shopper’s World Outlots	$ 12,000,000	1.1%
3.	Walgreens - Pickerington, OH; Walgreens - Harvard, IL	$ 9,700,000	0.9%
4.	Rite Aid - Canonsburg, PA; Rite Aid - Lansdale, PA	$ 5,814,615	0.5%

Significant Obligors

There are no significant obligors related to the Issuing Entity.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse.  None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, B Note or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.  However, the mortgage loan, B Note or Serviced Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer.  The master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this free writing prospectus.

Subordinate and Other Financing

The table below identifies the mortgage loans that have corresponding B Notes, Serviced Companion Loans or Non-Serviced Companion Loans.

Mortgage Loan	Cut-off Date Mortgage Loan Principal Balance	Cut-off Date Pari Passu Companion Loan Principal Balance	Pari Passu Companion Loan Interest Rate	Mortgage Loan UW NCF DSCR		Loan Pair or Non-Serviced Loan Combination UW NCF DSCR		Mortgage Loan Cut-off Date LTV	Loan Pair or Non-Serviced Loan Combination Cut-off Date LTV
300 South Riverside Plaza Fee	$100,000,000	$67,000,000	3.95000000%	1.48	x	1.48	x	72.9%	72.9%
Waterfront at Port Chester	$80,000,000	$53,500,000	4.13000000%	1.66	x	1.66	x	75.0%	75.0%
Hilton Garden Inn W 54th Street(1)	$75,000,000	$80,000,000	4.01290323%	2.64	x	2.64	x	61.8%	61.8%
555 11th Street NW(2)	$30,000,000	$60,000,000	3.16633333%	5.49	x	5.49	x	29.1%	29.1%

(1)
For purposes of the information presented in this table with respect to the Hilton Garden Inn W 54th Street Mortgage Loan, the debt service coverage ratio and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B note.  As of the Cut-off Date the principal balance of the Hilton Garden Inn W 54th Street B Note is $20,000,000, and the annual interest rate payable on such B note is 7.00000000%.  The UW NCF DSCR and Cut-off Date LTV for the Hilton Garden Inn W 54th Street Loan Pair, taking into account the Hilton Garden Inn W 54th Street B Note, are equal to 2.16x and 69.7%, respectively.

(2)
For purposes of the information presented in this table with respect to the 555 11th Street NW Mortgage Loan, the debt service coverage ratios and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B notes. As of the Cut-off Date, (i) the principal balance of the 555 11th Street NW MSBAM 2015-C21 Trust B Note is $30,000,000, and the annual interest rate payable on such B note is 3.16633333% and (ii) the principal balance of the 555 11th Street NW Non-Securitized B Note is $57,000,000, and the annual interest rate payable on such B note is 4.99280702%.  The UW NCF DSCR and Cut-off Date LTV for the 555 11th Street NW Non-Serviced Loan Combination, taking into account the 555 11th Street NW B Note, are equal to 2.35x and 57.3%, respectively.

With respect to the following mortgage loans, the related loan sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower:

•
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, representing approximately 6.8% of the Initial Pool Balance, the related loan sponsors or their affiliates have entered into mezzanine financing in the original amount of $25,000,000 that is secured by pledges of the equity interests in the related mortgage borrower

•
With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the Initial Pool Balance, the related loan sponsors or their affiliates have entered into mezzanine financing in the original amount of $50,000,000 that is secured by pledges of the equity interests in the related mortgage borrower.

In each of the foregoing cases, the holders of the related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties.

In the case of any mortgage loans with existing subordinate or mezzanine debt, the related intercreditor agreement will generally provide, among other things, that (a) the related subordinate or mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related mortgage loan prior to any acceleration or enforcement of the related mortgage loan, (b) upon the occurrence of an event of default under the related mortgage loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related mortgage loan lender will be entitled to receive all payments that are due or that will become due under the related mortgage loan from funds that are derived from the mortgaged property before the related subordinate or mezzanine loan lender will be permitted to receive payments under the related subordinate or mezzanine loan from such funds (however, in some cases, the subordinate or mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (c) the related subordinate or mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage loan lender, (d) (with respect to a mezzanine loan) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related mortgage loan borrower, which could result in a change of control with respect to the related mortgage loan borrower and a change in the management of the related mortgaged properties, (e) if the related mortgage loan is accelerated, an enforcement action has been commenced and is continuing under the related mortgage loan, a bankruptcy proceeding has been commenced against the mortgage loan borrower, or the related mortgage loan becomes a specially serviced loan, then the related subordinate or mezzanine loan lender has the right to purchase the related mortgage loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related mortgage loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums and (f) an event of default under the mortgage loan will trigger an event of default under the subordinate or mezzanine loan. The holder of each subordinate or mezzanine loan also generally has consent rights over modifications of the related mortgage loan that adversely affect the subordinate or mezzanine lender prior to an event of default under the related mortgage loan and certain limited consent rights over modifications of the related mortgage loan entered into in connection with a workout following an event of default under the related mortgage loan.  The holder of each subordinate or mezzanine loan may also have certain consent rights with respect to annual budgets, expenses, leases, alterations and insurance settlements with respect to the related mortgaged property, the replacement of the property manager for the mortgaged property, transfers or pledges of direct or indirect interests in the related mortgage loan borrower or mortgaged property and transfers and pledges of the mortgage loan to non-qualified entities. In addition, the mortgage loan lender may be prohibited under the intercreditor agreement from accepting a deed in lieu of foreclosure from the borrower until it has provided the subordinate or mezzanine lender with prior written notice of such intention and given the subordinate or mezzanine lender the opportunity to purchase the mortgage loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  In the case of a mezzanine loan, upon the completion of a foreclosure of a mezzanine loan, the nonrecourse carve-out guarantor for the related mortgage loan may be released from liability under its related guaranty.

With respect to the mortgage loans listed below, the related loan sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that, among other things, certain debt service coverage ratio, loan-to-value ratio and/or debt yield tests, as indicated in the table below, are satisfied.

Mortgage Loan	Cut-off Date Mortgage Loan Principal Balance	Percentage of Initial Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR		Combined Maximum LTV	Combined Minimum Debt Yield
555 11th Street NW	$30,000,000	2.7%	Yes	1.25	x	65%	N/A
Columbus Commons	$28,200,000	2.5%	Yes	1.15	x	80%	8.25%
Sherwood Gardens	$13,400,000	1.2%	Yes	1.25	x	75%	N/A
Nashville Storage Portfolio	$12,810,000	1.2%	Yes	1.10	x	85%	N/A
Cathedral Village Shopping Center	$11,815,000	1.1%	Yes	1.25	x	70%	N/A
United Center	$10,483,086	0.9%	Yes	1.50	x	75%	N/A
Sheraton Four Points College Station	$8,500,000	0.8%	Yes	1.40	x	75%	11%
Newhall Shopping Center	$5,504,686	0.5%	Yes	1.25	x	70%	N/A

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

See “Risk Factors—Risks Related to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates” in and Appendix I to this free writing prospectus.

Further, a third party may have, or may be permitted in the future to have, a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street, representing approximately 6.8% of the Initial Pool Balance, a preferred equity (or other similar) investment is permitted subject to various conditions, including among other conditions:  (i) no event of default is continuing, (ii) the investment is in the direct or indirect owner of the borrower of the mezzanine loan related to the Hilton Garden Inn W 54th Street mortgage loan in an amount not to exceed $20,000,000, (iii) the investment is not secured by the related mortgaged property (or any direct or indirect equity interests in the related borrower or the related mezzanine borrower) or evidenced by a promissory note, (iv) the investment does not require the lender under the Hilton Garden Inn W 54th Street Mortgage Loan or the related mezzanine loan to enter into an intercreditor agreement (or other recognition agreement) with the investor in the preferred equity investment or provide any rights or remedies to such investor arising out of any defaults that would lead to a change in control of the related borrower, the related mezzanine borrower or the related mortgaged property, (v) the permitted preferred equity requires fixed payment obligations only and is payable only from excess cash flow on the related mortgaged property and (vi) the preferred equity documents and payments to the investor in the permitted preferred equity are subordinate to the loan documents, and payments required pursuant to the loan documents, for the mortgage loan and the related mezzanine loan.  Preferred equity investors are typically also entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.  For example, with respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Appendix I to this free writing prospectus as Bowman Station and Chenal Place Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the related borrower is permitted to incur unsecured trade and operational indebtedness in an amount equal to no more than 1% of the original principal balance of the mortgage loan, provided that such indebtedness is incurred in the ordinary course of business, is not secured by a note and will not be outstanding for more than sixty (60) days.

Borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

Modified and Refinanced Mortgage Loans

Fifty-six (56) mortgage loans, representing approximately 70.9% of the Initial Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan, and twenty-one (21) mortgage loans, representing approximately 29.1% of the Initial Pool Balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property.

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the Initial Pool Balance, previously secured an unrelated mortgage loan with an unrelated borrower that was subject to a maturity default and subsequently modified; proceeds of the mortgage loan to be contributed to this securitization were used by the related borrower to acquire such mortgaged property, and the prior borrower retains a 2% non-controlling equity interest in the related borrower.

The mortgaged property identified on Appendix I to this free writing prospectus as Sherwood Gardens, representing approximately 1.2% of the Initial Pool Balance, secured a prior loan that was originated in 2005 with an original principal balance of $20,000,000 and was modified in 2011 to a senior-subordinate note structure consisting of a senior note requiring interest-only payments through its maturity and a subordinate note requiring no debt service payments.   The senior note had an initial principal balance of approximately $12,700,011 and an outstanding principal balance of $12,183,075 at the time of its repayment.  Proceeds of the related mortgage loan were used to repay the entire outstanding principal balance and accrued interest with respect to such senior note, after which such senior note was extinguished.  The subordinate note had an initial principal balance of $5,540,000 and an outstanding principal balance of $5,540,000 at the time of its repayment.

Proceeds of the related mortgage loan were used to repay $2,400,089 in respect of principal of the subordinate note, after which such subordinate note was extinguished.

With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Dover II Shopping Center, representing approximately 0.9% of the Initial Pool Balance, the related mortgage loan refinanced a prior mortgage loan that was subject to a maturity default due to a closing delay.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Sunrise Lake Village, representing approximately 0.5% of the Initial Pool Balance, proceeds of such mortgage loan were used to refinance a loan, which previous loan was used to acquire the related mortgage property after it had become an REO property.

With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, representing approximately 0.5% of the Initial Pool Balance, proceeds of such mortgage loan were used acquire the related mortgaged property after it had become an REO property.

Mortgaged Properties with Limited or No Operating History

Fifteen (15) of the mortgaged properties, representing approximately 13.8% of the Initial Pool Balance by allocated loan amount, were recently acquired by the related borrower within thirty-six (36) calendar months prior to the Cut-off Date, and consequently such mortgaged properties do not have, or have limited, historical financial information.

Ten (10) of the mortgaged properties, representing approximately 11.1% of the Initial Pool Balance by allocated loan amount, were recently constructed or renovated within thirty-six (36) calendar months prior to the Cut-off Date and either have no prior operating history or do not have historical financial information.

Two (2) of the mortgaged properties, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, do not have, or have limited, historical information due to the mismanagement of a former property manager at each of the related mortgaged properties.

One (1) of the mortgaged properties, representing approximately 4.0% of the Initial Pool Balance by allocated loan amount, has a single tenant with a triple net lease and consequently, historical financial statements or operating statements are not available for such mortgaged property.

Certain Mortgage Loans with Material Lease Termination Options

At least one (1) of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans by principal balance, representing approximately 2.7% of the Initial Pool Balance, is secured by mortgaged properties that have leases with material early termination options.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW, representing approximately 2.7% of the Initial Pool Balance, the largest tenant, identified on Appendix I to this free writing prospectus as “Latham & Watkins LLP” and representing approximately 58.1% of the net square footage, has three separate lease contraction options within its renewal lease exercisable prior to June 30, 2017. The contraction options relate to space the tenant leases on the 5th and 7th floors of the 555 11th Street NW Property, totaling approximately 65,611 SF. The contraction options require payment from the tenant to the 555 11th Street NW Borrower of an amount equal to 50% of the then unamortized costs incurred in leasing any contracted space to the tenant. In addition, the tenant is entitled to a 100% rent abatement associated with the 5th floor space (33,979 SF) and a 30% rent abatement associated with all other leased space that commenced on January 1, 2014 and continues through December 31, 2015.

See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” in this free writing prospectus.  See also “Mortgage Loan No. 8 – 555 11th Street NW” in Appendix III to this free writing prospectus.

Additional Collateral

Certain of the mortgage loans may have additional collateral in the form of reserves or letters of credit that remain in place for a specified period of time during the term of the subject mortgage loan and are to be released only upon the satisfaction by the borrower of certain conditions.  If the related borrower does not satisfy the conditions for release of such reserves or letters of credit by the applicable release date set forth in the related mortgage loan documents, such reserves or letters of credit may be applied to partially repay the mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan.  Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.  See “Risk Factors—Risks Related to the Mortgage Loans—Certain of the Mortgage Loans Lack Customary Provisions, Which May Entail Risks That Could Adversely Affect Payments on Your Certificates” and “—Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established” in this free writing prospectus.

The ARD Loans

One (1) mortgage loan, representing approximately 9.0% of the Initial Pool Balance, is an ARD Loan.  An “ARD Loan” is a mortgage loan that provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate.  In addition, following the related Anticipated Repayment Date, funds on deposit in lockbox accounts relating to an ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization (or, in certain cases, such excess amounts are instead held as additional collateral securing the mortgage loan).  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the Excess Interest will be paid to the Holders of the Class V Certificates.

“Anticipated Repayment Date” or “ARD” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

Cash Management Agreements/Lockboxes

The following is a summary of the lockbox arrangements in place with respect to the mortgage loans:

Lockbox Type	Number of Mortgage Loans	Percentage of Initial Pool Balance
Hard Lockbox	21	46.8%
Soft Lockbox	5	11.7%
Springing Lockbox	47	39.2%
No Lockbox	4	2.3%

Appendix I and Appendix II to this free writing prospectus set forth (among other things) the type of lockbox (if any) established under the terms of each mortgage loan.  The following paragraphs generally describe each type of provision:

“Hard Lockbox” means the related borrower is required to direct tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality and manufactured housing properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into a lockbox account controlled by the lender even though cash or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account.

“Springing Lockbox” means a lockbox that is not currently in place, but the related mortgage loan documents require the imposition of a hard lockbox upon the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio).

“Soft Lockbox” means the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account controlled by the lender.  Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited by the borrower or property manager into the lockbox account.

“In-Place Cash Management” means funds deposited into a lockbox account controlled by the lender are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender.  Funds in such cash management account are disbursed according to the related mortgage loan documents, with any excess remitted to the related borrower (unless an event of default under the mortgage loan documents or one or more specified trigger events have occurred and are continuing).

“Springing Cash Management” means, until the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio), funds deposited into a lockbox account controlled by the lender are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower, in each case, generally on a daily basis. Upon the occurrence of an event of default or such a trigger event, the related mortgage loan documents require funds in the lockbox account to be forwarded to a cash management account controlled by the lender, and such funds are disbursed according to the mortgage loan documents. Generally, upon the cure of such event of default or the cessation of such trigger event, the forwarding of such funds to the borrower resumes.

“None” means revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Issuing Entity.

The A/B Whole Loans and the Loan Pairs

The Loan Pairs related to the Issuing Entity as of the Closing Date are the 300 South Riverside Plaza Fee Loan Pair, the Waterfront at Port Chester Loan Pair and the Hilton Garden Inn W 54th Street Loan Pair (as such terms are defined below).  There is no A/B Whole Loan related to the Issuing Entity as of the Closing Date.

The 300 South Riverside Plaza Fee Loan Pair

The mortgaged property identified on Appendix I to this free writing prospectus as 300 South Riverside Plaza Fee (the “300 South Riverside Plaza Fee Mortgaged Property”) secures a mortgage loan evidenced by two (2) promissory notes, each dated as of February 10, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $100,000,000.00 (such promissory note, the “300 South Riverside Plaza Fee Mortgage Loan”) and (2) Promissory Note A-2 in the original principal amount of $67,000,000.00 (such promissory note, the “300 South Riverside Plaza Fee Serviced Companion Loan” and, together with the 300 South Riverside Plaza Fee Mortgage Loan, the “300 South Riverside Plaza Fee Loan Pair”).  The 300 South Riverside Plaza Fee Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $100,000,000, and the 300 South Riverside Plaza Fee Serviced Companion Loan, with an outstanding principal balance as of the Cut-off Date of $67,000,000, are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  The 300 South Riverside Plaza Fee Serviced Companion Loan is pari passu in right of payment with the 300 South Riverside Plaza Fee Mortgage Loan.  The 300 South Riverside Plaza Fee Mortgage Loan is included in the Issuing Entity, and the 300 South Riverside Plaza Fee Serviced Companion Loan is not included in the Issuing Entity.  The 300 South Riverside Plaza Fee Serviced Companion Loan is currently held by Morgan Stanley Bank, which may sell the 300 South Riverside Plaza Fee

Serviced Companion Loan at any time, subject to compliance with the 300 South Riverside Plaza Fee Intercreditor Agreement (as defined below).

Unless otherwise indicated, for purposes of the information presented in free writing prospectus with respect to the 300 South Riverside Plaza Fee Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the 300 South Riverside Plaza Fee Serviced Companion Loan.

The 300 South Riverside Plaza Fee Loan Pair will be serviced pursuant to the Pooling and Servicing Agreement.  The terms of the 300 South Riverside Plaza Fee Intercreditor Agreement (as defined below) provide that, for so long as the 300 South Riverside Plaza Fee Mortgage Loan is included in a securitization, the applicable master servicer or special servicer will be obligated to administer the 300 South Riverside Plaza Fee Loan Pair consistently with the terms of such intercreditor agreement and the Pooling and Servicing Agreement.  None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on the 300 South Riverside Plaza Fee Serviced Companion Loan, but the master servicer or the trustee, as applicable, will be required to make servicing advances on the 300 South Riverside Plaza Fee Loan Pair, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The 300 South Riverside Plaza Fee Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan (the “300 South Riverside Plaza Fee Intercreditor Agreement”), the 300 South Riverside Plaza Fee Mortgage Loan is pari passu in right of payment with the 300 South Riverside Plaza Fee Serviced Companion Loan.  The 300 South Riverside Plaza Fee Intercreditor Agreement provides, in general, that:

•
The 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•
All payments, proceeds and other recoveries on the 300 South Riverside Plaza Fee Loan Pair will be applied to the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator and the trust advisor, in accordance with the terms of the Pooling and Servicing Agreement and the pooling and servicing agreement, if any, entered into in connection with a securitization of the 300 South Riverside Plaza Fee Serviced Companion Loan);

•
The controlling class representative under the Pooling and Servicing Agreement will be entitled to act as controlling note holder with respect to the 300 South Riverside Plaza Fee Loan Pair during a Subordinate Control Period and will have all rights with respect to the 300 South Riverside Plaza Fee Loan Pair set forth in the Pooling and Servicing Agreement; and

•
The transfer of up to 49% of the beneficial interest of the 300 South Riverside Plaza Fee Mortgage Loan or the 300 South Riverside Plaza Fee Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the 300 South Riverside Plaza Fee Mortgage Loan or the 300 South Riverside Plaza Fee Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or certain securitization vehicles or (ii)(a) the non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld) and (b) if any such non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the 300 South Riverside Plaza Fee Mortgage Loan together with the 300 South Riverside Plaza Fee Serviced Companion Loan.

Certain Rights of the 300 South Riverside Plaza Fee Non-Controlling Note Holder.  The special servicer will be required (i) to provide to the 300 South Riverside Plaza Fee Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the 300 South Riverside Plaza Fee Loan Pair or any proposed action to be taken in respect of a 300 South Riverside Plaza Fee Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the Subordinate Control Period or the Collective Consultation Period) and (ii) to use reasonable efforts to consult the 300 South Riverside Plaza Fee Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of Major Decisions with respect to the 300 South Riverside Plaza Fee Loan Pair (each, a “300 South Riverside Plaza Fee Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to the 300 South Riverside Plaza Fee Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the 300 South Riverside Plaza Fee Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the special servicer be obligated to follow or take any alternative actions recommended by the 300 South Riverside Plaza Fee Non-Controlling Note Holder (or the related 300 South Riverside Plaza Fee Non-Controlling Note Holder representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan, it may take, in accordance with the Servicing Standard, any action constituting a 300 South Riverside Plaza Fee Major Decision with respect to the 300 South Riverside Plaza Fee Loan Pair or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the 300 South Riverside Plaza Fee Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the 300 South Riverside Plaza Fee Loan Pair are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of the 300 South Riverside Plaza Fee Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the 300 South Riverside Plaza Fee Loan Pair, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “300 South Riverside Plaza Fee Non-Controlling Note Holder” will initially be any holder of the 300 South Riverside Plaza Fee Serviced Companion Loan, and from and after the date that the 300 South Riverside Plaza Fee Serviced Companion Loan is securitized, the “controlling class representative” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the securitization of the 300 South Riverside Plaza Fee Serviced Companion Loan will be 300 South Riverside Plaza Fee Non-Controlling Note Holder.

Sale of Defaulted Mortgage Loan.  Under the 300 South Riverside Plaza Fee Intercreditor Agreement and the Pooling and Servicing Agreement, upon the 300 South Riverside Plaza Fee Loan Pair becoming a defaulted mortgage loan, and if the special servicer decides to sell the 300 South Riverside Plaza Fee Mortgage Loan, the special servicer will be required to sell the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan together as notes evidencing one whole loan.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the 300 South Riverside Plaza Fee Loan Pair without the consent of the 300 South Riverside Plaza Fee Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 300 South Riverside Plaza Fee Loan Pair, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Waterfront at Port Chester Loan Pair

The mortgaged property identified on Appendix I to this free writing prospectus as Waterfront at Port Chester (the “Waterfront at Port Chester Mortgaged Property”) secures a mortgage loan evidenced by two (2) promissory notes, each dated as of March 24, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $80,000,000.00 (such promissory note, the “Waterfront at Port Chester Mortgage Loan”) and (2) Promissory Note A-2 in the original principal amount of $53,500,000.00 (such promissory note, the “Waterfront at Port Chester Serviced Companion Loan” and, together with the Waterfront at Port Chester Mortgage Loan, the “Waterfront at Port Chester Loan Pair”).  The Waterfront at Port Chester Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $80,000,000, and the Waterfront at Port Chester Serviced Companion Loan, with an outstanding principal balance as of the Cut-off Date of $53,500,000, are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  The Waterfront at Port Chester Serviced Companion Loan is pari passu in right of payment with the Waterfront at Port Chester Mortgage Loan.  The Waterfront at Port Chester Mortgage Loan is included in the Issuing Entity, and the Waterfront at Port Chester Serviced Companion Loan is not included in the Issuing Entity.  The Waterfront at Port Chester Serviced Companion Loan is currently held by Morgan Stanley Bank, which may sell the Waterfront at Port Chester Serviced Companion Loan at any time, subject to compliance with the Waterfront at Port Chester Intercreditor Agreement (as defined below).

Unless otherwise indicated, for purposes of the information presented in free writing prospectus with respect to the Waterfront at Port Chester Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Waterfront at Port Chester Serviced Companion Loan.

The Waterfront at Port Chester Loan Pair will be serviced pursuant to the Pooling and Servicing Agreement.  The terms of the Waterfront at Port Chester Intercreditor Agreement (as defined below) provide that, for so long as the Waterfront at Port Chester Mortgage Loan is included in a securitization, the applicable master servicer or special servicer will be obligated to administer the Waterfront at Port Chester Loan Pair consistently with the terms of such intercreditor agreement and the Pooling and Servicing Agreement.  None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on the Waterfront at Port Chester Serviced Companion Loan, but the master servicer or the trustee, as applicable, will be required to make servicing advances on the Waterfront at Port Chester Loan Pair, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Waterfront at Port Chester Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan (the “Waterfront at Port Chester Intercreditor Agreement”), the Waterfront at Port Chester Mortgage Loan is pari passu in right of payment with the Waterfront at Port Chester Serviced Companion Loan.  The Waterfront at Port Chester Intercreditor Agreement provides, in general, that:

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The Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•
All payments, proceeds and other recoveries on the Waterfront at Port Chester Loan Pair will be applied to the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator and the trust advisor, in accordance with the terms of the Pooling and Servicing Agreement and the pooling and servicing agreement, if any, entered into in connection with a securitization of the Waterfront at Port Chester Serviced Companion Loan);

•
The controlling class representative under the Pooling and Servicing Agreement will be entitled to act as controlling note holder with respect to the Waterfront at Port Chester Loan Pair during a Subordinate Control Period and will have all rights with respect to the Waterfront at Port Chester Loan Pair set forth in the Pooling and Servicing Agreement; and

•
The transfer of up to 49% of the beneficial interest of the Waterfront at Port Chester Mortgage Loan or the Waterfront at Port Chester Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the

Waterfront at Port Chester Mortgage Loan or the Waterfront at Port Chester Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or certain securitization vehicles or (ii)(a) the non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld) and (b) if any such non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the Waterfront at Port Chester Mortgage Loan together with the Waterfront at Port Chester Serviced Companion Loan.

Certain Rights of the Waterfront at Port Chester Non-Controlling Note Holder.  The special servicer will be required (i) to provide to the Waterfront at Port Chester Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Waterfront at Port Chester Loan Pair or any proposed action to be taken in respect of a Waterfront at Port Chester Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the Subordinate Control Period or the Collective Consultation Period) and (ii) to use reasonable efforts to consult the Waterfront at Port Chester Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of Major Decisions with respect to the Waterfront at Port Chester Loan Pair (each, a “Waterfront at Port Chester Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to the Waterfront at Port Chester Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the Waterfront at Port Chester Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the special servicer be obligated to follow or take any alternative actions recommended by the Waterfront at Port Chester Non-Controlling Note Holder (or the related Waterfront at Port Chester Non-Controlling Note Holder representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan, it may take, in accordance with the Servicing Standard, any action constituting a Waterfront at Port Chester Major Decision with respect to the Waterfront at Port Chester Loan Pair or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Waterfront at Port Chester Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Waterfront at Port Chester Loan Pair are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of the Waterfront at Port Chester Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the Waterfront at Port Chester Loan Pair, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Waterfront at Port Chester Non-Controlling Note Holder” will initially be any holder of the Waterfront at Port Chester Serviced Companion Loan, and from and after the date that the Waterfront at Port Chester Serviced Companion Loan is securitized, the “controlling class representative” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the securitization of the Waterfront at Port Chester Serviced Companion Loan will be Waterfront at Port Chester Non-Controlling Note Holder.

Sale of Defaulted Mortgage Loan.  Under the Waterfront at Port Chester Intercreditor Agreement and the Pooling and Servicing Agreement, upon the Waterfront at Port Chester Loan Pair becoming a defaulted mortgage loan, and if the special servicer decides to sell the Waterfront at Port Chester Mortgage Loan, the special servicer will be required to sell the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan together as notes evidencing one whole loan.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the Waterfront at Port Chester Loan Pair without the consent of the Waterfront at Port Chester Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Waterfront at Port Chester Loan Pair, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Hilton Garden Inn W 54th Street Loan Pair

The mortgaged property identified on Appendix I to this free writing prospectus as Hilton Garden Inn W 54th Street (the “Hilton Garden Inn W 54th Street Mortgaged Property”) secures (i) promissory note A-2, which had an outstanding principal balance as of the Cut-off Date of $75,000,000, representing approximately 6.8% of the Initial Pool Balance (the “Hilton Garden Inn W 54th Street Mortgage Loan”), (ii) promissory note A-1, which had an outstanding principal balance as of the Cut-off Date of $30,000,000, promissory note A-3, which had an outstanding principal balance as of the Cut-off Date of $50,000,000 (the promissory notes described in this clause (ii), together, the “Hilton Garden Inn W 54th Street Serviced Companion Loan” and, together with the Hilton Garden Inn W 54th Street Mortgage Loan, the “Hilton Garden Inn W 54th Street Senior Note”), which are pari passu in right of payment with the Hilton Garden Inn W 54th Street Mortgage Loan, and (iii) promissory note B (the “Hilton Garden Inn W 54th Street B Note”), which is generally subordinate in right of payment to the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan and had an outstanding principal balance as of the Cut-off Date of $20,000,000.  The Hilton Garden Inn W 54th Street Mortgage Loan, the Hilton Garden Inn W 54th Street Serviced Companion Loan, and the Hilton Garden Inn W 54th Street B Note are collectively referred to herein as the “Hilton Garden Inn W 54th Street Loan Pair.”

The initial holders of the Hilton Garden Inn W 54th Street Senior Note and the Hilton Garden Inn W 54th Street B Note have entered into an intercreditor agreement (the “Hilton Garden Inn W 54th Street A/B Intercreditor Agreement”), and the initial holders of the promissory notes comprising the Hilton Garden Inn W 54th Street Senior Note have entered into an intercreditor agreement (the “Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement”).  The Hilton Garden Inn W 54th Street A/B Intercreditor Agreement and the Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement are collectively referred to herein as the “Intercreditor Agreement” with respect to the Hilton Garden Inn W 54th Street Loan Pair.  Each of the Hilton Garden Inn W 54th Street Serviced Companion Loan and the Hilton Garden Inn W 54th Street B Note initially will be held by Morgan Stanley Bank, which holders may sell or transfer their respective notes at any time, subject to compliance with the requirements of the Hilton Garden Inn W 54th Street Intercreditor Agreement.  The Hilton Garden Inn W 54th Street Loan Pair will be serviced pursuant to the Pooling and Servicing Agreement.

The Hilton Garden Inn W 54th Street Mortgage Loan, the Hilton Garden Inn W 54th Street Serviced Companion Loan and the Hilton Garden Inn W 54th Street B Note are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  Interest is payable on the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan at a rate equal to 4.01290323% per annum, and interest is payable on the Hilton Garden Inn W 54th Street B Note at a rate equal to 7.00000000% per annum.  For purposes of the information presented in this free writing prospectus with respect to the Hilton Garden Inn W 54th Street Mortgage Loan, unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information reflects the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan and does not take into account the Hilton Garden Inn W 54th Street B Note.  Payments made in respect of the Hilton Garden Inn W 54th Street Loan Pair will be applied in accordance with the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement and the Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement.

The Hilton Garden Inn W 54th Street A/B Intercreditor Agreement

Distributions.  Generally, as long as no Hilton Garden Inn W 54th Street Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Hilton Garden Inn W 54th Street Loan Pair (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the Hilton Garden Inn W 54th Street Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement (and such payments are required to be made at such times set forth in the Pooling and Servicing Agreement), in each case to the extent of available funds:

•
first, to the Hilton Garden Inn W 54th Street Senior Note holder (or the master servicer, the special servicer, the certificate administrator or the trustee, as applicable), all unreimbursed costs and expenses paid by the Hilton Garden Inn W 54th Street Senior Note holder (or paid or advanced by the master servicer, the special servicer, the certificate administrator or the trustee, as applicable) with respect to the Hilton Garden Inn W 54th Street Loan Pair, including unreimbursed Advances made by the Hilton Garden Inn W 54th Street Senior Note holder and interest thereon;

•
second, to the master servicer, the special servicer, the certificate administrator, the trust advisor and CREFC®, the applicable accrued and unpaid servicing fees, certificate administrator fees (including the portion that is the trustee fee), trust advisor fees, CREFC® license fees and any workout fee earned by them with respect to the Hilton Garden Inn W 54th Street Loan Pair (or in the case of the certificate administrator fee, the trust advisor fee and the CREFC® license fee, the Hilton Garden Inn W 54th Street Mortgage Loan) under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

•
third, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, in each case in an amount equal to all accrued and unpaid interest on the principal balance of the respective note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees, the certificate administrator fee, the trust advisor fee and CREFC® license fee);

•
fourth, pro rata, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on their respective initial principal balances), any principal payments received on the Hilton Garden Inn W 54th Street Loan Pair for the related interest accrual period, to be applied in reduction of the principal balance of each such note;

•
fifth, to the Hilton Garden Inn W 54th Street B Note holder, up to the amount of any unreimbursed advances or cure payments made by such holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such holder, in each case, with respect to the Hilton Garden Inn W 54th Street Loan Pair under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

•
sixth, any interest accrued at the mortgage loan default rate on the Hilton Garden Inn W 54th Street Loan Pair to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Hilton Garden Inn W 54th Street Loan Pair at the non-default interest rate, first, to the Hilton Garden Inn W 54th Street Senior Note holder (subject to the allocation of such amount pursuant to the terms of the Pooling and Servicing Agreement) in an amount calculated on the principal balance of the Hilton Garden Inn W 54th Street Senior Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Hilton Garden Inn W 54th Street Senior Note over (B) the non-default interest rate for the Hilton Garden Inn W 54th Street Senior Note; and second, to the Hilton Garden Inn W 54th Street B Note holder in an amount calculated on the principal balance of the Hilton Garden Inn W 54th Street B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Hilton Garden Inn W 54th Street B Note over (B) the non-default interest rate for the Hilton Garden Inn W 54th Street B Note;

•
seventh, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the Hilton Garden Inn W 54th Street Loan Pair (to the extent actually paid by the related borrower);

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eighth, to the extent not payable to the master servicer or the special servicer as additional servicing compensation under the Pooling and Servicing Agreement, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

•
ninth, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a Hilton Garden Inn W 54th Street Triggering Event of Default has occurred and is continuing, all amounts available for payments on the Hilton Garden Inn W 54th Street Loan Pair (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the Hilton Garden Inn W 54th Street Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement (and such payments are required to be made at such times set forth in the Pooling and Servicing Agreement), in each case to the extent of available funds:

•
first, to the Hilton Garden Inn W 54th Street Senior Note holder (or the master servicer, the special servicer, the certificate administrator or the trustee, as applicable), all unreimbursed costs and expenses paid by the Hilton Garden Inn W 54th Street Senior Note holder (or paid or advanced by the master servicer, the special servicer, the certificate administrator or the trustee, as applicable) with respect to the Hilton Garden Inn W 54th Street Loan Pair, including unreimbursed Advances made by the Hilton Garden Inn W 54th Street Senior Note holder and interest thereon;

•
second, to the master servicer, the certificate administrator, the trust advisor and CREFC®, the applicable accrued and unpaid servicing fees, certificate administrator fees (including the portion that is the trustee fee), trust advisor fees and CREFC® license fees, and then to the special servicer, any special servicing fees (including any liquidation or workout fees), in each case earned by them with respect to the Hilton Garden Inn W 54th Street Loan Pair (or in the case of the certificate administrator fee, the trust advisor fee and the CREFC® license fee, the Hilton Garden Inn W 54th Street Mortgage Loan) under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

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third, to the Hilton Garden Inn W 54th Street Senior Note holder, an amount equal to all accrued and unpaid interest on the principal balance of the Hilton Garden Inn W 54th Street Senior Note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees, the certificate administrator fee, the trust advisor fee and the CREFC® license fee);

•
fourth, to the Hilton Garden Inn W 54th Street Senior Note holder, an amount equal to the outstanding principal balance of the Hilton Garden Inn W 54th Street Senior Note, until such principal balance has been reduced to zero;

•
fifth, to the Hilton Garden Inn W 54th Street B Note holder, up to the amount of any unreimbursed advances or cure payments made by the Hilton Garden Inn W 54th Street B Note holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by the Hilton Garden Inn W 54th Street B Note holder, in each case, with respect to the Hilton Garden Inn W 54th Street Loan Pair under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

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sixth, to the Hilton Garden Inn W 54th Street B Note holder, an amount equal to all accrued and unpaid interest on the principal balance of the Hilton Garden Inn W 54th Street B Note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

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seventh, to the Hilton Garden Inn W 54th Street B Note holder, an amount equal to the outstanding principal balance of the Hilton Garden Inn W 54th Street B Note, until such principal balance has been reduced to zero;

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eighth, any interest accrued at the mortgage loan default rate on the Hilton Garden Inn W 54th Street Loan Pair to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Hilton Garden Inn W 54th Street Loan Pair at the non-default interest rate, first, to the Hilton Garden Inn W 54th Street Senior Note holder (subject to the allocation of such amount pursuant to the terms of the Pooling and Servicing Agreement) in an amount calculated on the principal balance of the Hilton Garden Inn W 54th Street Senior Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Hilton Garden Inn W 54th Street Senior Note over (B) the non-default interest rate for the Hilton Garden Inn W 54th Street Senior Note; and second, to the Hilton Garden Inn W 54th Street B Note holder in an amount calculated on the principal balance of the Hilton Garden Inn W 54th Street B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Hilton Garden Inn W 54th Street B Note over (B) the non-default interest rate for the Hilton Garden Inn W 54th Street B Note;

•
ninth, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the Hilton Garden Inn W 54th Street Loan Pair (to the extent actually paid by the related borrower);

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tenth, to the extent not payable to the master servicer or the special servicer as additional servicing compensation under the Pooling and Servicing Agreement, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

•
eleventh, to the Hilton Garden Inn W 54th Street Senior Note holder and the Hilton Garden Inn W 54th Street B Note holder, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

“Hilton Garden Inn W 54th Street Triggering Event of Default“ means (i) any event of default with respect to an obligation of the Hilton Garden Inn W 54th Street Loan Pair borrower to pay money due under such mortgage loan or (ii) any non-monetary event of default that causes the Hilton Garden Inn W 54th Street Loan Pair to become a Specially Serviced Mortgage Loan (which, for clarification, will not include any imminent event of default).  A Hilton Garden Inn W 54th Street Triggering Event of Default will not exist to the extent the Hilton Garden Inn W 54th Street B Note Holder is exercising its cure rights as described below.

Rights of the Hilton Garden Inn W 54th Street B Note Holder. The holder of the Hilton Garden Inn W 54th Street B Note has certain rights under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement, including, among others, the rights described below.

Option to Cure Defaults Under the Hilton Garden Inn W 54th Street Loan Pair.  The holder of the Hilton Garden Inn W 54th Street B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (within ten (10) business days of receipt of notice thereof) or non-monetary events of default (within thirty (30) days of receipt of notice thereof) with respect to the Hilton Garden Inn W 54th Street Loan Pair.  No more than six (6) events of default may be cured over the life of the Hilton Garden Inn W 54th Street Loan Pair, no more than six (6) events of default may be cured in any twelve (12) month period, and no more than four (4) consecutive events of default may be cured.  In the case of an event of default related to a delinquent Scheduled Payment, such cure will be required to be completed prior to the next payment date under the Hilton Garden Inn W 54th Street Loan Pair.  So long as the Hilton Garden Inn W 54th Street B Note holder is exercising a cure right and the cure period has not expired, the master servicer, the special servicer and the trustee will not be permitted to treat such event of default as a Hilton Garden Inn W 54th Street Triggering Event of Default for purposes of (i) accelerating the Hilton Garden Inn W 54th Street Loan Pair, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Hilton Garden Inn W 54th Street Loan Pair to special servicing or (v) the payment priorities described above under “—Distributions.”

Option to Purchase the Hilton Garden Inn W 54th Street Senior Note. The holder of the Hilton Garden Inn W 54th Street B Note has the right at any time that the Hilton Garden Inn W 54th Street Loan Pair is in default and remains in default, to purchase the Hilton Garden Inn W 54th Street Senior Note, at a price with respect to such note generally equal to the aggregate unpaid principal balance of such note, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed Advances made by the Hilton Garden Inn W 54th Street Senior Note holder and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such note.

Such purchase option will terminate on the earliest date to occur of (i) thirty (30) days after delivery of a purchase option notice to the Hilton Garden Inn W 54th Street B Note holder of the related event of default, (ii) the cure of the event or circumstance resulting in such event of default, (iii) consummation of a foreclosure in respect of the Hilton Garden Inn W 54th Street Mortgaged Property, except that if the master servicer intends to accept a deed in lieu of foreclosure, the Hilton Garden Inn W 54th Street B Note holder will have ten (10) business days from the date of notice thereof to exercise its purchase option, and (iv) the modification of the Hilton Garden Inn W 54th Street mortgage loan documents effected in accordance with the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement and the Pooling and Servicing Agreement.

Workout.  Notwithstanding anything to the contrary, if the master servicer or the special servicer, as applicable, in connection with a workout of the Hilton Garden Inn W 54th Street Loan Pair, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the master servicer or the special servicer pursuant to the terms of the Pooling and Servicing Agreement or (iv) any other adjustment is made to any of the payment terms of the Hilton Garden Inn W 54th Street Loan Pair, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the Hilton Garden Inn W 54th Street B Note holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder), and second, by the Hilton Garden Inn W 54th Street Senior Note holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder), and all distributions described under “—Distributions” above will be made accordingly.

Consent Rights of the Hilton Garden Inn W 54th Street Controlling Holder.  Pursuant to the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement, the Hilton Garden Inn W 54th Street Controlling Holder (as defined below) is entitled to consent to the master servicer’s or the special servicer’s taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the Hilton Garden Inn W 54th Street Loan Pair (collectively, the “Hilton Garden Inn W 54th Street Major Decisions”), including, without limitation:

•
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Hilton Garden Inn W 54th Street Mortgaged Property if the Hilton Garden Inn W 54th Street Loan Pair comes into and continues in default;

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any modification, consent to a modification or waiver of a monetary term (other than penalty charges, but including, without limitation, the timing of payments and the acceptance of discounted payoffs) or material non-monetary term of the Hilton Garden Inn W 54th Street Loan Pair or any extension of the maturity date thereof;

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following a default or an event of default with respect to the Hilton Garden Inn W 54th Street Loan Pair, any exercise of remedies, including any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents;

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any sale of the Hilton Garden Inn W 54th Street Loan Pair if it is a defaulted loan or related REO Property for less than the applicable purchase price set forth in the Pooling and Servicing Agreement;

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any determination to bring the Hilton Garden Inn W 54th Street Mortgaged Property or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Hilton Garden Inn W 54th Street Mortgaged Property or at a related REO Property;

•
any release of collateral or any acceptance of substitute or additional collateral for the Hilton Garden Inn W 54th Street Loan Pair or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan documents and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Hilton Garden Inn W 54th Street Loan Pair or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Hilton Garden Inn W 54th Street Mortgaged Property or interests in the related borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

•
any incurrence of additional debt by the related borrower or of any mezzanine financing by any beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any mortgage loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

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any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Hilton Garden Inn W 54th Street Loan Pair or an action to enforce rights with respect thereto or decision not to enforce such rights;

•
any franchise changes (with respect to the Hilton Garden Inn W 54th Street Loan Pair if the lender is required to consent or approve under the related mortgage loan documents) or, if the Hilton Garden Inn W 54th Street Loan Pair has an unpaid principal balance greater than $2,500,000, any material property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

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releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no material lender discretion;

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any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) if, with respect to the Hilton Garden Inn W 54th Street Loan Pair, escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of the Hilton Garden Inn W 54th Street Loan Pair (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the Hilton Garden Inn W 54th Street Loan Pair has a primary servicer other than the master servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

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any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower, guarantor or other obligor, or releasing the related borrower, guarantor or other obligor from liability under the Hilton Garden Inn W 54th Street Loan Pair, other than pursuant to the specific terms thereof and for which there is no lender discretion;

•	any determination of an Acceptable Insurance Default;

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the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related mortgage loan documents (including entering into any related subordination, non-disturbance and attornment agreement) and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related mortgage loan documents, subject to any deemed approval expressly set forth in the related lease;

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any adoption or implementation of a budget submitted by the related borrower with respect to the Hilton Garden Inn W 54th Street Loan Pair (to the extent lender approval is required under the related mortgage loan documents), if (a) the Hilton Garden Inn W 54th Street Loan Pair is on the CREFC® servicer watch list or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the Hilton Garden Inn W 54th Street Loan Pair), subject in each case to any deemed approval expressly set forth in the related mortgage loan documents;

•	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and

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the exercise of the rights and powers granted under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement or any related mezzanine loan intercreditor agreement to the Hilton Garden Inn W 54th Street Senior Note holder, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the Hilton Garden Inn W 54th Street Senior Note holder, the “Senior Lender” or such other similar term.

As used above, the terms “material lender discretion” and “lender discretion” require mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related mortgage loan documents.

If the Hilton Garden Inn W 54th Street Controlling Holder fails to respond within ten (10) business days of a request for consent to a Hilton Garden Inn W 54th Street Major Decision, the master servicer or the special servicer, as applicable, will be required to deliver a second notice, and if the Hilton Garden Inn W 54th Street Controlling Holder fails to respond within (5) business days of such second notice, such holder will be deemed to have consented to such action.

Furthermore, the master servicer or the special servicer, as applicable, will be required to deliver to the Controlling Class Representative reasonable (as determined by the master servicer or the special servicer, as applicable) prior notice of any final decision with respect to the actions described above, together with certain other information obtained or prepared by the master servicer or special servicer, as applicable, in connection with such proposed action.  Upon the request of the Hilton Garden Inn W 54th Street Controlling Holder, the

applicable servicer will be required to make a knowledgeable servicing officer available by telephone conference during regular business hours to verbally answer questions from the Controlling Class Representative during the applicable consent period.  The Hilton Garden Inn W 54th Street Controlling Holder will be entitled but not required to participate in any such telephone conference and will not be required to answer questions.  The master servicer or the special servicer, as applicable, will not be required to accept any advice from the Controlling Class Representative and will not take any action in response to a communication from the Controlling Class Representative unless the Hilton Garden Inn W 54th Street Controlling Holder has approved such action or the master servicer or the special servicer, as applicable, determines that no other action complies with the Servicing Standard).  The trust advisor will not have any such consultation rights in respect of the Hilton Garden Inn W 54th Street Loan Pair for so long as the holder of the Hilton Garden Inn W 54th Street B Note is the Hilton Garden Inn W 54th Street Controlling Holder.

Notwithstanding the foregoing, if the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the Hilton Garden Inn W 54th Street Loan Pair (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Hilton Garden Inn W 54th Street Controlling Holder’s consent.  In addition, no advice, direction or objection from or by the Hilton Garden Inn W 54th Street Controlling Holder may (and the holder of the Hilton Garden Inn W 54th Senior Note and any of the master servicer or the special servicer will be required to ignore and act without regard to any such advice, direction or objection that the holder of the Hilton Garden Inn W 54th Street Senior Note, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Hilton Garden Inn W 54th Street Senior Note or any of the master servicer or the special servicer to violate any provision of the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each of the master servicer’s and the special servicer’s obligation to act in accordance with the Servicing Standard.

The “Hilton Garden Inn W 54th Street Controlling Holder” will be the holder of the Hilton Garden Inn W 54th Street B Note for so long as (i) a Hilton Garden Inn W 54th Street Control Appraisal Event has not occurred and (ii) the holder thereof is not the related borrower or an affiliate thereof; provided, that if  neither of such conditions is satisfied with respect to such notes, the Hilton Garden Inn W 54th Street Controlling Holder will be the holder of the Hilton Garden Inn W 54th Street Senior Note.  A “Hilton Garden Inn W 54th Street Control Appraisal Event” will exist with respect to the Hilton Garden Inn W 54th Street B Note if and for so long as (A) the Closing Date principal balance of such note, together with any Hilton Garden Inn W 54th Street Threshold Event Collateral (less payments of principal, Appraisal Reductions and realized principal losses allocated to such note) is less than (B) 25% of the Closing Date principal balance of such note (less payments of principal allocated to such note).

Right to Appoint Special Servicer. The Hilton Garden Inn W 54th Street Controlling Holder may remove the existing special servicer for the Hilton Garden Inn W 54th Street Loan Pair, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Pooling and Servicing Agreement.

Collateral Posting Rights.  If a Hilton Garden Inn W 54th Street Control Appraisal Event would otherwise result in the holder of the Hilton Garden Inn W 54th Street B Note losing its status as the Hilton Garden Inn W 54th Street Controlling Holder, such note holder will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit with the master servicer or special servicer, as applicable, within thirty (30) days after the receipt of the relevant appraisal (such collateral, “Hilton Garden Inn W 54th Street Threshold Event Collateral”).  Hilton Garden Inn W 54th Street Threshold Event Collateral may be returned if and to the extent that the posting holder would be the Hilton Garden Inn W 54th Street Controlling Holder without regard to such posted collateral.

Appraisal Rights.  If at any time an Appraisal Reduction exists that would result in a Hilton Garden Inn W 54th Street Control Appraisal Event with respect to the Hilton Garden Inn W 54th Street B Note, the then-current Hilton Garden Inn W 54th Street Controlling Holder will be entitled to obtain, or require the special servicer to obtain, a second appraisal that satisfies the appraisal requirements under the Pooling and Servicing Agreement.  Upon receipt of such new appraisal, the special servicer will be required to recalculate (within three (3) business days of receipt of such appraisal) the Appraisal Reduction in respect of the Hilton Garden Inn W 54th Street Loan Pair.  If, as a result of such calculation based on the new appraisal, a Hilton Garden Inn W 54th Street Control Appraisal Event is no longer deemed to exist with respect to the Hilton Garden Inn W 54th Street B Note, then such note holder will be reinstated as the Hilton Garden Inn W 54th Street Controlling Holder.  Until the Appraisal Reduction is recalculated based on such new appraisal as described above, the first appraisal will control.

The Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement

Pursuant to the Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement, the Hilton Garden Inn W 54th Street Mortgage Loan is pari passu in right of payment with the Hilton Garden Inn W 54th Street Serviced Companion Loan.  The Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement provides, in general, that:

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The Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

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All payments, proceeds and other recoveries on the Hilton Garden Inn W 54th Street Senior Note will be applied to the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator and the trust advisor, in accordance with the terms of the Pooling and Servicing Agreement and the pooling and servicing agreement, if any, entered into in connection with a securitization of the Hilton Garden Inn W 54th Street Serviced Companion Loan);

•
So long as the holder of the Hilton Garden Inn W 54th Street Senior Note is the Hilton Garden Inn W 54th Street Controlling Holder under the Hilton Garden Inn W 54th Street A/B Intercreditor Agreement (a “Hilton Garden Inn W 54th Street Senior Note Control Period”), the controlling class representative under the Pooling and Servicing Agreement will be entitled to act as controlling note holder with respect to the Hilton Garden Inn W 54th Street Loan Pair during a Subordinate Control Period and will have all rights with respect to the Hilton Garden Inn W 54th Street Loan Pair set forth in the Pooling and Servicing Agreement; and

•
The transfer of up to 49% of the beneficial interest of the Hilton Garden Inn W 54th Street Mortgage Loan or the Hilton Garden Inn W 54th Street Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the Hilton Garden Inn W 54th Street Mortgage Loan or the Hilton Garden Inn W 54th Street Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or a securitization vehicle meeting certain rating and other requirements or (ii)(a) the non-transferring holder has consented to such transfer and (b) if the non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the Hilton Garden Inn W 54th Street Mortgage Loan together with the Hilton Garden Inn W 54th Street Serviced Companion Loan.

Certain Rights of the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder.  During a Hilton Garden Inn W 54th Street Senior Note Control Period, the special servicer will be required (i) to provide to the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Hilton Garden Inn W 54th Street Loan Pair or any proposed action to be taken in respect of the items below (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the Subordinate Control Period or the Collective Consultation Period) and (ii) to use reasonable efforts to consult with the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of Hilton Garden Inn W 54th Street Major Decisions.

Such consultation right will expire ten (10) business days after the delivery to the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder of written notice of a proposed action, whether or not the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the special servicer be obligated to follow or take any alternative actions recommended by the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder (or the related Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the Hilton Garden Inn W 54th Street Loan Pair, it may take, in accordance with the Servicing Standard, any action constituting a Hilton Garden Inn W 54th Street Major Decision with respect to the Hilton Garden Inn W 54th Street Loan Pair or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, during a Hilton Garden Inn W 54th Street Senior Note Control Period, the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder will have the right to annual meetings (which may be held telephonically) with the special servicer, upon reasonable notice and at times reasonably acceptable to the special servicer, in which servicing issues related to the Hilton Garden Inn W 54th Street Loan Pair are discussed.

During a Hilton Garden Inn W 54th Street Senior Note Control Period, if a Special Servicer Termination Event has occurred that affects the holder of the Hilton Garden Inn W 54th Street Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the Hilton Garden Inn W 54th Street Loan Pair, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder” will initially be the Hilton Garden Inn W 54th Street Serviced Companion Loan holder, and from and after the date that the Hilton Garden Inn W 54th Street Serviced Companion Loan is securitized, the “controlling class representative” under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the securitization of the Hilton Garden Inn W 54th Street Serviced Companion Loan will be Hilton Garden Inn W 54th Street Non-Controlling Note Holder.

Sale of Defaulted Mortgage Loan.  Under the Hilton Garden Inn W 54th Street Pari Passu Intercreditor Agreement and the Pooling and Servicing Agreement, upon the Hilton Garden Inn W 54th Street Loan Pair becoming a defaulted mortgage loan, and if the special servicer decides to sell the Hilton Garden Inn W 54th Street Mortgage Loan, the special servicer will be required to sell the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan together as notes evidencing one whole loan.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the Hilton Garden Inn W 54th Street Senior Note without the consent of the Hilton Garden Inn W 54th Street Non-Controlling Senior Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Hilton Garden Inn W 54th Street Loan Pair, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer and a copy of the most recent appraisal, and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Loan Combinations

The only Non-Serviced Loan Combination related to the Issuing Entity as of the Closing Date is the 555 11th Street NW Non-Serviced Loan Combination (as such terms are defined below).

The 555 11th Street NW Non-Serviced Loan Combination

The mortgaged property identified on Appendix I to this free writing prospectus as 555 11th Street NW (the “555 11th Street NW Mortgaged Property”) secures (i) promissory note A-1B, which had an outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 2.7% of the Initial Pool Balance (the “555 11th Street NW Mortgage Loan”), (ii) promissory note A-1A (the “555 11th Street NW Non-Serviced Companion Loan” and, together with the 555 11th Street NW Mortgage Loan, the “555 11th Street NW Senior Note”), which is pari passu in right of payment with the 555 11th Street NW Mortgage Loan and had an outstanding principal balance as of the Cut-off Date of $60,000,000, (iii) promissory note A2 (the “555 11th Street NW MSBAM 2015-C21 Trust B Note”), which is generally subordinate in right of payment to the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan and

had an outstanding principal balance as of the Cut-off Date of $30,000,000, (iv) promissory note A3 and promissory note B (collectively, the “555 11th Street NW Non-Securitized B Note” and, together with the 555 11th Street NW MSBAM 2015-C21 Trust B Note, the “555 11th Street NW B Note”), which are generally subordinate in right of payment to the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note and had an aggregate outstanding principal balance as of the Cut-off Date of $57,000,000.  The 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan, the 555 11th Street NW MSBAM 2015-C21 Trust B Note and the 555 11th Street NW Non-Securitized B Note are collectively referred to herein as the “555 11th Street NW Non-Serviced Loan Combination.”

The initial holders of the 555 11th Street NW Senior Note, the 555 11th Street NW MSBAM 2015-C21 Trust B Note and the 555 11th Street NW Non-Securitized B Note have entered into an intercreditor agreement (the “555 11th Street NW A/B Intercreditor Agreement”), and the initial holders of the promissory notes comprising the 555 11th Street NW Senior Note have entered into an intercreditor agreement (the “555 11th Street NW Pari Passu Intercreditor Agreement”).  The 555 11th Street NW A/B Intercreditor Agreement and the 555 11th Street NW Pari Passu Intercreditor Agreement are collectively referred to herein as the “Intercreditor Agreement” with respect to the 555 11th Street NW Loan Pair.  The 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note are each included in the MSBAM 2015-C21 issuing entity.  The 555 11th Street NW Non-Securitized B Note is currently held by Principal Life Insurance Company, which holder may sell or transfer its respective note at any time, subject to compliance with the requirements of the 555 11th Street NW Intercreditor Agreement.

The 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan, the 555 11th Street NW MSBAM 2015-C21 Trust B Note and the 555 11th Street NW Non-Securitized B Note are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  Interest is payable on the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note at a rate equal to 3.16633333% per annum, and interest is payable on the 555 11th Street NW Non-Securitized B Note at a rate equal to 4.99280702% per annum.  For purposes of the information presented in this free writing prospectus with respect to the 555 11th Street NW Mortgage Loan, unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information reflects the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan and does not take into account the 555 11th Street NW B Note.  Payments made in respect of the 555 11th Street NW Non-Serviced Loan Combination will be applied in accordance with the 555 11th Street NW A/B Intercreditor Agreement and the 555 11th Street NW Pari Passu Intercreditor Agreement.

Servicing of the 555 11th Street NW Non-Serviced Loan Combination

The 555 11th Street NW Non-Serviced Loan Combination is currently being serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C21 securitization, dated as of February 1, 2015 (the “MSBAM 2015-C21 Pooling and Servicing Agreement“ or “MSBAM 2015-C21 PSA“), between KeyBank, National Association, as master servicer, LNR Partners, LLC, as general special servicer, CWCapital Asset Management LLC, as excluded mortgage loan special servicer, Situs Holdings, LLC, as trust advisor, and Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian.  The servicing terms of such Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the servicing terms of the Pooling and Servicing Agreement.  See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The 555 11th Street NW Mortgage Loan” in this free writing prospectus.

As used herein, the “Non-Serviced Mortgage Loan Pooling and Servicing Agreement” with respect to the 555 11th Street NW Non-Serviced Loan Combination will be the MSBAM 2015-C21 Pooling and Servicing Agreement.

The 555 11th Street NW Intercreditor Agreement provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer will be obligated to administer the 555 11th Street NW Non-Serviced Loan Combination consistently with the terms of such intercreditor agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  None of the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to make P&I Advances on the 555 11th Street NW Mortgage Loan, but such Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the 555 11th Street NW Non-Serviced Loan Combination unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  P&I Advances on the 555 11th Street NW Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement, and each such party will be entitled to make its own nonrecoverability determination with respect to such P&I Advances.  None of the master servicer, the special servicer or the trustee under the Pooling and Servicing Agreement will be obligated to make Servicing Advances with respect to the 555 11th Street NW Non-Serviced Loan Combination under the Pooling and Servicing Agreement.

If the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement determines that a servicing advance it made with respect to the 555 11th Street NW Non-Serviced Loan Combination or the related mortgaged property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 555 11th Street NW B Note, and then, the 555 11th Street NW Non-Serviced Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the mortgage loans included in the Issuing Entity and amounts payable by the holder of any promissory note evidencing the 555 11th Street NW Non-Serviced Companion Loan (or, to the extent any such promissory note has been securitized, from general collections of the trust established in connection with such securitization), on a pro rata basis (based on each such loan’s outstanding principal balance).  In addition, each of the parties to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be entitled to indemnification out of proceeds of the 555 11th Street NW Mortgage Loan to the same extent to which the parties to the Pooling and Servicing Agreement are entitled to indemnification out of proceeds on the mortgage loans.

The obligation of the master servicer to provide information and collections and make debt service advances to the certificate administrator for the benefit of the Certificateholders with respect to the 555 11th Street NW Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable master servicer or special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

The 555 11th Street NW A/B Intercreditor Agreement

Distributions.  Generally, as long as no 555 11th Street NW Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the 555 11th Street NW Non-Serviced Loan Combination (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the 555 11th Street NW Mortgaged Property or released to the related borrower in accordance with the servicing standard under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 555 11th Street NW A/B Intercreditor Agreement, in each case to the extent of available funds:

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first, to the 555 11th Street NW Senior Note holder (or the master servicer, the special servicer, the certificate administrator or the trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement), all unreimbursed costs and expenses paid by the 555 11th Street NW Senior Note holder (or paid or advanced by such master servicer, the special servicer, the certificate administrator or the trustee, as applicable) with respect to the 555 11th Street NW Non-Serviced Loan Combination, including unreimbursed advances made by the 555 11th Street NW Senior Note holder and interest thereon;

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second, to the related master servicer, the special servicer, the certificate administrator and the trust advisor under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and CREFC®, the applicable accrued and unpaid servicing fees, certificate administrator fees (including the portion that is the trustee fee), trust advisor fees, CREFC® license fees and any workout fee earned by them with respect to the 555 11th Street NW Non-Serviced Loan Combination (or in the case of the certificate administrator fee, the trust advisor fee and the CREFC® license fee, the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note) under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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third, pro rata, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 20150-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes;

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fourth, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on their respective initial principal balances), any principal payments received on the 555 11th Street NW Non-Serviced Loan Combination for the related interest accrual period, to be applied in reduction of the principal balance of each such note;

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fifth, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder, up to the amount of any unreimbursed advances or cure payments made by such holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such holder, in each case, with respect to the 555 11th Street NW Non-Serviced Loan Combination under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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sixth, to the 555 11th Street NW Non-Securitized B Note holder, up to the amount of any unreimbursed advances or cure payments made by such holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such holder, in each case, with respect to the 555 11th Street NW Non-Serviced Loan Combination under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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seventh, any interest accrued at the mortgage loan default rate on the 555 11th Street NW Non-Serviced Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the 555 11th Street NW Non-Serviced Loan Combination at the non-default interest rate, first, to the 555 11th Street NW Senior Note holder (subject to the allocation of such amount pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in an amount calculated on the principal balance of the 555 11th Street NW Senior Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW Senior Note over (B) the non-default interest rate for the 555 11th Street NW Senior Note; second, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder in an amount calculated on the principal balance of the 555 11th Street NW MSBAM 2015-C21 Trust B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW MSBAM 2015-C21 Trust B Note over (B) the non-default interest rate for the 555 11th Street NW MSBAM 2015-C21 Trust B Note; and third, to the 555 11th Street NW Non-Securitized B Note holder in an amount calculated on the principal balance of the 555 11th Street NW Non-Securitized B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW Non-Securitized B Note over (B) the non-default interest rate for the 555 11th Street NW Non-Securitized B Note;

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eighth, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the 555 11th Street NW Non-Serviced Loan Combination (to the extent actually paid by the related borrower);

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ninth, to the extent not payable to the related master servicer or the special servicer as additional servicing compensation under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

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tenth, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a 555 11th Street NW Triggering Event of Default has occurred and is continuing, all amounts available for payments on the 555 11th Street NW Non-Serviced Loan Combination (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the 555 11th Street NW Mortgaged Property or released to the related borrower in accordance with the servicing standard under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 555 11th Street NW A/B Intercreditor Agreement, in each case to the extent of available funds:

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first, to the 555 11th Street NW Senior Note holder (or the master servicer, the special servicer, the certificate administrator or the trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement), all unreimbursed costs and expenses paid by the 555 11th Street NW Senior Note holder (or paid or advanced by such master servicer, the special servicer, the certificate administrator or the trustee, as applicable) with respect to the 555 11th Street NW Non-Serviced Loan Combination, including unreimbursed Advances made by the 555 11th Street NW Senior Note holder and interest thereon;

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second, to the related master servicer, the certificate administrator and the trust advisor under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and CREFC®, the applicable accrued and unpaid servicing fees, certificate administrator fees (including the portion that is the trustee fee), trust advisor fees and CREFC® license fees, and then to the special servicer, any special servicing fees (including any liquidation or workout fees), in each case earned by them with respect to the 555 11th Street NW Non-Serviced Loan Combination (or in the case of the certificate administrator fee, the trust advisor fee and the CREFC® license fee, the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note) under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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third, to the 555 11th Street NW Senior Note holder, an amount equal to all accrued and unpaid interest on the principal balance of the 555 11th Street NW Senior Note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees, the certificate administrator fee, the trust advisor fee and the CREFC® license fee);

•	fourth, to the 555 11th Street NW Senior Note holder, an amount equal to the outstanding principal balance of the 555 11th Street NW Senior Note, until such principal balance has been reduced to zero;

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fifth, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder, up to the amount of any unreimbursed advances or cure payments made by the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder, in each case, with respect to the 555 11th Street NW Non-Serviced Loan Combination under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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sixth, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder, an amount equal to all accrued and unpaid interest on the principal balance of the 555 11th Street NW MSBAM 2015-C21 Trust B Note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees, the certificate administrator fee, the trust advisor fee and the CREFC® license fee);

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seventh, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder, an amount equal to the outstanding principal balance of the 555 11th Street NW MSBAM 2015-C21 Trust B Note, until such principal balance has been reduced to zero;

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eighth, to the 555 11th Street NW Non-Securitized B Note holder, up to the amount of any unreimbursed advances or cure payments made by the 555 11th Street NW Non-Securitized B Note holder and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by the 555 11th Street NW Non-Securitized B Note holder, in each case, with respect to the 555 11th Street NW Non-Serviced Loan Combination under the 555 11th Street NW A/B Intercreditor Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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ninth, to the 555 11th Street NW Non-Securitized B Note holder, an amount equal to all accrued and unpaid interest on the principal balance of the 555 11th Street NW Non-Securitized B Note (at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

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tenth, to the 555 11th Street NW Non-Securitized B Note holder, an amount equal to the outstanding principal balance of the 555 11th Street NW Non-Securitized B Note, until such principal balance has been reduced to zero;

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eleventh, any interest accrued at the mortgage loan default rate on the 555 11th Street NW Non-Serviced Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the 555 11th Street NW Non-Serviced Loan Combination at the non-default interest rate, first, to the 555 11th Street NW Senior Note holder (subject to the allocation of such amount pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in an amount calculated on the principal balance of the 555 11th Street NW Senior Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW Senior Note over (B) the non-default interest rate for the 555 11th Street NW Senior Note; second, to the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder in an amount calculated on the principal balance of the 555 11th Street NW MSBAM 2015-C21 Trust B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW MSBAM 2015-C21 Trust B Note over (B) the non-default interest rate for the 555 11th Street NW MSBAM 2015-C21 Trust B Note; and third, to the 555 11th Street NW Non-Securitized B Note holder in an amount calculated on the principal balance of the 555 11th Street NW Non-Securitized B Note prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 555 11th Street NW Non-Securitized B Note over (B) the non-default interest rate for the 555 11th Street NW Non-Securitized B Note;

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twelfth, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the 555 11th Street NW Non-Serviced Loan Combination (to the extent actually paid by the related borrower);

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thirteenth, to the extent not payable to the related master servicer or the special servicer as additional servicing compensation under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the relative outstanding principal balances of such notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

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fourteenth, to the 555 11th Street NW Senior Note holder, the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder and the 555 11th Street NW Non-Securitized B Note holder, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

“555 11th Street NW Triggering Event of Default“ means (i) any event of default with respect to an obligation of the 555 11th Street NW Non-Serviced Loan Combination borrower to pay money due under such mortgage loan or (ii) any non-monetary event of default that causes the 555 11th Street NW Non-Serviced Loan Combination to become a Specially Serviced Mortgage Loan (which, for clarification, will not include any imminent event of default).  A 555 11th Street NW Triggering Event of Default will not exist to the extent the 555 11th Street NW Non-Securitized B Note Holder is exercising its cure rights as described below.

Rights of the 555 11th Street NW Non-Securitized B Note Holder. The holder of the 555 11th Street NW Non-Securitized B Note has certain rights under the 555 11th Street NW A/B Intercreditor Agreement, including, among others, the rights described below.

Option to Cure Defaults Under the 555 11th Street NW Non-Serviced Loan Combination.  The holder of the 555 11th Street NW Non-Securitized B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (within ten (10) business days of receipt of notice thereof) or non-monetary events of default (within thirty (30) days of receipt of notice thereof) with respect to the 555 11th Street NW Non-Serviced Loan Combination.  No more than six (6) events of default may be cured over the life of the 555 11th Street NW Non-Serviced Loan Combination, no more than six (6) events of default may be cured in any twelve (12) month period, and no more than four (4) consecutive events of default may be cured.  In the case of an event of default related to a delinquent Scheduled Payment, such cure will be required to be completed prior to the next payment date under the 555 11th Street NW Non-Serviced Loan Combination.  So long as the 555 11th Street NW Non-Securitized B Note holder is exercising a cure right and the cure period has not expired, the master servicer, the special servicer and the trustee, each under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, will not be permitted to treat such event of default as a 555 11th Street NW Triggering Event of Default for purposes of (i) accelerating the 555 11th Street NW Non-Serviced Loan Combination, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the 555 11th Street NW Non-Serviced Loan Combination to special servicing or (v) the payment priorities described above under “—Distributions.”  The holder of the 555 11th Street NW MSBAM 2015-C21 Trust B Note has a similar cure right under the 555 11th Street NW A/B Intercreditor Agreement, which right is generally not exercisable to the extent the holder of the 555 11th Street NW Non-Securitized B Note is exercising its cure right (and the exercise of which right will be included in the limitations on the number of cures described above); however, so long as the 555 11th Street NW MSBAM 2015-C21 Trust B Note is an asset of the MSBAM 2015-C21 securitization trust, no party will be entitled to exercise such right of the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder.

Option to Purchase the 555 11th Street NW Senior Note and the 555 11th Street NW MSBAM 2015-C21 Trust B Note. The holder of the 555 11th Street NW Non-Securitized B Note has the right at any time that the 555 11th Street NW Non-Serviced Loan Combination is in default and remains in default, to purchase the 555 11th Street NW Senior Note and the 555 11th Street NW MSBAM 2015-C21 Trust B Note, at a price with respect to each such note generally equal to the aggregate unpaid principal balance of such note, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed Advances made by the 555 11th Street NW Non-Serviced Companion Loan holder and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such note.

Such purchase option will terminate on the earliest date to occur of (i) thirty (30) days after delivery of notice to the 555 11th Street NW Non-Securitized B Note holder of the related event of default, (ii) the cure of the event or circumstance resulting in such event of default, (iii) consummation of a foreclosure in respect of the 555 11th Street NW Mortgaged Property, except that if the master servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement intends to accept a deed in lieu of foreclosure, the 555 11th Street NW Non-Securitized B Note holder will have ten (10) business days from the date of notice thereof to exercise its purchase option, and (iv) the modification of the 555 11th Street NW mortgage loan documents effected in accordance with the 555 11th Street NW A/B Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

The holder of the 555 11th Street NW MSBAM 2015-C21 Trust B Note has a similar purchase right under the 555 11th Street NW A/B Intercreditor Agreement with respect to the 555 11th NW Street Senior Note, which right is generally not exercisable to the extent the holder of the 555 11th Street NW Non-Securitized B Note is exercising its purchase right; however, so long as the 555 11th Street NW MSBAM 2015-C21 Trust B Note is an asset of the MSBAM 2015-C21 securitization trust, no party will be entitled to exercise such right of the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder.

Workout.  Notwithstanding anything to the contrary, if the master servicer or the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable, in connection with a workout of the 555 11th Street NW Non-Serviced Loan Combination, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the master servicer or the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement pursuant to the terms of such pooling and servicing agreement or (iv) any other adjustment is made to any of the payment terms of the 555 11th Street NW Non-Serviced Loan Combination, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the 555 11th Street NW Non-Securitized B Note holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder), second, by the 555 11th Street NW MSBAM 2015-C21 Trust B Note holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder) and third, by the 555 11th Street NW Senior Note holder (up to the principal balance of such note, together with accrued interest thereon and any other amounts due such holder), and all distributions described under “—Distributions” above will be made accordingly.

Consent Rights of the 555 11th Street NW Controlling Holder.  Pursuant to the 555 11th Street NW A/B Intercreditor Agreement, the 555 11th Street NW Controlling Holder (as defined below) is entitled to consent to the master servicer’s or the special servicer’s (in each case under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) taking (as the case may be), subject to the related servicing standard, certain actions with respect to the 555 11th Street NW Non-Serviced Loan Combination (collectively, the “555 11th Street NW Major Decisions”), including, without limitation:

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any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property by deed in lieu of foreclosure) of the ownership of the 555 11th Street NW Mortgaged Property if the 555 11th Street NW Non-Serviced Loan Combination comes into and continues in default;

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any amendment or modification, consent to a modification or waiver of a monetary term of the 555 11th Street NW Non-Serviced Loan Combination (other than penalty charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the 555 11th Street NW Non-Serviced Loan Combination or any extension of the maturity date thereof;

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following a default or an event of default with respect to the 555 11th Street NW Non-Serviced Loan Combination, any exercise of remedies, including any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents;

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any sale of the 555 11th Street NW Non-Serviced Loan Combination if it is a defaulted loan or related REO Property for less than the applicable purchase price set forth in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

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any determination to bring a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 555 11th Street NW Mortgaged Property or at a related REO Property;

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any release of collateral or any acceptance of substitute or additional collateral for the 555 11th Street NW Non-Serviced Loan Combination or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan documents and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the 555 11th Street NW Non-Serviced Loan Combination or, if lender consent is required, any consent to such waiver or consent to a transfer of the 555 11th Street NW Mortgaged Property or interests in the related borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

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any incurrence of additional debt by the related borrower or of any mezzanine financing by any beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any mortgage loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

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any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the 555 11th Street NW Non-Serviced Loan Combination or an action to enforce rights with respect thereto or decision not to enforce such rights;

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any franchise changes (with respect to the 555 11th Street NW Non-Serviced Loan Combination if the lender is required to consent or approve under the related mortgage loan documents) or, if the 555 11th Street NW Non-Serviced Loan Combination has an unpaid principal balance greater than $2,500,000, any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

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releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no material lender discretion;

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any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) if, with respect to the 555 11th Street NW Non-Serviced Loan Combination, escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of the 555 11th Street NW Non-Serviced Loan Combination (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the 555 11th Street NW Non-Serviced Loan Combination has a primary servicer other than the master servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

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any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower, guarantor or other obligor, or releasing the related borrower, guarantor or other obligor from liability under the 555 11th Street NW Non-Serviced Loan Combination, or modifying any of the related borrower, guarantor or other obligor’s monetary liability under the 555 11th Street NW Non-Serviced Loan Combination, other than pursuant to the specific terms thereof and for which there is no lender discretion;

•	any determination of an Acceptable Insurance Default;

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the determination of any use of proceeds of a hazard insurance claim to restore the 555 11th Street NW Mortgaged Property if the amount of such proceeds exceeds the applicable restoration threshold in the related mortgage loan agreement;

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the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related mortgage loan documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related mortgage loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

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any adoption or implementation of a budget submitted by the related borrower with respect to the 555 11th Street NW Non-Serviced Loan Combination (to the extent lender approval is required under the related mortgage loan documents), if (a) the 555 11th Street NW Non-Serviced Loan Combination is on the CREFC® servicer watch list or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the 555 11th Street NW Non-Serviced Loan Combination), subject in each case to any deemed approval expressly set forth in the related mortgage loan documents;

•	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and

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the exercise of the rights and powers granted under the 555 11th Street NW A/B Intercreditor Agreement or any related mezzanine loan intercreditor agreement to the 555 11th Street NW Senior Note holder, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the 555 11th Street NW Senior Note holder, the “Senior Lender” or such other similar term.

As used above, the terms “material lender discretion” and “lender discretion” require mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related mortgage loan documents.

Furthermore, the master servicer or the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable, will be required to deliver to the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement reasonable (as determined by the related master servicer or the related special servicer, as applicable) prior notice of any final decision with respect to the actions described above, together with certain other information obtained or prepared by the master servicer or special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable, in connection with such proposed action.  Upon the request of the 555 11th Street NW Controlling Holder, the applicable servicer will be required to make a knowledgeable servicing officer available by telephone conference during regular business hours to verbally answer questions from the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement during such ten (10) business day period.  The 555 11th Street NW Controlling Holder will be entitled but not required to participate in any such telephone conference and will not be required to answer questions.  The applicable master servicer or special servicer will not be required to accept any advice from the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and will not take any action in response to a communication from such controlling class representative unless the 555 11th Street NW Controlling Holder has approved such action or the master servicer or the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable, determines that no other action complies with the related servicing standard).

Notwithstanding the foregoing, if the applicable master servicer or special servicer determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the 555 11th Street NW Non-Serviced Loan Combination (as a collective whole), such master servicer or special servicer may take any such action without waiting for the 555 11th Street NW Controlling Holder’s consent. In addition, no advice, direction or objection from or by the 555 11th Street NW Controlling Holder may (and the holder of the 555 11th Street NW Non-Serviced Companion Loan and the related master servicer and special servicer will be required to ignore and act without regard to any such advice, direction or objection that the holder of the 555 11th Street NW Non-Serviced Companion Loan, such master servicer or such special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the 555 11th Street NW Non-Serviced Companion Loan or any of such master servicer or special servicer to violate any provision of the 555 11th Street NW A/B Intercreditor Agreement, the related mortgage loan documents or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement (including any REMIC provisions), including each of such master servicer’s and special servicer’s obligation to act in accordance with the applicable servicing standard.

The “555 11th Street NW Controlling Holder” will be the holder of the most junior of the 555 11th Street NW MSBAM 2015-C21 Trust B Note and the 555 11th Street NW Non-Securitized B Note for so long as (i) a 555 11th Street NW Control Appraisal Event has not occurred and (ii) the holder thereof is not the related borrower or an affiliate thereof; provided, that if neither of such conditions is satisfied with respect to such notes, the 555 11th Street NW Controlling Holder will be the holder of the 555 11th Street NW Senior Note; provided, further, that if such B Note is an asset of the MSBAM 2015-C21 issuing entity, such controlling noteholder rights will be exercisable by the majority holder (or designee thereof) of the designated class of certificates evidencing interests therein.  A “555 11th Street NW Control Appraisal Event” will exist with respect to the 555 11th Street NW MSBAM 2015-C21 Trust B Note or the 555 11th Street NW Non-Securitized B Note, as applicable, if and for so long as (A) the Closing Date principal balance of such note, together with any 555 11th Street NW Threshold Event Collateral (less payments of principal, Appraisal Reductions and realized principal losses allocated to such note) is less than (B) 25% of the Closing Date principal balance of such note (less payments of principal allocated to such note).

Right to Appoint Special Servicer. The 555 11th Street NW Controlling Holder may remove the existing special servicer for the 555 11th Street NW Non-Serviced Loan Combination, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

Collateral Posting Rights.  If a 555 11th Street NW Control Appraisal Event would otherwise result in the holder of the 555 11th Street NW MSBAM 2015-C21 Trust B Note or 555 11th Street NW Non-Securitized B Note, as applicable, losing its status as the 555 11th

Street NW Controlling Holder, such note holder will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit with the master servicer or special servicer, as applicable, within thirty (30) days after the receipt of the relevant appraisal (such collateral, “555 11th Street NW Threshold Event Collateral”).  555 11th Street NW Threshold Event Collateral may be returned if and to the extent that the posting holder would be the 555 11th Street NW Controlling Holder without regard to such posted collateral.

Appraisal Rights.  If at any time an appraisal reduction exists that would result in a 555 11th Street NW Control Appraisal Event with respect to the 555 11th Street NW MSBAM 2015-C21 Trust B Note or 555 11th Street NW Non-Securitized B Note, as applicable, the then-current 555 11th Street NW Controlling Holder will be entitled to obtain, or require the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement to obtain, a second appraisal that satisfies the appraisal requirements under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  Upon receipt of such new appraisal, the special servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to recalculate (within three (3) business days of receipt of such appraisal) the appraisal reduction in respect of the 555 11th Street NW Non-Serviced Loan Combination.  If, as a result of such calculation based on the new appraisal, a 555 11th Street NW Control Appraisal Event is no longer deemed to exist with respect to the 555 11th Street NW MSBAM 2015-C21 Trust B Note or 555 11th Street NW Non-Securitized B Note, as applicable, then the applicable note holder will be reinstated as the 555 11th Street NW Controlling Holder.  Until the appraisal reduction is recalculated based on such new appraisal as described above, the first appraisal will control.

So long as the 555 11th Street NW MSBAM 2015-C21 Trust B Note is an asset of the MSBAM 2015-C21 securitization trust, certain classes of MSBAM 2015-C21 certificates will have a similar right to order additional appraisals, subject to certain conditions and limitations set forth in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

The 555 11th Street NW Pari Passu Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan (the “555 11th Street NW Pari Passu Intercreditor Agreement”), the 555 11th Street NW Mortgage Loan is pari passu in right of payment with the 555 11th Street NW Non-Serviced Companion Loan.  The 555 11th Street NW Pari Passu Intercreditor Agreement provides, in general, that:

•	The 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•
All payments, proceeds and other recoveries on the 555 11th Street NW Senior Note will be applied to the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement);

•
So long as the holder of the 555 11th Street NW Senior Note is the 555 11th Street NW Controlling Holder under the 555 11th Street NW A/B Intercreditor Agreement (a “555 11th Street NW Senior Note Control Period”), the controlling class representative under the MSBAM 2015-C21 PSA will act as controlling note holder with respect to the 555 11th Street NW Non-Serviced Loan Combination and will be entitled to, among other things, direct the servicing of, and replace the special servicer with respect to, the 555 11th Street NW Non-Serviced Loan Combination and approve 555 11th Street NW Major Decisions all in accordance with the MSBAM 2015-C21 PSA; and

•
The transfer of up to 49% of the beneficial interest of the 555 11th Street NW Mortgage Loan or the 555 11th Street NW Non-Serviced Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of the 555 11th Street NW Mortgage Loan or the 555 11th Street NW Non-Serviced Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or a securitization vehicle meeting certain rating and other requirements or (ii)(a) the non-transferring holder has consented to such transfer and (b) if the non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency.  The foregoing restrictions do not apply to a sale of the 555 11th Street NW Mortgage Loan together with the 555 11th Street NW Non-Serviced Companion Loan.

Certain Rights of the 555 11th Street NW Non-Controlling Senior Note Holder.  During a 555 11th Street NW Senior Note Control Period, the related Non-Serviced Mortgage Loan Special Servicer is required (i) to provide to the 555 11th Street NW Non-Controlling Senior Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the 555 11th Street NW Non-Serviced Loan Combination or any proposed action to be taken in respect of 555 11th Street NW Major Decisions (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of any “subordinate control period” or “collective consultation period” under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and (ii) to use reasonable efforts to consult with the 555 11th Street NW Non-Controlling Senior Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Mortgage Loan Special Servicer or any proposed action to be taken by such Non-Serviced Mortgage Loan Special Servicer in respect of 555 11th Street NW Major Decisions.

Such consultation right of the 555 11th Street NW Non-Controlling Senior Note Holder will expire ten (10) business days after the delivery to it of written notice of a proposed action, whether or not the 555 11th Street NW Non-Controlling Senior Note Holder has responded within such period (unless the related Non-Serviced Mortgage Loan Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the related Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by any 555 11th Street NW Non-Controlling Senior Note Holder.

If the related Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the 555 11th Street NW Non-Serviced Loan Combination, it may take, in accordance with the servicing standard set forth in the MSBAM 2015-C21 PSA, any 555 11th Street NW Major Decision or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, during a 555 11th Street NW Senior Note Control Period, the 555 11th Street NW Non-Controlling Senior Note Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Mortgage Loan Special Servicer, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Mortgage Loan Special Servicer, in which servicing issues related to the 555 11th Street NW Non-Serviced Loan Combination are discussed.

During a 555 11th Street NW Senior Note Control Period, if a special servicer termination event under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement has occurred that affects the 555 11th Street NW Non-Controlling Senior Note Holder, such holder will have the right to direct the related Non-Serviced Mortgage Loan Trustee to terminate the related Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, solely with respect to the 555 11th Street NW Non-Serviced Loan Combination, other than with respect to any rights such Non-Serviced Mortgage Loan Special Servicer may have as a certificateholder under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, entitlements to amounts payable to such Non-Serviced Mortgage Loan Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “555 11th Street NW Non-Controlling Senior Note Holder” will be the holder of the 555 11th Street NW Mortgage Loan, whose rights will be exercised by the Controlling Class Representative (during any Subordinate Control Period or Collective Consultation Period) as and to the extent set forth in the Pooling and Servicing Agreement.

Custody of the Mortgage File.  Wells Fargo Bank, National Association, as custodian under the MSBAM 2015-C21 PSA is the current custodian of the mortgage file related to the 555 11th Street NW Non-Serviced Loan Combination (other than the 555 11th Street NW Non-Securitized B Note and the promissory note evidencing the 555 11th Street NW Mortgage Loan).

Sale of Defaulted Mortgage Loan.  In connection with any sale of any promissory note evidencing the 555 11th Street NW Non-Serviced Companion Loan by the related Non-Serviced Mortgage Loan Special Servicer upon the 555 11th Street NW Non-Serviced Loan Combination becoming a defaulted mortgage loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan together as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  Notwithstanding the foregoing, the related 555 11th Street NW Mortgage Loan Special Servicer will not be permitted to sell the 555 11th Street NW Non-Serviced Loan Combination without the consent of the 555 11th Street NW Non-Controlling Senior Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 555 11th Street NW Non-Serviced Loan Combination, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package received by the related Non-Serviced Mortgage Loan Special Servicer and a copy of the most recent appraisal, and (c) until the sale is completed, and a reasonable period prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale.

Additional Mortgage Loan Information

This free writing prospectus sets forth certain information with respect to the mortgage loans and the mortgaged properties.  Each of the tables presented in Appendix II to this free writing prospectus sets forth selected characteristics of the Mortgage Pool.  For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix I to this free writing prospectus, and for a brief summary of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool, see Appendix III to this free writing prospectus.  Additional information regarding the mortgage loans is contained in this free writing prospectus under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section.

The sum in any column of the tables presented in Appendix II or Appendix III may not equal the indicated total due to rounding.  The information in Appendix I, Appendix II and Appendix III to this free writing prospectus with respect to the mortgage loans (or A/B Whole Loans or Loan Pairs, if applicable) and the mortgaged properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or, in the case of multiple mortgaged properties securing the same mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), based on allocated loan amounts that have been assigned to the related mortgaged properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related mortgage loan documents.  The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.  References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.  The statistics in Appendix I, Appendix II and Appendix III to this free writing prospectus were primarily derived from information provided to the depositor by each sponsor.

With respect to any mortgage loan that is part of an A/B Whole Loan, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated.

For purposes of the tables in Appendix II to this free writing prospectus and for the information presented in Appendix I and Appendix III to this free writing prospectus:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any mortgage loan, twelve (12) times the monthly payment in effect as of the Cut-off Date for such mortgage loan or, for certain mortgage loans that provide for payments of interest-only for a period of time, twelve (12) times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period, unless otherwise indicated.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to the related mortgage loan included in the Issuing Entity only, unless otherwise indicated.

“Appraised Value” means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable mortgage loan seller as set forth under “Appraised Value” on Appendix I to this free writing prospectus.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.  With respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, Appraised Value is based on the appraised value of the related mortgaged property that secures the entire A/B Whole Loan or Loan Pair, as applicable.  In addition:

•
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ayrsley Town Center, securing a mortgage loan representing approximately 2.5% of the Initial Pool Balance, the Appraised Value shown on Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents the “as-stabilized” value of $37,600,000 as of October 1, 2015, which is dependent upon the lease-up of vacant space to an overall property occupancy of at least 95.0%.  The Piedmont Social Club tenant space, representing approximately 11.0% of the net square footage, is currently in build out and $1,760,000 was reserved at origination pending occupancy of such tenant.  The “as-is” value as of October 24, 2014 is $35,225,000.

•
With respect the mortgaged property identified on Appendix I to this free writing prospectus as Marriott Hotel Visalia, securing a mortgage loan representing approximately 1.3% of the Initial Pool Balance, the Appraised Value of $20,950,000 shown on such Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents the “Prospective Upon Completion & Stabilization” value of $20,950,000 as of January 9, 2017, which is dependent on a stabilized occupancy and completion over the next eighteen (18) months of a property improvement plan with respect to the related mortgaged property.  A reserve in the amount of $1,780,600 was reserved at origination of such mortgage loan for the completion of such property improvement plan. The “As Is” appraised value as of January 9, 2015 is $17,250,000.

•
With respect to the mortgaged property identified on Appendix I to this free writing prospectus as Hampton Inn Carbondale, securing a mortgage loan representing approximately 0.5% of the Initial Pool Balance, the Appraised Value shown on Appendix I (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) represents an “as-is” value of $7,250,000 (corresponding to a loan-to-value ratio of 70.3%) that assumes a property improvement plan costing $1,280,000 was completed as of February 1, 2015.  The related appraisal also reported an “as-is” value of $5,500,000 (corresponding to a loan-to-value ratio of 92.6%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $1,280,000. The property improvement plan is expected to cost approximately $1,280,000 and be completed no later than March 2017, and $1,280,000 was reserved at origination of the mortgage loan for such costs.

See “Risk Factors—Risks Related to the Mortgage Loans—Limitations of Appraisals” in this free writing prospectus.

“Cut-off Date Loan-to-Value Ratio,” “Cut-off Date LTV” or “Cut-off Date LTV Ratio” means, with respect to any mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan set forth on Appendix I to this free writing prospectus divided by (2) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus; except that:

•
with respect to any mortgage loan that is part of an A/B Whole Loan, the Cut-off Date Loan-to-Value Ratio is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated;

•
with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Cut-off Date Loan-to-Value Ratio is calculated with regard to the principal balance of both the Serviced Companion Loan or Non-Serviced Companion Loan, as applicable, and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated; and

•
with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Cut-off Date Loan-to-Value Ratio is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related mortgage loan and/or before the imposition of late payment charges and/or default interest.

“IO” means interest only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.  With respect to any mortgage loan that is part of an A/B Whole Loan, the Loan Per Unit is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated.  With respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all mortgage loans comprising such group.

“LTV” or “Loan-to-Value Ratio” means loan-to-value ratio.

“LTV Ratio at Maturity,” “Maturity Date LTV Ratio” or “Balloon LTV” means, with respect to any mortgage loan, the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due, as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, or (ii) in the case of an ARD Loan, the principal balance anticipated to be outstanding on its related Anticipated Repayment Date, divided by (b) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus; except that:

•
with respect to any mortgage loan that is part of an A/B Whole Loan, the LTV Ratio at Maturity is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated;

•
with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the LTV Ratio at Maturity is calculated with regard to both the principal balance of the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity, (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note) unless otherwise indicated; and

•
with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the LTV Ratio at Maturity is calculated on the basis of the aggregate principal balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

We cannot assure you that the value of any particular mortgaged property will not have declined from the Appraised Value.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the mortgaged property or the amount that would be realized upon a sale of the mortgaged property.

“Mortgage Rate” with respect to each mortgage loan, A/B Whole Loan, Loan Pair and any Interest Accrual Period, means the annual rate at which interest accrues on such mortgage loan, A/B Whole Loan or Loan Pair (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related mortgage note from time to time (the initial Mortgage Rate with respect to each mortgage loan is set forth on Appendix I to this free writing prospectus); provided, that for purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that mortgage loan pursuant to the Pooling and Servicing Agreement.

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the Issuing Entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground, space or air rights lease payments.  Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a mortgaged property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Appendix I to this free writing prospectus as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.  Such percentage may include tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.  The Occupancy Rate presented in this free writing prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation.  Generally, for purposes of the presentation in this free writing prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises.  We do not consider the following to be a “master lease” for purposes of the presentation in this free writing prospectus:  (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting.  “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan.  A master lease may relate to all or a portion of a mortgaged property.  We identify the mortgaged properties that have “master leases,” the square footage represented by each master lease and the rental rate represented by each master lease in Appendix I and Appendix III to this free writing prospectus and, if applicable to the mortgaged properties securing the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, in Appendix III to this free writing prospectus.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“RevPAR” means, with respect to any hotel property, revenues per available room.

“SF” or “Square Feet” or “Sq. Ft.” means, in the case of a mortgaged property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

“Term to Maturity” means, with respect to any mortgage loan, the remaining term, in months, from the Cut-off Date for such mortgage loan to the related maturity date or, with respect to any ARD Loan, the Anticipated Repayment Date.

“Units,” “Rooms” or “Pads” means (a) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a mortgaged property operated as a hotel property, the number of guest rooms or (c) in the case of a mortgaged property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Underwritten Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

•	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

•
if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

•	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

•	salaries, wages and benefits;

•	the costs of utilities;

•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged property;

•	real estate taxes;

•	general and administrative expenses; and

•	ground, space or air rights lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF DSCR,” “UW NCF DSCR,” “UW DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Cash Flow for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  For purposes of the information presented in this free writing prospectus, the Debt Service Coverage Ratio (unless otherwise indicated) with respect to (a) any mortgage loan that is part of an A/B Whole Loan, reflects solely the Annual Debt Service payable under the mortgage loan included in the Issuing Entity, without regard to the subordinate B Note, (b) any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, reflects the Annual Debt Service payable under both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated, and (c) any mortgage loan contained in any group of cross-collateralized mortgage loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the mortgaged properties securing such group and the aggregate Annual Debt Service payable under all mortgage loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any mortgaged property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “UW NOI” with respect to any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.  In general, it is the estimated revenue derived from the use and operation of such mortgaged property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments.  The Underwritten Net Operating Income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the Underwritten Net Operating Income set forth herein.  Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a mortgaged property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any mortgage loan, the Underwritten Net Operating Income for the related mortgaged property divided by the Cut-off Date Balance for such mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NOI Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the calculation of the UW NOI Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated.  With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Underwritten Net Operating Income of all mortgage loans comprising such group, in each case unless otherwise indicated.

 “UW EGI” or “Underwritten EGI” with respect to any mortgaged property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“UW NCF Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Cash Flow for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NCF Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the calculation of the UW NCF Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated.  With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NCF Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Underwritten Net Cash Flow of all mortgage loans comprising such group, in each case unless otherwise indicated.

“UW NOI DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Operating Income for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, (i) with respect to the Hilton Garden Inn W 54th Street Loan Pair, without regard to the Hilton Garden Inn W 54th Street B Note and (ii) with respect to the 555 11th Street NW Non-Serviced Loan Combination, without regard to the 555 11th Street NW B Note), unless otherwise indicated.  With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all mortgage loans comprising such group and the aggregate Underwritten Net Operating Income of all mortgage loans comprising such group, in each case unless otherwise indicated.

“UW Revenue” or “Underwritten Revenue” with respect to any mortgage loan, the gross potential rent, less vacancies and collection loss.

Standard Hazard Insurance

The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than mortgaged property related to a Non-Serviced Mortgage Loan) all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents.  This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below).  Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure.  The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.  The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002; provided, the master servicer shall not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.  Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will be required to cause the borrower to maintain such insurance or itself obtain such insurance unless the special servicer determines, subject to the consent of the Controlling Class Representative (during any Subordinate Control Period and with respect to each mortgage loan other than a Non-Serviced Mortgage Loan) that the failure to maintain such insurance would be an Acceptable Insurance Default, in accordance with the procedures set forth in the Pooling and Servicing Agreement.  The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval.  The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard.  If any such approval has not been expressly denied within ninety (90) days of receipt by the special servicer and Controlling Class Representative from the master servicer of the master servicer’s determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates” in this free writing prospectus.

If, on the date of origination of a mortgage loan, a portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will, in accordance with the Servicing Standard, cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

•	the outstanding principal balance of the related mortgage loan; and

•
the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability.  The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is available at commercially reasonable rates and what is consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

In addition, except with respect to any Non-Serviced Mortgage Loan, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance.  The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance.  Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.  The special servicer will have the right, but not the obligation, at the expense of the Issuing Entity, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) so long as such insurance is available at commercially reasonable rates.  The master servicer will not be required in any event to cause a borrower to maintain or itself obtain insurance coverage unless the trustee or Issuing Entity, as applicable, has an insurable interest in the related mortgage loan and only to the extent available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the depositor, and the depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders.  In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian.

“Mortgage File” means the following documents, among others:

•	the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

•
the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•
the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

•	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

•
an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

•	copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to the mortgage loan; and

•	when relevant, the related ground lease, space lease or air rights lease, or in each case a copy thereof.

The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within seventy-five (75) days following the Closing Date, and the custodian on behalf of the trustee will hold the related documents on behalf of the Issuing Entity.  Within forty-five (45) days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the definition of “Mortgage File” above, are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

With respect to any Non-Serviced Mortgage Loan, (A) the preceding document delivery requirements will be met by the delivery by the depositor of copies of the documents specified above (other than the related mortgage note (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals will be required), including a copy of the related mortgage and (B) the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan.

Representations and Warranties

As of the Closing Date, each sponsor will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Appendix V to this free writing prospectus, subject to the exceptions described in Appendix VI to this free writing prospectus.

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.  Notwithstanding the foregoing, if the payments described under the representation and warranty referred to as No. 30 or No. 32 in Appendix V to this free writing prospectus are insufficient to pay the expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-

encumbrance” clause or the defeasance of the related mortgage loan, as applicable, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

A “Material Document Defect” is a Document Defect that either (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.  Subject to certain exceptions, the absence from the Mortgage File of any of the following with respect to any mortgage loan will constitute a deemed Material Document Defect:  the original mortgage note (or lost note affidavit), the original mortgage, an original or copy of the related title policy, an original or copy of any letter of credit or a copy of the ground lease (if such mortgage loan is secured only by such ground lease).

A “Material Breach” is a breach of any of the representations and warranties that (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

A “Document Defect” exists if any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

•	repurchase the affected mortgage loan from the Issuing Entity at the Purchase Price; or

•
at its option, if within the three-month period commencing on the Closing Date (or prior to the second anniversary of the Closing Date if a mortgage loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced, over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

In addition, solely with respect to SMF III, the foregoing obligations will be guaranteed by SMC.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.  However, if such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within such 90-day period and such Material Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional ninety (90) days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Material Document Defect was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement not less than ninety (90) days prior to the mortgage loan seller’s receipt of notice.

“Purchase Price” means an amount equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Loan or REO Property (including any unreimbursed Servicing Advances, interest on any Advances related to such mortgage loan, B Note or Serviced Companion Loan, as applicable, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from collections on the Mortgage Pool and not subsequently recovered from the related borrower, and any Special Servicing Fees and Liquidation Fees paid or payable with respect to such mortgage loan, B Note or Serviced Companion Loan, as applicable) that are reimbursable or payable to the master servicer, the special servicer, the certificate administrator, the custodian or the trustee (or any entity acting in a similar capacity with respect to the securitization of a Non-Serviced Mortgage Loan), plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by, the master servicer, the special servicer, the trust advisor, the certificate administrator, the custodian, the depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted mortgage loan, (ii) an interest rate at least equal to that of the substituted mortgage loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted mortgage loan (and in no event will such mortgage loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted mortgage loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted mortgage loan, (vi) compliance with the representations and warranties relating to mortgage loans set forth in the applicable Mortgage Loan Purchase Agreement, (vii) a “Phase I” environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed and (viii) a REMIC opinion has been delivered to the trustee and certificate administrator) and otherwise satisfying the conditions set forth in the Pooling and Servicing Agreement.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the cure, repurchase or substitution must occur within eighty-five (85) days from the date the mortgage loan seller was notified of the defect or breach; provided, that in any event, any such cure, repurchase or substitution must occur no later than eighty-five (85) days from the date of determination of the existence of such Material Document Defect or Material Breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so; provided, that SMC will guarantee SMF III’s repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement.  Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.  See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (such Defective Mortgage Loan and such other mortgage loans, collectively, “Crossed Mortgage Loans”) and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such other Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the “Affected Loan(s)”):  (i) the debt service coverage ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix I to this free writing prospectus and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to this free writing prospectus plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement.  The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this free writing prospectus of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued.  Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid.  A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The information presented in this free writing prospectus is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  If mortgage loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four (4) business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (in each case, for which the related servicer is responsible) in accordance with the Servicing Standard (subject to the servicing of any Non-Serviced Mortgage Loan by the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement).  The Servicing Standard is set forth in the Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, Midland, as special servicer, WTNA, as trustee, Wells Fargo Bank, as certificate administrator, certificate registrar, authenticating agent and custodian, and Park Bridge Lender Services, as trust advisor.

Reference is made to the attached prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  Copies of the final Pooling and Servicing Agreement and related exhibits will be available after the Closing Date by visiting EDGAR on the SEC Web site at www.sec.gov.

“Servicing Standard” means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any related B Note and Serviced Companion Loan but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Issuing Entity and in the best interests of and for the benefit of the Certificateholders (and, in the case of any related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, the related holder of such B Note or Serviced Companion Loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any related B Note and Serviced Companion Loan and any related Intercreditor Agreement and, to the extent consistent with the foregoing, further as follows:

•
with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

•
with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any related B Note and any Serviced Companion Loan or, if a mortgage loan or the related B Note or Serviced Companion Loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Whole Loan or Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the applicable NPV Calculation Rate); and without regard to:

•
any other known relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower or any affiliate of the related borrower;

•
the ownership of any Certificate or any interest in any B Note, Serviced Companion Loan, Non-Serviced Companion Loan or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

•	the master servicer’s or the special servicer’s obligation to make Advances;

•
the right of the master servicer (or any of its affiliates) or the special servicer (or any of its affiliates), as the case may be, to receive any compensation and/or reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

•	any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Issuing Entity.

“NPV Calculation Rate” means a discount rate appropriate for the type of cash flows being discounted, namely:  (A) for principal and interest payments on a mortgage loan, B Note or Serviced Companion Loan or from the sale of a defaulted mortgage loan, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, and (2) the related mortgage rate or B note interest rate, as applicable, based on its outstanding principal balance; and (B) for all other cash flows, including property cash flows, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related mortgaged property.

“A/B Whole Loan” means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note that is included in the Issuing Entity and one or more subordinated mortgage note(s) that are not included in the Issuing Entity.  References herein to an A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the related mortgage loan and the related subordinated note(s).  There is no A/B Whole Loan related to the Issuing Entity as of the Closing Date.

“B Note” means, (i) with respect to any A/B Whole Loan, any related subordinated note not included in the Issuing Entity, which is subordinated in right of payment to the related mortgage loan (which is an A note) to the extent set forth in the related Intercreditor Agreement, (ii) the Hilton Garden Inn W 54th Street B Note and (iii) each promissory note comprising the 555 11th Street NW B Note (individually or collectively, as the context may require).  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.  The only B Notes related to the Issuing Entity are (i) the Hilton Garden Inn W 54th Street B Note and (ii) the promissory notes comprising the 555 11th Street NW B Note (individually or collectively, as the context may require).

“Intercreditor Agreement” means:  (a) with respect to an A/B Whole Loan, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holder of the related mortgage loan (which is an A note), the holder of any other related A note that is not included in the Issuing Entity and the holder of any related B Note, governing the relative rights of such holders; (b) with respect to a Loan Pair, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan (and, with respect to the Hilton Garden Inn W 54th Street Loan Pair, the Hilton Garden Inn W 54th Street B Note) governing the relative rights of such holders; and (c) with respect to any Non-Serviced Loan Combination, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time-to-time between the holders of the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan (and, with respect to the 555 11th Street NW Non-Serviced Loan Combination, the 555 11th Street NW B Note).

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan (and, in the case of the Hilton Garden Inn W 54th Street Loan Pair, the Hilton Garden Inn W 54th Street B Note), collectively.  The only Loan Pairs related to the Issuing Entity as of the Closing Date are the 300 South Riverside Plaza Fee Loan Pair, the Waterfront at Port Chester Loan Pair and the Hilton Garden Inn W 54th Street Loan Pair.

“Directing Holder” means, with respect to any A/B Whole Loan or Loan Pair, any holder of a related B Note or Serviced Companion Loan, or any designee thereof or participant in a securitization thereof, that constitutes the “Controlling Holder”, “Controlling Note Holder”, “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  The only Directing Holder related to the Issuing Entity as of the Closing Date is the holder of the Hilton Garden Inn W 54th Street B Note (only for so long as such B Note is the “Control Note” under the related Intercreditor Agreement).

“Serviced Companion Loan” means, with respect to any Loan Pair, a mortgage loan that is serviced under the Pooling and Servicing Agreement, is not a mortgage loan included in the Issuing Entity, and is paid on a pari passu basis with the related Serviced Pari Passu Mortgage Loan.  The only Serviced Companion Loans related to the Issuing Entity as of the Closing Date are the 300 South Riverside Plaza

Fee Serviced Companion Loan, the Waterfront at Port Chester Serviced Companion Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a mortgage loan that is included in the Issuing Entity and is paid on a pari passu basis with a Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  The only Serviced Pari Passu Mortgage Loans included in the Issuing Entity as of the Closing Date are the 300 South Riverside Plaza Fee Mortgage Loan, the Waterfront at Port Chester Mortgage Loan and the Hilton Garden Inn W 54th Street Mortgage Loan.

“Non-Serviced Companion Loan” means a loan not included in the Issuing Entity that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan.  The only Non-Serviced Companion Loan related to the Issuing Entity as of the Closing Date is the 555 11th Street NW Non-Serviced Companion Loan.

“Non-Serviced Loan Combination” means a Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan (and, with respect to the 555 11th Street NW Non-Serviced Loan Combination, the 555 11th Street NW B Note), collectively.  The only Non-Serviced Loan Combination related to the Issuing Entity as of the Closing Date is the 555 11th Street NW Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means a mortgage loan included in the Issuing Entity but serviced under another agreement.  The only Non-Serviced Mortgage Loan included in the Issuing Entity as of the Closing Date is the 555 11th Street NW Non-Serviced Mortgage Loan.

“Non-Serviced Mortgage Loan Pooling and Servicing Agreement” means the pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced.  The Non-Serviced Mortgage Loan Pooling and Servicing Agreement related to the Issuing Entity as of the Closing Date is expected to be the pooling and servicing agreement for the MSBAM 2015-C21 securitization (which involves the securitization of the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW MSBAM 2015-C21 Trust B Note).

“Non-Serviced Mortgage Loan Master Servicer”, “Non-Serviced Mortgage Loan Special Servicer”, “Non-Serviced Mortgage Loan Trust Advisor,” “Non-Serviced Mortgage Loan Certificate Administrator” and “Non-Serviced Mortgage Loan Trustee” mean, with respect to any Non-Serviced Loan Combination, the master servicer, the special servicer, the trust advisor, the certificate administrator and the trustee, respectively, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  With respect to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the related Non-Serviced Mortgage Loan Master Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trust Advisor, the Non-Serviced Mortgage Loan Certificate Administrator and the Non-Serviced Mortgage Loan Trustee are referred to collectively as the “Non-Serviced Mortgage Loan Service Providers.”

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and any other servicing fee rate payable to the applicable Non-Serviced Mortgage Loan Master Servicer applicable to any Non-Serviced Mortgage Loan.  The Pari Passu Loan Primary Servicing Fee Rate for the 555 11th Street NW Mortgage Loan will be 0.0175% per annum.

Each of the master servicer and the special servicer is required to adhere to the Servicing Standard.  Each of the master servicer and the special servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

Any such interest of the master servicer or the special servicer in the Certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of Certificates owned by the master servicer or the special servicer.  In addition, subject to the Servicing Standard, the Pooling and Servicing Agreement will not limit the ability of the master servicer or the special servicer to lend money to (to the extent not secured, in whole or in part, by any mortgaged property), accept deposits from and otherwise generally engage in any kind of business or dealings with any borrower as though the master servicer or the special servicer, as applicable, were not a party to the Pooling and Servicing Agreement or to the transactions contemplated hereby.

Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement, and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.  However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement.  Furthermore, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Controlling Class Representative during any Subordinate Control Period or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable (in each case, such consent not to be unreasonably withheld), except to the extent necessary for the special servicer to comply with applicable regulatory requirements.  No sub-servicer may be permitted to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer, whose consent will be subject to the consent of the special servicer.  The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon thirty (30) days’ notice to the depositor, the trust advisor (in the case of the resignation of the special servicer), trustee, certificate administrator and custodian, provided that:

•
a successor master servicer or special servicer is available, has a net worth of at least $15,000,000, and is willing to and does assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation (unless, in the case of the special servicer, a successor cannot be found for existing compensation) and, in the case of the special servicer, (i) during any Subordinate Control Period, is acceptable to or has been appointed by the Controlling Class Representative, (ii) during any Collective Consultation Period, is reasonably acceptable to the Controlling Class Representative, the depositor and the trustee, (iii) during any Senior Consultation Period, is reasonably acceptable to the depositor and the trustee, and (iv) is a Qualified Replacement Special Servicer;

•	the master servicer or special servicer, as applicable, bears all costs associated with its resignation and the transfer of servicing;

•	the resigning master servicer or the resigning special servicer, as applicable, shall have provided each Rating Agency with a Rating Agency Communication with respect to such servicing transfer; and

•
(i) (a) the successor master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination, and neither KBRA nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer or special servicer, as applicable, as master servicer or special servicer of such commercial mortgage securities, as applicable, as the sole or material reason for such downgrade or withdrawal (or placement on watch) or (b) if such successor master servicer or special servicer, as applicable, is not acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA and/or Moody’s in such twelve (12) month period, then a Rating Agency Confirmation from such Rating Agency will be required; and (ii) such successor master servicer or special servicer has a master servicer rating or special servicer rating, as applicable of at least “CMS3” or “CSS3,” as applicable, from Fitch.

Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the master servicer or the special servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee, in the case of the resignation of the master servicer, or to the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trustee, in the case of the resignation of the special servicer.  If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer’s duties and obligations under the Pooling and Servicing Agreement.  If the special servicer ceases to serve as such and a qualified successor shall not have been engaged (or, if applicable in the case of an A/B Whole Loan or Loan Pair, appointed by a related Directing Holder and engaged or, otherwise during any Subordinate Control Period, appointed by the Controlling Class Representative and engaged), the trustee or an agent of the trustee will assume the duties and obligations of the special servicer.  If the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee or such agent will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venture, partner or agent.

The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

The master servicer generally will be responsible for servicing and administering the entire pool of mortgage loans.  The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

Upon the occurrence of any of the Servicing Transfer Events (as defined below), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement.  Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the certificate administrator and prepare reports for the trustee and the certificate administrator with respect to such mortgage loan.  If title to the related mortgaged property is acquired by the Issuing Entity, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered an REO Mortgage Loan.

“Servicing Transfer Event” means each event set forth under the definition of Specially Serviced Mortgage Loan that has caused a mortgage loan, B Note or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.  If a Servicing Transfer Event occurs with respect to a mortgage loan that is part of an A/B Whole Loan or Loan Pair, it will be deemed to have occurred also with respect to the related B Note or Serviced Companion Loan, as applicable.  If a Servicing Transfer Event occurs with respect to a B Note or Serviced Companion Loan, it will be deemed to have occurred also with respect to the mortgage loan that is part of the related A/B Whole Loan or Loan Pair, as applicable.

“Specially Serviced Mortgage Loan” means the following:

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day after the date the Balloon Payment was due (or if the master servicer has received, prior to the 60th day after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan, one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to have occurred), or any other payment is more than sixty (60) days past due or has not been made on or before the second Due Date following the date such payment was due;

•
any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which, to the master servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of sixty (60) days;

●
any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the good faith reasonable judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, sixty (60) days);

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any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

●
any mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan as to which, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), (a) a payment default is imminent or is likely to occur within sixty (60) days, or (b) any other default is imminent or is likely to occur within sixty (60) days and such default, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the B Note or Serviced Companion Loan (as the case may be), provided that any determination under this clause (b) with respect to any mortgage loan (or B Note or Serviced Companion Loan, if applicable) solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer if it determines that such default is not an Acceptable Insurance Default (during any Subordinate Control Period, with the consent of the Controlling Class Representative).

Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a servicing transfer event thereunder occurs with respect to any Non-Serviced Companion Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan, and the Non-Serviced Loan Combination will be transferred to special servicing.  “Servicing transfer events” under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to those under the Pooling and Servicing Agreement.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan, after which the master servicer will be required to resume all servicing responsibilities described herein as being allocated to the master servicer under the Pooling and Servicing Agreement.

A “Rehabilitated Mortgage Loan” is a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Loan that was modified, based on the modified terms, or a complete defeasance has occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan, B Note or Serviced Companion Loan (or, with respect to determining whether a mortgage loan, B Note or Serviced Companion Loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan for purposes of applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (c) the Issuing Entity has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount or such amounts have been forgiven.  A mortgage loan that is part of an A/B Whole Loan will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan.  A B Note will not constitute a Rehabilitated Mortgage Loan unless its related mortgage loan (and, with respect to the Hilton Garden Inn W 54th Street B Note, the Hilton Garden Inn W 54th Street Serviced Companion Loan) would also constitute a Rehabilitated Mortgage Loan.  A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Loan (and, with respect to the Hilton Garden Inn W 54th Street Mortgage Loan, the Hilton Garden Inn W 54th Street B Note) would also constitute a Rehabilitated Mortgage Loan.  A Serviced Companion Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan (and, with respect to the Hilton Garden Inn W 54th Street Serviced Companion Loan, the Hilton Garden Inn W 54th Street B Note) would also constitute a Rehabilitated Mortgage Loan.

The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Advances—Servicing Advances” in this free writing prospectus.

The master servicer and the special servicer and any affiliate, director, officer, employee, member, manager or agent of any of them will be entitled to indemnification from the Issuing Entity out of collections on, and other proceeds of, the mortgage loans, including REO Mortgage Loans (and, if and to the extent that the matter relates to a B Note or Serviced Companion Loan, out of collections on, and other proceeds of, the B Note or Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any B Note or Serviced Companion Loan, any REO Property or the Certificates or any exercise of rights under the Pooling and Servicing Agreement reasonably requiring the use of counsel or the incurring of expenses other than, among other things, any loss, liability or expense incurred by reason of the master servicer’s or special servicer’s willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.  The Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer and their respective affiliates, directors, officers, employees, members, managers or agents of any of them will be entitled to similar indemnification from the Issuing Entity for losses, liabilities and expenses relating to any Non-Serviced Mortgage Loan (but excluding any losses allocable to the Non-Serviced Companion Loan).

The Master Servicer

Master Servicer Compensation

The master servicer will be entitled to a Master Servicing Fee (the “Master Servicing Fee”) equal to the Master Servicing Fee Rate applied to the outstanding principal balance of each mortgage loan (including any Non-Serviced Mortgage Loan), any related Serviced Companion Loan (and in each case including any REO Mortgage Loan or REO Serviced Companion Loan) and, if applicable, A/B Whole Loan or Loan Pair.  The “Master Servicing Fee Rate” means the rate payable each month equal to  (i) with respect to each mortgage loan (other than the 555 11th Street NW Mortgage Loan), 0.005% per annum plus the primary servicing fee rate set forth next to such mortgage loan on Appendix I to this free writing prospectus, (ii) with respect to each of the 300 South Riverside Plaza Fee Serviced Companion Loan, the Waterfront at Port Chester Serviced Companion Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan, 0.005% per annum, (iii) with respect to the Hilton Garden Inn W 54th Street B Note, 0.005% per annum, and (iv) with respect to the 555 11th Street NW Mortgage Loan, 0.005% per annum.  In addition, the master servicer under the MSBAM 2015-C21 transaction will be paid a primary servicing fee in respect of the 555 11th Street NW Mortgage Loan at a rate equal to the related Pari Passu Primary Servicing Fee Rate (0.0175% per annum).  The Master Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

The related Master Servicing Fee and certain other compensation payable to the master servicer will be reduced, on each Distribution Date by the amount, if any, of any payment of Compensating Interest (a “Compensating Interest Payment”) required to be made by the master servicer on such Distribution Date.  Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this free writing prospectus.  If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition to the Master Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees, Assumption Fees and Excess Penalty Charges with respect to each mortgage loan, B Note (to the extent set forth in the related intercreditor agreement) and Serviced Companion Loan and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any defeasance fee (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the Pooling and Servicing Agreement) actually paid by a borrower in connection with the defeasance of a mortgage loan.  The Master Servicer will also be authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer will also be entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Assumption Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all assumption fees actually paid by the related borrower and other applicable fees (excluding assumption application fees) actually paid by the related borrower in accordance with the related loan documents, with respect to a transfer of a related mortgaged property or interests in a related borrower.

“Consent Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents that does not involve a restructuring, modification, assumption, extension, waiver or amendment of the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents.

“Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees with respect to a written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan, A/B Whole Loan or Loan Pair (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than any Assumption Fees, assumption application fees, Consent Fees and defeasance fees).  For each written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan, A/B Whole Loan or Loan Pair in connection with working out of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of the lesser of (i) 1.0% of the outstanding principal balance of such mortgage loan, A/B Whole Loan or Loan Pair, as applicable, on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided, that no aggregate cap will exist in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan and (ii) $1,000,000, provided, further, that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan.

“Allocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the excess, if any, of (i) such Modification Fee, over (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Unallocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the lesser of (i) such Modification Fee, and (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Excess Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), the sum of (A) any and all Unallocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, and (B) the excess, if any, of (i) any and all Allocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses outstanding or previously incurred on behalf of the Issuing Entity with respect to such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Allocable Modification Fees (which additional expenses will be reimbursed from such Allocable Modification Fees, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Allocable Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) and (C) expenses previously paid or reimbursed from Allocable Modification Fees as described in the preceding clause (B), which expenses have been recovered from the related borrower or otherwise.

“Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (or any related REO Property), any amounts actually collected thereon from the borrower that represent late fees and default interest, but excluding any amounts allocable to any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

“Excess Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), (A) the excess, if any, of (i) any and all Penalty Charges collected in respect of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower and, also, the payment of Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Penalty Charges (which expenses shall be reimbursed from such Penalty Charges (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement)) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Ancillary Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

Although the Master Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans), B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

Any successor master servicer will receive the Master Servicing Fee as compensation, together with the foregoing additional servicing compensation.  The Pooling and Servicing Agreement will not provide for any successor master servicer to receive compensation in excess of that permitted to be received by its predecessor.  Any change to the compensation of the master servicer will require an amendment to the Pooling and Servicing Agreement.

Master Servicer Termination Events

A “Master Servicer Termination Event” means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the master servicer to remit to the certificate administrator or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances; provided, that if a payment is required to be remitted by the master servicer to the certificate administrator on the Master Servicer Remittance Date, the failure to remit that payment to the certificate administrator will only be a “Master Servicer Termination Event” under this bullet if that payment has not been remitted to the certificate administrator prior to 10:00 a.m. (New York City time) on the related Distribution Date;

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any failure by the master servicer to make a required deposit to the Collection Account which continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made;

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any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition), which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such failure if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any Holder of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied is given to the master servicer by the depositor or the trustee, provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such breach if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

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the master servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

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the master servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the master servicer obtains knowledge that (a) KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more Classes of Certificates or one or more classes of securities backed by a B Note or Serviced Companion Loan on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by KBRA or Moody’s, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer as the sole or material factor in such rating action; or (b) the master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and such rating is not reinstated within sixty (60) days;

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if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the master servicer, an Additional Servicer or a sub-servicer appointed by the master servicer (other than any Additional Servicer that the master servicer is required to retain by a mortgage loan seller) to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

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if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the master servicer to terminate any sub-servicer that is a Reporting Servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act; provided, that the depositor may waive any such Master Servicer Termination Event (or the failure to deliver by the Reporting Servicer) under this tenth bullet in its sole discretion without the consent of the trustee or any Certificateholders.

“Additional Servicer” means each affiliate of the master servicer, the special servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters that services any of the mortgage loans and each person, other than the special servicer, who is not an affiliate of the master servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters, that services 10% or more of the mortgage loans (based on the unpaid principal balance of the mortgage loans).

“Reporting Servicer” means each of the master servicer, the special servicer, the trust advisor and any Servicing Function Participant (including the certificate administrator, the trustee (if it has made an advance during the calendar year related to the annual report or assessment of compliance with servicing criteria), the custodian and each sub-servicer), as the case may be.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Function Participant” means any person (including the certificate administrator, the trustee and the custodian), other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such person’s activities relate only to 5% or less of the mortgage loans (based on their unpaid principal balance).  The Trustee will be a Servicing Function Participant only if, and for such time as, it has made an Advance during any calendar year covered by an annual report on assessment of compliance with Servicing Criteria.

If a Master Servicer Termination Event described under the third, fourth, eighth, ninth or tenth bullet under the definition of “Master Servicer Termination Event” above has occurred and is continuing, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is sixty (60) days following the date on which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  If a Master Servicer Termination Event described under the first, second, fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” above has occurred and is continuing, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  After the occurrence and during the continuance of any Master Servicer Termination Event (subject to the depositor’s waiver right with respect to the event described in the tenth bullet point under the definition of “Master Servicer Termination Event” above), the trustee may elect to terminate the master servicer by providing such notice, and will be required to provide such notice if Holders of Certificates representing more than 25% of the aggregate Voting Rights of all Certificates so direct the trustee.

Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, will terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest, provided that in no event will the termination of the master servicer be effective until a successor servicer has succeeded the master servicer as successor servicer, notified the master servicer of such succession, and such successor servicer has assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement.  The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.  However, if the master servicer is terminated as a result of a Master Servicer Termination Event described under the fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” described above, the trustee will act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.  If any master servicer is terminated based upon a Master Servicer Termination Event under the eighth bullet of the definition thereof, then such terminated master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as certain conditions are met including that such terminated master servicer (i) is acting as primary servicer in a commercial mortgage loan securitization that was rated by KBRA and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination, and neither KBRA nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such primary servicer as primary servicer of such commercial mortgage securities as the sole or material reason for such downgrade or withdrawal (or placement on watch) and (ii) has a master servicer rating of at least “CMS3” from Fitch or, in the case of each such Rating Agency, be otherwise acceptable to such Rating Agency as evidenced by a Rating Agency Confirmation.

If the master servicer (i) is terminated solely due to a Master Servicer Termination Event described in the eighth or ninth bullet of the definition of Master Servicer Termination Event and (ii) provides the trustee with the appropriate “request for proposal” materials, the trustee will be required to solicit good faith bids for the rights to master service the mortgage loans under the Pooling and Servicing Agreement.  The trustee will be required to select the bidder with the highest cash bid (or such other bidder as the master servicer may direct) that also meets the qualifications set forth in the Pooling and Servicing Agreement to act as master servicer.  Upon the agreement of such successor servicer to succeed the master servicer and assume the master servicer’s obligations and responsibilities with respect to the mortgage loans under the Pooling and Servicing Agreement, the trustee will be required to remit the cash bid received from such successor servicer to the terminated master servicer.  If a successor master servicer is not appointed within thirty (30) days of the master servicer’s termination, the trustee may select a successor master servicer as described in the previous paragraph.

The Pooling and Servicing Agreement will not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer.  The predecessor master servicer will be required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to voluntary resignation.

The Special Servicer

Special Servicer Compensation

“Special Servicer Compensation” means such fees payable to the special servicer, collectively, including:

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A “Special Servicing Fee” meaning, in any month, an amount of interest accrued at a rate equal to 0.25% per annum, in each case determined in the same manner as interest at the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan) for such month, and based on the outstanding principal balance of each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan).

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A “Workout Fee” meaning a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the lesser of (i) $1,000,000 in the aggregate with respect to any particular workout of a mortgage loan (other than any Non-Serviced Mortgage Loan) that is a Specially Serviced Mortgage Loan, and (ii) the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds or Insurance Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (including, for this purpose, any related B Note or Serviced Companion Loan, as applicable), for so long as it remains a Rehabilitated Mortgage Loan; provided, that the Workout Fee with respect to any Rehabilitated Mortgage Loan will be reduced by the amount of any Excess Modification Fees actually received by the Special Servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  Notwithstanding the foregoing, if a mortgage loan, B Note or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” and the related collection of principal and interest is received within three (3) months following the related maturity date as a result of the related mortgage loan, B Note or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a workout fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such workout.

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A “Liquidation Fee” meaning a fee payable with respect to the final disposition or liquidation of any mortgage loan (other than any Non-Serviced Mortgage Loan) that is a Specially Serviced Mortgage Loan (including, for this purpose, any related Serviced Companion Loan or B Note) or REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan) equal to the lesser of (i) $1,000,000, and (ii) the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of, and any Condemnation Proceeds and Insurance Proceeds received by the Issuing Entity (net of any expenses incurred by the special servicer on behalf of the Issuing Entity in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) with respect to, such Specially Serviced Mortgage Loan or REO Property or portion thereof; provided, that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees actually received by the special servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  No Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by the related mortgage loan seller for a Material Breach or Material Document Defect, as applicable, if such repurchase or substitution occurs on or before the later of (x) one hundred eighty (180) days after the discovery or receipt of notice by the mortgage loan seller of the Material Breach or Material Document Defect, as applicable, that gave rise to the particular repurchase or substitution obligation, and (y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan that is, or is part of, an A/B Whole Loan or Loan Pair by the holder of the related B Note or Serviced Companion Loan, as applicable, within ninety (90) days following the date that such mortgage loan became a Specially Serviced Mortgage Loan, (iii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within the ninety (90) days following the date that such holder’s option to purchase the related mortgage loan first becomes exercisable, (iv) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the Issuing Entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (other than the Controlling Class Representative), or (vi) the purchase of any Specially Serviced Mortgage Loan or related REO Property by the Controlling Class Representative or any affiliate thereof (other than the special servicer), if such purchase occurs within ninety (90) days after the date on which the special servicer delivers to the Controlling Class Representative for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan.  For the avoidance of doubt, the special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan, Serviced Companion Loan, B Note, REO Mortgage Loan, REO B Note or REO Serviced Companion Loan.  Notwithstanding the foregoing, if a mortgage loan, B Note or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” as a result of a payment default on the related maturity date and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related mortgage loan, B Note or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Liquidation Fee out of the proceeds received in connection with such liquidation if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a liquidation fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such liquidation.

●	Any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

The Special Servicing Fee for any Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan) will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Issuing Entity’s interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders.  The Workout Fee with respect to any Rehabilitated Mortgage Loan in the Issuing Entity will cease to be payable if such mortgage loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property but otherwise such fee is paid until maturity.  If the special servicer is terminated for any reason or resigns, it will retain the right to receive any Workout Fees payable on mortgage loans, B Notes and Serviced Companion Loans that became (or would become, but for the making of three scheduled monthly payments) Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property.  The successor special servicer will not be entitled to any portion of such Workout Fees.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each mortgage loan, B Note and Serviced Companion Loan and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans, (b) Excess Penalty Charges with respect to Specially Serviced Mortgage Loans, and (c) any interest or other income earned on deposits in the REO Accounts.

With respect to any Non-Serviced Mortgage Loan, the Special Servicer will not receive any special servicing compensation, and the Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation similar to the compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement, except that there may be a higher cap (or no cap) on workout fees and/or liquidation fees.

Although the Special Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans) and the B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

As described in this free writing prospectus under “—The Controlling Class Representative,” the Controlling Class Representative (or with respect to an A/B Whole Loan or Loan Pair, the related Directing Holder to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this free writing prospectus and the Pooling and Servicing Agreement.

Any successor special servicer will receive the foregoing Special Servicing Compensation as compensation.  The Pooling and Servicing Agreement does not provide for any successor special servicer to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation.  Any change to the compensation of the special servicer will require an amendment to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer, without charge and within two (2) Business Days following the end of such Collection Period a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period (and the master servicer to the extent it has received such report must forward such information to the certificate administrator on the Master Servicer Remittance Date).

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan, Loan Pair or REO Property and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer Compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan or Loan Pair and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Special Servicer Termination Events

“Special Servicer Termination Event” means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the special servicer to remit to the master servicer within one (1) Business Day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

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any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made;

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any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

●
any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Holders of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee, provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

●
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the special servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

●
the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

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the special servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the special servicer obtains knowledge (a) that KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more Classes of Certificates or securities backed by a B Note or Serviced Companion Loan on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by KBRA or Moody’s, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the special servicer as the sole or material factor in such rating action; or (b) the special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and such rating is not reinstated within sixty (60) days;

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if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the special servicer or any Servicing Function Participant appointed by the special servicer to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

●
if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the special servicer to terminate any sub-servicer appointed by the special servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act.

The trustee may, and at the direction of Holders of Certificates representing at least 25% of the aggregate Voting Rights, the trustee is required to, terminate the special servicer upon a Special Servicer Termination Event that is continuing and has not been cured or waived.  With respect to any Loan Pair, if a Special Servicer Termination Event has occurred that affects the holder of the related Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to such Loan Pair, other than with respect to than any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination and any entitlements of the terminated party that survive the termination.  The termination of the special servicer will be effective on the date specified in a written notice from the trustee to the special servicer.  During any Subordinate Control Period, the Controlling Class Representative will have the right to appoint a successor special servicer.  If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.  The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a voluntary resignation.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor may recommend the replacement of the special servicer.  In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation (along with relevant information justifying its recommendation) of a suggested replacement special servicer, which must be a Qualified Replacement Special Servicer.  The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website.  The replacement of the special servicer based on the trust advisor’s recommendation must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights of all Principal Balance Certificates on an aggregate basis; provided, that if a proposed termination and replacement of the special servicer following the initial recommendation of the trust advisor is not consummated within one hundred eighty (180) days following the initial recommendation of the trust advisor, then the proposed termination and replacement will have no further force and effect.  If the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the trustee will be required to provide to each Rating Agency a Rating Agency Communication at that time.  If the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, and shall be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, providing the Rating Agency Communications and administering the vote of the applicable Principal Balance Certificates will be an Additional Trust Fund Expense.  The trustee will notify the outgoing special servicer promptly of the effective date of its termination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement and, if applicable, any Intercreditor Agreement and (ii) is not, and is not an affiliate of, a current or former trust advisor.

The special servicer, any successor special servicer and any of their respective affiliates may not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the trust advisor or any affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the trust advisor or any affiliate thereof (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, (ii) become entitled to receive any compensation from the trust advisor (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, or (iii) become entitled to receive any fee from the trust advisor or any affiliate thereof in connection with the appointment of such person as special servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders.

The holder of a B Note or Serviced Companion Loan, if and for so long as such holder is the related Directing Holder, may at any time remove and replace the special servicer with respect to the related A/B Whole Loan or Loan Pair, respectively, with or without cause, to the extent set forth in the related Intercreditor Agreement and subject to the satisfaction of certain conditions as set forth in the related Intercreditor Agreement.  During such time, neither the Controlling Class Representative nor any Certificateholder will have the right to remove or replace the special servicer with respect to the related A/B Whole Loan or Loan Pair without cause.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Replacement of the Special Servicer Without Cause

The special servicer may be removed, and a successor special servicer appointed, at any time, as follows:

(a)	during any Subordinate Control Period, the special servicer may be removed and a successor special servicer appointed at the direction of the Controlling Class Representative; and

(b)
during any Collective Consultation Period and any Senior Consultation Period, the special servicer may be removed and a successor special servicer appointed, in accordance with the procedures set forth below, at the written direction of Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates.

The procedures for removing the special servicer during any Collective Consultation Period and any Senior Consultation Period will be as follows:  upon (i) the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of all classes of the Certificates requesting a vote to terminate and replace the special servicer with a proposed successor special servicer, (ii) payment by such Holders to the certificate administrator and/or the trustee of the reasonable fees and expenses to be incurred by the certificate administrator and/or the trustee in connection with administering such vote and (iii) delivery by such Holders to each Rating Agency (with a copy to the certificate administrator and the trustee) of a Rating Agency Communication, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing such notice to their addresses appearing in the certificate register.  Upon the written direction of the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within one hundred eighty (180) days of the initial request for a vote to terminate and replace the special servicer, then that written direction will have no force and effect.  The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Any appointment of a successor special servicer by the Controlling Class Representative or by the Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates (i) will be subject to delivery of a Rating Agency Communication to each Rating Agency (which Rating Agency Communications will be an expense of the Controlling Class Representative or such Holders, as applicable), and (ii) must be a Qualified Replacement Special Servicer.

Notwithstanding any of the foregoing to the contrary, the holder of a Serviced Companion Loan or B Note, to the extent set forth in the related Intercreditor Agreement and only for so long as such holder is the related Directing Holder, will have the sole right to terminate the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, without cause, upon the appointment and acceptance of such appointment by a successor to the special servicer; provided, that such holder appoints in accordance with the Pooling and Servicing Agreement a successor special servicer (i) reasonably satisfactory to the trustee and the depositor and (ii) that agrees to assume and perform punctually the duties of the special servicer specified in the Pooling and Servicing Agreement.  The special servicer will not be terminated without cause until a successor special servicer has been appointed as described in this paragraph.  The holder of the applicable Serviced Companion Loan or B Note will be required to pay any costs and expenses incurred by the Issuing Entity in connection with the removal and appointment of a special servicer pursuant to this paragraph (unless such removal is based on certain termination events relating to payment failures and/or other breaches of the Pooling and Servicing Agreement).  If the holder of a Serviced Companion Loan or B Note terminates the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, and appoints a successor special servicer with respect to such Loan Pair or A/B Whole Loan, as applicable, then the Controlling Class Representative will not have the right to terminate any such successor special servicer without cause until the holder of the related mortgage loan included in the Issuing Entity is the Directing Holder with respect to such Loan Pair or A/B Whole Loan, as applicable, under the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement).

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at www.ctslink.com under the “NRSRO” tab of the respective transaction, access to which is limited to the Rating Agencies and other NRSROs who have provided the certificate administrator a certificate either stating that it is either a Rating Agency or providing the required certifications pursuant to Rule 17g-5(e) under the Exchange Act.

Any information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies in connection with the Certificates or the mortgage loans, will first be provided to the 17g-5 Information Provider in electronic format (which will be required to post such information to the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement), and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.  No party will have authority to communicate directly with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related mortgaged properties, the related borrowers or any other matters in connection with the Certificates or pursuant to the Pooling and Servicing Agreement, without the consent of the depositor.

Rating Agency Confirmations

“Rating Agency Confirmation” means, with respect to any matter, written confirmation (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the Pooling and Servicing Agreement) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any class of Certificates or, if applicable, any class of securities backed by a Serviced Companion Loan or securities related to a Non-Serviced Mortgage

Loan, in each case, if then rated by the Rating Agency; provided, that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter.  To the extent a rating agency has been engaged to rate any class of securities backed by a Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities.  To the extent a rating agency has been engaged to rate any class of securities backed by a Non-Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities to the extent the matter affects such Non-Serviced Companion Loan.

At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency.

Notwithstanding the terms of any related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under any mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (i) such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, (x) with respect to any such condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related mortgagor, then the master servicer (with respect to non-Specially Serviced Mortgage Loans) or the special servicer (with respect to Specially Serviced Mortgage Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and, in the case of the master servicer or the special servicer, in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of an A/B Whole Loan or Loan Pair, Certificateholders and any holder of the related B Note or Serviced Companion Loan (as a collective whole as if such Certificateholders and B Note or Serviced Companion Loan holder constituted a single lender), and if it so determines, then the requirement for a Rating Agency Confirmation will be deemed not to apply, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed to be satisfied: (i) if Moody’s or KBRA is the non-responding Rating Agency, the non-responding Rating Agency has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction rated by such non-responding Rating Agency and serviced by the applicable servicer prior to the time of determination; or (ii) if Fitch is the non-responding Rating Agency, the applicable replacement is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer).

Notwithstanding any of the foregoing to the contrary, for purposes of the provisions of any mortgage loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any Rating Agency Confirmation requirement in the mortgage loan documents with respect to which the master servicer or special servicer would have been required to make the determination described in the paragraph above will be deemed not to apply regardless of any such determination by the Requesting Party (or the master servicer or special servicer, as applicable); provided, that the Requesting Party (or the master servicer or the special servicer, as applicable) will be required in any event to review the other conditions required under the related mortgage loan documents with respect to such defeasance, release or substitution and to confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

Waivers of Servicer Termination Events

A Master Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Master Servicer Termination Event”) or a Special Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Special Servicer Termination Event”) may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).

Withdrawals from the Collection Account

The master servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus:  (i) to remit on or before each Master Servicer Remittance Date to the master servicer and the special servicer any Excess Penalty Charges, Excess Modification Fees, and Assumption Fees; (ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Servicing Advances (together with interest thereon calculated at the Advance Rate); (iii) with respect to any Non-Serviced Mortgage Loan, to pay or reimburse the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and the applicable Non-Serviced Mortgage Loan Trustee for nonrecoverable advances (together with interest thereon) pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; (iv) to pay or reimburse the master servicer and the trustee pursuant to the terms of the Pooling and Servicing Agreement, for P&I Advances (together with interest thereon calculated at the Advance Rate); (v) to pay or reimburse the master servicer, the special servicer and the trust advisor, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Master Servicing Fees, Special Servicing Fees, Trust Advisor Fees and any unpaid Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fees were received from the related borrower); (vi) to pay to the Distribution Account for withdrawal by the certificate administrator for payment to itself, the custodian and the trustee of its respective fees; (vii) to pay to the master servicer, the special servicer, the certificate administrator, the custodian, the trustee and/or, in respect of any Non-Serviced Mortgage Loan, any applicable Non-Serviced Mortgage Loan Master Servicer and any applicable Non-Serviced Mortgage Loan Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement (or Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable), any Additional Trust Fund Expenses payable to such parties; (viii) to pay to the special servicer any liquidation and workout fees; (ix) to pay to the master servicer, pursuant to the terms of the Pooling and Servicing Agreement, any net income and gain realized on the investment of funds deposited in the Collection Account; (x) to pay to the master servicer the aggregate Prepayment Interest Excesses relating to mortgage loans that are not

Specially Serviced Mortgage Loans and to pay the special servicer the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans that were subject to voluntary prepayment; (xi) to pay to CREFC® (solely to the extent of funds available in the Collection Account following the withdrawal of the amounts described in clauses (i) through (x) above), the CREFC® License Fee; (xii) to withdraw funds deposited in the Collection Account in error; (xiii) to make payment on each Master Servicer Remittance Date of the remaining amount in the Collection Account to the Distribution Account or applicable sub-account thereof (other than amounts to be held in the Interest Reserve Account); (xiv) to make payment on each Master Servicer Remittance Date to applicable reserve accounts; and (xv) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below, the master servicer (with respect to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans) and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right under any mortgage loan the lender may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of mortgaged properties, in full or in part, or the sale or transfer of interests in the borrower or its owner, to the extent prohibited under the related loan documents), or a due-on-encumbrance clause, to accelerate payment of that mortgage loan.

With respect to due-on-sale clauses under non-Specially Serviced Mortgage Loans, A/B Whole Loans or Loan Pairs (but not any Non-Serviced Mortgage Loan), the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer, together with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless it shall have provided each Rating Agency with a Rating Agency Communication if such mortgage loan (A) represents at least 5% of the aggregate Certificate Principal Balance of the Principal Balance Certificates, (B) has an unpaid principal balance that exceeds $35 million or (C) is one of the then current ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans based on principal balance (provided, that no such Rating Agency Communication will be required if such mortgage loan has an unpaid principal balance less than $5,000,000).

With respect to due-on-sale clauses under Specially Serviced Mortgage Loans, the special servicer, on behalf of the Issuing Entity will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, and in accordance with the REMIC provisions, to take such actions as it deems to be in the best economic interest of the Issuing Entity in accordance with the Servicing Standard, and may waive or enforce such due-on-sale clause contained in the related mortgage loan.

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above, with respect to due-on-encumbrance clauses, the master servicer (with respect to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans) and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans) will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, to determine on behalf of the Issuing Entity, in a manner consistent with the Servicing Standard, whether to waive any right under any mortgage loan the lender may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that mortgage loan.

With respect to due-on-encumbrance clauses under non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans), the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer, together with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless it provides each Rating Agency with a Rating Agency Communication.

See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure,” “—Due-on-Sale and Due-on-Encumbrance” and          “—Default Interest, Prepayment Premiums and Prepayments” in the attached prospectus.

Inspections

The master servicer at its own expense is required to inspect or cause to be inspected each mortgaged property (other than properties related to Specially Serviced Mortgage Loans or Non-Serviced Mortgage Loans) every calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of $2,000,000 or more, beginning in 2016, and at least once every other calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of less than $2,000,000, beginning in 2017, provided that, to the extent the mortgaged property has not been inspected within the prior 60 days, the master servicer will be required, at the expense of the Issuing Entity, to inspect or cause to be inspected each mortgaged property related to a mortgage loan that has a debt service coverage ratio that falls below 1.0x, and provided further, that with respect to any mortgage loan or Loan Pair that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® Servicer Watch List, the master servicer will be required to inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2017 so long as such mortgage loan or Loan Pair continues to be on the CREFC® Servicer Watch List, but if such mortgage loan is no longer on the CREFC® Servicer Watch List at the time the inspection was scheduled, no such annual inspection will be required.  The master servicer will be required to prepare an inspection report relating to each inspection.  The special servicer will have the right (but not the obligation), in its sole discretion, to inspect or cause to be inspected (at its own expense) every calendar year any mortgaged property related to a mortgage loan that is not a Specially Serviced Mortgage Loan if the special servicer notifies the master servicer prior to such inspection.  The master servicer is not required to inspect any mortgaged property that has been inspected by the special servicer during the preceding twelve (12) months.

The special servicer is required to inspect (or cause to be inspected) each mortgaged property securing each mortgage loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve (12) months until such mortgage loan ceases to be a Specially Serviced Mortgage Loan, and the cost of any such inspections will be treated as a Servicing Advance (or as an expense of the Issuing Entity if the Servicing Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

The Controlling Class Representative

General

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer (which approval is deemed given if the special servicer does not object within fifteen (15) Business Days (or (i) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), within the period expiring five (5) Business Days following the expiration of the related Directing Holder’s decision period under the related Intercreditor Agreement and (ii) in the case of a determination of an Acceptable Insurance Default, ninety (90) days) of receipt of a written analysis and recommendation together with any information in the possession of the master servicer that is reasonably required to make a decision regarding the subject action) and (b) the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions (i) during any Subordinate Control Period, as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, thirty (30) days) or (ii) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), as to which the related Directing Holder has objected within the decision period provided for under the related Intercreditor Agreement, in each case after receipt of the written recommendation and analysis together with any information in the possession of the special servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection of the Controlling Class Representative or Directing Holder, as the case may be, has not been received by the special servicer within such period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

●
any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest but including, without limitation, the timing of payments and the acceptance of discounted payoffs) or material non-monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

●
following a default or an event of default with respect to a mortgage loan, any exercise of remedies, including any acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the related loan documents;

●	any sale of a defaulted mortgage loan or REO Property for less than the applicable Purchase Price;

●
any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a mortgaged property or an REO Property;

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any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

●
any incurrence of additional debt by a borrower or of any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any mortgage loan document provision that requires that an Intercreditor Agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

●
any material modification, waiver or amendment of an Intercreditor Agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or an action to enforce rights with respect thereto or decision not to enforce such rights;

●
any franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents), or, with respect to a mortgage loan with an unpaid principal balance greater than $2,500,000, any material property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

●
releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

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any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) for any mortgage loan whose escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of such mortgage loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether such mortgage loan has a primary servicer other than the master servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

●
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor, or releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

●	any determination of an Acceptable Insurance Default;

●
the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related loan documents (including entering into any related subordination, non-disturbance and attornment agreement) and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related loan documents, subject to any deemed approval expressly set forth in the related lease;

●
any adoption or implementation of a budget submitted by a borrower with respect to a mortgage loan (to the extent lender approval is required under the related mortgage loan documents), if (i) the mortgage loan for the related mortgaged property is on the CREFC® servicer “watch list” or (ii) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related mortgage loan), subject in each case to any deemed approval expressly set forth in the related mortgage loan documents;

●	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

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the exercise of the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term;

provided, that references to a “mortgage loan” in this definition exclude any Non-Serviced Mortgage Loan but will include (and apply equally to) any related Loan Pair; provided, further, that if the special servicer or master servicer (if the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision or any other matter requiring consent of the Controlling Class Representative, is necessary to protect the interests of the Certificateholders and, with respect to any A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan, the special servicer or master servicer, as applicable, may take any such action without waiting for such response.

Notwithstanding the foregoing, the special servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Collective Consultation Period or Senior Consultation Period; provided, that the special servicer will be required to consult, on a non-binding basis (and to consider alternative actions recommended by the subject party) (i) during any Collective Consultation Period and any Senior Consultation Period, with the trust advisor, as to any of the Major Decisions listed above, and (ii) during any Collective Consultation Period, with the Controlling Class Representative with respect to any of the Major Decisions listed above and any other matter as to which consent of the Controlling Class Representative would have been required if a Subordinate Control Period were then in effect.  No consultation will be binding on the special servicer.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, any default arising when the related mortgage loan documents require that the related mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the special servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, but subject to the provisions of the Pooling and Servicing Agreement and the terms and conditions of any related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the related mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.

In addition, during any Subordinate Control Period, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such other actions with respect to a mortgage loan (other than any Non-Serviced Mortgage Loan or Non-Serviced Loan Combination, and other than any A/B Whole Loan or Loan Pair as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair) as the Controlling Class Representative may deem advisable.  The holder of the related B Note or Serviced Companion Loan will have such rights with respect to the related A/B Whole Loan or Loan Pair, as set forth in the applicable Intercreditor Agreement and without regard to the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.  Notwithstanding the foregoing, neither the master servicer nor the special servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative, B Note holder or Serviced Companion Loan holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.  In addition to the foregoing, both the Controlling Class Representative and the holder of a Serviced Companion Loan, with respect to a Loan Pair, may have certain consultation rights with respect to material servicing decisions in connection with any B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The “Controlling Class Representative” is the representative appointed by more than 50% of the Holders of the Controlling Class, by Certificate Principal Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Holders of the Controlling Class, by Certificate Principal Balance, that a Controlling Class Representative is no longer designated, the Holder of the Controlling Class that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Controlling Class Representative; provided, further, that if such Holder elects or has elected to not be the Controlling Class Representative, the Holder of the next largest aggregate Certificate Principal Balance will be the Controlling Class Representative.  Notwithstanding anything to the contrary herein, (i) neither the depositor nor any affiliate thereof may serve as Controlling Class Representative, and solely for purposes of determining the identity of or selecting the Controlling Class Representative as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding, and (ii) a borrower or affiliate thereof will not be permitted to serve as the Controlling Class Representative, and any Controlling Class Certificates owned by such borrower or borrower affiliate will be disregarded for purposes of the determination described above.

The “Controlling Class” means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial Certificate Principal Balance of such class; provided that if no class of Control Eligible Certificates has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial aggregate Certificate Principal Balance of such class, then the Controlling Class shall be the most senior class of Control Eligible Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.  In no event will any class of Certificates that does not constitute a Control Eligible Class as of the Closing Date be entitled to constitute a Controlling Class or appoint a Controlling Class Representative.

A “Subordinate Control Period” means any period when the Certificate Principal Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates.

A “Collective Consultation Period” means any period when both (i) the Certificate Principal Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class), is less than 25% of the initial Certificate Principal Balance of the Class E Certificates and (ii) the Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reductions allocable to such Class), is at least 25% of the initial Certificate Principal Balance of the Class E Certificates.

A “Senior Consultation Period” means a period when the Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reductions allocable to such Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates.  During any Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement except for such rights available to it as a Certificateholder, or such other rights that are available during the Senior Consultation Period in accordance with the Pooling and Servicing Agreement.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

In addition, during any Subordinate Control Period, subject to the satisfaction of certain conditions and the rights of any Directing Holder in respect of any A/B Whole Loan or Loan Pair as described above under “—Replacement of the Special Servicer Without Cause,” the Controlling Class Representative will have the right to remove the special servicer with respect to the mortgage loans at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Controlling Class Representative; provided that, prior to the effectiveness of any such appointment the trustee has provided each Rating Agency with a Rating Agency Communication.  The Controlling Class Representative will be required to pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

The majority of the Holders of the Controlling Class may elect the Controlling Class Representative.  The majority of the Holders of the Controlling Class may remove and replace the Controlling Class Representative at any time by written vote, with or without cause, and a copy of the results of such vote must be delivered to each of the parties to the Pooling and Servicing Agreement.

The Controlling Class Representative will be responsible for its own expenses.

During any Senior Consultation Period, the Controlling Class Representative will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative set forth in the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary in this free writing prospectus, the Controlling Class Representative will not have any rights to consent to or direct the special servicer or master servicer with respect to any Major Decision or any other material action involving an A/B Whole Loan or Loan Pair, or to remove, replace or appoint the special servicer with respect to any such A/B Whole Loan or Loan Pair for so long as the holder of the related B Note or Serviced Companion Loan is the related Directing Holder.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs,” “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.  The Controlling Class Representative will also not have any consent or consultation rights with respect to any Non-Serviced Mortgage Loan except for the non-binding consultation rights set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action.

Each Certificateholder (by its acceptance of its Certificates) acknowledges and agrees that (i) the Controlling Class Representative, the Directing Holders and/or the Holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of Holders of the other classes of Certificates; (ii) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may act solely in the interests of the Holders of the Control Eligible Certificates (or any of them) and any Directing Holder may act solely in its own interests; (iii) the Controlling Class Representative, the Holders of the Control Eligible Certificates and the Directing Holders do not have any duties to the Holders of any class of Certificates; (iv) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may take actions that favor interests of the Holders of the Control Eligible Certificates (or any of them), and any Directing Holder may take actions that favor its interests, in each case, over the interests of the Holders of one or more other classes of Certificates; (v) none of the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Directing Holders will have any liability whatsoever to the Issuing Entity, the other parties to the Pooling and Servicing Agreement, the Certificateholders or any other person (including any borrower under a mortgage loan) for having acted or refrained from acting in accordance with or as permitted under the terms of the Pooling and Servicing Agreement; and (vi) the Certificateholders may not take any action whatsoever against the Controlling Class Representative, the Controlling Class, any Holder of a Control Eligible Certificate, any Directing Holder or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative, the Controlling Class, the Holders of the Control Eligible Certificates and/or any Directing Holder, as applicable, for having acted or refrained from acting in accordance with the terms of and as permitted under the Pooling and Servicing Agreement.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the master servicer or the special servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law, REMIC provisions or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, the related mortgage loan documents or any Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Trust Advisor

General Obligations

The trust advisor, as an independent contractor, will be required to review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans and REO Properties, consult (on a non-binding basis) with the special servicer and perform each other obligation of the trust advisor as described in this section and as set forth in the Pooling and Servicing Agreement in accordance with the Trust Advisor Standard.  The “Trust Advisor Standard” means the trust advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, all of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular class of those Certificateholders (as determined by the trust advisor in the exercise of its good faith and reasonable judgment).  The trust advisor will not owe any fiduciary duty to the master servicer, the special servicer, the certificate administrator, the trustee, any Holder of a Certificate or any other person in connection with the Pooling and Servicing Agreement.

The trust advisor will be required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to any Specially Serviced Mortgage Loan or REO Property and included as part of the CREFC® investor reporting package and each Asset Status Report delivered to the trust advisor by the special servicer (provided that during any Subordinate Control Period, the trust advisor may only review Final Asset Status Reports).

The trust advisor will be required to keep all Privileged Information confidential and may not disclose any Privileged Information to any other person (including any Certificateholders), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the special servicer and the Controlling Class Representative and any related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), as applicable, disclose such information to any other person, except that such parties and the trust advisor may disclose such information to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties or the trust advisor, as applicable, (b) it is reasonable and necessary for such parties or the trust advisor, as applicable, to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party or the trust advisor, as applicable, and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which, in the case of any opinion of counsel for the trust advisor, will be a Trust Advisor Expense) delivered to the trust advisor, the special servicer, the Controlling Class Representative, the related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), the certificate administrator and the trustee.  Notwithstanding the foregoing, the trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the trust advisor to the extent reasonably necessary to perform the trust advisor’s obligations under the Pooling and Servicing Agreement and provided such trust advisor affiliates and subcontractors agree in writing prior to their receipt of such Privileged Information to be bound by the same confidentiality provisions applicable to the trust advisor.

“Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, a report recommending the taking of certain actions for each Specially Serviced Mortgage Loan prepared by the special servicer not later than forty-five (45) days after the servicing of such Specially Serviced Mortgage Loan is transferred to the special servicer, and containing the following information to the extent reasonably determinable:  (i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related borrower; (ii) a discussion of the legal and environmental considerations reasonably known to the special servicer (including without limitation by reason of any environmental assessments), consistent with the Servicing Standard, that are applicable to the exercise of remedies or enforcement of rights for such Specially Serviced Mortgage Loan; (iii) the most current rent roll and income or operating statement available for the related mortgaged properties; (iv) a summary of the special servicer’s recommended action with respect to such Specially Serviced Mortgage Loan; (v) the appraised value of the related mortgaged properties, together with the assumptions used in the calculation thereof; and (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

“Final Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Controlling Class Representative or any related Directing Holder, in each case, which does not include any communications (other than the related Final Asset Status Report) between the special servicer and Controlling Class Representative, or any related Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless (i) the Controlling Class Representative (during any Subordinate Control Period) or any related Directing Holder (with respect to any A/B Whole Loan or Loan Pair), has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or any related Directing Holder with respect to an A/B Whole Loan or Loan Pair, on the one hand, and the special servicer (or the master servicer, the certificate administrator, the custodian and/or the trustee), on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or any related Directing Holder under the Pooling and Servicing Agreement; (ii) any correspondence or communications between the Controlling Class Representative and the Non-Serviced

Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or other party related to the exercise of any consultation rights with respect to a Non-Serviced Mortgage Loan; (iii) any strategically sensitive information that the special servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party; and (iv) legally privileged information.

Annual Meeting; Annual Report

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a Specially Serviced Mortgage Loan or any mortgaged property was an REO Property, the trust advisor will be required to meet with representatives of the special servicer to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the trust advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.

The trust advisor must provide the special servicer at least thirty (30) days’ prior written notice of the date proposed for any annual meeting.  The trust advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the trust advisor will be required to deliver, at least fourteen (14) days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed.  The trust advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan and any REO Property as part of the trust advisor’s annual assessment of the special servicer’s performance under the Pooling and Servicing Agreement.  The special servicer will be required to make available senior staff with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and REO Properties and the related platform level information for each annual meeting.

During any Collective Consultation Period and any Senior Consultation Period, based on the trust advisor’s meeting with the special servicer, the trust advisor’s review of any Asset Status Reports and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or a Directing Holder and the special servicer that would be Privileged Information) and any other information available to Privileged Persons on the certificate administrator’s website, the trust advisor will be required, in each case, to deliver an annual report within 120 days of the end of the prior calendar year to the certificate administrator, which will be required to make such report available to Privileged Persons via its website.  Each of the special servicer and, during any Collective Consultation Period, the Controlling Class Representative will be given an opportunity to review any such annual report at least five (5) Business Days prior to its delivery to the certificate administrator.  Such annual report will set forth the trust advisor’s assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.  Such annual report will also be required to (A) identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties and (B) comply with all of the confidentiality requirements set forth in the Pooling and Servicing Agreement regarding Privileged Information.  No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared.

Only as used in connection with the trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the special servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the trust advisor of any annual compliance statement, assessment of compliance report, attestation report, Asset Status Report and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or any related Directing Holder, as applicable, and the special servicer that would be Privileged Information) pursuant to the provisions of the Pooling and Servicing Agreement.

During any Subordinate Control Period there will be no annual meeting with the special servicer or annual report prepared and the trust advisor’s obligations will be limited to the review described under “—General Obligations” above.

Consultation Duties of the Trust Advisor

During any Subordinate Control Period with respect to each mortgage loan, the special servicer will be required to forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the trust advisor after such calculations have been finalized.  The trust advisor will be required to review such calculations but may not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

During any Collective Consultation Period and any Senior Consultation Period, after the calculation but prior to the utilization by the special servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the special servicer will be required to promptly forward such calculations, and the special servicer will also be required to promptly forward any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the trust advisor but in any event no later than two (2) Business Days after preparing such calculations.  The trust advisor will be required promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer; provided, that, with respect to any A/B Whole Loan and any Loan Pair, the trust advisor will not be permitted to recalculate or verify any such calculation performed by the special servicer with respect to any B Note or Serviced Companion Loan for so long as the holder of the related B Note or Serviced Companion Loan, as applicable, is the related Directing Holder.  The trust advisor may not opine on or call into question these calculations, other than with respect to mathematical errors and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer.  If the trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the trust advisor and the special servicer will be required to consult with each other in order to resolve any disagreement within five (5) Business Days of delivery of such calculations.

If the trust advisor and special servicer are not able to resolve such disagreement prior to the end of such 5-Business Day period, the trust advisor will be required to promptly notify the trustee of such disagreement, and the trustee will be required to determine which calculation is to apply.  In making such determination, the trustee may hire an independent third-party to assist with any such calculation at the expense of the Issuing Entity.

During any Collective Consultation Period and any Senior Consultation Period,  the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with any Major Decision involving any mortgage loan, A/B Whole Loan, Loan Pair or any related REO Property and consider alternative actions recommended by the trust advisor; provided, that with respect to matters relating to any A/B Whole Loan and any Loan Pair, the special servicer will only be required to consult with the trust advisor in respect of such A/B Whole Loan or Loan Pair, as applicable, if the holder of the related B Note or Serviced Companion Loan, as applicable, is not, or has ceased to be, the related Directing Holder.  The trust advisor will have no consultation rights or obligations with respect to any Non-Serviced Mortgage Loan (which will be serviced pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement) or any related REO Property.

The trust advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan.  The entity acting as trust advisor or operating advisor with respect to any separate securitization of a Non-Serviced Companion Loan will act as trust advisor with respect to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the related pooling and servicing agreement.

The trust advisor is not a servicer and will not be obligated to change the outcome on any particular Specially Serviced Mortgage Loan.  Certificateholders will be deemed to have acknowledged and agreed that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the objective of the trust advisor’s participation in any resolution process is to provide additional oversight relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Issuing Entity Can Create Risks” in this free writing prospectus.

The ability to perform the duties of the trust advisor and the quality and the depth of any trust advisor annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information.  In addition, in no event will the trust advisor have the power to compel any transaction party to take, or refrain from taking, any action.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report may describe any resulting limitations.

Trust Advisor Fees

The trust advisor will be entitled to a trust advisor fee (the “Trust Advisor Fee”) equal to the Trust Advisor Fee Rate applied to the outstanding principal balance of each mortgage loan (other than any Non-Serviced Mortgage Loan), including if such mortgage loan becomes an REO Mortgage Loan, which fee will be calculated on the same interest accrual basis as the related mortgage loan and will be prorated for any partial periods.  The “Trust Advisor Fee Rate” means a rate equal to (i) 0.0020% per annum, with respect to each mortgage loan (other than the 300 South Riverside Plaza Fee mortgage loan, the Waterfront at Port Chester mortgage loan, the Hilton Garden Inn W 54th Street mortgage loan and any Non-Serviced Mortgage Loan) and any related successor REO Mortgage Loan, (ii) 0.0035% per annum with respect to the 300 South Riverside Plaza Fee mortgage loan and any related successor REO Mortgage Loan, (iii) 0.0038% per annum with respect to the Waterfront at Port Chester mortgage loan and any related successor REO Mortgage Loan, and (iv) 0.0040% per annum with respect to the Hilton Garden Inn W 54th Street mortgage loan and any related successor REO Mortgage Loan.  The Trust Advisor Fee will be payable monthly from amounts received in respect of each mortgage loan (other than any Non-Serviced Mortgage Loan) and any successor REO Mortgage Loan, as applicable.

A consulting fee (the “Trust Advisor Consulting Fee”) equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or related A/B Whole Loan or Loan Pair, as applicable, will be payable to the trust advisor with respect to each Major Decision as to which the trust advisor has consultation rights; provided, that the aggregate amount of such Trust Advisor Consulting Fees with respect to any such mortgage loan, A/B Whole Loan or Loan Pair may not exceed $10,000 in any calendar year; provided, further, that the trust advisor may in its sole discretion reduce the Trust Advisor Consulting Fee with respect to any Major Decision.

Except as described above, the trust advisor and any of its affiliates may not accept any fees or other compensation or other consideration (x) in respect of the trust advisor’s obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of a successor special servicer or the recommendation by the trust advisor for a replacement special servicer to become the special servicer under the Pooling and Servicing Agreement.

The Trust Advisor Fee and Trust Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Trust Advisor Consulting Fee, only to the extent that such fee is actually received from the related borrower.  If the Trust Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents.  The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Trust Advisor Consulting Fee other than requests for collection; provided, that the master servicer or the special servicer, as applicable, will be required to consult with the Trust Advisor prior to any such waiver or reduction.  In addition to the Trust Advisor Fee and any Trust Advisor Consulting Fee, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement.

Resignation of the Trust Advisor

The trust advisor will have the right to resign from its obligations and duties under the Pooling and Servicing Agreement and recommend the replacement of the trust advisor, provided that the trust advisor (i) pays or reimburses the certificate administrator or the Issuing Entity, as applicable, for all of the reasonable costs and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with obtaining any vote to replace the trust advisor (and such fees and expenses will not constitute Additional Trust Fund Expenses), (ii) pays any amounts in the nature of Trust Advisor Fees, costs or expenses, to the extent such amounts are in excess of the amounts being paid to the trust advisor prior to its resignation, necessary to obtain or payable to a replacement trust advisor, (iii) except in the case of a recommended replacement that is an Eligible Trust Advisor, obtains the consent of the Controlling Class Representative (which consent shall be obtained prior to any solicitation of votes described below) during any Subordinate Control Period and any Collective Consultation Period, which consent will be deemed to have been granted if no objection is made within thirty (30) days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn and (iv) except in the case of a recommended replacement that is an Eligible Trust Advisor, obtains the requisite vote of Certificateholders as provided below.  In the event of its resignation, the trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee, the 17g-5 Information Provider and the special servicer, a written recommendation (along with relevant information justifying its recommendation) of a suggested replacement trust advisor.  The certificate administrator will be required to post such written recommendation to its website.  Except in the case of a recommended replacement that is an Eligible Trust Advisor, the trust advisor’s recommendation of a successor trust advisor must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of all Principal Balance Certificates; provided, that if any Holder of a Principal Balance Certificate does not affirmatively object to such written recommendation within 180 days of the posting of such recommendation, then such Holder will be deemed to have consented to the recommended replacement trust advisor.  If so confirmed, the trustee will then be required to terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement and to appoint the successor trust advisor approved by the Certificateholders (provided that such successor trust advisor is an Eligible Trust Advisor).  Such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, the trust advisor shall be permitted to resign from its obligations and duties under the Pooling and Servicing Agreement if it determines that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the trust advisor must be evidenced by an opinion of counsel to such effect delivered to the master servicer, the certificate administrator, the depositor and the trustee.  No such resignation will become effective until a successor trust advisor meeting the eligibility requirements described in this free writing prospectus has assumed the trust advisor’s responsibilities and obligations under the Pooling and Servicing Agreement.

Trust Advisor Termination Events

The following constitute trust advisor termination events under the Pooling and Servicing Agreement (each, a “Trust Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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any failure by the trust advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the trust advisor by the trustee or the certificate administrator or to the trust advisor and the certificate administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, that with respect to any such failure which is not curable within such 30-day period, the trust advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the trust advisor to perform in accordance with the Trust Advisor Standard which failure continues unremedied for a period of thirty (30) days;

●	any failure by the trust advisor to be an Eligible Trust Advisor, which failure continues unremedied for a period of thirty (30) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the trust advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

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the trust advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the trust advisor or of or relating to all or substantially all of its property;

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the trust advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the trust advisor to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by the time required under the Pooling and Servicing Agreement after any applicable grace period.

Upon receipt by the certificate administrator of notice of the occurrence of any Trust Advisor Termination Event, the certificate administrator will be required to promptly post such notice on its internet website, unless the certificate administrator is notified that such Trust Advisor Termination Event has been remedied.

“Eligible Trust Advisor” means an entity that (i) (A) is (or as to which each of the personnel responsible for supervising the obligations of the Trust Advisor is) (I) regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, and (II) has (or as to which each of the personnel responsible for supervising the obligations of the Trust Advisor has) at least five (5) years of experience in commercial real estate asset management and in the workout and management of distressed commercial real estate assets or (B) is the special servicer or trust advisor/operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P (including, in the case of Park Bridge Lender Services, this transaction) but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) is not the depositor, a mortgage loan seller, the master servicer, the special servicer or an affiliate of any of the foregoing, (iii) can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iv) is not the Controlling Class Representative, a Directing Holder or an affiliate of the Controlling Class Representative or a Directing Holder and (v) has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Rights Upon Trust Advisor Termination Event

If a Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, either (i) the trustee may, or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, the trustee will be required to, terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement, other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification under the Pooling and Servicing Agreement.

As soon as practicable, but in no event later than fifteen (15) Business Days (or such longer period of time as may be reasonably necessary to find a willing successor trust advisor if no willing successor trust advisor can be identified in such fifteen (15) Business Day period) after the trustee or the certificate administrator delivers written notice of termination to the trust advisor, the trustee will be required to appoint a successor trust advisor that is an Eligible Trust Advisor (which successor trust advisor may be an affiliate of the trustee).  If the trustee is the successor master servicer or the successor special servicer, neither the trustee nor any of its affiliates will be the successor trust advisor.  The appointment of the successor trust advisor will not be subject to the vote, consent or approval of the Holder of any class of Certificates; provided, that during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn.  The trustee shall not have liability for any failure to find a suitable Eligible Trust Advisor to serve as a successor trust advisor.

Upon any termination of the trust advisor and appointment of a successor to the trust advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the 17g-5 Information Provider, the depositor, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period) and the Certificateholders.  If no Eligible Trust Advisor has been appointed in accordance with the Pooling and Servicing Agreement, no party will act as successor trust advisor.

If the trust advisor is terminated for any reason, it will remain entitled to any accrued and unpaid fees and trust advisor expenses, as well as indemnification in respect of the period during which it acted as trust advisor, which will be payable in accordance with the priorities and subject to the limitations described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

Termination of the Trust Advisor Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the trust advisor with a proposed successor trust advisor that is an Eligible Trust Advisor, (ii) payment by such holders to the certificate administrator, the trust advisor and the Issuing Entity, as applicable, of the reasonable fees and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with such vote (and such fees and expenses will not constitute Additional Trust Fund Expenses), and (iii) obtaining the consent (which will be obtained prior to any solicitation of votes as set forth in the Pooling and Servicing Agreement) of the Controlling Class Representative during any Subordinate Control Period or any Collective Consultation Period (such consent not to be unreasonably withheld, and such consent deemed to have been granted if no objection is made within ten (10) business days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing it to their addresses appearing in the certificate register.  The Holders of more than 75% of the Voting Rights of the Certificates may direct the trustee to either (i) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor, and appoint (and the trustee shall so appoint) the proposed successor trust advisor, unless such direction is not given within one hundred eighty (180) days of the initial request in which case such direction will have no force or effect, or (ii) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor and not appoint a successor trust advisor (and no trust advisor shall be appointed), in which case all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect; provided, if the Holders of at least 25% of the Voting Rights of the Certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the Pooling and Servicing Agreement, and the Holders of at least 75% of the Voting Rights of the Certificates vote in favor of such reinstatement and appointment, then a new trust advisor will be appointed and references to trust advisor in the Pooling and Servicing Agreement will again be applicable.  During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement of an existing trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  Any such consent will be required to be solicited from the Controlling Class Representative before any related vote.  If a successor trust advisor is not appointed, and until such time as a new trust advisor may be appointed in accordance with the foregoing provisions, all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect, and all Trust Advisor Fees otherwise payable to the terminated trust advisor in accordance with the Pooling and Servicing Agreement will be deposited into the TA Unused Fees Account, for application in accordance with “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.  Any replacement trust advisor appointed by the Certificateholders in accordance with this paragraph and the Pooling and Servicing Agreement is required to be an Eligible Trust Advisor and such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, if there are no classes of Principal Balance Certificates outstanding other than the Control Eligible Certificates, the Holders of a majority of the junior-most Class of such Classes of Certificates outstanding may elect to terminate the trust advisor without payment of any termination fee by notice delivered to the depositor and the trust advisor.

In addition to the foregoing, the trust advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty, at any time when (A) the certificate principal balances of the classes of Principal Balance Certificates senior to the Class E Certificates have been reduced to zero or (B) the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 1% of the Initial Pool Balance.  No successor trust advisor will be required to be appointed in connection with, or as a condition to, such resignation.

If the trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and Trust Advisor Expenses which shall be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement (i.e., no Trust Advisor Expenses will be payable out of any amounts due and owing with respect to the Control Eligible Certificates).

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

Subject to certain conditions set forth in the Pooling and Servicing Agreement, each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, subject to certain limitations as described in “Servicing of the Mortgage Loans—General.”  The trust advisor may resign from its obligations and duties as trust advisor subject to certain conditions described under “—The Trust Advisor—Resignation of the Trust Advisor” and “—Termination of the Trust Advisor Without Cause” above in this free writing prospectus.  The trustee or any other successor master servicer, special servicer or trust advisor assuming the obligations of the master servicer, the special servicer or the trust advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the master servicer, special servicer or trust advisor being replaced would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior special servicer will be entitled to retain).  If no successor master servicer, special servicer or trust advisor can be retained to perform such obligations for such compensation, additional amounts payable to such successor master servicer, special servicer or trust advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the depositor, the master servicer, the special servicer, the trust advisor, or any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be under any liability to the Issuing Entity or the Holders of the Certificates for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement and using reasonable business judgment.  However, none of the depositor, the master servicer, the special servicer, the trust advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement further provides that the depositor, the master servicer, the special servicer, the trust advisor and any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be entitled to indemnification by the Issuing Entity (provided that the trust advisor shall not be entitled to be indemnified for any amounts (other than Trust Advisor Fees) out of any amounts due and owing with respect to the Control Eligible Certificates) for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Servicing Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that no party thereto will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement.  The depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian or the trust advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Holders of Certificates under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian and the trust advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The depositor is not obligated to monitor or supervise the performance of the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee or the custodian under the Pooling and Servicing Agreement.  The depositor may, but is not obligated to, enforce the obligations of the master servicer or the special servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the master servicer or the special servicer or exercise any right of the master servicer or the special servicer under the Pooling and Servicing Agreement.  In the event the depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the master servicer or special servicer, as applicable.  Any such action by the depositor will not relieve the master servicer or the special servicer of its obligations under the Pooling and Servicing Agreement.

Asset Status Reports

The special servicer (if a Servicing Transfer Event exists) will be required to prepare an Asset Status Report that is consistent with the Servicing Standard within forty-five (45) days after the occurrence of a Servicing Transfer Event.

Each Asset Status Report will be delivered to the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (but only during any Collective Consultation Period and any Senior Consultation Period), the master servicer, the certificate administrator, any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as applicable) and the 17g-5 Information Provider (which will be required to promptly post the report to the 17g-5 Information Provider’s Website).  If the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) does not disapprove of an Asset Status Report within ten (10) Business Days after receipt of such Asset Status Report together with any information in the possession of the special servicer that is necessary to make a decision regarding the subject Asset Status Report, such person will be deemed to have approved the Asset Status Report and the special servicer will implement the recommended action as outlined in such Asset Status Report; provided, that the special servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents.  In addition, the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) may object to any Asset Status Report within ten (10) Business Days of receipt; provided, that, following the occurrence of an extraordinary event with respect to the related mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related mortgaged property before the expiration of the ten (10) Business Day period if the special servicer reasonably determines in accordance with the Servicing Standard that failure to take such action before the expiration of the ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and the holders of any related B Note or Serviced Companion Loan, and, during any Subordinate Control Period, the special servicer has made a reasonable effort to contact the Controlling Class Representative or the Directing Holder, as applicable.  The foregoing will not relieve the special servicer of its duties to comply with the Servicing Standard.

During any Subordinate Control Period, if the Controlling Class Representative disapproves such Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after such disapproval.  During any Subordinate Control Period with respect to any such mortgage loan, the special servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the special servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related B Note or Serviced Companion Loan, if applicable.  In any event, during any Subordinate Control Period, if the Controlling Class Representative does not approve an Asset Status Report within ninety (90) days from the first submission of an Asset Status Report, the special servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

During any Collective Consultation Period, each of the trust advisor and the Controlling Class Representative, and during any Senior Consultation Period, the trust advisor, will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report.  During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor or the Controlling Class Representative, as applicable.  The special servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor (and, during any Collective Consultation Period, the Controlling Class Representative).

The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the special servicer will not be permitted to follow any advice or consultation provided by the trust advisor or advice, direction or consultation of the Controlling Class Representative that would require or cause the special servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the special servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the special servicer to violate the terms of any mortgage loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any REMIC or the loss of REMIC status or materially expand the scope of the master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of an A/B Whole Loan or Loan Pair, if and for so long as the related B Note holder or Serviced Companion Loan holder or its designee is the Directing Holder with respect to such A/B Whole Loan or Loan Pair, only such holder may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section to the extent set forth in the related Intercreditor Agreement (without regard to whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect).  Neither the Controlling Class Representative nor the trust advisor will have any of the above described consultation rights or will exercise them in conjunction with the holder of such B Note or Serviced Companion Loan except to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Mortgage Loan Modifications

The master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Serviced Mortgage Loan), B Note or Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan, to a date not more than sixty (60) days beyond the original maturity date, if in the master servicer’s sole judgment exercised in good faith, a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Certificateholders and the holder of the related B Note or Companion Loan, as applicable (as a collective whole), on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than liquidation of such mortgage loan, and the borrower has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property.

The master servicer’s power to amend a mortgage loan is subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable Intercreditor Agreement or co-lender agreement (including the rights of the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period and the trust advisor during any Collective Consultation Period and any Senior Consultation Period, and the holder of any B Note or Companion Loan, as applicable).

Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

●	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

●	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

●	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

●	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

●	accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders, the holder of the related B Note and the holder of the related Serviced Companion Loan (as a collective whole) on a net present value basis that would be equal to or greater than the recovery that would result if the applicable Specially Serviced Mortgage Loan were liquidated, as demonstrated in writing by the special servicer to the trustee and the certificate administrator; provided, that the foregoing rights of the special servicer are subject to the consent and/or consultation rights of the Controlling Class Representative, the trust advisor and the holder of any related B Note or Serviced Companion Loan, as applicable, to the extent described in this free writing prospectus.

In no event, however, will the special servicer be permitted to:

●	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five (5) years prior to the Rated Final Distribution Date; or

●
if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

The special servicer will also not be permitted to extend the maturity date of any mortgage loan secured by a mortgaged property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such mortgage loan’s maturity date unless a new phase I environmental report indicates that there is no environmental condition or the borrower obtains, at its expense, an extension of such policy on the same material terms and conditions to cover the period through five years past the extended maturity date, provided that, if such mortgage loan is secured by a ground lease, the special servicer will be required to give due consideration to the remaining term of the ground lease.

The consent of the special servicer is required to any modification, waiver or amendment (including any Major Decision in connection with a defeasance) with regard to any mortgage loan that is not a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan (other than certain non-material modifications, waivers or amendments).  When the special servicer’s consent is required, the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold its consent to such action.  Such consent will be deemed given fifteen (15) Business Days after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer.

With respect to any Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loans and other than a Mortgage Loan that is part of an A/B Whole Loan or a Loan Pair as to which the holder of a related B Note or Serviced Companion Loan is the Directing Holder), the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such an action, the written consent of the Controlling Class Representative, which consent will be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the master servicer’s and/or special servicer’s written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative.  See “—The Controlling Class Representative” in this free writing prospectus.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Sale of Defaulted Mortgage Loans

The provisions described under this section “Sale of Defaulted Mortgage Loans” do not apply to any Non-Serviced Mortgage Loan, and as used in this section, the term “mortgage loan” will not refer to any Non-Serviced Mortgage Loan unless otherwise indicated.

Promptly upon a mortgage loan becoming a defaulted mortgage loan and if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such mortgage loan, the special servicer will be required to use reasonable efforts to solicit offers for the defaulted mortgage loan on behalf of the Certificateholders and the related B Note holder or Serviced Companion Loan holder in such manner as will be reasonably likely to realize a fair price.  The special servicer shall give the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and the holder of any related B Note or Serviced Companion Loan not less than five (5) Business Days’ prior written notice of its intention to sell any such defaulted mortgage loan.  The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted mortgage loan, subject to any consent or consultation rights of the Controlling Class Representative and, with respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, the consent rights of the related B Note holder or Serviced Companion Loan holder, to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted mortgage loan if the highest offer is from a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted mortgage loan, the special servicer will be required to take into account, and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted mortgage loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, A/B Whole Loan or Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The special servicer will be required to take into account any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months.

If the highest offer is from an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price, either itself or by retaining an independent third party as set forth in the following paragraph.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least one other offer is received from an independent third party.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted mortgage loan, the trustee, if making such determination itself, will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine (9) month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  If any Interested Person is among those making an offer with respect to a defaulted mortgage loan, the special servicer will require that all offers be submitted to the trustee in writing.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Notwithstanding any of the foregoing paragraphs, but subject to any consent or consultation rights of the Controlling Class Representative or consultation rights of the trust advisor, as applicable, the special servicer will not be required to accept the highest cash offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the special servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders.

Additionally, to the extent set forth in the related Intercreditor Agreement, each holder of a B Note, Serviced Companion Loan or a mezzanine loan may have a purchase option with respect to defaulted mortgage loans under the related Intercreditor Agreement.  Subject to the rights of any such B Note holder, Serviced Companion Loan holder or mezzanine loan holder under the respective Intercreditor Agreement, unless and until a defaulted mortgage loan is sold pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall continue to service and administer such mortgage loan in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such mortgage loan, as is consistent with the terms of the Pooling and Servicing Agreement and the Servicing Standard.

Matters Relating to Loan Pairs

In the case of a defaulted mortgage loan that is part of a Loan Pair, if the special servicer determines to attempt to sell such mortgage loan it will be required to sell such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan pursuant to the Pooling and Servicing Agreement and the terms of the related Intercreditor Agreement.

With respect to any such defaulted mortgage loan, the special servicer will be required to solicit offers for such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the trustee in writing.  Whether any cash offer constitutes a fair price for such Loan Pair will be determined by the special servicer unless the offeror is an Interested Person, in which case, the trustee will make such determination; provided, that no offer from the depositor, the master servicer, the special servicer or certain other Interested Persons enumerated in the related Intercreditor Agreement for a Loan Pair will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties.  In determining whether any offer received represents a fair price for such Loan Pair, the trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted within the preceding nine (9)-month period or, in the absence of any such appraisal, on a new appraisal.  The trustee will be required to select the appraiser conducting any such new appraisal.  The cost of any such appraisal will be reimbursable as a Servicing Advance.  In determining whether any such offer constitutes a fair price, the trustee will be required to instruct the appraiser to take into account, among other factors, the period and amount of any delinquency on the affected Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the trustee at the expense of the Issuing Entity and the holder of the related Serviced Companion Loan (and, in the case of the Hilton Garden Inn W 54th Street Loan Pair, the holder of the Hilton Garden Inn W 54th Street B Note) in connection with making such determination.  Notwithstanding the foregoing, the special servicer will not be permitted to sell the Loan Pair without the written consent of the related Serviced Companion Loan holder unless the special servicer has delivered to such holder:  (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Loan Pair; (b) at least ten (10) days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale, a copy of the most recent appraisal for the Loan Pair, and any documents in the servicer mortgage file requested by the Serviced Companion Loan holder and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the related Serviced Companion Loan holder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the controlling class representative, the Serviced Companion Loan holder or a representative thereof shall be permitted to submit an offer at any sale of a Loan Pair.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by any Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee, to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the Collection Account to the extent of the pro rata portion allocable to the related mortgage loan, and the related sub-accounts of the Collection Account related to any Serviced Companion Loan (or, in the case of the Hilton Garden Inn W 54th Street Loan Pair, the Hilton Garden Inn W 54th Street B Note) to the extent of the portion allocable to the related Serviced Companion Loan (or Hilton Garden Inn W 54th Street B Note, as applicable, provided, that any such amounts allocable to the Hilton Garden Inn W 54th Street Loan Pair will be allocated, first, to the Hilton Garden Inn W 54th Street B Note, and then, to the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan, pro rata) in accordance with the related intercreditor agreement; provided, that, the trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Sale of REO Properties

If title to any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) is acquired by the Issuing Entity or its nominee in respect of any Specially Serviced Mortgage Loan, the special servicer is required to use its reasonable best efforts to sell such REO Property for cash as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (and, with respect to a B Note or Serviced Companion Loan, for the Certificateholders and the holder of such B Note or Serviced Companion Loan, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer, on behalf of the applicable REMIC (A) has been granted an extension of time (which extension must be applied for at least sixty (60) days prior to the expiration of the period specified above) by the IRS for the orderly liquidation of such REO Property or (B) is permitted under the REMIC provisions to continue to hold such REO Property during the period in which an application for an extension is pending, in either of which cases the special servicer may continue to attempt to sell such REO Property for cash, or (ii) the special servicer receives an opinion of counsel that holding such REO Property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions of the Code or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the Issuing Entity hold any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) beyond the end of the sixth (6th) calendar year following the end of the year of such REO Property’s acquisition.  If the special servicer is unable to sell such REO Property for cash within such time period (as it may be extended as described above), the special servicer shall, after consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or the Directing Holder (with respect to a B Note or Serviced Companion Loan), as applicable, before the end of such period or extended period, as the case may be, auction the REO Property to the person that makes the highest cash offer (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard; provided that if the special servicer, any other Interested Person or any of their respective affiliated entities intends to make an offer on or otherwise purchase any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan):  (i) the special servicer will be required to notify the trustee of such intent, (ii) the trustee will be required to promptly obtain an appraisal of such REO Property at the expense of the Issuing Entity and (iii) the applicable Interested Person will not be permitted to offer less than the fair market value set forth in such appraisal.  Neither the trustee nor any affiliate thereof may purchase an REO Property.

Within thirty (30) days of the sale of the REO Property, the special servicer will be required to provide to the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer (and with respect to an A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period and any Senior Consultation Period) a statement of accounting for such REO Property, including without limitation, (i) the acquisition date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the acquisition date to the disposition date, (v) final property operating statements, and (vi) such other information as the trustee or the certificate administrator (and with respect to a B Note or Serviced Companion Loan, any Directing Holder) may reasonably request in writing.  The liquidation proceeds from the final disposition of the REO Property will be required to be deposited in the Collection Account within one (1) Business Day of receipt.

“Interested Person” means, as of any date of determination, the depositor, the master servicer, the special servicer, the trust advisor, a Holder of 50% or more of the Controlling Class, the Controlling Class Representative, the holder of a B Note or Serviced Companion Loan, a mortgage loan seller, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement, or any person actually known to a responsible officer of the trustee or the certificate administrator to be an affiliate of any of the preceding entities.

Foreclosures

Except in the case of a Non-Serviced Mortgage Loan, the special servicer may at any time (with notification to and consent of the Controlling Class Representative during any Subordinate Control Period, upon consultation with the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period, and upon consultation with the trust advisor during any Collective Consultation Period and any Senior Consultation Period, and in the case of mortgaged property that secures an A/B Whole Loan or Loan Pair, with the consent of the holder of the related B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder) institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.  The special servicer may consult counsel to determine when an acquisition date shall be deemed to occur under the REMIC provisions of the Code with respect to the related mortgaged property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure.

The special servicer will not, on behalf of the Issuing Entity, be permitted to obtain title to a mortgaged property as a result of or in lieu of foreclosure or otherwise, and will not otherwise be permitted to acquire possession of, or take any other action with respect to, any mortgaged property, if, as a result of any such action, the Issuing Entity would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such mortgaged property within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any applicable comparable federal, state or local law, or a “discharger” or “responsible party” thereunder, unless the special servicer has also previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person (who may be an employee or affiliate of the master servicer or the special servicer) who regularly conducts environmental site assessments, which report shall be delivered to the trustee, the certificate administrator and the 17g-5 Information Provider, that (i) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental expert, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions; (ii) taking such actions as are necessary to bring the mortgaged property in compliance with applicable environmental laws is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than pursuing a claim under the existing environmental insurance policy; and (iii) there are no circumstances or conditions present or threatened at such mortgaged property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert, that taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions).  If the special servicer determines that taking such actions as are necessary to bring any mortgaged property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such mortgaged property, is not reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the existing environmental insurance policy, then the special servicer shall take such action as it deems to be in the best economic interest of the Issuing Entity (and the holder of the related B Note or Serviced Companion Loan, as applicable), including, without limitation, releasing the lien of the related mortgage.

If the Issuing Entity (or its nominee) acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8).  The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property.  Pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall not rent, lease, or otherwise earn income on behalf of the Issuing Entity or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any “income from nonpermitted assets” within the meaning of Section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC provisions of the Code unless (i) the trustee and the special servicer have received an opinion of counsel (at the sole expense of the Issuing Entity) to the effect that, under the REMIC provisions of the Code and any relevant proposed legislation, any income generated for a REMIC by the REO Property would not result in the imposition of a tax upon the REMIC or (ii) in accordance with the Servicing Standard, the special servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC provisions of the Code relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders.  The special servicer shall notify the trustee, the certificate administrator and the master servicer of any election by it to incur such tax, and the special servicer (i) shall hold in escrow in an eligible account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the certificate administrator with all information for the certificate administrator to file the necessary tax returns in connection therewith and (iii) upon request from the certificate administrator, pay from such account to the certificate administrator the amount of the applicable tax.

Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  “Rents from real property” do not include the portion of any rental based on the net profits derived by any person from such property.  No determination has been made whether rent on any of the mortgaged properties meets this requirement.  “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Issuing Entity, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated.  In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to a REMIC, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will not constitute “rents from real property.”  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to a REMIC at the highest marginal federal corporate rate — currently 35% — and may also be subject to state or local taxes.  Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to Holders of Certificates.  Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to a REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property.  Prospective investors are advised to consult their own tax advisers regarding the possible imposition of taxes on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code in connection with the operation of commercial REO Properties by REMICs.

Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans

The 555 11th Street NW Mortgage Loan

The 555 11th Street NW Mortgage Loan will be initially serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C21 securitization, dated as of February 1, 2015 (the “MSBAM 2015-C21 PSA”), between Morgan Stanley Capital I Inc., as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as general special servicer, CWCapital Asset Management LLC, as excluded mortgage loan special servicer, Situs Holdings, LLC, as trust advisor, and Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian.  The servicing terms of the MSBAM 2015-C21 PSA will be substantially similar to the servicing terms of the Pooling and Servicing Agreement; however, the servicing arrangements under such agreements differ in certain respects.  For example:

●
The MSBAM 2015-C21 PSA reflects that the 555 11th Street NW Mortgage Loan must be serviced in accordance with the 555 11th Street NW Intercreditor Agreement.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” in this free writing prospectus.

●
The 555 11th Street NW Intercreditor Agreement provides that the 555 11th Street NW Controling Holder is entitled (i) to consent and consult in respect of certain major servicing decisions in respect of the 555 11th Street NW Non-Serviced Loan Combination and (ii) to replace the special servicer with respect to the 555 11th Street NW Non-Serviced Loan Combination.  If the 555 11th Street NW MSBAM 2015-C21 MSBAM 2015-C21 Trust B Note is the 555 11th Street NW Control Note, then for as long as such B Note is an asset of the MSBAM 2015-C21 securitization trust, such 555 11th Street NW Controlling Holder rights will be exercisable by the applicable certificateholders designated under the MSBAM 2015-C21 PSA.  See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” in this free writing prospectus.

●	The Pari Passu Loan Primary Servicing Fee Rate payable to the related Non-Serviced Mortgage Loan Master Servicer (KeyBank National Association) under the MSBAM 2015-C21 PSA is 0.0175% per annum.

●	The special servicer under the MSBAM 2015-C21 PSA will be entitled to a minimum monthly special servicing fee in respect of specially serviced mortgage loans.

●
The controlling class representative under the MSBAM 2015-C21 PSA has rights with respect to the replacement of the special servicer that are similar to those afforded to the Controlling Class Representative under the Pooling and Servicing Agreement; provided, that any such replacement of the special servicer under the MSBAM 2015-C21 PSA without cause may only occur if (i) the MSBAM 2015-C21 Class E certificates are the controlling class of certificates, (ii) LNR Partners, LLC or its affiliate is no longer the special servicer under the MSBAM 2015-C21 PSA or (iii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates issued in connection with the MSBAM 2015-C21 securitization transaction.

●
Subject to certain limited exceptions, the special servicer under the MSBAM 2015-C21 PSA, rather than the master servicer thereunder, will be required to process major decisions, borrower requests for loan modifications and requests for waivers of “due-on-sale” or “due-on-encumbrance” provisions with respect to non-specially serviced mortgage loans.  The specific types of actions constituting major decisions under the MSBAM 2015-C21 PSA also differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the MSBAM 2015-C21 controlling class representative will be permitted to consent will correspondingly differ.

●
Subject to certain limited exceptions, the special servicer under the MSBAM 2015-C21 PSA, rather than the master servicer thereunder, will be required to process (and will be entitled to consent to) certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral, (iii) approval of material easements and (iv) requests for the funding or disbursement of amounts from escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves (other than certain routine and/or customary fundings or disbursements).

●
With respect to non-specially serviced mortgage loans under the MSBAM 2015-C21 PSA, the special servicer thereunder, rather than the master servicer thereunder, will be required to direct, manage, prosecute and/or defend any action brought by a borrower, guarantor, other obligor under the related mortgage loan documents or any affiliates thereof against the MSBAM 2015-C21 trust and represent the interests of the MSBAM 2015-C21 trust in any litigation relating to the rights and obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing a mortgage loan, or of the MSBAM 2015-C21 trust or the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents.

In addition, the MSBAM 2015-C21 PSA differs in certain respects relating to one or more of the following:  timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates.  This discussion has been prepared with the advice of Sidley Austin llp, special counsel to the depositor (“Tax Counsel”).  This discussion is based on authorities that are subject to change or different interpretations.  Any such change or different interpretation can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will agree with the views described below.

This discussion is directed solely to Certificateholders that purchase Certificates at issuance for the issue price and hold them as “capital assets” within the meaning of Section 1221 of the Code.  This discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a Certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of the Certificates.  We recommend that you consult your own tax advisor in determining the federal, state, local and other tax consequences of the purchase, ownership, and disposition of the Certificates under your particular circumstances.

In this discussion, when we use the term:

●
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

●	“Certificateholder,” we mean any person holding a beneficial ownership interest in a Certificate;

●	“Code,” we mean the Internal Revenue Code of 1986;

●
“Excess Interest,” we mean, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan);

●	“Foreign Person,” we mean any person other than a U.S. Person;

●	“IRS,” we mean the Internal Revenue Service; and

●
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that have elected to continue to be treated as U.S. Persons, also are U.S. Persons.

If a partnership (or entity treated as a partnership for federal income tax purposes) is a Certificateholder, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  A partnership that holds a Certificate is encouraged to consult its tax advisor concerning the consequences of investing in a Certificate under the partnership’s particular circumstances.

Tax Classification of the Issuing Entity

For federal income tax purposes, the Issuing Entity will consist of a grantor trust and one or more real estate mortgage investment conduits, each a “REMIC,” arranged in a tiered structure.  The highest REMIC will be referred to as the “Upper-Tier REMIC” and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a “Lower-Tier REMIC”.  Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure.  The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans (other than the Excess Interest) and any other assets designated in the Pooling and Servicing Agreement.

The Certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) will represent only regular interests issued by the Upper-Tier REMIC.  The Class V Certificates will represent an interest in the Excess Interest held through the grantor trust.  The Certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) are referred to in this free writing prospectus as the “REMIC Regular Certificates”.

The Class A-S, Class B and Class C Trust Components will also represent regular interests issued by the Upper Tier REMIC.  Each Exchangeable Certificate will represent either (1) a beneficial ownership interest in its corresponding Trust Component (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate) or (2) a beneficial ownership interest in all of the Trust Components, as in the case of a

Class PST Certificate.  The Exchangeable Certificates will, therefore, represent beneficial ownership of regular interests issued by the Upper-Tier REMIC held through the grantor trust.

The Class R Certificates will represent ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

On the Closing Date, Tax Counsel will deliver its opinion, based on certain assumptions, that for federal income tax purposes:  (1) the grantor trust will qualify as a “grantor trust” under subpart E of subchapter J of the Code, (2) the Upper-Tier REMIC and each Lower-Tier REMIC (if any) will qualify as a REMIC under Section 860D of the Code, (3) the REMIC Regular Certificates and the Trust Components will qualify as “regular interests” in the Upper-Tier REMIC under Section 860G(a)(1) of the Code, (4) the Class V Certificates will represent an undivided beneficial ownership interest, held through the grantor trust, in Excess Interest in respect of any ARD Loans, (5) the Exchangeable Certificates will represent undivided beneficial ownership interests in the Class A-S, Class B and Class C Trust Components, held through the grantor trust, and (6) the Class R Certificates will represent the ownership of the sole class of “residual interests” in the Upper-Tier REMIC and in each Lower-Tier REMIC (if any) under Section 860G(a)(2) of the Code.

Taxation of the Exchangeable Certificates

For federal income tax purposes, the holders of the Exchangeable Certificates will be taxed as if they directly owned a proportionate interest in each REMIC regular interest underlying their Exchangeable Certificates.

No gain or loss will be realized upon surrendering the requisite proportions of the Class A-S, Class B and Class C Certificates in return for the Class PST Certificates or upon surrendering the Class PST Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates.  Similarly, no such exchange will, by itself, change the basis allocated to such certificates.

Purchasers of Exchangeable Certificates are encouraged to consider carefully the tax consequences of an investment in the Exchangeable Certificates that are discussed in the attached prospectus and consult their tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Certificates” in the attached prospectus.

Taxation of the Offered Certificates

Basis For Discussion.  This discussion is based on the regulations applicable to original issue discount (the “OID Regulations”) and on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective purchasers should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates and the Class A-S, Class B and Class C Trust Components.  To the extent that those issues are not addressed in the OID Regulations, the Issuing Entity intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will take the same position on those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective purchasers are advised to consult their own tax advisors about the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to the REMIC Regular Certificates and the Class A-S, Class B and Class C Trust Components.

Treatment of the REMIC Regular Certificates.  The REMIC Regular Certificates and the Class A-S, Class B and Class C Trust Components will generally be treated as debt instruments for federal income tax purposes.

Treatment of the Exchangeable Certificates.  Each Class A-S, Class B and Class C Certificate will represent a beneficial ownership interest in the corresponding Trust Component, which will be a regular interest issued by the Upper-Tier REMIC.  The income tax consequences to the holder of a Class A-S, Class B or Class C Certificate with respect to the Trust Component corresponding to that Certificate will be the same as the income tax consequences to any other holder of an individual REMIC Regular Certificate, as described herein.

Each Class PST Certificate will represent a beneficial ownership in all three Trust Components, but each Trust Component will be taxable as a separate regular interest.  The income tax consequences of holding a Class PST Certificate with respect to each of the three Trust Components will be the same as the income tax consequences to any other holder of three corresponding, separate and individual REMIC Regular Certificates, as described herein.

Stated Interest.  Stated interest on the Principal Balance Certificates (which, for purposes of this discussion, does not include pre-issuance interest) will be qualified stated interest (“Qualified Stated Interest”) if it is considered as unconditionally payable.  Interest is “unconditionally payable” only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Qualified Stated Interest payable on a Principal Balance Certificate must be included in the income of the Certificateholder under an accrual method of accounting, regardless of the method otherwise used by the Certificateholder.  Because a portion of the interest payable on the Principal Balance Certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable, in which case it would be treated as additional OID.  For tax information reporting purposes, the Issuing Entity or other person responsible for tax information reporting generally will treat all of the stated interest on any Class of Principal Balance Certificates as Qualified Stated Interest.

Original Issue Discount.  It is anticipated that the Class [_], Class [_] and Class [_] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes.  A Holder of a REMIC Regular Certificate, therefore, will be required to report, as ordinary income, the daily portion of the OID attributable to each day that it holds the REMIC Regular Certificate.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a Class of REMIC Regular Certificates will generally equal (1) the sum of (i) the adjusted issue price of that Class at the end of the accrual period and (ii) any payments made on that Class during the accrual period of amounts included in the stated redemption price at maturity of that Class, minus (2) the adjusted issue price of that Class at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The Issuing Entity will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a Class of REMIC Regular Certificates at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is generally determined by discounting the remaining payments due on that Class at its yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Class, but are adjusted to take into account the effect of payments actually made on the REMIC’s assets.

Ordinarily, the issue price of a Class of Certificates is the first price at which a substantial amount of that Class of Certificates is sold to investors (excluding bond houses, brokers and underwriters) and includes any amount paid by an initial holder of such Class of Certificates for interest that is deemed to accrue before such Class of Certificates is issued.  Certificateholders are encouraged to consult their tax advisors regarding alternative treatment of pre-issuance interest.

For this purpose, the yield to maturity of each Class of REMIC Regular Certificates is determined by projecting payments due on that Class based on a prepayment assumption made with respect to the REMIC’s assets.  The yield to maturity of a Class of REMIC Regular Certificates is the discount rate that, when applied to the stream of payments projected to be made on that Class as of the issue date, produces a present value equal to the issue price of that Class.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prepayment assumption to be used for tax reporting purposes with respect to the REMIC Regular Certificates is 0% CPR.  No representation, however, is made of the rate at which prepayments on the mortgage loans will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that prepayments on the REMIC’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a Class of REMIC Regular Certificates is negative for any period, a Certificateholder with respect to that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Certificate.

For purposes of accruing OID (or any Qualified Stated Interest) with respect to a REMIC Regular Certificate, the amount of interest payable on the Certificate will be determined without regard to any defaults or delinquencies on the mortgage loans.  For a discussion of the treatment of defaults and delinquencies, see “—Treatment of Losses” below.

Acquisition Premium.  If a Certificateholder is treated as having purchased the REMIC Regular Certificate for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Certificateholder will have acquired the REMIC Regular Certificate at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Certificateholder must reduce future accruals of OID on the REMIC Regular Certificate by the amount of the acquisition premium.  Specifically, a Certificateholder must reduce each future accrual of OID on the REMIC Regular Certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the REMIC Regular Certificate at the time the Certificateholder purchased the Certificate.

Market Discount.  If a Certificateholder is treated as having acquired the REMIC Regular Certificate at a discount from its adjusted issue price, the Certificateholder will acquire the REMIC Regular Certificate with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the REMIC Regular Certificate and (iii) the remaining weighted average maturity of that Certificate), then the market discount will be considered to be zero.  It appears that less than de minimis market discount should be treated as capital gains and reported, pro rata, as payments (other than payments of OID and stated interest) are made on a REMIC Regular Certificate.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as REMIC regular interests, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a ratable accrual method described in the legislative history.  Under the ratable accrual method, the amount of market discount that accrues in any accrual period in the case of a REMIC regular interest issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a REMIC regular interest that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a REMIC regular interest, the prepayment assumption applicable to calculating the accrual of OID on such REMIC regular interest applies.

If a beneficial owner of a REMIC regular interest incurred or continues indebtedness to purchase or hold REMIC regular interests with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Because Treasury regulations interpreting the market discount rules have not yet been issued, prospective purchasers are encouraged to consult their tax advisors regarding the application of those rules and the advisability of making any of the elections described above.

Amortizable Bond Premium. It is anticipated that the Class [_], Class [_] and Class [_] Certificates will be issued at a premium for federal income tax reporting purposes.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that REMIC Regular Certificate in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that REMIC Regular Certificate and may elect to amortize the premium under Section 171 of the Code.  If a Certificateholder makes this election, the amount of any interest payment that must be included in the Certificateholder’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium with respect to a REMIC Regular Certificate in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificateholder’s acquisition would apply.  A constant yield election may be revoked only with the consent of the IRS.  In addition, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate with market discount, then the Certificateholder would also be deemed to have made the election in Section 1278(b) of the Code, which is described above and which may be revoked only with the consent of the IRS.  Similarly, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate at a premium, then the Certificateholder would also be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above and which may be revoked only with the consent of the IRS.

Treatment of Losses. Certificateholders will be required to report income with respect to the REMIC Regular Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the REMIC’s assets.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that any OID must continue to be accrued in spite of its uncollectibility until the REMIC Regular Certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Certificateholder in any period could exceed the amount of cash distributed to such Certificateholder in that period.  Holders of Class X-A Certificates may not be entitled to a “bad debt” deduction under Section 166 of the Code.

Although not entirely clear, it appears that:  (1) a Certificateholder who holds the REMIC Regular Certificate in the course of a trade or business or a Certificateholder that is a corporation, generally should be allowed to deduct as an ordinary loss any loss sustained on account of the REMIC Regular Certificate’s partial or complete worthlessness and (2) a noncorporate Certificateholder who does not hold the REMIC Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the REMIC Regular Certificate’s complete worthlessness.  Certificateholders are encouraged to consult their tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a REMIC Regular Certificate.  Any loss with respect to the Class X-A Certificates will generally be treated as a capital loss.  Holders of Class X-A Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class even if there were no further prepayments on the mortgage loans.

Sale or Other Disposition. If a Certificateholder sells, exchanges or otherwise disposes of a REMIC Regular Certificate, or if a REMIC Regular Certificate is redeemed, then the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized by the Certificateholder upon the sale, exchange, redemption or other disposition and the Certificateholder’s adjusted tax basis in the REMIC Regular Certificate.  The adjusted tax basis of a REMIC Regular Certificate to a particular Certificateholder generally will equal the Certificateholder’s cost for the REMIC Regular Certificate, (1) increased by any market discount and OID previously included by such beneficial owner in income with respect to that Certificate and (2) decreased by any premium amortized by the Certificateholder and by the amount of payments that are part of the REMIC Regular Certificate’s stated redemption price at maturity previously received by such Certificateholder.  Any such gain or loss will be capital gain or loss if the REMIC Regular Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC Regular Certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Certificateholder’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Certificateholder’s income.

Foreign Persons. Interest (including OID) paid to or accrued by a Certificateholder who is a Foreign Person generally will not be subject to United States federal income tax or withholding tax, provided that (1) the interest (or OID) from the REMIC Regular Certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, (2) the Foreign Person does not actually or constructively own 10 percent or more of the Class R Certificates, (3) the Foreign Person is not a controlled foreign corporation with respect to which a Holder of the Class R Certificates is a related person (all within the meaning of the Code) and (4) the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the REMIC Regular Certificates (the “withholding agent”) with an appropriate statement on Form W-8BEN (in the case of an individual that is eligible for the benefits of the portfolio interest exemption or an exemption from (or reduced rate of) withholding tax, based on an income tax treaty) or Form W-8BEN-E (in the case of an entity, such as a corporation, that is eligible for the benefits of the portfolio interest exemption or an exemption from (or reduced rate of) withholding tax based on an income tax treaty).  If a REMIC Regular Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E provided by the Foreign Person that owns the REMIC Regular Certificate.  If the information shown on Form W-8BEN or Form W-8BEN-E changes, a new Form W-8BEN or Form W-8BEN-E must be filed.  If the foregoing requirements are not met, then interest (including OID) on the REMIC Regular Certificates will be subject to

United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We encourage Foreign Persons that intend to hold a REMIC Regular Certificate through a partnership or other pass-through entity to consult their tax advisors regarding the application of those Treasury regulations to an investment in a REMIC Regular Certificate through a partnership.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a REMIC Regular Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on interest payments on REMIC regular interests and on payments of gross proceeds from the disposition of REMIC regular interests made to certain Foreign Persons that are entities or intermediaries, unless they comply with reporting obligations that require them to identify to the IRS, accounts and investments held for U.S. persons.  The 30% FATCA withholding tax applies to interest on the REMIC regular interests payable currently, and will apply to gross proceeds from the disposition of REMIC regular interests payable on and after January 1, 2017.

Medicare Contribution Tax. U.S. Persons that are individuals, estates or trusts are generally required to pay a new 3.8% Medicare contribution tax on their net investment income (including interest on and gains from the sale or other disposition of the Offered Certificates), or in the case of estates and trusts on their undistributed net investment income, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Information Reporting. Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, the Issuing Entity is required to make available to Certificateholders information concerning the amount of OID accrued with respect to the REMIC Regular Certificates for each accrual period for which the REMIC Regular Certificates are outstanding, the adjusted issue price of the REMIC Regular Certificates as of the end of each accrual period, and information to enable a Certificateholder to compute accruals of market discount or bond premium using the ratable accrual method described under “—Market Discount” above.

Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Special Tax Attributes of the Certificates

Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) held by a domestic building and loan association will constitute “regular interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMICs that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire such certificate will so qualify.

In addition, Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of the REMICs consist of “real estate assets,” then the portion of such certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMICs that are real estate assets.  Similarly, income on such certificates (exclusive of income on any non-REMIC asset represented by such certificate) will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

The certificates (to the extent they represent a beneficial interest in a REMIC regular interest) also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to another REMIC, provided they are transferred to such other REMIC within the periods required by the Code.

The determination of the percentage of a REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans meeting this requirement, and no representation is made in this regard.

The certificates (to the extent they represent a beneficial interest in a REMIC regular interest) will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of such a certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

REMIC Administrative Provisions

Each underlying REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The certificate administrator (or, if necessary, the trustee), on behalf of the Issuing Entity, will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single beneficial owner of a Class R Certificate (a “Residual Owner”) for an entire taxable year, a REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The certificate administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for each REMIC, either as a Holder of a Class R Certificate or as agent of the Residual Owners holding the largest Percentage Interest in the Class R Certificates.  If the Code or applicable Treasury regulations do not permit the certificate administrator to act as tax matters person another Residual Owner or other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owners of certain administrative and judicial proceedings regarding a REMIC’s tax affairs, although the other Residual Owners would be able to participate in those proceedings in appropriate circumstances.

Taxes on a REMIC

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC Regular Certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC formed pursuant to the Pooling and Servicing Agreement will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “—Special Tax Attributes of the Certificates” above.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief and no such regulations have been issued.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to REITs.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.  The special servicer is authorized, when doing so is consistent with maximizing the Issuing Entity’s net after-tax proceeds from an REO Property, to incur taxes on the Issuing Entity in connection with the operation of such REO Property.  Any such taxes imposed on the Issuing Entity would reduce the amount distributable to the Certificateholders.  See “Servicing of the Mortgage Loans—Foreclosures” in this free writing prospectus.  However, under no circumstance may a special servicer cause the acquired mortgaged property to cease to be a “permitted investment” under Section 860G(a)(5) of the Code.

It is not anticipated that any material state or local income or franchise tax will be imposed on the Upper-Tier REMIC or any Lower-Tier REMIC.

Any tax on prohibited transactions, certain contributions or “net income from foreclosure property”, and any state or local income or franchise tax, that may be imposed on any REMIC will generally be borne by the REMIC.  However, such tax may be borne by the trustee, the master servicer or the special servicer, in any case out of its own funds; provided that the person has sufficient assets to do so, if the tax arises out of the willful misfeasance, bad faith or negligence in the performance of that person’s obligations under certain provisions of the Pooling and Servicing Agreement.  Any tax not borne by one of these persons would be charged against the REMIC resulting in a reduction in amounts payable to Holders of the Certificates.

Backup Withholding

Distributions on the REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Regular Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates.  State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or other jurisdiction.  Potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, California, Illinois and Texas representing approximately 15.3%, 14.1%, 13.5% and 13.4%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule.” Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served.  In certain circumstances, the lender may have a receiver appointed.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the duty of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code.  However, such plans may be subject to similar provisions of applicable federal, state, local or non-U.S. law.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code and (c) entities whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entities.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code).

Plan Assets and Prohibited Transactions

Under Section 3(42) of ERISA and the U.S. Department of Labor (“DOL”) regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply.  We cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the regulations set forth by the DOL.  For example, one of the exceptions in the regulations provides that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as entities holding “plan assets,” but this exception will be tested immediately after acquisition of a Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.  If the assets of the Issuing Entity were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Issuing Entity.  If the mortgage loans or other Issuing Entity assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Issuing Entity assets.

Affiliates of the depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans.  Moreover, the trustee, the certificate administrator, the master servicer, the special servicer, the Controlling Class Representative or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions”— within the meaning of ERISA and Section 4975 of the Code — could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Further, Section 403 of ERISA requires that all Plan assets be held in trust by the Plan trustee or a duly authorized fiduciary.  However, DOL regulations provide that even if the underlying assets of an entity are deemed to be assets of a Plan that invests in the entity, the trust requirement of Section 403 of ERISA will be satisfied if the indicia of ownership of the Plan’s interest in the entity are held in trust by the Plan trustee or fiduciary (29 C.F.R. Section 2550.403a-1(b)(3)).  The possession by the Plan trustee or fiduciary of the Certificates should satisfy the trust requirement as to the underlying assets of the Issuing Entity.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to the underwriters or predecessors-in-interest thereto individual prohibited transaction exemptions (as amended by Prohibited Transaction Exemption 2013-08, the “Exemptions”), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Offered Certificates evidencing interests in pass-through trusts; and

●
transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans held by the Issuing Entity and fractional undivided interests in such loans.

The Exemptions as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2013-08) set forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Offered Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Exemptions (the “Exemption Rating Agencies”);

●
the trustee cannot be an affiliate of any other member of the Restricted Group, other than an underwriter or an initial purchaser of the Privately Offered Certificates.  The “Restricted Group” consists of the trustee, the underwriters, the initial purchasers of the Privately Offered Certificates, the depositor, the sponsors, the master servicer, the special servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of Offered Certificates, or any affiliate of any of these parties;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the depositor in consideration of the assignment of the mortgage loans to the Issuing Entity must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Offered Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

The depositor expects that the conditions to the applicability of the Exemption described above will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  Nevertheless, prior to purchasing the Offered Certificates, a fiduciary of a Plan contemplating purchasing any Offered Certificates must make its own determination that the general conditions set forth above will be satisfied with respect to such Offered Certificates, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

●	must be recognized by the SEC as a NRSRO;

●	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities;” and

●
must have had, within the twelve (12) months prior to the initial issuance of the securities, at least three (3) “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally, (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemptions.

The Exemptions also require that the Issuing Entity meet the following requirements:

●	the corpus of the Issuing Entity must consist solely of assets of a type that have been included in other investment pools;

●
certificates in such other investment pools must have been rated in one of the four highest generic rating categories from an Exemption Rating Agency for at least one year prior to the Plan’s acquisition of Offered Certificates; and

●	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

Some of the relief provided by the Exemptions does not apply to Plans sponsored by any member of the Restricted Group.

Before purchasing any Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute “securities” for purposes of the Exemptions, (b) that the Issuing Entity constitutes a “trust” for purposes of the Exemptions, and (c) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.  The fiduciary of a plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should make its own determination as to the need for the availability of any exemptive relief under applicable law.  Each purchaser of Offered Certificates that is a Plan or a governmental plan will be deemed to have represented that its acquisition, holding and disposition of such Offered Certificates will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a similar non-exempt violation of applicable law).

Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Issuing Entity;

●	the Plan’s investment in each class of Offered Certificates does not exceed 25% of all of the Offered Certificates outstanding of that class at the time of the acquisition; and

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

If certain additional conditions are satisfied, the Exemptions may provide an exemption from certain of the prohibited transaction rules of ERISA and the Code with respect to transactions in connection with the servicing, management and operation of the Issuing Entity.  The depositor expects that these additional conditions will be satisfied.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment.  Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.  Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account.  As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts (the “401(c) Regulations”), may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate shall be deemed to have represented and warranted to the depositor, the underwriters, the trustee, the certificate administrator and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee, the certificate administrator, the underwriters or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Offered Certificates is an “insurance company general account,” as defined in DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan or governmental or non-U.S. plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state, local or non-U.S. law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the custodian, the special servicer or the master servicer that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemptions would apply to the acquisition of this investment by Plans in general or any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to a less than “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value and regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity, market value and regulatory characteristics of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions.

The Issuing Entity will not be registered under the Investment Company Act.  The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this Free Writing Prospectus) under the Dodd-Frank Act.

See “Legal Investment” in the attached prospectus.

LEGAL MATTERS

The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin llp, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive the credit ratings set forth on the cover page to this free writing prospectus from  Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).  As used herein, the term “Rating Agencies”  refers collectively to Moody’s, Fitch and KBRA.

It is expected that each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding, except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the Offered Certificates.  The depositor has no ability to ensure that any Rating Agencies will perform ratings surveillance.  MSMCH has informed us that fees for such ratings surveillance will be paid on an ongoing basis by MSMCH.  The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date.  The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, qualification or withdrawal at any time by the assigning Rating Agency.

Any ratings of the Offered Certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Offered Certificates or of the Issuing Entity.

A security rating on mortgage pass-through certificates does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Holders of the Class X-A Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In general, the ratings thus address credit risk and not prepayment risk.  As described herein, the amounts payable with respect to the Class X-A Certificates consist only of interest.  If all of the mortgage loans were to prepay in the initial month, with the result that Holders of the Class X-A Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such Certificateholders would nevertheless have been paid, and such result will be consistent with the securities ratings assigned to such Certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of certificates.

Other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates and any one or more of the rating agencies engaged by the depositor to rate certain classes of Certificates may issue unsolicited credit ratings on one or more classes of Certificates that it was not engaged to rate upon initial issuance, relying on information they receive pursuant to Rule 17g-5 under the Exchange Act or otherwise.  If any such unsolicited ratings are issued with respect to any particular class of Certificates, we cannot assure you that they will not be lower than the ratings assigned by the Rating Agencies engaged by the depositor to rate that class of Certificates on the Closing Date.  The issuance of any such unsolicited ratings with respect to any particular class of certificates that are lower than the rating(s) assigned to it by the Rating Agencies on the Closing Date may negatively impact the liquidity, market value and regulatory characteristics of that class of Certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.  Furthermore, the SEC may determine that one or more of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

As part of the process of obtaining ratings for the Certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc. (“DBRS”), Fitch, KBRA, Moody’s and Morningstar Credit Ratings, LLC (“Morningstar”),.  Based on preliminary feedback from those rating agencies at that time, the depositor selected three (3) of them to rate some or all of the classes of Offered Certificates and certain classes of the privately offered Certificates (although each such engaged rating agency may not ultimately issue ratings on all classes of Certificates).  The decision not to engage certain rating agencies to rate any of the Certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated Certificates.  Likewise, the decision to engage one or more of Moody’s, Fitch and KBRA to only rate certain classes of Certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of Certificates.  Had the depositor selected other rating agencies to rate the Offered Certificates or had it engaged Moody’s, Fitch and/or KBRA, as applicable, to rate those other classes of Certificates, the depositor cannot assure you as to the ratings that would have ultimately been assigned to those classes of Certificates.  In addition, the decision not to engage one or more of Moody’s, Fitch and KBRA in the rating of certain classes of Certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of Certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the Offered Certificates after the date of this free writing prospectus.

See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” in this free writing prospectus.

INDEX OF SIGNIFICANT TERMS

1035 Tenant	S-55	Assumption Fees	S-212
1057 Tenant	S-55	Available Distribution Amount	S-131
17g-5 Information Provider	S-155	B Note	S-208
17g-5 Information Provider’s Website	S-219	Balloon Loans	S-145
1986 Act	S-238	Balloon LTV	S-201
300 South Riverside Plaza Fee		Balloon Payment	S-145
Intercreditor Agreement	S-183	BAMLCM	S-105
300 South Riverside Plaza Fee Loan		Bank of America	S-95
Pair	S-182	Bank of America Data File	S-100
300 South Riverside Plaza Fee Major		Bank of America Guidelines	S-96
Decision	S-183	Bank of America Mortgage Loans	S-172
300 South Riverside Plaza Fee		Bank of America Securitization
Mortgage Loan	S-182	Database	S-100
300 South Riverside Plaza Fee		Bankruptcy Code	S-116
Mortgaged Property	S-182	Base Interest Fraction	S-138
300 South Riverside Plaza Fee Non-		BSSF	S-106
Controlling Note Holder	S-184	Business Day	S-131
300 South Riverside Plaza Fee Serviced		CBE	S-170
Companion Loan	S-182	CDI 202.01	S-157
401(c) Regulations	S-246	Certificate Administrator	S-12
555 11th Street NW 11th Street Senior		Certificate Administrator Fee	S-159
Note Control Period	S-198	Certificate Administrator Fee Rate	S-159
555 11th Street NW A/B Intercreditor		Certificate Owner	S-125
Agreement	S-192	Certificate Principal Balance	S-125
555 11th Street NW B Note	S-192	Certificateholder	S-158, S-237
555 11th Street NW Control Appraisal		Certificates	S-124
Event	S-197	CHHSL	S-55
555 11th Street NW Controlling Holder	S-197	CIBC	S-106
555 11th Street NW Mortgage Loan	S-191	CIBC Data File	S-109
555 11th Street NW Mortgaged Property	S-191	CIBC Deal Team	S-109
555 11th Street NW MSBAM 2015-C21		CIBC Mortgage Loans	S-172
Trust B Note	S-191	CIBX	S-106
555 11th Street NW Non-Controlling		Class	S-124
Senior Note Holder	S-199	Class A Senior Certificates	S-124
555 11th Street NW Non-Securitized B		Class A-S Percentage Interest	S-126
Note	S-192	Class A-S Trust Component	S-126
555 11th Street NW Non-Serviced		Class A-S-PST Percentage Interest	S-126
Companion Loan	S-191	Class B Percentage Interest	S-126
555 11th Street NW Non-Serviced Loan		Class B Trust Component	S-126
Combination	S-192	Class B-PST Percentage Interest	S-126
555 11th Street NW Pari Passu		Class C Percentage Interest	S-126
Intercreditor Agreement	S-192, S-198	Class C Trust Component	S-126
555 11th Street NW Senior Note	S-191	Class C-PST Percentage Interest	S-126
555 11th Street NW Threshold Event		Class PST Component	S-126
Collateral	S-198	Class PST Component A-S	S-126
555 11th Street NW Triggering Event of		Class PST Component B	S-126
Default	S-195	Class PST Component C	S-126
A/B Whole Loan	S-208	Class X Certificates	S-124
Acceptable Insurance Default	S-223	Class X Strip Rate	S-126
Accrued Certificate Interest	S-133	Class X YM Distribution Amount	S-138
additional documents	S-153	Clearstream	S-125
Additional Servicer	S-214	Closing Date	S-18
Additional Trust Fund Expense	S-132	Code	S-237
Administrative Fee Rate	S-127	Collateral Support Deficit	S-141
ADR	S-199	Collection Account	S-129
Advance Rate	S-145	Collection Period	S-19, S-127
Advances	S-146	Collective Consultation Period	S-224
Affected Loan(s)	S-207	Compensating Interest	S-132
AFR	S-237	Compensating Interest Payment	S-212
Allocable Modification Fees	S-212	Complaint	S-117
Ancillary Fees	S-213	Condemnation Proceeds	S-130
Annual Debt Service	S-200	Consent Fees	S-212
Anticipated Repayment Date	S-181	Constant Prepayment Rate	S-165
Appraisal Event	S-148	constant yield election	S-240
Appraisal Reduction	S-149	Control Eligible Certificates	S-224
Appraised Value	S-200	Controlling Class	S-224
Appraised-Out Class	S-150	Controlling Class Representative	S-223
ARD	S-181	CPR	S-165
ARD Loan	S-181	CRE Loans	S-90
Asset Status Report	S-225	CREFC®	S-155
Assumed Scheduled Payment	S-145	CREFC License Fee®	S-127

CREFC ®License Fee Rate	S-127	Hilton Garden Inn W 54th Street Major
CREFC ®Reports	S-155	Decisions	S-188
Cross Over Date	S-137	Hilton Garden Inn W 54th Street
Crossed Mortgage Loans	S-207	Mortgage Loan	S-185
Custodian Fee	S-162	Hilton Garden Inn W 54th Street
Cut-off Date	S-18	Mortgaged Property	S-185
Cut-off Date LTV Ratio	S-200	Hilton Garden Inn W 54th Street Non-
Cut-off Date Balance	S-172	Controlling Senior Note Holder	S-191
Cut-off Date Loan-to-Value	S-200	Hilton Garden Inn W 54th Street Pari
Cut-off Date LTV	S-200	Passu Intercreditor Agreement	S-186
DBRS	S-247	Hilton Garden Inn W 54th Street Senior
deal documents	S-153	Note	S-185
Debt Service Coverage Ratio	S-202	Hilton Garden Inn W 54th Street Senior
Defective Mortgage Loan	S-207	Note Control Period	S-190
Demand Entities	S-91, S-104	Hilton Garden Inn W 54th Street
Depositor	S-10	Serviced Companion Loan	S-185
Determination Date	S-18, S-131	Hilton Garden Inn W 54th Street
Directing Holder	S-208	Threshold Event Collateral	S-190
Disclosable Special Servicer Fees	S-217	Hilton Garden Inn W 54th Street
Discount Rate	S-138	Triggering Event of Default	S-188
Distributable Certificate Interest	S-132	Holder	S-158
Distribution Account	S-130	Initial Pool Balance	S-172
Distribution Date	S-18, S-131	Initial Rate	S-182
Distribution Date Statement	S-151	In-Place Cash Management	S-182
Document Defect	S-206	Insurance Proceeds	S-129
Dodd-Frank Act	S-3	Intercreditor Agreement	S-208
DOL	S-244	Interest Accrual Period	S-19, S-127
DSCR	S-202	Interest Only Certificates	S-124
DTC	S-124	Interest Reserve Account	S-130
Due Date	S-124	Interest Reserve Amount	S-130
EC Trust	S-126	Interest Reserve Loan	S-130
EEA	S-3	Interested Person	S-234
Eligible Trust Advisor	S-229	Investment Company Act	S-3
ERISA	S-243	Investor Certification	S-154
ESA	S-108	IO	S-200
Escrow Account	S-150	IO Period UW NCF DSCR	S-200
Escrow/Reserve Mitigating		IRS	S-237
Circumstances	S-108	Issuing Entity	S-10
EU Prospectus Directive	S-3, S-4	KBRA	S-247
Euroclear	S-125	Liquidation Fee	S-215
Excess Interest	S-237	Liquidation Proceeds	S-130
Excess Liquidation Proceeds	S-130	LNR	S-121
Excess Liquidation Proceeds Account	S-130	LNR Partners	S-121
Excess Modification Fees	S-212	Loan Pair	S-208
Excess Penalty Charges	S-213	Loan Per Unit	S-200
Excess Trust Advisor Expenses	S-134	Loan-to-Value Ratio	S-201
Exchange Act	S-115	Lock-out Period	S-174
Exchange Proportion	S-128	Lower-Tier REMIC	S-237
Exchangeable Certificates	S-124	LTV	S-201
Exemption Rating Agencies	S-244	LTV Ratio at Maturity	S-201
Exemptions	S-244	MAI	S-148
Expected Final Distribution Date	S-156	Major Decision	S-222
FATCA	S-241	market discount bond	S-239
FDIC Safe Harbor	S-81	Marriott	S-49
FIEL	S-5	Master Servicer	S-10, S-118
filings	S-153	Master Servicer Remittance Date	S-145
Final Asset Status Report	S-225	Master Servicer Termination Event	S-213
Fitch	S-247	Master Servicing Fee	S-211
Foreign Person	S-237	Master Servicing Fee Rate	S-211
Form 8-K	S-207	Material Breach	S-206
FSMA	S-4	Material Document Defect	S-206
GLA	S-200	Maturity Date LTV Ratio	S-201
Government Securities	S-177	Midland	S-120
Grace Period	S-200	Modification Fees	S-212
Hard Lockbox	S-182	Money Term	S-150
Hilton Garden Inn W 54th Street A/B		Moody’s	S-247
Intercreditor Agreement	S-186	Morgan Stanley Bank	S-92
Hilton Garden Inn W 54th Street B Note	S-185	Morningstar	S-247
Hilton Garden Inn W 54th Street Control		Mortgage File	S-205
Appraisal Event	S-190	Mortgage Loan Purchase Agreement	S-172
Hilton Garden Inn W 54th Street		Mortgage Loan Sellers	S-16
Controlling Holder	S-190	Mortgage Pool	S-9
Hilton Garden Inn W 54th Street Loan		Mortgage Rate	S-201
Pair	S-185	MSBAM 2015-C21 Pooling and

Servicing Agreement	S-192	prohibited transaction	S-242
MSBAM 2015-C21 PSA	S-236	PTCE	S-246
MSBAM 2015-C21 Special Servicer	S-121	Purchase Price	S-206
MSMCH	S-85	Qualified Replacement Special Servicer	S-218
MSMCH Data File	S-89	Qualified Stated Interest	S-238
MSMCH Mortgage Loans	S-172	Qualifying Substitute Mortgage Loan	S-206
MSMCH Securitization Database	S-89	Rated Final Distribution Date	S-19, S-156
MTA	S-49	Rating Agencies	S-247
Net Aggregate Prepayment Interest		Rating Agency Communication	S-219
Shortfall	S-133	Rating Agency Confirmation	S-219
Net Mortgage Rate	S-127	Record Date	S-18, S-131
Net Operating Income	S-201	Regulation AB	S-155
NOI	S-201	Rehabilitated Mortgage Loan	S-211
NOI Date	S-201	Relevant Member State	S-4
Non-30/360 Loan	S-130	REMIC	S-237
None	S-182	REMIC Regular Certificates	S-237
Nonrecoverable Advance	S-146	REO Account	S-130
Non-Serviced Companion Loan	S-209	REO B Note	S-127
Non-Serviced Loan Combination	S-209	REO Income	S-134
Non-Serviced Mortgage Loan	S-209	REO Mortgage Loan	S-127
Non-Serviced Mortgage Loan Certificate		REO Property	S-139
Administrator	S-209	REO Serviced Companion Loan	S-127
Non-Serviced Mortgage Loan Master		Reporting Servicer	S-214
Servicer	S-209	Requesting Holders	S-150
Non-Serviced Mortgage Loan Pooling		Requesting Party	S-220
and Servicing Agreement	S-209	Residual Owner	S-241
Non-Serviced Mortgage Loan Service		Restricted Group	S-245
Providers	S-209	Revised Rate	S-182
Non-Serviced Mortgage Loan Special		RevPAR	S-202
Servicer	S-209	RMBS	S-117
Non-Serviced Mortgage Loan Trust		Rooms	S-202
Advisor	S-209	Rule	S-81
Non-Serviced Mortgage Loan Trustee	S-209	SBJPA of 1996	S-241
Notional Amount	S-125	Scheduled Payment	S-124
NPV Calculation Rate	S-208	SEC	S-155
NRA	S-201	Senior Certificates	S-124
NRSRO	S-154	Senior Consultation Period	S-224
Occupancy Rate	S-201	Serviced Companion Loan	S-208
Occupancy Rate As-of Date	S-201	Serviced Pari Passu Mortgage Loan	S-209
Offered Certificates	S-124	Servicing Advances	S-146
OID	S-238	Servicing Criteria	S-214
OID Regulations	S-238	Servicing Function Participant	S-214
Originators	S-16	Servicing Standard	S-207
P&I Advance	S-145	Servicing Transfer Event	S-210
PAC Method	S-238	SF	S-202
Pads	S-202	SFA	S-5
Pari Passu Loan Primary Servicing Fee		Significant Obligors	S-17
Rate	S-209	SMC	S-112, S-172
Park Bridge Financial	S-118	SMF III	S-112
Park Bridge Lender Services	S-118	SMF III Data Tape	S-112
Participants	S-125	SMF III Mortgage Loans	S-172
Parties in Interest	S-244	SMMEA	S-246
Pass-Through Rate	S-126	Soft Lockbox	S-182
PCE	S-55	special notices	S-153
Penalty Charges	S-213	Special Servicer	S-11
Percentage Interest	S-131	Special Servicer Compensation	S-215
periodic reports	S-153	Special Servicer Termination Event	S-217
Permitted Cure Period	S-206	Special Servicing Fee	S-215
Permitted Special Servicer/Affiliate Fees	S-217	Specially Serviced Mortgage Loan	S-210
Planned Principal Balance	S-138	Sponsors	S-16
Plans	S-244	Springing Cash Management	S-182
Pooling and Servicing Agreement	S-207	Springing Lockbox	S-182
PRC	S-5	Sq. Ft.	S-202
Prepayment Interest Excess	S-143	Square Feet	S-202
Prepayment Interest Shortfall	S-143	Starwood	S-112
Prepayment Premium	S-138	Starwood Review Team	S-112
Principal Balance Certificates	S-124	Stated Principal Balance	S-127
Principal Distribution Amount	S-133	static pool information	S-43
Principal Prepayments	S-138	Structuring Assumptions	S-165
Private Placement Memorandum	S-124	Subordinate Certificates	S-124
Privately Offered Certificates	S-124	Subordinate Control Period	S-224
Privileged Information	S-225	TA Unused Fees	S-130
Privileged Person	S-154	TA Unused Fees Account	S-130
Prohibited Party	S-160	Tax Counsel	S-237

Term to Maturity	S-202	UW NCF	S-203
TIA	S-157	UW NCF Debt Yield	S-203
TIA Applicability Determination	S-157	UW NCF DSCR	S-202
Treasury Rate	S-138	UW NOI	S-203
TRIPRA	S-63	UW NOI Debt Yield	S-203
Trust Advisor	S-14, S-118	UW NOI DSCR	S-204
Trust Advisor Consulting Fee	S-227	UW Revenue	S-204
Trust Advisor Expenses	S-134	Volcker Rule	S-84
Trust Advisor Fee	S-227	Voting Rights	S-158
Trust Advisor Fee Rate	S-227	WAC	S-127
Trust Advisor Standard	S-225	Wachovia	S-118
Trust Advisor Termination Event	S-228	Waterfront at Port Chester Intercreditor
Trust Component	S-126	Agreement	S-184
Trustee	S-12, S-116	Waterfront at Port Chester Loan Pair	S-184
Trustee Fee	S-161	Waterfront at Port Chester Major
U.S. Person	S-237	Decision	S-185
Unallocable Modification Fees	S-212	Waterfront at Port Chester Mortgage
Underwriter Entities	S-72	Loan	S-184
Underwriters	S-17	Waterfront at Port Chester Mortgaged
Underwritten EGI	S-203	Property	S-184
Underwritten Expenses	S-202	Waterfront at Port Chester Non-
Underwritten NCF	S-203	Controlling Note Holder	S-185
Underwritten NCF DSCR	S-202	Waterfront at Port Chester Serviced
Underwritten Net Cash Flow	S-203	Companion Loan	S-184
Underwritten Net Operating Income	S-203	Weighted Average Net Mortgage Rate	S-127
Underwritten NOI Debt Yield	S-203	Wells Fargo	S-118
Underwritten Revenue	S-204	Wells Fargo Bank	S-117
Units	S-202	withholding agent	S-240
Unpaid Interest	S-142	Workout Fee	S-215
Upper-Tier Distribution Account	S-130	Workout-Delayed Reimbursement
Upper-Tier REMIC	S-237	Amount	S-147
UW DSCR	S-202	WTNA	S-116
UW EGI	S-203	Yield Maintenance Charge	S-138

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APPENDIX I

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	MSBNA	MSMCH	$100,000,000	$100,000,000	$100,000,000	$158.25	Acquisition	James Stanton; David Lowenfeld	World-Wide Holdings Corporation
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	MSBNA	MSMCH	$80,000,000	$80,000,000	$80,000,000	$381.71	Refinance	Gregg Wasser	Gregg Wasser
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	MSBNA	MSMCH	$75,000,000	$75,000,000	$75,000,000	$386,533.67	Refinance	Joseph Moinian; Morad Ghadamian	Joseph Moinian; Morad Ghadamian
Loan		4	Dallas Marriott Las Colinas	6.0%	CIBC	CIBC	$65,900,000	$65,900,000	$54,115,576	$181,043.96	Refinance	Columbia Sussex Corporation; CSC Holdings LLC	Columbia Sussex Corporation; CSC Holdings LLC
Loan		5	Hilton Houston Westchase	4.1%	BANA	BANA	$45,250,000	$45,250,000	$43,211,187	$152,356.90	Acquisition	Kui Cai	Apollo Bright LLC; Silver Sage Investment LLC
Loan		6	Bozzuto’s Distribution Center	4.0%	MSBNA	MSMCH	$44,000,000	$43,884,335	$26,741,516	$44.48	Refinance	Michael Bozzuto	Bozzuto’s, Inc.
Loan		7	Harrison Creek Apartments	3.1%	BANA	BANA	$34,300,000	$34,300,000	$28,606,993	$102,083.33	Refinance	C. Burton Cutright; Eric G. Olson	C. Burton Cutright; Eric G. Olson
Loan	9, 10	8	555 11th Street NW	2.7%	MSBNA	MSMCH	$30,000,000	$30,000,000	$30,000,000	$217.28	Acquisition	Rockrose Development Corp.	Rockrose General Equities Holdings L.L.C.
Loan	10	9	Columbus Commons	2.5%	CIBC	CIBC	$28,200,000	$28,200,000	$22,573,444	$226.61	Refinance	Kenneth N. Goldenberg	Kenneth N. Goldenberg
Loan	11	10	Ayrsley Town Center	2.5%	MSBNA	MSMCH	$27,500,000	$27,500,000	$23,625,692	$144.81	Refinance	Charles T. Hodges	Charles T. Hodges
Loan		11	Oliveira Plaza	2.3%	BANA	BANA	$25,000,000	$25,000,000	$22,782,026	$215.51	Refinance	Aria Mehrabi	Aria Mehrabi
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	SMC	SMF III	$21,675,000	$21,675,000	$18,486,268	$134.17	Refinance	Bernard E. Kaiser III; Willis R. Smith; Clarence J. Cropper	Bernard E. Kaiser III; Willis R. Smith; Clarence J. Cropper
Property		12.01	Chenal Place Shopping Center		SMC	SMF III	$14,625,000	$14,625,000	$12,473,433
Property		12.02	Bowman Station Shopping Center		SMC	SMF III	$7,050,000	$7,050,000	$6,012,835
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	MSBNA	MSMCH	$16,500,000	$16,454,898	$13,402,742	$85,258.54	Refinance	Frank S. Allgauer; Robert J. Washlow	Frank S. Allgauer; Robert J. Washlow
Loan		14	St. Anthony Healthplex South	1.4%	BANA	BANA	$15,875,000	$15,875,000	$13,997,731	$300.69	Refinance	G. David Neff, Jr.; D. Darin Miller	G. David Neff, Jr.; D. Darin Miller
Loan	14	15	Marriott Hotel Visalia	1.3%	BANA	BANA	$14,700,000	$14,700,000	$11,900,344	$75,384.62	Acquisition	Amar Shokeen	Amar Shokeen
Loan		16	Park South at Deerwood Apartments	1.3%	MSBNA	MSMCH	$14,670,000	$14,670,000	$13,338,703	$61,125.00	Acquisition	Roderick R. Hubbard	Roderick R. Hubbard
Loan		17	Mesa Dunes	1.3%	SMC	SMF III	$14,600,000	$14,600,000	$12,761,531	$34,597.16	Refinance	M. Peter Iacobelli	M. Peter Iacobelli
Loan		18	Saucon Valley Plaza	1.3%	CIBC	CIBC	$14,175,000	$14,175,000	$13,083,085	$170.67	Refinance	Peter H. Gebert; Hampton C. Randolph, Jr.	Peter H. Gebert; Hampton C. Randolph, Jr.
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	MSBNA	MSMCH	$14,100,000	$14,100,000	$10,473,713	$108.03	Refinance	Irene Scardino Prittis	Irene Scardino Prittis
Property		19.01	Bartlett Commons		MSBNA	MSMCH	$8,900,000	$8,900,000	$6,611,067
Property		19.02	Prairie View Center		MSBNA	MSMCH	$2,715,000	$2,715,000	$2,016,747
Property		19.03	Lakeview Plaza		MSBNA	MSMCH	$2,485,000	$2,485,000	$1,845,899
Loan	10	20	Pine Ridge Apartments	1.3%	MSBNA	MSMCH	$14,000,000	$14,000,000	$12,715,707	$37,234.04	Refinance	Davidon Corporation	Davidon Corporation
Loan		21	1400 Howard Boulevard	1.3%	SMC	SMF III	$14,000,000	$13,982,938	$11,313,638	$185.01	Refinance	American Capital Corporation	American Capital Corporation
Loan	10	22	Sherwood Gardens	1.2%	SMC	SMF III	$13,400,000	$13,400,000	$12,247,942	$78.84	Refinance	Shawn Taheri	Shawn Taheri
Loan		23	Pathmark - Linden	1.2%	CIBC	CIBC	$13,275,000	$13,275,000	$11,352,286	$224.05	Acquisition	Moses Berger	Moses Berger
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	SMC	SMF III	$12,810,000	$12,810,000	$11,698,176	$6,294.84	Acquisition	Simply Self Storage	Kurt E. O’Brien
Property		24.01	Spring Hill Self Storage		SMC	SMF III	$5,500,000	$5,500,000	$5,022,636
Property		24.02	Lebanon Self Storage		SMC	SMF III	$3,000,000	$3,000,000	$2,739,620
Property		24.03	White House Self Storage		SMC	SMF III	$2,250,000	$2,250,000	$2,054,715
Property		24.04	Mt. Juliet Self Storage		SMC	SMF III	$2,060,000	$2,060,000	$1,881,206
Loan	13	25	FedEx Portfolio	1.1%	BANA	BANA	$12,100,000	$12,100,000	$9,955,872	$59.61	Acquisition	Aleksander Goldin	Aleksander Goldin
Property		25.01	255 Metro Center		BANA	BANA	$3,457,143	$3,457,143	$2,844,535
Property		25.02	347 State Street		BANA	BANA	$3,440,836	$3,440,836	$2,831,118
Property		25.03	669 South Third Avenue		BANA	BANA	$2,348,248	$2,348,248	$1,932,137
Property		25.04	3 Dominican Drive		BANA	BANA	$1,516,577	$1,516,577	$1,247,839
Property		25.05	174 West Street		BANA	BANA	$1,337,196	$1,337,196	$1,100,244
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	CIBC	CIBC	$7,000,000	$7,000,000	$5,904,311	$479.62	Refinance	Larry H. Becker; Robert C. Miller	Larry H. Becker; Robert C. Miller
Loan	6, 15	27	Shopper’s World Outlots	0.5%	CIBC	CIBC	$5,000,000	$5,000,000	$4,217,365	$479.62	Refinance	Larry H. Becker; Robert C. Miller	Larry H. Becker; Robert C. Miller
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	CIBC	CIBC	$11,815,000	$11,815,000	$9,430,822	$117.41	Refinance	Leonard Hortick	Leonard Hortick
Loan		29	Stratford Apartments	1.1%	BANA	BANA	$11,750,000	$11,750,000	$10,056,152	$25,655.02	Refinance	Mike A. Abdalla	Mike A. Abdalla
Loan		30	North Canyon Village	1.0%	BANA	BANA	$11,250,000	$11,230,328	$8,223,213	$157.97	Refinance	Giovanna Muscarello	Giovanna Muscarello
Loan		31	Green Meadows Apartments	1.0%	BANA	BANA	$11,100,000	$11,100,000	$10,129,117	$46,250.00	Acquisition	Robert Martinez	Robert Martinez
Loan	6	32	Santa Ana Plaza	1.0%	BANA	BANA	$11,000,000	$11,000,000	$11,000,000	$242.21	Refinance	Richard W. Barrett	Richard W. Barrett
Loan		33	ASRC Federal Building	1.0%	CIBC	CIBC	$10,850,000	$10,850,000	$8,740,106	$183.92	Refinance	1111-19th Street Associates Limited Partnership	1111-19th Street Associates Limited Partnership
Loan		34	Orangethorpe Plaza	1.0%	BANA	BANA	$10,700,000	$10,670,029	$8,647,228	$211.82	Refinance	Sean Leoni	Sean Leoni
Loan	10	35	United Center	0.9%	MSBNA	MSMCH	$10,500,000	$10,483,086	$7,811,961	$61.73	Refinance	Eliya Boji	Eliya Boji
Loan		36	Beach Boulevard Self Storage	0.9%	BANA	BANA	$10,000,000	$9,987,403	$8,039,096	$138.72	Refinance	Michael Rolfes; Barry Adnams	Michael Rolfes; Barry Adnams
Loan		37	Towamencin Corporate Center	0.9%	BANA	BANA	$9,850,000	$9,839,874	$9,121,076	$127.66	Refinance	Robert Wrigley	Robert Wrigley
Loan		38	Dover II Shopping Center	0.9%	CIBC	CIBC	$9,750,000	$9,750,000	$7,799,128	$165.54	Refinance	Frank Jao; Danh Nhut Quach	Frank Jao; Catherine Jao; Danh Nhut Quach; Tuy-Suong Nguyen; The Jao Trust; The Quach Living Trust
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	CIBC	CIBC	$9,500,000	$9,500,000	$7,623,301	$74.61	Refinance	George Humphrey; Michael Newton	George Humphrey
Property		39.01	Sumner Plains		CIBC	CIBC	$6,100,000	$6,100,000	$4,894,962
Property		39.02	Fife Portal		CIBC	CIBC	$3,400,000	$3,400,000	$2,728,340
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	BANA	BANA	$9,000,000	$9,000,000	$7,284,678	$76,923.08	Refinance	Asad Malik; Ghaus Malik; Shaukat A. Chaudhry	Asad Malik; Ghaus Malik; Shaukat A. Chaudhry
Loan		41	Camfield Corners	0.8%	SMC	SMF III	$8,850,000	$8,839,298	$7,160,471	$126.53	Acquisition	Xu Wang; Qinghe Liu	Xu Wang; Qinghe Liu
Loan		42	Twin Creek Plaza	0.8%	BANA	BANA	$8,700,000	$8,700,000	$7,936,084	$112.39	Refinance	Estelle Baldwin	Estelle Baldwin
Loan		43	Meridian Gateway	0.8%	BANA	BANA	$8,660,000	$8,660,000	$7,524,160	$52.21	Acquisition	Daniel P. Culler; Jeffrey J. Katke; Richard M. Kent	Daniel P. Culler; Jeffrey J. Katke; Richard M. Kent
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	CIBC	CIBC	$8,600,000	$8,600,000	$7,407,363	$27,301.59	Refinance	Devonshire Operating Partnership, LP	Devonshire Operating Partnership, LP
Property		44.01	Eagle Ridge		CIBC	CIBC	$3,475,834	$3,475,834	$2,993,810
Property		44.02	Five Points Courtyard		CIBC	CIBC	$3,368,333	$3,368,333	$2,901,217
Property		44.03	Quail Ridge		CIBC	CIBC	$1,755,833	$1,755,833	$1,512,337
Loan	10	45	Sheraton Four Points College Station	0.8%	MSBNA	MSMCH	$8,500,000	$8,500,000	$6,276,505	$67,460.32	Refinance	Four Lions Management Company	Devendra K. Patel; Mitesh K. Patel
Loan		46	Markham Square	0.8%	MSBNA	MSMCH	$8,362,500	$8,362,500	$7,599,779	$67.29	Acquisition	Y&O Investments Inc.	Y&O Investments Inc.
Loan		47	1870 Embarcadero	0.7%	MSBNA	MSMCH	$8,000,000	$7,985,080	$5,761,904	$259.66	Acquisition	Mark Millet	Mark Millet
Loan		48	200-220 Trotters Way	0.7%	CIBC	CIBC	$7,450,000	$7,428,020	$5,953,967	$120.56	Refinance	Lester Petracca	Lester Petracca
Loan		49	Walgreens - Marina del Rey	0.6%	MSBNA	MSMCH	$7,000,000	$7,000,000	$6,081,885	$624.55	Refinance	Shorenstein Company LLC	Shorenstein Company LLC
Loan		50	Williamsburg Square Apartments	0.6%	CIBC	CIBC	$6,637,500	$6,637,500	$5,781,233	$46,093.75	Refinance	Samuel R. Pepper	Samuel R. Pepper
Loan		51	Walgreens - Pickerington, OH	0.6%	MSBNA	MSMCH	$6,300,000	$6,300,000	$5,767,667	$439.51	Acquisition	Howard Cohen	Howard Cohen
Loan		52	Hubbard One	0.6%	MSBNA	MSMCH	$6,200,000	$6,200,000	$5,340,192	$51.11	Refinance	Rubicon US REIT, Inc.	Rubicon US REIT, Inc.; Baum Revision, LLC
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	BANA	BANA	$6,200,000	$6,183,556	$5,468,476	$62,460.16	Refinance	Balvant K. Ganatra; Vikesh Ganatra	Balvant K. Ganatra; Vikesh Ganatra
Loan		54	Quality Inn Pismo Beach	0.5%	MSBNA	MSMCH	$6,000,000	$6,000,000	$4,527,082	$60,000.00	Refinance	Kiran Patel; Falguni Patel	Kiran Patel; Falguni Patel
Loan		55	Woodland Heights Apartments	0.5%	BANA	BANA	$5,800,000	$5,800,000	$4,934,028	$51,785.71	Refinance	John Ogden; Martin White	John Ogden; Martin White
Loan		56	Delk Road Self Storage	0.5%	BANA	BANA	$5,580,000	$5,569,853	$4,042,626	$5,620.44	Refinance	Diane Bernick	Diane Bernick
Loan	6, 10	57	Newhall Shopping Center	0.5%	CIBC	CIBC	$5,512,000	$5,504,686	$4,393,572	$257.20	Refinance	Leonard Hortick	Leonard Hortick
Loan		58	Sunrise Lake Village	0.5%	BANA	BANA	$5,200,000	$5,193,802	$4,216,674	$128.98	Refinance	Benjamin Cheng	Benjamin Cheng
Loan	16	59	Hampton Inn Carbondale	0.5%	SMC	SMF III	$5,100,000	$5,094,070	$4,151,084	$63,675.88	Acquisition	Dipakkumar S. Patel	Dipakkumar S. Patel
Loan		60	Center at South Shore Harbour	0.5%	CIBC	CIBC	$5,000,000	$5,000,000	$4,354,585	$177.49	Acquisition	Theodore Hamilton	Theodore Hamilton
Loan		61	Holiday Square	0.5%	MSBNA	MSMCH	$5,000,000	$4,991,287	$3,657,560	$68.50	Refinance	Sterik Limited Partnership	Sterik Limited Partnership

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor
Loan		62	Harbour Town Apartments	0.4%	BANA	BANA	$4,700,000	$4,700,000	$4,286,787	$45,192.31	Refinance	Eric Schreiner; Michael C. Rader	Eric Schreiner; Michael C. Rader
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	MSBNA	MSMCH	$4,600,000	$4,600,000	$3,722,133	$136.12	Acquisition	J2 Properties	Joan Davis
Property		63.01	South Rainbow Square		MSBNA	MSMCH	$2,600,000	$2,600,000	$2,103,814
Property		63.02	Windmill Retail Plaza		MSBNA	MSMCH	$2,000,000	$2,000,000	$1,618,319
Loan		64	Hawkins Point Townhomes	0.4%	CIBC	CIBC	$4,500,000	$4,500,000	$3,634,969	$70,312.50	Refinance	Rajpreet Tut; Jaswinder Singh	Rajpreet Tut; Jaswinder Singh
Loan		65	Walgreens Hammerly Boulevard	0.4%	SMC	SMF III	$4,000,000	$4,000,000	$3,236,637	$276.05	Acquisition	Leon Goldenberg	Leon Goldenberg
Loan		66	Westwood Commons Food Lion	0.4%	BANA	BANA	$4,000,000	$4,000,000	$2,039,602	$97.65	Refinance	Martin D. Koon; T. Cameron Finley	Martin D. Koon; T. Cameron Finley
Loan		67	Providence Plaza	0.3%	CIBC	CIBC	$3,545,000	$3,540,813	$2,878,563	$161.91	Refinance	Honorine Gordon	Honorine Gordon
Loan		68	McGees Self Storage Sherman Oaks	0.3%	BANA	BANA	$3,500,000	$3,500,000	$3,500,000	$8,684.86	Refinance	Polo Properties, LLC	Polo Properties, LLC
Loan		69	Southern Grace Apartments	0.3%	CIBC	CIBC	$3,440,000	$3,440,000	$3,046,242	$50,588.24	Refinance	Joseph Mullins	Joseph Mullins
Loan		70	Walgreens - Harvard, IL	0.3%	MSBNA	MSMCH	$3,400,000	$3,400,000	$3,111,494	$249.08	Acquisition	Howard Cohen	Howard Cohen
Loan		71	Rite Aid - Canonsburg, PA	0.3%	BANA	BANA	$3,185,000	$3,179,383	$2,323,620	$229.99	Refinance	Arizona Lipnob Estates, LLC	Arizona Lipnob Estates, LLC
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	MSBNA	MSMCH	$3,100,000	$3,083,818	$2,508,481	$309.74	Acquisition	Leo C. Saenger, Jr.; James C. Rosner	Leo C. Saenger, Jr.; James C. Rosner
Loan		73	Jenah Plaza	0.3%	BANA	BANA	$2,975,000	$2,975,000	$2,590,979	$260.28	Refinance	Tony Ramji (f/k/a Fayyaz Ramji)	Tony Ramji (f/k/a Fayyaz Ramji)
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	BANA	BANA	$2,750,000	$2,750,000	$2,060,021	$44,354.84	Acquisition	Jamshed A. Khan; Waqar Tajuddin; Irshad Sideeka	Jamshed A. Khan; Waqar Tajuddin; Irshad Sideeka
Loan		75	Walgreens - Lebanon, IN	0.2%	BANA	BANA	$2,700,000	$2,695,596	$2,003,585	$181.89	Refinance	Harold J. Etkin; Johanne Etkin-Finley	Harold J. Etkin; Johanne Etkin-Finley
Loan		76	Rite Aid - Lansdale, PA	0.2%	BANA	BANA	$2,640,000	$2,635,232	$1,915,695	$235.71	Refinance	Arizona Lipnob Estates, LLC	Arizona Lipnob Estates, LLC
Loan		77	Rite Aid - Midland, MI	0.2%	BANA	BANA	$1,950,000	$1,946,631	$1,429,174	$174.12	Refinance	Leo P. Sklar	Leo P. Sklar

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	1	Leased Fee	Leased Fee	Fee	N/A	300 South Riverside Plaza	Chicago	Cook
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	1	Retail	Anchored	Fee	N/A	5-40 Westchester Avenue	Port Chester	Westchester
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	1	Hospitality	Select Service	Fee	N/A	237 West 54th Street	New York	New York
Loan		4	Dallas Marriott Las Colinas	6.0%	1	Hospitality	Full Service	Fee	N/A	223 West Las Colinas Boulevard	Irving	Dallas
Loan		5	Hilton Houston Westchase	4.1%	1	Hospitality	Full Service	Fee	N/A	9999 Westheimer Road	Houston	Harris
Loan		6	Bozzuto’s Distribution Center	4.0%	1	Industrial	Warehouse/Distribution	Fee	N/A	275 Schoolhouse Road; 400 Industrial Avenue	Cheshire	New Haven
Loan		7	Harrison Creek Apartments	3.1%	1	Multifamily	Garden	Fee	N/A	1200 Harrison Creek Boulevard	Petersburg	Petersburg
Loan	9, 10	8	555 11th Street NW	2.7%	1	Office	CBD	Fee	N/A	555 11th Street NW	Washington	District of Columbia
Loan	10	9	Columbus Commons	2.5%	1	Retail	Anchored	Fee	N/A	2100 - 2250 South Columbus Boulevard	Philadelphia	Philadelphia
Loan	11	10	Ayrsley Town Center	2.5%	1	Mixed Use	Office/Retail	Fee	N/A	2215-2136 Ayrsley Town Boulevard; 9101 Kings Parade Boulevard; 8809 Lenox Pointe Drive	Charlotte	Mecklenburg
Loan		11	Oliveira Plaza	2.3%	1	Retail	Anchored	Leasehold	9/30/2031	693-755 West Channel Islands Boulevard	Port Hueneme	Ventura
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	2
Property		12.01	Chenal Place Shopping Center			Retail	Anchored	Fee	N/A	12305-12319 Chenal Parkway	Little Rock	Pulaski
Property		12.02	Bowman Station Shopping Center			Retail	Anchored	Fee	N/A	801 and 1001 South Bowman Road	Little Rock	Pulaski
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	1	Hospitality	Full Service	Fee	N/A	5000 West 127th Street	Alsip	Cook
Loan		14	St. Anthony Healthplex South	1.4%	1	Office	Medical	Fee	N/A	13500 South Tulsa Drive	Oklahoma City	Cleveland
Loan	14	15	Marriott Hotel Visalia	1.3%	1	Hospitality	Full Service	Fee	N/A	300 South Court Street	Visalia	Tulare
Loan		16	Park South at Deerwood Apartments	1.3%	1	Multifamily	Garden	Fee	N/A	7932 Southside Boulevard	Jacksonville	Duval
Loan		17	Mesa Dunes	1.3%	1	Manufactured Housing	Manufactured Housing	Fee	N/A	7807 East Main Street	Mesa	Maricopa
Loan		18	Saucon Valley Plaza	1.3%	1	Office	Suburban	Fee	N/A	3477 Corporate Parkway	Center Valley	Lehigh
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	3
Property		19.01	Bartlett Commons			Retail	Unanchored	Fee	N/A	820-892 Route 59	Bartlett	DuPage
Property		19.02	Prairie View Center			Retail	Shadow Anchored	Fee	N/A	558-586 South Randall Road	South Elgin	Kane
Property		19.03	Lakeview Plaza			Retail	Unanchored	Fee	N/A	1300-1326 Lake Street	Roselle	DuPage
Loan	10	20	Pine Ridge Apartments	1.3%	1	Multifamily	Garden	Fee	N/A	1301 Richland Avenue	Modesto	Stanislaus
Loan		21	1400 Howard Boulevard	1.3%	1	Office	Suburban	Fee	N/A	1400 Howard Boulevard	Mount Laurel	Burlington
Loan	10	22	Sherwood Gardens	1.2%	1	Retail	Anchored	Fee	N/A	903-1057 North Main Street	Salinas	Monterey
Loan		23	Pathmark - Linden	1.2%	1	Retail	Free-Standing	Fee	N/A	651 North Stiles Street	Linden	Union
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	4
Property		24.01	Spring Hill Self Storage			Self Storage	Self Storage	Fee	N/A	3000 Harrah Drive	Spring Hill	Williamson
Property		24.02	Lebanon Self Storage			Self Storage	Self Storage	Fee	N/A	136 Maddox Simpson Parkway	Lebanon	Wilson
Property		24.03	White House Self Storage			Self Storage	Self Storage	Fee	N/A	1120 Tennessee 76	White House	Robertson
Property		24.04	Mt. Juliet Self Storage			Self Storage	Self Storage	Fee	N/A	400 Quarry Loop Road	Mt. Juliet	Wilson
Loan	13	25	FedEx Portfolio	1.1%	5
Property		25.01	255 Metro Center			Industrial	Warehouse/Distribution	Fee	N/A	255 Metro Center Boulevard	Warwick	Kent
Property		25.02	347 State Street			Industrial	Warehouse/Distribution	Fee	N/A	347 State Street	North Haven	New Haven
Property		25.03	669 South Third Avenue			Industrial	Warehouse/Distribution	Fee	N/A	669 South Third Avenue	Mount Vernon	Westchester
Property		25.04	3 Dominican Drive			Industrial	Warehouse/Distribution	Fee	N/A	3 Dominican Drive	Norwich	New London
Property		25.05	174 West Street			Industrial	Warehouse/Distribution	Fee	N/A	174 West Street	West Hatfield	Hampshire
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	1	Retail	Anchored	Fee	N/A	121 Old Route 146	Clifton Park	Saratoga
Loan	6, 15	27	Shopper’s World Outlots	0.5%	1	Retail	Anchored	Fee	N/A	16, 20 & 24 Park Avenue and 620 Plank Road	Clifton Park	Saratoga
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	1	Retail	Shadow Anchored	Leasehold	7/13/2085	69115-69275 Ramon Road & 32120-32250 Date Palm Drive	Cathedral City	Riverside
Loan		29	Stratford Apartments	1.1%	1	Multifamily	Garden	Fee	N/A	3201 Watergate Road	Indianapolis	Marion
Loan		30	North Canyon Village	1.0%	1	Retail	Anchored	Fee	N/A	2611-2655 West Carefree Highway & 34455 North 27th Drive	Phoenix	Maricopa
Loan		31	Green Meadows Apartments	1.0%	1	Multifamily	Garden	Fee	N/A	17310 Kieth Harrow Boulevard	Houston	Harris
Loan	6	32	Santa Ana Plaza	1.0%	1	Retail	Shadow Anchored	Fee	N/A	710 - 810 South Harbor Boulevard	Santa Ana	Orange
Loan		33	ASRC Federal Building	1.0%	1	Office	Suburban	Fee	N/A	7000 Muirkirk Meadows Drive	Laurel	Prince George’s
Loan		34	Orangethorpe Plaza	1.0%	1	Retail	Anchored	Leasehold	7/31/2051	1001 and 1035 West Orangethorpe Avenue & 1105, 1201 and 1207 South Euclid Street	Fullerton	Orange
Loan	10	35	United Center	0.9%	1	Mixed Use	Retail/Industrial	Fee	N/A	25700 West 8 Mile Road	Southfield	Oakland
Loan		36	Beach Boulevard Self Storage	0.9%	1	Mixed Use	Self Storage/Retail	Fee	N/A	14400 Beach Boulevard	Westminster	Orange
Loan		37	Towamencin Corporate Center	0.9%	1	Office	Suburban	Fee	N/A	1690 Sumneytown Pike	Lansdale	Montgomery
Loan		38	Dover II Shopping Center	0.9%	1	Retail	Anchored	Fee	N/A	9211-9221 Bolsa Avenue	Westminster	Orange
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	2
Property		39.01	Sumner Plains			Industrial	Warehouse/Flex	Fee	N/A	3025-3107 142nd Avenue E & 14329 32nd Street E	Sumner	Pierce
Property		39.02	Fife Portal			Industrial	Warehouse/Flex	Fee	N/A	7302, 7326, 7338 26th Street E	Fife	Pierce
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	1	Hospitality	Limited Service	Fee	N/A	400 Stephenson Highway	Troy	Oakland
Loan		41	Camfield Corners	0.8%	1	Retail	Anchored	Fee	N/A	8610 Camfield Street	Charlotte	Mecklenburg
Loan		42	Twin Creek Plaza	0.8%	1	Retail	Shadow Anchored	Fee	N/A	3604-4112 Twin Creek Drive	Bellevue	Sarpy
Loan		43	Meridian Gateway	0.8%	1	Industrial	Flex	Fee	N/A	3320-3360 Scherer Drive North & 12495 34th Street	Pinellas Park	Pinellas
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	3
Property		44.01	Eagle Ridge			Multifamily	Garden	Fee	N/A	2611 Pine Trace Drive	Maumee	Lucas
Property		44.02	Five Points Courtyard			Multifamily	Garden	Fee	N/A	2661 Tremainsville Road	Toledo	Lucas
Property		44.03	Quail Ridge			Multifamily	Garden	Fee	N/A	1436 Picadilly Lane	Maumee	Lucas
Loan	10	45	Sheraton Four Points College Station	0.8%	1	Hospitality	Select Service	Fee	N/A	1503 Texas Avenue South	College Station	Brazos
Loan		46	Markham Square	0.8%	1	Retail	Anchored	Fee	N/A	9101 West Markham Street	Little Rock	Pulaski
Loan		47	1870 Embarcadero	0.7%	1	Office	Suburban	Fee	N/A	1870 Embarcadero Road	Palo Alto	Santa Clara
Loan		48	200-220 Trotters Way	0.7%	1	Retail	Anchored	Fee	N/A	200-220 Trotters Way	Freehold	Monmouth
Loan		49	Walgreens - Marina del Rey	0.6%	1	Retail	Free-Standing	Fee	N/A	4009 Lincoln Boulevard	Marina del Rey	Los Angeles
Loan		50	Williamsburg Square Apartments	0.6%	1	Multifamily	Garden	Fee	N/A	4400 South Liberty Avenue	Independence	Jackson
Loan		51	Walgreens - Pickerington, OH	0.6%	1	Retail	Free-Standing	Fee	N/A	1101 Hill Road North	Pickerington	Fairfield
Loan		52	Hubbard One	0.6%	1	Office	Urban	Fee/Leasehold	N/A	1812-1840 West Hubbard Street	Chicago	Cook
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	1	Hospitality	Limited Service	Fee	N/A	2296 Niels Bohr Court	San Diego	San Diego
Loan		54	Quality Inn Pismo Beach	0.5%	1	Hospitality	Limited Service	Fee	N/A	230 Five Cities Drive	Pismo Beach	San Luis Obispo
Loan		55	Woodland Heights Apartments	0.5%	1	Multifamily	Student Housing	Fee	N/A	36 & 48 West 880 North	Provo	Utah
Loan		56	Delk Road Self Storage	0.5%	1	Self Storage	Self Storage	Fee	N/A	1155 Powers Ferry Place Southeast	Marietta	Cobb
Loan	6, 10	57	Newhall Shopping Center	0.5%	1	Retail	Anchored	Fee	N/A	24130-24182 Lyons Avenue	Santa Clarita	Los Angeles
Loan		58	Sunrise Lake Village	0.5%	1	Retail	Unanchored	Fee	N/A	9415 Broadway Street & 2752 Sunrise Boulevard	Pearland	Brazoria
Loan	16	59	Hampton Inn Carbondale	0.5%	1	Hospitality	Limited Service	Fee	N/A	2175 Reed Station Parkway	Carbondale	Jackson
Loan		60	Center at South Shore Harbour	0.5%	1	Retail	Unanchored	Fee	N/A	2800 Marina Bay Drive	League City	Galveston
Loan		61	Holiday Square	0.5%	1	Retail	Anchored	Fee	N/A	4001 General DeGaulle Drive	New Orleans	Orleans Parish

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County
Loan		62	Harbour Town Apartments	0.4%	1	Multifamily	Garden	Fee	N/A	401 Harbourtown Drive	Noblesville	Hamilton
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	2
Property		63.01	South Rainbow Square			Retail	Unanchored	Fee	N/A	8265-8645 South Rainbow Boulevard	Las Vegas	Clark
Property		63.02	Windmill Retail Plaza			Retail	Unanchored	Fee	N/A	560-580 East Windmill Lane	Las Vegas	Clark
Loan		64	Hawkins Point Townhomes	0.4%	1	Multifamily	Garden	Fee	N/A	9663-9680 Hayden Drive	Mascoutah	Saint Clair
Loan		65	Walgreens Hammerly Boulevard	0.4%	1	Retail	Free-Standing	Fee	N/A	9450 Hammerly Boulevard	Houston	Harris
Loan		66	Westwood Commons Food Lion	0.4%	1	Retail	Anchored	Fee	N/A	1300 Westwood Lane	Wilkesboro	Wilkes
Loan		67	Providence Plaza	0.3%	1	Retail	Unanchored	Fee	N/A	7171-7181 North Hualapai Way	Las Vegas	Clark
Loan		68	McGees Self Storage Sherman Oaks	0.3%	1	Self Storage	Self Storage	Fee	N/A	15111 Ventura Boulevard	Los Angeles	Los Angeles
Loan		69	Southern Grace Apartments	0.3%	1	Multifamily	Garden	Fee	N/A	100-131 & 200-235 Brandywine Place	Augusta	Richmond
Loan		70	Walgreens - Harvard, IL	0.3%	1	Retail	Free-Standing	Fee	N/A	395 South Division Street	Harvard	McHenry
Loan		71	Rite Aid - Canonsburg, PA	0.3%	1	Retail	Free-Standing	Fee	N/A	601 West Pike Street	Canonsburg	Washington
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	1	Office	Medical	Fee	N/A	4304 Lancaster Drive	Niceville	Okaloosa
Loan		73	Jenah Plaza	0.3%	1	Retail	Unanchored	Fee	N/A	925 West Royal Lane	Irving	Dallas
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	1	Hospitality	Limited Service	Fee	N/A	1575 North Sandusky Avenue	Bucyrus	Crawford
Loan		75	Walgreens - Lebanon, IN	0.2%	1	Retail	Free-Standing	Fee	N/A	1130 North Lebanon Street	Lebanon	Boone
Loan		76	Rite Aid - Lansdale, PA	0.2%	1	Retail	Free-Standing	Fee	N/A	10 West Main Street	Lansdale	Montgomery
Loan		77	Rite Aid - Midland, MI	0.2%	1	Retail	Free-Standing	Fee	N/A	2910 Ashman Street	Midland	Midland

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	IL	60606	1983	2012	1,055,273	SF	N/A	N/A	$229,000,000	11/12/2014
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	NY	10573	2005-2007	N/A	349,743	SF	95.6%	3/1/2015	$178,000,000	12/8/2014
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	NY	10019	2013	N/A	401	Rooms	94.6%	2/28/2015	$251,000,000	11/24/2014
Loan		4	Dallas Marriott Las Colinas	6.0%	TX	75039	1999	2011	364	Rooms	61.8%	2/28/2015	$95,500,000	12/29/2014
Loan		5	Hilton Houston Westchase	4.1%	TX	77042	1980	2014	297	Rooms	81.3%	1/31/2015	$65,800,000	12/19/2014
Loan		6	Bozzuto’s Distribution Center	4.0%	CT	06410	1963; 1995	1997	986,565	SF	100.0%	4/1/2015	$71,000,000	12/17/2014
Loan		7	Harrison Creek Apartments	3.1%	VA	23803	2010	N/A	336	Units	88.3%	3/1/2015	$45,000,000	12/19/2014
Loan	9, 10	8	555 11th Street NW	2.7%	D.C.	20004	2001	N/A	414,204	SF	85.2%	1/16/2015	$309,000,000	9/5/2014
Loan	10	9	Columbus Commons	2.5%	PA	19148	2004	N/A	124,443	SF	92.9%	2/25/2015	$37,600,000	11/25/2014
Loan	11	10	Ayrsley Town Center	2.5%	NC	28273	1979; 1999; 2003; 2008	2003	189,905	SF	96.4%	3/1/2015	$37,600,000	10/1/2015
Loan		11	Oliveira Plaza	2.3%	CA	93041	1979	2009; 2013	116,002	SF	94.7%	2/5/2015	$35,200,000	1/21/2015
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%					161,546	SF	92.6%		$28,900,000
Property		12.01	Chenal Place Shopping Center		AR	72211	1999	N/A	101,642	SF	95.6%	3/5/2015	$19,500,000	12/18/2014
Property		12.02	Bowman Station Shopping Center		AR	72211	1990	N/A	59,904	SF	87.5%	3/5/2015	$9,400,000	12/18/2014
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	IL	60803	1975	2009	193	Rooms	78.0%	12/31/2014	$28,100,000	12/1/2014
Loan		14	St. Anthony Healthplex South	1.4%	OK	73170	2012	N/A	52,795	SF	78.6%	2/28/2015	$21,900,000	9/15/2014
Loan	14	15	Marriott Hotel Visalia	1.3%	CA	93291	1990	2006	195	Rooms	73.2%	2/28/2015	$20,950,000	1/9/2017
Loan		16	Park South at Deerwood Apartments	1.3%	FL	32256	1982	2008-2009	240	Units	94.2%	1/5/2015	$19,600,000	12/11/2014
Loan		17	Mesa Dunes	1.3%	AZ	85207	1954	N/A	422	Pads	95.7%	2/19/2015	$19,650,000	1/26/2015
Loan		18	Saucon Valley Plaza	1.3%	PA	18034	2009	N/A	83,056	SF	100.0%	2/25/2015	$18,950,000	11/21/2014
Loan	6, 13	19	Chicago Retail Portfolio	1.3%					130,525	SF	89.9%		$18,950,000
Property		19.01	Bartlett Commons		IL	60103	1991	N/A	82,732	SF	100.0%	3/20/2015	$11,960,000	10/15/2014
Property		19.02	Prairie View Center		IL	60177	2005	N/A	32,154	SF	62.7%	3/20/2015	$3,650,000	10/15/2014
Property		19.03	Lakeview Plaza		IL	60172	1988	N/A	15,639	SF	92.3%	3/20/2015	$3,340,000	10/11/2014
Loan	10	20	Pine Ridge Apartments	1.3%	CA	95351	1988	2015	376	Units	94.1%	2/23/2015	$26,070,000	12/22/2014
Loan		21	1400 Howard Boulevard	1.3%	NJ	08054	2005	N/A	75,580	SF	100.0%	1/1/2015	$20,000,000	12/17/2014
Loan	10	22	Sherwood Gardens	1.2%	CA	93906	1957	1998	169,968	SF	88.1%	2/24/2015	$23,300,000	1/22/2015
Loan		23	Pathmark - Linden	1.2%	NJ	07036	1994	N/A	59,250	SF	100.0%	4/1/2015	$17,700,000	3/10/2015
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%					2,035	Units	82.9%		$17,790,000
Property		24.01	Spring Hill Self Storage		TN	37174	2007	N/A	625	Units	95.4%	2/12/2015	$7,610,000	1/20/2015
Property		24.02	Lebanon Self Storage		TN	37090	2007	N/A	469	Units	94.9%	2/12/2015	$4,160,000	1/20/2015
Property		24.03	White House Self Storage		TN	37188	2008	N/A	299	Units	97.0%	2/13/2015	$3,070,000	1/20/2015
Property		24.04	Mt. Juliet Self Storage		TN	37122	2009	N/A	642	Units	55.3%	2/12/2015	$2,950,000	1/20/2015
Loan	13	25	FedEx Portfolio	1.1%					203,000	SF	100.0%		$18,550,000
Property		25.01	255 Metro Center		RI	02886	1988	2000	60,000	SF	100.0%	4/1/2015	$5,300,000	12/19/2014
Property		25.02	347 State Street		CT	06473	1988	N/A	52,500	SF	100.0%	4/1/2015	$5,275,000	12/17/2014
Property		25.03	669 South Third Avenue		NY	10550	1956	2005	36,500	SF	100.0%	4/1/2015	$3,600,000	12/19/2014
Property		25.04	3 Dominican Drive		CT	06360	1988	N/A	30,000	SF	100.0%	4/1/2015	$2,325,000	12/18/2014
Property		25.05	174 West Street		MA	01088	1991	2013	24,000	SF	100.0%	4/1/2015	$2,050,000	12/19/2014
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	NY	12065	2010	N/A	14,820	SF	100.0%	4/1/2015	$10,500,000	12/16/2014
Loan	6, 15	27	Shopper’s World Outlots	0.5%	NY	12065	1990; 1991	2011	10,200	SF	100.0%	1/30/2015	$6,900,000	12/16/2014
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	CA	92234	1991	2014	100,631	SF	95.5%	2/23/2015	$21,000,000	12/2/2014
Loan		29	Stratford Apartments	1.1%	IN	46224	1968	2009	458	Units	93.4%	2/23/2015	$15,870,000	2/3/2015
Loan		30	North Canyon Village	1.0%	AZ	85085	2009	N/A	71,091	SF	88.2%	1/31/2015	$16,600,000	11/17/2014
Loan		31	Green Meadows Apartments	1.0%	TX	77084	1983	N/A	240	Units	99.6%	2/5/2015	$14,800,000	1/12/2015
Loan	6	32	Santa Ana Plaza	1.0%	CA	92704	1989	2000	45,415	SF	100.0%	2/28/2015	$18,100,000	1/10/2015
Loan		33	ASRC Federal Building	1.0%	MD	20707	2013	N/A	58,994	SF	94.5%	1/16/2015	$16,400,000	1/22/2015
Loan		34	Orangethorpe Plaza	1.0%	CA	92832 & 92833	2008; 2013	N/A	50,372	SF	97.7%	12/1/2014	$14,500,000	10/8/2014
Loan	10	35	United Center	0.9%	MI	48033	1964	2004-2005	169,817	SF	100.0%	12/1/2014	$14,500,000	10/27/2014
Loan		36	Beach Boulevard Self Storage	0.9%	CA	92683	2003	N/A	71,997	SF	94.2%	3/10/2015	$14,300,000	12/31/2014
Loan		37	Towamencin Corporate Center	0.9%	PA	19446	2004	N/A	77,077	SF	78.8%	2/3/2015	$14,700,000	1/15/2015
Loan		38	Dover II Shopping Center	0.9%	CA	92683	1986	N/A	58,898	SF	96.1%	2/25/2015	$24,100,000	11/25/2014
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%					127,326	SF	100.0%		$13,700,000
Property		39.01	Sumner Plains		WA	98390	2007	N/A	82,198	SF	100.0%	3/5/2015	$8,900,000	2/2/2015
Property		39.02	Fife Portal		WA	98424	2011	N/A	45,128	SF	100.0%	3/5/2015	$4,800,000	2/2/2015
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	MI	48083	2013	N/A	117	Rooms	68.1%	12/31/2014	$14,800,000	3/1/2015
Loan		41	Camfield Corners	0.8%	NC	28277	1994	2003	69,857	SF	97.2%	2/27/2015	$11,845,000	1/14/2015
Loan		42	Twin Creek Plaza	0.8%	NE	68123	1998-2004	N/A	77,411	SF	86.0%	2/17/2015	$13,500,000	1/13/2015
Loan		43	Meridian Gateway	0.8%	FL	33716	1985	2006	165,872	SF	89.4%	1/12/2015	$11,750,000	12/17/2014
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%					315	Units	90.8%		$12,000,000
Property		44.01	Eagle Ridge		OH	43537	1981; 1985; 1993	2014	88	Units	84.1%	12/31/2014	$4,850,000	11/19/2014
Property		44.02	Five Points Courtyard		OH	43613	1973	2014	154	Units	92.9%	12/31/2014	$4,700,000	11/18/2014
Property		44.03	Quail Ridge		OH	43537	1976	2014	73	Units	94.5%	12/31/2014	$2,450,000	11/19/2014
Loan	10	45	Sheraton Four Points College Station	0.8%	TX	77840	1972	2011	126	Rooms	70.3%	1/31/2015	$13,400,000	12/19/2014
Loan		46	Markham Square	0.8%	AR	72205	1977	2011-2013	124,284	SF	93.6%	1/23/2015	$11,450,000	11/24/2014
Loan		47	1870 Embarcadero	0.7%	CA	94303	1983	2001	30,752	SF	100.0%	2/1/2015	$17,375,000	12/19/2014
Loan		48	200-220 Trotters Way	0.7%	NJ	07728	1992	2012	61,615	SF	100.0%	3/2/2015	$10,300,000	12/15/2014
Loan		49	Walgreens - Marina del Rey	0.6%	CA	90292	1930	2004	11,208	SF	100.0%	2/1/2015	$12,000,000	1/10/2015
Loan		50	Williamsburg Square Apartments	0.6%	MO	64055	1990	N/A	144	Units	96.5%	2/17/2015	$8,850,000	2/2/2015
Loan		51	Walgreens - Pickerington, OH	0.6%	OH	43147	2009	N/A	14,334	SF	100.0%	4/1/2015	$9,300,000	12/5/2014
Loan		52	Hubbard One	0.6%	IL	60622	1900	2002	121,312	SF	95.4%	3/9/2015	$9,300,000	11/4/2014
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	CA	92154	2007	N/A	99	Rooms	74.1%	11/30/2014	$9,600,000	12/19/2014
Loan		54	Quality Inn Pismo Beach	0.5%	CA	93449	1975	2007	100	Rooms	62.7%	12/31/2014	$9,500,000	9/4/2014
Loan		55	Woodland Heights Apartments	0.5%	UT	84604	2013	N/A	112	Units	100.0%	1/21/2015	$7,950,000	11/12/2014
Loan		56	Delk Road Self Storage	0.5%	GA	30067	1985	1996	991	Units	87.2%	2/10/2015	$13,300,000	1/14/2015
Loan	6, 10	57	Newhall Shopping Center	0.5%	CA	91321	1985	2007	21,402	SF	94.4%	2/23/2015	$10,300,000	11/30/2014
Loan		58	Sunrise Lake Village	0.5%	TX	77584	2005	N/A	40,268	SF	80.1%	2/1/2015	$7,240,000	12/16/2014
Loan	16	59	Hampton Inn Carbondale	0.5%	IL	62901	2000	2014	80	Rooms	65.8%	12/31/2014	$7,250,000	2/1/2015
Loan		60	Center at South Shore Harbour	0.5%	TX	77573	2002	N/A	28,170	SF	100.0%	3/3/2015	$6,670,000	1/12/2015
Loan		61	Holiday Square	0.5%	LA	70114	1983	N/A	72,870	SF	96.2%	2/11/2015	$7,700,000	12/4/2014

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date
Loan		62	Harbour Town Apartments	0.4%	IN	46062	1974	2012	104	Units	90.4%	1/28/2015	$6,420,000	12/21/2014
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%					33,793	SF	92.3%		$7,400,000
Property		63.01	South Rainbow Square		NV	89139	2007	N/A	18,215	SF	100.0%	2/26/2015	$4,200,000	2/6/2015
Property		63.02	Windmill Retail Plaza		NV	89123	2008	N/A	15,578	SF	83.3%	2/26/2015	$3,200,000	12/29/2014
Loan		64	Hawkins Point Townhomes	0.4%	IL	62258	2011; 2012	N/A	64	Units	100.0%	2/15/2015	$6,000,000	1/26/2015
Loan		65	Walgreens Hammerly Boulevard	0.4%	TX	77080	2000	N/A	14,490	SF	100.0%	1/1/2015	$5,470,000	1/9/2015
Loan		66	Westwood Commons Food Lion	0.4%	NC	28697	2005	N/A	40,964	SF	96.6%	3/4/2015	$6,010,000	1/6/2015
Loan		67	Providence Plaza	0.3%	NV	89166	2009	N/A	21,869	SF	100.0%	1/31/2015	$5,425,000	12/1/2014
Loan		68	McGees Self Storage Sherman Oaks	0.3%	CA	91403	1986	N/A	403	Units	84.4%	1/20/2015	$10,090,000	11/4/2014
Loan		69	Southern Grace Apartments	0.3%	GA	30909	1985	2014	68	Units	97.1%	2/19/2015	$4,600,000	1/20/2015
Loan		70	Walgreens - Harvard, IL	0.3%	IL	60033	2008	N/A	13,650	SF	100.0%	4/1/2015	$5,250,000	12/23/2014
Loan		71	Rite Aid - Canonsburg, PA	0.3%	PA	15317	2005	N/A	13,824	SF	100.0%	4/1/2015	$5,275,000	1/17/2015
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	FL	32578	2014	N/A	9,956	SF	100.0%	4/1/2015	$5,050,000	10/9/2014
Loan		73	Jenah Plaza	0.3%	TX	75039	2012	N/A	11,430	SF	100.0%	1/31/2015	$4,000,000	10/6/2014
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	OH	44820	2000	2010	62	Rooms	52.5%	11/30/2014	$4,100,000	1/5/2015
Loan		75	Walgreens - Lebanon, IN	0.2%	IN	46052	2005	N/A	14,820	SF	100.0%	4/1/2015	$4,800,000	12/28/2014
Loan		76	Rite Aid - Lansdale, PA	0.2%	PA	19446	1998	N/A	11,180	SF	100.0%	4/1/2015	$4,075,000	1/13/2015
Loan		77	Rite Aid - Midland, MI	0.2%	MI	48640	2000	2013	11,180	SF	100.0%	4/1/2015	$3,850,000	1/16/2015

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	3.950%	0.01760%	0.00500%	0.00500%	0.00000%	0.00360%	0.00350%	0.00050%	Actual/360	1	Yes	120	119
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	4.130%	0.01790%	0.00500%	0.00500%	0.00000%	0.00360%	0.00380%	0.00050%	Actual/360	0	No	120	120
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	4.013%	0.01810%	0.00500%	0.00500%	0.00000%	0.00360%	0.00400%	0.00050%	Actual/360	1	No	120	119
Loan		4	Dallas Marriott Las Colinas	6.0%	4.890%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		5	Hilton Houston Westchase	4.1%	4.718%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	60	59
Loan		6	Bozzuto’s Distribution Center	4.0%	3.960%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		7	Harrison Creek Apartments	3.1%	4.050%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan	9, 10	8	555 11th Street NW	2.7%	3.166%	0.02660%	0.00500%	0.00000%	0.01750%	0.00360%	0.00000%	0.00050%	Actual/360	5	No	120	115
Loan	10	9	Columbus Commons	2.5%	4.140%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan	11	10	Ayrsley Town Center	2.5%	4.650%	0.03110%	0.00500%	0.02000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	3	No	120	117
Loan		11	Oliveira Plaza	2.3%	4.139%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	4.370%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Property		12.01	Chenal Place Shopping Center
Property		12.02	Bowman Station Shopping Center
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	4.570%	0.04110%	0.00500%	0.03000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		14	St. Anthony Healthplex South	1.4%	4.740%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	5	No	120	115
Loan	14	15	Marriott Hotel Visalia	1.3%	4.464%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		16	Park South at Deerwood Apartments	1.3%	4.000%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		17	Mesa Dunes	1.3%	4.351%	0.06610%	0.00500%	0.05500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		18	Saucon Valley Plaza	1.3%	4.940%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	60	60
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	4.720%	0.05610%	0.00500%	0.04500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Property		19.01	Bartlett Commons
Property		19.02	Prairie View Center
Property		19.03	Lakeview Plaza
Loan	10	20	Pine Ridge Apartments	1.3%	3.940%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		21	1400 Howard Boulevard	1.3%	4.400%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	10	22	Sherwood Gardens	1.2%	4.300%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		23	Pathmark - Linden	1.2%	4.470%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	4.245%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Property		24.01	Spring Hill Self Storage
Property		24.02	Lebanon Self Storage
Property		24.03	White House Self Storage
Property		24.04	Mt. Juliet Self Storage
Loan	13	25	FedEx Portfolio	1.1%	4.150%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Property		25.01	255 Metro Center
Property		25.02	347 State Street
Property		25.03	669 South Third Avenue
Property		25.04	3 Dominican Drive
Property		25.05	174 West Street
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	3.970%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan	6, 15	27	Shopper’s World Outlots	0.5%	3.970%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	4.060%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		29	Stratford Apartments	1.1%	4.500%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		30	North Canyon Village	1.0%	4.280%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		31	Green Meadows Apartments	1.0%	4.200%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	6	32	Santa Ana Plaza	1.0%	4.156%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		33	ASRC Federal Building	1.0%	4.320%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		34	Orangethorpe Plaza	1.0%	4.420%	0.04610%	0.00500%	0.03500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan	10	35	United Center	0.9%	4.750%	0.05110%	0.00500%	0.04000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		36	Beach Boulevard Self Storage	0.9%	4.250%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		37	Towamencin Corporate Center	0.9%	5.140%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	60	59
Loan		38	Dover II Shopping Center	0.9%	4.120%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	4.210%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Property		39.01	Sumner Plains
Property		39.02	Fife Portal
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	4.459%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		41	Camfield Corners	0.8%	4.435%	0.04610%	0.00500%	0.03500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		42	Twin Creek Plaza	0.8%	4.200%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		43	Meridian Gateway	0.8%	4.080%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	4.250%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Property		44.01	Eagle Ridge
Property		44.02	Five Points Courtyard
Property		44.03	Quail Ridge
Loan	10	45	Sheraton Four Points College Station	0.8%	4.560%	0.07110%	0.00500%	0.06000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		46	Markham Square	0.8%	3.970%	0.07110%	0.00500%	0.06000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		47	1870 Embarcadero	0.7%	3.900%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		48	200-220 Trotters Way	0.7%	4.100%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		49	Walgreens - Marina del Rey	0.6%	4.080%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		50	Williamsburg Square Apartments	0.6%	4.200%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		51	Walgreens - Pickerington, OH	0.6%	4.400%	0.07110%	0.00500%	0.06000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		52	Hubbard One	0.6%	4.250%	0.06610%	0.00500%	0.05500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	4.755%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	84	82
Loan		54	Quality Inn Pismo Beach	0.5%	5.150%	0.07110%	0.00500%	0.06000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		55	Woodland Heights Apartments	0.5%	4.260%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		56	Delk Road Self Storage	0.5%	4.050%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	6, 10	57	Newhall Shopping Center	0.5%	4.010%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		58	Sunrise Lake Village	0.5%	4.500%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	16	59	Hampton Inn Carbondale	0.5%	4.610%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		60	Center at South Shore Harbour	0.5%	4.180%	0.05610%	0.00500%	0.04500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		61	Holiday Square	0.5%	4.300%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)
Loan		62	Harbour Town Apartments	0.4%	4.170%	0.04610%	0.00500%	0.03500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	4.450%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Property		63.01	South Rainbow Square
Property		63.02	Windmill Retail Plaza
Loan		64	Hawkins Point Townhomes	0.4%	4.400%	0.09110%	0.00500%	0.08000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		65	Walgreens Hammerly Boulevard	0.4%	4.450%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		66	Westwood Commons Food Lion	0.4%	4.190%	0.04610%	0.00500%	0.03500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		67	Providence Plaza	0.3%	4.540%	0.06610%	0.00500%	0.05500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		68	McGees Self Storage Sherman Oaks	0.3%	4.100%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	2	No	120	118
Loan		69	Southern Grace Apartments	0.3%	4.930%	0.06110%	0.00500%	0.05000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	84	84
Loan		70	Walgreens - Harvard, IL	0.3%	4.400%	0.08110%	0.00500%	0.07000%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		71	Rite Aid - Canonsburg, PA	0.3%	4.230%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	4.450%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	4	No	120	116
Loan		73	Jenah Plaza	0.3%	4.180%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	4.950%	0.04610%	0.00500%	0.03500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	0	No	120	120
Loan		75	Walgreens - Lebanon, IN	0.2%	4.680%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		76	Rite Aid - Lansdale, PA	0.2%	4.091%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119
Loan		77	Rite Aid - Midland, MI	0.2%	4.350%	0.01610%	0.00500%	0.00500%	0.00000%	0.00360%	0.00200%	0.00050%	Actual/360	1	No	120	119

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	120	119	0	0	2/10/2015	4/5/2015	N/A	3/5/2025	3/5/2045	$0.00	$333,738.43	$0	$4,004,861
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	120	120	0	0	3/24/2015	5/1/2015	N/A	4/1/2025	N/A	$0.00	$279,157.41	$0	$3,349,889
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	120	119	0	0	2/6/2015	4/1/2015	N/A	3/1/2025	N/A	$0.00	$254,289.87	$0	$3,051,478
Loan		4	Dallas Marriott Las Colinas	6.0%	0	0	360	360	3/18/2015	5/1/2015	N/A	4/1/2025	N/A	$349,348.47	$0.00	$4,192,182	$0
Loan		5	Hilton Houston Westchase	4.1%	24	23	360	360	2/13/2015	4/1/2015	4/1/2017	3/1/2020	N/A	$235,173.42	$180,378.86	$2,822,081	$2,164,546
Loan		6	Bozzuto’s Distribution Center	4.0%	0	0	240	239	2/27/2015	4/1/2015	N/A	3/1/2025	N/A	$265,704.86	$0.00	$3,188,458	$0
Loan		7	Harrison Creek Apartments	3.1%	18	16	360	360	1/20/2015	3/1/2015	9/1/2016	2/1/2025	N/A	$164,743.71	$117,370.31	$1,976,925	$1,408,444
Loan	9, 10	8	555 11th Street NW	2.7%	120	115	0	0	10/30/2014	12/4/2014	N/A	11/4/2024	N/A	$0.00	$80,257.75	$0	$963,093
Loan	10	9	Columbus Commons	2.5%	0	0	360	360	3/2/2015	5/1/2015	N/A	4/1/2025	N/A	$136,917.10	$0.00	$1,643,005	$0
Loan	11	10	Ayrsley Town Center	2.5%	24	21	360	360	12/31/2014	2/1/2015	2/1/2017	1/1/2025	N/A	$141,800.12	$108,042.53	$1,701,601	$1,296,510
Loan		11	Oliveira Plaza	2.3%	60	60	360	360	3/9/2015	5/1/2015	5/1/2020	4/1/2025	N/A	$121,365.87	$87,426.79	$1,456,390	$1,049,121
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	24	24	360	360	3/10/2015	5/6/2015	5/6/2017	4/6/2025	N/A	$108,156.17	$80,029.42	$1,297,874	$960,353
Property		12.01	Chenal Place Shopping Center
Property		12.02	Bowman Station Shopping Center
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	0	0	360	358	1/6/2015	3/1/2015	N/A	2/1/2025	N/A	$84,290.75	$0.00	$1,011,489	$0
Loan		14	St. Anthony Healthplex South	1.4%	36	31	360	360	10/21/2014	12/1/2014	12/1/2017	11/1/2024	N/A	$82,715.85	$63,577.17	$992,590	$762,926
Loan	14	15	Marriott Hotel Visalia	1.3%	0	0	360	360	3/12/2015	5/1/2015	N/A	4/1/2025	N/A	$74,168.63	$0.00	$890,024	$0
Loan		16	Park South at Deerwood Apartments	1.3%	60	58	360	360	1/23/2015	3/1/2015	3/1/2020	2/1/2025	N/A	$70,036.82	$49,579.17	$840,442	$594,950
Loan		17	Mesa Dunes	1.3%	36	36	360	360	3/9/2015	5/6/2015	5/6/2018	4/6/2025	N/A	$72,689.12	$53,672.41	$872,269	$644,069
Loan		18	Saucon Valley Plaza	1.3%	0	0	360	360	3/19/2015	5/1/2015	N/A	4/1/2020	N/A	$75,575.53	$0.00	$906,906	$0
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	0	0	300	300	3/24/2015	5/1/2015	N/A	4/1/2025	N/A	$80,143.44	$0.00	$961,721	$0
Property		19.01	Bartlett Commons
Property		19.02	Prairie View Center
Property		19.03	Lakeview Plaza
Loan	10	20	Pine Ridge Apartments	1.3%	60	60	360	360	3/4/2015	5/1/2015	5/1/2020	4/1/2025	N/A	$66,354.78	$46,605.09	$796,257	$559,261
Loan		21	1400 Howard Boulevard	1.3%	0	0	360	359	2/18/2015	4/6/2015	N/A	3/6/2025	N/A	$70,106.53	$0.00	$841,278	$0
Loan	10	22	Sherwood Gardens	1.2%	60	59	360	360	3/4/2015	4/6/2015	4/6/2020	3/6/2025	N/A	$66,312.77	$48,683.56	$795,753	$584,203
Loan		23	Pathmark - Linden	1.2%	24	24	360	360	3/19/2015	5/1/2015	5/1/2017	4/1/2025	N/A	$67,026.05	$50,136.17	$804,313	$601,634
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	60	59	360	360	2/19/2015	4/6/2015	4/6/2020	3/6/2025	N/A	$62,980.01	$45,944.76	$755,760	$551,337
Property		24.01	Spring Hill Self Storage
Property		24.02	Lebanon Self Storage
Property		24.03	White House Self Storage
Property		24.04	Mt. Juliet Self Storage
Loan	13	25	FedEx Portfolio	1.1%	24	23	330	330	2/6/2015	4/1/2015	4/1/2017	3/1/2025	N/A	$61,542.43	$42,427.03	$738,509	$509,124
Property		25.01	255 Metro Center
Property		25.02	347 State Street
Property		25.03	669 South Third Avenue
Property		25.04	3 Dominican Drive
Property		25.05	174 West Street
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	24	22	360	360	1/30/2015	3/1/2015	3/1/2017	2/1/2025	N/A	$33,298.12	$23,479.98	$399,577	$281,760
Loan	6, 15	27	Shopper’s World Outlots	0.5%	24	22	360	360	1/30/2015	3/1/2015	3/1/2017	2/1/2025	N/A	$23,784.37	$16,771.41	$285,412	$201,257
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	0	0	360	360	3/2/2015	5/1/2015	N/A	4/1/2025	N/A	$56,816.07	$0.00	$681,793	$0
Loan		29	Stratford Apartments	1.1%	24	24	360	360	3/2/2015	5/1/2015	5/1/2017	4/1/2025	N/A	$59,535.52	$44,674.48	$714,426	$536,094
Loan		30	North Canyon Village	1.0%	0	0	300	299	2/12/2015	4/1/2015	N/A	3/1/2025	N/A	$61,134.67	$0.00	$733,616	$0
Loan		31	Green Meadows Apartments	1.0%	60	59	360	360	2/27/2015	4/1/2015	4/1/2020	3/1/2025	N/A	$54,280.91	$39,389.58	$651,371	$472,675
Loan	6	32	Santa Ana Plaza	1.0%	120	119	0	0	2/27/2015	4/1/2015	N/A	3/1/2025	N/A	$0.00	$38,625.79	$0	$463,509
Loan		33	ASRC Federal Building	1.0%	0	0	360	360	3/20/2015	5/1/2015	N/A	4/1/2025	N/A	$53,821.05	$0.00	$645,853	$0
Loan		34	Orangethorpe Plaza	1.0%	0	0	360	358	1/9/2015	3/1/2015	N/A	2/1/2025	N/A	$53,707.90	$0.00	$644,495	$0
Loan	10	35	United Center	0.9%	0	0	300	299	2/9/2015	4/1/2015	N/A	3/1/2025	N/A	$59,862.32	$0.00	$718,348	$0
Loan		36	Beach Boulevard Self Storage	0.9%	0	0	360	359	2/11/2015	4/1/2015	N/A	3/1/2025	N/A	$49,193.99	$0.00	$590,328	$0
Loan		37	Towamencin Corporate Center	0.9%	0	0	360	359	2/13/2015	4/1/2015	N/A	3/1/2020	N/A	$53,722.91	$0.00	$644,675	$0
Loan		38	Dover II Shopping Center	0.9%	0	0	360	360	3/10/2015	5/1/2015	N/A	4/1/2025	N/A	$47,225.03	$0.00	$566,700	$0
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	0	0	360	360	3/13/2015	5/1/2015	N/A	4/1/2025	N/A	$46,512.10	$0.00	$558,145	$0
Property		39.01	Sumner Plains
Property		39.02	Fife Portal
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	0	0	360	360	3/10/2015	5/1/2015	N/A	4/1/2025	N/A	$45,382.69	$0.00	$544,592	$0
Loan		41	Camfield Corners	0.8%	0	0	360	359	3/5/2015	4/6/2015	N/A	3/6/2025	N/A	$44,500.50	$0.00	$534,006	$0
Loan		42	Twin Creek Plaza	0.8%	60	60	360	360	3/4/2015	5/1/2015	5/1/2020	4/1/2025	N/A	$42,544.49	$30,872.92	$510,534	$370,475
Loan		43	Meridian Gateway	0.8%	36	35	360	360	2/23/2015	4/1/2015	4/1/2018	3/1/2025	N/A	$41,744.57	$29,852.94	$500,935	$358,235
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	30	28	360	360	1/26/2015	3/1/2015	9/1/2017	2/1/2025	N/A	$42,306.83	$30,881.37	$507,682	$370,576
Property		44.01	Eagle Ridge
Property		44.02	Five Points Courtyard
Property		44.03	Quail Ridge
Loan	10	45	Sheraton Four Points College Station	0.8%	0	0	300	300	3/10/2015	5/1/2015	N/A	4/1/2025	N/A	$47,535.70	$0.00	$570,428	$0
Loan		46	Markham Square	0.8%	60	58	360	360	1/16/2015	3/1/2015	3/1/2020	2/1/2025	N/A	$39,779.36	$28,050.19	$477,352	$336,602
Loan		47	1870 Embarcadero	0.7%	0	0	300	299	2/10/2015	4/1/2015	N/A	3/1/2025	N/A	$41,786.48	$0.00	$501,438	$0
Loan		48	200-220 Trotters Way	0.7%	0	0	360	358	1/26/2015	3/1/2015	N/A	2/1/2025	N/A	$35,998.28	$0.00	$431,979	$0
Loan		49	Walgreens - Marina del Rey	0.6%	36	35	360	360	2/5/2015	4/1/2015	4/1/2018	3/1/2025	N/A	$33,742.72	$24,130.56	$404,913	$289,567
Loan		50	Williamsburg Square Apartments	0.6%	36	36	360	360	3/2/2015	5/1/2015	5/1/2018	4/1/2025	N/A	$32,458.51	$23,553.91	$389,502	$282,647
Loan		51	Walgreens - Pickerington, OH	0.6%	60	59	360	360	2/10/2015	4/1/2015	4/1/2020	3/1/2025	N/A	$31,547.94	$23,420.83	$378,575	$281,050
Loan		52	Hubbard One	0.6%	30	28	360	360	1/26/2015	3/1/2015	9/1/2017	2/1/2025	N/A	$30,500.27	$22,263.31	$366,003	$267,160
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	0	0	360	358	1/30/2015	3/1/2015	N/A	2/1/2022	N/A	$32,360.82	$0.00	$388,330	$0
Loan		54	Quality Inn Pismo Beach	0.5%	0	0	300	300	3/17/2015	5/1/2015	N/A	4/1/2025	N/A	$35,601.76	$0.00	$427,221	$0
Loan		55	Woodland Heights Apartments	0.5%	24	23	360	360	2/11/2015	4/1/2015	4/1/2017	3/1/2025	N/A	$28,566.48	$20,875.97	$342,798	$250,512
Loan		56	Delk Road Self Storage	0.5%	0	0	300	299	2/27/2015	4/1/2015	N/A	3/1/2025	N/A	$29,607.56	$0.00	$355,291	$0
Loan	6, 10	57	Newhall Shopping Center	0.5%	0	0	360	359	2/26/2015	4/1/2015	N/A	3/1/2025	N/A	$26,346.92	$0.00	$316,163	$0
Loan		58	Sunrise Lake Village	0.5%	0	0	360	359	2/11/2015	4/1/2015	N/A	3/1/2025	N/A	$26,347.64	$0.00	$316,172	$0
Loan	16	59	Hampton Inn Carbondale	0.5%	0	0	360	359	3/4/2015	4/6/2015	N/A	3/6/2025	N/A	$26,175.35	$0.00	$314,104	$0
Loan		60	Center at South Shore Harbour	0.5%	36	35	360	360	2/27/2015	4/1/2015	4/1/2018	3/1/2025	N/A	$24,392.53	$17,658.56	$292,710	$211,903
Loan		61	Holiday Square	0.5%	0	0	300	299	2/19/2015	4/1/2015	N/A	3/1/2025	N/A	$27,227.08	$0.00	$326,725	$0

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)
Loan		62	Harbour Town Apartments	0.4%	60	59	360	360	2/5/2015	4/1/2015	4/1/2020	3/1/2025	N/A	$22,901.59	$16,559.34	$274,819	$198,712
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	0	0	360	360	3/19/2015	5/1/2015	N/A	4/1/2025	N/A	$23,171.06	$0.00	$278,053	$0
Property		63.01	South Rainbow Square
Property		63.02	Windmill Retail Plaza
Loan		64	Hawkins Point Townhomes	0.4%	0	0	360	360	3/19/2015	5/1/2015	N/A	4/1/2025	N/A	$22,534.24	$0.00	$270,411	$0
Loan		65	Walgreens Hammerly Boulevard	0.4%	0	0	360	360	3/10/2015	5/6/2015	N/A	4/6/2025	N/A	$20,148.75	$0.00	$241,785	$0
Loan		66	Westwood Commons Food Lion	0.4%	0	0	204	204	3/9/2015	5/1/2015	N/A	4/1/2025	N/A	$27,446.09	$0.00	$329,353	$0
Loan		67	Providence Plaza	0.3%	0	0	360	359	2/4/2015	4/1/2015	N/A	3/1/2025	N/A	$18,046.35	$0.00	$216,556	$0
Loan		68	McGees Self Storage Sherman Oaks	0.3%	120	118	0	0	1/30/2015	3/1/2015	N/A	2/1/2025	N/A	$0.00	$12,124.42	$0	$145,493
Loan		69	Southern Grace Apartments	0.3%	0	0	360	360	3/6/2015	5/1/2015	N/A	4/1/2022	N/A	$18,319.78	$0.00	$219,837	$0
Loan		70	Walgreens - Harvard, IL	0.3%	60	60	360	360	3/17/2015	5/1/2015	5/1/2020	4/1/2025	N/A	$17,025.87	$12,639.81	$204,310	$151,678
Loan		71	Rite Aid - Canonsburg, PA	0.3%	0	0	300	299	2/19/2015	4/1/2015	N/A	3/1/2025	N/A	$17,218.71	$0.00	$206,625	$0
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	0	0	360	356	11/4/2014	1/1/2015	N/A	12/1/2024	N/A	$15,615.28	$0.00	$187,383	$0
Loan		73	Jenah Plaza	0.3%	36	35	360	360	2/17/2015	4/1/2015	4/1/2018	3/1/2025	N/A	$14,513.55	$10,506.85	$174,163	$126,082
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	0	0	300	300	3/9/2015	5/1/2015	N/A	4/1/2025	N/A	$15,996.22	$0.00	$191,955	$0
Loan		75	Walgreens - Lebanon, IN	0.2%	0	0	300	299	2/6/2015	4/1/2015	N/A	3/1/2025	N/A	$15,284.66	$0.00	$183,416	$0
Loan		76	Rite Aid - Lansdale, PA	0.2%	0	0	300	299	2/12/2015	4/1/2015	N/A	3/1/2025	N/A	$14,067.88	$0.00	$168,815	$0
Loan		77	Rite Aid - Midland, MI	0.2%	0	0	300	299	2/11/2015	4/1/2015	N/A	3/1/2025	N/A	$10,673.38	$0.00	$128,081	$0

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	Hard	Springing	No	N/A	N/A	1.48x	N/A	1.48x	72.9%	72.9%	5	1	Fifth	LO(25);DEF(88);O(7)
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	Hard	Springing	No	N/A	N/A	1.70x	N/A	1.66x	75.0%	75.0%	0	5	First	LO(24);DEF(91);O(5)
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	Soft	Springing	No	N/A	N/A	2.87x	N/A	2.64x	61.8%	61.8%	0	5	First	LO(25);DEF(91);O(4)
Loan		4	Dallas Marriott Las Colinas	6.0%	Hard	Springing	No	N/A	1.73x	N/A	1.56x	N/A	69.0%	56.7%	7	7	First	LO(24);DEF(93);O(3)
Loan		5	Hilton Houston Westchase	4.1%	Hard	Springing	No	N/A	1.98x	2.58x	1.71x	2.23x	68.8%	65.7%	0	0	First	LO(25);DEF(31);O(4)
Loan		6	Bozzuto’s Distribution Center	4.0%	Hard	In Place	No	N/A	1.79x	N/A	1.65x	N/A	61.8%	37.7%	5	5	First	LO(25);DEF(91);O(4)
Loan		7	Harrison Creek Apartments	3.1%	Springing	Springing	No	N/A	1.35x	1.89x	1.30x	1.83x	76.2%	63.6%	5	4	First	LO(26);DEF(89);O(5)
Loan	9, 10	8	555 11th Street NW	2.7%	Soft	Springing	No	N/A	N/A	5.49x	N/A	5.49x	29.1%	29.1%	3	3	Fourth	LO(29);DEF(84);O(7)
Loan	10	9	Columbus Commons	2.5%	Hard	Springing	No	N/A	1.35x	N/A	1.31x	N/A	75.0%	60.0%	7	7	First	LO(24);DEF(92);O(4)
Loan	11	10	Ayrsley Town Center	2.5%	Springing	Springing	No	N/A	1.46x	1.92x	1.35x	1.77x	73.1%	62.8%	0	5	First	LO(27);YM1(89);O(4)	A
Loan		11	Oliveira Plaza	2.3%	Hard	Springing	No	N/A	1.41x	1.95x	1.33x	1.84x	71.0%	64.7%	0	5	First	LO(24);DEF(92);O(4)
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	Springing	Springing	No	N/A	1.51x	2.04x	1.40x	1.89x	75.0%	64.0%	0	0	Sixth	LO(24);DEF(92);O(4)
Property		12.01	Chenal Place Shopping Center
Property		12.02	Bowman Station Shopping Center
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	Springing	Springing	No	N/A	2.00x	N/A	1.63x	N/A	58.6%	47.7%	0	5	First	LO(26);DEF(90);O(4)
Loan		14	St. Anthony Healthplex South	1.4%	Springing	Springing	No	N/A	1.33x	1.73x	1.29x	1.67x	72.5%	63.9%	5	4	First	LO(29);DEF(87);O(4)
Loan	14	15	Marriott Hotel Visalia	1.3%	Springing	Springing	No	N/A	1.99x	N/A	1.61x	N/A	70.2%	56.8%	5	4	First	LO(24);DEF(92);O(4)
Loan		16	Park South at Deerwood Apartments	1.3%	Springing	Springing	No	N/A	1.46x	2.06x	1.39x	1.96x	74.8%	68.1%	0	5	First	LO(26);DEF(90);O(4)
Loan		17	Mesa Dunes	1.3%	Springing	Springing	No	N/A	1.42x	1.92x	1.39x	1.88x	74.3%	64.9%	0	0	Sixth	LO(24);DEF(92);O(4)
Loan		18	Saucon Valley Plaza	1.3%	Hard	Springing	No	N/A	1.51x	N/A	1.45x	N/A	74.8%	69.0%	7	7	First	LO(24);DEF(34);O(2)
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	Hard	Springing	No	N/A	1.43x	N/A	1.31x	N/A	74.4%	55.3%	0	5	First	LO(24);DEF(92);O(4)
Property		19.01	Bartlett Commons
Property		19.02	Prairie View Center
Property		19.03	Lakeview Plaza
Loan	10	20	Pine Ridge Apartments	1.3%	Springing	Springing	No	N/A	1.77x	2.53x	1.66x	2.36x	53.7%	48.8%	5	5	First	LO(24);DEF(92);O(4)
Loan		21	1400 Howard Boulevard	1.3%	Hard	Springing	No	N/A	1.64x	N/A	1.52x	N/A	69.9%	56.6%	0	0	Sixth	LO(25);DEF(91);O(4)
Loan	10	22	Sherwood Gardens	1.2%	Springing	Springing	No	N/A	1.98x	2.69x	1.83x	2.49x	57.5%	52.6%	0	0	Sixth	LO(25);DEF(82);O(13)
Loan		23	Pathmark - Linden	1.2%	Hard	Springing	No	N/A	1.43x	1.91x	1.36x	1.81x	75.0%	64.1%	7	7	First	LO(24);DEF(91);O(5)
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	N/A	N/A	No	N/A	1.57x	2.15x	1.53x	2.10x	72.0%	65.8%	0	0	Sixth	LO(25);DEF(82);O(13)
Property		24.01	Spring Hill Self Storage
Property		24.02	Lebanon Self Storage
Property		24.03	White House Self Storage
Property		24.04	Mt. Juliet Self Storage
Loan	13	25	FedEx Portfolio	1.1%	Hard	Springing	No	N/A	1.65x	2.39x	1.49x	2.15x	65.2%	53.7%	5	4	First	LO(25);DEF(91);O(4)
Property		25.01	255 Metro Center
Property		25.02	347 State Street
Property		25.03	669 South Third Avenue
Property		25.04	3 Dominican Drive
Property		25.05	174 West Street
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	Springing	Springing	Yes	Group 2	1.43x	2.02x	1.41x	2.00x	69.0%	58.2%	7	7	First	LO(26);DEF(91);O(3)
Loan	6, 15	27	Shopper’s World Outlots	0.5%	Springing	Springing	Yes	Group 2	1.43x	2.02x	1.41x	2.00x	69.0%	58.2%	7	7	First	LO(26);DEF(91);O(3)
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	Springing	Springing	No	Group 1	2.16x	N/A	2.01x	N/A	56.3%	44.9%	7	7	First	LO(24);YM1(93);O(3)	B
Loan		29	Stratford Apartments	1.1%	Springing	Springing	No	N/A	1.64x	2.19x	1.43x	1.91x	74.0%	63.4%	5	4	First	LO(24);DEF(93);O(3)
Loan		30	North Canyon Village	1.0%	Hard	Springing	No	N/A	1.49x	N/A	1.40x	N/A	67.7%	49.5%	5	4	First	LO(25);DEF(91);O(4)
Loan		31	Green Meadows Apartments	1.0%	Springing	Springing	No	N/A	1.59x	2.19x	1.50x	2.06x	75.0%	68.4%	5	4	First	LO(25);DEF(89);O(6)
Loan	6	32	Santa Ana Plaza	1.0%	Springing	Springing	No	N/A	N/A	2.49x	N/A	2.35x	60.8%	60.8%	5	4	First	LO(25);YM1(91);O(4)	C
Loan		33	ASRC Federal Building	1.0%	Hard	Springing	No	N/A	1.52x	N/A	1.41x	N/A	66.2%	53.3%	7	7	First	LO(23);YM1(93);O(4)	D
Loan		34	Orangethorpe Plaza	1.0%	Springing	Springing	No	N/A	1.39x	N/A	1.29x	N/A	73.6%	59.6%	5	4	First	LO(26);DEF(90);O(4)
Loan	10	35	United Center	0.9%	Springing	Springing	No	N/A	1.63x	N/A	1.49x	N/A	72.3%	53.9%	5	5	First	LO(25);DEF(88);O(7)
Loan		36	Beach Boulevard Self Storage	0.9%	Springing	Springing	No	N/A	1.47x	N/A	1.43x	N/A	69.8%	56.2%	5	6	First	LO(25);YM1(90);O(5)	E
Loan		37	Towamencin Corporate Center	0.9%	Hard	Springing	No	N/A	1.52x	N/A	1.33x	N/A	66.9%	62.0%	4	4	First	LO(25);DEF(32);O(3)
Loan		38	Dover II Shopping Center	0.9%	Springing	Springing	No	N/A	2.42x	N/A	2.26x	N/A	40.5%	32.4%	7	7	First	LO(24);DEF(92);O(4)
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	Springing	Springing	No	N/A	1.55x	N/A	1.45x	N/A	69.3%	55.6%	7	7	First	LO(24);DEF(93);O(3)
Property		39.01	Sumner Plains
Property		39.02	Fife Portal
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	Soft	Springing	No	N/A	2.39x	N/A	2.16x	N/A	60.8%	49.2%	5	4	First	LO(24);DEF(92);O(4)
Loan		41	Camfield Corners	0.8%	Springing	Springing	No	N/A	1.59x	N/A	1.51x	N/A	74.6%	60.5%	0	0	Sixth	LO(25);DEF(91);O(4)
Loan		42	Twin Creek Plaza	0.8%	Springing	Springing	No	N/A	1.83x	2.53x	1.66x	2.28x	64.4%	58.8%	5	4	First	LO(24);DEF(92);O(4)
Loan		43	Meridian Gateway	0.8%	Springing	Springing	No	N/A	2.05x	2.87x	1.82x	2.55x	73.7%	64.0%	5	4	First	LO(25);DEF(91);O(4)
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	Soft	Springing	No	N/A	1.68x	2.31x	1.52x	2.08x	71.7%	61.7%	7	7	First	LO(23);YM1(93);O(4)	B
Property		44.01	Eagle Ridge
Property		44.02	Five Points Courtyard
Property		44.03	Quail Ridge
Loan	10	45	Sheraton Four Points College Station	0.8%	Springing	Springing	No	N/A	2.15x	N/A	1.89x	N/A	63.4%	46.8%	5	5	First	LO(23);YM1(93);O(4)	F
Loan		46	Markham Square	0.8%	Springing	Springing	No	N/A	1.81x	2.56x	1.65x	2.34x	73.0%	66.4%	5	5	First	LO(26);DEF(90);O(4)
Loan		47	1870 Embarcadero	0.7%	Springing	Springing	No	N/A	1.97x	N/A	1.82x	N/A	46.0%	33.2%	5	5	First	LO(25);DEF(91);O(4)
Loan		48	200-220 Trotters Way	0.7%	Hard	Springing	No	N/A	1.56x	N/A	1.40x	N/A	72.1%	57.8%	7	7	First	LO(26);DEF(91);O(3)
Loan		49	Walgreens - Marina del Rey	0.6%	Springing	Springing	No	N/A	1.52x	2.12x	1.45x	2.03x	58.3%	50.7%	0	5	First	LO(25);DEF(91);O(4)
Loan		50	Williamsburg Square Apartments	0.6%	Soft	Springing	No	N/A	1.52x	2.10x	1.42x	1.96x	75.0%	65.3%	7	7	First	LO(24);DEF(92);O(4)
Loan		51	Walgreens - Pickerington, OH	0.6%	Springing	Springing	No	Group 3	1.33x	1.79x	1.32x	1.78x	67.7%	62.0%	0	5	First	LO(25);DEF(91);O(4)
Loan		52	Hubbard One	0.6%	Springing	Springing	No	N/A	1.75x	2.40x	1.47x	2.01x	66.7%	57.4%	0	5	First	LO(26);DEF(90);O(4)
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	Hard	Springing	No	N/A	1.91x	N/A	1.66x	N/A	64.4%	57.0%	5	4	First	LO(26);YM1(54);O(4)	G
Loan		54	Quality Inn Pismo Beach	0.5%	N/A	N/A	No	N/A	1.88x	N/A	1.70x	N/A	63.2%	47.7%	5	5	First	LO(23);YM1(93);O(4)	F
Loan		55	Woodland Heights Apartments	0.5%	Springing	Springing	No	N/A	1.38x	1.89x	1.35x	1.85x	73.0%	62.1%	5	4	First	LO(25);DEF(91);O(4)
Loan		56	Delk Road Self Storage	0.5%	Springing	Springing	No	N/A	2.54x	N/A	2.47x	N/A	41.9%	30.4%	5	4	First	LO(25);DEF(90);O(5)
Loan	6, 10	57	Newhall Shopping Center	0.5%	Springing	Springing	No	Group 1	2.19x	N/A	2.07x	N/A	53.4%	42.7%	7	7	First	LO(24);YM1(93);O(3)	B
Loan		58	Sunrise Lake Village	0.5%	Springing	Springing	No	N/A	1.75x	N/A	1.69x	N/A	71.7%	58.2%	5	4	First	LO(25);DEF(91);O(4)
Loan	16	59	Hampton Inn Carbondale	0.5%	Hard	Springing	No	N/A	2.10x	N/A	1.83x	N/A	70.3%	57.3%	0	0	Sixth	LO(25);DEF/YM1(91);O(4)	H
Loan		60	Center at South Shore Harbour	0.5%	Springing	Springing	No	N/A	1.65x	2.27x	1.53x	2.11x	75.0%	65.3%	7	7	First	LO(25);DEF(92);O(3)
Loan		61	Holiday Square	0.5%	Hard	Springing	No	N/A	2.04x	N/A	1.81x	N/A	64.8%	47.5%	4	4	First	LO(25);DEF(91);O(4)

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula
Loan		62	Harbour Town Apartments	0.4%	Springing	Springing	No	N/A	1.79x	2.48x	1.70x	2.35x	73.2%	66.8%	5	4	First	LO(25);DEF(91);O(4)
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	Springing	Springing	No	N/A	1.91x	N/A	1.75x	N/A	62.2%	50.3%	5	5	First	LO(24);DEF(92);O(4)
Property		63.01	South Rainbow Square
Property		63.02	Windmill Retail Plaza
Loan		64	Hawkins Point Townhomes	0.4%	Springing	Springing	No	N/A	1.46x	N/A	1.40x	N/A	75.0%	60.6%	7	7	First	LO(24);DEF(93);O(3)
Loan		65	Walgreens Hammerly Boulevard	0.4%	Hard	Springing	No	N/A	1.39x	N/A	1.33x	N/A	73.1%	59.2%	0	0	Sixth	LO(24);DEF(92);O(4)
Loan		66	Westwood Commons Food Lion	0.4%	Springing	Springing	No	N/A	1.48x	N/A	1.41x	N/A	66.6%	33.9%	5	4	First	LO(24);DEF(92);O(4)
Loan		67	Providence Plaza	0.3%	Springing	Springing	No	N/A	1.51x	N/A	1.39x	N/A	65.3%	53.1%	7	7	First	LO(25);DEF(92);O(3)
Loan		68	McGees Self Storage Sherman Oaks	0.3%	N/A	N/A	No	N/A	N/A	4.13x	N/A	4.07x	34.7%	34.7%	5	4	First	LO(26);DEF(89);O(5)
Loan		69	Southern Grace Apartments	0.3%	Springing	Springing	No	N/A	1.38x	N/A	1.31x	N/A	74.8%	66.2%	7	7	First	LO(24);DEF(57);O(3)
Loan		70	Walgreens - Harvard, IL	0.3%	Springing	Springing	No	Group 3	1.37x	1.85x	1.36x	1.83x	64.8%	59.3%	0	5	First	LO(24);DEF(92);O(4)
Loan		71	Rite Aid - Canonsburg, PA	0.3%	Springing	Springing	No	Group 4	1.73x	N/A	1.68x	N/A	60.3%	44.0%	5	4	First	LO(25);DEF(91);O(4)
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	N/A	N/A	No	N/A	1.56x	N/A	1.47x	N/A	61.1%	49.7%	5	5	First	LO(35);YM1(81);O(4)	F
Loan		73	Jenah Plaza	0.3%	Hard	In Place	No	N/A	1.51x	2.09x	1.43x	1.97x	74.4%	64.8%	5	4	First	LO(25);DEF(91);O(4)
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	Springing	Springing	No	N/A	2.07x	N/A	1.80x	N/A	67.1%	50.2%	5	4	First	LO(24);YM1(92);O(4)	C
Loan		75	Walgreens - Lebanon, IN	0.2%	Springing	Springing	No	N/A	1.44x	N/A	1.44x	N/A	56.2%	41.7%	5	4	First	YM1(113);O(7)	C
Loan		76	Rite Aid - Lansdale, PA	0.2%	Springing	Springing	No	Group 4	1.62x	N/A	1.58x	N/A	64.7%	47.0%	5	4	First	LO(25);DEF(91);O(4)
Loan		77	Rite Aid - Midland, MI	0.2%	Springing	Springing	No	N/A	2.50x	N/A	2.43x	N/A	50.6%	37.1%	5	4	First	LO(25);DEF(91);O(4)

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	$12,690,898	$2,655,741	$10,035,157	12/31/2012	7.5%	$13,069,140	$2,557,288	$10,511,852	12/31/2013	7.9%
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	N/A	N/A	N/A	N/A	N/A	$31,834,953	$15,268,197	$16,566,756	12/31/2014	10.7%
Loan		4	Dallas Marriott Las Colinas	6.0%	$14,555,911	$9,083,788	$5,472,123	12/31/2012	8.3%	$16,203,263	$9,752,576	$6,450,687	12/31/2013	9.8%
Loan		5	Hilton Houston Westchase	4.1%	$15,392,924	$11,882,369	$3,510,555	12/31/2012	7.8%	$16,968,458	$12,549,724	$4,418,734	12/31/2013	9.8%
Loan		6	Bozzuto’s Distribution Center	4.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		7	Harrison Creek Apartments	3.1%	$4,082,744	$1,552,427	$2,530,317	12/31/2012	7.4%	$4,570,346	$1,866,035	$2,704,311	12/31/2013	7.9%
Loan	9, 10	8	555 11th Street NW	2.7%	$25,055,622	$7,888,529	$17,167,093	12/31/2011	19.1%	$24,723,248	$7,841,624	$16,881,624	12/31/2012	18.8%
Loan	10	9	Columbus Commons	2.5%	$3,228,180	$650,757	$2,577,423	12/31/2012	9.1%	$3,146,239	$643,742	$2,502,497	12/31/2013	8.9%
Loan	11	10	Ayrsley Town Center	2.5%	$3,304,554	$1,142,908	$2,161,646	12/31/2012	7.9%	$2,990,583	$1,060,418	$1,930,165	12/31/2013	7.0%
Loan		11	Oliveira Plaza	2.3%	$2,671,515	$923,520	$1,747,995	12/31/2012	7.0%	$2,779,777	$952,823	$1,826,954	12/31/2013	7.3%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	$2,351,663	$415,961	$1,935,701	12/31/2012	8.9%	$2,403,674	$424,893	$1,978,781	12/31/2013	9.1%
Property		12.01	Chenal Place Shopping Center		$1,660,322	$267,240	$1,393,082	12/31/2012		$1,660,087	$275,444	$1,384,644	12/31/2013
Property		12.02	Bowman Station Shopping Center		$691,340	$148,721	$542,620	12/31/2012		$743,587	$149,450	$594,137	12/31/2013
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	$8,776,858	$7,103,199	$1,673,659	12/31/2012	10.2%	$9,103,677	$7,076,759	$2,026,918	12/31/2013	12.3%
Loan		14	St. Anthony Healthplex South	1.4%	$1,174,944	$175,661	$999,283	12/31/2012	6.3%	$1,549,057	$240,452	$1,308,605	12/31/2013	8.2%
Loan	14	15	Marriott Hotel Visalia	1.3%	$8,019,425	$6,223,083	$1,796,342	12/31/2013	12.2%	$8,319,185	$6,511,189	$1,807,996	12/31/2014	12.3%
Loan		16	Park South at Deerwood Apartments	1.3%	$2,366,341	$1,230,130	$1,136,211	12/31/2012	7.7%	$2,339,398	$1,270,921	$1,068,476	12/31/2013	7.3%
Loan		17	Mesa Dunes	1.3%	$2,017,098	$843,910	$1,173,188	12/31/2012	8.0%	$2,099,572	$859,188	$1,240,384	12/31/2013	8.5%
Loan		18	Saucon Valley Plaza	1.3%	$1,734,504	$780,445	$954,059	12/31/2012	6.7%	$2,188,269	$730,846	$1,457,423	12/31/2013	10.3%
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	$2,274,944	$665,374	$1,609,570	12/31/2012	11.4%	$2,223,482	$715,027	$1,508,455	12/31/2013	10.7%
Property		19.01	Bartlett Commons		$1,535,038	$354,695	$1,180,343	12/31/2012		$1,486,145	$412,706	$1,073,439	12/31/2013
Property		19.02	Prairie View Center		$318,615	$199,598	$119,017	12/31/2012		$324,857	$206,614	$118,243	12/31/2013
Property		19.03	Lakeview Plaza		$421,291	$111,081	$310,210	12/31/2012		$412,479	$95,707	$316,772	12/31/2013
Loan	10	20	Pine Ridge Apartments	1.3%	$2,718,239	$1,640,127	$1,078,112	12/31/2012	7.7%	$2,827,525	$1,582,568	$1,244,957	12/31/2013	8.9%
Loan		21	1400 Howard Boulevard	1.3%	$1,803,137	$347,850	$1,455,287	12/31/2012	10.4%	$1,887,352	$410,297	$1,477,055	12/31/2013	10.6%
Loan	10	22	Sherwood Gardens	1.2%	$2,217,369	$643,952	$1,573,417	12/31/2012	11.7%	$2,087,595	$645,712	$1,441,883	12/31/2013	10.8%
Loan		23	Pathmark - Linden	1.2%	$879,668	$35,408	$844,260	12/31/2012	6.4%	$999,939	$35,457	$964,482	12/31/2013	7.3%
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	$833,787	$256,034	$577,754	12/31/2012	4.5%	$1,586,469	$577,681	$1,008,787	12/31/2013	7.9%
Property		24.01	Spring Hill Self Storage		$549,413	$196,679	$352,735	12/31/2012		$614,217	$239,957	$374,260	12/31/2013
Property		24.02	Lebanon Self Storage		N/A	N/A	N/A	N/A		$400,653	$154,721	$245,932	12/31/2013
Property		24.03	White House Self Storage		$284,374	$59,355	$225,019	12/31/2012		$334,816	$66,108	$268,708	12/31/2013
Property		24.04	Mt. Juliet Self Storage		N/A	N/A	N/A	N/A		$236,783	$116,894	$119,888	12/31/2013
Loan	13	25	FedEx Portfolio	1.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		25.01	255 Metro Center		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		25.02	347 State Street		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		25.03	669 South Third Avenue		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		25.04	3 Dominican Drive		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		25.05	174 West Street		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	$578,000	$0	$578,000	12/31/2012	8.6%	$578,000	$0	$578,000	12/31/2013	8.6%
Loan	6, 15	27	Shopper’s World Outlots	0.5%	$519,876	$68,324	$451,552	12/31/2012	8.6%	$521,295	$67,323	$453,972	12/31/2013	8.6%
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	$2,281,100	$856,330	$1,424,770	12/31/2012	12.1%	$2,269,143	$884,732	$1,384,411	12/31/2013	11.7%
Loan		29	Stratford Apartments	1.1%	$2,349,600	$1,306,156	$1,043,444	12/31/2012	8.9%	$2,415,661	$1,459,330	$956,331	12/31/2013	8.1%
Loan		30	North Canyon Village	1.0%	$1,579,400	$362,819	$1,216,581	12/31/2012	10.8%	$1,761,560	$350,884	$1,410,676	12/31/2013	12.6%
Loan		31	Green Meadows Apartments	1.0%	$1,996,779	$1,022,475	$974,304	12/31/2012	8.8%	$2,111,537	$1,066,126	$1,045,411	12/31/2013	9.4%
Loan	6	32	Santa Ana Plaza	1.0%	$1,419,048	$309,424	$1,109,624	12/31/2012	10.1%	$1,401,467	$296,061	$1,105,406	12/31/2013	10.0%
Loan		33	ASRC Federal Building	1.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Orangethorpe Plaza	1.0%	$1,532,509	$877,664	$654,845	12/31/2012	6.1%	$1,586,959	$772,725	$814,234	12/31/2013	7.6%
Loan	10	35	United Center	0.9%	$1,433,941	$408,185	$1,025,756	12/31/2012	9.8%	$1,484,803	$252,192	$1,232,611	12/31/2013	11.8%
Loan		36	Beach Boulevard Self Storage	0.9%	$1,023,106	$292,805	$730,301	12/31/2012	7.3%	$1,091,620	$298,413	$793,207	12/31/2013	7.9%
Loan		37	Towamencin Corporate Center	0.9%	$1,099,146	$619,393	$479,753	12/31/2012	4.9%	$1,302,803	$633,641	$699,162	12/31/2013	7.1%
Loan		38	Dover II Shopping Center	0.9%	$1,889,530	$498,319	$1,391,211	12/31/2012	14.3%	$1,898,040	$502,642	$1,395,398	12/31/2013	14.3%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		39.01	Sumner Plains		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		39.02	Fife Portal		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Camfield Corners	0.8%	$1,083,846	$311,635	$772,211	12/31/2012	8.7%	$1,133,805	$302,312	$831,493	12/31/2013	9.4%
Loan		42	Twin Creek Plaza	0.8%	$1,433,238	$458,115	$975,123	12/31/2012	11.2%	$1,495,654	$453,104	$1,042,550	12/31/2013	12.0%
Loan		43	Meridian Gateway	0.8%	$1,109,155	$406,738	$702,417	12/31/2012	8.1%	$1,311,368	$455,181	$856,187	12/31/2013	9.9%
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	N/A	N/A	N/A	N/A	N/A	$1,540,375	$910,083	$630,292	12/31/2013	7.3%
Property		44.01	Eagle Ridge		N/A	N/A	N/A	N/A		$604,218	$338,839	$265,379	12/31/2013
Property		44.02	Five Points Courtyard		N/A	N/A	N/A	N/A		$647,810	$324,341	$323,469	12/31/2013
Property		44.03	Quail Ridge		N/A	N/A	N/A	N/A		$288,347	$246,903	$41,444	12/31/2013
Loan	10	45	Sheraton Four Points College Station	0.8%	$1,888,906	$1,615,702	$273,204	12/31/2012	3.2%	$2,819,812	$2,014,353	$805,459	12/31/2013	9.5%
Loan		46	Markham Square	0.8%	$1,071,447	$272,411	$799,036	12/31/2012	9.6%	$1,207,600	$303,312	$904,288	12/31/2013	10.8%
Loan		47	1870 Embarcadero	0.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		48	200-220 Trotters Way	0.7%	N/A	N/A	N/A	N/A	N/A	$1,045,869	$480,982	$564,887	12/31/2013	7.6%
Loan		49	Walgreens - Marina del Rey	0.6%	$610,125	N/A	$610,125	12/31/2012	8.7%	$610,125	N/A	$610,125	12/31/2013	8.7%
Loan		50	Williamsburg Square Apartments	0.6%	$921,005	$487,610	$433,395	12/31/2012	6.5%	$1,047,662	$491,688	$555,974	12/31/2013	8.4%
Loan		51	Walgreens - Pickerington, OH	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	Hubbard One	0.6%	N/A	N/A	N/A	N/A	N/A	$640,198	$253,697	$386,501	12/31/2013	6.2%
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	$1,788,961	$1,321,633	$467,328	12/31/2012	7.6%	$2,266,609	$1,593,923	$672,686	12/31/2013	10.9%
Loan		54	Quality Inn Pismo Beach	0.5%	$1,705,394	$1,139,782	$565,612	12/31/2012	9.4%	$1,757,862	$1,199,354	$558,508	12/31/2013	9.3%
Loan		55	Woodland Heights Apartments	0.5%	N/A	N/A	N/A	N/A	N/A	$366,326	$84,286	$282,040	12/31/2013	4.9%
Loan		56	Delk Road Self Storage	0.5%	$994,092	$368,101	$625,991	12/31/2012	11.2%	$1,197,642	$397,444	$800,198	12/31/2013	14.4%
Loan	6, 10	57	Newhall Shopping Center	0.5%	$914,105	$245,045	$669,060	12/31/2012	12.2%	$961,519	$285,951	$675,568	12/31/2013	12.3%
Loan		58	Sunrise Lake Village	0.5%	N/A	N/A	N/A	N/A	N/A	$647,294	$287,504	$359,790	12/31/2013	6.9%
Loan	16	59	Hampton Inn Carbondale	0.5%	$1,896,347	$1,338,948	$557,399	12/31/2011	10.9%	$2,033,067	$1,410,666	$622,401	12/31/2013	12.2%
Loan		60	Center at South Shore Harbour	0.5%	$545,828	$207,754	$338,074	12/31/2012	6.8%	$564,694	$237,342	$327,352	12/31/2013	6.5%
Loan		61	Holiday Square	0.5%	$1,241,405	$442,704	$798,702	12/31/2012	16.0%	$990,483	$402,751	$587,732	12/31/2013	11.8%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Loan		62	Harbour Town Apartments	0.4%	$776,021	$402,848	$373,173	12/31/2012	7.9%	$831,946	$470,423	$361,524	12/31/2013	7.7%
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	$327,482	$133,305	$194,177	12/31/2012	4.2%	$585,827	$177,297	$408,530	12/31/2013	8.9%
Property		63.01	South Rainbow Square		$245,719	$72,396	$173,323	12/31/2012		$369,280	$87,439	$281,840	12/31/2013
Property		63.02	Windmill Retail Plaza		$81,763	$60,909	$20,853	12/31/2012		$216,547	$89,858	$126,690	12/31/2013
Loan		64	Hawkins Point Townhomes	0.4%	$280,372	$70,545	$209,827	12/31/2012	4.7%	$515,923	$110,148	$405,775	12/31/2013	9.0%
Loan		65	Walgreens Hammerly Boulevard	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		66	Westwood Commons Food Lion	0.4%	$585,501	$38,351	$547,150	12/31/2012	13.7%	$579,619	$41,005	$538,614	12/31/2013	13.5%
Loan		67	Providence Plaza	0.3%	$223,506	$112,820	$110,686	12/31/2012	3.1%	$243,094	$106,797	$136,297	12/31/2013	3.8%
Loan		68	McGees Self Storage Sherman Oaks	0.3%	$795,903	$261,689	$534,214	12/31/2012	15.3%	$847,603	$269,000	$578,603	12/31/2013	16.5%
Loan		69	Southern Grace Apartments	0.3%	N/A	N/A	N/A	N/A	N/A	$305,265	$136,131	$169,134	12/31/2013	4.9%
Loan		70	Walgreens - Harvard, IL	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		71	Rite Aid - Canonsburg, PA	0.3%	$383,160	$0	$383,160	12/31/2012	12.1%	$383,160	$0	$383,160	12/31/2013	12.1%
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		73	Jenah Plaza	0.3%	N/A	N/A	N/A	N/A	N/A	$299,293	$74,289	$225,005	12/31/2013	7.6%
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	$1,204,778	$904,176	$300,602	12/31/2012	10.9%	$1,172,393	$906,725	$265,668	12/31/2013	9.7%
Loan		75	Walgreens - Lebanon, IN	0.2%	$277,000	$0	$277,000	12/31/2012	10.3%	$277,000	$0	$277,000	12/31/2013	10.3%
Loan		76	Rite Aid - Lansdale, PA	0.2%	$294,635	$0	$294,635	12/31/2012	11.2%	$294,635	$0	$294,635	12/31/2013	11.2%
Loan		77	Rite Aid - Midland, MI	0.2%	$337,500	$0	$337,500	12/31/2012	17.3%	$337,500	$0	$337,500	12/31/2013	17.3%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	N/A	N/A	N/A	N/A	N/A	100.0%	$9,900,000	$0	$9,900,000	5.9%	$0	$0	$9,900,000	5.9%
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	$12,418,420	$2,668,847	$9,749,573	12/31/2014	7.3%	95.2%	$12,546,407	$3,023,714	$9,522,693	7.1%	$52,632	$168,423	$9,301,637	7.0%
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	$34,204,812	$17,349,472	$16,855,340	2/28/2015 TTM	10.9%	94.6%	$36,508,694	$18,395,077	$18,113,617	11.7%	$1,460,348	$0	$16,653,269	10.7%
Loan		4	Dallas Marriott Las Colinas	6.0%	$17,468,329	$9,927,664	$7,540,665	2/28/2015 TTM	11.4%	61.1%	$17,404,311	$10,169,385	$7,234,926	11.0%	$696,172	$0	$6,538,754	9.9%
Loan		5	Hilton Houston Westchase	4.1%	$18,859,733	$13,160,481	$5,699,252	12/31/2014	12.6%	80.0%	$18,751,191	$13,172,748	$5,578,443	12.3%	$750,048	$0	$4,828,395	10.7%
Loan		6	Bozzuto’s Distribution Center	4.0%	N/A	N/A	N/A	N/A	N/A	95.0%	$9,840,946	$4,138,956	$5,701,991	13.0%	$217,044	$226,910	$5,258,037	12.0%
Loan		7	Harrison Creek Apartments	3.1%	$4,571,419	$1,904,869	$2,666,550	12/31/2014	7.8%	90.0%	$4,571,419	$1,910,575	$2,660,844	7.8%	$84,000	$0	$2,576,844	7.5%
Loan	9, 10	8	555 11th Street NW	2.7%	$26,518,292	$8,340,244	$18,178,048	12/31/2013	20.2%	100.0%	$24,515,915	$8,660,254	$15,855,660	17.6%	$103,551	$261,705	$15,855,660	17.6%
Loan	10	9	Columbus Commons	2.5%	$2,893,858	$790,986	$2,102,872	12/31/2014	7.5%	92.6%	$2,877,947	$659,399	$2,218,549	7.9%	$18,666	$50,026	$2,149,856	7.6%
Loan	11	10	Ayrsley Town Center	2.5%	$3,346,447	$1,077,944	$2,268,503	12/31/2014	8.2%	91.0%	$3,534,464	$1,045,841	$2,488,623	9.0%	$32,219	$163,799	$2,292,605	8.3%
Loan		11	Oliveira Plaza	2.3%	$2,891,744	$955,663	$1,936,081	12/31/2014	7.7%	94.3%	$3,022,180	$972,870	$2,049,310	8.2%	$23,200	$93,884	$1,932,226	7.7%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	$2,389,402	$450,305	$1,939,096	12/31/2014	8.9%	89.6%	$2,423,191	$467,977	$1,955,215	9.0%	$39,810	$101,227	$1,814,177	8.4%
Property		12.01	Chenal Place Shopping Center		$1,626,123	$299,540	$1,326,583	12/31/2014		92.2%	$1,617,331	$308,255	$1,309,076		$27,859	$68,306	$1,212,911
Property		12.02	Bowman Station Shopping Center		$763,278	$150,765	$612,513	12/31/2014		85.3%	$805,861	$159,722	$646,139		$11,952	$32,921	$601,266
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	$9,442,041	$7,682,781	$1,759,260	12/31/2014	10.7%	77.1%	$9,390,535	$7,370,786	$2,019,749	12.3%	$375,621	$0	$1,644,128	10.0%
Loan		14	St. Anthony Healthplex South	1.4%	$1,487,306	$239,029	$1,248,277	12/31/2014	7.9%	84.9%	$1,586,450	$266,985	$1,319,465	8.3%	$5,280	$36,500	$1,277,685	8.0%
Loan	14	15	Marriott Hotel Visalia	1.3%	$8,383,740	$6,591,086	$1,792,654	2/28/2015 TTM	12.2%	73.2%	$8,388,871	$6,619,804	$1,769,067	12.0%	$335,555	$0	$1,433,512	9.8%
Loan		16	Park South at Deerwood Apartments	1.3%	$2,392,443	$1,280,081	$1,112,362	12/31/2014	7.6%	93.8%	$2,441,164	$1,214,429	$1,226,735	8.4%	$60,000	$0	$1,166,735	8.0%
Loan		17	Mesa Dunes	1.3%	$2,070,192	$810,710	$1,259,482	12/31/2014	8.6%	80.9%	$2,070,192	$835,290	$1,234,903	8.5%	$21,100	$0	$1,213,803	8.3%
Loan		18	Saucon Valley Plaza	1.3%	$2,272,641	$757,516	$1,515,125	9/30/2014 TTM	10.7%	92.0%	$2,121,556	$751,762	$1,369,794	9.7%	$16,611	$41,528	$1,311,655	9.3%
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	$2,315,265	$727,425	$1,587,840	12/31/2014	11.3%	86.9%	$2,194,032	$817,456	$1,376,576	9.8%	$27,372	$88,490	$1,260,714	8.9%
Property		19.01	Bartlett Commons		$1,508,335	$420,515	$1,087,821	12/31/2014		92.5%	$1,420,264	$474,901	$945,364		$18,201	$60,394	$866,768
Property		19.02	Prairie View Center		$436,596	$201,784	$234,813	12/31/2014		69.1%	$419,822	$227,403	$192,420		$3,858	$11,222	$177,339
Property		19.03	Lakeview Plaza		$370,333	$105,126	$265,207	12/31/2014		93.5%	$353,945	$115,153	$238,793		$5,312	$16,874	$216,606
Loan	10	20	Pine Ridge Apartments	1.3%	$3,147,573	$1,822,190	$1,325,383	12/31/2014	9.5%	94.0%	$3,278,820	$1,866,209	$1,412,612	10.1%	$94,000	$0	$1,318,612	9.4%
Loan		21	1400 Howard Boulevard	1.3%	$2,033,201	$527,448	$1,505,753	12/31/2014	10.8%	92.5%	$1,966,772	$590,251	$1,376,521	9.8%	$11,340	$88,284	$1,276,897	9.1%
Loan	10	22	Sherwood Gardens	1.2%	$2,227,927	$729,971	$1,497,956	12/31/2014	11.2%	90.8%	$2,345,920	$774,119	$1,571,801	11.7%	$25,495	$90,249	$1,456,057	10.9%
Loan		23	Pathmark - Linden	1.2%	$999,939	$26,668	$973,271	12/31/2014	7.3%	95.0%	$1,204,310	$52,382	$1,151,928	8.7%	$8,970	$52,327	$1,090,631	8.2%
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	$1,818,880	$577,908	$1,240,972	12/31/2014	9.7%	81.1%	$1,818,880	$631,924	$1,186,956	9.3%	$31,564	$0	$1,155,392	9.0%
Property		24.01	Spring Hill Self Storage		$706,185	$226,138	$480,047	12/31/2014		86.8%	$706,185	$226,850	$479,335		$9,230	$0	$470,105
Property		24.02	Lebanon Self Storage		$440,217	$155,798	$284,419	12/31/2014		93.6%	$440,217	$162,515	$277,702		$8,358	$0	$269,344
Property		24.03	White House Self Storage		$343,606	$68,266	$275,339	12/31/2014		95.4%	$343,606	$108,320	$235,286		$7,004	$0	$228,282
Property		24.04	Mt. Juliet Self Storage		$328,873	$127,706	$201,167	12/31/2014		59.7%	$328,873	$134,239	$194,633		$6,973	$0	$187,661
Loan	13	25	FedEx Portfolio	1.1%	N/A	N/A	N/A	N/A	N/A	95.0%	$1,256,700	$37,701	$1,218,999	10.1%	$30,450	$91,462	$1,097,087	9.1%
Property		25.01	255 Metro Center		N/A	N/A	N/A	N/A		95.0%	$363,375	$10,901	$352,474		$9,000	$91,462	$252,012
Property		25.02	347 State Street		N/A	N/A	N/A	N/A		95.0%	$363,320	$10,900	$352,420		$7,875	$0	$344,545
Property		25.03	669 South Third Avenue		N/A	N/A	N/A	N/A		95.0%	$242,725	$7,282	$235,443		$5,475	$0	$229,968
Property		25.04	3 Dominican Drive		N/A	N/A	N/A	N/A		95.0%	$159,600	$4,788	$154,812		$4,500	$0	$150,312
Property		25.05	174 West Street		N/A	N/A	N/A	N/A		95.0%	$127,680	$3,830	$123,850		$3,600	$0	$120,250
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	$578,000	$0	$578,000	12/31/2014	8.6%	100.0%	$578,000	$14,450	$563,550	8.1%	$1,482	$0	$562,068	8.0%
Loan	6, 15	27	Shopper’s World Outlots	0.5%	$528,304	$76,595	$451,709	9/30/2014 TTM	8.6%	95.0%	$518,812	$104,478	$414,334	8.1%	$1,632	$10,200	$402,502	8.0%
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	$2,207,723	$867,968	$1,339,755	12/31/2014	11.3%	91.0%	$2,266,553	$794,945	$1,471,608	12.5%	$15,095	$85,083	$1,371,430	11.6%
Loan		29	Stratford Apartments	1.1%	$2,602,675	$1,471,516	$1,131,159	12/31/2014	9.6%	90.9%	$2,611,399	$1,438,461	$1,172,938	10.0%	$149,308	$0	$1,023,630	8.7%
Loan		30	North Canyon Village	1.0%	$1,670,247	$310,402	$1,359,845	11/30/2014	12.1%	87.7%	$1,447,610	$351,200	$1,096,410	9.8%	$12,086	$57,558	$1,026,766	9.1%
Loan		31	Green Meadows Apartments	1.0%	$2,096,182	$1,087,208	$1,008,974	12/31/2014	9.1%	95.2%	$2,259,347	$1,223,804	$1,035,543	9.3%	$59,544	$0	$975,999	8.8%
Loan	6	32	Santa Ana Plaza	1.0%	$1,348,496	$357,829	$990,667	12/31/2014	9.0%	94.6%	$1,493,508	$339,648	$1,153,860	10.5%	$12,528	$51,269	$1,090,063	9.9%
Loan		33	ASRC Federal Building	1.0%	$1,220,959	$406,968	$813,991	12/31/2014	7.5%	90.0%	$1,498,226	$516,513	$981,713	9.0%	$8,849	$58,994	$913,870	8.4%
Loan		34	Orangethorpe Plaza	1.0%	$1,734,234	$813,426	$920,808	11/30/2014 TTM	8.6%	95.0%	$1,754,060	$856,755	$897,305	8.4%	$10,074	$55,670	$831,561	7.8%
Loan	10	35	United Center	0.9%	$1,571,670	$334,359	$1,237,311	10/31/2014 TTM	11.8%	92.0%	$1,578,351	$407,270	$1,171,081	11.2%	$34,153	$66,229	$1,070,700	10.2%
Loan		36	Beach Boulevard Self Storage	0.9%	$1,195,348	$295,742	$899,606	12/31/2014	9.0%	90.0%	$1,224,236	$354,837	$869,399	8.7%	$22,541	$0	$846,858	8.5%
Loan		37	Towamencin Corporate Center	0.9%	$1,577,651	$697,926	$879,725	12/31/2014	8.9%	85.7%	$1,675,320	$697,663	$977,657	9.9%	$11,562	$106,274	$859,821	8.7%
Loan		38	Dover II Shopping Center	0.9%	$1,919,769	$566,925	$1,352,844	9/30/2014 TTM	13.9%	94.0%	$1,905,334	$531,830	$1,373,504	14.1%	$11,767	$79,006	$1,282,731	13.2%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	N/A	N/A	N/A	N/A	N/A	94.3%	$1,150,349	$283,742	$866,607	9.1%	$21,726	$38,197	$806,684	8.5%
Property		39.01	Sumner Plains		N/A	N/A	N/A	N/A		94.3%	$747,270	$190,976	$556,294		$13,152	$24,659	$518,483
Property		39.02	Fife Portal		N/A	N/A	N/A	N/A		94.3%	$403,079	$92,766	$310,313		$8,574	$13,538	$288,201
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	$3,141,090	$1,823,485	$1,317,605	12/31/2014	14.6%	68.1%	$3,141,090	$1,837,897	$1,303,193	14.5%	$125,644	$0	$1,177,549	13.1%
Loan		41	Camfield Corners	0.8%	$1,110,216	$295,770	$814,446	12/31/2014	9.2%	95.0%	$1,137,291	$287,091	$850,200	9.6%	$10,479	$35,417	$804,304	9.1%
Loan		42	Twin Creek Plaza	0.8%	$1,524,853	$576,762	$948,091	12/31/2014	10.9%	89.9%	$1,451,789	$515,425	$936,364	10.8%	$15,482	$75,334	$845,548	9.7%
Loan		43	Meridian Gateway	0.8%	$1,509,054	$412,165	$1,096,889	12/31/2014	12.7%	86.3%	$1,496,102	$467,713	$1,028,389	11.9%	$33,174	$81,314	$913,901	10.6%
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	$1,720,519	$902,381	$818,138	12/31/2014	9.5%	82.0%	$1,887,120	$1,032,619	$854,500	9.9%	$82,695	$0	$771,806	9.0%
Property		44.01	Eagle Ridge		$636,250	$307,836	$328,414	12/31/2014		77.2%	$663,163	$336,811	$326,352		$25,487	$0	$300,866
Property		44.02	Five Points Courtyard		$707,446	$377,449	$329,997	12/31/2014		85.0%	$799,384	$458,569	$340,814		$38,500	$0	$302,314
Property		44.03	Quail Ridge		$376,823	$217,096	$159,728	12/31/2014		84.5%	$424,574	$237,240	$187,334		$18,708	$0	$168,626
Loan	10	45	Sheraton Four Points College Station	0.8%	$3,633,055	$2,416,936	$1,216,119	1/31/2015 TTM	14.3%	70.3%	$3,633,055	$2,407,805	$1,225,250	14.4%	$145,322	$0	$1,079,928	12.7%
Loan		46	Markham Square	0.8%	$1,260,065	$284,138	$975,927	10/31/2014 YTD Ann.	11.7%	92.3%	$1,195,385	$332,998	$862,387	10.3%	$18,883	$55,928	$787,576	9.4%
Loan		47	1870 Embarcadero	0.7%	N/A	N/A	N/A	N/A	N/A	95.0%	$1,288,419	$301,829	$986,591	12.4%	$6,150	$67,654	$912,786	11.4%
Loan		48	200-220 Trotters Way	0.7%	$1,091,998	$469,846	$622,152	9/30/2014 TTM	8.4%	93.5%	$1,074,433	$399,092	$675,341	9.1%	$9,242	$61,615	$604,484	8.1%
Loan		49	Walgreens - Marina del Rey	0.6%	$622,103	N/A	$622,103	10/31/2014 TTM	8.9%	95.0%	$632,467	$18,974	$613,493	8.8%	$2,242	$22,976	$588,275	8.4%
Loan		50	Williamsburg Square Apartments	0.6%	$1,090,022	$504,475	$585,547	12/31/2014	8.8%	94.5%	$1,094,031	$501,223	$592,808	8.9%	$39,456	$0	$553,352	8.3%
Loan		51	Walgreens - Pickerington, OH	0.6%	N/A	N/A	N/A	N/A	N/A	100.0%	$519,000	$15,570	$503,430	8.0%	$2,149	$0	$501,281	8.0%
Loan		52	Hubbard One	0.6%	$672,130	$373,405	$298,725	09/30/2014 TTM	4.8%	91.7%	$993,122	$352,907	$640,215	10.3%	$24,220	$78,115	$537,880	8.7%
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	$2,453,587	$1,721,335	$732,252	11/30/2014 TTM	11.8%	74.1%	$2,453,587	$1,710,862	$742,725	12.0%	$98,143	$0	$644,582	10.4%
Loan		54	Quality Inn Pismo Beach	0.5%	$1,974,808	$1,195,173	$779,636	12/31/2014	13.0%	62.7%	$1,989,208	$1,185,353	$803,855	13.4%	$78,992	$0	$724,863	12.1%
Loan		55	Woodland Heights Apartments	0.5%	$631,156	$112,853	$518,303	11/30/2014 TTM	8.9%	95.4%	$616,358	$143,991	$472,367	8.1%	$8,400	$0	$463,967	8.0%
Loan		56	Delk Road Self Storage	0.5%	$1,331,961	$430,418	$901,543	12/31/2014	16.2%	82.8%	$1,331,961	$430,957	$901,004	16.2%	$23,437	$0	$877,567	15.8%
Loan	6, 10	57	Newhall Shopping Center	0.5%	$954,545	$255,590	$698,955	12/31/2014	12.7%	93.0%	$909,593	$217,699	$691,894	12.6%	$5,779	$30,780	$655,335	11.9%
Loan		58	Sunrise Lake Village	0.5%	$636,542	$213,580	$422,962	12/31/2014	8.1%	85.2%	$774,824	$221,753	$553,071	10.6%	$6,040	$14,265	$532,766	10.3%
Loan	16	59	Hampton Inn Carbondale	0.5%	$1,985,108	$1,519,166	$465,942	12/31/2014	9.1%	71.0%	$2,140,068	$1,479,019	$661,049	13.0%	$85,603	$0	$575,446	11.3%
Loan		60	Center at South Shore Harbour	0.5%	$689,879	$217,023	$472,856	12/31/2014	9.5%	94.0%	$712,696	$230,926	$481,770	9.6%	$7,043	$28,170	$446,557	8.9%
Loan		61	Holiday Square	0.5%	$1,048,487	$386,015	$662,471	12/31/2014	13.3%	93.1%	$1,142,952	$475,181	$667,772	13.4%	$29,148	$46,637	$591,987	11.9%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield
Loan		62	Harbour Town Apartments	0.4%	$956,289	$479,050	$477,239	12/31/2014	10.2%	94.5%	$964,648	$471,364	$493,284	10.5%	$26,000	$0	$467,284	9.9%
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	$621,870	$143,222	$478,647	12/31/2014	10.4%	86.8%	$676,654	$145,413	$531,241	11.5%	$5,765	$38,402	$487,074	10.6%
Property		63.01	South Rainbow Square		$387,384	$64,951	$322,433	12/31/2014		90.0%	$395,265	$75,372	$319,893		$2,732	$24,226	$292,935
Property		63.02	Windmill Retail Plaza		$234,486	$78,271	$156,215	12/31/2014		81.1%	$281,390	$70,042	$211,348		$3,033	$14,176	$194,139
Loan		64	Hawkins Point Townhomes	0.4%	$621,623	$134,374	$487,249	12/31/2014	10.8%	92.9%	$588,162	$192,796	$395,366	8.8%	$16,000	$0	$379,366	8.4%
Loan		65	Walgreens Hammerly Boulevard	0.4%	N/A	N/A	N/A	N/A	N/A	95.0%	$344,375	$8,841	$335,534	8.4%	$2,898	$11,592	$321,044	8.0%
Loan		66	Westwood Commons Food Lion	0.4%	$560,881	$43,120	$517,761	12/31/2014	12.9%	92.6%	$544,387	$57,337	$487,050	12.2%	$6,145	$17,697	$463,208	11.6%
Loan		67	Providence Plaza	0.3%	$415,668	$119,437	$296,231	12/31/2014	8.4%	89.2%	$460,973	$134,455	$326,518	9.2%	$3,280	$21,869	$301,369	8.5%
Loan		68	McGees Self Storage Sherman Oaks	0.3%	$933,209	$289,497	$643,712	10/31/2014 TTM	18.4%	89.6%	$914,652	$313,827	$600,825	17.2%	$8,060	$0	$592,765	16.9%
Loan		69	Southern Grace Apartments	0.3%	$378,850	$131,893	$246,957	12/31/2014	7.2%	93.4%	$534,884	$230,917	$303,967	8.8%	$17,000	$0	$286,967	8.3%
Loan		70	Walgreens - Harvard, IL	0.3%	N/A	N/A	N/A	N/A	N/A	100.0%	$289,000	$8,670	$280,330	8.2%	$2,048	$0	$278,283	8.2%
Loan		71	Rite Aid - Canonsburg, PA	0.3%	$383,160	$0	$383,160	12/31/2014	12.1%	95.0%	$364,002	$7,433	$356,569	11.2%	$1,521	$8,905	$346,143	10.9%
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	N/A	N/A	N/A	N/A	N/A	95.0%	$301,363	$9,041	$292,322	9.5%	$1,991	$14,536	$275,795	8.9%
Loan		73	Jenah Plaza	0.3%	$371,492	$109,365	$262,127	12/31/2014	8.8%	95.0%	$381,823	$118,508	$263,315	8.9%	$1,715	$13,335	$248,265	8.3%
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	$1,259,671	$831,865	$427,806	11/30/2014 TTM	15.6%	52.5%	$1,259,671	$863,282	$396,389	14.4%	$50,387	$0	$346,002	12.6%
Loan		75	Walgreens - Lebanon, IN	0.2%	$277,000	$0	$277,000	12/31/2014	10.3%	98.0%	$271,460	$8,144	$263,316	9.8%	$0	$0	$263,316	9.8%
Loan		76	Rite Aid - Lansdale, PA	0.2%	$294,635	$0	$294,635	12/31/2014	11.2%	98.0%	$279,903	$5,716	$274,187	10.4%	$1,118	$6,997	$266,072	10.1%
Loan		77	Rite Aid - Midland, MI	0.2%	$337,500	$0	$337,500	12/31/2014	17.3%	97.0%	$327,375	$6,548	$320,827	16.5%	$3,689	$5,297	$311,841	16.0%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					LARGEST TENANT INFORMATION				2ND LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	Super Stop & Shop	8/31/2030	70,216	20.1%	AMC Loews Theater	12/31/2030	70,000	20.0%
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		4	Dallas Marriott Las Colinas	6.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		5	Hilton Houston Westchase	4.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		6	Bozzuto’s Distribution Center	4.0%	Bozzuto’s, Inc.	1/1/2030	986,565	100.0%	N/A	N/A	N/A	N/A
Loan		7	Harrison Creek Apartments	3.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9, 10	8	555 11th Street NW	2.7%	Latham & Watkins LLP	1/31/2031	240,593	58.1%	Landmark Theaters	1/31/2019	40,000	9.7%
Loan	10	9	Columbus Commons	2.5%	Raymour & Flanigan	10/31/2019	35,308	28.4%	Best Buy	1/31/2019	30,144	24.2%
Loan	11	10	Ayrsley Town Center	2.5%	Strayer University	7/31/2017	21,021	11.1%	Piedmont Social Club	12/31/2029	20,934	11.0%
Loan		11	Oliveira Plaza	2.3%	Big Lots	1/31/2019	19,973	17.2%	Rite Aid	1/31/2029	17,340	14.9%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%
Property		12.01	Chenal Place Shopping Center		Bed Bath & Beyond	1/31/2020	37,813	37.2%	Staples	2/29/2016	24,049	23.7%
Property		12.02	Bowman Station Shopping Center		Savers	3/31/2020	28,098	46.9%	Larry’s Pizza	10/31/2016	6,760	11.3%
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		14	St. Anthony Healthplex South	1.4%	SSM Health Care of Oklahoma, Inc.	1/31/2022	37,996	72.0%	Oklahoma Sports & Orthopedics Institute	2/28/2020	3,513	6.7%
Loan	14	15	Marriott Hotel Visalia	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		16	Park South at Deerwood Apartments	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		17	Mesa Dunes	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		18	Saucon Valley Plaza	1.3%	Avantor Performance Materials	8/31/2018	58,898	70.9%	RGN - Allentown I, LLC d/b/a Regus	11/30/2016	13,255	16.0%
Loan	6, 13	19	Chicago Retail Portfolio	1.3%
Property		19.01	Bartlett Commons		Central DuPage Medical	7/31/2016	21,440	25.9%	Bannerman’s Sports Grill	4/30/2018	12,573	15.2%
Property		19.02	Prairie View Center		Critter’s Pet Shop	10/31/2018	4,345	13.5%	Bogaert Enterprises	12/31/2016	4,343	13.5%
Property		19.03	Lakeview Plaza		Ziadi, LLC Fitness	10/31/2015	2,904	18.6%	Skippy’s Restaurant	12/31/2017	2,220	14.2%
Loan	10	20	Pine Ridge Apartments	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	1400 Howard Boulevard	1.3%	AAA Mid-Atlantic Inc.	1/31/2021	75,580	100.0%	N/A	N/A	N/A	N/A
Loan	10	22	Sherwood Gardens	1.2%	Ross Stores (DD’s Discount)	1/31/2024	20,608	12.1%	Santa Fe Foods	4/30/2023	17,534	10.3%
Loan		23	Pathmark - Linden	1.2%	Pathmark	1/31/2025	59,250	100.0%	N/A	N/A	N/A	N/A
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%
Property		24.01	Spring Hill Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.02	Lebanon Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.03	White House Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.04	Mt. Juliet Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	13	25	FedEx Portfolio	1.1%
Property		25.01	255 Metro Center		FedEx Corporation	6/30/2024	60,000	100.0%	N/A	N/A	N/A	N/A
Property		25.02	347 State Street		FedEx Corporation	8/31/2018	52,500	100.0%	N/A	N/A	N/A	N/A
Property		25.03	669 South Third Avenue		FedEx Corporation	6/30/2025	36,500	100.0%	N/A	N/A	N/A	N/A
Property		25.04	3 Dominican Drive		FedEx Corporation	10/30/2022	30,000	100.0%	N/A	N/A	N/A	N/A
Property		25.05	174 West Street		FedEx Corporation	4/30/2024	24,000	100.0%	N/A	N/A	N/A	N/A
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	Walgreens	12/31/2084	14,820	100.0%	N/A	N/A	N/A	N/A
Loan	6, 15	27	Shopper’s World Outlots	0.5%	Men’s Wearhouse, Inc.	2/28/2022	6,000	58.8%	First Niagara Financial	7/31/2020	4,200	41.2%
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	Rite Aid	4/30/2016	27,462	27.3%	Borrego Medical Clinic	11/30/2030 (20,720 SF); 2/28/2020 (1,150 SF)	21,870	21.7%
Loan		29	Stratford Apartments	1.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	North Canyon Village	1.0%	Mountainside Fitness	2/28/2024	39,516	55.6%	Peter Piper Pizza	2/16/2019	8,571	12.1%
Loan		31	Green Meadows Apartments	1.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	32	Santa Ana Plaza	1.0%	AutoZone	7/31/2020	6,000	13.2%	Harbor Dollar	8/31/2024	6,000	13.2%
Loan		33	ASRC Federal Building	1.0%	ASRC Federal Holding Co., Inc.	3/31/2024	55,738	94.5%	N/A	N/A	N/A	N/A
Loan		34	Orangethorpe Plaza	1.0%	Thrifty Payless, Inc. - Rite Aid	1/31/2034	17,272	34.3%	Tesco - Fresh & Easy	9/30/2033	13,929	27.7%
Loan	10	35	United Center	0.9%	United Custom Distribution	12/31/2029	74,000	43.6%	State of MI-DHS	5/1/2024	23,840	14.0%
Loan		36	Beach Boulevard Self Storage	0.9%	Planned Parenthood	2/17/2019	4,400	6.1%	N/A	N/A	N/A	N/A
Loan		37	Towamencin Corporate Center	0.9%	Almac Clinical Technol. LLC	9/30/2020	21,205	27.5%	Trefoil Management, LLC	2/28/2025	15,725	20.4%
Loan		38	Dover II Shopping Center	0.9%	A Dong Supermarket	12/31/2018	20,000	34.0%	Seafood Cove #2	1/31/2019	8,245	14.0%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%
Property		39.01	Sumner Plains		Specialized Pavement Markings Inc. a Oregon Corp	12/31/2017	13,870	16.9%	Enersys Delaware Inc.	6/30/2016	12,536	15.3%
Property		39.02	Fife Portal		Restaurant Technologies	2/28/2018	12,044	26.7%	PAWS Abilities	9/30/2017	12,044	26.7%
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Camfield Corners	0.8%	BI-LO	11/30/2019	42,680	61.1%	Tire Kingdom	7/31/2023	8,900	12.7%
Loan		42	Twin Creek Plaza	0.8%	Lansky Investments, LLC	8/31/2019	5,693	7.4%	Hallmark Specialty Retail Grp	2/28/2016	4,680	6.0%
Loan		43	Meridian Gateway	0.8%	RLS Screen Printing	12/31/2017	19,057	11.5%	American Residential	3/31/2020	14,860	9.0%
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%
Property		44.01	Eagle Ridge		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		44.02	Five Points Courtyard		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		44.03	Quail Ridge		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	45	Sheraton Four Points College Station	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Markham Square	0.8%	Burlington Coat Factory	2/28/2023	71,059	57.2%	Ross Dress For Less	1/31/2022	23,980	19.3%
Loan		47	1870 Embarcadero	0.7%	Sullivan & Cromwell LLP	4/30/2018	30,752	100.0%	N/A	N/A	N/A	N/A
Loan		48	200-220 Trotters Way	0.7%	H and K Furniture Inc	1/31/2025	33,000	53.6%	Big Lots	1/31/2020	28,615	46.4%
Loan		49	Walgreens - Marina del Rey	0.6%	Walgreens	8/31/2024	11,208	100.0%	N/A	N/A	N/A	N/A
Loan		50	Williamsburg Square Apartments	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Walgreens - Pickerington, OH	0.6%	Walgreens	9/30/2034	14,334	100.0%	N/A	N/A	N/A	N/A
Loan		52	Hubbard One	0.6%	Salvage One	12/31/2024	54,470	44.9%	Teams Design	1/31/2023	17,475	14.4%
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		54	Quality Inn Pismo Beach	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		55	Woodland Heights Apartments	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		56	Delk Road Self Storage	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 10	57	Newhall Shopping Center	0.5%	Wells Fargo	9/30/2016	5,680	26.5%	Don Cuco’s Mexican Restaurant	1/31/2017	4,002	18.7%
Loan		58	Sunrise Lake Village	0.5%	Pearland Sunrise Medical Ctr	5/31/2021	9,936	24.7%	Buffalo Wild Wings	5/31/2022	6,200	15.4%
Loan	16	59	Hampton Inn Carbondale	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		60	Center at South Shore Harbour	0.5%	Orient Café	8/31/2017	5,440	19.3%	South Shore Grille	5/31/2018	5,330	18.9%
Loan		61	Holiday Square	0.5%	Rouse’s Enterprises	1/31/2020	44,950	61.7%	Gold’s Gym	3/31/2024	14,020	19.2%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					LARGEST TENANT INFORMATION				2ND LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan		62	Harbour Town Apartments	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%
Property		63.01	South Rainbow Square		Liquor Outlet	8/31/2016	4,160	22.8%	Dotty’s	2/28/2018	4,055	22.3%
Property		63.02	Windmill Retail Plaza		Pizza Natali	9/30/2018	2,200	14.1%	Pretty Nails	9/30/2018	2,200	14.1%
Loan		64	Hawkins Point Townhomes	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		65	Walgreens Hammerly Boulevard	0.4%	Walgreens	2/28/2062	14,490	100.0%	N/A	N/A	N/A	N/A
Loan		66	Westwood Commons Food Lion	0.4%	Food Lion	3/31/2025	33,764	82.4%	Family Pharmacy	6/30/2020	3,000	7.3%
Loan		67	Providence Plaza	0.3%	Providence HOA	8/30/2021	5,600	25.6%	Fitness Operations LTD	3/31/2020	3,757	17.2%
Loan		68	McGees Self Storage Sherman Oaks	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		69	Southern Grace Apartments	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		70	Walgreens - Harvard, IL	0.3%	Walgreens	1/31/2034	13,650	100.0%	N/A	N/A	N/A	N/A
Loan		71	Rite Aid - Canonsburg, PA	0.3%	Rite Aid	6/14/2025	13,824	100.0%	N/A	N/A	N/A	N/A
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	Fresenius Medical Care Niceville	8/31/2029	9,956	100.0%	N/A	N/A	N/A	N/A
Loan		73	Jenah Plaza	0.3%	Envision	6/30/2022	6,000	52.5%	lnchin’s Bamboo Garden	10/31/2019	3,453	30.2%
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		75	Walgreens - Lebanon, IN	0.2%	Walgreens	4/7/2079	14,820	100.0%	N/A	N/A	N/A	N/A
Loan		76	Rite Aid - Lansdale, PA	0.2%	Rite Aid	12/31/2024	11,180	100.0%	N/A	N/A	N/A	N/A
Loan		77	Rite Aid - Midland, MI	0.2%	Rite Aid	4/30/2025	11,180	100.0%	N/A	N/A	N/A	N/A

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	Bed Bath & Beyond	1/31/2022	36,068	10.3%	Marshalls	5/31/2020	30,105	8.6%
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		4	Dallas Marriott Las Colinas	6.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		5	Hilton Houston Westchase	4.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		6	Bozzuto’s Distribution Center	4.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		7	Harrison Creek Apartments	3.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9, 10	8	555 11th Street NW	2.7%	SmartBrief, Inc.	3/31/2017	31,300	7.6%	American Cancer Society	10/31/2021	24,307	5.9%
Loan	10	9	Columbus Commons	2.5%	Dollar Tree	5/31/2016	13,557	10.9%	Pier 1 Imports	2/28/2020	10,771	8.7%
Loan	11	10	Ayrsley Town Center	2.5%	Huron Consulting	6/30/2017	19,578	10.3%	Peak 10	12/31/2017 (16,800 SF); MTM (2,700 SF)	19,500	10.3%
Loan		11	Oliveira Plaza	2.3%	West Marine	8/31/2017	15,000	12.9%	Bank of America	1/31/2021	10,989	9.5%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%
Property		12.01	Chenal Place Shopping Center		Guitar Center	10/31/2022	12,230	12.0%	Phoenix Interiors	12/31/2019	9,050	8.9%
Property		12.02	Bowman Station Shopping Center		Epoch Health Clinic	3/30/2019	6,473	10.8%	Batteries Plus	4/30/2017	3,822	6.4%
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		14	St. Anthony Healthplex South	1.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	14	15	Marriott Hotel Visalia	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		16	Park South at Deerwood Apartments	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		17	Mesa Dunes	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		18	Saucon Valley Plaza	1.3%	General Services Admin (GSA) d/b/a OSHA	1/5/2016	5,088	6.1%	Christopher D. Myers, d/b/a Christopher D. Myers Ameriprise Financial	3/31/2019	3,181	3.8%
Loan	6, 13	19	Chicago Retail Portfolio	1.3%
Property		19.01	Bartlett Commons		Dollar Tree	2/28/2020	11,670	14.1%	DuPage Medical Group	5/31/2025	10,200	12.3%
Property		19.02	Prairie View Center		Briana’s Restaurant	3/31/2019	3,508	10.9%	Sylvan Learning Center	9/30/2015	2,803	8.7%
Property		19.03	Lakeview Plaza		Manilla Fiesta Rest.	3/31/2019	2,055	13.1%	Wing Stop	10/31/2015	1,605	10.3%
Loan	10	20	Pine Ridge Apartments	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	1400 Howard Boulevard	1.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	22	Sherwood Gardens	1.2%	Clear Channel (Iheart Radio)	11/30/2018	13,352	7.9%	Dollar General	1/31/2023	12,000	7.1%
Loan		23	Pathmark - Linden	1.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%
Property		24.01	Spring Hill Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.02	Lebanon Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.03	White House Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		24.04	Mt. Juliet Self Storage		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	13	25	FedEx Portfolio	1.1%
Property		25.01	255 Metro Center		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		25.02	347 State Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		25.03	669 South Third Avenue		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		25.04	3 Dominican Drive		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		25.05	174 West Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 15	27	Shopper’s World Outlots	0.5%	Millennium Hospitality (Hampton Inn) (ground lease)	7/31/2027	0	0.0%	State Employees Federal Credit Union (ground lease)	3/17/2021	0	0.0%
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	America’s Tire Co	2/28/2023	6,000	6.0%	Bank of America	7/31/2021	5,100	5.1%
Loan		29	Stratford Apartments	1.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	North Canyon Village	1.0%	Connollys	7/31/2019	4,037	5.7%	Tao Kitchen	10/31/2016	2,523	3.5%
Loan		31	Green Meadows Apartments	1.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	32	Santa Ana Plaza	1.0%	KFC	7/27/2023	3,155	6.9%	Coffee Shop (Kevin Pham)	6/30/2020	2,800	6.2%
Loan		33	ASRC Federal Building	1.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Orangethorpe Plaza	1.0%	JP Morgan Chase	6/30/2019	4,500	8.9%	Starbucks - w/ Drive Thru	2/28/2024	1,800	3.6%
Loan	10	35	United Center	0.9%	Value World	4/4/2017	21,450	12.6%	State of Michigan-LCC	9/30/2020	17,019	10.0%
Loan		36	Beach Boulevard Self Storage	0.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Towamencin Corporate Center	0.9%	Budge Industries, LLC	6/30/2020 (3,193 SF); 6/30/2015 (936 SF)	4,129	5.4%	Environmental Engineering & Management	2/28/2017	4,035	5.2%
Loan		38	Dover II Shopping Center	0.9%	Lotus Lang Corp.	2/28/2020	3,258	5.5%	Red Crab	8/31/2017	1,576	2.7%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%
Property		39.01	Sumner Plains		John Wakefield dba Winterwood Cabinetry	3/31/2018	10,794	13.1%	Cytec Process Materials	3/31/2020	10,740	13.1%
Property		39.02	Fife Portal		Wheel 1	9/30/2018	10,520	23.3%	Trane U.S.	4/30/2020	10,520	23.3%
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Camfield Corners	0.8%	Fred Astaire Dance Studio	6/30/2016	2,400	3.4%	Tokyo 1 Express	12/31/2019	1,748	2.5%
Loan		42	Twin Creek Plaza	0.8%	United States of America	8/31/2018	4,431	5.7%	Martial Arts International	11/30/2017	4,280	5.5%
Loan		43	Meridian Gateway	0.8%	Sun Pharmacy	7/31/2020	13,221	8.0%	Drexel Metals Corp	1/31/2017	13,150	7.9%
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%
Property		44.01	Eagle Ridge		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		44.02	Five Points Courtyard		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		44.03	Quail Ridge		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	45	Sheraton Four Points College Station	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Markham Square	0.8%	Rainbow	1/31/2018	7,840	6.3%	City Gear	6/30/2018	4,142	3.3%
Loan		47	1870 Embarcadero	0.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		48	200-220 Trotters Way	0.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	Walgreens - Marina del Rey	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		50	Williamsburg Square Apartments	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Walgreens - Pickerington, OH	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	Hubbard One	0.6%	Sedia Systems	10/31/2016 (3,397 SF); 10/31/2018 (6,192 SF)	9,589	7.9%	Bow & Truss, LLC	1/31/2022	7,624	6.3%
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		54	Quality Inn Pismo Beach	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		55	Woodland Heights Apartments	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		56	Delk Road Self Storage	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 10	57	Newhall Shopping Center	0.5%	Love Sushi	5/31/2018	2,040	9.5%	Celebrity Beauty Supply	9/30/2016	1,800	8.4%
Loan		58	Sunrise Lake Village	0.5%	Grazia Italian Kitchen	11/30/2018	4,462	11.1%	Frenchy’s Chicken	12/31/2024	2,400	6.0%
Loan	16	59	Hampton Inn Carbondale	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		60	Center at South Shore Harbour	0.5%	Eagles Nest	5/31/2017	2,440	8.7%	Harbour Insurance	3/31/2018	1,880	6.7%
Loan		61	Holiday Square	0.5%	Comprehensive Medical	1/31/2025	3,400	4.7%	Bounce de LIS	1/31/2017	3,200	4.4%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan		62	Harbour Town Apartments	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%
Property		63.01	South Rainbow Square		213 Productions	3/31/2018	3,245	17.8%	MAMAOH Restaurant	5/31/2020	1,760	9.7%
Property		63.02	Windmill Retail Plaza		Dairy Queen	7/31/2016	2,004	12.9%	Discount Financial	5/31/2018	1,100	7.1%
Loan		64	Hawkins Point Townhomes	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		65	Walgreens Hammerly Boulevard	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		66	Westwood Commons Food Lion	0.4%	China Café	6/30/2020	1,400	3.4%	Subway	10/31/2019	1,400	3.4%
Loan		67	Providence Plaza	0.3%	Providence Dental	7/31/2021	1,912	8.7%	Subway Real Estate Corp.	8/31/2015	1,400	6.4%
Loan		68	McGees Self Storage Sherman Oaks	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		69	Southern Grace Apartments	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		70	Walgreens - Harvard, IL	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		71	Rite Aid - Canonsburg, PA	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		73	Jenah Plaza	0.3%	Studio Salons	9/30/2020	1,977	17.3%	N/A	N/A	N/A	N/A
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		75	Walgreens - Lebanon, IN	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		76	Rite Aid - Lansdale, PA	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		77	Rite Aid - Midland, MI	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	Crunch Fitness	12/31/2025	23,404	6.7%	$0	$4,386	$250,000	$0	$29,240	$1,200,000	$350,835	$116,945	$0	$0
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		4	Dallas Marriott Las Colinas	6.0%	N/A	N/A	N/A	N/A	$0	$58,014	$0	$0	$0	$0	$357,029	$89,257	$110,898	$12,714
Loan		5	Hilton Houston Westchase	4.1%	N/A	N/A	N/A	N/A	$215,000	$0	$0	$0	$0	$0	$133,964	$66,982	$0	$0
Loan		6	Bozzuto’s Distribution Center	4.0%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		7	Harrison Creek Apartments	3.1%	N/A	N/A	N/A	N/A	$0	$5,270	$0	$0	$0	$0	$65,752	$21,917	$26,939	$4,490
Loan	9, 10	8	555 11th Street NW	2.7%	Jos. A Bank	9/30/2023	4,850	1.2%	$0	$0	$0	$4,000,000	$0	$0	$0	$0	$0	$0
Loan	10	9	Columbus Commons	2.5%	Five Below	1/31/2020	8,958	7.2%	$0	$1,556	$0	$0	$6,250	$300,000	$54,519	$18,173	$0	$0
Loan	11	10	Ayrsley Town Center	2.5%	YMCA	12/31/2017	11,205	5.9%	$0	$3,164	$113,905	$375,000	$23,730	$0	$26,325	$26,325	$0	$0
Loan		11	Oliveira Plaza	2.3%	Dollar Tree	2/28/2018	10,080	8.7%	$0	$1,934	$0	$29,875	$8,333	$300,000	$0	$23,482	$21,316	$1,776
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%					$0	$3,318	$0	$200,000	$13,462	$485,000	$0	$16,776	$26,578	$2,618
Property		12.01	Chenal Place Shopping Center		Men’s Wearhouse	9/30/2019	6,000	5.9%
Property		12.02	Bowman Station Shopping Center		Leslie’s Poolmart	12/31/2018	3,281	5.5%
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	N/A	N/A	N/A	N/A	$0	$24,080	$0	$0	$0	$0	$48,190	$48,190	$0	$0
Loan		14	St. Anthony Healthplex South	1.4%	N/A	N/A	N/A	N/A	$0	$440	$0	$0	$3,035	$0	$11,014	$1,224	$42,803	$3,891
Loan	14	15	Marriott Hotel Visalia	1.3%	N/A	N/A	N/A	N/A	$0	$28,000	$0	$0	$0	$0	$0	$13,471	$0	$0
Loan		16	Park South at Deerwood Apartments	1.3%	N/A	N/A	N/A	N/A	$0	$5,000	$0	$0	$0	$0	$75,200	$18,800	$14,550	$7,275
Loan		17	Mesa Dunes	1.3%	N/A	N/A	N/A	N/A	$0	$1,758	$0	$0	$0	$0	$8,506	$4,253	$19,788	$4,285
Loan		18	Saucon Valley Plaza	1.3%	Trinkle Marakovits & Mackenzie	2/28/2019	2,634	3.2%	$0	$1,384	$0	$125,000	$3,461	$0	$173,429	$25,688	$15,579	$1,416
Loan	6, 13	19	Chicago Retail Portfolio	1.3%					$0	$3,208	$0	$0	$8,333	$300,000	$285,000	$35,625	$16,189	$1,834
Property		19.01	Bartlett Commons		Anytime Fitness	11/30/2018	8,000	9.7%
Property		19.02	Prairie View Center		Signature Cleaners	2/28/2020	1,432	4.5%
Property		19.03	Lakeview Plaza		Pizza Hut	10/31/2017	1,200	7.7%
Loan	10	20	Pine Ridge Apartments	1.3%	N/A	N/A	N/A	N/A	$0	$7,833	$0	$0	$0	$0	$15,050	$15,050	$0	$0
Loan		21	1400 Howard Boulevard	1.3%	N/A	N/A	N/A	N/A	$0	$945	$34,011	$0	$7,357	$0	$134,083	$33,521	$30,840	$2,372
Loan	10	22	Sherwood Gardens	1.2%	Sleep Fit	7/31/2015	8,652	5.1%	$0	$2,125	$0	$175,000	$32,460	$400,000	$0	$13,930	$14,707	$4,224
Loan		23	Pathmark - Linden	1.2%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$4,361	$150,000	$0	$0	$3,352	$1,676
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%					$0	$2,630	$0	$0	$0	$0	$14,789	$10,800	$1,733	$1,733
Property		24.01	Spring Hill Self Storage		N/A	N/A	N/A	N/A
Property		24.02	Lebanon Self Storage		N/A	N/A	N/A	N/A
Property		24.03	White House Self Storage		N/A	N/A	N/A	N/A
Property		24.04	Mt. Juliet Self Storage		N/A	N/A	N/A	N/A
Loan	13	25	FedEx Portfolio	1.1%					$75,000	$2,538	$0	$0	$21,146	$738,509	$121,165	$40,388	$8,766	$4,383
Property		25.01	255 Metro Center		N/A	N/A	N/A	N/A
Property		25.02	347 State Street		N/A	N/A	N/A	N/A
Property		25.03	669 South Third Avenue		N/A	N/A	N/A	N/A
Property		25.04	3 Dominican Drive		N/A	N/A	N/A	N/A
Property		25.05	174 West Street		N/A	N/A	N/A	N/A
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	6, 15	27	Shopper’s World Outlots	0.5%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	Carl’s Jr.	5/31/2021	3,992	4.0%	$0	$1,258	$0	$0	$0	$301,893	$14,096	$14,096	$18,253	$3,042
Loan		29	Stratford Apartments	1.1%	N/A	N/A	N/A	N/A	$0	$12,442	$0	$0	$0	$0	$76,610	$10,944	$65,907	$10,985
Loan		30	North Canyon Village	1.0%	Bicycles Jones	1/31/2017	2,390	3.4%	$0	$1,007	$0	$0	$6,500	$175,000	$0	$14,226	$0	$0
Loan		31	Green Meadows Apartments	1.0%	N/A	N/A	N/A	N/A	$0	$4,962	$0	$0	$0	$0	$88,655	$29,552	$25,758	$12,879
Loan	6	32	Santa Ana Plaza	1.0%	Dr. Uyen Bui dba Orange Cty Pediatrics	9/30/2019	2,400	5.3%	$0	$1,892	$0	$0	$3,406	$100,000	$0	$9,889	$0	$0
Loan		33	ASRC Federal Building	1.0%	N/A	N/A	N/A	N/A	$0	$737	$0	$0	$4,916	$0	$120,814	$15,102	$1,023	$1,023
Loan		34	Orangethorpe Plaza	1.0%	Sushi Pop, Inc.	7/31/2019	1,665	3.3%	$0	$840	$0	$67,500	$4,500	$162,000	$72,865	$14,573	$5,790	$1,158
Loan	10	35	United Center	0.9%	State of Michigan-SOAHRS	9/30/2020	10,444	6.2%	$0	$2,830	$67,920	$0	$8,491	$203,780	$49,625	$9,925	$30,710	$2,559
Loan		36	Beach Boulevard Self Storage	0.9%	N/A	N/A	N/A	N/A	$0	$845	$20,280	$0	$1,000	$24,000	$0	$4,690	$10,491	$2,466
Loan		37	Towamencin Corporate Center	0.9%	Booker Software	5/31/2018	3,935	5.1%	$0	$1,285	$0	$100,000	$6,423	$0	$90,249	$14,739	$0	$0
Loan		38	Dover II Shopping Center	0.9%	Anh Minh Fabrics	9/30/2017	1,530	2.6%	$55,000	$967	$0	$0	$0	$0	$0	$12,326	$9,851	$1,642
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%					$0	$1,775	$0	$0	$3,184	$0	$10,913	$10,913	$5,605	$2,428
Property		39.01	Sumner Plains		Danzer Veneer Americas Inc.	8/31/2017	6,362	7.7%
Property		39.02	Fife Portal		N/A	N/A	N/A	N/A
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	N/A	N/A	N/A	N/A	$0	$5,235	$500,000	$0	$0	$0	$73,245	$10,464	$0	$0
Loan		41	Camfield Corners	0.8%	Bricks 4 Kids	6/30/2015	1,610	2.3%	$0	$873	$0	$270,000	$7,500	$540,000	$73,806	$10,544	$1,884	$942
Loan		42	Twin Creek Plaza	0.8%	Rent-A-Center West, Inc.	9/30/2017	4,000	5.2%	$102,500	$1,290	$0	$75,000	$6,304	$150,000	$18,410	$18,410	$5,395	$2,697
Loan		43	Meridian Gateway	0.8%	General Dynamics	12/31/2016	12,281	7.4%	$0	$1,382	$0	$0	$8,350	$200,000	$47,770	$11,942	$11,347	$11,347
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%					$0	$6,891	$0	$0	$0	$0	$94,517	$31,506	$9,172	$4,152
Property		44.01	Eagle Ridge		N/A	N/A	N/A	N/A
Property		44.02	Five Points Courtyard		N/A	N/A	N/A	N/A
Property		44.03	Quail Ridge		N/A	N/A	N/A	N/A
Loan	10	45	Sheraton Four Points College Station	0.8%	N/A	N/A	N/A	N/A	$0	$12,500	$0	$0	$0	$0	$45,272	$11,318	$23,240	$3,320
Loan		46	Markham Square	0.8%	Andy’s	12/31/2016	2,983	2.4%	$0	$1,554	$0	$0	$3,333	$160,000	$49,687	$9,952	$0	$905
Loan		47	1870 Embarcadero	0.7%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		48	200-220 Trotters Way	0.7%	N/A	N/A	N/A	N/A	$0	$770	$0	$0	$5,051	$0	$36,113	$18,057	$16,897	$2,816
Loan		49	Walgreens - Marina del Rey	0.6%	N/A	N/A	N/A	N/A	$0	$187	$0	$0	$1,401	$0	$0	$0	$0	$0
Loan		50	Williamsburg Square Apartments	0.6%	N/A	N/A	N/A	N/A	$0	$3,288	$118,368	$0	$0	$0	$24,665	$4,933	$7,540	$3,538
Loan		51	Walgreens - Pickerington, OH	0.6%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		52	Hubbard One	0.6%	Stefani	10/31/2015	6,388	5.3%	$0	$2,018	$0	$250,000	$0	$250,000	$130,664	$10,889	$11,708	$1,171
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	N/A	N/A	N/A	N/A	$0	$8,179	$0	$0	$0	$0	$0	$8,064	$7,131	$1,426
Loan		54	Quality Inn Pismo Beach	0.5%	N/A	N/A	N/A	N/A	$0	$8,015	$192,360	$0	$0	$0	$19,473	$6,491	$19,032	$1,586
Loan		55	Woodland Heights Apartments	0.5%	N/A	N/A	N/A	N/A	$35,000	$700	$0	$0	$0	$0	$8,873	$2,958	$9,637	$964
Loan		56	Delk Road Self Storage	0.5%	N/A	N/A	N/A	N/A	$0	$1,951	$0	$0	$0	$0	$35,127	$5,855	$4,297	$1,432
Loan	6, 10	57	Newhall Shopping Center	0.5%	Dr. Lozada	5/31/2023	1,550	7.2%	$0	$477	$0	$0	$0	$64,206	$0	$6,922	$5,454	$1,091
Loan		58	Sunrise Lake Village	0.5%	Din Jia	7/31/2019	1,770	4.4%	$0	$504	$0	$0	$1,678	$0	$10,758	$5,379	$0	$0
Loan	16	59	Hampton Inn Carbondale	0.5%	N/A	N/A	N/A	N/A	$0	$3,567	$0	$0	$0	$0	$88,952	$12,707	$8,042	$1,340
Loan		60	Center at South Shore Harbour	0.5%	The Man Cave	6/30/2018	1,620	5.8%	$38,575	$587	$0	$0	$2,348	$112,680	$21,122	$7,041	$5,485	$2,743
Loan		61	Holiday Square	0.5%	Capri Dry Cleaners	3/31/2018	2,500	3.4%	$0	$2,429	$0	$0	$0	$0	$10,097	$10,097	$0	$0

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves
Loan		62	Harbour Town Apartments	0.4%	N/A	N/A	N/A	N/A	$25,000	$2,167	$52,000	$0	$0	$0	$24,569	$4,914	$0	$0
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%					$0	$422	$0	$0	$2,450	$100,000	$6,440	$3,220	$0	$0
Property		63.01	South Rainbow Square		Leslie’s Nails	4/17/2021	1,280	7.0%
Property		63.02	Windmill Retail Plaza		Smokes 4 U	9/30/2018	1,100	7.1%
Loan		64	Hawkins Point Townhomes	0.4%	N/A	N/A	N/A	N/A	$0	$1,333	$0	$0	$0	$0	$45,344	$5,668	$5,506	$1,835
Loan		65	Walgreens Hammerly Boulevard	0.4%	N/A	N/A	N/A	N/A	$0	$242	$0	$0	$966	$0	$0	$0	$827	$163
Loan		66	Westwood Commons Food Lion	0.4%	N/A	N/A	N/A	N/A	$0	$512	$0	$0	$0	$0	$21,210	$2,651	$0	$0
Loan		67	Providence Plaza	0.3%	Legacy 5, LLC (Mr. Jim’s Pizza)	5/31/2019	1,400	6.4%	$0	$273	$9,840	$0	$1,822	$109,345	$5,936	$2,010	$4,528	$377
Loan		68	McGees Self Storage Sherman Oaks	0.3%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$18,230	$3,038	$0	$0
Loan		69	Southern Grace Apartments	0.3%	N/A	N/A	N/A	N/A	$0	$1,417	$0	$0	$0	$0	$21,313	$3,552	$4,173	$2,086
Loan		70	Walgreens - Harvard, IL	0.3%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		71	Rite Aid - Canonsburg, PA	0.3%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$700	$350
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		73	Jenah Plaza	0.3%	N/A	N/A	N/A	N/A	$0	$143	$0	$0	$1,111	$0	$8,792	$5,963	$0	$0
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	N/A	N/A	N/A	N/A	$448,334	$0	$156,000	$0	$0	$0	$0	$2,229	$3,703	$1,851
Loan		75	Walgreens - Lebanon, IN	0.2%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		76	Rite Aid - Lansdale, PA	0.2%	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		77	Rite Aid - Midland, MI	0.2%	N/A	N/A	N/A	N/A	$0	$307	$0	$0	$0	$0	$0	$0	$0	$0

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION				THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic	PML %
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	$0	$0	$0	N/A	1/16/2015	12/16/2014	N/A	N/A	N/A	No	N/A
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	$0	$62,500	$0	Environmental Escrow	3/9/2015	12/30/2014	N/A	12/23/2014	N/A	No	N/A
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	$0	$0	$0	N/A	2/5/2015	12/4/2014	N/A	12/4/2014	N/A	No	N/A
Loan		4	Dallas Marriott Las Colinas	6.0%	$0	$0	$0	N/A	1/14/2015	1/13/2015	N/A	1/13/2015	N/A	No	N/A
Loan		5	Hilton Houston Westchase	4.1%	$0	$0	$0	N/A	1/5/2015	12/30/2014	N/A	12/30/2014	N/A	No	N/A
Loan		6	Bozzuto’s Distribution Center	4.0%	$0	$3,188,458	$0	Debt Service Reserve Funds	12/30/2014	2/3/2015	N/A	12/19/2014	N/A	No	N/A
Loan		7	Harrison Creek Apartments	3.1%	$0	$0	$0	N/A	1/13/2015	1/5/2015	N/A	1/5/2015	N/A	No	N/A
Loan	9, 10	8	555 11th Street NW	2.7%	$0	$0	$0	N/A	9/22/2014	9/11/2014	N/A	9/10/2014	N/A	No	N/A
Loan	10	9	Columbus Commons	2.5%	$0	$250,000	$0	Lease-up Reserve	2/12/2015	1/29/2015	N/A	1/29/2015	N/A	No	N/A
Loan	11	10	Ayrsley Town Center	2.5%	$0	$1,777,888	$0	Piedmont Social Club Reserve; Olives Rent Reserve	12/19/2014	11/4/2014	N/A	11/4/2014	N/A	No	N/A
Loan		11	Oliveira Plaza	2.3%	$0	$58,369	$0	Scheduled Lease Credit Reserve	2/12/2015	8/8/2014	N/A	2/2/2015	1/2/2015	Yes	17.00%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%	$0	$120,000	$28,543	Epoch Tenant Improvement Reserve; Monthly Staples Leasing Reserve
Property		12.01	Chenal Place Shopping Center						2/19/2015	12/23/2014	N/A	12/23/2014	N/A	No	N/A
Property		12.02	Bowman Station Shopping Center						2/19/2015	12/23/2014	N/A	12/23/2014	N/A	No	N/A
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%	$0	$200,000	$0	PIP Upfront Reserve	12/1/2014	11/25/2014	N/A	11/25/2014	N/A	No	N/A
Loan		14	St. Anthony Healthplex South	1.4%	$0	$0	$0	N/A	10/14/2014	10/6/2014	N/A	9/26/2014	N/A	No	N/A
Loan	14	15	Marriott Hotel Visalia	1.3%	$0	$1,780,600	$0	PIP Reserve	3/9/2015	2/18/2015	2/27/2015	2/3/2015	2/3/2015	Yes	7.00%
Loan		16	Park South at Deerwood Apartments	1.3%	$0	$0	$0	N/A	1/21/2015	12/26/2014	N/A	12/26/2014	N/A	No	N/A
Loan		17	Mesa Dunes	1.3%	$100,000	$0	$0	N/A	2/26/2015	2/3/2015	N/A	2/5/2015	N/A	No	N/A
Loan		18	Saucon Valley Plaza	1.3%	$0	$0	$0	N/A	2/24/2015	12/12/2014	N/A	12/12/2014	N/A	No	N/A
Loan	6, 13	19	Chicago Retail Portfolio	1.3%	$41,250	$640,000	$0	Environmental Escrow; Cadence Reserve Funds; South Elgin Rollover Funds; Dollar Tree Rent and Outstanding TI/LC
Property		19.01	Bartlett Commons						2/10/2015	10/17/2014	N/A	10/17/2014	N/A	No	N/A
Property		19.02	Prairie View Center						11/4/2014	10/17/2014	N/A	10/17/2014	N/A	No	N/A
Property		19.03	Lakeview Plaza						2/18/2015	10/17/2014	N/A	10/17/2014	N/A	No	N/A
Loan	10	20	Pine Ridge Apartments	1.3%	$48,125	$0	$0	N/A	1/16/2015	1/7/2015	N/A	1/5/2015	1/5/2015	Yes	6.00%
Loan		21	1400 Howard Boulevard	1.3%	$0	$0	$0	N/A	2/4/2015	12/23/2014	N/A	12/23/2014	N/A	No	N/A
Loan	10	22	Sherwood Gardens	1.2%	$13,000	$0	$0	N/A	2/6/2015	2/2/2015	N/A	1/30/2015	1/30/2015	Yes	16.00%
Loan		23	Pathmark - Linden	1.2%	$0	$0	$0	N/A	3/24/2015	2/9/2015	N/A	2/9/2015	N/A	No	N/A
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%	$0	$0	$0	N/A
Property		24.01	Spring Hill Self Storage						1/28/2015	12/22/2014	N/A	12/22/2014	N/A	No	N/A
Property		24.02	Lebanon Self Storage						1/30/2015	12/22/2014	N/A	12/22/2014	N/A	No	N/A
Property		24.03	White House Self Storage						2/18/2015	11/26/2014	N/A	11/26/2014	N/A	No	N/A
Property		24.04	Mt. Juliet Self Storage						2/2/2015	12/22/2014	N/A	12/22/2014	N/A	No	N/A
Loan	13	25	FedEx Portfolio	1.1%	$17,500	$140,000	$0	Mount Vernon TI Reserve
Property		25.01	255 Metro Center						1/6/2015	1/28/2015	N/A	1/6/2015	N/A	No	N/A
Property		25.02	347 State Street						1/9/2015	2/5/2015	N/A	1/6/2015	N/A	No	N/A
Property		25.03	669 South Third Avenue						1/9/2015	1/6/2015	N/A	1/6/2015	N/A	No	N/A
Property		25.04	3 Dominican Drive						1/9/2015	2/5/2015	N/A	1/6/2015	N/A	No	N/A
Property		25.05	174 West Street						1/6/2015	1/6/2015	N/A	1/6/2015	N/A	No	N/A
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%	$0	$0	$0	N/A	2/3/2015	12/19/2014	N/A	12/19/2014	N/A	No	N/A
Loan	6, 15	27	Shopper’s World Outlots	0.5%	$0	$0	$0	N/A	1/28/2015	12/19/2014	N/A	12/23/2014	N/A	No	N/A
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%	$0	$39,189	$0	Ground Sublease Rent Reserve	2/25/2015	2/5/2015	1/8/2015	12/8/2014	12/8/2014	Yes	12.00%
Loan		29	Stratford Apartments	1.1%	$114,000	$0	$0	N/A	2/5/2015	1/13/2015	N/A	9/11/2014	N/A	No	N/A
Loan		30	North Canyon Village	1.0%	$33,250	$250,000	$0	Mountainside Fitness TILC	11/26/2014	12/1/2014	N/A	12/1/2014	N/A	No	N/A
Loan		31	Green Meadows Apartments	1.0%	$43,750	$0	$0	N/A	1/29/2015	1/14/2015	N/A	1/13/2015	N/A	No	N/A
Loan	6	32	Santa Ana Plaza	1.0%	$0	$65,872	$0	Landlord Obligations	1/26/2015	1/19/2015	N/A	1/14/2015	1/14/2015	Yes	7.00%
Loan		33	ASRC Federal Building	1.0%	$0	$75,000	$0	Tax Reserve	3/19/2015	1/27/2015	N/A	1/27/2015	N/A	No	N/A
Loan		34	Orangethorpe Plaza	1.0%	$0	$79,266	$0	Upfront Tenant Reserve	10/24/2014	7/11/2014	12/15/2014	7/11/2014	7/11/2014	Yes	6.00%
Loan	10	35	United Center	0.9%	$26,406	$24,833	$0	Free Rent Holdback	12/23/2014	11/24/2014	N/A	11/24/2014	N/A	No	N/A
Loan		36	Beach Boulevard Self Storage	0.9%	$0	$0	$0	N/A	1/26/2015	1/12/2015	N/A	1/8/2015	1/8/2015	Yes	5.00%
Loan		37	Towamencin Corporate Center	0.9%	$0	$413,424	$0	Condominium Common Charges Funds; Unfunded Obligations Reserve; Rent Reserve Funds	2/9/2015	1/21/2015	N/A	1/16/2015	N/A	No	N/A
Loan		38	Dover II Shopping Center	0.9%	$25,313	$0	$0	N/A	12/1/2014	12/3/2014	N/A	12/2/2014	12/4/2014	Yes	14.00%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%	$0	$204,631	$0	Trane TI Reserve; Trane Rent Reserve
Property		39.01	Sumner Plains						2/11/2015	12/11/2014	N/A	12/11/2014	12/11/2014	Yes	12.00%
Property		39.02	Fife Portal						2/11/2015	12/11/2014	N/A	12/11/2014	12/11/2014	Yes	12.00%
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%	$0	$0	$0	N/A	2/27/2015	3/9/2015	N/A	11/11/2014	N/A	No	N/A
Loan		41	Camfield Corners	0.8%	$76,875	$229,000	$0	Parking Lot Reserve Funds	1/28/2015	1/23/2015	N/A	1/23/2015	N/A	No	N/A
Loan		42	Twin Creek Plaza	0.8%	$56,250	$0	$0	N/A	1/23/2015	1/21/2015	N/A	1/22/2015	N/A	No	N/A
Loan		43	Meridian Gateway	0.8%	$499,471	$0	$0	N/A	1/21/2015	12/19/2014	N/A	12/22/2014	N/A	No	N/A
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%	$187,813	$0	$0	N/A
Property		44.01	Eagle Ridge						12/23/2014	12/3/2014	N/A	12/3/2014	N/A	No	N/A
Property		44.02	Five Points Courtyard						12/15/2014	12/3/2014	N/A	12/3/2014	N/A	No	N/A
Property		44.03	Quail Ridge						12/15/2014	12/3/2014	N/A	12/3/2014	N/A	No	N/A
Loan	10	45	Sheraton Four Points College Station	0.8%	$17,875	$84,000	$0	Roof Repair	3/5/2015	1/7/2015	N/A	1/7/2015	N/A	No	N/A
Loan		46	Markham Square	0.8%	$24,191	$0	$0	N/A	12/17/2014	12/8/2014	N/A	12/8/2014	N/A	No	N/A
Loan		47	1870 Embarcadero	0.7%	$0	$0	$0	N/A	1/9/2015	1/6/2015	N/A	1/6/2015	1/6/2015	Yes	16.00%
Loan		48	200-220 Trotters Way	0.7%	$0	$30,016	$0	Common Charges Reserve	1/8/2015	1/5/2015	N/A	1/5/2015	N/A	No	N/A
Loan		49	Walgreens - Marina del Rey	0.6%	$5,000	$0	$0	N/A	2/2/2015	1/21/2015	N/A	1/21/2015	1/21/2015	Yes	18.00%
Loan		50	Williamsburg Square Apartments	0.6%	$24,875	$0	$0	N/A	2/20/2015	2/3/2015	N/A	2/3/2015	N/A	No	N/A
Loan		51	Walgreens - Pickerington, OH	0.6%	$0	$0	$0	N/A	12/17/2014	12/15/2014	N/A	12/13/2014	N/A	No	N/A
Loan		52	Hubbard One	0.6%	$0	$30,000	$0	Rent Concession Reserve	1/8/2015	11/29/2014	N/A	11/29/2014	N/A	No	N/A
Loan		53	Holiday Inn Express - Otay Mesa	0.6%	$0	$625,455	Excess Cash	PIP Reserve	1/19/2015	12/23/2014	N/A	12/29/2014	12/29/2014	Yes	5.00%
Loan		54	Quality Inn Pismo Beach	0.5%	$31,563	$101,750	$0	Seasonality Reserve	10/22/2014	9/8/2014	N/A	9/8/2014	9/8/2014	Yes	12.00%
Loan		55	Woodland Heights Apartments	0.5%	$0	$0	$0	N/A	11/21/2014	11/26/2014	N/A	11/26/2014	11/26/2014	Yes	3.00%
Loan		56	Delk Road Self Storage	0.5%	$72,313	$0	$0	N/A	2/12/2015	1/16/2015	N/A	1/26/2015	N/A	No	N/A
Loan	6, 10	57	Newhall Shopping Center	0.5%	$0	$0	$0	N/A	1/21/2015	2/5/2015	1/8/2015	12/8/2014	12/8/2014	Yes	11.00%
Loan		58	Sunrise Lake Village	0.5%	$0	$421,900	$0	First Choice TIs; Grazia Restaurant TIs; Frenchy’s Chicken TIs; Frenchy’s Chicken Occupancy Reserve	1/29/2015	12/22/2014	N/A	12/23/2014	N/A	No	N/A
Loan	16	59	Hampton Inn Carbondale	0.5%	$0	$1,355,000	$0	PIP Reserve; Seasonality Reserve	2/25/2015	2/5/2015	N/A	2/2/2015	N/A	No	N/A
Loan		60	Center at South Shore Harbour	0.5%	$11,875	$0	$0	N/A	2/11/2015	1/27/2015	N/A	2/23/2015	N/A	No	N/A
Loan		61	Holiday Square	0.5%	$28,425	$0	$0	N/A	1/29/2015	12/18/2014	N/A	12/18/2014	N/A	No	N/A

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION				THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic	PML %
Loan		62	Harbour Town Apartments	0.4%	$51,525	$0	$0	N/A	1/27/2015	1/7/2015	N/A	1/9/2015	N/A	No	N/A
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%	$12,625	$0	$0	N/A
Property		63.01	South Rainbow Square						2/6/2015	1/20/2015	N/A	1/13/2015	N/A	No	N/A
Property		63.02	Windmill Retail Plaza						1/16/2015	1/20/2015	N/A	1/13/2015	N/A	No	N/A
Loan		64	Hawkins Point Townhomes	0.4%	$0	$0	$0	N/A	2/19/2015	1/29/2015	N/A	1/29/2015	N/A	No	N/A
Loan		65	Walgreens Hammerly Boulevard	0.4%	$0	$0	$0	N/A	2/6/2015	1/12/2015	N/A	1/12/2015	N/A	No	N/A
Loan		66	Westwood Commons Food Lion	0.4%	$0	$0	$0	N/A	1/20/2015	1/21/2015	N/A	1/22/2015	N/A	No	N/A
Loan		67	Providence Plaza	0.3%	$0	$82,081	$0	Free Rent/TILC Reserve	12/31/2014	12/17/2014	N/A	12/16/2014	N/A	No	N/A
Loan		68	McGees Self Storage Sherman Oaks	0.3%	$0	$0	$0	N/A	11/10/2014	11/17/2014	N/A	11/17/2014	11/17/2014	Yes	17.00%
Loan		69	Southern Grace Apartments	0.3%	$100,913	$0	$0	N/A	3/19/2015	2/5/2015	N/A	2/17/2015	N/A	No	N/A
Loan		70	Walgreens - Harvard, IL	0.3%	$0	$0	$0	N/A	12/30/2014	1/2/2015	N/A	12/29/2014	N/A	No	N/A
Loan		71	Rite Aid - Canonsburg, PA	0.3%	$0	$0	$0	N/A	1/27/2015	2/1/2015	N/A	2/4/2015	N/A	No	N/A
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%	$0	$0	$0	N/A	10/14/2014	10/13/2014	N/A	10/13/2014	N/A	No	N/A
Loan		73	Jenah Plaza	0.3%	$0	$0	$0	N/A	12/5/2014	12/19/2014	N/A	12/22/2014	N/A	No	N/A
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%	$9,075	$75,000	$0	Seasonality Reserve	1/22/2015	1/8/2015	N/A	1/11/2015	N/A	No	N/A
Loan		75	Walgreens - Lebanon, IN	0.2%	$0	$0	$0	N/A	1/21/2015	2/3/2015	N/A	1/26/2015	N/A	No	N/A
Loan		76	Rite Aid - Lansdale, PA	0.2%	$0	$0	$0	N/A	1/26/2015	1/29/2015	N/A	1/29/2015	N/A	No	N/A
Loan		77	Rite Aid - Midland, MI	0.2%	$0	$0	$0	N/A	2/5/2015	1/19/2015	N/A	1/20/2015	N/A	No	N/A

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	3, 4	1	300 South Riverside Plaza Fee	9.0%	$67,000,000		72.9%	1.48x	5.9%
Loan	5, 6, 7	2	Waterfront at Port Chester	7.2%	$53,500,000		75.0%	1.66x	7.1%
Loan	8, 10	3	Hilton Garden Inn W 54th Street	6.8%	$80,000,000	$20,000,000	69.7%	2.16x	10.4%	$25,000,000	79.7%	1.62x	9.1%
Loan		4	Dallas Marriott Las Colinas	6.0%
Loan		5	Hilton Houston Westchase	4.1%
Loan		6	Bozzuto’s Distribution Center	4.0%
Loan		7	Harrison Creek Apartments	3.1%
Loan	9, 10	8	555 11th Street NW	2.7%	$60,000,000	$87,000,000	57.3%	2.35x	9.0%	$50,000,000	73.5%	1.66x	7.0%
Loan	10	9	Columbus Commons	2.5%
Loan	11	10	Ayrsley Town Center	2.5%
Loan		11	Oliveira Plaza	2.3%
Loan	6, 12, 13	12	Bowman Station and Chenal Place Shopping Center	2.0%
Property		12.01	Chenal Place Shopping Center
Property		12.02	Bowman Station Shopping Center
Loan		13	Doubletree by Hilton Hotel Chicago - Alsip	1.5%
Loan		14	St. Anthony Healthplex South	1.4%
Loan	14	15	Marriott Hotel Visalia	1.3%
Loan		16	Park South at Deerwood Apartments	1.3%
Loan		17	Mesa Dunes	1.3%
Loan		18	Saucon Valley Plaza	1.3%
Loan	6, 13	19	Chicago Retail Portfolio	1.3%
Property		19.01	Bartlett Commons
Property		19.02	Prairie View Center
Property		19.03	Lakeview Plaza
Loan	10	20	Pine Ridge Apartments	1.3%
Loan		21	1400 Howard Boulevard	1.3%
Loan	10	22	Sherwood Gardens	1.2%
Loan		23	Pathmark - Linden	1.2%
Loan	6, 10, 13	24	Nashville Storage Portfolio	1.2%
Property		24.01	Spring Hill Self Storage
Property		24.02	Lebanon Self Storage
Property		24.03	White House Self Storage
Property		24.04	Mt. Juliet Self Storage
Loan	13	25	FedEx Portfolio	1.1%
Property		25.01	255 Metro Center
Property		25.02	347 State Street
Property		25.03	669 South Third Avenue
Property		25.04	3 Dominican Drive
Property		25.05	174 West Street
Loan	6, 7, 15	26	Walgreens - Clifton Park, NY	0.6%
Loan	6, 15	27	Shopper’s World Outlots	0.5%
Loan	6, 10	28	Cathedral Village Shopping Center	1.1%
Loan		29	Stratford Apartments	1.1%
Loan		30	North Canyon Village	1.0%
Loan		31	Green Meadows Apartments	1.0%
Loan	6	32	Santa Ana Plaza	1.0%
Loan		33	ASRC Federal Building	1.0%
Loan		34	Orangethorpe Plaza	1.0%
Loan	10	35	United Center	0.9%
Loan		36	Beach Boulevard Self Storage	0.9%
Loan		37	Towamencin Corporate Center	0.9%
Loan		38	Dover II Shopping Center	0.9%
Loan	13	39	Sumner Fife Industrial - Puget Sound, WA	0.9%
Property		39.01	Sumner Plains
Property		39.02	Fife Portal
Loan		40	Holiday Inn Express & Suites Detroit North	0.8%
Loan		41	Camfield Corners	0.8%
Loan		42	Twin Creek Plaza	0.8%
Loan		43	Meridian Gateway	0.8%
Loan	6, 13	44	Devonshire REIT Multifamily Portfolio	0.8%
Property		44.01	Eagle Ridge
Property		44.02	Five Points Courtyard
Property		44.03	Quail Ridge
Loan	10	45	Sheraton Four Points College Station	0.8%
Loan		46	Markham Square	0.8%
Loan		47	1870 Embarcadero	0.7%
Loan		48	200-220 Trotters Way	0.7%
Loan		49	Walgreens - Marina del Rey	0.6%
Loan		50	Williamsburg Square Apartments	0.6%
Loan		51	Walgreens - Pickerington, OH	0.6%
Loan		52	Hubbard One	0.6%
Loan		53	Holiday Inn Express - Otay Mesa	0.6%
Loan		54	Quality Inn Pismo Beach	0.5%
Loan		55	Woodland Heights Apartments	0.5%
Loan		56	Delk Road Self Storage	0.5%
Loan	6, 10	57	Newhall Shopping Center	0.5%
Loan		58	Sunrise Lake Village	0.5%
Loan	16	59	Hampton Inn Carbondale	0.5%
Loan		60	Center at South Shore Harbour	0.5%
Loan		61	Holiday Square	0.5%

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan		62	Harbour Town Apartments	0.4%
Loan	6, 13	63	Windmill & Rainbow Portfolio	0.4%
Property		63.01	South Rainbow Square
Property		63.02	Windmill Retail Plaza
Loan		64	Hawkins Point Townhomes	0.4%
Loan		65	Walgreens Hammerly Boulevard	0.4%
Loan		66	Westwood Commons Food Lion	0.4%
Loan		67	Providence Plaza	0.3%
Loan		68	McGees Self Storage Sherman Oaks	0.3%
Loan		69	Southern Grace Apartments	0.3%
Loan		70	Walgreens - Harvard, IL	0.3%
Loan		71	Rite Aid - Canonsburg, PA	0.3%
Loan		72	Fresenius Medical Care - Niceville, FL	0.3%
Loan		73	Jenah Plaza	0.3%
Loan		74	Holiday Inn Express & Suites Bucyrus	0.2%
Loan		75	Walgreens - Lebanon, IN	0.2%
Loan		76	Rite Aid - Lansdale, PA	0.2%
Loan		77	Rite Aid - Midland, MI	0.2%

MSBAM 2015-C22

(1)
MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, National Association; CIBC—CIBC Inc.; SMC—Starwood Mortgage Capital LLC; SMF III—Starwood Mortgage Funding III LLC.

(2)
The Administrative Fee Rate includes the master servicing fee rate, trust advisor fee rate, trustee/certificate administrator fee rate, primary servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(3)
With respect to Mortgage Loan No. 1, 300 South Riverside Plaza Fee, the mortgage loan is part of a $167,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The 300 South Riverside Plaza Fee mortgage loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $100,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $67,000,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 South Riverside Plaza Fee Loan Pair” in this Free Writing Prospectus.

(4)
With respect to Mortgage Loan No. 1, 300 South Riverside Plaza Fee, the mortgage loan is secured by the air rights associated with space occupied by a 22-story office building located at 300 South Riverside Plaza in Chicago, IL and encumbered by a ground lease. The improvements are not collateral for the 300 South Riverside Plaza Fee mortgage loan other than of the 300 South Riverside Plaza Fee borrower’s reversionary interest therein. The property characteristics reflected under Year Built, Year Renovated, Size and Units of Measure reflect information on the non-collateral improvements.

(5)
With respect to Mortgage Loan No. 2, Waterfront at Port Chester, the mortgage loan is part of a $133,500,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The Waterfront at Port Chester mortgage loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $80,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $53,500,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Waterfront at Port Chester Loan Pair” in this Free Writing Prospectus.

(6)
With respect to Mortgage Loan Nos. 2, 12, 19, 24, 26, 27, 28, 32, 44, 57 and 63, Waterfront at Port Chester, Bowman Station and Chenal Place Shopping Center, Chicago Retail Portfolio, Nashville Storage Portfolio, Walgreens - Clifton Park, NY, Shopper’s World Outlots, Cathedral Village Shopping Center, Santa Ana Plaza, Devonshire REIT Multifamily Portfolio, Newhall Shopping Center and Windmill & Rainbow Portfolio, the related loan documents permit a partial collateral release generally subject to LTV, DSCR and/or Debt Yield tests, in connection with partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” and “—Partial Releases Other Than in Connection with Defeasance” in this Free Writing Prospectus.

(7)
With respect to Mortgage Loan Nos. 2 and 26, Waterfront at Port Chester and Walgreens - Clifton Park, NY, the related mortgaged property is subject to a ground lease whereby the ground lessor has provided its fee interest as collateral for the subject loan, and the Title Type is shown as Fee.

(8)
With respect to Mortgage Loan No. 3, Hilton Garden Inn W 54th Street, the mortgage loan is part of a loan pair evidenced by (i) three pari passu senior promissory notes: (a) Note A-2, representing the Hilton Garden Inn W 54th Street mortgage loan, which has an outstanding principal balance as of the Cut-off Date of $75,000,000, and (b) Note A-1 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are currently held by Morgan Stanley Bank, N.A. and (ii) one subordinate note (Note B), which has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan but do not include the related B note. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton Garden Inn W 54th Street Loan Pair” in this Free Writing Prospectus.

MSBAM 2015-C22

(9)
With respect to Mortgage Loan No. 8, 555 11th Street NW, the mortgage loan is part of a non-serviced loan combination evidenced by (i) two pari passu senior promissory notes: (a) Note A-1B, representing the 555 11th Street NW mortgage loan, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, and (b) Note A-1A, referred to as the “555 11th Street NW non-serviced companion loan,” which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is included in the MSBAM 2015-C21 securitization trust, (ii) one subordinate note (Note A-2, referred to as the “555 11th Street NW MSBAM 2015-C21 trust B note”), which has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is also included in the MSBAM 2015-C21 securitization trust, and (iii) two subordinate notes (Note A-3 and Note B, referred to collectively as the “555 11th Street NW non-securitized B note”), which have an aggregate outstanding principal balance as of the Cut-off Date of $57,000,000 and are currently held by Principal Life Insurance Company. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan without regard to the related B notes. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” in this Free Writing Prospectus.

(10)
With respect to Mortgage Loan Nos. 8, 9, 20, 22, 24, 28, 35, 45 and 57, 555 11th Street NW, Columbus Commons, Pine Ridge Apartments, Sherwood Gardens, Nashville Storage Portfolio, Cathedral Village Shopping Center, United Center, Sheraton Four Points College Station and Newhall Shopping Center, the related mortgage loan documents permit future mezzanine or unsecured subordinate financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. With respect to Mortgage Loan No. 3, Hilton Garden Inn W 54th Street, the related mortgage loan documents permit future preferred equity subject to compliance with certain conditions. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this Free Writing Prospectus.

(11)
With respect to Mortgage Loan No. 10, Ayrsley Town Center, the appraised value represents the “as stabilized” value of $37,600,000 as of October 1, 2015, which is dependent upon vacant space leased. The Piedmont Social Club tenant space is currently in build out and $1,760,000 was reserved at loan origination pending occupancy of the tenant, at which time the Ayrsley Town Center property occupancy is estimated to be approximately 96.4%. The “as is” value as of October 24, 2014 is $35,225,000. See “Risk Factors—Limitations of Appraisals” in this Free Writing Prospectus.

(12)
With respect to Mortgage Loan No. 12, Bowman Station and Chenal Place Shopping Center, Occupancy Rate includes one tenant that has signed a lease but has not yet taken occupancy. Epoch Health Clinic has signed a lease and commenced paying rent for 6,473 SF, but has not yet taken occupancy of the related space. Epoch Health Clinic is expected to take occupancy by the end of May 2015. Excluding Epoch Health Clinic, the Bowman Station and Chenal Place Shopping Center Property was 88.6% occupied as of March 5, 2015.

(13)
With respect to Mortgage Loan Nos. 12, 19, 24, 25, 39, 44 and 63, Bowman Station and Chenal Place Shopping Center, Chicago Retail Portfolio, Nashville Storage Portfolio, FedEx Portfolio, Sumner Fife Industrial - Puget Sound, WA, Devonshire REIT Multifamily Portfolio and Windmill & Rainbow Portfolio, each such mortgage loan is secured by multiple properties. For the purpose of the statistical information set forth in this Free Writing Prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(14)
With respect to Mortgage Loan No. 15, Marriott Hotel Visalia, the appraised value represents the “as stabilized” value of $20,950,000 as of January 9, 2017, which is dependent on a stabilized occupancy and the completion over the next 18 months of a property improvement plan for which $1,780,600 was reserved at loan origination. The “as is” value as of January 9, 2015 is $17,250,000. See “Risk Factors—Limitations of Appraisals” in this Free Writing Prospectus.

(15)
With respect to Mortgage Loan Nos. 26 and 27, Walgreens - Clifton Park, NY and Shopper’s World Outlots, the mortgage loans are cross-collateralized and cross-defaulted. For the purpose of the statistical information set forth in this Free Writing Prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis.

(16)
With respect to Mortgage Loan No. 59, Hampton Inn Carbondale, the Cut-Off Date LTV Ratio for the Mortgage Loan is calculated based on the “as is” value of $7,250,000 (corresponding to an LTV ratio of 70.3%) that assumes a property improvement plan costing $1,280,000 was completed as of February 1, 2015.  The related appraisal also reported an “as is” value of $5,500,000 (corresponding to a LTV ratio of 92.6%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $1,280,000. The property improvement plan is expected to cost approximately $1,280,000 and be completed no later than March 2017, and $1,280,000 was reserved at loan origination for such costs.

MSBAM 2015-C22

A.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the amount prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.
“Yield Maintenance Amount” shall mean the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of the Loan and, with respect to the principal balance of the Note due to be outstanding on such date, on the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date, respectively.

“Payment Differential” shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12), and multiplied by (iii) the principal sum outstanding under the Note after application of the Monthly Payment Amount due on the Prepayment Date (or, if notwithstanding the provisions of Section 2.4 hereof the Prepayment Date is not a Payment Date, on the Payment Date immediately prior to the Prepayment Date), provided that the Payment Differential shall in no event be less than zero.

“Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, as determined by Lender, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

C.
“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

MSBAM 2015-C22

D.
“Yield Maintenance Amount” shall mean the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of the Loan and, with respect to the principal balance of the Note due to be outstanding on such date, on the Payment Date occurring four (4) months prior to the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Payment Date occurring four (4) months prior to the Maturity Date, respectively.

“Payment Differential” shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12), and multiplied by (iii) the principal sum outstanding under the Note after application of the Monthly Payment Amount due on the Prepayment Date (or, if notwithstanding the provisions of Section 2.4 hereof the Prepayment Date is not a Payment Date, on the Payment Date immediately prior to the Prepayment Date), provided that the Payment Differential shall in no event be less than zero.

“Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, as determined by Lender, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

E.
“Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (defined below) of a series of monthly payments over the remaining term of the Loan (to the end of the Lockout Period) each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the end of the Lockout Period, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of the Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

F.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

MSBAM 2015-C22

G.
“Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (defined below) of a series of monthly payments over the remaining term of the Loan each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of the Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

H.
“Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

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APPENDIX II

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	22	$492,515,003	44.5%	4.093%	119	1.96x	9.8%	65.6%	59.7%
Bank of America, National Association	29	$300,291,688	27.1%	4.378%	107	1.60x	10.4%	68.8%	59.4%
CIBC Inc.	18	$220,116,019	19.9%	4.460%	115	1.53x	10.0%	68.7%	57.0%
Starwood Mortgage Funding III LLC	8	$94,401,306	8.5%	4.367%	119	1.52x	9.7%	70.9%	60.8%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1 - 10,000,000	44	$257,573,403	23.3%	4.323%	115	1.67x	10.9%	65.1%	53.9%
10,000,001 - 20,000,000	21	$273,041,279	24.7%	4.388%	116	1.53x	10.0%	68.5%	58.2%
20,000,001 - 30,000,000	5	$132,375,000	12.0%	4.063%	118	2.28x	10.6%	63.5%	55.1%
30,000,001 - 40,000,000	1	$34,300,000	3.1%	4.050%	118	1.30x	7.8%	76.2%	63.6%
40,000,001 - 50,000,000	2	$89,134,335	8.0%	4.345%	89	1.68x	12.7%	65.3%	51.9%
60,000,001 - 70,000,000	1	$65,900,000	6.0%	4.890%	120	1.56x	11.0%	69.0%	56.7%
70,000,001 - 80,000,000	2	$155,000,000	14.0%	4.073%	120	2.14x	9.3%	68.6%	68.6%
90,000,001 - 100,000,000	1	$100,000,000	9.0%	3.950%	119	1.48x	5.9%	72.9%	72.9%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: $1,946,631
Maximum: $100,000,000
Average: $14,380,831

Appendix II
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	5	$169,348,248	15.3%	4.067%	119	2.08x	9.3%	68.6%	67.6%
California	15	$156,495,755	14.1%	4.229%	118	1.76x	10.9%	60.8%	52.2%
Illinois	9	$149,748,968	13.5%	4.149%	119	1.49x	7.5%	71.0%	66.6%
Texas	8	$147,918,802	13.4%	4.703%	101	1.61x	11.3%	69.6%	60.3%
Pennsylvania	5	$58,029,489	5.2%	4.508%	95	1.38x	9.0%	72.3%	61.1%
Connecticut	3	$48,841,748	4.4%	3.979%	119	1.63x	12.7%	62.2%	39.3%
North Carolina	3	$40,339,298	3.6%	4.557%	118	1.39x	9.5%	72.8%	59.4%
New Jersey	3	$34,685,958	3.1%	4.363%	119	1.43x	9.2%	72.3%	59.7%
Virginia	1	$34,300,000	3.1%	4.050%	118	1.30x	7.8%	76.2%	63.6%
Arkansas	3	$30,037,500	2.7%	4.259%	119	1.47x	9.4%	74.5%	64.6%
District of Columbia	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
Florida	3	$26,413,818	2.4%	4.079%	118	1.54x	9.6%	72.9%	64.6%
Arizona	2	$25,830,328	2.3%	4.320%	120	1.40x	9.0%	71.4%	58.2%
Michigan	3	$21,429,717	1.9%	4.591%	119	1.86x	13.0%	65.5%	50.4%
Indiana	3	$19,145,596	1.7%	4.444%	120	1.50x	10.1%	71.3%	61.2%
Ohio	5	$17,650,000	1.6%	4.413%	119	1.49x	9.9%	69.6%	60.0%
Oklahoma	1	$15,875,000	1.4%	4.740%	115	1.29x	8.3%	72.5%	63.9%
Tennessee	4	$12,810,000	1.2%	4.245%	119	1.53x	9.3%	72.0%	65.8%
Maryland	1	$10,850,000	1.0%	4.320%	120	1.41x	9.0%	66.2%	53.3%
Washington	2	$9,500,000	0.9%	4.210%	120	1.45x	9.1%	69.3%	55.6%
Georgia	2	$9,009,853	0.8%	4.386%	106	2.03x	13.4%	54.4%	44.1%
Nebraska	1	$8,700,000	0.8%	4.200%	120	1.66x	10.8%	64.4%	58.8%
Nevada	3	$8,140,813	0.7%	4.489%	120	1.60x	10.5%	63.5%	51.5%
Missouri	1	$6,637,500	0.6%	4.200%	120	1.42x	8.9%	75.0%	65.3%
Utah	1	$5,800,000	0.5%	4.260%	119	1.35x	8.1%	73.0%	62.1%
Louisiana	1	$4,991,287	0.5%	4.300%	119	1.81x	13.4%	64.8%	47.5%
Rhode Island	1	$3,457,143	0.3%	4.150%	119	1.49x	10.1%	65.2%	53.7%
Massachusetts	1	$1,337,196	0.1%	4.150%	119	1.49x	10.1%	65.2%	53.7%
Total:	91	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Appendix II
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	17	$251,051,148	22.7%	4.179%	120	1.55x	8.8%	70.7%	62.7%
Free-Standing	9	$44,431,842	4.0%	4.359%	119	1.45x	9.2%	66.5%	55.9%
Shadow Anchored	4	$34,230,000	3.1%	4.179%	120	1.97x	11.2%	61.2%	54.4%
Unanchored	8	$32,694,615	3.0%	4.496%	119	1.48x	10.0%	71.4%	57.2%
Subtotal:	38	$362,407,606	32.7%	4.230%	120	1.57x	9.2%	69.3%	60.6%
Hospitality
Full Service	4	$142,304,898	12.9%	4.754%	100	1.62x	11.7%	67.8%	58.5%
Select Service	2	$83,500,000	7.5%	4.069%	119	2.56x	12.0%	61.9%	60.2%
Limited Service	5	$29,027,626	2.6%	4.738%	112	1.87x	13.5%	64.3%	52.1%
Subtotal:	11	$254,832,524	23.0%	4.528%	108	1.96x	12.0%	65.5%	58.3%
Multifamily
Garden	12	$113,697,500	10.3%	4.160%	118	1.43x	8.9%	72.3%	62.8%
Student Housing	1	$5,800,000	0.5%	4.260%	119	1.35x	8.1%	73.0%	62.1%
Subtotal:	13	$119,497,500	10.8%	4.165%	118	1.43x	8.9%	72.3%	62.8%
Office
Suburban	5	$56,832,892	5.1%	4.577%	94	1.49x	10.0%	66.5%	56.7%
CBD	2	$36,200,000	3.3%	3.352%	116	4.80x	16.4%	35.6%	34.0%
Medical	2	$18,958,818	1.7%	4.693%	115	1.32x	8.5%	70.6%	61.6%
Subtotal:	9	$111,991,710	10.1%	4.201%	105	2.53x	11.8%	57.2%	50.2%
Leased Fee
Leased Fee	1	$100,000,000	9.0%	3.950%	119	1.48x	5.9%	72.9%	72.9%
Subtotal:	1	$100,000,000	9.0%	3.950%	119	1.48x	5.9%	72.9%	72.9%
Industrial
Warehouse/Distribution	6	$55,984,335	5.1%	4.001%	119	1.61x	12.4%	62.5%	41.1%
Warehouse/Flex	2	$9,500,000	0.9%	4.210%	120	1.45x	9.1%	69.3%	55.6%
Flex	1	$8,660,000	0.8%	4.080%	119	1.82x	11.9%	73.7%	64.0%
Subtotal:	9	$74,144,335	6.7%	4.037%	119	1.62x	11.9%	64.7%	45.7%
Mixed Use
Office/Retail	1	$27,500,000	2.5%	4.650%	117	1.35x	9.0%	73.1%	62.8%
Retail/Industrial	1	$10,483,086	0.9%	4.750%	119	1.49x	11.2%	72.3%	53.9%
Self Storage/Retail	1	$9,987,403	0.9%	4.250%	119	1.43x	8.7%	69.8%	56.2%
Subtotal:	3	$47,970,489	4.3%	4.589%	118	1.40x	9.4%	72.3%	59.5%
Self Storage
Self Storage	6	$21,879,853	2.0%	4.172%	119	2.18x	12.3%	58.4%	51.8%
Subtotal:	6	$21,879,853	2.0%	4.172%	119	2.18x	12.3%	58.4%	51.8%
Manufactured Housing
Manufactured Housing	1	$14,600,000	1.3%	4.351%	120	1.39x	8.5%	74.3%	64.9%
Subtotal:	1	$14,600,000	1.3%	4.351%	120	1.39x	8.5%	74.3%	64.9%

Total:	91	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Appendix II
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.001 - 3.500	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
3.501 - 4.000	8	$200,901,915	18.1%	3.955%	119	1.54x	8.5%	68.0%	60.5%
4.001 - 4.500	51	$618,640,208	55.9%	4.206%	119	1.71x	9.7%	68.6%	60.4%
4.501 - 5.000	15	$241,942,019	21.8%	4.759%	103	1.54x	10.9%	69.3%	59.0%
5.001 - 5.500	2	$15,839,874	1.4%	5.144%	82	1.47x	11.2%	65.5%	56.6%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 3.166%
Maximum: 5.150%
Weighted Average: 4.266%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	3	$69,264,874	6.3%	4.823%	59	1.60x	11.4%	69.7%	65.8%
84	2	$9,623,556	0.9%	4.818%	83	1.53x	10.9%	68.1%	60.3%
120	72	$1,028,435,586	92.9%	4.224%	119	1.75x	9.9%	67.4%	58.7%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 116 mos.

Appendix II
Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
55 - 60	3	$69,264,874	6.3%	4.823%	59	1.60x	11.4%	69.7%	65.8%
79 - 84	2	$9,623,556	0.9%	4.818%	83	1.53x	10.9%	68.1%	60.3%
115 - 120	72	$1,028,435,586	92.9%	4.224%	119	1.75x	9.9%	67.4%	58.7%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 59 mos.
Maximum: 120 mos.
Weighted Average: 115 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$299,500,000	27.0%	3.945%	119	2.28x	9.2%	65.4%	65.4%
204	1	$4,000,000	0.4%	4.190%	120	1.41x	12.2%	66.6%	33.9%
240	1	$43,884,335	4.0%	3.960%	119	1.65x	13.0%	61.8%	37.7%
300	13	$82,066,475	7.4%	4.486%	119	1.66x	12.0%	63.4%	46.8%
330	1	$12,100,000	1.1%	4.150%	119	1.49x	10.1%	65.2%	53.7%
360	55	$665,773,206	60.1%	4.407%	112	1.52x	9.9%	69.4%	59.6%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 204 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

Appendix II
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$299,500,000	27.0%	3.945%	119	2.28x	9.2%	65.4%	65.4%
201 - 230	1	$4,000,000	0.4%	4.190%	120	1.41x	12.2%	66.6%	33.9%
231 - 300	14	$125,950,811	11.4%	4.303%	119	1.66x	12.3%	62.9%	43.6%
301 - 350	1	$12,100,000	1.1%	4.150%	119	1.49x	10.1%	65.2%	53.7%
351 - 360	55	$665,773,206	60.1%	4.407%	112	1.52x	9.9%	69.4%	59.6%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 204 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.21 - 1.30	3	$60,845,029	5.5%	4.295%	117	1.30x	8.0%	74.8%	63.0%
1.31 - 1.40	18	$218,499,035	19.7%	4.385%	116	1.35x	8.7%	72.8%	61.7%
1.41 - 1.50	18	$234,537,403	21.2%	4.178%	115	1.46x	8.0%	71.0%	64.4%
1.51 - 1.60	7	$117,767,468	10.6%	4.633%	119	1.54x	10.4%	70.2%	58.4%
1.61 - 1.70	12	$211,358,474	19.1%	4.195%	118	1.66x	10.1%	67.7%	58.7%
1.71 - 1.80	3	$52,600,000	4.8%	4.707%	68	1.72x	12.4%	68.1%	63.5%
1.81 - 1.90	6	$48,630,437	4.4%	4.273%	119	1.84x	12.6%	61.6%	50.4%
2.01 - 2.10	2	$17,319,686	1.6%	4.044%	120	2.03x	12.5%	55.4%	44.2%
2.11 - 2.20	1	$9,000,000	0.8%	4.459%	120	2.16x	14.5%	60.8%	49.2%
2.21 - 2.30	1	$9,750,000	0.9%	4.120%	120	2.26x	14.1%	40.5%	32.4%
2.31 - 2.40	1	$11,000,000	1.0%	4.156%	119	2.35x	10.5%	60.8%	60.8%
2.41 - 2.50	3	$82,516,484	7.5%	4.023%	119	2.62x	12.1%	60.1%	59.1%
4.01 - 4.10	1	$3,500,000	0.3%	4.100%	118	4.07x	17.2%	34.7%	34.7%
5.41 - 5.50	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 1.29x
Maximum: 5.49x
Weighted Average: 1.74x

Appendix II
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
20.1 - 30.0	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
30.1 - 40.0	1	$3,500,000	0.3%	4.100%	118	4.07x	17.2%	34.7%	34.7%
40.1 - 50.0	3	$23,304,933	2.1%	4.028%	119	2.16x	14.0%	42.7%	32.2%
50.1 - 60.0	8	$72,816,812	6.6%	4.225%	119	1.76x	11.5%	56.3%	47.8%
60.1 - 70.0	30	$413,588,966	37.4%	4.388%	111	1.80x	11.3%	65.5%	55.4%
70.1 - 80.0	34	$564,113,306	50.9%	4.252%	117	1.46x	8.3%	73.8%	66.3%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 29.1%
Maximum: 76.2%
Weighted Average: 67.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
20.1 - 30.0	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
30.1 - 40.0	7	$76,635,899	6.9%	4.009%	119	1.92x	13.5%	54.7%	35.6%
40.1 - 50.0	13	$99,090,228	8.9%	4.342%	119	1.75x	12.0%	59.8%	47.3%
50.1 - 60.0	26	$289,963,717	26.2%	4.468%	119	1.50x	10.1%	68.9%	56.4%
60.1 - 70.0	28	$431,634,172	39.0%	4.334%	109	1.68x	9.8%	70.7%	64.0%
70.1 - 80.0	2	$180,000,000	16.3%	4.030%	119	1.56x	6.5%	73.8%	73.8%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 29.1%
Maximum: 75.0%
Weighted Average: 59.2%

Appendix II
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Amortizing Balloon	41	$426,184,016	38.5%	4.454%	115	1.59x	11.1%	66.2%	51.9%
Partial Interest Only	30	$381,640,000	34.5%	4.309%	112	1.48x	9.5%	70.7%	62.5%
Interest Only	6	$299,500,000	27.0%	3.945%	119	2.28x	9.2%	65.4%	65.4%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.6 - 6.0	1	$100,000,000	9.0%	3.950%	119	1.48x	5.9%	72.9%	72.9%
7.1 - 7.5	1	$80,000,000	7.2%	4.130%	120	1.66x	7.1%	75.0%	75.0%
7.6 - 8.0	3	$68,800,000	6.2%	4.119%	119	1.31x	7.8%	74.9%	62.0%
8.1 - 8.5	10	$106,015,029	9.6%	4.275%	118	1.35x	8.3%	72.2%	63.3%
8.6 - 9.0	10	$107,839,903	9.7%	4.422%	118	1.39x	8.9%	72.1%	61.1%
9.1 - 9.5	6	$47,462,650	4.3%	4.240%	119	1.47x	9.2%	71.0%	61.1%
9.6 - 10.0	10	$100,213,034	9.1%	4.579%	105	1.43x	9.8%	71.6%	59.5%
10.1 - 10.5	7	$58,997,732	5.3%	4.085%	119	1.73x	10.3%	63.5%	56.8%
10.6 - 11.0	3	$79,793,802	7.2%	4.789%	120	1.58x	10.9%	68.7%	57.0%
11.1 - 11.5	3	$18,262,468	1.6%	4.584%	119	1.59x	11.3%	67.7%	51.3%
11.6 - 12.0	5	$117,943,556	10.7%	4.146%	117	2.31x	11.8%	63.3%	60.0%
12.1 - 12.5	5	$85,504,978	7.7%	4.498%	87	1.73x	12.3%	62.8%	54.8%
12.6 - 13.0	3	$54,483,092	4.9%	4.026%	119	1.71x	12.9%	61.8%	40.0%
13.1 - 13.5	2	$10,991,287	1.0%	4.764%	120	1.75x	13.4%	63.9%	47.6%
14.1 - 14.5	4	$30,000,000	2.7%	4.422%	120	2.09x	14.3%	55.5%	43.2%
16.1 - 16.5	2	$7,516,484	0.7%	4.128%	119	2.46x	16.3%	44.1%	32.1%
17.1 - 17.5	1	$3,500,000	0.3%	4.100%	118	4.07x	17.2%	34.7%	34.7%
17.6 - 18.0	1	$30,000,000	2.7%	3.166%	115	5.49x	17.6%	29.1%	29.1%
Total:	77	$1,107,324,016	100.0%	4.266%	115	1.74x	10.0%	67.5%	59.2%

Minimum: 5.9%
Maximum: 17.6%
Weighted Average: 10.0%

Appendix II
Mortgage Pool Information

Percentage of Collateral by Prepayment Restriction (%)(1)(2)(3)(4)

Prepayment Restrictions	Apr-15	Apr-16	Apr-17	Apr-18	Apr-19
Locked Out	99.8%	99.8%	89.6%	89.3%	89.4%
Yield Maintenance Total	0.2%	0.2%	10.4%	10.7%	10.6%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,107,324,016	$1,099,394,139	$1,090,447,961	$1,078,479,092	$1,065,043,966
% Initial Pool Balance	100.0%	99.3%	98.5%	97.4%	96.2%

Prepayment Restrictions	Apr-20	Apr-21	Apr-22	Apr-23	Apr-24
Locked Out	88.8%	88.8%	89.3%	89.4%	83.5%
Yield Maintenance Total	11.2%	11.2%	10.7%	10.6%	10.6%
Open	0.0%	0.0%	0.0%	0.0%	6.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$985,714,558	$970,211,687	$945,538,502	$928,816,555	$911,422,028
% Initial Pool Balance	89.0%	87.6%	85.4%	83.9%	82.3%

Notes:
(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in this Free Writing Prospectus.
(2)   See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this Free Writing Prospectus.
(3)   Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to this Free Writing Prospectus.
(4)   There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPENDIX III

SIGNIFICANT LOAN SUMMARIES

III-1

MSBAM 2015-C22	300 South Riverside Plaza Fee

Mortgage Loan No. 1 – 300 South Riverside Plaza Fee

III-2

MSBAM 2015-C22	300 South Riverside Plaza Fee

Mortgage Loan No. 1 – 300 South Riverside Plaza Fee

300 South Riverside Plaza
300 South Riverside Plaza
Chicago, IL 60606
CHICAGO
River North
Chicago Loop
West Loop
Fulton Market Dist.
Printers Row
South Loop
University Village/ Little Italy
MILLENNIUM PARK
GRANT PARK
Lake Michigan
Chicago River
South Branch Chicago River
Union Station
UNION STATION
Willis (Sears) Tower
Chicago Mercantile Exchange
Chicago Board of Trade
Merchandise Mart
The Institute of Art-Chicago
Art Institute of Chicago
Eisenhower Expwy
CTA BLUE LINE
CTA RED LINE
CTA LOOP
METRA COMMUTER RAIL
W. Van Buren St.
W. Jackson Blvd.
W. Adams St.
W. Monroe St.
W. Madison St.
W. Washington St.
W. Randolph St.
W. Lake St.
W. Wacker Dr.
W. Harrison St.
W. Polk St.
W. Roosevelt Rd.
S. Canal St.
S. Wacker Dr.
S. Clinton St.
S. Jefferson St.
University of Illinois Chicago
90
94
290

III-3

MSBAM 2015-C22	300 South Riverside Plaza Fee

Mortgage Loan No. 1 – 300 South Riverside Plaza Fee

Mortgage Loan Information	Mortgaged Property Information(5)
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000	Location:	Chicago, IL 60606
Cut-off Date Balance(1):	$100,000,000	General Property Type(5):	Leased Fee
% of Initial Pool Balance:	9.0%	Detailed Property Type(5):	Leased Fee
Loan Purpose:	Acquisition	Title Vesting:	Fee
Sponsor:	James Stanton; David Lowenfeld	Year Built/Renovated:	1983/2012
Mortgage Rate:	3.950%	Size:	1,055,273 SF
Note Date:	2/10/2015	Cut-off Date Balance per Unit(1):	$158
First Payment Date:	4/5/2015	Maturity Date Balance per Unit(1)(2):	$158
Effective Maturity Date(2):	3/5/2025	Property Manager:	N/A
Original Term to Maturity(2):	120 months
Original Amortization Term:	0 months	Underwriting and Financial Information(6)
IO Period:	120 months	UW NOI:	$9,900,000
Seasoning:	1 month	UW NOI Debt Yield(1):	5.9%
Prepayment Provisions(3):	LO (25); DEF (88); O (7)	UW NOI Debt Yield at Maturity(1)(2):	5.9%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR(1):	1.48x
Additional Debt Type:	Pari Passu	Most Recent NOI(7):	N/A
Additional Debt Balance:	$67,000,000	2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI(7):	N/A
Reserves(4)	Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$229,000,000 (11/12/2014)
Cut-off Date LTV Ratio(1):	72.9%
Maturity Date LTV Ratio(1)(2):	72.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$167,000,000	75.3%	Purchase Price:	$220,000,000	99.2%
Borrower Equity:	$54,742,740	24.7%	Closing Costs:	$1,742,740	0.8%
Total Sources:	$221,742,740	100.0%	Total Uses:	$221,742,740	100.0%

(1)
The 300 South Riverside Plaza Fee Mortgage Loan is part of the 300 South Riverside Plaza Fee Loan Pair, which is comprised of two pari passu notes with an aggregate principal balance of $167,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the 300 South Riverside Plaza Fee Loan Pair.

(2)
The 300 South Riverside Plaza Fee Loan Pair has an anticipated repayment date (“ARD”) of March 5, 2025 and a stated maturity date of March 5, 2045. In the event the 300 South Riverside Plaza Fee Loan Pair is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.950% to the greater of (a) 5.0% above the current interest rate and (b) 5.0% above the 20-year interpolated U.S. Treasury Rate. After the ARD, the lender may apply any excess cash to the reduction of the principal balance of the 300 South Riverside Plaza Fee Loan Pair. References herein to “maturity” and “maturity date” refer to the ARD.

(3)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the 300 South Riverside Plaza Fee Loan Pair.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)
The 300 South Riverside Plaza Fee Mortgage Loan is secured by the air rights associated with space occupied by a 22-story office building located at 300 South Riverside Plaza in Chicago, IL and encumbered by a ground lease. The improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan other than of the 300 South Riverside Plaza Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvements (defined below) and are for informational purposes only.

(6)	Underwriting and Financial information is based on the current annual ground lease payment due under the ground lease described below under “—The Property.”

(7)
The underwritten cash flow is based on the ground lease described below under “—The Property.” Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements are available. See “—Operating History and Underwritten Cash Flow” below for further details.

The Mortgage Loan.  The largest mortgage loan (the “300 South Riverside Plaza Fee Mortgage Loan”) is part of a loan pair (the “300 South Riverside Plaza Fee Loan Pair”) evidenced by two pari passu promissory notes (Notes A-1 and A-2) in the aggregate principal amount of $167,000,000 as of the Cut-off Date, both of which are secured by the same first priority fee mortgage encumbering certain air rights associated with land under a 22-story office building located at 300 South Riverside Plaza, in Chicago, Illinois (the “300 South Riverside Plaza Fee Property”). Promissory Note A-1, in the original principal amount of $100,000,000, represents the 300 South Riverside Plaza Fee Mortgage Loan and Promissory Note A-2, in the original principal amount of $67,000,000 (the “300 South Riverside Plaza Fee Serviced Companion Loan”), is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 South Riverside Plaza Fee Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The 300 South Riverside Plaza Fee Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C22 pooling and servicing agreement. The proceeds of the 300 South Riverside Plaza Fee Loan Pair were used to acquire the 300 South Riverside Plaza Fee Property for a purchase price of approximately $220,000,000.

III-4

MSBAM 2015-C22	300 South Riverside Plaza Fee

The Borrower and the Sponsor. The borrowers are Lionshead 110 Riverside LLC and Lionshead 53 Riverside LLC, two single-purpose, Delaware limited liability companies that own the 300 South Riverside Plaza Fee Property as tenants-in-common (collectively, the “300 South Riverside Plaza Fee Borrower”). The 300 South Riverside Plaza Fee Borrower is majority owned and controlled by Jim Stanton, David Lowenfeld and the Estate of Victor Elmaleh (including family members of each of the foregoing). Schron Company affiliates own a minority indirect interest in the 300 South Riverside Plaza Fee Borrower. World-Wide Holdings Corporation (“World-Wide”) is the nonrecourse carve-out guarantor.

World-Wide is a New York City-based real estate development company that has developed over $7 billion of residential, commercial and mixed-use properties. James Stanton is president of World-Wide and David Lowenfeld is a partner. The company’s October 31, 2014 consolidated balance sheet indicates total assets of approximately $53.3 million and liabilities of approximately $7.0 million.

The Property.  The 300 South Riverside Plaza Fee Property consists of air rights associated with a 2.08 acre parcel located at 300 South Riverside Plaza above rail lines that lead to the neighboring Chicago Union Station in Chicago, IL. The 300 South Riverside Plaza Fee Property is currently subject to a 99-year ground lease of such air rights, dated February 10, 2015 (the “Ground Lease”) with South Riverside Building LLC (the “Ground Lessee”), which owns the improvements located on the 300 South Riverside Plaza Fee Property (the “Non-Collateral Improvements”). The Non-Collateral Improvements, which were constructed in 1983 and renovated in 2012, consist of a Class A, 22-story, 1,055,273 SF office building. The Non-Collateral Improvements are owned by the Ground Lessee, and only the 300 South Riverside Plaza Fee Borrower’s reversionary interest therein serves as collateral for the 300 South Riverside Plaza Fee Mortgage Loan. The Ground Lessee pays ground rent in the initial amount of $9,900,000, annually, on an absolute net basis, subject to annual CPI adjustments capped at 3% per year. Furthermore, the ground rent is scheduled to increase by an additional $500,000 per year upon each 10th anniversary during the ground lease term, plus any shortfall in CPI adjustments due to the aforementioned 3% annual adjustment cap. An affiliate of the Ground Lessee was the previous owner of the 300 South Riverside Plaza Fee Property.

The following table presents a summary regarding the largest tenants at the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating(Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
JP Morgan Chase	A+/A3/A	486,143	46%	$9,980,474	46%	$20.53	9/30/2021(4)
Zurich American Insurance	NR/A3/A	107,807	10%	$2,736,949	13%	$25.39	4/30/2026
DeVry	NR/NR/NR	77,116	7%	$1,542,320	7%	$20.00	4/30/2023
National Futures Association	NR/NR/NR	71,125	7%	$1,356,786	6%	$19.08	8/31/2023
FDIC	AAA/Aaa/AA+	68,013	6%	$1,503,612	7%	$22.11	8/31/2019
Subtotal/Wtd. Avg.		810,204	77%	$17,120,141	79%	$21.13

Other Tenants		223,358	21%	$4,657,603	21%	$20.85
Vacant Space		21,711	2%	$0	0%	$0.00
Total/Wtd. Avg.		1,055,273	100%	$21,777,744	100%	$21.07

(1)
The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The tenant information above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)
JP Morgan Chase has a lease termination option effective September 30, 2016 upon notice to Ground Lessee no later than nine months prior to such date. If such termination notice is given, the Ground Lessee is required to deposit $333,333 per month with the lender or a designee during the notice period until a $3,000,000 balance is on deposit. Such balance is to be applied (and released) as payment of the last $3,000,000 of JP Morgan Chase base rent payable during the calendar year 2017.

The Market. The 300 South Riverside Plaza Fee Property is located in the West Loop submarket, within the central business district (CBD) of Chicago, Cook County, Illinois. The 300 South Riverside Plaza Fee Property is located adjacent to Chicago Union Station along the Chicago River. As of September 30, 2014, the overall Chicago office market had a 14.1% vacancy rate and an average asking rental rate of $22.12 PSF, the West Loop submarket, with approximately 52.6 million SF, had an 11.9% vacancy rate with an average asking rental rate of $31.07 PSF, and the West Loop Class A market, with approximately 34.7 million SF, had an 11.6% vacancy rate and an average asking rental rate of $33.39 PSF. The appraisal notes two office projects totaling approximately 2.3 million SF currently under construction in the West Loop submarket. For large office spaces (50,000 SF+) leases comparable to the leases of the Non-Collateral Improvements indicate base rental rates from $18.50 PSF to $25.00 PSF.

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MSBAM 2015-C22	300 South Riverside Plaza Fee

The following table presents Chicago Class A rental properties comparable to the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Competitive Property Summary
Property Name/Location	NRA	Year Built/Ren.	Occupancy	Tenant Name	Lease Date	Size (SF)	Term (years)	Rent PSF	Avg. Esc./Yr.	Concessions	TI/SF
300 S. Wacker Dr. 300 S. Wacker Dr.	561,865	1971/1990	85.8%	MBHB	12/1/2014	60,782	5.0	$18.50	2.6%	17 months	$75
Willis Tower 233 S. Wacker Dr.	3,549,487	1973/1991	83.8%	Dentons US LLP	9/1/2014	125,553	15.0	$19.00	2.3%	N/A	$84
Citigroup Center 500 W. Madison St.	1,455,688	1987/2005	95.5%	AIG	6/1/2014	74,460	10.0	$19.00	2.3%	10 months	$68
191 N. Wacker Dr. 191 N. Wacker Dr.	732,000	2003/N/A	92.2%	Heitman Financial	6/1/2013	58,264	10.0	$25.00	1.9%	10 months	$55
One North Wacker 1 N. Wacker Dr.	1,373,754	2001/N/A	88.7%	Options Clearing	6/1/2013	57,383	10.0	$23.15	2.0%	5 months	$43

Source: Appraisal

The following table presents certain information relating to the lease rollover schedule for at the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	3	3	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	9,956	$34.76	1%	1%	$346,071	2%	2%
2017	1	0	$0.00	0%	1%	$0	0%	2%
2018	4	46,385	$20.86	4%	5%	$967,762	4%	6%
2019	3	107,191	$22.16	10%	15%	$2,375,839	11%	17%
2020	5	25,966	$11.92	2%	18%	$309,472	1%	18%
2021	2	486,143	$20.53	46%	64%	$9,980,474	46%	64%
2022	0	0	$0.00	0%	64%	$0	0%	64%
2023	4	156,786	$19.63	15%	79%	$3,078,026	14%	78%
2024	0	0	$0.00	0%	79%	$0	0%	78%
2025	2	28,744	$19.56	3%	82%	$562,370	3%	81%
2026	2	172,388	$24.12	16%	98%	$4,157,731	19%	100%
2027	0	0	$0.00	0%	98%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant	0	21,711	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	27	1,055,273	$21.07	100%		$21,777,744	100%

(1)
The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The lease rollover schedule above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

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MSBAM 2015-C22	300 South Riverside Plaza Fee

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historic operating results of the Non-Collateral Improvements and the underwritten cash flow at the 300 South Riverside Plaza Fee Property:

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Leasehold 2011	Leasehold 2012	Leasehold 2013		Leasehold 2014		Assumed with JP Morgan Chase “Marked to Market”(2)	UW(3)	UW PSF
Base Rent	$14,245,194	$13,995,540	$15,203,291		$14,514,574		$22,269,215	$9,900,000	$9.38
Total Recoveries	$13,605,646	$14,504,680	$14,137,082		$11,586,828		$14,193,158	$0	$0.00
Other Income	$785,501	$913,637	$791,242		$810,476		$791,242	$0	$0.00
Discounts Concessions	$0	$0	$0		$0		$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0		$0		($3,026,377)	$0	$0.00
Effective Gross Income	$28,636,341	$29,413,856	$30,131,615		$26,911,878		$34,227,238	$9,900,000	$9.38
Total Expenses(4)	$13,355,490	$13,509,310	$13,957,600		$14,573,938		$14,331,423	$0	$0.00
Net Operating Income	$15,280,851	$15,904,546	$16,174,015		$12,337,940		$19,895,815	$9,900,000	$9.38
Capital Expenditures	$0	$0	$0		$0		$316,939	$0	$0.00
TI/LC	$0	$0	$0		$0		$1,285,850	$0	$0.00
Net Cash Flow	$15,280,851	$15,904,546	$16,174,015		$12,337,940		$18,293,025	$9,900,000	$9.38

Occupancy %	87.6%	96.7%	78.5%	(5)	97.0%	(5)	91.7%	N/A
NOI DSCR	2.28x	2.38x	2.42x		1.84x		2.97x	1.48x
NCF DSCR	2.28x	2.38x	2.42x		1.84x		2.74x	1.48x
NOI Debt Yield	9.2%	9.5%	9.7%		7.4%		11.9%	5.9%
NCF Debt Yield	9.2%	9.5%	9.7%		7.4%		11.0%	5.9%

(1)
The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The cash flow analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy % numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the 300 South Riverside Plaza Fee Property.

(2)
The Assumed with JP Morgan Chase “Marked to Market” column represents an underwriting assumption that the current office lease with JP Morgan Chase, totaling 482,722 SF, is leased at the appraiser’s estimate of market rent associated with such office space. The JP Morgan Chase tenant currently pays $5,430,945 in annual base rent, or approximately $11.25 PSF. The appraiser estimates that such space, if available to lease, could currently be rented at approximately $22.00 PSF The appraiser’s estimate of market rent may or may not be achievable and is presented for informational purposes only.

(3)
The UW cash flow represents the ground rent payable to the 300 South Riverside Plaza Fee Borrower. The contractual annual rent payment is $9,900,000 on an absolute net basis. The lease has certain contractual rent steps as described above. See “—The Property” above for details.

(4)
The historical expenses do not reflect the related party air rights rent of $647,764 (2011, 2012, 2013) and $651,724 (2014) per annum paid to the former owner of the 300 South Riverside Plaza Fee Property.

(5)
A former tenant, National Union Fire, vacated approximately 199,214 SF in 2013. Approximately 172,000 SF of the former National Union Fire space was released to Zurich American Insurance and Newark Corporation effective May 1, 2014 and September 1, 2014, respectively. This temporary vacancy impacted the occupancy as of 12/31/2013 and the 2014 leasehold operating results. The 2014 occupancy rate reflects a rent roll dated 9/30/14.

Escrows and Reserves.  Pursuant to the Ground Lease, the Ground Lessee under the Ground Lease is obligated to pay real estate taxes, insurance premiums, tenant improvements, leasing commissions, operating expenses and capital expenditures with respect to the 300 South Riverside Plaza Fee Mortgaged Property. If at any time the Ground Lease is not in full force and effect, the lender may require the 300 South Riverside Plaza Fee Borrower to establish promptly and maintain with the lender reserves for the payment of tenant improvements, leasing commissions, operating expenses and capital expenditures. If at any time the Ground Lease is not in full force and effect, an event of default on the 300 South Riverside Plaza Fee Mortgage Loan has occurred and is continuing or the ground tenant is subject to a bankruptcy or insolvency proceeding, the 300 South Riverside Plaza Fee Borrower will be required to deposit with the lender monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the 300 South Riverside Plaza Fee Mortgage Loan. The 300 South Riverside Plaza Fee Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the 300 South Riverside Plaza Fee Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the 300 South Riverside Plaza Fee Mortgage Loan, (ii) to disburse, provided no event of default on the 300 South Riverside Plaza Fee Mortgage Loan has occurred and is continuing, to the 300 South Riverside Plaza Fee Borrower the monthly amount payable for operating expenses incurred by the 300 South Riverside Plaza Fee Borrower in connection with the operation and maintenance of the 300 South Riverside Plaza Fee Mortgaged Property and approved by the lender of the 300 South Riverside Plaza Fee Mortgage Loan, and (iii) to remit the remainder to an account to be held by the lender as additional security for the 300 South Riverside Plaza Fee Mortgage Loan.

A “Cash Sweep Period” will (a) commence on March 5, 2025 and continue thereafter without expiration or (b) commence upon the occurrence of an event of default under the 300 South Riverside Plaza Fee Mortgage Loan and continue until such event of default is cured.

Additional Secured Indebtedness (not including trade debts). The 300 South Riverside Plaza Fee Property also secures an additional pari passu promissory note, the 300 South Riverside Plaza Fee Serviced Companion Loan, with a Cut-off Date balance of $67,000,000. The current holder of the 300 South Riverside Plaza Fee Serviced Companion Loan is Morgan Stanley Bank, N.A., and such note is expected to be contributed to one or more future trusts. The note evidencing the 300 South Riverside Plaza Fee Serviced Companion Loan accrues interest at the same rate as the 300 South Riverside Plaza Fee Mortgage Loan. The 300 South Riverside Plaza Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 300 South Riverside Plaza Fee Serviced Companion Loan. The holders of the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 300 South Riverside Plaza Fee Loan Pair. The 300 South Riverside Plaza Fee Mortgage Loan represents the controlling interest in the 300 South Riverside Plaza Fee Loan Pair. The 300 South Riverside Plaza Fee Loan Pair will be serviced pursuant to the terms of the pooling and

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MSBAM 2015-C22	300 South Riverside Plaza Fee

servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 South Riverside Plaza Fee Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the 300 South Riverside Plaza Fee Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender in an amount determined by the lender in its sole discretion (in an amount not more than the sum of 100% of full replacement costs and 24 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 300 South Riverside Plaza Fee Borrower is required to maintain, and lender is required to accept, terrorism insurance that covers “covered acts” (as defined by such statute or other program) as full compliance so long as such statute or other program covers both domestic and foreign acts of terrorism.

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MSBAM 2015-C22	Waterfront at Port Chester

Mortgage Loan No. 2 – Waterfront at Port Chester

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MSBAM 2015-C22	Waterfront at Port Chester

Mortgage Loan No. 2 – Waterfront at Port Chester

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MSBAM 2015-C22	Waterfront at Port Chester

Mortgage Loan No. 2 – Waterfront at Port Chester

Waterfront at Port Chester
5-40 Westchester Avenue
Port Chester, NY 10573
Hawthorne
Armonk
Nichols Preserve
Mianus River State Scenic Reserve
Kensico Lake
Valhalla
Cranberry Lake County Park
Rye Lake
Westchester County Airport
WESTCHESTER COUNTY
CONNECTICUT
NEW YORK
Tamarack Country Club
Bruce Memorial Golf Club
Riversville Rd
John St
Merritt Pkwy
Rockwood Lake
Putnam Lake
Burning Tree Country Club
Mianus River Park
Round Hill Rd
Lake Ave
North Street
FAIRFIELD COUNTY
STAMFORD
Stamford Hospital
Round Hill Golf Course
Greenwich
Greenwich Country Club
Silver Lake Park
Century Country Club
SUNY at Purchase
Anderson Hill Rd
PepsiCo Inc.
Manhattanville College
Glenville Rd
Weaver St
Greenwich Hospital
Putnam Ave
Downtown Greenwich
Riverside
Old Greenwich
Cross Westchester Expwy
Pace University
The Galleria at White Plains
The Westchester
NY-Presbyterian Hospital-Westchester
White Plains
Rye Brook
Port Chester
Westchester Ave
METRO NORTH
NEW HAVEN LINE
Greenwich Point Park
Mamaroneck Ave
Rosedale Ave
Hutchinson River Pkwy
Westchester Country Club
North St
Kohl's Plaza
Scarsdale
Saxon Woods County Park
Harrison
Union Ave
New England Thruway
Rye
Edith G. Read Wildlife Sanctuary
Playland Park
Griffen Ave
Winged Foot Golf Course
Weaver St
New Rochelle
Mamaroneck
Larchmont
N.Y. City 23 miles
Boston Post Rd
Long Island Sound
College of New Rochelle
CONNECTICUT
NEW YORK
STAMFORD
NEW JERSEY
YONKERS
BRONX
NEW YORK CITY

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MSBAM 2015-C22	Waterfront at Port Chester

Mortgage Loan No. 2 – Waterfront at Port Chester

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$80,000,000			Location:	Port Chester, NY 10573
Cut-off Date Balance(1):	$80,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting(4):	Fee
Sponsor:	Gregg Wasser			Year Built/Renovated:	2005-2007/N/A
Mortgage Rate:	4.130%			Size:	349,743 SF
Note Date:	3/24/2015			Cut-off Date Balance per Unit(1):	$382
First Payment Date:	5/1/2015			Maturity Date Balance per Unit(1):	$382
Maturity Date:	4/1/2025			Property Manager:	Willow Park Enterprises, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,522,693
Seasoning:	0 months			UW NOI Debt Yield(1):	7.1%
Prepayment Provisions(2):	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity(1):	7.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.66x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$9,749,573 (12/31/2014)
Additional Debt Balance:	$53,500,000			2nd Most Recent NOI:	$10,511,852 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,035,157 (12/31/2012)
Reserves(3)				Most Recent Occupancy:	95.6% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2013)
RE Tax:	$350,835	$116,945	N/A	3rd Most Recent Occupancy:	99.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$178,000,000 (12/8/2014)
Recurring Replacements:	$0	$4,386	$250,000	Cut-off Date LTV Ratio(1):	75.0%
TI/LC:	$0	$29,240	$1,200,000	Maturity Date LTV Ratio(1):	75.0%
Other(3):	$62,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$133,500,000	100.0%	Loan Payoff(5):	$117,086,877	87.7%
			Reserves:	$413,335	0.3%
			Closing Costs:	$2,297,178	1.7%
			Return of Equity:	$13,702,610	10.3%
Total Sources:	$133,500,000	100.0%	Total Uses:	$133,500,000	100.0%

(1)
The Waterfront at Port Chester Mortgage Loan is part of the Waterfront at Port Chester Loan Pair, which is comprised of two pari passu notes with an aggregate principal balance of $133,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate note balance of the Waterfront at Port Chester Loan Pair.

(2)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the Waterfront at Port Chester Loan Pair.

(3)
See “—Escrows and Reserves” below for further discussion of reserve requirements. At loan origination, the Waterfront at Port Chester Borrower deposited $62,500 into an escrow for an environmental condition.

(4)
The Village of Port Chester Industrial Development Agency (“IDA”) owns the fee interest in the Waterfront at Port Chester Property and the Waterfront at Port Chester Borrower owns the leasehold interest; however, the IDA has provided a mortgage of its fee interest in the Waterfront at Port Chester Property as security for the Waterfront at Port Chester Mortgage Loan.

(5)	The loan payoff includes a previous loan balance and a related defeasance premium totaling $101,520,142, plus a second loan of approximately $15,566,735.

The Mortgage Loan.  The second largest mortgage loan (the “Waterfront at Port Chester Mortgage Loan”) is part of a loan pair (the “Waterfront at Port Chester Loan Pair”) evidenced by two pari passu promissory notes in the aggregate Cut-off Date principal balance of $133,500,000, both of which are secured by the same first priority fee mortgage encumbering an anchored shopping center known as the Waterfront at Port Chester, in Port Chester, New York (the “Waterfront at Port Chester Property”). Promissory Note A-1, in the original principal amount of $80,000,000, represents the Waterfront at Port Chester Mortgage Loan and Promissory Note A-2, in the original principal amount of $53,500,000 (the “Waterfront at Port Chester Serviced Companion Loan”), is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Waterfront at Port Chester Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The Waterfront at Port Chester Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C22 pooling and servicing agreement. The proceeds of the Waterfront at Port Chester Loan Pair were primarily used to refinance two previous loans secured by different portions of the Waterfront at Port Chester Property, totaling approximately $117,086,877 (including defeasance premiums), and return equity to the Waterfront at Port Chester Borrower. A previous loan secured by a portion of the Waterfront at Port Chester Property was included in the BACM 2006-1 transaction.

The Borrower and the Sponsor. The borrowers are G&S Port Chester Retail 1 DE, LLC, G&S Port Chester Unit 2A DE, LLC, G&S Port Chester Unit 4A DE, LLC, and G&S Port Chester Unit 2C DE, LLC (collectively, the “Waterfront at Port Chester Borrower”), each a single-purpose Delaware limited

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MSBAM 2015-C22	Waterfront at Port Chester

liability company with two independent directors. The president and majority owner of the Waterfront at Port Chester Borrower, nonrecourse carve-out guarantor and sponsor is Gregg Wasser.

Mr. Wasser is a founder of G&S Investors (“G&S”), a New York City-based real estate development company primarily operating in New York and New Jersey. The Waterfront at Port Chester Property was developed by G&S in 2005-2007.

The Property.  The Waterfront at Port Chester Property is a 349,743 SF, five-building power center anchored by a Super Stop & Shop. Three of the five buildings are two-story buildings, are located on a contiguous parcel (the “Main Parcel”), and are connected by a shared three-level, 1,334-space parking structure (the “Parking Structure”) with a sky-bridge between two of the three buildings. A fourth building comprises retail strip space located across South Main Street from the Main Parcel. The fifth building is a free-standing Walgreens store located a block north of the Main Parcel. In addition to the 70,216 SF Super Stop & Shop, the Waterfront at Port Chester Property is anchored by a Bed Bath & Beyond, a Marshalls, a Michaels and a Petco. There is also a 14-screen AMC Loews Theater and a 23,404 SF Crunch Fitness health club. There is an adjacent Costco shadow anchor, adjacent to the Main Parcel, which is not part of the Waterfront at Port Chester Property and is not collateral for the Waterfront at Port Chester Mortgage Loan. There is a total of 1,500 parking spaces, including the Parking Structure and additional surface parking.

The Waterfront at Port Chester Property is located one block from the Metro-North Railroad Port Chester Station. The Parking Structure is subject to a two-unit condominium regime whereby Levels 1 and 3, containing 984 spaces (Unit A), and representing approximately 73.8% of the common interests (a controlling interest), are owned by the Waterfront at Port Chester Borrower and Level 2, containing 350 spaces (Unit B), and representing approximately 26.2% of the common interests, is owned by the Metropolitan Transportation Authority (the “MTA”) or an affiliate. The MTA has exclusive use of level 2 during certain “peak” hours for train station related parking. During “non-peak” hours, parking is available on Level 2 for visitors to the Waterfront at Port Chester Property. The MTA reimburses the Waterfront at Port Chester Borrower for its pro-rata share of expenses associated with the maintenance of the Parking Structure. The Waterfront at Port Chester Borrower’s ownership interest in Unit A is collateral for the Waterfront at Port Chester Mortgage Loan.

The Waterfront at Port Chester Property was constructed between 2005 and 2007 pursuant to an agreement with the Port Chester Industrial Development Authority (the “IDA”). The Waterfront at Port Chester Borrower owns the leasehold interest in the Waterfront at Port Chester Property and the IDA owns the fee interest; however, the IDA has pledged its fee interest in the Waterfront at Port Chester Property as security for the Waterfront at Port Chester Mortgage Loan. The IDA agreement includes a 20-year PILOT program applicable to the Waterfront at Port Chester Property.

Major Tenants.

Super Stop & Shop (70,216 SF, 20% of NRA, 26% of underwritten base rent). Stop & Shop Supermarket Company LLC (“Super Stop & Shop”) leases 70,216 SF at the Waterfront at Port Chester Property. The lease began on October 13, 2000 and has a current expiration date of August 31, 2030, with four automatic five-year lease renewal periods followed by five additional five-year lease renewal options. The lease is guaranteed by the tenant’s parent, Koninklijke Ahold N.V. (AHLN.AS) (“Ahold”). As of its 2013 annual report, Ahold, through two U.S. based subsidiaries, operated 397 Stop & Shop stores in New England and Metropolitan New York.

AMC Loews Theater (70,000 SF, 20% of NRA, 22% of underwritten base rent). RKO Century Warner Theaters, Inc. (“AMC Loews Theater”) leases 70,000 SF at the Waterfront at Port Chester Property and operates the space as a 14-screen movie theater. The lease began on October 28, 2005 and has a current expiration date of December 31, 2030, with four five-year lease renewal options followed by one three-year lease renewal option. The lease is guaranteed by Loews Cineplex Entertainment Corporation. AMC Entertainment, Inc. (“AMC”) is the second largest movie theatre operator in the United States. The company operates approximately 345 theatres in the U.S., Canada, France, Hong Kong, Japan, Portugal, Spain and the United Kingdom under the banners American Multi-Cinema, Inc., AMC, International Theatrical Exhibition and National Cinema Network, Inc. AMC merged with Loews Cineplex Entertainment Corporation in 2006.

Bed Bath & Beyond (36,068 SF, 10% of NRA, 8% of underwritten base rent).Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) (NASDAQ: BBY) leases 36,068 SF at the Waterfront at Port Chester Property. The lease began on March 3, 2006 and has a current expiration date of January 31, 2022, with three five-year lease renewal options. Bed Bath & Beyond and its subsidiaries operate approximately 1,400 stores under various brand names, including Bed Bath & Beyond, in the United States, Canada and Mexico.

Marshalls (30,105 SF, 9% of NRA, 8% of underwritten base rent). Marshalls of MA, Inc. (“Marshalls”) leases 30,105 SF at the Waterfront at Port Chester Property. The lease began on May 26, 2005 and has a current expiration date of May 31, 2020, with four five-year lease renewal options. Marshalls is a subsidiary of the TJX Companies, Inc. (NYSE: TJX), an off-price retailer of apparel and home fashions under various brands in the U.S. and worldwide, with more than 3,200 stores in six countries.

Crunch Fitness (23,404 SF, 7% of NRA, 8% of underwritten base rent). Fitness Holdings Port Chester LLC (“Crunch Fitness”) leases 23,404 SF at the Waterfront at Port Chester Property. The lease began on July 1, 2014 and has a current expiration date of December 31, 2025, with three five-year lease renewal options. Crunch is a health club chain founded in 1989, based in New York City, and co-owned by New Evolution Ventures and Angelo Gordon. The lease at the Waterfront at Port Chester Property is with a franchisor affiliate of Greenwich, Connecticut-based RLB Holdings.

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MSBAM 2015-C22	Waterfront at Port Chester

The following table presents certain information relating to the leases at the Waterfront at Port Chester Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2014 Sales PSF/Screen
Anchor/Major Tenants
Super Stop & Shop	BBB/Baa3/BBB	70,216	20%	$2,597,992	26%	$37.00	8/31/2030	$597
AMC Loews Theater	NR/NR/B+	70,000	20%	$2,200,000	22%	$31.43	12/31/2030	$652,759
Bed Bath & Beyond	NR/Baa1/A-	36,068	10%	$775,000	8%	$21.49	1/31/2022	$279
Marshalls	NR/A3/A+	30,105	9%	$810,000	8%	$26.91	5/31/2020	$355	(4)
Crunch Fitness	NR/NR/NR	23,404	7%	$816,482	8%	$34.89	12/31/2025	N/A
Michaels	NR/NR/NR	21,390	6%	$427,800	4%	$20.00	3/31/2016	$195
Petco	NR/B3/B	19,691	6%	$531,657	5%	$27.00	5/31/2017	$131	(4)
Walgreens	NR/Baa2/BBB	11,210	3%	$384,160	4%	$34.27	1/31/2028	$341
Subtotal/Wtd. Avg.		282,084	81%	$8,543,091	85%	$30.29

Other Tenants		52,434	15%	$1,476,121	15%	$28.15
Vacant Space		15,225	4%	$0	0%	$0.00
Total/Wtd. Avg.		349,743	100%	$10,019,212	100%	$29.95

(1)	Information is based on the underwritten rent roll, except the Super Stop & Shop SF and base rent, which is based on the tenant’s provided lease estoppel.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Marshalls and Petco sales are for the 2013 calendar year.

The following table presents certain information relating to the lease rollover schedule at the Waterfront at Port Chester Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	5	15,365	$36.28	4%	4%	$557,396	6%	6%
2016	1	21,390	$20.00	6%	11%	$427,800	4%	10%
2017	4	34,471	$24.65	10%	20%	$849,772	8%	18%
2018	1	1,844	$25.23	1%	21%	$46,533	0%	19%
2019	0	0	$0.00	0%	21%	$0	0%	19%
2020	3	40,110	$27.79	11%	32%	$1,114,570	11%	30%
2021	1	873	$29.00	0%	33%	$25,317	0%	30%
2022	1	36,068	$21.49	10%	43%	$775,000	8%	38%
2023	1	5,142	$15.01	1%	44%	$77,190	1%	39%
2024	2	4,425	$33.22	1%	46%	$147,000	1%	40%
2025	1	23,404	$34.89	7%	52%	$816,482	8%	48%
2026	0	0	$0.00	0%	52%	$0	0%	48%
2027	0	0	$0.00	0%	52%	$0	0%	48%
2028 & Beyond	3	151,426	$34.22	43%	96%	$5,182,152	52%	100%
Vacant	0	15,225	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	23	349,743	$29.95	100%		$10,019,212	100%

(1)	Information is based on the underwritten rent roll, except the Super Stop & Shop SF and base rent, which is based on the tenant’s provided lease estoppel.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

III-15

MSBAM 2015-C22	Waterfront at Port Chester

The Market.  The Waterfront at Port Chester Property is located in the Village of Port Chester, Westchester County, New York near the borders of Rye, New York and Byram (Greenwich), Connecticut, and within the Central Westchester retail submarket. As of September 30, 2014, the Central Westchester retail submarket had a retail inventory of approximately 3.3 million SF, a 9.2% average vacancy rate and an average asking rent of $39.08 PSF. Estimated 2014 population within a three-mile radius was 73,813 people and estimated 2014 average household income within a three-mile radius was $133,685.

The following table presents recent occupancy and leasing data at five primary competitive centers to the Waterfront at Port Chester Property:

Competitive Property Summary

Property Name/Location	Type	Year Built	Year Renov.	Occ.	Total GLA (SF)	Anchor Tenants	Rent PSF	Distance to Subject
Port Chester Shopping Center 421-575 Boston Post Road Port Chester, NY	Regional Center	1970	2007	97%	530,000	Kohl’s Whole Foods Home Goods Party City	$18.00 - $45.00	0.8 miles South
Post Road Plaza 260 & 262 Boston Post Road Port Chester, NY	Neighborhood Center	1985	2013	100%	60,000	LA Fitness Sleepy’s Apple Farm Market	$20.00 - $40.00	0.6 miles South
Rye Ridge Shopping Center 126 South Ridge Street Rye Brook, NY	Community Center	1961	2010	98%	232,346	D’Agostino Grocery CVS Pharmacy Ace Hardware Medical Office Building	$30.00 - $50.00	0.9 miles West
Washington Park Plaza 251 South Ridge Street Rye Brook, NY	Neighborhood Center	1979	2012	100%	55,000	A&P Fresh Market CVS Pharmacy Wells Fargo Bank	$20.00 - $35.00	1.1 miles West
White Plains City Center 5 City Place White Plains, NY	Regional Center	2004	2010	98%	515,000	Target Shop Rite Nordstroms Rack Showcase Cinemas	$22.00 - $55.00	5.2 miles West

Source: Appraisal

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Waterfront at Port Chester Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	N/A	$10,437,488	$10,432,354	$10,306,816	$10,475,848	$29.95
Total Recoveries	N/A	$2,016,441	$2,145,970	$1,837,025	$1,795,744	$5.13
Other Income	N/A	$559,452	$815,055	$685,919	$773,521	$2.21
Discounts Concessions	N/A	($322,483)	($324,239)	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	($411,340)	($498,706)	($1.43)
Effective Gross Income	N/A	$12,690,898	$13,069,140	$12,418,420	$12,546,407	$35.87
Total Operating Expenses	N/A	$2,655,741	$2,557,288	$2,668,847	$3,023,714	$8.65
Net Operating Income	N/A	$10,035,157	$10,511,852	$9,749,573	$9,522,693	$27.23
Capital Expenditures	N/A	$0	$0	$0	$52,632	$0.15
TI/LC	N/A	$0	$0	$0	$168,423	$0.48
Net Cash Flow	N/A	$10,035,157	$10,511,852	$9,749,573	$9,301,637	$26.60

Occupancy %(2)	N/A	99.0%	99.0%	95.7%	95.2%
NOI DSCR	N/A	1.80x	1.88x	1.74x	1.70x
NCF DSCR	N/A	1.80x	1.88x	1.74x	1.66x
NOI Debt Yield	N/A	7.5%	7.9%	7.3%	7.1%
NCF Debt Yield	N/A	7.5%	7.9%	7.3%	7.0%

(1)	Underwritten Rent associated with the Super Stop & Shop tenant is based on the average base rent during the loan term.

(2)	Historical occupancy represents year-end data. A 30,000 SF former tenant vacated is space during the first quarter of 2014 and was replaced by the Crunch Fitness tenant effective July 1, 2014.

Escrows and Reserves.  The Waterfront at Port Chester Borrower deposited $350,835 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Waterfront at Port Chester Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Waterfront at Port Chester Borrower maintains insurance under an acceptable blanket insurance policy). The Waterfront at Port Chester Borrower is required to make monthly deposits of $4,386 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Waterfront at Port Chester Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $250,000. The Waterfront at Port Chester Borrower is required to make monthly deposits of $29,240 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $1,200,000. The Waterfront at Port Chester Borrower also deposited in escrow at loan origination $62,500 for costs which may be incurred as a result of environmental conditions at the Waterfront at Port Chester Property, which amount will be disbursed to the Waterfront at Port Chester Borrower, amongst other conditions, upon delivery to the lender of a reasonably satisfactory

III-16

MSBAM 2015-C22	Waterfront at Port Chester

site inspection with respect to such conditions. With respect to the aforementioned environmental escrow, $6,250 of the escrow amount is to be released to the Waterfront at Port Chester Borrower annually during the loan term if there are no costs incurred with respect to the noted environmental conditions.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Waterfront at Port Chester Mortgage Loan. The Waterfront at Port Chester Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Waterfront at Port Chester Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Waterfront at Port Chester Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Waterfront at Port Chester Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Waterfront at Port Chester Borrower in connection with the operation and maintenance of the Waterfront at Port Chester Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Waterfront at Port Chester Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default, a DSCR Event (as defined below), a Tenant Credit Event (as defined below) or a Major Lease Termination Event (as defined below) and continue until:

(i)	in the case of an event of default, the lender’s acceptance of a cure of such event of default, or

(ii)	in the case of DSCR Event, the debt service coverage ratio, measured as of the end of any calendar quarter, is greater than 1.25x for the trailing six consecutive month period, or

(iii)
in the case of a Tenant Credit Event, either (1) if the Tenant Credit Event is caused pursuant to an event described in clause (a) of the definition thereof, the date on which the Major Tenant’s lease has been affirmed in bankruptcy or (2) if the Tenant Credit Event is caused pursuant to an event described in clause (b) of definition thereof, the earliest to occur of (x) the date which is three months after the date on which such Major Tenant is re-opened for business and is in physical occupancy of its space at the Waterfront at Port Chester Property for such continuous period under the applicable lease which has been approved by the lender in its sole discretion, (y) the date on which the Major Tenant’s entire space has been re-let to a new tenant pursuant to a new lease on terms and conditions approved by the lender in its sole discretion or (z) the date on which the Waterfront at Port Chester Mortgage Loan has been partially defeased in part in accordance with the loan agreement for the Waterfront at Port Chester Mortgage Loan and the applicable individual parcel comprising the Waterfront at Port Chester Property has been released from the lien of the related mortgage, or

(iv)
in the case of a Major Lease Termination Event, the earliest to occur of (x) the date on which the tenant under the subject Major Lease executes a renewal of the applicable lease for the demised space pursuant to the terms and conditions of the loan agreement for the Waterfront at Port Chester Mortgage Loan, (y) the date on which the applicable Major Tenant’s entire space has been re-let to a new tenant pursuant to a new lease on terms and conditions approved by the lender in its sole discretion or (z) the date on which the Waterfront at Port Chester Mortgage Loan has been partially defeased in part in accordance with the loan agreement for the Waterfront at Port Chester Mortgage Loan and the applicable individual parcel comprising the Waterfront at Port Chester Property has been released from the lien of the related mortgage.

A “DSCR Event” means the debt service coverage ratio, measured as of the end of any calendar quarter, has been less than 1.20x for the trailing six consecutive month period.

A “Major Lease” means each of (i) that certain lease, dated as of October 13, 2000, as amended between the Waterfront at Port Chester Borrower’s predecessor in interest as landlord and The Stop & Shop Supermarket Company, as tenant, (ii) that certain lease agreement, dated as of June 28, 2002, between the Waterfront at Port Chester Borrower’s predecessor in interest as landlord and Loews Mohawk Mall Cinemas, Inc., as tenant or (iii) any replacement lease entered into for the premises demised under either of the leases referred to in clauses (i) and (ii) of this definition.

A “Major Lease Termination Event” means, on the date which is 12 months prior to the expiration date of a Major Lease, a Major Tenant has not renewed such Major Lease, either by failing to give notice of its intent to renew, by giving notice of non-renewal or otherwise giving notice of its intent to terminate or vacate the demised premises.

A “Major Tenant” means any tenant which is party to a Major Lease.

A “Tenant Credit Event” means either (a) a Major Tenant files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against a Major Tenant (or a Major Tenant consents to or otherwise acquiesces or joins in such a filing), consents to (or otherwise acquiesces or joins in an application for) a receiver or examiner, makes an assignment for the benefit of creditors or admits in writing its insolvency or inability to pay its debts as they come due or (b) a Major Tenant has “gone dark” for thirty consecutive days or vacated or surrendered its demised premises at the Waterfront at Port Chester Property.

Additional Secured Indebtedness (not including trade debts). The Waterfront at Port Chester Property also secures an additional pari passu promissory note, the Waterfront at Port Chester Serviced Companion Loan, with a Cut-off Date balance of $53,500,000. The current holder of the Waterfront at Port Chester Serviced Companion Loan is Morgan Stanley Bank, N.A., and such note is expected to be contributed to one or more future trusts. The note evidencing the Waterfront at Port Chester Serviced Companion Loan accrues interest at the same rate as the Waterfront at Port Chester Mortgage Loan. The Waterfront at Port Chester Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Waterfront at Port Chester Serviced Companion Loan. The holders of the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Waterfront at Port Chester Loan Pair. The Waterfront at Port Chester Mortgage Loan represents the controlling interest in the Waterfront at Port Chester Loan Pair. The Waterfront at Port Chester Loan Pair will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Waterfront at Port Chester Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

III-17

MSBAM 2015-C22	Waterfront at Port Chester

Terrorism Insurance. Generally, the Waterfront at Port Chester Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (in an amount not more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Waterfront at Port Chester Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-18

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III-19

MSBAM 2015-C22	Hilton Garden Inn W 54th Street

Mortgage Loan No. 3 – Hilton Garden Inn W 54th Street

III-20

MSBAM 2015-C22	Hilton Garden Inn W 54th Street

Mortgage Loan No. 3 – Hilton Garden Inn W 54th Street

Hilton Garden Inn W 54th Street
237 West 54th Street
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Wollman Rink
Central Park Zoo
The Pond
Central Park South
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
5TH AVE/ 59TH ST
57TH ST
50TH ST/ BROADWAY
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQUARE
TIMES SQ.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
5TH AVE
BRYANT PARK
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
51ST ST/ LEXINGTON
33RD ST/ LEXINGTON
28TH ST/ LEXINGTON
28TH ST/ 7TH AV
28TH ST
PENN STATION
HERALD SQUARE
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
Frick Collection
Asia Society
Hunter College
Temple Emanu-El
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
The Paley Center for Media
666 Fifth Avenue
Citigroup Center
Radio City Music Hall
St. Patrick's Cathedral
ROCKEFELLER CENTER
GE Building
Rockefeller Plaza
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Lyceum Theatre
Shubert Theatre
Viacom Intl.
Majestic Theater
Paramount Communications
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
New York Public Library
Bryant Park
Port Authority Bus Terminal
New York Times Building
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
Midtown Station Post Office
Fashion Center Bldg.
Lefcourt State Bldg.
Garment Centre Capitol
Bricken Arcade Bldg.
Fashion Atrium
The Morgan Library & Museum
Manhattan Center
Macy's
One Penn Plaza
Herald Square
Empire State Building
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
NY Life Insurance Bldg.
Madison Square Park
Supreme Court-Appellate Division
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Lincoln Tunnel
Broadway
Ave. of the Americas
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
12th Ave.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 31st St.
W. 30th St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

III-21

MSBAM 2015-C22	Hilton Garden Inn W 54th Street

Mortgage Loan No. 3 – Hilton Garden Inn W 54th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$75,000,000			Location:	New York, NY 10019
Cut-off Date Balance(1):	$75,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Select Service
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Morad Ghadamian; Joseph Moinian			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.01290323%			Size:	401 Rooms
Note Date:	2/6/2015			Cut-off Date Balance per Unit(1):	$386,534
First Payment Date:	4/1/2015			Maturity Date Balance per Unit(1):	$386,534
Maturity Date:	3/1/2025			Property Manager:	Hersha Hospitality Management L.P.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$18,113,617
Seasoning:	1 month			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.64x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI:	$16,855,340 (2/28/2015 TTM)
Additional Debt Balance:	$80,000,000/$20,000,000/$25,000,000			2nd Most Recent NOI:	$16,566,756 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(4)				Most Recent Occupancy:	94.6% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$251,000,000 (11/24/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	61.8%
				Maturity Date LTV Ratio(1):	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	87.5%	Return of Equity(2):	$192,424,135	96.2%
Mezzanine Loan:	$25,000,000	12.5%	Closing Costs:	$7,575,865	3.8%
Total Sources:	$200,000,000	100.0%	Total Uses:	$200,000,000	100.0%

(1)
The Hilton Garden Inn W 54th Street Mortgage Loan is part of the Hilton Garden Inn W 54th Street Loan Pair, which is comprised of three pari passu senior notes and one subordinate B note with an aggregate principal balance of $175,000,000. The three Hilton Garden Inn W 54th Street pari passu senior notes have a combined original principal balance of $155,000,000, and the subordinate B note has an original principal balance of $20,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the pari passu senior notes without regard to the B note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Hilton Garden Inn W 54th Street Loan Pair (including the subordinate B note) are $436,409, $436,409, 10.4%, 10.4%, 2.16x, 69.7% and 69.7%, respectively.

(2)	The Hilton Garden Inn W 54th Street Property was previously unencumbered by mortgage debt.

(3)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the Hilton Garden Inn W 54th Street Loan Pair.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Hilton Garden Inn W 54th Street Property is newly constructed. Historical financial and occupancy information prior to 2014 is not available.

The Mortgage Loan.  The third largest mortgage loan (the “Hilton Garden Inn W 54th Street Mortgage Loan”) is part of a loan pair (the “Hilton Garden Inn W 54th Street Loan Pair”) evidenced by three pari passu notes (Notes A-1, A-2 and A-3) in the aggregate balance of $155,000,000 and one subordinate note in the original principal balance of $20,000,000 (the “Hilton Garden Inn West 54th Street B Note”), all of which are secured by the same first priority fee mortgage encumbering a select service hospitality property known as Hilton Garden Inn W 54th Street in the Midtown West neighborhood of Manhattan, New York, New York (the “Hilton Garden Inn W 54th Street Property”).

Note A-2, in the original principal balance of $75,000,000, represents the Hilton Garden Inn W 54th Street Mortgage Loan, and Note A-1 and Note A-3, in the aggregate original principal balance of $80,000,000, collectively represent the “Hilton Garden Inn W 54th Street Serviced Companion Loan.” The Hilton Garden Inn W 54th Street Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. on the closing date of this transaction and may be contributed to one or more future securitization transactions. The holders of the respective promissory notes evidencing the Hilton Garden Inn W 54th Street Loan Pair have entered into an agreement between note holders that sets forth the respective rights of each such note holder. The Hilton Garden Inn W 54th Street Loan Pair will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton Garden Inn W 54th Street Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Hilton Garden Inn W 54th Street Loan Pair, and the Hilton Garden Inn W 54th Street Mezzanine Loan were used to recapitalize the Hilton Garden Inn W 54th Street Borrower as the Hilton Garden Inn W 54th Street Property was previously unencumbered by mortgage debt. The Hilton Garden Inn W 54th Street Borrower constructed the Hilton Garden Inn W 54th Street Property in 2013 and has provided a statement indicating total

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MSBAM 2015-C22	Hilton Garden Inn W 54th Street

construction costs were approximately $131.5 million, including land valued at approximately $61.3 million, which was contributed by an affiliate of the Hilton Garden Inn W 54th Street Borrower.

The Borrower and the Sponsor. The borrower is 237 West 54 Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Borrower”), a recycled, single-purpose Delaware limited liability company with two independent directors. The Hilton Garden Inn W 54th Street Borrower is 74.95% indirectly owned by Morad Ghadamian, and 25.05% indirectly owned by Joseph Moinian. The nonrecourse carve-out guarantors are Morad Ghadamian and Joseph Moinian.

Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings. Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles.

The Property. The Hilton Garden Inn W 54th Street Property is a 34-story select service hospitality property with 401 hotel rooms, including 243 king rooms, 135 double rooms and 23 suites, and a ground-level retail space leased on a 10-year term to RJJ Restaurant LLC and operated as a 200-seat Empire Steakhouse restaurant. It is located on West 54th Street between Broadway and Eighth Avenue in Midtown Manhattan, a few blocks north of Times Square. The Hilton Garden Inn W 54th Street Property was constructed in 2013 as a joint venture between Starwood Capital Group Global, L.P. (“Starwood”) and The Moinian Group. (Starwood affiliates subsequently sold their various interests in the Hilton Garden Inn W 54th Street Property to one of the Hilton Garden Inn W 54th Street Mortgage Loan sponsors.) The hotel opened for business in January, 2014. Hotel amenities include approximately 820 SF of meeting space, a fitness center, a business center, a pantry and a guest laundry room. The Hilton Garden Inn W 54th Street Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC, an affiliate of Hilton Worldwide, through December 31, 2034.

Demand at the Hilton Garden Inn W 54th Street Property in 2014, the hotel’s first year of operations, was approximately 35% commercial, 5% meeting and group and 60% leisure.

Hilton Garden Inn W 54th Street Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn W 54th Street			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	94.2%	$245.36	$231.24	90.1%	$245.70	$221.46	95.6%	100.1%	95.8%

Source: Industry Report

The Market. The Hilton Garden Inn W 54th Street Property is located in the Midtown West neighborhood of Manhattan in New York, New York. Specifically, the hotel is located on West 54th Street between Broadway and Eighth Avenue, which is within the Midtown/Times Square market area. As of September 30, 2014, the overall Manhattan hotel market consisted of approximately 86,478 rooms with an average 86.7% occupancy rate, an average room rate of $278.99 and a RevPAR of $241.94. A total of 4,737 new hotels rooms are expected to be delivered in the Borough of Manhattan in 2015 and 4,373 new rooms are expected in 2016, including approximately 2,805 rooms in Midtown West over those two years.

Competitive properties to the Hilton Garden Inn W 54th Street Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property Name	Rooms	2013 Occupancy	2013 Average Rate	2013 RevPAR	2014 Occupancy	2014 Average Rate	2014 RevPAR	Occupancy Penetration	Yield Penetration
Hampton Inn Manhattan Times Square North	300	99%	$274.00	$271.26	100%	$272.00	$272.00	110.5%	118.0%
Hilton Garden Inn Times Square	369	84%	$271.00	$227.64	100%	$266.00	$266.00	110.5%	115.4%
Courtyard by Marriott New York Manhattan Central Park	378	Opened December 2013			68%	$280.00	$190.40	75.1%	82.6%
Residence Inn by Marriott New York Manhattan Central Park	261	Opened December 2013			70%	$278.00	$194.60	77.3%	84.5%

Source: Appraisal

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MSBAM 2015-C22	Hilton Garden Inn W 54th Street

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Hilton Garden Inn W 54th Street Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	2/28/2015 TTM	UW(2)	UW per Room
Occupancy	N/A	N/A	N/A	90.1%	94.6%	94.6%
ADR	N/A	N/A	N/A	$245.72	$236.31	$254.56
RevPAR	N/A		N/A	$221.50	$223.47	$240.81
		N/A
Rooms Revenue	N/A	N/A	N/A	$30,732,747	$32,942,825	$35,246,706	$87,897
Food & Beverage	N/A	N/A	N/A	$5,700	$6,075	$6,075	$15
Other Income(3)	N/A	N/A	N/A	$1,096,505	$1,255,913	$1,255,913	$3,132
Total Revenue	N/A	N/A	N/A	$31,834,953	$34,204,812	$36,508,694	$91,044
Total Expenses	N/A	N/A	N/A	$15,268,197	$17,349,472	$18,395,077	$45,873
Net Op. Income	N/A	N/A	N/A	$16,566,756	$16,855,340	$18,113,617	$45,171
FF&E	N/A	N/A	N/A	$636,701	$682,399	$1,460,348	$3,642
Net Cash Flow	N/A	N/A	N/A	$15,930,055	$16,172,942	$16,653,269	$41,529

NOI DSCR	N/A	N/A	N/A	2.63x	2.67x	2.87x
NCF DSCR	N/A	N/A	N/A	2.53x	2.56x	2.64x
NOI Debt Yield	N/A	N/A	N/A	10.7%	10.9%	11.7%
NCF Debt Yield	N/A	N/A	N/A	10.3%	10.4%	10.7%

(1)	The Hilton Garden Inn W 54th Street Property was constructed in 2013 and opened for business in January 2014. Therefore, historical operating data is limited.
(2)
The Hilton Garden Inn W 54th Street Property is a newly constructed hotel. Underwritten income is based on the TTM occupancy rate and the estimated 2014 average competitive primary and secondary competitive hotel room rate of $254.56.

(3)	Other Income includes miscellaneous income, rental income (for instance, the Empire Steakhouse base rent was $360,000 per year in 2014) and telecommunications income.

Escrows and Reserves.  The Hilton Garden Inn W 54th Street Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the manager is paying or has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement or (ii) with respect to insurance premiums only, the Hilton Garden Inn W 54th Street Borrower maintains insurance under an acceptable blanket insurance policy). The Hilton Garden Inn W 54th Street Borrower is also required to make monthly deposits in a reserve for FF&E reasonably approved by the lender equal to the greater of (i) the amount required to be reserved for FF&E pursuant to the management agreement, if any, or (ii) 4% of the operating income for the Hilton Garden Inn W 54th Street Property for the calendar month which is two months prior to the applicable monthly payment date; provided, that the Hilton Garden Inn W 54th Street Borrower will not be required to make deposits to the FF&E reserve so long as the property manager is reserving such amounts for FF&E in accordance with the management agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hilton Garden Inn W 54th Street Mortgage Loan (i.e. all revenues from the Hilton Garden Inn W 54th Street Property remaining after payment by the property manager of all operating expenses are deposited directly by the Hilton Garden Inn W 54th Street Borrower, or its property manager, and the operating lessee into the lockbox account). The Hilton Garden Inn W 54th Street Mortgage Loan has springing cash management. Provided a Trigger Period (as defined below) has not commenced, funds in the lockbox account are swept to an account designated by the Hilton Garden Inn W 54th Street Borrower. Upon the occurrence and during the continuance of a Trigger Period, funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Hilton Garden Inn W 54th Street Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” including from and after the first anniversary of the origination of the Hilton Garden Inn W 54th Street Mortgage Loan, to make any required deposits into the FF&E reserve only if and so long as the property manager is not reserving such amounts for FF&E accordance with the management agreement, to pay the servicing fees, if any, due under the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Mezzanine Loan (as defined below), to disburse to the Hilton Garden Inn W 54th Street Borrower the monthly amount payable for operating expenses and capital expenditures not otherwise reserved for and referenced in the annual budget approved by lender and any extraordinary expenses approved by the lender, to pay, provided no event of default on the Hilton Garden Inn W 54th Street Mortgage Loan has occurred and is continuing, debt service due on the Hilton Garden Inn W 54th Street Mezzanine Loan and to remit any excess to an account to be held by the lender as additional security for the Hilton Garden Inn W 54th Street Mortgage Loan.

A “Trigger Period” will (i) commence upon the occurrence of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan and/or the Hilton Garden Inn W 54th Street Mezzanine Loan and continue until, in the case of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mortgage Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mortgage Loan in writing or, in the case of an event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mezzanine Loan in writing and such lender shall not have otherwise accelerated the Hilton Garden Inn W 54th Street Mezzanine Loan, moved for a receiver or commenced foreclosure proceedings or (ii) commence upon the debt yield being less than 7.50% (or, on and after March 1, 2017, 9.00%) for two consecutive calendar quarters and continue until the debt yield equals or exceeds 8.00% (or, on and after March 1, 2017, 9.50%) for two consecutive calendar quarters. Notwithstanding the foregoing, in no event may a Trigger Period occur as a result of the debt yield being less than 7.50% prior to March 1, 2016.

Additional Secured Indebtedness (not including trade debts).  The Hilton Garden Inn W 54th Street Property also secures the Hilton Garden Inn W 54th Street Serviced Companion Loan, which has a combined Cut-off Date balance of $80,000,000, and the Hilton Garden Inn W 54th Street B Note, which has a Cut-off Date balance of $20,000,000. The current holder of the Hilton Garden Inn W 54th Street Serviced Companion Loan is Morgan Stanley Bank, N.A., and such notes are expected to be contributed to one or more future securitization trusts. The current holder of the Hilton Garden Inn W 54th Street B Note is Morgan Stanley Bank, N.A., and such note may be transferred at any time. The notes evidencing the Hilton Garden Inn W 54th Street Serviced Companion Loan accrue interest at the same rate as the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W

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MSBAM 2015-C22	Hilton Garden Inn W 54th Street

54th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton Garden Inn W 54th Street Serviced Companion Loan. The Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis relative to the Hilton Garden Inn W 54th Street B Note. Such priorities and the allocation of collections on the Hilton Garden Inn W 54th Street Loan Pair are set forth in an agreement between note holders governing the promissory notes comprising the Hilton Garden Inn W 54th Street Loan Pair. The Hilton Garden Inn W 54th Street Mortgage Loan represents the controlling interest in the Hilton Garden Inn W 54th Street Loan Pair. The Hilton Garden Inn W 54th Street Loan Pair will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton Garden Inn W 54th Street Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The following table presents certain information relating to the Hilton Garden Inn W 54th Street Loan Pair and the Hilton Garden Inn W 54th Street Mezzanine Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$75,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
Serviced Companion Loan	$80,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
B Note	$20,000,000	7.000%	120	0	120	2.16x	10.4%	69.7%
Mezzanine Loan	$25,000,000	10.000%	120	0	120	1.62x	9.1%	79.7%
Total/Wtd. Avg.	$200,000,000	5.060%	120	0	120	1.62x	9.1%	79.7%

Mezzanine Loan and Preferred Equity.  The “Hilton Garden Inn W 54th Street Mezzanine Loan” refers to a loan in the principal amount of $25,000,000 made by Morgan Stanley Mortgage Capital Holdings LLC to 237 West 54 Mezz Two Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Mezzanine Borrower”), secured by 100% of the direct equity interest in the Hilton Garden Inn W 54th Street Borrower and put in place simultaneously with the origination of the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W 54th Street Mezzanine Loan and the Hilton Garden Inn W 54th Street Mortgage Loan are subject to an intercreditor agreement. The Hilton Garden Inn W 54th Street Mezzanine Loan was transferred to 237 West 54th Mezzanine LLC on March 17, 2015.

In addition, a preferred equity (or other similar) investment (such investment, the “Permitted Preferred Equity”) is permitted subject to various conditions, including amongst other conditions: (i) no event of default is continuing, (ii) the investment is in the direct or indirect owner of the Hilton Garden Inn W 54th Street Mezzanine Borrower in an amount not to exceed $20,000,000, (iii) the investment is not secured by the Hilton Garden Inn W 54th Street Property (or any direct or indirect equity interests in the Hilton Garden Inn W 54th Street Borrower or the Hilton Garden Inn W 54th Street Mezzanine Borrower) or evidenced by a promissory note, (iv) the investment does not require the lender under the Hilton Garden Inn W 54th Street Mortgage Loan or the Hilton Garden Inn W 54th Street Mezzanine Loan to enter into an intercreditor agreement (or other recognition agreement) with the investor in the Permitted Preferred Equity or provide any rights or remedies to such investor arising out of any defaults that would lead to a change in control of the Hilton Garden Inn W 54th Street Borrower or Hilton Garden Inn W 54th Street Mezzanine Borrower or the Hilton Garden Inn W 54th Street Mortgaged Property, (v) the Permitted Preferred Equity requires fixed payment obligations only and is payable only from excess cash flow on the Hilton Garden Inn W 54th Street Mortgaged Property and (vi) the preferred equity documents and payments to the investor in the Permitted Preferred Equity are subordinate to the loan documents, and payments required pursuant to the loan documents, for the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Mezzanine Loan.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Hilton Garden Inn W 54th Street Borrower is required to obtain insurance against terrorism, terrorist acts or similar acts of sabotage with amounts, terms and coverage consistent with those required with respect to the comprehensive all risk insurance, the commercial general liability insurance and the business interruption insurance required to be maintained by the Hilton Garden Inn W 54th Street Borrower so long as such coverage is available.

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MSBAM 2015-C22	Dallas Marriott Las Colinas

Mortgage Loan No. 4 – Dallas Marriott Las Colinas

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MSBAM 2015-C22	Dallas Marriott Las Colinas

Mortgage Loan No. 4 – Dallas Marriott Las Colinas

Dallas Marriott Las Colinas
223 West Las Colinas Boulevard
Irving, TX 75039
Coppell
Carrollton
Farmers Branch
Valley Ranch
North Lake
North Lake Park
DALLAS
IRVING
Las Colinas
Downtown Irving
West Dallas
DALLAS COUNTY
Dallas - Fort Worth Intl. Airport
Dallas Love Field
Downtown Dallas 2 miles
Bethel Rd
Belt Line Rd
Mcinnish Park
DOWNTOWN CARROLLTON
Standridge Stadium
Valwood Pkwy
Josey Ln
Marsh Ln
Brookhaven Country Club
Brookhaven College
Webb Chapel Rd
Valley View Ln
FARMERS BRANCH
Dallas Christian College
LBJ Frwy
Forest Ln
Northaven Rd
Royal Ln
ROYAL LANE
DART GREEN LINE
WALNUT HILL
Walnut Hill Ln
Luna Rd
Sam Houston Park
Pres. George Bush Tpke
MacArthur Blvd
Airfield Dr
Regent Blvd
Kinwest Pkwy
Royal Ln
John Carpenter Frwy
Hackberry Creek Country Club
DART ORANGE LINE
Buffalo Blvd
Las Colinas Medical Center
O'Connor Blvd
Colinas Crossing Lake
Spring Trail Park
LB Houston Municipal Golf Course
BELT LINE
CARPENTER RANCH
NORTH LAKE COLLEGE
Irving Convention Center at Las Colinas
IRVING CONVENTION CENTER
North Lake College
Valley View Ln
Walnut Hill Ln
Cottonwood Golf Course
Las Colinas Blvd
LAS COLINAS URBAN CENTER
Northwest Hwy
SOUTH LAS COLINAS
Wildwood Dr
Las Colinas Country Club
DART
Rochelle Blvd
UNIV. OF DALLAS
University of Dallas
Northgate Dr
LOOP 12
ORANGE LINE
BACHMAN
LOVE FIELD
Harry Hines Blvd
Northgate Dr
Esters Rd
Rochelle Rd
Irving Mall
Airport Frwy
Baylor Medical Center at Irving
O'Connor Rd
Grauwyler Rd
Brook Hollow Golf Course
Stemmons Frwy
Carpenter Frwy
Regal Row
Pioneer Dr
TRINITY RAIL EXPRESS
DOWNTOWN IRVING
Irving Blvd
Shady Grove Rd
Fritz Park
Nursery Rd
Twin Wells Municipal Golf Course
Trinity River Greenbelt Park
Canada Dr
Westmoreland Rd
Hampton Rd
Bernal Dr
Hunter Ferrell Rd
Singleton Blvd
635
35E
161
114
12
345
183
356
DENTON
FRISCO
McKinney
Allen
PLANO
Flower Mound
Lewisville
Carrollton
Addison
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
DeSoto
Lancaster
Mansfield

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MSBAM 2015-C22	Dallas Marriott Las Colinas

Mortgage Loan No. 4 – Dallas Marriott Las Colinas

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$65,900,000			Location:	Irving, TX 75039
Cut-off Date Balance:	$65,900,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Columbia Sussex Corporation; CSC Holdings LLC			Year Built/Renovated:	1999/2011
				Size:	364 Rooms
Mortgage Rate:	4.890%			Cut-off Date Balance per Unit:	$181,044
Note Date:	3/18/2015			Maturity Date Balance per Unit:	$148,669
First Payment Date:	5/1/2015			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Maturity Date:	4/1/2025
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$7,234,926
IO Period:	0 months			UW NOI Debt Yield:	11.0%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	13.4%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF DSCR:	1.56x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$7,540,665 (2/28/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$6,450,687 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$5,472,123 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	61.8% (2/28/2015)
Reserves(1)				2nd Most Recent Occupancy:	59.5% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	55.9% (12/31/2012)
RE Tax:	$357,029	$89,257	N/A	Appraised Value (as of):	$95,500,000 (12/29/2014)
Insurance:	$110,898	$12,714	N/A	Cut-off Date LTV Ratio:	69.0%
FF&E:	$0	$58,014	N/A	Maturity Date LTV Ratio:	56.7%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,900,000	100.0%	Loan Payoff(2):	$53,466,030	81.1%
			Reserves:	$467,927	0.7%
			Closing Costs:	$507,892	0.8%
			Return of Equity:	$11,458,151	17.4%
Total Sources:	$65,900,000	100.0%	Total Uses:	$65,900,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Loan Payoff includes defeasance costs of $1,992,788.

The Mortgage Loan.  The fourth largest mortgage loan (the “Dallas Marriott Las Colinas Mortgage Loan”) is secured by a first mortgage encumbering a full service hotel known as the Dallas Marriott Las Colinas (the “Dallas Marriott Las Colinas Property”) located in Irving, Texas. The proceeds of the Dallas Marriott Las Colinas Mortgage Loan were used to defease existing debt which was included in the WBCMT 2006-C23 transaction, fund upfront reserves, pay closing costs and return equity to the Dallas Marriott Las Colinas Borrower.

The Borrower and the Sponsor. The borrower is Columbia Properties Dallas, L.P., an Ohio limited partnership (the “Dallas Marriott Las Colinas Borrower”) and single-purpose entity whose sole general partner has two independent directors. The Dallas Marriott Las Colinas Borrower is majority owned and controlled by CSC Holdings LLC, which is controlled by Columbia Sussex Corporation. CSC Holdings LLC and Columbia Sussex Corporation (“Columbia Sussex”) are the Dallas Marriott Las Colinas Mortgage Loan sponsors and nonrecourse carve-out guarantors. Columbia Sussex is a privately owned hotel company founded by William J. Yung III in 1972. Columbia Sussex is one of the largest franchisors of full-service Marriott hotels in the United States. Its current portfolio consists of 35 hotels with approximately 11,400 rooms.

The Property.  The Dallas Marriott Las Colinas Property is a 14-story full service hotel located in the Las Colinas community of the city of Irving, Texas. The Dallas Marriott Las Colinas Property is located within walking distance to the Irving Convention Center, approximately 12 miles northwest of the Dallas central business district, approximately 27 miles northeast of Fort Worth, and approximately four miles west of the Dallas/Fort Worth International Airport. The Dallas Marriott Las Colinas Property is situated on an approximately 5.0-acre parcel located at the northeast corner of Las Colinas Boulevard and O’Connor Boulevard, directly on the western shore of Lake Carolyn.

The Dallas Marriott Las Colinas Property opened in 2000 and features 364 guestrooms, a 108-seat bistro restaurant and 46-seat lounge, six meeting and banquet spaces totaling 15,594 SF, a business center and recreational facilities that include an indoor pool and a fitness center.

The Dallas Marriott Las Colinas Property’s guestroom configuration consists of 212 king rooms, 149 double/double rooms and three hospitality suites. Standard guestrooms are 392 SF with either city- or lake-views and a balcony. Hospitality suites are 952 SF with lake-views and feature two bedrooms,

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MSBAM 2015-C22	Dallas Marriott Las Colinas

separate dining and living areas and additional amenities such as a wet-bar area with a microwave and small refrigerator. All guestrooms and guest bathrooms were completely renovated in 2011 as part of a $2.3 million renovation, which also included renovations to the lobby, commons areas, meeting spaces, restaurant and lounge.

The Dallas Marriott Las Colinas Property was developed by the sponsor at a cost basis of approximately $47.9 million, excluding development fees. Since 2010, the sponsor has invested a total of $3.5 million in renovations and repairs to the Dallas Marriott Las Colinas Property.

More specific information about the Dallas Marriott Las Colinas Property and the related competitive set is set forth in the table below:

Dallas Marriott Las Colinas Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Dallas Marriott Las Colinas Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	61.5%	$114.66	$70.53	48.9%	$134.30	$65.71	79.5%	117.1%	93.2%
2011	66.0%	$118.68	$78.31	53.8%	$139.40	$75.01	81.5%	117.5%	95.8%
2012	65.5%	$118.20	$77.47	55.9%	$142.51	$79.60	85.2%	120.6%	102.8%
2013	68.3%	$122.46	$83.60	59.5%	$144.61	$86.02	87.1%	118.1%	102.9%
2014	69.6%	$129.24	$89.90	60.3%	$158.49	$95.62	86.7%	122.6%	106.4%

Source: Industry Report

The Market. The Dallas Marriott Las Colinas Property is located in Irving, within Dallas County, Texas. Dallas County had a population of approximately 2.5 million and a workforce of approximately 2.0 million people as of 2013. The Dallas Marriott Las Colinas Property is located within the Las Colinas Urban Center (the “Urban Center”) development section of Irving, Texas, which is centered on the 125-acre Lake Carolyn. The first phase of the Urban Center is the Irving Convention Center, located 1/2 mile from the Dallas Marriott Las Colinas Property, which opened in 2011 and attracted a total of approximately 230,000 attendees for the years 2012 and 2013. The second phase of the Urban Center began development in August 2014, and includes the construction of the Irving Music Factory adjacent to the Dallas Marriott Las Colinas Property which will include a 100,000 SF, 8,000-seat concert venue, 300,000 SF of retail and restaurant space and 100,000 SF of office space. Other developments in the Urban Center include Water Street, a 70,000 SF restaurant and retail development and North Shore, a planned development that is expected to include up to 1,400 residential units, 145,000 SF of commercial space and the 160-room Texican Hotel.

Demand at the Dallas Marriott Las Colinas Property is approximately 50% commercial driven, 35% meeting and group driven and 15% leisure driven. Commercial demand is generated primarily by the variety of corporate tenants in the Irving/Las Colinas area. The global headquarters of Commercial Metals, ExxonMobil, Kimberly-Clark, Celanese, Fluor Corporation, Zale Corporation, Michaels, Flowserve and Pioneer Natural Resources are located in Irving. Additionally major corporations in technology, professional services and healthcare are located in Irving, such as Microsoft, Oracle, Nokia, Verizon, AT&T, Blackberry, IBM, NEC Corporation, Allstate Insurance, State Farm Insurance, Citigroup, Nissan, Baylor Medical Center, Las Colinas Medical Center, CVS Health, and Humana. Meeting and group demand is generated primarily by the proximity to the Irving Convention Center and the Dallas/Fort Worth International Airport as well as the various companies located in Irving as outlined above. Leisure demand is generated by tourism in the area which peaks between May and September and weekend demand generated by travelers en route to other destinations and other similar weekend demand generators. Primary attractions in the area include the Irving Arts Center complex, AT&T Stadium which is the home field of the Dallas Cowboys and hosts concerts and other sporting events, the Grapevine Mills outlet mall, and the Gaylord Texan Resort and Convention Center.

The estimated 2014 population within a one-, three- and five-mile radius of the Dallas Marriott Las Colinas Property was 6,906, 78,269 and 255,789, respectively. The estimated 2014 median household income within a one-, three- and five-mile radius was $64,133, $50,564 and $44,399, respectively.

Competing properties to the Dallas Marriott Las Colinas Property are shown in the table below:

Competitive Property Summary
Property Name	Location	Rooms	Year Opened(1)	Comm. %	Meeting & Group %	Leisure %	2014 Est Occ.	2014 Est ADR	2014 Est RevPAR
Primary Competitors
Dallas Marriott Las Colinas (subject)	223 West Las Colinas Boulevard	364	2000	50%	35%	15%	62%	$156	$96.72
Omni Mandalay at Las Colinas	221 E Las Colinas Blvd	421	1996	45%	35%	20%	66%	$160	$105.60
Marriott Dallas Fort Worth Airport	8440 Freeport Parkway	491	1982	60%	30%	10%	75%	$135	$101.25
Westin Dallas Fort Worth Airport	4545 W John Carpenter Fwy	506	2006	60%	30%	10%	77%	$119	$91.63
Sheraton DFW Airport Hotel	4440 W John Carpenter Fwy	300	1981	60%	30%	10%	70%	$108	$75.60
Sub-total/Wtd. Avg		2,082		56%	32%	13%	71%	$135	$95.30

Secondary Competitors		341		65%	15%	20%	64%	$105	$67.02
Total/Wtd. Avg.		2,423		57%	30%	13%	70%	$132	$92.39

Source: Appraisal

(1)	Indicates the year that the property was opened under its current flag.

The appraiser identified one proposed hotel with approximately 350 rooms, The Irving Convention Center Hotel, in the planning stages, expected to open in 2017, which was estimated to be 75% competitive to the Dallas Marriott Las Colinas Property.

Tax Abatement.  The Dallas Marriott Las Colinas Property benefits from a tax abatement program designed to incentivize development within the Dallas County Utility and Reclamation District. The tax abatement is scheduled to expire in 2020.

III-29

MSBAM 2015-C22	Dallas Marriott Las Colinas

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Dallas Marriott Las Colinas Property:

Cash Flow Analysis
	2011	2012	2013	2014	2/28/2015 TTM	UW	UW per Room
Occupancy	N/A	55.9%	59.5%	61.1%	61.8%	61.1%
Average Daily Rate	N/A	$143.05	$145.74	$156.55	$157.00	$156.54
RevPAR	N/A	$79.89	$86.72	$95.59	$97.07	$95.58

Rooms	N/A	$10,644,307	$11,520,704	$12,699,052	$12,896,499	$12,699,200	$34,888
Food/Beverage	N/A	$3,695,798	$4,482,968	$4,528,538	$4,399,465	$4,528,538	$12,441
Other	N/A	$215,806	$199,591	$176,573	$172,365	$176,573	$485
Total Revenue	N/A	$14,555,911	$16,203,263	$17,404,163	$17,468,329	$17,404,311	$47,814
Total Expenses(1)	N/A	$9,083,788	$9,752,576	$9,957,868	$9,927,664	$10,169,385	$27,938
NOI	N/A	$5,472,123	$6,450,687	$7,446,295	$7,540,665	$7,234,926	$19,876
FF&E(2)	N/A	$582,236	$648,131	$696,167	$698,733	$696,172	$1,913
NCF	N/A	$4,889,887	$5,802,556	$6,750,128	$6,841,932	$6,538,754	$17,964

NOI DSCR	N/A	1.31x	1.54x	1.78x	1.80x	1.73x
NCF DSCR	N/A	1.17x	1.38x	1.61x	1.63x	1.56x
NOI Debt Yield	N/A	8.3%	9.8%	11.3%	11.4%	11.0%
NCF Debt Yield	N/A	7.4%	8.8%	10.2%	10.4%	9.9%

(1)
Underwritten real estate taxes based on the 2014 unabated tax amount reduced by the present value of the projected tax savings due to the tax abatement. The 2014 abated tax amount was $973,715 versus the unabated tax amount of $1,286,827.

(2)	FF&E is based on 4% of Total Revenue for all historical data points as well the underwritten amount.

Escrows and Reserves. The Dallas Marriott Las Colinas Borrower is required to deposit 1/12 of the estimated annual real estate taxes monthly and 1/12 of the estimated annual insurance premiums monthly. For furniture, fixtures and equipment (“FF&E”), the Dallas Marriott Las Colinas Borrower is required to deposit monthly an amount equal to 1/12th of 4% of the gross revenues, which as of the Dallas Marriott Las Colinas Mortgage Loan origination date was $58,014.

The current franchise agreement expires July 11, 2020. Commencing 18 months prior to the expiration date of the franchise agreement, or if the franchise agreement is otherwise terminated, the Dallas Marriott Las Colinas Borrower is required to deposit excess cash flow into a reserve (the “Franchise Expiration Reserve”). In the event that a property improvement plan (“PIP Improvements”) is required by the existing or replacement franchisor, the Dallas Marriott Las Colinas Borrower is required to deposit an amount equal to at least 110% of the anticipated cost of the PIP Improvements into a reserve (the “PIP Reserve”). Such funds will come first from the then current balance of the Franchise Expiration Reserve, then the FF&E reserve, and then from the Dallas Marriott Las Colinas Borrower’s own funds, provided that no funds may be transferred from the Franchise Expiration Reserve unless a replacement franchise agreement has been entered into. Following the establishment of the PIP Reserve and possible transfer of funds from the Franchise Expiration Reserve to the PIP Reserve, deposits into the Franchise Expiration Reserve will not be subject to transfer to the PIP Reserve, but instead will accumulate in the Franchise Expiration Reserve. If no PIP Improvements are then required or anticipated to be required by the franchisor and a replacement franchise agreement has been entered into, and so long as no other Cash Management Period (as defined below) then exists, any amounts remaining in the Franchise Expiration Reserve will be disbursed to the Dallas Marriott Las Colinas Borrower, provided however, that the lender will have the right, but not the obligation, at any time during the continuation of an event of default, in its sole and absolute discretion, to transfer any and all funds in the Franchise Expiration Reserve to an account to be held by the lender as additional security for the Dallas Marriott Las Colinas Mortgage Loan. All amounts in the PIP Reserve will be used for the reimbursement of costs expended by the Dallas Marriott Las Colinas Borrower to complete the PIP Improvements.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Dallas Marriott Las Colinas Mortgage Loan. The Dallas Marriott Las Colinas Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Dallas Marriott Las Colinas Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Dallas Marriott Las Colinas Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Dallas Marriott Las Colinas Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Dallas Marriott Las Colinas Borrower in connection with the operation and maintenance of the Dallas Marriott Las Colinas Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Dallas Marriott Las Colinas Mortgage Loan.

A “Cash Management Period” will commence:

(i) upon the occurrence of an event of default and will continue until lender’s acceptance of the cure of such event of default;

(ii) if the debt service coverage ratio being less than 1.25x at the end of any calendar quarter and will continue until the debt service coverage ratio has been not less than 1.25x for two consecutive calendar quarters;

(iii) 18 months prior to the expiration date of the franchise agreement or if the franchise agreement is otherwise terminated and will continue until a replacement franchise agreement has been entered into; or

(iv) if the nonrecourse carve-out guarantors fail to maintain a combined net worth of at least $100 million and a combined liquidity of at least $10 million (together the “Guarantor Financial Covenants”) and will continue until the lender determines that the Guarantor Financial Covenants are again satisfied.

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MSBAM 2015-C22	Dallas Marriott Las Colinas

Property Management.  The Dallas Marriott Las Colinas Property is managed by Columbia Sussex Management, LLC, an affiliate of the Dallas Marriott Las Colinas Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The Dallas Marriott Las Colinas Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-31

MSBAM 2015-C22	Hilton Houston Westchase

Mortgage Loan No. 5 – Hilton Houston Westchase

III-32

MSBAM 2015-C22	Hilton Houston Westchase

Mortgage Loan No. 5 – Hilton Houston Westchase

Hilton Houston Westchase
9999 Westheimer Road
Houston, TX 77042
HOUSTON
George Bush Intctl. Airport 18 miles
Fairbanks
Northwest Houston
Hammerly Blvd
Hillshire Village
Blalock Rd
Brittmoore Rd
Sam Houston Tollway
Gessner Rd
Conoco Phillips
Shell Oil Company
Energy Corridor
Katy Frwy
Darrell Tully Stadium
Don Coleman Community Coliseum
Memorial Dr
Memorial City Hospital
CityCentre
Memorial City Mall
Hedwig Village
Piney Point Rd
Bunker Hill Village
Westside
Lakeside Country Club
Kirkwood Rd
Wilcrest Dr
Greenbay St
Voss Rd
Houston Country Club
Woodway Dr
Piney Point Village
Tanglewood
Sage Rd
Uptown Park
Four Oaks Place
Four Leaf Towers
San Felipe St
Chimney Rock Rd
Bering Dr
Post Oak Plaza
Centre at Post Oak
The Galleria
Williams Tower
Waterwall Park
Uptown
Downtown Houston 10 miles
Briar Forest Dr
Westchase
BMC
Phillips 66
Maersk Oil
Westheimer Rd
West Houston Medical Center
Westchase Shopping Center
Rogerdale Rd
Cameron LNG Headquarters
Schlumberger
Westchase Corporate Center
Chevron
Richmond Ave
Royal Oaks Country Club
Westpark Dr
HARRIS COUNTY
Hillcroft St
Skyline Dr
Fountain View Dr
SW Frwy
Westpark Tollway
Glenmont Dr
Gulfton St
Gulfton
Rice Ave
Alief Amity Park
CGG
Jacobs Engineering
Halliburton
DataVox
Briarpark Dr
Sharpstown Park Country Club
Fondren Rd
PlazAmericas Shopping Centre
Rampart St
Renwick Dr
Alder Dr
Cornerstone Hosp. of Houston-Bellaire
Bissonnet St
Bellaire Blvd
Bellaire
West Loop
Dairy Ashford Rd
Arthur Storey Park
Southwest Frwy
Houston Baptist University
Bayland Park
Sharpstown
Beechnut St
Memorial Hermann Southwest Hosp.
Alief
Westwood Country Club
Braeburn
Meyerland Plaza
Huntington Village
Braeswood Blvd
Braeburn Country Club
Willowbend Blvd
Bellfort Ave
Bellfort St
Houston Hills Golf Course
Southwest Houston
Post Oak Rd
Sugar Land
Meadows Place
Stafford
SW Frwy
Stagecoach
The Woodlands
Tomball
Spring
Atascocita
Humble
Cypress
Crosby
Katy
Baytown
Pasadena
La Porte
Missouri City
Pearland
Rosenberg
Sugar Land
Friendswood
League City
Texas City
Alvin
Manvel
Santa Fe
Hitchcock

III-33

MSBAM 2015-C22	Hilton Houston Westchase

Mortgage Loan No. 5 – Hilton Houston Westchase

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,250,000			Location:	Houston, TX 77042
Cut-off Date Balance:	$45,250,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Full Service
Loan Purpose(2):	Acquisition			Title Vesting:	Fee
Sponsor:	Kui Cai			Year Built/Renovated:	1980/2014
Mortgage Rate:	4.718%			Size:	297 Rooms
Note Date:	2/13/2015			Cut-off Date Balance per Unit:	$152,357
First Payment Date:	4/1/2015			Maturity Date Balance per Unit:	$145,492
Maturity Date:	3/1/2020			Property Manager:	Interstate Management Company, LLC
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$5,578,443
IO Period:	24 months			UW NOI Debt Yield:	12.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	12.9%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NCF DSCR:	1.71x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$5,699,252 (12/31/2014)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,418,734 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,510,555 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	81.3% (1/31/2015)
Reserves(1)				2nd Most Recent Occupancy:	73.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	68.5% (12/31/2012)
RE Tax:	$133,964	$66,982	N/A	Appraised Value (as of):	$65,800,000 (12/19/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	68.8%
Recurring Replacements:	$215,000	Springing	N/A	Maturity Date LTV Ratio:	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,250,000	67.2%	Purchase Price:	$65,500,000	97.3%
Borrower Equity:	$22,074,141	32.8%	Reserves:	$348,964	0.5%
			Closing Costs:	$1,475,176	2.2%
Total Sources:	$67,324,141	100.0%	Total Uses:	$67,324,141	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The fifth largest mortgage loan (the “Hilton Houston Westchase Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $45,250,000 secured by a first mortgage encumbering a full service hotel known as Hilton Houston Westchase (the “Hilton Houston Westchase Property”) located in Houston, Texas.

The Borrower and the Sponsor. The borrower is 9999 Westheimer Road, Houston, LLC, a Delaware limited liability company (the “Hilton Houston Westchase Borrower”), with one independent director. The majority equity interest (80%) in the Hilton Houston Westchase Borrower is held by Apollo Bright LLC. Apollo Bright LLC and Silver Sage Investment LLC are the nonrecourse carve out guarantors.

Apollo Bright LLC and Silver Sage Investment LLC are both wholly owned by Kui Cai, the Hilton Houston Westchase Mortgage Loan sponsor. Kui Cai is the co-founder and approximately 28% shareholder of Longfor Properties Co. Ltd. (SEHK: 960), which is one of China’s biggest property developers. Through his companies in the U.S., he owns a portfolio of seven hotels: the Hilton Houston Westchase, Fullerton Marriott at California State University, Detroit Marriott Southfield, Atlanta Marriott Norcross, Hilton Atlanta Northeast, DoubleTree by Hilton Berkeley Marina and DoubleTree by Hilton Hotel Wilmington.

The Property.  The Hilton Houston Westchase Property is a full service hotel containing 297 rooms in two thirteen-story buildings located on a 7.8-acre parcel along Westheimer Road off the Sam Houston Tollway, in the center of the Westchase District of Houston, Texas. The Hilton Houston Westchase Property was built in 1980 and has recently completed a four-year renovation to the guestrooms, corridors, restaurant, meeting space and other infrastructure at a cost of $8,274,837 ($27,861/room).

The Hilton Houston Westchase Property operates as a Hilton hotel under a franchise agreement that runs through February 28, 2030. It has a guestroom configuration that consists of 109 king rooms, 77 double/double rooms, 25 suites, and additionally on the top three floors of the hotel (the Executive Level) 65 king rooms, nine double/double rooms, three junior suites, eight one-bedroom suites, and one presidential suite. Amenities at the Hilton Houston Westchase Property include a fitness center, outdoor pool and jacuzzi, sundry shop, daily room-service, complementary parking and Wi-Fi access throughout the hotel. The Executive Level includes a concierge lounge, a business center and conference room. The Hilton Houston Westchase Property offers an award-winning, full-service, 250-seat restaurant open for breakfast, lunch, dinner and Sunday brunch known as Rio Ranch, and a 50-seat Atrium Lobby Bar. Additionally, there is 15,268 SF of flexible event space.

III-34

MSBAM 2015-C22	Hilton Houston Westchase

Demand at the Hilton Houston Westchase is approximately 45% commercial driven, 35% meeting and group driven and 20% leisure driven. Demand is primarily generated by a heavy concentration of surrounding office development and large employers such as Chevron, Phillips, Dow Chemical, Halliburton, Jacobs Engineering, MI Swaco and BMC Software. The ten largest corporate accounts for the Hilton Houston Westchase Property are a diverse group of companies, who combined represented a total of 18,821 room nights and approximately $2.86 million in revenue as of November, 2014 year-to-date. They include Schlumberger, Expedia, Chevron, CWT Hotel Programme, Phillips 66, Shell Oil, IBM, A P Moller Maersk, National Oilwell Varco and CGG Veritas.

More specific information about the Hilton Houston Westchase Property and the related competitive set is set forth in the table below:

Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Houston Westchase Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2007	66.6%	$117.69	$78.40	69.9%	$139.27	$97.36	104.9%	118.3%	124.2%
2008	65.9%	$130.62	$86.13	69.6%	$149.96	$104.36	105.5%	114.8%	121.2%
2009	52.1%	$118.63	$61.76	62.5%	$123.92	$77.40	120.0%	104.5%	125.3%
2010	52.0%	$112.32	$58.38	66.2%	$114.09	$75.55	127.4%	101.6%	129.4%
2011	57.4%	$111.66	$64.07	69.1%	$117.72	$81.29	120.3%	105.4%	126.9%
2012	61.6%	$117.36	$72.26	68.5%	$128.64	$88.07	111.2%	109.6%	121.9%
2013	64.2%	$126.87	$81.49	73.1%	$136.86	$100.10	113.9%	107.9%	122.8%
1/31/2015 TTM	66.0%	$132.21	$87.26	81.3%	$144.74	$117.65	123.2%	109.5%	134.8%

Source: Industry Report

The Market.  The Hilton Houston Westchase Property is located in the center of Houston’s Westchase District, which is due west of the Houston central business district. The Westchase District is a 4.2 square mile commercial area with 17.7 million SF of office and retail space, 17,639 residential units, over 100 restaurants, and five colleges/universities. The Westchase District has a diverse employment base of 81,879 people. Both William P. Hobby (HOU) and George Bush Intercontinental (IAH) airports are located 30 minutes away, downtown Houston is eight miles away and Houston Galleria is six miles away. The Hilton Houston Westchase Property is close to corporate businesses such as Chevron, Phillips 66, Cameron and BMC Software and is adjacent to Houston’s Energy Corridor. Primary access to the Westchase District is via The Sam Houston Tollway (Beltway 8), Interstate Highway 10, the Southwest Freeway, Westheimer Road, and the West Park Toll Road.

2014 estimated population within a one-, three- and five-mile radius of the Hilton Houston Westchase Property, was 19,938, 192,953 and 545,874, respectively. 2014 estimated average household income within a one-, three- and five-mile radius, was $65,757, $72,071 and $71,926, respectively.

The Hilton Houston Westchase Property is within the Katy Freeway West submarket, which contains 90 hotels and 10,624 rooms as of November 2014 and had a trailing 12-month ADR of $112.79 and an occupancy of 73.2% resulting in a RevPAR of $82.56, which was a 9.6% increase over the prior year period.

The Hilton Houston Westchase Property and its primary competitive set are shown in the chart below:

Competitive Property Summary
			Estimated 2014 Market Mix			September 30, 2014 TTM Occupancy, ADR and RevPAR
Property Name	Rooms	Meeting Space (SF)	Commercial	Meeting/ Group	Leisure	Occ.	Occ. Penetr.	ADR	ADR Penetr.	RevPAR	RevPAR Penetr.
Hilton Houston Westchase	297	15,268	45%	35%	20%	77%	107%	$144.76	114%	$111.37	122%
Wyndham (fka Crowne Plaza)	344	9,218	60%	20%	10%	65%	90%	$85.08	67%	$55.05	60%
Marriott Westchase	600	43,000	65%	20%	15%	73%	102%	$135.10	106%	$98.89	108%
Omni Westside	400	25,000	60%	20%	10%	73%	101%	$151.92	119%	$110.75	121%
Hilton Houston Southwest	292	15,600	50%	25%	15%	71%	99%	$107.29	84%	$76.28	83%
Courtyard by Marriott	153	1,250	70%	5%	25%	72%	100%	$116.02	91%	$83.77	92%
Total/Wtd. Avg.	2,086		59%	22%	15%	72%		$127.17		$91.44

Source: Appraisal

III-35

MSBAM 2015-C22	Hilton Houston Westchase

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Hilton Houston Westchase Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW per Room
Occupancy(1)	69.1%	68.5%	73.1%	80.5%	80.0%
ADR(1)	$117.72	$128.64	$136.86	$144.17	$144.17
RevPAR(1)	$81.29	$88.07	$100.10	$116.00	$115.34

Rooms Revenue	$8,812,154	$9,573,349	$10,850,949	$12,575,089	$12,502,717	$42,097
Food & Beverage	$5,203,087	$5,520,429	$5,802,433	$6,009,498	$5,974,912	$20,118
Other Income	$353,729	$299,146	$315,076	$275,146	$273,562	$921
Total Revenue	$14,368,970	$15,392,924	$16,968,458	$18,859,733	$18,751,191	$63,135
Total Expenses	$11,198,896	$11,882,369	$12,549,724	$13,160,481	$13,172,748	$44,353
Net Operating Income	$3,170,074	$3,510,555	$4,418,734	$5,699,252	$5,578,443	$18,783
FF&E	$574,759	$615,717	$678,738	$754,389	$750,048	$2,525
Net Cash Flow	$2,595,315	$2,894,838	$3,739,996	$4,944,863	$4,828,395	$16,257

NOI DSCR	1.12x	1.24x	1.57x	2.02x	1.98x
NCF DSCR	0.92x	1.03x	1.33x	1.75x	1.71x
NOI Debt Yield	7.0%	7.8%	9.8%	12.6%	12.3%
NCF Debt Yield	5.7%	6.4%	8.3%	10.9%	10.7%

(1)	Sourced from Industry Report

Escrows and Reserves.  The Hilton Houston Westchase Borrower deposited $133,964 at loan origination for taxes and is required to deposit 1/12 of the estimated annual taxes monthly and 1/12 of the estimated annual insurance premiums monthly (unless the Hilton Houston Westchase Property is covered under a “blanket policy” acceptable to the lender). The Hilton Houston Westchase Borrower deposited $215,000 at loan origination for replacements and repairs to furniture, fixtures and equipment required by the current Property Improvement Plan (“PIP”) at the Hilton Houston Westchase Property and will be required to deposit monthly to the FF&E reserve as and when may be required by any future PIP.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hilton Houston Westchase Mortgage Loan. The Hilton Houston Westchase Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (defined below). Also during a Cash Sweep Period, the Hilton Houston Westchase Borrower will be required to deposit all excess cash with respect to the Hilton Houston Westchase Mortgage Loan to an account to be held by the lender as additional security for the Hilton Houston Westchase Mortgage Loan.

A “Cash Sweep Period” will generally commence when the DSCR is less than 1.25x for any calendar quarter, and will generally end when the DSCR equals or exceeds 1.30x for two consecutive calendar quarters.

Property Management. The Hilton Houston Westchase Property is managed by Interstate Management Company, LLC (dba Interstate MC, LLC) (“Interstate”). Founded in 1960, Interstate is a U.S.-based global hotel management company that currently manages 435 hotels with over 79,000 rooms. Interstate manages one other hotel for the Hilton Houston Westchase sponsor.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Hilton Houston Westchase Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

III-36

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III-37

MSBAM 2015-C22	Bozzuto’s Distribution Center

Mortgage Loan No. 6 – Bozzuto’s Distribution Center

III-38

MSBAM 2015-C22	Bozzuto’s Distribution Center

Mortgage Loan No. 6 – Bozzuto’s Distribution Center

Bozzuto's Distribution Center
275 School House Road; 400 Industrial Avenue
Cheshire, CT 06410
Hartford 10 miles
Central Connecticut State Univ.
New Britain
Newington
Terryville
Farmington Ave
Bristol Hospital
Pequabuck Golf Club
Memorial Blvd
Thomaston
Bristol
Plainville
Connecticut Commons
Unionville Ave
ESPN Headquarters
LITCHFIELD COUNTY
HARTFORD COUNTY
New Britain General Hospital
Tow Line Rd
Yankee Expwy
Shuttle Meadow Country Club
New Britain Stadium
South St
Lake Compounce
Patton Brook Country Club
BERLIN
Berlin
Pine Valley Golf Course
Flanders Rd
Ragged Mtn. Memorial Preserve
Flanders St
Mt. Vernon Rd
The Hospital of Central Connecticut-Bradley Mem. Campus
Timberlin Golf Club
Mattatuck State Forest
Main St
Wolcott
County Rd
Center St
Berlin St
Southington
NORTHEAST REG. AMTRAK
Berlin Turnpike
Waterbury Plaza
East St
Middletown
Waterbury Hospital
Naugatuck Valley Shopping Center
Southington Country Club
Hubbard Park
Colonial Plaza
St. Mary's Hospital
Brass Mill Center
Meriden Rd
Westfield Meriden
MidState Medical Center
Yankee Expwy
Johnson Ave
MERIDEN
WATERBURY
Peck Ln
Blacks Rd
Cheshire St
Jarvis St
Creamery Rd
Meriden
Highland Ave
East Mountain Golf Course
NEW HAVEN COUNTY
Meriden-Markham Municipal Airport
Main St
Meriden Rd
Naugatuck
Prospect St
Salem Rd
Maplecroft Plaza
Academy Rd
Wilbur Cross Pkwy
Cheshire
Straitsville Rd
New Haven Rd
Farms Country Club
Masonicare Health Ctr.
Wallingford
Brooksvale Recreation Park
Cook Hill Rd
WALLINGFORD
Oakdale Theatre
Wallingford Country Club
Todd St
Quinnipiac River State Park
Mt. Carmel Ave
Tradition Golf Club
Quinnipiac College
Shepard Ave
Wilbur Cross Pkwy
AMTRAK
Middletown Ave
Laurel View Country Club
Hamden
North Haven
Northford
Marketplace at Hamden
New Haven 6 miles
MASSACHUSETTS
WORCESTER
SPRINGFIELD
HARTFORD
PROVIDENCE
CONNECTICUT
RHODE ISLAND
NEW YORK
Waterbury
Bristol
New Britain
Meriden
Cheshire
Torrington
Manchester
Norwich
Danbury
NEW HAVEN
BRIDGEPORT
Norwalk
Stamford
New London
Long Island Sound
Atlantic Ocean
Block Island
NEW YORK

III-39

MSBAM 2015-C22	Bozzuto’s Distribution Center

Mortgage Loan No. 6 – Bozzuto’s Distribution Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$44,000,000			Location:	Cheshire, CT 06410
Cut-off Date Balance:	$43,884,335			General Property Type:	Industrial
% of Initial Pool Balance:	4.0%			Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael Bozzuto			Year Built/Renovated:	1963; 1995/1997
Mortgage Rate:	3.960%			Size:	986,565 SF
Note Date:	2/27/2015			Cut-off Date Balance per Unit:	$44
First Payment Date:	4/1/2015			Maturity Date Balance per Unit:	$27
Maturity Date:	3/1/2025			Property Manager:	Tenant-Managed (Bozzuto’s, Inc.)
Original Term to Maturity:	120 months
Original Amortization Term:	240 months			Underwriting and Financial Information(2)
IO Period:	0 months			UW NOI:	$5,701,991
Seasoning:	1 month			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	21.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.65x
Additional Debt Type:	N/A			Most Recent NOI:	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (4/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$71,000,000 (12/17/2014)
Other(1):	$3,188,458	$0	N/A	Cut-off Date LTV Ratio:	61.8%
				Maturity Date LTV Ratio:	37.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses(1)	Proceeds	% of Total
Loan Amount:	$44,000,000	100.0%	Loan Payoff:	$40,452,709	91.9%
			Closing Costs:	$181,925	0.4%
			Return of Equity:	$3,365,366	7.6%
Total Sources:	$44,000,000	100.0%	Total Uses:	$44,000,000	100.0%

(1)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The Bozzuto’s Distribution Center Borrower posted with lender an irrevocable letter of credit in the amount of $3,188,458, representing one year of debt service renewable for the term of the Bozzuto’s Distribution Center Mortgage Loan. Because the letter of credit was not a cash escrow deposit at closing it is not reflected in the uses section of the Sources and Uses table.

(2)
Underwriting and Financial Information is based on a lease in place with the sole tenant at the Bozzuto’s Distribution Center Property, Bozzuto’s Inc., an affiliate of the Bozzuto’s Distribution Center Borrower. The Bozzuto’s Distribution Center Property is encumbered by an absolute net lease to a single tenant whereby the tenant is responsible for all structural and non-structural maintenance, utilities, and management, and pays real estate taxes and insurance directly. The Bozzuto’s Distribution Center Property has been 100% leased since lease commencement in 1999, and historical financial information is not available.

The Mortgage Loan.  The sixth largest mortgage loan (the “Bozzuto’s Distribution Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 secured by a first priority fee mortgage encumbering a 986,565 SF warehouse and distribution center in Cheshire, Connecticut (the “Bozzuto’s Distribution Center Property”). The proceeds of the Bozzuto’s Distribution Center Mortgage Loan were primarily used to refinance a previous loan of approximately $40,452,709, secured by the Bozzuto’s Distribution Center Property and included in the MLMT 2005-MKB2 transaction.

The Borrower and the Sponsor. The borrower is Industrial Avenue L.L.C., a previously existing single-purpose Connecticut limited liability company with two independent directors (the “Bozzuto’s Distribution Center Borrower”). The Bozzuto’s Distribution Center Borrower is 100% owned by Michael Bozzuto and Jayne Bozzuto, the majority shareholders of Bozzuto’s, Inc. (“Bozzuto’s”), the sole tenant at the Bozzuto’s Distribution Center Property and the nonrecourse carve-out guarantor. Michael Bozzuto is the Chairman, CEO, President and Treasurer of Bozzuto’s and Jayne Bozzuto is the company’s Vice President.

According to the company’s 2014 fiscal year-end financial report, Bozzuto’s had total assets of approximately $209 million and total stockholders’ equity of approximately $34.3 million. The company reported a net income (loss), after depreciation, for its fiscal years ending in 2014, 2013, 2012, 2011 and 2010 of ($2,915,892), $420,103, $5,855,026, $1,726,265 and $3,467,245, respectively. The company indicates that the 2014 results were affected by an approximately $5,600,000 LIFO adjustment, which increased the cost of revenues accordingly and an $800,000 bonus depreciation expense related to certain 2013 and 2014 acquisitions. Excluding these adjustments, the company indicated that 2014 taxable income would be $4,599,343.

The Property.  The Bozzuto’s Distribution Center Property is a 986,565 SF grocery warehouse and distribution center located in Cheshire, Connecticut, approximately 16 miles north of New Haven, Connecticut and 100 miles northeast of New York City. The Bozzuto’s Distribution Center Property has Interstate 691 and Interstate 84 access within approximately one mile. The Bozzuto’s Distribution Center Property consists of two contiguous buildings

III-40

MSBAM 2015-C22	Bozzuto’s Distribution Center

located at 400 Industrial Avenue (the “400 Industrial Avenue Building”) and 275 Schoolhouse Road (the “275 Schoolhouse Road Building”), respectively. The 400 Industrial Avenue Building was constructed in 1995, was expanded in 1997, and totals 736,565 SF, including 303,865 SF of refrigerated and freezer space (-15 degrees F to 35 degrees F) and 35,000 SF of second-story administrative office space. The dry warehouse space has 36-foot clear ceiling heights and the refrigerator/freezer space has 28-foot clear ceiling heights. The 275 Schoolhouse Road Building was constructed in 1969 and totals 250,000 SF, including 20,000 SF of administrative office space. The 400 Industrial Avenue Building and the 275 Schoolhouse Road Building contain a total of 74 loading dock doors, one drive-in door and approximately 960 surface parking spaces, including 125 measured for truck trailer storage.

The Bozzuto’s Distribution Center Property is 100% leased and occupied by Bozzuto’s, a grocery wholesale and distribution company founded in 1945 and an affiliate of the Bozzuto’s Distribution Center Borrower. The company is a third-party distributor primarily serving northeast-based grocers that do not have their own distribution facilities. Clients include Big Y Supermarkets, King Kullen, Food Bazaar, Roche Brothers Supermarkets, Dave’s Markets, Mars Super Market, and IGA members in New Jersey, New York, Pennsylvania and New England. The Bozzuto’s lease in place is on an absolute net basis. The Bozzuto’s lease commenced on December 1, 1999, and is scheduled to expire on January 1, 2030.

The Market.  The Bozzuto’s Distribution Center Property is located in Cheshire, New Haven County, Connecticut, approximately 21 miles southwest of Hartford and 100 miles northeast of New York City. The Bozzuto’s Distribution Center Property is located within the Northern New Haven industrial submarket. The general warehouse/distribution vacancy rate within the submarket was 14.6% as of September 30, 2014 and the average rental rate was $4.60 PSF. The appraiser’s estimated market rent of $6.50 PSF for the Bozzuto’s Distribution Center Property reflects a blended market rate of $4.00 PSF for dry-storage warehouse space and $12.00 PSF for refrigerated/freezer space.

Competitive properties to the Bozzuto’s Distribution Center Property are shown in the tables below. The Bozzuto’s Distribution Center Property is comprised of dry-storage warehouse space and refrigerated/freezer space. Competitive properties for each component are shown in the following tables:

Competitive Cold Storage Property Summary
Property Name/Location	Size (NSF)	Year Built	Dock High Doors	Clear Height	Percent Office	Tenant Name	Lease Date	Term (yrs.)	Initial Rent	Rent Steps	Lease Type
Refrigerated Warehouse 45 Campanelli Dr. Westfield, MA	150,000	2005	20	33’-59’	4.0%	N/A	Dec-14	N/A	$12.15	N/A	Net
Seafrigo Refrigerated Warehouse 735 Dowd Ave. Elizabeth, NJ	175,000	2013	25	40’	9.0%	Seafrigo Cold Storage	Jul-13	20	$13.56	2.5% Annual Yrs. 6-10, 1.5% Annual Yrs. 11-20	Net
Refrigerated Warehouse Blair Rd. Woodbridge, NJ	190,000	2014	24	48’	10.0%	N/A	Jul-13	25	$16.75	10% Every 5 Yrs.	Net
Preferred Freezer Warehouse 150 Bayway Rd. Elizabeth, NJ	150,826	2011	39	42’	10.0%	Preferred Freezer	May-13	25	$20.75	5% Every 5 Yrs.	Net
Airport 100 1020 Airport Way Hanover, MD	321,600	2001	24	30’	1.0%	Peapod	Feb-13	5	$5.51	2.5% Annual	Net
Orefield Cold Storage 3824 Route 309 North Whitehall Township, PA	352,945	1957	0	38’	2.0%	Godiva Chocolatier	Feb-11	2	$11.41	1.5% Annual	Net
Richmond Cold Storage 5100 Corrugated Rd. Richmond, VA	182,659	1990	24	35’	4.0%	Richmond Cold Storage	Jan-11	15	$9.00	10% Every 5 Yrs.	Net

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MSBAM 2015-C22	Bozzuto’s Distribution Center

Competitive Warehouse Property Summary
Property Name/Location	Size (NSF)	Year Built	Dock High Doors	Clear Height	Percent Office	Tenant Name	Lease Date	Term (yrs.)	Initial Rent	Rent Steps	Lease Type
Industrial Flex Building 119 Empire Ave. Meriden, CT	166,330	1957	11	27.0’	5.6%	Available	May-14	N/A	$2.50	N/A	Net
Industrial Flex Building 297 State St. North Haven, CT	385,656	1962 & 1995	26	18’6”-36’5”	7.3%	Red Thread	Mar-14	10.3	$3.85	$0.25/SF Every 2 Yrs.	Net
Industrial Flex Building 297 State St. North Haven, CT	385,656	1962 & 1995	26	18’6”-36’5”	7.3%	1-800-Pack-Rat	Jan-14	5.3	$3.50	$0.25/SF Annual	Net
Newington Business Center 475 Willard Ave. Newington, CT	616,000	1965	14	18.0’	5.0%	Davidson Foods	May-12	10	$3.50	Annual	Net
Industrial Warehouse 15 Massimo Dr. North Haven, CT	74,681	1977	7	21.0’	5.0%	Connecticut Container Corp.	Jun-11	5	$3.25	$3.50/SF Yr. 3 $3.75/SF Yr. 4 $4.00/SF Yr. 5	Net
Wallingford Business Park 718 North Colony Rd. Wallingford, CT	274,903	1949	15	12.0’-24.0’	6.0%	CCI Logistics	Jun-11	6.10	$3.67	Flat	Net
Berlin Commerce Park 91-99 Clark Dr. Berlin, CT	70,000	1988	8	20.0’	8.6%	Fletcher Terry Co.	May-11	7	$4.50	Flat	Net

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the Bozzuto’s Distribution Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$6,230,000	$6.31
Total Recoveries	N/A	N/A	N/A	N/A	$4,129,090	$4.19
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($518,143)	($0.53)
Effective Gross Income	N/A	N/A	N/A	N/A	$9,840,946	$9.97
Total Operating Expenses	N/A	N/A	N/A	N/A	$4,138,956	$4.20
Net Operating Income	N/A	N/A	N/A	N/A	$5,701,991	$5.78
Capital Expenditures	N/A	N/A	N/A	N/A	$217,044	$0.22
TI/LC	N/A	N/A	N/A	N/A	$226,910	$0.23
Net Cash Flow	N/A	N/A	N/A	N/A	$5,258,037	$5.33

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.79x
NCF DSCR	N/A	N/A	N/A	N/A	1.65x
NOI Debt Yield	N/A	N/A	N/A	N/A	13.0%
NCF Debt Yield	N/A	N/A	N/A	N/A	12.0%

(1)
The Cash Flow Analysis is underwritten based on the lease in place with Bozzuto’s, the sole tenant at the Bozzuto’s Distribution Center Property. The tenant is responsible for all structural and non-structural maintenance, utilities, and management, and pays real estate taxes and insurance directly. The Bozzuto’s Distribution Center Property has been 100% leased since lease commencement in 1999, and historical financial information is not available.

Escrows and Reserves.  During a Cash Sweep Period (as defined below), the Bozzuto’s Distribution Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Bozzuto’s Distribution Center Borrower maintains insurance under an acceptable blanket insurance policy). The Bozzuto’s Distribution Center Borrower provided a letter of credit at loan origination in the amount of $3,188,458 in lieu of a debt service reserve which the lender may apply to repay the Bozzuto’s Distribution Center Mortgage Loan if an event of default occurs or if a Tenant Vacancy Event (as defined below) occurs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Bozzuto’s Distribution Center Mortgage Loan. The Bozzuto’s Distribution Center Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Bozzuto’s Distribution Center Mortgage Loan, to fund required deposits to the reserves, if any, as described above under “—Escrows and Reserves,” to disburse during a Cash Sweep Period (other than a Cash Sweep Period which is due to an event of default on the Bozzuto’s Distribution Center Mortgage Loan that occurred and is then continuing) to the Bozzuto’s Distribution Center Borrower the monthly amount payable for operating expenses referenced in the annual budget approved by lender, together with other amounts incurred by the Bozzuto’s Distribution Center Borrower in

III-42

MSBAM 2015-C22	Bozzuto’s Distribution Center

connection with the operation and maintenance of the Bozzuto’s Distribution Center Property approved by lender, and to disburse any excess to the Bozzuto’s Distribution Center Borrower; provided, that if a Cash Sweep Period has occurred and is continuing, then any excess will be remitted to an account to be held by the lender as additional security for the Bozzuto’s Distribution Center Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and/or a Tenant Vacancy Event and continue until:

(i)          in the case of an event of default, no event of default has occurred and is continuing, or

(ii)         in the case of a Tenant Vacancy Event which is caused by a Bozzuto’s Bankruptcy Event, the lender receives an estoppel in form and substance reasonably acceptable to the lender evidencing that the lease for the Bozzuto’s Space has been affirmed in bankruptcy and Bozzuto’s continues to lease the Bozzuto’s Space, is open for business and operations and continues to pay full unabated rent pursuant to the lease for the Bozzuto’s Space, or

(iii)        in the case of a Tenant Vacancy Event which is caused by Bozzuto’s Tenant vacating all or a material portion of the Bozzuto’s Space and/or Bozzuto’s Tenant “going dark” or otherwise ceasing to operate its business in the Bozzuto’s Space, the lender receives an estoppel in form and substance reasonably acceptable to the lender evidencing that Bozzuto’s Tenant either (1) is in occupancy of the entirety of the Bozzuto’s Space, is operating its business at the Bozzuto’s Space and is paying full unabated rent pursuant to the lease for the Bozzuto’s Space or (2) the entire Bozzuto’s Space (or the applicable portion of the Bozzuto’s Space, if Bozzuto’s Tenant vacated only a portion of the Bozzuto’s Space) has been re-let to one or more replacement tenant(s) pursuant to a replacement lease(s) on terms and conditions approved by the lender in its sole discretion.

 “Bozzuto’s Tenant” means each of Bozzuto’s Inc. and any replacement tenant that complies with the loan agreement for the Bozzuto’s Distribution Center Mortgage Loan, is reasonably acceptable to the lender for the Bozzuto’s Distribution Center Mortgage Loan and occupies all or a portion of the Bozzuto’s Space pursuant to a lease that is reasonably acceptable to the lender for the Bozzuto’s Distribution Center Mortgage Loan.

A “Bozzuto’s Bankruptcy Event” means (a) Bozzuto’s files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Bozzuto’s (or Bozzuto’s consents to or otherwise acquiesces or joins in such a filing), (b) consents to (or otherwise acquiesces or joins in an application for) a receiver or examiner or (c) admits in writing its insolvency or inability to pay its debts as they come due.

A “Tenant Vacancy Event” means the earliest of (a) the date that a Bozzuto’s Bankruptcy Event occurs, (b) the date that the tenant vacates all or a material portion of the space demised pursuant to that certain Amendment and Restatement of Lease Agreements, dated December 30, 1999, as amended on February 22, 2005 and on the closing date of the Bozzuto’s Distribution Center Mortgage Loan, between the landlord of the Bozzuto’s Distribution Center Property and Bozzuto’s (the “Bozzuto’s Space”) or (c) the date on which the tenant in the Bozzuto’s Space “goes dark” and ceases to open for business and operate in the Bozzuto’s Space.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Bozzuto’s Distribution Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Bozzuto’s Distribution Center Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

III-43

MSBAM 2015-C22	Harrison Creek Apartments

Mortgage Loan No. 7 – Harrison Creek Apartments

III-44

MSBAM 2015-C22	Harrison Creek Apartments

Mortgage Loan No. 7 – Harrison Creek Apartments

Harrison Creek Apartments
1200 Harrison Creek Boulevard
Petersburg, VA 23803
Chester
Richmond 16 miles
Richmond Intl. Airport 16 miles
Enon
Hopewell
Broadway Ave
Oaklawn Blvd
Harrowgate Rd
Jefferson Davis Hwy
AMTRAK
Richmond-Petersburg Tpke.
CHESTERFIELD COUNTY
Woodpecker Rd
Colonial Square Shopping Center
Colonial Heights
Appomattox River
Southpark Mall
Southgate Square Shopping Center
Ettrick
Hamilton Ave
PETERSBURG AMTRAK
Rogers Stadium
Virginia State University
Matoaca
River Rd
Old Town
Washington St
Fort Lee
BLANDFORD CEMETERY
PETERSBURG NATIONAL BATTLEFIELD
The Crater
County Dr
West End Park Fairgrounds
Sycamore St
Halifax St
Central State Hospital
Boydton Plank Rd
Courthouse Rd
PETERSBURG
South Blvd
Walnut Hill Market
Grays Shopping Center
Lee Park
Lee Park Golf Course
Wagner Rd
PRINCE GEORGE COUNTY
Quaker Rd
Pamplin Park
Pinehill Plaza
South Crater Square Shopping Center
Southside Reg. Med. Center
Rives Rd
Crater Rd
Petersburg Country Club
Johnson Rd
Tavern Rd
Prince George Dr
WEST VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
RICHMOND
Chester
Hopewell
Petersburg
Chesapeake Bay
Atlantic Ocean
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA

III-45

MSBAM 2015-C22	Harrison Creek Apartments

Mortgage Loan No. 7 – Harrison Creek Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,300,000			Location:	Petersburg, VA 23803
Cut-off Date Balance:	$34,300,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	C. Burton Cutright; Eric G. Olson			Year Built/Renovated:	2010/N/A
Mortgage Rate:	4.050%			Size:	336 Units
Note Date:	1/20/2015			Cut-off Date Balance per Unit:	$102,083
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$85,140
Maturity Date:	2/1/2025			Property Manager:	BECO Asset Management, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,660,844
IO Period:	18 months			UW NOI Debt Yield:	7.8%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	9.3%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NCF DSCR:	1.30x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,666,550 (12/31/2014)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,704,311 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,530,317 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	88.3% (3/1/2015)
Reserves(1)				2nd Most Recent Occupancy:	90.4% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.8% (12/31/2013)
RE Tax:	$65,752	$21,917	N/A	Appraised Value (as of):	$45,000,000 (12/19/2014)
Insurance:	$26,939	$4,490	N/A	Cut-off Date LTV Ratio:	76.2%
Recurring Replacements:	$0	$5,270	N/A	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,300,000	100.0%	Loan Payoff:	$27,961,322	81.5%
			Reserves:	$92,691	0.3%
			Closing Costs:	$175,690	0.5%
			Return of Equity:	$6,070,297	17.7%
Total Sources:	$34,300,000	100.0%	Total Uses:	$34,300,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The seventh largest mortgage loan (the “Harrison Creek Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,300,000 secured by a first priority fee mortgage encumbering a Class “A,” 336-unit garden-style apartment community in Petersburg, Virginia known as 1200 Acqua (the “Harrison Creek Apartments Property”).

The Borrower and the Sponsor. The borrower is 1200 Acqua, LLC, a single-purpose Delaware limited liability company (the “Harrison Creek Apartments Borrower”), with at least one independent director. The Harrison Creek Apartments Borrower is 100% indirectly owned by C. Burton Cutright (50%) and Eric G. Olson (50%). C. Burton Cutright and Eric G. Olson are the Harrison Creek Apartments Mortgage Loan sponsors and nonrecourse carve-out guarantors. C. Burton Cutright and Eric G. Olson are the founders of BECO Asset Management, LLC (“BECO”). BECO was founded over 30 years ago, is comprised of over 34 active companies, and is involved in the construction, holding and operation of commercial buildings and upper end apartment complexes with an estimated market value of nearly $288 million.

The Property.  The Harrison Creek Apartments Property is a Class “A,” 336-unit garden-style apartment complex with 14 three-story apartment buildings located in Petersburg, Virginia, which is approximately 23 miles south of Richmond. The Harrison Creek Apartments Property was constructed in 2010 by the Harrison Creek Apartments Mortgage Loan sponsors at an approximate cost of $24,980,000.

Each unit at the Harrison Creek Apartments Property contains a fully equipped kitchen featuring California-style granite counters, patio or balcony with storage, nine-foot ceilings with crown molding, oversized garden tubs, walk-in closets, internet/cable access, central air conditioning and washer/dryer connections. The Harrison Creek Apartments Property is marketed as “resort style living” and property amenities include a gated entrance, clubhouse with 24-hour business center, Wi-Fi cafe and lounge, 24-hour fitness center, resort-style pool complete with grill area, cabana, fire pit and 16-person hot tub, putting green, sand volleyball court, enclosed dog runs and pet stations, car care center and 686 parking spaces (2.04 spaces/unit).

III-46

MSBAM 2015-C22	Harrison Creek Apartments

The chart below shows the apartment mix at the Harrison Creek Apartments Property:

Unit Mix Summary
Floor Plan	No. of Units	% of Total	SF	Total SF
1 Bedroom/1 Bath - The Agean	120	36%	875	105,000
2 Bedroom/2 Bath - Caspian	96	29%	1,030	98,880
2 Bedroom/2 Bath - Baltic	120	36%	1,170	140,400
Total/Avg.	336	100%	1,025	344,280

Source: Appraisal

The Market.  The Harrison Creek Apartments Property is located at 1200 Harrison Creek Boulevard, south of County Drive (Route 460), in Petersburg, Virginia in the Richmond, VA metropolitan statistical area.

The local area is currently undergoing redevelopment with the recently constructed Southside Regional Medical Center, a 300-bed, 50-acre medical campus. Also, Rolls Royce is developing a $500 million jet engine manufacturing factory expected to bring 140 new jobs and a Chinese pharmaceutical company is redeveloping the Boehringer Ingelheim Plant expected to bring 376 new jobs. Approximately 18 miles north of the Harrison Creek Apartments Property is Meadowville Technology Park, a 900 acre site still under development and currently home to a one million SF fulfillment center for Amazon, a 242,000 SF data center for Capital One and a 400,000 SF distribution facility for Medline Industries, Inc. Petersburg is also influenced by the Fort Lee area which is home to the Combined Arms Support Command as well as the Quartermaster Center and School, the U.S. Army Logistics Management College and the Defense Commissary Agency.

2013 estimated population within a one-, three- and five-mile radius of the Harrison Creek Apartments Property was 2,839, 27,535 and 69,329, respectively. 2013 average household income within a one-, three- and five-mile radius was $49,365, $55,768 and $55,441, respectively.

As of July, 2014, the Richmond apartment market had a 6.2% vacancy rate and an average monthly rental rate of $933. Approximately 73% of the 66,083 apartments in the market were built over 15 years ago; only 8.4% were built in the last five years.

Comparable rental properties to the Harrison Creek Apartments Property are shown in the chart below:

Competitive Rental Property Summary
Property Name	Location	Total Units		Property Occupancy	Year Built	One Bedroom Avg SF	One Bedroom Rental Rates	Two Bedroom Avg SF	Two Bedroom Rental Rates
Addison at Crater Woods	Petersburg	324	(1)	93%	2008	740	$742	1,068	$949
White Oak	Chester	238	(1)	91%	2008	786	$976	1,122	$1,099
Independence Place	Prince George	188	(1)	85%	2011	725	$845	967	$935
River Forest	Chester	300		91%	2005	768	$818	1,073	$978
Garden Springs	Chester	148	(1)	95%	2009	868	$985	1,121	$1,176
Total/Avg.		1,198		91%	2008	777	$873	1,070	$1,027
Harrison Creek Apartments (Subject)	Petersburg	336		93%	2010	875	$845	1,030	$935

Source: Appraisal

(1)	Total Units include three- and four-bedroom units not shown in this table.

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MSBAM 2015-C22	Harrison Creek Apartments

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Harrison Creek Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW per Unit
Base Rent	$4,112,845	$3,830,949	$3,670,141	$3,675,855	$3,727,907	$11,095
Other Income(1)	$785,731	$964,562	$1,209,858	$1,226,670	$1,226,670	$3,651
Discounts Concessions	($106,073)	($154,891)	($56,394)	($63,265)	($11,761)	($35)
Less Vacancy & Credit Loss	($299,763)	($557,876)	($253,259)	($267,841)	($371,397)	($1,105)
Effective Gross Income	$4,492,740	$4,082,744	$4,570,346	$4,571,419	$4,571,419	$13,605
Total Operating Expenses	$1,405,124	$1,552,427	$1,866,035	$1,904,869	$1,910,575	$5,686
Net Operating Income	$3,087,616	$2,530,317	$2,704,311	$2,666,550	$2,660,844	$7,919
Capital Expenditures	$0	$0	$0	$0	$84,000	$250
Net Cash Flow	$3,087,616	$2,530,317	$2,704,311	$2,666,550	$2,576,844	$7,669

Occupancy %(2)	96.4%	91.3%	92.3%	90.4%	90.0%
NOI DSCR	1.56x	1.28x	1.37x	1.35x	1.35x
NCF DSCR	1.56x	1.28x	1.37x	1.35x	1.30x
NOI Debt Yield	9.00%	7.38%	7.88%	7.77%	7.76%
NCF Debt Yield	9.00%	7.38%	7.88%	7.77%	7.51%

(1)	Other Income includes income from cable service/Internet, damages/cleaning, late fees and admin fees, utilities, garage and washer/dryer rental.
(2)	Occupancy information is based on the underwritten rent roll, 2014 occupancy information is based on the Harrison Creek Apartments Borrower rent roll dated December 31, 2014.

Escrows and Reserves.  The Harrison Creek Apartments Borrower deposited $65,752 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Harrison Creek Apartments Borrower deposited $26,939 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Harrison Creek Apartments Borrower maintains an acceptable blanket insurance policy). The Harrison Creek Apartments Borrower is required to make monthly deposits of $5,270 for replacement reserves.

Lockbox and Cash Management. The Harrison Creek Apartments Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Harrison Creek Apartments Borrower will be required to deposit all excess cash with respect to the Harrison Creek Apartments Mortgage Loan to an account to be held by the lender as additional security for the Harrison Creek Apartments Mortgage Loan.

A “Cash Sweep Period” will generally commence upon the date upon which the DSCR is less than 1.15x on a trailing 12-month basis, tested quarterly. A Cash Sweep Period will generally end upon the date upon which the DSCR is at least 1.25x on a trailing 12-month basis, tested quarterly for two consecutive quarters.

Property Management. The Harrison Creek Apartments Property is subject to a management agreement with BECO Asset Management, LLC, an affiliate of the Harrison Creek Apartments Mortgage Loan sponsors. BECO Asset Management, LLC currently manages six multifamily communities in Virginia, including the Harrison Creek Apartments Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Harrison Creek Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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III-49

MSBAM 2015-C22	555 11th Street NW

Mortgage Loan No. 8 – 555 11th Street NW

III-50

MSBAM 2015-C22	555 11th Street NW

Mortgage Loan No. 8 – 555 11th Street NW

III-51

MSBAM 2015-C22	555 11th Street NW

Mortgage Loan No. 8 – 555 11th Street NW

III-52

MSBAM 2015-C22	555 11th Street NW

Mortgage Loan No. 8 – 555 11th Street NW

Woodley Park
Adams Morgan
Meridian Hill Park
Columbia Heights
Howard University
Bryant St NW
Howard University Hospital
U STREET AFRICAN-AM. CIVIL WAR MEMORIAL
U St NW
S St NW
R St NW
Q St NW
P St NW
N St NW
M St NW
L St NW
K St NW
H St NW
G St NW
F St NW
E St NW
D St NW
C St NW
Embassy Row
Rock Creek Pkwy
Wyoming Ave NW
Columbia Rd NW
Florida Ave NW
New Hampshire Ave NW
Massachusetts Ave NW
Rhode Island Ave NW
Vermont Ave NW
Georgia Ave NW
SHAW-HOWARD UNIV
WASHINGTON D.C.
Rock Creek Park
DUPONT CIRCLE
Logan Circle Park
Logan Circle
Kennedy Playground
Cathedral of St. Matthew the Apostle
West End
DC Convention Center
MT. VERNON SQUARE
Georgetown
National Geographic Museum
555 11th Street NW
555 11th Street Northwest
Washington, DC 20004
FARRAGUT NORTH
Connecticut Ave NW
New York Ave NW
Mt. Vernon Square
G. Washington University Hospital
MCPHERSON SQUARE
Franklin Square
Pennsylvania Ave NW
ORANGE LINE
BLUE LINE
FARRAGUT WEST
Chinatown
North Capitol
FOGGY BOTTOM-GWU
Watergate Complex
George Washington University
Eisenhower Executive Office Bldg.
METRO CENTER
RED LINE
GALLERY PL-CHINATOWN
National Building Museum
White House
US Dept. of the Treasury
Downtown
Smithsonian American Art Museum
Verizon Center
Georgetown University Law Center
JFK Center for the Arts
National Theatre
J. Edgar Hoover FBI Bldg
JUDICIARY SQUARE
DC City Hall
Foggy Bottom
E.J. Kelly Park
Virginia Ave NW
The Ellipse
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
ARCHIVES-NAVY MEMORIAL
Union Station Plaza
Taft Memorial
Constitution Ave NW
Natl. Aquarium in Washington
Natl. Records and Archives Administration
US District Court
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Vietnam Veterans Memorial
Constitution Gardens Pond
World War II Memorial
Washington Monument
Ulysses S. Grant Memorial
U.S. Capitol
Lincoln Memorial
THE NATIONAL MALL
Potomac River
Reflecting Pool
Korean War Memorial
Hirshhorn
National Air and Space Museum
Natl. Museum of the American Indian
US Botanic Garden
Sylvan Theater Stage
USDA Forest Service
SMITHSONIAN
Smithsonian
Independence Ave SW
Federal Aviation Admin.
Rayburn House Office Bldg
US Dept. of Energy
United States Holocaust Memorial Museum
Dept. of Homeland Security
BLUE, ORANGE LINES
Tidal Basin
Bureau of Engraving
L'ENFANT PLAZA
FEDERAL CENTER SW
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
Southwest Frwy
Jefferson Memorial
Vietnam Women's Memorial
Benjamin Banneker Park
Randall Recreation Center
Jefferson Recreation Center
METRO YELLOW LINE
I St SW
Southwest Duck Pond
K St SW
L St SW
East Potomac Park
M St SW
GREEN LINE
WATERFRONT-SEU
King Greenleaf Recreation Center
N St SW
Washington Channel
East Potomac Park Golf Course
Southwest/ Waterfront
P St SW
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Chevy Chase
Bethesda
Takoma Park
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
Annandale
Hillcrest Heights
Upper Marlboro
ALEXANDRIA
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Groveton
Burke
Franconia
Mount Vernon
Clinton

III-53

MSBAM 2015-C22	555 11th Street NW

Mortgage Loan No. 8 – 555 11th Street NW

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Washington, D.C. 20004
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Rockrose Development Corp.			Year Built/Renovated:	2001/N/A
Mortgage Rate:	3.16633333%			Size:	414,204 SF
Note Date:	10/30/2014			Cut-off Date Balance per Unit(1):	$217
First Payment Date:	12/4/2014			Maturity Date Balance per Unit(1):	$217
Maturity Date:	11/4/2024			Property Manager:	Rockrose Development Corp. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,855,660
Seasoning:	5 months			UW NOI Debt Yield(1):	17.6%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(1):	17.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	5.49x
Additional Debt Type:	Pari Passu/Senior B Note/Junior B Note/ Mezzanine			Most Recent NOI(3):	$18,178,050 (12/31/2013)
				2nd Most Recent NOI:	$16,881,623 (12/31/2012)
Additional Debt Balance:	$60,000,000/$30,000,000/$57,000,000/ $50,000,000			3rd Most Recent NOI:	$17,167,093 (12/31/2011)
				Most Recent Occupancy:	85.2% (1/16/2015)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent Occupancy:	97.0% (12/31/2013)
Reserves(2)				3rd Most Recent Occupancy:	97.0% (12/13/2012)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$309,000,000 (9/5/2014)
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	29.1%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	29.1%
TI/LC:	$4,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$177,000,000	55.7%	Purchase Price:	$300,000,000	94.5%
Mezzanine Loan:	$50,000,000	15.7%	Reserves:	$4,000,000	1.3%
Borrower Equity:	$90,606,668	28.6%	Closing Costs(4):	$13,606,668	4.3%
Total Sources:	$317,606,668	100.0%	Total Uses:	$317,606,668	100.0%

(1)
The 555 11th Street NW Mortgage Loan is part of the 555 11th Street NW Non-Serviced Loan Combination, which is comprised of two pari passu senior notes and three subordinate notes and has an aggregate principal balance of $177,000,000. The two 555 11th Street NW pari passu senior notes have a combined original principal balance of $90,000,000 and the three subordinate notes have a combined original principal balance of $87,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the pari passu senior notes without regard to the subordinate notes. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the entire 555 11th Street NW Non-Serviced Loan Combination (including the subordinate notes) are $427, $427, 9.0%, 9.0%, 2.35x, 57.3% and 57.3%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The 555 11th Street NW Borrower purchased the 555 11th Street NW Property in October 2014. Historical financial operating statements were provided by the seller. The 555 11th Street NW Borrower indicates that property operating statements for the approximately first 10 months of 2014 were not provided by the seller.

(4)
Closing costs include approximately $7,830,498 in outstanding leasing commissions associated with the Latham & Watkins lease renewal and approximately $317,818 of free rent reimbursements paid to the Latham & Watkins tenant.

The Mortgage Loan.  The eighth largest mortgage loan (the “555 11th Street NW Mortgage Loan”) is part of a non-serviced loan combination (the “555 11th Street NW Non-Serviced Loan Combination”) evidenced by (i) two pari passu notes, (a) Promissory Note A-1B in the original principal amount of $30,000,000, which represents the 555 11th Street NW Mortgage Loan and (b) Promissory Note A-1A in the original principal amount of $60,000,000 (the “555 11th Street NW Non-Serviced Companion Loan”), (ii) one subordinate note, designated as Promissory Note A2 in the original principal amount of $30,000,000 (the “555 11th Street NW Senior B Note”), that is generally subordinate to the 555 11th Street NW Mortgage Loan and the 555 11th Street Non-Serviced Companion Loan, and (iii) two subordinate notes, designated as Promissory Note A3 and Promissory Note B in the aggregate original principal amount of $57,000,000 (collectively, the “555 11th Street NW Junior B Note”), that are generally subordinate to the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan and the 555 11th Street NW Senior B Note. The 555 11th Street NW Non-Serviced Loan Combination is secured by a first priority fee mortgage encumbering an office building in Washington, D.C. (the “555 11th Street NW Property”). See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The 555 11th Street NW Mortgage Loan will be included in the MSBAM 2015-C22 securitization trust. The 555 11th Street NW Non-Serviced Companion Loan was contributed to the MSBAM 2015-C21 securitization trust. The 555 11th Street NW Senior B Note was also included in the MSBAM 2015-C21 securitization trust; however, the 555 11th Street NW Senior B Note was not included in the mortgage pool, but rather supports separate loan-specific securities issued in connection with that transaction. The 555 11th Street NW Junior B Note will not be included in the MSBAM 2015-C22

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MSBAM 2015-C22	555 11th Street NW

securitization trust and is currently held by Principal Life Insurance Company. The 555 11th Street NW Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2015-C21 pooling and servicing agreement.

The proceeds of the 555 11th Street NW Non-Serviced Loan Combination, together with a $50,000,000 mezzanine loan (the “555 11th Street NW Mezzanine Loan”) (see “—Mezzanine Loan and Preferred Equity” below for additional information) were used to acquire the 555 11th Street NW Property for a purchase price of approximately $300,000,000.

When analyzed on a stand-alone basis, Fitch has indicated that the 555 11th Street NW Mortgage Loan has credit characteristics commensurate with a “A-” rated obligation, and Moody’s has indicated that the 555 11th Street NW Mortgage Loan has credit characteristics commensurate with a “Baa2” rated obligation.

The Borrower and the Sponsor. The borrower is 555 11th Owner L.L.C. (the “555 11th Street NW Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 555 11th Street NW Borrower is 98% indirectly owned by Rockrose Master L.L.C. and H. Henry Elghanayan, the CEO of Rockrose Development Corp., and 2% indirectly owned by Lincoln United, LLC, a District of Columbia limited liability company. Rockrose Master L.L.C. is 100% directly owned by H. Henry Elghanayan (99.8%) and Nancy Elghanayan (0.2%). The nonrecourse carve-out guarantor is Rockrose General Equities Holdings L.L.C.

Rockrose Development Corp. is a privately held New York City based real estate developer and owner established in 1970. Since its founding, the company and affiliates have acquired, built or repositioned approximately 60 projects encompassing 10,000 residential units, 2.5 million SF of office space and 500,000 SF of retail space.

The Property.  The 555 11th Street NW Property, also known as Lincoln Square, is a 414,204 SF, 13-story office building with a 330 space subterranean parking garage. The building contains approximately 16,805 SF of ground floor retail space and the 40,000 SF subterranean Landmark Theater with a street level entrance. The 555 11th Street NW Property was constructed in 2001 incorporating nine historic facades which were preserved and restored during the redevelopment. The 555 11th Street NW Property is located in Washington, D.C. between the White House and the U.S. Capitol Building. It is approximately five blocks from the White House.

The 555 11th Street NW Property was 85.2% occupied by 11 tenants as of January 16, 2015. The largest tenant, Latham & Watkins LLP (“Latham & Watkins”), recently renewed its lease for eight full floors, totaling 238,300 SF of office space, plus 2,293 SF of storage space, at the 555 11th Street NW Property. Latham & Watkins is an original tenant at the 555 11th Street NW Property and executed its 15 year lease renewal effective February 1, 2016 until January 31, 2031, subject to three partial lease termination options, exercisable prior to June 30, 2017, March 31, 2021 and April 30, 2026, respectively, totaling approximately 65,611 SF. See “—Major Tenants” below for additional information.

Major Tenants.

Latham & Watkins LLP (240,593 SF, 58% of NRA, 71% of underwritten base rent). Latham & Watkins leases 240,593 SF at the 555 11th Street NW Property. The underwritten lease is a renewal that commences on February 1, 2016, and has an expiration date of January 31, 2031, with two five-year lease renewal options. The tenant’s current lease, which commenced on January 11, 2001 and expires on January 31, 2016, requires total annual base rent payments of approximately $12,569,868 for approximately 232,099 SF of space. The 555 11th Street NW Mortgage Loan underwriting is based on the lease extension commencing on February 1, 2016. The tenant has three separate lease contraction options within its renewal lease exercisable prior to June 30, 2017, March 31, 2021 and April 30, 2026, respectively. The contraction options relate to space the tenant leases on the 5th and 7th floors of the 555 11th Street NW Property, totaling approximately 65,611 SF. The contraction options require payment from the tenant to the 555 11th Street NW Borrower of an amount equal to 50% of the then unamortized costs incurred in leasing any contracted space to the tenant. In addition, the tenant is entitled to a 100% rent abatement associated with the 5th floor space (33,979 SF) and a 30% rent abatement associated with all other leased space commencing on January 1, 2014 through December 31, 2015. Commencing on January 1, 2016, and ending on June 30, 2017, the tenant is entitled to a $1,298,735 rent abatement, which will be applied against the tenant’s total base rent obligations in equal monthly installments of approximately $72,152. The tenant is entitled to reimbursement from the 555 11th Street NW Borrower for certain tenant improvement expenditures totaling approximately $21,311,531, pursuant to its February 1, 2016 lease extension. The planned tenant improvement expenditures must take place no later than June 30, 2018. The tenant’s contractual remedy for non-reimbursement of such expenditures by the 555 11th Street NW Borrower is an equal reduction of contractual rental payments to the 555 11th Street NW Borrower. Reimbursement of such tenant improvement expenditures is guaranteed by Rockrose General Equities L.L.C. Rockrose General Equities L.L.C. reported that as of December 31, 2013, it had an estimated net worth exceeding $1 billion based on its internal value estimates for 15 properties in which it had indirect ownership interests and the related loan balances then in place. No reserve was taken at closing with respect to such tenant improvement obligations.

Latham & Watkins is a full-service global law firm specializing in transactional, litigation, corporate and regulatory areas. The firm has approximately 2,000 attorneys in over 30 offices around the world. The firm was founded in 1934 and had estimated revenue of approximately $2.29 billion in 2013. The firm is listed as #3 on the Am Law 100 Top Grossing Law Firms.

Landmark Theaters (40,000 SF, 10% of NRA, 4% of underwritten base rent). Silver Cinemas Acquisition Co. d/b/a Landmark Theaters (“Landmark”) leases 40,000 SF of subterranean theater space with a street level entrance at the 555 11th Street NW Property and operates it as the eight-screen “E Street Cinema,” specializing in first-run independent and foreign language films, documentary features and classic revivals. The lease began on January 15, 2004 and has a current expiration date of January 31, 2019. Landmark was founded in 1974 and currently operates 48 theaters with 226 screens. Landmark is part of the Wagner/Cuban Companies.

SmartBrief, Inc. (31,300 SF, 8% of NRA, 10% of underwritten base rent). SmartBrief, Inc. (“SmartBrief”) leases 31,300 SF at the 555 11th Street NW Property. The lease began on November 1, 2011 and has a current expiration date of March 31, 2017, with one five-year lease renewal option. SmartBrief is a business news targeting company that was founded in 1999.

American Cancer Society (24,307 SF, 6% of NRA, 8% of underwritten base rent). The American Cancer Society Action Network, Inc. (“ACS”) leases 24,307 SF at the 555 11th Street NW Property. The lease began on October 1, 2011 and has a current expiration date of October 31, 2021, with one five-year lease renewal option. ACS is a nationwide, community-based voluntary health organization dedicated to eliminating cancer as a major health problem. ACS is a not for profit, 501(c)(3) organization headquartered in Atlanta. ACS reported total 2013 revenues, including public support, of approximately $970.5 million, and total mission expenses of approximately $936.7 million.

III-55

MSBAM 2015-C22	555 11th Street NW

The following table presents a summary regarding the largest tenants at the 555 11th Street NW Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Anchor/Major Tenants
Latham & Watkins LLP	NR/NR/NR	240,593	58%	$11,953,662	71%	$49.68	1/31/2031(2)
Landmark Theaters	NR/NR/NR	40,000	10%	$650,000	4%	$16.25	1/31/2019
SmartBrief, Inc.	NR/NR/NR	31,300	8%	$1,761,251	10%	$56.27	3/31/2017
American Cancer Society	NR/NR/NR	24,307	6%	$1,361,192	8%	$56.00	10/31/2021
Subtotal/Wtd. Avg.		336,200	81%	$15,726,105	93%	$46.78

Other Tenants		16,805	4%	$1,206,583	7%	$71.80
Vacant Space		61,199	15%	$0	0%	$0.00
Total/Wtd. Avg.		414,204	100%	$16,932,688	100%	$47.97

(1)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(2)	Latham & Watkins LLP has three lease contraction options totaling 65,611 SF exercisable prior to June 30, 2017, March 31, 2021 and April 30, 2026, respectively, as described above.

The Market.  The 555 11th Street NW Property is located in the East End submarket of Washington, D.C., approximately five blocks east of the White House. As of June 30, 2014, the East End submarket, with approximately 36.9 million SF of office inventory, had a total vacancy rate of 12.5% and an overall weighted average Class A asking rent of $62.34 PSF. There are two office buildings under construction in the submarket totaling approximately 589,466 SF. The overall Washington D.C. market, with approximately 107.9 million SF of office inventory, had a vacancy rate of 13.7% and an overall weighted average rent of $49.73 PSF. The Washington D.C. office market is heavily influenced by U.S. Federal Government and supporting business demand.

The following table presents comparable Washington D.C. Class A rental properties to the 555 11th Street NW Property:

Competitive Property Summary
Property Name/Location	Size (NSF)	Year Built	Stories	Tenant Name	Lease Date	Size (NSF)	Term (years)	Initial Rent PSF	Rent Steps	Months Free	TI/SF
The Presidential Building 1111 Pennsylvania Avenue NW	355,855	2001	12	Morgan Lewis & Bockius LLP	Aug-14	268,000	15	$47.50	2.50%	0	$100
The Warner 1299 Pennsylvania Avenue NW	650,000	1992	13	Cooley LLP (Expansion)	Aug-14	13,000	9	$48.00	2.50%	14	N/A
The Homer Building 601 13th Street NW	448,426	1990	12	Albright Stonebridge Group LLC	Apr-14	32,075	10	$45.00	2.50%	12	$50
Liberty Place 325 7th Street NW	149,959	1991	12	National Grid	Apr-14	4,474	6	$51.00	2.25%	9	$30
One Franklin Square 1301 K Street NW	321,177	1990	12	Reed Smith	Apr-14	79,546	12	$42.00	2.50%	12	$90
600 13th 600 13th Street NW	256,702	1997	12	MetLife	Feb-14	14,000	10	$45.00	2.50%	12	$100

Source: Appraisal

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MSBAM 2015-C22	555 11th Street NW

The following table presents certain information relating to the lease rollover schedule at the 555 11th Street NW Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	6,220	$72.63	2%	2%	$451,743	3%	3%
2016	0	0	$0.00	0%	2%	$0	0%	3%
2017	1	31,300	$56.27	8%	9%	$1,761,251	10%	13%
2018	0	0	$0.00	0%	9%	$0	0%	13%
2019	1	40,000	$16.25	10%	19%	$650,000	4%	17%
2020	0	0	$0.00	0%	19%	$0	0%	17%
2021	2	26,967	$58.43	7%	25%	$1,575,575	9%	26%
2022	1	1,650	$80.50	0%	26%	$132,825	1%	27%
2023	1	4,850	$64.95	1%	27%	$315,008	2%	29%
2024	1	1,425	$65.00	0%	27%	$92,625	1%	29%
2025	0	0	$0.00	0%	27%	$0	0%	29%
2026	0	0	$0.00	0%	27%	$0	0%	29%
2027 & Beyond	1	240,593	$49.68	58%	85%	$11,953,662	71%	100%
Vacant	0	61,199	$0.00	15%	100%	$0	0%	100%
Total/Wtd. Avg.	10	414,204	$47.97	100%		$16,932,688	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the 555 11th Street NW Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014(1)	(1)	UW		UW PSF
Base Rent(2)	$19,172,253	$20,539,458	$20,815,931	N/A		$16,932,688		$40.88
Total Recoveries	$4,811,525	$3,752,519	$4,543,193	N/A		$6,417,251		$15.49
Other Income(3)	$1,599,060	$1,266,296	$1,159,168	N/A		$1,165,975		$2.81
Discounts Concessions	($394,369)	($835,025)	$0	N/A		$0		$0.00
Less Vacancy & Credit Loss	($132,847)	$0	$0	N/A		$0		$0.00
Effective Gross Income	$25,055,621	$24,723,248	$26,518,293	N/A		$24,515,915		$59.19
Total Expenses	$7,888,528	$7,841,625	$8,340,243	N/A		$8,660,254		$20.91
Net Operating Income	$17,167,093	$16,881,623	$18,178,050	N/A		$15,855,660		$38.28
Capital Expenditures	$1,835,999	$923,773	$115,831	N/A		$103,551		$0.25
TI/LC	$1,125,239	$268,803	$0	N/A		$261,705		$0.63
Reserve Underwriting Offset(4)	$0	$0	$0	N/A		($365,256)		($0.88)
Net Cash Flow	$14,205,855	$15,689,047	$18,062,219	N/A		$15,855,660		$38.28

Occupancy %	97.0%	97.0%	97.0%	N/A		85.2%	(5)
NOI DSCR	5.94x	5.84x	6.29x	N/A		5.49x
NCF DSCR	4.92x	5.43x	6.25x	N/A		5.49x
NOI Debt Yield	19.1%	18.8%	20.2%	N/A		17.6%
NCF Debt Yield	15.8%	17.4%	20.1%	N/A		17.6%

(1)
The 555 11th Street NW Borrower purchased the 555 11th Street NW Property in October 2014. Historical financial operating statements were provided by the seller. The 555 11th Street NW Borrower indicates that property operating statements for the approximately first 10 months of 2014 were not provided by the seller.

(2)
Underwritten base rent reflects a lease renewal for the Latham & Watkins tenant effective February 1, 2016 and includes approximately $830,612 of averaged rent steps associated with the Latham & Watkins lease over the loan term.

(3)
Underwritten and other income primarily represents parking income. A parking management contract is in place at $1,100,000 per year. The current contract, with Colonial Parking, Inc., expires on June 30, 2017.

(4)
The 555 11th Street NW Borrower deposited $4,000,000 into a TI/LC reserve account at closing. This reserve is utilized as an offset to underwritten capital and TI/LC expenses over the 10-year loan term.

(5)	Two leases with the United States Government, totaling approximately 47,991 SF, expired on 12/31/2013.

Escrows and Reserves.  During a Trigger Period (as defined below), the 555 11th Street NW Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the 555 11th Street NW Borrower maintains insurance under an acceptable blanket insurance policy). The 555 11th Street NW Borrower deposited in escrow at loan origination $4,000,000 for tenant improvements and

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leasing commissions at the 555 11th Street NW Mortgaged Property with respect to the 61,199 rentable SF of space not occupied by tenants under leases as of closing.

Lockbox and Cash Management. A soft lockbox is in place with respect to the 555 11th Street NW Mortgage Loan. The 555 11th Street NW Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 555 11th Street NW Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 555 11th Street NW Mortgage Loan (i) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (ii) to disburse, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, to the 555 11th Street NW Borrower the monthly amount payable for operating expenses referenced in the annual budget approved by lender, (iii) to pay, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, debt service due on the 555 11th Street NW Mezzanine Loan (as defined below) (or, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, if an event of default exists under the 555 11th Street NW Mezzanine Loan, to pay remaining available funds to the lender under the 555 11th Street NW Mezzanine Loan), and (iv) to remit, provided no event of default on the 555 11th Street NW Mezzanine Loan has occurred and is continuing, the remainder to an account to be held by the lender as additional security for the 555 11th Street NW Mortgage Loan.

A “Trigger Period” will (a) commence upon the occurrence of an event of default under the 555 11th Street NW Mortgage Loan and continue until such event of default is cured or (b) commence upon the occurrence of an event of default under the 555 11th Street NW Mezzanine Loan and continue until such event of default is cured. A Trigger Period event of default occurs only after any cure period has lapsed.

Additional Secured Indebtedness (not including trade debts).  In addition to the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Property also secures the 555 11th Street NW Non-Serviced Companion Loan, the 555 11th Street Senior B Note (which was included in the MSBAM 2015-C21 securitization trust and supports only the loan-specific securities issued in connection with that transaction) and the 555 11th Street Junior B Note (which will not be included in the MSBAM 2015-C22 securitization trust). The 555 11th Street NW Mortgage Loan, the 555 11th Street NW Non-Serviced Companion Loan, the 555 11th Street NW Senior B Note and the 555 11th Street NW Junior B Note accrue interest at rates equal to 3.16633333% per annum, 3.16633333% per annum, 3.16633333% per annum, and 4.99280702% per annum, respectively. The 555 11th Street NW Mortgage Loan is entitled to payments of interest and principal on a pro rata basis with the 555 11th Street NW Non-Serviced Companion Loan. Prior to an event of default, each of the promissory notes comprising the 555 11th Street NW Non-Serviced Loan Combination is entitled to payments of interest and principal on a pro rata basis with each of the other promissory notes comprising such Non-Serviced Loan Combination. After an event of default, the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan will continue to be entitled to payments of interest and principal on a pro rata basis as between such notes; however, the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Non-Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis to the 555 11th Street NW Senior B Note and the 555 11th Street NW Junior B Note (and the 555 11th Street NW Senior B Note will be entitled to payments of interest and principal on a senior basis to the 555 11th Street NW Junior B Note). Such priorities and the allocation of collections on the 555 11th Street Non-Serviced Loan Combination are set forth in an agreement between note holders governing the promissory notes comprising the 555 11th Street NW Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 555 11th Street NW Non-Serviced Loan Combination” in the Free Writing Prospectus.

The following table presents certain information relating to the 555 11th Street NW Non-Serviced Loan Combination and the 555 11th Street NW Mezzanine Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$30,000,000	3.16633333%	120	0	120	5.49x	17.6%	29.1%
Non-Serviced Companion Loan	$60,000,000	3.16633333%	120	0	120	5.49x	17.6%	29.1%
Senior B Note	$30,000,000	3.16633333%	120	0	120	4.12x	13.2%	38.8%
Junior B Note(1)	$57,000,000	4.99280702%	120	0	120	2.35x	9.0%	57.3%
Mezzanine Loan	$50,000,000	5.550%	120	0	120	1.66x	7.0%	73.5%
Total/Wtd. Avg.	$227,000,000	4.150%	120	0	120	1.66x	7.0%	73.5%

(1)	The Junior B Note represents two notes with original principal balances of $32,000,000 and $25,000,000 and with interest rates of 4.870% and 5.150%, respectively.

Mezzanine Loans and Preferred Equity.  The “555 11th Street NW Mezzanine Loan” refers to a loan in the principal amount of $50,000,000 made by Morgan Stanley Bank, N.A. to 555 11th Mezz L.L.C. (the “555 11th Street NW Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the 555 11th Street NW Borrower and put in place simultaneously with the origination of the 555 11th Street NW Non-Serviced Loan Combination. The 555 11th Street NW Mezzanine Loan was subsequently transferred to 555 11th Street Mezz Lender LLC (the “555 11th Street NW Mezzanine Lender”), an affiliate of J.P. Morgan Asset Management. The 555 11th Street NW Mezzanine Loan and the 555 11th Street NW Non-Serviced Loan Combination are subject to an intercreditor agreement between the 555 11th Street NW Non-Serviced Loan Combination lender and the 555 11th Street NW Mezzanine Lender.

In addition, a single junior mezzanine financing (such financing, the “Permitted Junior Mezzanine Financing”) is permitted subject to various conditions, including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the Permitted Junior Mezzanine Financing will not result in an aggregate LTV ratio (including the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Mezzanine Loan) greater than 65% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Junior Mezzanine Financing) or an aggregate DSCR (including the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Mezzanine Loan) less than 1.25x, (iii) the collateral for the Permitted Junior Mezzanine Financing is a pledge of 100% of the direct or indirect ownership interests in the 555 11th Street NW Mezzanine Borrower, (iv) the junior mezzanine lender shall be an entity which satisfies the definition of a “Qualified Mezzanine Lender” (as set forth in the loan documents for the 555 11th Street NW Non-Serviced Loan Combination) and shall enter into an intercreditor agreement reasonably acceptable to the lender under the 555 11th Street NW Non-Serviced Loan Combination, (v) the term of the Permitted Junior Mezzanine Financing is at least co-terminus with the 555 11th Street NW Non-Serviced Loan Combination and all other terms and provisions of the Permitted Junior Mezzanine Financing, including the loan documents, are

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reasonably acceptable to the lender under the 555 11th Street NW Mortgage Loan, (vi) if the Permitted Junior Mezzanine Financing is a floating rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Junior Mezzanine Financing and a strike price such that the aggregate DSCR (including the 555 11th Street NW Non-Serviced Loan Combination and the 555 11th Street NW Mezzanine Loan) is not less than 1.25x and (vii) 555 11th Street NW Borrower shall deliver a rating agency confirmation as to the Permitted Junior Mezzanine Financing and, if required by the lender under the 555 11th Street NW Non-Serviced Loan Combination, an updated substantive non-consolidation legal opinion.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the 555 11th Street NW Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount determined by the lender for the 555 11th Street NW Mortgage Loan in its sole discretion (but not more than an amount equal to the sum of 100% of hard replacement costs and 12 months business interruption insurance). Notwithstanding the foregoing, (x) for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 555 11th Street NW Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence and (y) 555 11th Street NW Borrower is not required to pay annual premiums in excess of $240,000 for the coverage required under this paragraph (and if the annual premiums for the coverage required under this paragraph exceed such amount, then the 555 11th Street NW Borrower will only be required to purchase the maximum amount of terrorism insurance available for such amount of funds).

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MSBAM 2015-C22	Columbus Commons

Mortgage Loan No. 9 – Columbus Commons

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Mortgage Loan No. 9 – Columbus Commons

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Mortgage Loan No. 9 – Columbus Commons

Columbus Commons
2100 - 2250 South Columbus Boulevard
Philadelphia, PA 19148
PHILADELPHIA
CAMDEN
NEW JERSEY
Delaware River
Center City
Rittenhouse
Rittenhouse Square
Southwest Center City
Society Hill
South Street
Queen Village
Passyunk Square
Passyunk Square Park
Pennsport
Melrose
South Philadelphia
Packer Park
Roosevelt Park
PHILADELPHIA NAVY YARD
Philadelphia Intl. Airport 6 miles
WALT WHITMAN BRIDGE
Ben Franklin Bridge
Schuylkill Expwy
Delaware Expwy
Independence Seaport Museum
Riverview Plaza
IKEA
Whitman Plaza
Citizens Bank Park
XFinity Live! Philadelphia
Wells Fargo Spectrum
Lincoln Financial Field
Mummers Museum
Headhouse Market
Theatre of the Living Arts
Pennsylvania Hospital
Thomas Jefferson University
University of the Arts
Independence Hall
Liberty Bell
US Mint
INDEPENDENCE NATL. HISTORIC PARK
Pennsylvania Convention Center
Reading Terminal Market
City Hall
Comcast Center
Commerce Square
One & Two Liberty Place
PNC Bank Building
Rutgers Univ. Camden Campus
Campbell's Field
Adventure Aquarium
Battleship New Jersey
Susquehanna Bank Center
Cooper Medical School of Rowan Univ.
Entertainment Center
Columbus Blvd.
S. Columbus Blvd.
Front St.
Washington Ave.
Passyunk Ave.
Moyamensing Ave.
Oregon Ave.
Pattison Ave.
Packer Ave.
S Broad St.
Mifflin St.
Morris St.
Tasker St.
Reed St.
Wharton St.
Federal St.
Christian St.
South St.
Lombard St.
Spruce St.
Locust St.
Walnut St.
Chestnut St.
Market St.
JFK Blvd.
Pine St.
Atlantic Ave.
State St.
Broadway
PENNSYLVANIA
Lansdale
Horsham
Ambler
Willow Grove
Levittown
Bristol
Burlington
Audubon
Norristown
King of Prussia
Plymouth Meeting
Conshohocken
Melrose Park
Wayne
Radnor
Paoli
Ardmore
Overbrook
Germantown
Tacony
Kensington
Broomall
Yeadon
Springfield
Darby
Chester Heights
Chester
Pennsauken
Moorestown
Cherry Hill
Gloucester City
Woodbury
Bellmawr
Clementon
Deptford

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MSBAM 2015-C22	Columbus Commons

Mortgage Loan No. 9 – Columbus Commons

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,200,000			Location:	Philadelphia, PA 19148
Cut-off Date Balance:	$28,200,000			General Property Type:	Retail
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Kenneth N. Goldenberg			Year Built/Renovated:	2004/N/A
Mortgage Rate:	4.140%			Size:	124,443 SF
Note Date:	3/2/2015			Cut-off Date Balance per Unit:	$227
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$181
Maturity Date:	4/1/2025			Property Manager:	Goldenberg Management, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,218,549
Seasoning:	0 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.31x
Additional Debt Type:	N/A			Most Recent NOI:	$2,102,872 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,502,497 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,577,423 (12/31/2012)
Reserves(1)				Most Recent Occupancy:	92.9% (2/25/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax:	$54,519	$18,173	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$37,600,000 (11/25/2014)
Recurring Replacements:	$0	$1,556	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$0	$6,250	$300,000	Maturity Date LTV Ratio:	60.0%
Other:	$250,000	Springing	Various

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,200,000	100.0%	Loan Payoff:	$20,938,757	74.3%
			Reserves:	$304,519	1.1%
			Closing Costs:	$508,553	1.8%
			Return of Equity:	$6,448,171	22.9%
Total Sources:	$28,200,000	100.0%	Total Uses:	$28,200,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The ninth largest mortgage loan (the “Columbus Commons Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $28,200,000 secured by a first priority fee mortgage encumbering a 124,443 SF anchored retail center in Philadelphia, Pennsylvania (the “Columbus Commons Property”). The proceeds of the Columbus Commons Mortgage Loan were used to pay off existing debt which was included in the GMACC 2005-C1 transaction, fund upfront reserves, pay closing costs and return equity to the Columbus Commons Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Delaware East Associates, L.P., a single-purpose Pennsylvania limited partnership, with one independent director (the “Columbus Commons Borrower”). Kenneth N. Goldenberg, the Columbus Commons Mortgage Loan sponsor and nonrecourse carve-out guarantor, indirectly controls and owns the majority of the Columbus Commons Borrower. Mr. Goldenberg is the founder, president and chief executive officer of The Goldenberg Group Inc., an integrated and diversified real estate development company based in Pennsylvania which has developed, owns and manages over seven million SF of commercial space.

The Property. The Columbus Commons Property is a 124,443 SF, seven-building anchored retail center in Philadelphia, Pennsylvania, located approximately four miles south of Center City Philadelphia. The Columbus Commons Property is situated on an approximately 13.7 acre parcel of land and was originally developed by an affiliate of the Columbus Commons Borrower in 2004. The Columbus Commons Property is shadow anchored by a 311,185 IKEA and a 161,713 SF Lowe’s Home Improvement Store, both of which purchased their respective pad sites from the developer in 2002. Major tenants at the Columbus Commons Property include Raymour & Flanigan, Best Buy, Dollar Tree, Pier 1 Imports and Five Below. As of February 25, 2015, the Columbus Commons Property was 92.9% occupied.

Major Tenants.

Raymour & Flanigan (35,308 SF, 28% of NRA, 27% of underwritten rent). Raymours Furniture Company, Inc. (“Raymour & Flanigan”) leases 35,308 SF at the Columbus Commons Property. The lease began on October 22, 2004 and has a current expiration date of October 31, 2019, with three five-year lease renewal options. Raymour & Flanigan is a family owned and operated furniture store founded in 1947, with 107 locations in New York,

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Connecticut, Rhode Island, New Jersey and Pennsylvania. Raymour & Flanigan reported 2014 sales of $296 PSF at the Columbus Commons Property, which equates to an occupancy cost of 7%.

Best Buy (30,144 SF, 24% of NRA, 24% of underwritten rent). Best Buy Stores, L.P. (“Best Buy”) leases 30,144 SF at the Columbus Commons Property. The lease began on November 1, 2004 and has a current expiration date of October 31, 2019, with two five-year and one four-year-and-10-months lease renewal options. Best Buy has the option to terminate its lease as of January 31 of the last lease year of the original lease term or any extension upon providing 60 days prior written notice. Best Buy’s lease is guaranteed by its parent company, Best Buy Co., Inc. (NYSE: BBY), a multinational retailer of consumer electronics, home office products, entertainment software, appliances and related services through its retail stores as well as its web site.

Dollar Tree (13,557 SF, 11% of NRA, 11% of underwritten rent). Dollar Tree Stores, Inc. (“Dollar Tree”) leases 13,557 SF at the Columbus Commons Property. The lease began on May 25, 2006 and has a current expiration date of May 31, 2016, with two five-year lease renewal options. Dollar Tree (NASDAQ: DLTR) operates a discount variety store chain, offering a variety of merchandise at the $1 price point. As of January 31, 2015, the company operated over 5,000 stores across the United States and Canada.

Pier 1 Imports (10,771 SF, 9% of NRA, 11% of underwritten rent). Pier 1 Imports (U.S.), Inc. (“Pier 1 Imports”) leases 10,771 SF at the Columbus Commons Property. The lease began on November 7, 2004 and in 2014, was extended to February 28, 2020. Pier 1 Imports currently has one five-year lease renewal option remaining. Pier 1 Imports’ parent company, Pier 1 Imports, Inc. (NYSE: PIR) is a retailer of decorative home furnishings, gifts and related items and, as of November 29, 2014, operated 1,074 stores in the United States and Canada.

Five Below (8,958 SF, 7% of NRA, 5% of underwritten rent). Five Below, Inc. (“Five Below”) leases 8,958 SF at the Columbus Commons Property. The lease began on November 5, 2009 and has a current expiration date of January 31, 2020, with two five-year lease renewal options. Five Below (NASDAQ: FIVE) is a specialty value retailer which offers products such as crafts, party, candy, sports, media and seasonal products geared toward the teen and pre-teen market at a price point between $1 to $5. As of November 1, 2014, Five Below operated 365 stores in the 21 states in the United States.

The following table presents a summary regarding major tenants at the Columbus Commons Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Concluded Market Rent(3)	2014 Sales PSF	Occupancy Cost
Anchor/Major Tenants
Raymour & Flanigan	NR/NR/NR	35,308	28%	$670,852	27%	$19.00	10/31/2019	$20.00	$296	7%
Best Buy	BB/Baa2/BB	30,144	24%	$585,095	24%	$19.41	1/31/2019(4)	$20.00	N/A	N/A
Dollar Tree	NR/Ba2/BB	13,557	11%	$271,140	11%	$20.00	5/31/2016	$22.00	$200	11%
Pier 1 Imports	NR/NR/B+	10,771	9%	$260,658	11%	$24.20	2/28/2020	$24.00	$208	13%
Five Below	NR/NR/NR	8,958	7%	$125,412	5%	$14.00	1/31/2020	$22.00	N/A	N/A
Subtotal/Wtd. Avg.		98,738	79%	$1,913,157	78%	$19.38

Other Tenants
Longhorn Steakhouse		5,544	4%	$145,197	6%	$26.19	12/31/2019	$35.00	$693	4%
Chick-Fil-A		4,294	3%	$133,114	5%	$31.00	12/31/2024	$35.00	$1,022(5)	3%
Visionworks		3,907	3%	$136,745	6%	$35.00	8/31/2022	$35.00	$276	14%
Wendy’s		3,100	2%	$117,614	5%	$37.94	12/31/2015	$45.00	$474	9%
Subtotal/Wtd. Avg.		16,845	14%	$532,670	22%	$31.62

Vacant Space		8,860	7%	$0	0%	$0.00		$20.00	N/A	N/A
Total/Wtd. Avg.(6)		124,443	100%	$2,445,828	100%	$21.16

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Source: Appraisal
(4)
Best Buy has the option to terminate its lease as of January 31st of the last lease year of the original lease term or any extension upon providing 60 days prior written notice. The stated lease expiration date is October 31, 2019.

(5)	Sales PSF as of 2013
(6)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

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MSBAM 2015-C22	Columbus Commons

The following table presents certain information relating to the lease rollover schedule at the Columbus Commons Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	1	3,100	$37.94	2%	2%	$117,614	5%	5%
2016	1	13,557	$20.00	11%	13%	$271,140	11%	16%
2017	0	0	$0.00	0%	13%	$0	0%	16%
2018	0	0	$0.00	0%	13%	$0	0%	16%
2019	3	70,996	$19.74	57%	70%	$1,401,144	57%	73%
2020	2	19,729	$19.57	16%	86%	$386,070	16%	89%
2021	0	0	$0.00	0%	86%	$0	0%	89%
2022	1	3,907	$35.00	3%	89%	$136,745	6%	95%
2023	0	0	$0.00	0%	89%	$0	0%	95%
2024	1	4,294	$31.00	3%	93%	$133,114	5%	100%
2025	0	0	$0.00	0%	93%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	93%	$0	0%	100%
Vacant	0	8,860	$0.00	7%	100%	$0	0%	100%
Total/Wtd. Avg.	9	124,443	$21.16	100%		$2,445,828	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Columbus Commons Property is located in the South Philadelphia retail submarket of the Philadelphia Metro retail market, approximately four miles south of Center City Philadelphia. Center City includes the central business district and central neighborhoods of Philadelphia. As of 2010, the residential population in Center City was the third most populous downtown in the United States, behind New York and Chicago. Land uses in the immediate vicinity of the Columbus Commons Property include a mix of residential, commercial and recreational uses. Casino Revolution is an estimated $428 million project that is planned approximately two miles southwest of the Columbus Commons Property. In addition, approximately three miles from the Columbus Commons Property are Philadelphia’s primary professional sports arenas consisting of Lincoln Financial Field (NFL: Eagles), Citizens Bank Park (MLB: Phillies) and the Wells Fargo Center (NBA: 76ers, NHL: Flyers). In addition, approximately four miles from the Columbus Commons Property is the 1,200-acre Philadelphia Navy Yard, which is home to 145 companies and 11,000 employees in the office, industrial/manufacturing and research and development sectors.

Primary access to the area surrounding the Columbus Commons Property is provided by I-95, I-76 and Christopher Columbus Boulevard. I-95 is a major north-south interstate highway that connects Philadelphia with New York City and Boston to the north and Baltimore and Washington D.C. to the south. I-76 offers access to the western portion of the central business district and the western suburbs of Philadelphia. I-95 and I-76 intersect one mile from the Columbus Commons Property, offering convenient highway access to the market area. Columbus Boulevard offers local, north-south linkage along Philadelphia’s eastern perimeter. The Columbus Commons Property is located at the traffic signaled intersection of Snyder Avenue and Columbus Boulevard which, according to an industry report, has average daily traffic counts of 9,000 and 8,700 vehicles respectively.

According to an industry report, as of year-end 2014, the South Philadelphia retail submarket consisted of 13.2 million SF with a vacancy rate of 3.5%. The appraiser identified six retail properties that were considered primary competition to the Columbus Commons Property which were all fully occupied. The appraiser conducted a survey of recent comparable leases and found that annual in-place rents for junior box and large freestanding space (Raymour & Flanigan, Best Buy, vacant space) ranged from $14.00 PSF to $41.00 PSF. Annual in-place rents for large in-line space (Dollar Tree, Five Below) ranged from $15.00 PSF to $23.50 PSF. Annual in-place rents for ground leases (Chick-fil-A, Wendy’s, Longhorn Steakhouse) ranged from $19.88 PSF to $26.78 PSF. The appraiser concluded to a vacancy and collection loss factor of 5.0%, excluding ground leases given the ground leased tenants’ capital investments in their buildings.

According to an industry report, the estimated 2014 population within the Philadelphia metropolitan statistical area was approximately 6 million people and 2014 estimated median household income was $60,770.

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MSBAM 2015-C22	Columbus Commons

The following table presents recent occupancy at six primary competitive centers to the Columbus Commons Property:

Competitive Property Summary

Property Name	Address	Year Built	Year Reno.	Size (SF)	Occupancy	Major Tenants
Columbus Crossing	2106 S. Christopher Columbus Blvd. Philadelphia, PA	2004	N/A	480,600	100%	Walmart, Home Depot
Quartermaster Plaza	2200 W. Oregon Avenue Philadelphia, PA	2004	N/A	369,728	100%	Home Depot, BJ’s Wholesale
South Philadelphia Shopping Center	2301 W. Oregon Avenue Philadelphia, PA	1950	2003	283,415	100%	ShopRite Supermarket
River View Shopping Center	1100 S. Columbus Blvd. Philadelphia, PA	1991	N/A	198,197	100%	United Artist, Avalon Carpet & Tile
Snyder Plaza East	1 Mifflin Street Philadelphia, PA	1975	N/A	247,520	100%	Target, ShopRite Supermarket
Whiteman Plaza	424 W. Oregon Avenue Philadelphia, PA	1980	N/A	279,728	100%	Big Kmart, Pathmark, Burlington Coat Factory

Source: Appraisal

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Columbus Commons Property:

Cash Flow Analysis

	2009	2010	2011	2012	2013	2014	UW		UW PSF
Base Rent(1)	$2,244,248	$2,503,683	$2,542,081	$2,559,429	$2,583,981	$2,417,365	$2,445,828		$19.65
Vacant Rent(2)	$0	$0	$0	$0	$0	$0	$177,200		$1.42
Total Recoveries	$638,010	$655,533	$644,483	$629,047	$497,247	$444,625	$483,934		$3.89
Other Income	$4,070	($7,342)	$7	$39,704	$65,011	$31,868	$0		$0.00
Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	$0	($229,014)		($1.84)
Effective Gross Income	$2,886,328	$3,151,874	$3,186,571	$3,228,180	$3,146,239	$2,893,858	$2,877,947		$23.13
Total Operating Expenses	$690,217	$827,426	$764,980	$650,757	$643,742	$790,986	$659,399		$5.30
Net Operating Income	$2,196,111	$2,324,448	$2,421,591	$2,577,423	$2,502,497	$2,102,872	$2,218,549		$17.83
Capital Expenditures	$0	$0	$0	$9,753	$0	$0	$18,666		$0.15
TI/LC	$0	$0	$0	$76,733	$0	$0	$50,026		$0.40
Net Cash Flow	$2,196,111	$2,324,448	$2,421,591	$2,490,937	$2,502,497	$2,102,872	$2,149,856		$17.28

Occupancy %	96.9%	100.0%	100.0%	100.0%	100.0%	92.9%	92.6%	(5)
NOI DSCR	1.34x	1.41x	1.47x	1.57x	1.52x	1.28x	1.35x
NCF DSCR	1.34x	1.41x	1.47x	1.52x	1.52x	1.28x	1.31x
NOI Debt Yield	7.8%	8.2%	8.6%	9.1%	8.9%	7.5%	7.9%
NCF Debt Yield	7.8%	8.2%	8.6%	8.8%	8.9%	7.5%	7.6%

(1)	Rents in Place based on leases in place.
(2)	UW Vacant Rent based on the appraiser’s concluded annual market rent of $20 PSF for the vacant pad site.
(3)	Vacancy & Credit Loss and UW Occupancy % are based on the actual economic vacancy of 7.4%.

Escrows and Reserves.  The Columbus Commons Borrower deposited $54,519 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. In the event that an event of default has occurred and is continuing or the Columbus Commons Borrower fails to maintain an acceptable blanket insurance policy, the Columbus Commons Borrower will be required to escrow 1/12 of the annual estimated insurance premiums monthly. The Columbus Commons Borrower is required to make monthly deposits of $1,556 for replacement reserves. The Columbus Commons Borrower is required to make monthly deposits of $6,250 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the TI/LC reserve exceeds $300,000.

In addition, at loan origination, the Columbus Commons Borrower deposited $250,000 into a reserve (the “Lease-up Reserve”). In the event that there exist no funds in the TI/LC reserve, so long as no event of default is continuing, the lender will disburse to the Columbus Commons Borrower from the Lease-up Reserve the amount paid or incurred by the Columbus Commons Borrower as leasing costs subject to the terms of the Columbus Commons Mortgage Loan documents. Provided that (x) no event of default is continuing and (y) both the Best Buy and Raymour & Flanigan leases have been extended or replaced, the lender is required to disburse all of the funds in the Lease-up Reserve as follows: (i) first, to the TI/LC reserve until the TI/LC reserve balance is equal to $300,000, and then (ii) the remainder of the funds to the Columbus Commons Borrower.

During a Raymour & Flanigan Lease Sweep Period (as defined below), excess cash flow will be swept into a reserve (the “Raymour & Flanigan Lease Sweep Reserve”). So long as no default is continuing, the lender is required to disburse to the Columbus Commons Borrower the amount paid or incurred as leasing costs in connection with the extension or replacement of the lease for the Raymour & Flanigan space. Provided no default exists and no other Cash Management Period (as defined below) is continuing, following the end of a Raymour & Flanigan Lease Sweep Period, the lender is

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MSBAM 2015-C22	Columbus Commons

required to return the remaining funds in the Raymour & Flanigan Lease Sweep Reserve to the Columbus Commons Borrower so long as all leasing costs have been paid in full.

A “Raymour & Flanigan Lease Sweep Period” will commence on the date which is 12 months prior to the expiration of the Raymour & Flanigan lease or any replacement lease, provided that Raymour & Flanigan has not already extended its lease for at least five years and will end upon (x) Raymour & Flanigan extending its lease for at least five years, (y) the Columbus Commons Borrower leasing the Raymour & Flanigan space to a third party tenant or tenants on terms reasonably acceptable to the lender for at least five years and the replacement tenant or tenants paying full unabated rent, among other conditions or (z) the amount on deposit in the Raymour & Flanigan Lease Sweep Reserve reaching $706,160.

During a Best Buy Lease Sweep Period (as defined below), excess cash flow will be swept into a reserve (the “Best Buy Lease Sweep Reserve”). So long as no default is continuing, the lender is required to disburse to the Columbus Commons Borrower the amount paid or incurred as leasing costs in connection with the extension or replacement of the lease for the Best Buy space. Provided no default exists and no other Cash Management Period is continuing, following the end of a Best Buy Lease Sweep Period, the lender is required to return the remaining funds in the Best Buy Lease Sweep Reserve to the Columbus Commons Borrower so long as all leasing costs have been paid in full.

A “Best Buy Lease Sweep Period” will commence upon each occurrence of the following, provided that Best Buy has not already extended its lease for at least five years: (i) the date which is 12 months prior to the expiration of the Best Buy lease or any replacement lease or (ii) the date which is 12 months prior to January 31 of any last Lease Year (as defined in the Best Buy lease) of the Best Buy lease. A Best Buy Lease Sweep Period will end upon (x) Best Buy extending its lease for at least five years, (y) the Columbus Commons Borrower leasing the Best Buy space to a third party tenant or tenants on terms reasonably acceptable to the lender for at least five years and the replacement tenant or tenants paying full unabated rent, among other conditions, or (z) the amount on deposit in the Best Buy Lease Sweep Reserve reaching $602,880.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Columbus Commons Mortgage Loan. The Columbus Commons Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Columbus Commons Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Columbus Commons Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Columbus Commons Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Columbus Commons Borrower in connection with the operation and maintenance of the Columbus Commons Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Columbus Commons Mortgage Loan.

A “Cash Management Period” will:

(i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default; or

(ii) commence upon the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters and continue until the debt service coverage ratio has been not less than 1.15x for two consecutive calendar quarters; or

(iii) commence upon the debt yield being less than 6.4% for two consecutive calendar quarters and continue until the debt yield has been not less than 6.4% for two consecutive calendar quarters; or

(iv) exist during a Raymour & Flanigan Lease Sweep Period; or

(v) exist during a Best Buy Lease Sweep Period.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Future mezzanine debt is permitted, subject to certain conditions, including, but not limited to, the combined debt service coverage ratio being not less than 1.15x, the combined debt yield being not less than 8.25%, the combined loan-to-value ratio being not more than 80% and the mezzanine lender entering into an intercreditor agreement acceptable to lender and the rating agencies.

Release of Property.  Not permitted.

Terrorism Insurance. The Columbus Commons Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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MSBAM 2015-C22	Ayrsley Town Center

Mortgage Loan No. 10 – Ayrsley Town Center

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MSBAM 2015-C22	Ayrsley Town Center

Mortgage Loan No. 10 – Ayrsley Town Center

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MSBAM 2015-C22	Ayrsley Town Center

Mortgage Loan No. 10 – Ayrsley Town Center

Ayrsley Town Center
2215-2136 Ayrsley Town Boulevard
9101 Kings Parade Boulevard
8809 Lenox Pointe Drive
Charlotte, NC 28273
CHARLOTTE
Uptown
Charlotte/Douglas International Airport
Central Piedmont Community Coll.
Elizabeth
Midtown Square
Kings College
Presbyterian Hospital
Dilworth
Carolinas Medical Center
Bojangles' Coliseum
Ovens Auditorium
Charlotte Convention Center
Carolina Golf Club
Revolution Park
Clanton Park
Freedom Park
Queens College
South End
Mecklenburg County
Renaissance Park
Renaissance Park Golf Course
Myers Park Country Club
Myers Park
Providence Park
South Park
SouthPark Mall
Phillips Place
Park Road Park
Lansdowne
Yorkmount
Sharon Woods
Ramblewood Park
Quail Hollow Country Club
Carmel
Carmel Country Club
Carolina Pavilion Shopping Center
Yorkshire
Carowinds Amusement Park
Plaza Fiesta Carolinas
Cedarwood Country Club
The Arboretum Shopping Ctr.
Raintree Country Club
Carolinas Medical Center - Pineville
The Centrum
Pineville
Carmel Commons
Carolina Place
Pres. James K. Polk State Historic Site
Regent Park Golf Club
Ballantyne
North Carolina
South Carolina
York County
Lancaster County
Fort Mill
Fort Mill Golf Club
West Blvd
Billy Graham Pkwy
S Tryon St
Light Rail
LYNX
South Blvd
East Blvd
Bland
Carson
East-West
New Bern
Scaleybark
Woodlawn
Tyvola
Tyvola Rd
Archdale
Arrowood
Arrowood Rd
Sharon Road West
I-485
Park Rd
Wendover Rd
Sharon-Amity Rd
Randolph Rd
Providence Rd
Fairview Rd
Quail Hollow Rd
Carmel Rd
Colony Rd
Rea Rd
Pebble Pond Dr
Pineville-Matthews Rd
Main St
Polk St
Nations Ford Rd
Westinghouse Blvd
Carowinds Blvd
Sandy Porter Rd
Steele Creek Rd
Dixie River Rd
485
77
277
74
27
16
49
51
160
21
521
Huntersville
Concord
Mt. Holly
Belmont
Harrisburg
Bradfield Farms
Mint Hill
Matthews
Indian Trail
Stallings
Weddington
Wedgewood

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MSBAM 2015-C22	Ayrsley Town Center

Mortgage Loan No. 10 – Ayrsley Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,500,000			Location:	Charlotte, NC 28273
Cut-off Date Balance:	$27,500,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Charles T. Hodges			Year Built/Renovated:	1979; 1999; 2003; 2008/2003
Mortgage Rate:	4.650%			Size:	189,905 SF
Note Date:	12/31/2014			Cut-off Date Balance per Unit:	$145
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$124
Maturity Date:	1/1/2025			Property Manager:	New Forum, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$2,488,623
Seasoning:	3 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (27); YM1 (89); O (4)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.35x
Additional Debt Type:	N/A			Most Recent NOI:	$2,268,503 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,930,165 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,161,646 (12/31/2012)
Reserves(1)				Most Recent Occupancy(2):	96.4% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.9% (12/31/2013)
RE Tax:	$26,325	$26,325	N/A	3rd Most Recent Occupancy:	81.8% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$37,600,000 (10/1/2015)
Recurring Replacements:	$0	$3,164	$113,905	Cut-off Date LTV Ratio:	73.1%
TI/LC:	$375,000	$23,730	N/A	Maturity Date LTV Ratio:	62.8%
Other:	$1,777,888	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Loan Payoff:	$20,166,928	73.3%
			Reserves:	$2,179,213	7.9%
			Closing Costs:	$620,364	2.3%
			Return of Equity(4):	$4,533,495	16.5%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Most Recent Occupancy includes the 20,934 SF Piedmont Social Club tenant, which is expected to open for business on or about June 1, 2015. The Piedmont Social Club tenant accounts for approximately 11% of Ayrsley Town Center Property space and 10% of underwritten base rents. See “—Escrows and Reserves” below for further discussion of a tenant-related reserve.

(3)
The Appraised Value represents a “stabilized value” dependent upon a 95% occupancy rate. A holdback is in place pending occupancy of the Piedmont Social Club tenant, which is expected to bring the Ayrsley Town Center Property to a stabilized occupancy level. See “—Escrows and Reserves” below for further discussion of a tenant-related reserve.

(4)	Approximately $4,554,924 was paid to former and current borrower members to buyout or dilute certain borrower membership interests.

The Mortgage Loan.  The tenth largest mortgage loan (the “Ayrsley Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,500,000 secured by a first priority fee mortgage encumbering a 189,905 SF mixed-use, primarily office and retail property in Charlotte, North Carolina (the “Ayrsley Town Center Property”). The proceeds of the Ayrsley Town Center Mortgage Loan were primarily used to refinance previous loans totaling approximately $20,166,928, secured by or related to Ayrsley Town Center Property, and to return equity to the Ayrsley Town Center Borrower. The Ayrsley Town Center Borrower primarily utilized the return of equity to partially or fully redeem certain membership interests in the Ayrsley Town Center Borrower.

The Borrower and the Sponsor. The borrower is Old Forum, LLC (the “Ayrsley Town Center Borrower”), a single-purpose North Carolina limited liability company. The managing member, Old Forum Manager, Inc., a single-purpose North Carolina corporation, has one independent director. The Ayrsley Town Center Borrower is partially owned and controlled by Charles T. Hodges, the sponsor and nonrecourse carve-out guarantor. Mr. Hodges is the president and CEO of New Forum, Inc., a Charlotte-based real estate developer and owner. New Forum is the developer of the Town of Ayrsley, a Charlotte, North Carolina development with approximately 2 million SF of office and retail space, 1,200 residential units, a 14-screen theater, 12 restaurants and 242 hotel rooms. The Ayrsley Town Center Property is a part of the Town of Ayrsley development.

The Property. The Ayrsley Town Center Property is a 189,905 SF mixed-use, primarily office and retail (including restaurant) property, within the Town of Ayrsley development, a master-planned community within the city limits of Charlotte, NC. The Ayrsley Town Center Property consists of seven, one to three-floor buildings on five non-contiguous parcels of land. The buildings were constructed at various times between 1979 and 2008. The building constructed in 1979 was renovated in 2003. There are 474 surface parking spaces associated with the Ayrsley Town Center Property.

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MSBAM 2015-C22	Ayrsley Town Center

Office space accounts for approximately 110,215 SF of the Ayrsley Town Center Property and approximately 55% of the underwritten base rents. Retail space, including approximately 19,071 SF of restaurant space, accounts for approximately 76,990 SF of the Ayrsley Town Center Property and approximately 45% of the underwritten base rents. There is approximately 2,700 SF of warehouse space accounting for less than 1% of underwritten base rents at the Ayrsley Town Center Property.

The second largest underwritten tenant, Piedmont Social Club, an Ayrsley Town Center Borrower related entity, is not yet open for business. The tenant is in possession of its space, is paying rent as of January 1, 2015, and expected to open for business at the Ayrsley Town Center Property on or about June 1, 2015.

Major Tenants.

Strayer University (21,021 SF, 11% of NRA, 14% of underwritten base rent). Strayer University, Inc. leases 21,021 SF of office space at the Ayrsley Town Center Property. The lease began on August 1, 2007 for 17,544 SF, with a 3,477 SF expansion on August 1, 2011, and has a current expiration date of July 31, 2017, with two five-year lease renewal options. Strayer University is a private, for-profit higher education institution. The university enrolls about 38,000 students through its online learning programs and at 80 campuses located in 24 U.S. states. The university specializes in degree programs for working adults and offers undergraduate and graduate degrees in subjects such as accounting, business administration, criminal justice, education, health services administration, information technology and public administration. It was founded in 1892 as Strayer’s Business College and later became Strayer College, before being granted university status in 1998. Strayer University is accredited by the Middle States Commission on Higher Education. In December 2011, the university acquired the Jack Welch Management Institute from Chancellor University. The institute offers a fully online Executive MBA program, as well as certificate programs.

Piedmont Social Club (20,934 SF, 11% of NRA, 10% of underwritten base rent). PSH Operators, LLC (“Piedmont Social Club”) leases 20,934 SF of retail space at the Ayrsley Town Center Property. The lease began on January 1, 2015 and has a current expiration date of December 31, 2029, with two five-year lease extension options. The tenant, which is related to the Ayrsley Town Center Borrower, is in possession of its space, is paying rent, and is expected to open for business on or about June 1, 2015. Piedmont Social Club is an entertainment venue with food and beverage service, television screens, video games and bowling lanes. Charles T. Hodges has provided a five year surety agreement for payment of all amounts due under the Piedmont Social Club lease.

Huron Consulting (19,578 SF, 10% of NRA, 13% of underwritten base rent). Huron Consulting Services, LLC (“Huron Consulting”) leases 19,578 SF of office space at the Ayrsley Town Center Property. The lease began on October 1, 2009, was extended on December 1, 2014, and has a current expiration date of June 30, 2017, and has one five-year lease extension option. Huron Consulting (NASDAQ: HURN) provides consulting services to a variety of organizations and reported 2013 operating income of approximately $119.9 million. Huron Consulting has 15 North American office locations.

Peak 10 (19,500 SF, 10% of NRA, 7% of underwritten base rent). Peak 10, Inc. leases 19,500 SF at the Ayrsley Town Center Property under two separate lease agreements. The leases began on January 1, 2012 for 16,800 SF of office space and on August 9, 2013 for 2,700 SF of warehouse space. The 16,800 SF lease expires on December 31, 2017, with two five-year lease extension options. The 2,700 SF lease is currently on a month-to-month basis. Peak 10 is a national IT infrastructure provider founded in 2000. The company is headquartered in Charlotte.

YMCA (11,205 SF, 6% of NRA, 6% of underwritten base rent). YMCA of Greater Charlotte (“YMCA”) leases 11,205 SF of retail space at the Ayrsley Town Center Property. The lease began on January 5, 2004 and has a current lease expiration date of December 31, 2017, with two one-year lease extension options. The YMCA is a worldwide organization founded in 1844.

The following table presents a summary regarding major tenants at the Ayrsley Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Strayer University	NR/NR/NR	21,021	11%	$414,448	14%	$19.72	7/31/2017
Piedmont Social Club(4)	NR/NR/NR	20,934	11%	$308,777	10%	$14.75	12/31/2029
Huron Consulting	NR/NR/NR	19,578	10%	$381,771	13%	$19.50	6/30/2017
Peak 10	NR/B3/B	19,500	10%	$203,700	7%	$10.45	12/31/2017/MTM(5)
YMCA	NR/NR/NR	11,205	6%	$190,149	6%	$16.97	12/31/2017
Subtotal/Wtd. Avg.		92,238	49%	$1,498,845	50%	$16.25

Other Tenants		90,743	48%	$1,488,793	50%	$16.41
Vacant Space		6,924	4%	$0	0%	$0.00
Total/Wtd. Avg.		189,905	100%	$2,987,637	100%	$16.33

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)
The Piedmont Social Club tenant is scheduled to open for business on or about June 1, 2015 and is related to the Ayrsley Town Center Borrower. The Piedmont Social Club lease and rent payments commenced on January 1, 2015.

(5)	16,800 SF of the Peak 10 space has a current lease expiration date of December 31, 2017, and 2,700 SF of the Peak 10 space is currently leased on a MTM basis.

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MSBAM 2015-C22	Ayrsley Town Center

The following table presents certain information relating to the lease rollover schedule at the Ayrsley Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	1	2,700	$7.00	1%	1%	$18,900	1%	1%
2015	6	19,551	$15.28	10%	12%	$298,650	10%	11%
2016	3	9,818	$21.10	5%	17%	$207,174	7%	18%
2017	10	90,523	$15.96	48%	65%	$1,444,727	48%	66%
2018	6	22,517	$21.43	12%	76%	$482,604	16%	82%
2019	2	5,605	$16.65	3%	79%	$93,310	3%	85%
2020	2	10,243	$11.12	5%	85%	$113,876	4%	89%
2021	1	1,090	$18.00	1%	85%	$19,620	1%	90%
2022	0	0	$0.00	0%	85%	$0	0%	90%
2023	0	0	$0.00	0%	85%	$0	0%	90%
2024	0	0	$0.00	0%	85%	$0	0%	90%
2025	0	0	$0.00	0%	85%	$0	0%	90%
2026	0	0	$0.00	0%	85%	$0	0%	90%
2027	0	0	$0.00	0%	85%	$0	0%	90%
2028 & Beyond	1	20,934	$14.75	11%	96%	$308,777	10%	100%
Vacant	0	6,924	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	32	189,905	$16.33	100%		$2,987,637	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Ayrsley Town Center Property is located in Charlotte, Mecklenburg County, North Carolina within the I-77/Southwest submarket and a community known as the “Town of Ayrsley,” an approximately 180-acre master-planned urban development, approximately 11 miles southwest of the Charlotte central business district. The Ayrsley Town Center Property consists primarily of office and retail space. As of June 30, 2014, the greater Charlotte retail market was 8.6% vacant and had an average base rental rate of $19.15 PSF. The I-77/Southwest retail submarket had a 6.6% vacancy rate and average base rent of $23.61 PSF. As of June 30, 2014, the greater Charlotte office market was 14.5% vacant and had an average base rental rate of $22.82 PSF. The I-77/Southwest office submarket had a 19.6% vacancy rate and average base rent of $17.39 PSF. The 2014 estimated population within a five-mile radius was 123,699.

The following table presents recent occupancy and leasing data at six primary competitive centers to the Ayrsley Town Center Property. Three of the properties represent retail comparables and three represent office comparables.

Competitive Property Summary
Property Name/Location/Comp Type	Year Built	Overall Occ.	Expense Basis	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Base Rent (PSF Ann.)	Property Rent Ranges (PSF)
The Shops at Whitehall Commons 8146-8170 South Tryon Street, Charlotte NC Retail Comparable	2003-2004	97.0%	NNN	Panera Bread	4,798	10	$28.00	$21.00- $28.00
Village at Whitehall 8943-8951 South Tryon Street, Charlotte NC Retail Comparable	2004	96.0%	NNN	Alteration Fortune Cookie GameStop Starbucks	1,200 2,400 1,500 1,500	5 10 10 10	$22.50 $22.50 $29.00 $31.00	$20.00- $31.00
Toringdon Circle 12206 Copper Way, Charlotte NC Retail Comparable	2006	98.0%	NNN	Confidential	1,400	5	$23.00	$22.00- $29.00
Toringdon III 3440 Toringdon Way, Toringdon Office Park, Charlotte NC Office Comparable	2003	78.0%	Full Service	Global Rest Coldwell Banker Infrascience	2,229 18,361 3,135	10 13 5	$17.00 $27.42 $22.25	$22.50 (asking rate)
Carmel Commons Office Park 11440 Carmel Commons Boulevard, Charlotte NC Office Comparable	1998	99.0%	Full Service	Confidential Confidential	2,358 1,530	5 5	$18.00 $20.08	$21.00 (asking rate)
Madison at Belle Grove at the Arboretum Office Park 3135 Springbank Lane, Charlotte NC Office Comparable	2003	91.1%	Full Service	Confidential	1,456	5	$23.50	$24.00 (asking rate)

Source: Appraisal

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MSBAM 2015-C22	Ayrsley Town Center

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Ayrsley Town Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	UW	UW PSF
Base Rent	$3,208,254	$2,773,434	$2,892,870	$2,661,180	$2,846,468	$3,128,666	$16.47
Total Recoveries	$61,612	$542,954	$624,203	$615,445	$692,418	$751,323	$3.96
Other Income	$17,004	$39,418	$26,283	$75,684	$40,024	$3,674	$0.02
Discounts Concessions	($94,022)	($16,073)	($6,559)	($99,460)	$0	$0	$0.00
Less Vacancy & Credit Loss	($149,493)	($180,236)	($232,243)	($262,266)	($232,463)	($349,199)	($1.84)
Effective Gross Income	$3,043,355	$3,159,497	$3,304,554	$2,990,583	$3,346,447	$3,534,464	$18.61
Total Operating Expenses	$1,261,567	$1,042,622	$1,142,908	$1,060,418	$1,077,944	$1,045,841	$5.51
Net Operating Income	$1,781,788	$2,116,875	$2,161,646	$1,930,165	$2,268,503	$2,488,623	$13.10
Capital Expenditures	$0	$0	$0	$0	$0	$32,219	$0.17
TI/LC	$0	$0	$0	$0	$0	$201,299	$1.06
Offset to UW TI/LC(1)	$0	$0	$0	$0	$0	($37,500)	($0.20)
Net Cash Flow	$1,781,788	$2,116,875	$2,161,646	$1,930,165	$2,268,503	$2,292,605	$12.07

Occupancy %	86.8%	87.0%	81.8%	81.9%	90.8%	91.0%
NOI DSCR	1.05x	1.24x	1.27x	1.13x	1.33x	1.46x
NCF DSCR	1.05x	1.24x	1.27x	1.13x	1.33x	1.35x
NOI Debt Yield	6.5%	7.7%	7.9%	7.0%	8.2%	9.0%
NCF Debt Yield	6.5%	7.7%	7.9%	7.0%	8.2%	8.3%

(1)	The Ayrsley Town Center Borrower deposited $375,000 into the TI/LC reserve at loan origination. The escrow is utilized as an offset to underwritten TI/LC expenses over the 10-year loan term.

Escrows and Reserves.  The Ayrsley Town Center Borrower deposited $26,325 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Ayrsley Town Center Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Ayrsley Town Center Borrower maintains insurance under an acceptable blanket insurance policy). The Ayrsley Town Center Borrower is required to make monthly deposits of $3,164 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Ayrsley Town Center Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve equals or exceeds $113,905. The Ayrsley Town Center Borrower deposited in escrow at loan origination $375,000 and is required to make monthly deposits of $23,730 (or, on the monthly payment date in February 2017 and on each monthly payment date thereafter, $11,865), in each case, for TI/LC reserves.

The Ayrsley Town Center Borrower also deposited in escrow at loan origination (x) $17,888, as a reserve for the rent payable by the tenant at the Ayrsley Town Center Property located at 2215 Ayrsley Town Boulevard, Charlotte, North Carolina, doing business as “Olive’s Mediterranean Grill,” which amount will be disbursed to the Ayrsley Town Center Borrower upon, amongst other conditions, the Ayrsley Town Center Borrower providing evidence to the lender that such tenant is in occupancy and paying full unabated contractual rent under its lease and (y) $1,760,000, with respect to the occupancy by Piedmont Social Club of the 20,934 SF of space demised at 2135 Ayrsley Town Boulevard, Charlotte, North Carolina, pursuant to the lease agreement, dated December 22, 2014, between the Ayrsley Town Center Borrower’s predecessor-in-interest as landlord and Piedmont Social Club as tenant, which amount will be disbursed to the Ayrsley Town Center Borrower upon, amongst other conditions, the Ayrsley Town Center Borrower submitting to the lender a copy of the certificate of occupancy for the space demised by the Piedmont Social Club (if required by the applicable governmental authority) and an estoppel from the Piedmont Social Club on a form reasonably acceptable to the lender confirming, amongst other items, that (i) the lease agreement is in full force and effect with no defaults existing thereunder, (ii) the Piedmont Social Club is in occupancy of and open for business in the entire space demised under the lease and (iii) all monthly rent, reimbursements required to be paid and tenant improvements, leasing commissions and other similar amounts under the lease have been paid.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Ayrsley Town Center Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Period for the Ayrsley Town Center Mortgage Loan, the Ayrsley Town Center Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). Provided a Cash Sweep Period has occurred but is no longer continuing, funds in the lockbox account are swept daily to an account designated by the Ayrsley Town Center Borrower. The Ayrsley Town Center Mortgage Loan has springing cash management (i.e. the Ayrsley Town Center Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Ayrsley Town Center Mortgage Loan, funds in the lockbox account are transferred each business day to the cash management account and applied on each monthly payment date to pay debt service on the Ayrsley Town Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the Ayrsley Town Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Ayrsley Town Center Borrower in connection with the operation and maintenance of the Ayrsley Town Center Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Ayrsley Town Center Mortgage Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Ayrsley Town Center Mortgage Loan and continue until the date on which the event of default under the Ayrsley Town Center Mortgage Loan is cured to the lender’s reasonable satisfaction, or

(ii) commence upon the date the lender determines that the debt service coverage ratio on the Ayrsley Town Center Mortgage Loan has fallen below 1.10x for six consecutive calendar months and continue until the date the lender determines that the debt service coverage ratio on the Ayrsley Town Center Mortgage Loan has been equal to or greater than 1.25x for the immediately preceding six consecutive calendar months.

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MSBAM 2015-C22	Ayrsley Town Center

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Ayrsley Town Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Ayrsley Town Center Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

III-75

MSBAM 2015-C22	Oliveira Plaza

Mortgage Loan No. 11 – Oliveira Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Port Hueneme, CA 93041
Cut-off Date Balance:	$25,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Aria Mehrabi			Year Built/Renovated:	1979/2009; 2013
Mortgage Rate:	4.139%			Size:	116,002 SF
Note Date:	3/9/2015			Cut-off Date Balance per Unit:	$216
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$196
Maturity Date:	4/1/2025			Property Manager:	Pacific Star Capital, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,049,310
Seasoning:	0 months			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.33x
Additional Debt Type:	N/A			Most Recent NOI:	$1,936,081 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,826,954 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,747,995 (12/31/2012)
Reserves				Most Recent Occupancy:	94.7% (2/5/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.4% (12/31/2013)
RE Tax:	$0	$23,482	N/A	3rd Most Recent Occupancy:	86.0% (12/31/2012)
Insurance:	$21,316	$1,776	N/A	Appraised Value (as of):	$35,200,000 (1/21/2015)
Recurring Replacements:	$0	$1,934	N/A	Cut-off Date LTV Ratio:	71.0%
TI/LC(1):	$29,875	$8,333	$300,000	Maturity Date LTV Ratio:	64.7%
Other(2):	$58,369	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$16,248,957	65.0%
			Reserves:	$109,560	0.4%
			Closing Costs:	$4,407,286	17.6%
			Return of Equity:	$4,234,197	16.9%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)
At loan origination, the Oliveira Plaza Borrower deposited with the lender $29,875 for tenant improvement and leasing commissions related to Boar’s Breath ($11,252 for tenant improvements), Cricket Wireless ($7,511 for leasing commissions), Michelle Ranae Salon ($6,048 for leasing commissions) and Rahim Siam (Ice Cream Shop) ($5,064 for leasing commissions).

(2)
At loan origination, the Oliveira Plaza Borrower deposited with the lender $58,369 for free rent related to Boar’s Breath ($22,504), Cricket Wireless ($10,125), Michelle Ranae Salon ($18,144) and Rahim Siam (Ice Cream Shop) ($7,596).

The Mortgage Loan.  The eleventh largest mortgage loan (the “Oliveira Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000, secured by a first priority leasehold mortgage encumbering an anchored retail center known as Oliveira Plaza, located in Port Hueneme, California (the “Oliveira Plaza Property”). The proceeds of the Oliveira Plaza Mortgage Loan were used to refinance a previous loan that was previously included in the GSMS 2010-C1 transaction of approximately $16,250,000.

The Borrower and the Sponsor.  The borrower is Oliveira Plaza Associates, LLC (the “Oliveira Plaza Borrower”), a single-purpose Delaware limited liability company. Equity ownership in the Oliveira Plaza Borrower is held by Oliveira Plaza Associates, LLC, which is held by Aria Mehrabi (99.45%) and limited investor members (0.55%).

Aria Mehrabi is the Oliveira Plaza Mortgage Loan sponsor and the co-founder of Pacific Star Capital (“PacStar”). Founded in June 2003 and headquartered in Santa Monica, California, PacStar has developed and acquired a real estate portfolio totaling in excess of $700,000,000. Aria Mehrabi has over 20 years of operating experience in real estate. Aria Mehrabi began his career in commercial real estate, as Vice President of Acquisitions for an opportunity fund, RPD Catalyst, where he conducted acquisitions in commercial real estate deals, including stabilized and value added office and industrial projects in 20 different markets across the US. Prior to working at RPD Catalyst, Aria Mehrabi worked privately in the residential multi-family sector and developed and sold multiple housing tracts and a portfolio of condominium projects in Southern California.

The Property.  The Oliveira Plaza Property is an 116,002 SF anchored retail center located in Port Hueneme, California. The Oliveira Plaza Property was built in 1979 and renovated in 2009 and 2013 on a 9.34-acre parcel along the intersection of two primary thoroughfares: W. Channel Islands Boulevard and Victoria Avenue in the Ventura South retail submarket, approximately three miles southwest of the Oxnard, California central business district. As of February 5, 2015, the Oliveira Plaza Property was 94.7% leased to 23 different tenants with no more than 23.3% of SF expiring in any year. The Oliveira Plaza Property tenants include Big Lots, Rite Aid, West Marine, Bank of America and Dollar Tree. The Oliveira Plaza Property has

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MSBAM 2015-C22	Oliveira Plaza

474 surface parking spaces (4.09 spaces per 1,000 SF). The Oliveira Plaza Property is ground leased by the Oliveira Plaza Borrower on a lease expiring on September 30, 2031 with four 15-year renewal options. The ground lease payment is $280,200 annually plus the greater of 6% of the annual fixed rents received from tenants or 25% of the annual percentage rents received from its tenants.

The following table presents a summary regarding major tenants at the Oliveira Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Big Lots	NR/NR/BBB-	19,973	17%	$279,622	11%	$14.00	1/31/2019
Rite Aid	B/B2/B	17,340	15%	$567,885	23%	$32.75	1/31/2029
West Marine	NR/NR/NR	15,000	13%	$288,750	12%	$19.25	8/31/2017
Bank of America	A/Baa2/A-	10,989	9%	$133,195	5%	$12.12	1/31/2021
Dollar Tree	NR/Ba2/BB	10,080	9%	$166,320	7%	$16.50	2/28/2018
Subtotal/Wtd. Avg.		73,382	63%	$1,435,772	58%	$19.57

Other Tenants		36,475	31%	$1,055,814	42%	$28.95
Vacant Space		6,145	5%	$0	0%	$0.00
Total/Wtd. Avg.		116,002	100%	$2,491,586	100%	$22.68

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market.  The Oliveira Plaza Property is located in the Ventura South submarket of Los Angeles, California. As of the fourth quarter of 2014, the submarket had approximately 11.3 million SF of retail space with an average vacancy of 7.9% and an average annual asking rent of $23.91 PSF. The estimated 2014 population within a three-mile radius of the Oliveira Plaza Property was 129,958 people and the 2014 estimated average household income within a three-mile radius was $56,835.

The following table presents five primary competitive centers to the Oliveira Plaza Property:

Competitive Property Summary
Property Name	Address	Year Built	Occupancy	Total GLA (SF)	Anchors	Annual Base Rent (PSF) (NNN )
Mandalay Village Marketplace	555‐637 W. Channel Islands Blvd Port Hueneme, CA	1995	83%	197,331	Ralph’s grocery store; Petco; CVS; Ross Dress for Less	$24.00 - $25.00
Seabridge Marketplace	1291 Victoria Ave Oxnard, CA	2006	88%	91,631	Ralph’s grocery store	$28.00 - $36.00
Island Plaza	2824 Saviers Rd Oxnard, CA	1970	95%	170,000	El Super Grocery Store; Office Depot; O’Reilly’s Auto Parts	$21.00
Rose Ranch	1600‐1831 Rose Ave Oxnard, CA	2010	83%	72,515	Fresh & Easy; Walgreens	$30.00
Freemont Square Shopping Center	702‐944 N. Ventura Blvd Oxnard, CA	1987	93%	184,385	Rite Aid; ACE Hardware; Auto Zone; Dollar Tree	$21.00

Source: Appraisal

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MSBAM 2015-C22	Oliveira Plaza

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Oliveira Plaza Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	$2,228,653	$2,336,174	$2,356,600	$2,639,066	$22.75
Total Recoveries	N/A	$440,170	$436,670	$488,505	$514,377	$4.43
Percentage Rent	N/A	$0	$4,533	$44,239	$44,239	$0.38
Other Income	N/A	$2,692	$2,400	$2,400	$3,600	$0.03
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($179,102)	(5.7%)
Effective Gross Income	N/A	$2,671,515	$2,779,777	$2,891,744	$3,022,180	$26.05
Total Operating Expenses(1)	N/A	$923,520	$952,823	$955,663	$972,870	$8.39
Net Operating Income	N/A	$1,747,995	$1,826,954	$1,936,081	$2,049,310	$17.67
TI/LC	N/A	$0	$0	$0	$93,884	$0.81
Capital Expenditures	N/A	$0	$0	$0	$23,200	$0.20
Net Cash Flow	N/A	$1,747,995	$1,826,954	$1,936,081	$1,932,226	$16.66

Occupancy %	N/A	86.0%	90.4%	94.7%(2)	94.3%
NOI DSCR	N/A	1.20x	1.25x	1.33x	1.41x
NCF DSCR	N/A	1.20x	1.25x	1.33x	1.33x
NOI Debt Yield	N/A	7.0%	7.3%	7.7%	8.2%
NCF Debt Yield	N/A	7.0%	7.3%	7.7%	7.7%

(1)	Ground rent is flat over the term at $280,200 annually plus the greater of 6% of annual fixed rents and 25% of annual percentage rent.

(2)	Based on the Oliveira Plaza Borrower rent roll dated February 5, 2015.

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III-79

MSBAM 2015-C22	Bowman Station and Chenal Place Shopping Center

Mortgage Loan No. 12 – Bowman Station and Chenal Place Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance:	$21,675,000			Location:	Little Rock, AR 72211
Cut-off Date Balance:	$21,675,000			General Property Type:	Retail
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Bernard E. Kaiser III; Willis R. Smith; Clarence J. Cropper			Year Built/Renovated:	Various/N/A
				Size:	161,546 SF
Mortgage Rate:	4.370%			Cut-off Date Balance per Unit:	$134
Note Date:	3/10/2015			Maturity Date Balance per Unit:	$114
First Payment Date:	5/6/2015			Property Manager:	West Group Real Estate LLC
Maturity Date:	4/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,955,215
Seasoning:	0 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.40x
Additional Debt Type:	N/A			Most Recent NOI:	$1,939,096 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,978,781 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,935,701 (12/31/2012)
Reserves				Most Recent Occupancy(2):	92.6% (3/5/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.4% (12/31/2014)
RE Tax:	$0	$16,776	N/A	3rd Most Recent Occupancy:	92.0% (12/31/2013)
Insurance:	$26,578	$2,618	N/A	Appraised Value (as of):	$28,900,000 (12/18/2014)
Recurring Replacements:	$0	$3,318	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$200,000	$13,462	$485,000	Maturity Date LTV Ratio:	64.0%
Other(1):	$120,000	$28,543	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,675,000	100.0%	Loan Payoff:	$20,113,421	92.8%
			Reserves:	$346,578	1.6%
			Closing Costs:	$541,372	2.5%
			Return of Equity:	$673,629	3.1%
Total Sources:	$21,675,000	100.0%	Total Uses:	$21,675,000	100.0%

(1)
At closing, the Bowman Station and Chenal Place Shopping Center Borrower deposited $120,000 related to TI/LCs for the tenant Epoch Health Clinic. Additionally, the Bowman Station and Chenal Place Shopping Center Borrower is required to make monthly payments of $28,543 into a reserve for the first 12 months of the loan term to be used for costs associated with leasing the space currently occupied by Staples.

(2)
Most Recent Occupancy includes one tenant that has signed a lease but has not yet taken occupancy. Epoch Health Clinic has signed a lease and commenced paying rent for 6,473 SF, but has not yet taken occupancy of the related space. Epoch Health Clinic is expected to take occupancy by the end of May 2015. Excluding Epoch Health Clinic, the Bowman Station and Chenal Place Shopping Center Property was 88.6% occupied as of March 5, 2015.

The Mortgage Loan.  The twelfth largest mortgage loan (the “Bowman Station and Chenal Place Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,675,000 and is secured by a first priority fee mortgage encumbering two anchored retail properties located in Little Rock, Arkansas (together, the “Bowman Station and Chenal Place Shopping Center Property”). The previous loans secured by the Bowman Station and Chenal Place Shopping Center Property were included in the GMACC 2005-C1 transaction. The proceeds of the Bowman Station and Chenal Place Shopping Center Mortgage Loan were primarily used to refinance existing debt on the Bowman Station and Chenal Place Shopping Center Property, return equity to the Bowman Station and Chenal Place Shopping Center Borrower, pay closing costs and fund reserves.

The Borrower and the Sponsor.  The borrowers are Bowman Station Properties, LLC and Chenal Place Properties, LLC (collectively, the “Bowman Station and Chenal Place Shopping Center Borrower”), each a single-purpose Arkansas limited liability company. The sponsors and nonrecourse carve-out guarantors are Bernard E. Kaiser III, Willis R. Smith and Clarence J. Cropper. Bernard E. Kaiser III, Willis R. Smith and Clarence J. Cropper are the founders of West Group, LLC, a Little Rock-based privately held real estate investment firm. West Group, LLC was founded in 1996 and focuses primarily on planning, developing and managing retail properties in the greater Little Rock area.

The Property.  The Bowman Station and Chenal Place Shopping Center Property, located at 12305-12319 Chenal Parkway (such portion, the “Chenal Place Shopping Center Property”) and 801 and 1001 South Bowman Road (such portion, the “Bowman Station Shopping Center Property”), consists of two anchored retail properties totaling 161,546 SF leased to 19 tenants. The Chenal Place Shopping Center Property contains 480 surface parking spaces, while the Bowman Station Shopping Center Property contains 309 surface parking spaces. The Bowman Station and Chenal Place Shopping Center Property is accessible via Interstate 630 and Interstate 430. The Chenal Place Shopping Center Property is anchored by Bed Bath & Beyond and

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MSBAM 2015-C22	Bowman Station and Chenal Place Shopping Center

Staples, and located along a commercial corridor that includes Wal-Mart Supercenter, Sam’s Club, Target, Best Buy, Home Depot and other national retailers. The Bowman Station Shopping Center Property is anchored by Savers and shadow anchored by Wal-Mart Supercenter and Sam’s Club. The most recent large-scale retail development in the area, known as The Promenade at Chenal, an open-air, lifestyle/regional shopping center consisting of approximately 330,000 SF of retail space and an IMAX multi-screen movie theater, is located approximately three miles from the Bowman Station and Chenal Place Shopping Center Property.

Provided no Sweep Event Period (as defined below) has occurred or is continuing, the Bowman Station and Chenal Place Shopping Center Borrower may release one of the individual Bowman Station and Chenal Place Shopping Center Property, provided that, among other things, (i) the Bowman Station and Chenal Place Shopping Center Borrower will partially defease the loan in an amount equal to the greater of (x) if the first release property is (A) the Bowman Station Shopping Center Property, 115% of the loan amount allocated to the Bowman Station Shopping Center Property, as determined by the lender, or (B) the Chenal Place Shopping Center Property, 120% of the loan amount allocated to such release property, as determined by the lender, (ii) the loan-to-value ratio for the Bowman Station and Chenal Place Shopping Center Property immediately following such partial release is equal to or less than 75%, as determined by the lender, (iii) the debt service coverage ratio for the Bowman Station and Chenal Place Shopping Center Property immediately following such partial release is equal to or greater than 1.30x, as determined by the lender and (iv) the debt yield for the Bowman Station and Chenal Place Shopping Center Property immediately following such partial release is equal to or greater than 8.0%, as determined by the lender.

A “Sweep Event Period” will commence upon (i) the occurrence of an event of default under the Bowman Station and Chenal Place Shopping Center Loan and continue until such event of default is no longer continuing and (ii) the DSCR, calculated based on the trailing 12 calendar months, being less than 1.10x for either individual Bowman Station and Chenal Place Shopping Center Property and continue until the DSCR, calculated based on the trailing 12 calendar months, for two consecutive quarters thereafter is equal to or greater than 1.20x.

The table below summarizes the details of the two properties comprising the Bowman Station and Chenal Place Shopping Center Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	Area (SF)	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF
Chenal Place Shopping Center	$14,625,000	67%	Little Rock, AR	101,642	1999/N/A	95.6%	$19,500,000	$1,212,911
Bowman Station Shopping Center	$7,050,000	33%	Little Rock, AR	59,904	1990/N/A	87.5%	$9,400,000	$601,266
Total/Wtd. Avg.	$21,675,000	100%		161,546		92.6%	$28,900,000	$1,814,177

The following table presents a summary regarding major tenants at the Bowman Station and Chenal Place Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Bed Bath & Beyond	NR/Baa1/A-	37,813	23%	$404,599	19%	$10.70	1/31/2020
Savers	NR/NR/NR	28,098	17%	$280,980	14%	$10.00	3/31/2020
Staples	BBB-/Baa2/BBB-	24,049	15%	$312,637	15%	$13.00	2/29/2016
Guitar Center	NR/NR/NR	12,230	8%	$226,255	11%	$18.50	10/31/2022
Subtotal/Wtd. Avg.		102,190	63%	$1,224,471	59%	$11.98

Other Tenants(4)		47,408	29%	$855,716	41%	$18.05
Vacant Space		11,948	7%	$0	0%	$0.00
Total/Wtd. Avg.		161,546	100%	$2,080,187	100%	$13.91

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)
Other Tenants includes one tenant that has signed a lease but has not yet taken occupancy. Epoch Health Clinic has signed a lease and commenced paying rent for 6,473 SF, but has not yet taken occupancy of the related space. Epoch Health Clinic is expected to take occupancy by the end of May 2015. Excluding Epoch Health Clinic, the Bowman Station and Chenal Place Shopping Center Property was 88.6% occupied as of March 5, 2015.

The Market.  The Bowman Station and Chenal Place Shopping Center Property is located in Little Rock, Pulaski County, Arkansas, about eight miles from the Little Rock CBD. The Bowman Station and Chenal Place Shopping Center Property is situated in the West Little Rock submarket. 2014 population and median household income within a five-mile radius of the Bowman Station and Chenal Place Shopping Center Property were 115,046 people and $52,653, respectively. The appraisal noted a general submarket vacancy rate of 4.8% as of the third quarter of 2014.

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MSBAM 2015-C22	Bowman Station and Chenal Place Shopping Center

The following table reflects competitive retail properties in the submarket:

Competitive Property Summary(1)
Property Name	Address	Year Built	NRA (SF)	Occ.	Tenant Name	Lease Area	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF
Bowman Heights	301-303 South Bowman Road Little Rock, AR	1997	44,000	98%	Vacant - Offering K Oriental Store El Torito Chic Nails & Spa Quoted	860 3,650 1,100 2,027 ---	Dec-14 May-14 Oct-12 Jun-12 ---	3.0 5.0 3.0 3.0 ---	$17.00 $15.00 $16.75 $16.75 $17.00
Chenal Commons	12801 Chenal Parkway Little Rock, AR	1999	70,147	100%	Great Clips Salon Kirkland’s Elegant Nails Old Navy	1,100 9,604 1,000 15,378	Nov-12 Nov-10 Jan-06 Jan-04	10.0 10.0 10.0 11.5	$28.00 $20.00 $28.65 $13.00
Westchase Plaza	301 North Shackleford Road Little Rock, AR	1986	64,709	92%	Vacant - Offering Vapor Oasis Slim Chickens Merry Maids	4,972 1,200 2,752 1,195	Oct-14 May-14 Sep-13 Nov-12	3.0 3.0 5.0 3.0	$13.00 $13.00 $17.00 $13.00
Colonnade Shopping Center	315 North Bowman Road Little Rock, AR	1988	23,710	86%	Vacant (2 suites) - Offering Jordan Cooper Rogue Vapors Bruno’s Italian Bistro	3,350 1,500 1,500 3,200	Dec-14 Jul-13 Jul-13 Jul-12	3.0 5.0 2.0 5.0	$11.00 $14.00 $11.00 $13.13
The Promenade at Chenal	17711 Chenal Parkway Little Rock, AR	2008	237,492	87%	Dickinson Theatre Ya Ya’s Euro Bistro Ann Taylor Loft Bravo Cucina Apple Nike Local Lime GNC Boneheads	32,130 5,828 5,559 8,000 7,537 12,562 3,493 1,125 2,400	Jun-08 Feb-09 Mar-09 May-10 Sep-11 Oct-11 Oct-12 Feb-15 Feb-15	20.0 10.0 11.0 10.0 10.0 10.0 6.0 5.0 10.0	$21.88 $42.28 $23.00 $41.87 $31.84 $17.00 $24.00 $28.50 $33.50

(1)	Source: Appraisal.

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Bowman Station and Chenal Place Shopping Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	$2,026,538	$2,035,980	$2,090,049	$2,052,977	$2,351,335	$14.56
Total Recoveries	$295,977	$315,064	$313,198	$335,419	$348,599	$2.16
Other Income	$2,335	$619	$427	$1,005	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($276,743)	($1.71)
Effective Gross Income	$2,324,850	$2,351,663	$2,403,674	$2,389,402	$2,423,191	$15.00
Total Operating Expenses	$426,501	$415,961	$424,893	$450,305	$467,977	$2.90
Net Operating Income	$1,898,349	$1,935,701	$1,978,781	$1,939,096	$1,955,215	$12.10
Capital Expenditures	$0	$0	$0	$0	$39,810	$0.25
TI/LC	$0	$0	$0	$0	$101,227	$0.63
Net Cash Flow	$1,898,349	$1,935,701	$1,978,781	$1,939,096	$1,814,177	$11.23

Occupancy %	90.4%	93.3%	92.0%	95.4%	89.6%
NOI DSCR	1.46x	1.49x	1.52x	1.49x	1.51x
NCF DSCR	1.46x	1.49x	1.52x	1.49x	1.40x
NOI Debt Yield	8.8%	8.9%	9.1%	8.9%	9.0%
NCF Debt Yield	8.8%	8.9%	9.1%	8.9%	8.4%

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III-83

MSBAM 2015-C22	Doubletree by Hilton Hotel Chicago - Alsip

Mortgage Loan No. 13 – Doubletree by Hilton Hotel Chicago - Alsip

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,500,000			Location:	Alsip, IL 60803
Cut-off Date Balance:	$16,454,898			General Property Type:	Hospitality
% of Initial Pool Balance:	1.5%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Frank S. Allgauer; Robert J. Washlow			Year Built/Renovated:	1975/2009
Mortgage Rate:	4.570%			Size:	193 Rooms
Note Date:	1/6/2015			Cut-off Date Balance per Unit:	$85,259
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$69,444
Maturity Date:	2/1/2025			Property Manager:	Newtel Management, L.L.C.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,019,749
Seasoning:	2 months			UW NOI Debt Yield:	12.3%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	15.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.63x
Additional Debt Type:	N/A			Most Recent NOI:	$1,759,260 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,026,918 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,673,659 (12/31/2012)
Reserves				Most Recent Occupancy:	77.1% (10/31/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.5% (12/31/2013)
RE Tax:	$48,190	$48,190	N/A	3rd Most Recent Occupancy:	73.1% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$28,100,000 (12/1/2014)
Recurring Replacements:	$0	$24,080	N/A	Cut-off Date LTV Ratio:	58.6%
PIP Reserve:	$200,000	$0	N/A	Maturity Date LTV Ratio:	47.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,500,000	100.0%	Loan Payoff:	$11,820,902	71.6%
			Reserves:	$248,190	1.5%
			Closing Costs:	$641,284	3.9%
			Return of Equity:	$3,789,625	23.0%
Total Sources:	$16,500,000	100.0%	Total Uses:	$16,500,000	100.0%

The Mortgage Loan. The thirteenth largest loan (the “Doubletree by Hilton Hotel Chicago - Alsip Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,500,000, secured by a first priority fee mortgage on a hospitality property in Alsip, Illinois (the “Doubletree by Hilton Hotel Chicago - Alsip Property”). The proceeds of the Doubletree by Hilton Hotel Chicago - Alsip Mortgage Loan were used primarily to refinance a previously existing loan of $11,820,902 (including defeasance premiums and fees) secured by the Doubletree by Hilton Hotel Chicago - Alsip Property and return equity to the Doubletree by Hilton Hotel Chicago - Alsip Borrower. The previous loan was included in the CD 2006-CD3 transaction.

The Borrower and the Sponsor.  The borrower is Alsip Hospitality of Delaware, LLC (the “Doubletree by Hilton Hotel Chicago - Alsip Borrower”), a single-purpose Delaware limited liability company. The Doubletree by Hilton Hotel Chicago - Alsip Borrower is majority owned and controlled by Frank S. Allgauer and Robert J. Washlow. Mr. Allgauer is currently a member of the Hilton Owner’s board that makes policy and sets brand standards. Mr. Allgauer and Mr. Washlow are the nonrecourse carve-out guarantors.

The Property.  The Doubletree by Hilton Hotel Chicago - Alsip Property is a five-story, 193 room (91 king rooms and 102 double/double rooms) full service hotel in Alsip, Illinois, approximately 20 miles south of downtown Chicago. The Doubletree by Hilton Hotel Chicago - Alsip Property was constructed in 1975 as a Holiday Inn, was purchased by the loan sponsors and converted to a Radisson in 1996, and then converted to a Doubletree in 2004, with a franchise agreement currently scheduled to expire on June 30, 2016. There is a planned 15-year franchise extension period conditioned on agreement to, but not prior completion of, certain property improvements as discussed below. Since 1996, approximately $12.7 million of capital expenses has been invested in the Doubletree by Hilton Hotel Chicago - Alsip Property. A property improvement program and FF&E upgrade (“PIP/FF&E””) is scheduled over the 18-36 month period following October 27, 2014, with a budget of approximately $1.258 million. The PIP/FF&E work is currently in process. In addition to on-going FF&E reserve collections, a $200,000 PIP reserve was established at closing and can be utilized toward the planned PIP expenditures after the Doubletree by Hilton Hotel Chicago - Alsip Borrower has spent at least $300,000 unassociated with any lender held reserves and any amounts held in the FF&E reserve. In addition, the nonrecourse carve-out guarantors have provided a full PIP guaranty of completion.

In addition to approximately 18,432 SF in meeting space, hotel amenities include a 70-seat restaurant, a 50-seat lounge, an indoor swimming pool, a fitness room, a business center and high speed internet access. As of 2013, demand at the Doubletree by Hilton Hotel Chicago - Alsip Property is approximately 35% commercial, 30% meeting and group, 30% leisure and 5% extended stay.

III-84

MSBAM 2015-C22	Doubletree by Hilton Hotel Chicago - Alsip

2014 Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Doubletree by Hilton Hotel Chicago - Alsip			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	60.7%	$103.04	$62.53	71.5%	$108.82	$77.80	117.8%	105.6%	124.4%
2013	60.9%	$104.35	$63.50	74.6%	$114.63	$85.56	122.6%	109.9%	134.7%
2014	69.0%	$103.57	$71.43	77.3%	$116.92	$90.35	112.0%	112.9%	126.5%

Source: Industry Report

The Market.  The Doubletree by Hilton Hotel Chicago - Alsip Property is located in Alsip, Cook County, Illinois, approximately 20 miles south of downtown Chicago at the intersection of I-294 and West 127th Street, and approximately 9 miles south of Chicago Midway Airport. Demand is generated by numerous companies with a presence in the area. The appraiser does not note any new direct competition currently coming on line.

Competitive properties to the Doubletree by Hilton Hotel Chicago - Alsip Property are shown in the table below:

Competitive Property Summary
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Extended Stay	Est. 2013 Occupancy	Est. 2013 ADR	Est. 2013 RevPAR
Holiday Inn Matteson Conference Center	202	30%	35%	30%	5%	56%	$104.00	$58.24
Hilton Chicago Oak Lawn	184	40%	20%	35%	5%	65%	$116.00	$75.40
Comfort Inn Southwest Orland Park	159	25%	50%	20%	5%	61%	$94.00	$57.34
Holiday Inn Express Crestwood	123	45%	5%	45%	5%	67%	$96.00	$64.32
Baymont Alsip	100	40%	5%	45%	10%	58%	$92.00	$53.36
Holiday Inn Chicago Tinley Park	202	20%	55%	20%	5%	63%	$113.00	$71.19

Source: Appraisal

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Doubletree by Hilton Hotel Chicago - Alsip Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	UW	UW per Room
Occupancy	62.7%	63.4%	68.1%	73.1%	75.5%	78.0%	77.1%
ADR	$101.17	$99.07	$99.73	$106.36	$112.72	$116.00	$116.22
RevPAR	$63.40	$62.85	$67.94	$77.74	$85.09	$90.45	$89.61

Rooms Revenue	$4,466,598	$4,427,894	$4,785,636	$5,490,928	$5,993,941	$6,354,863	$6,313,974	$32,715
Food & Beverage	$2,939,816	$2,956,631	$3,009,318	$3,220,180	$3,059,033	$3,027,033	$3,015,762	$15,626
Other Income	$102,409	$75,814	$74,553	$65,750	$50,703	$60,145	$60,799	$315
Total Revenue	$7,508,823	$7,460,339	$7,869,507	$8,776,858	$9,103,677	$9,442,041	$9,390,535	$48,656
Total Expenses	$6,770,741	$6,617,800	$6,808,891	$7,103,199	$7,076,759	$7,682,781	$7,370,786	$38,191
Net Op. Income	$738,082	$842,539	$1,060,616	$1,673,659	$2,026,918	$1,759,260	$2,019,749	$10,465
FF&E	$0	$0	$0	$0	$0	$0	$375,621	$1,946
Net Cash Flow	$738,082	$842,539	$1,060,616	$1,673,659	$2,026,918	$1,759,260	$1,644,128	$8,519

NOI DSCR	0.73x	0.83x	1.05x	1.65x	2.00x	1.74x	2.00x
NCF DSCR	0.73x	0.83x	1.05x	1.65x	2.00x	1.74x	1.63x
NOI Debt Yield	4.5%	5.1%	6.4%	10.2%	12.3%	10.7%	12.3%
NCF Debt Yield	4.5%	5.1%	6.4%	10.2%	12.3%	10.7%	10.0%

III-85

MSBAM 2015-C22	St. Anthony Healthplex South

Mortgage Loan No. 14 – St. Anthony Healthplex South

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,875,000			Location:	Oklahoma City, OK 73170
Cut-off Date Balance:	$15,875,000			General Property Type:	Office
% of Initial Pool Balance:	1.4%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	G. David Neff, Jr.; D. Darin Miller			Year Built/Renovated:	2012/N/A
Mortgage Rate:	4.740%			Size:	52,795 SF
Note Date:	10/21/2014			Cut-off Date Balance per Unit:	$301
First Payment Date:	12/1/2014			Maturity Date Balance per Unit:	$265
Maturity Date:	11/1/2024			Property Manager:	Commercial Realty Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,319,465
Seasoning:	5 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NOI Debt Yield at Maturity:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI:	$1,248,277 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,308,605 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$999,283 (12/31/2012)
Reserves				Most Recent Occupancy:	78.6% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.6% (12/31/2013)
RE Tax:	$11,014	$1,224	N/A	3rd Most Recent Occupancy:	72.0% (12/31/2012)
Insurance:	$42,803	$3,891	N/A	Appraised Value (as of):	$21,900,000 (9/15/2014)
Recurring Replacements:	$0	$440	N/A	Cut-off Date LTV Ratio:	72.5%
TI/LC:	$0	$3,035	N/A	Maturity Date LTV Ratio:	63.9%
Other(1):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,875,000	100.0%	Loan Payoff:	$12,026,639	75.8%
			Reserves:	$53,817	0.3%
			Closing Costs:	$660,758	4.2%
			Return of Equity:	$3,133,787	19.7%
Total Sources:	$15,875,000	100.0%	Total Uses:	$15,875,000	100.0%

(1)
On or prior to January 31, 2020 (the SSM Health Care of Oklahoma, Inc. initial lease expiration date), the St. Anthony Healthplex South Borrower will either (i) deposit to an SSM TI Reserve Account $1,500,000 in the form of either cash or a letter of credit, (ii) provide evidence that the St. Anthony Healthplex South Borrower has obtained the SSM TI Preferred Equity Financing resulting in a net amount of additional capital for the St. Anthony Healthplex South Borrower of not less than $1,500,000, which shall be restricted to use solely for the satisfaction of the SSM TI Obligations or (iii) deposit all excess cash with the lender to be held as additional collateral for the St. Anthony Healthplex South Mortgage Loan.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “St. Anthony Healthplex South Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $15,875,000 and is secured by a first priority fee mortgage encumbering a medical office building located in Oklahoma City, OK (the “St. Anthony Healthplex South Property”). The proceeds of the St. Anthony Healthplex South Mortgage Loan were primarily used to refinance a loan of approximately $12,026,639 secured by the St. Anthony Healthplex South Property and to return equity to the related borrower.

The Borrower and the Sponsor.  The borrower is TWODSVENTURE2, LLC (the “St. Anthony Healthplex South Borrower”), a single-purpose Oklahoma limited liability company. The St. Anthony Healthplex South Mortgage Loan sponsors are G. David Neff, Jr. and D. Darin Miller, who co-founded Miller Neff Development (“MN”). MN funds, develops and owns healthcare facilities and commercial office buildings in the United States. Darin Miller is the founder and CEO of Miller Architects Inc. and has over 25 years of experience in healthcare design and construction having completed over 300 projects across the United States. David Neff is the founder of Ancon Development Corporation and, in the last four years, has sold over 20 office buildings and built four medical office buildings.

The Property.  The St. Anthony Healthplex South Property consists of a three-story, class “A” medical office building (“MOB”) constructed in 2012 as one part of the four St. Anthony Medical campuses and is located on an 8.00-acre parcel on the east side of Tulsa Avenue just southeast of the intersection of IH-44 and SW 134th Street, approximately six miles west of Moore and four miles south of the Will Rogers Airport. SSM Health Care of Oklahoma, Inc., a Catholic, not-for-profit health care provider, is the largest tenant (37,996 SF and 93% of underwritten base rent) and leases the emergency room (“ER”) hospital and 2nd floor of the MOB space under a lease expiring on January 31, 2022 with four five-year renewal options. The lease provides for a current total rental rate of approximately $34.80 PSF with rent adjustments capped at of 2.5% per year. The ER portion operates under license of St. Anthony Hospital located just north of downtown Oklahoma City. The St. Anthony Healthplex South Borrower has agreed to spend approximately $1,500,000 in tenant improvements upon renewal of the SSM Health Care of Oklahoma, Inc. lease in 2022. Oklahoma Sports & Orthopedics Institute, a sports treatment provider, is the second largest tenant (3,513 SF and 7% of underwritten base rent) and leases the 3rd floor

III-86

MSBAM 2015-C22	St. Anthony Healthplex South

MOB space under a lease expiring on February 28, 2020 with one five-year renewal option. The lease provides for a current base rental rate of $26.26 PSF, which is scheduled to increase to $28.99 by February 1, 2019. The St. Anthony Healthplex South Property has 220 surface parking spaces (approximately 4.17 spaces per 1,000 SF).

The following table presents a summary of the tenants at the St. Anthony Healthplex South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
SSM Health Care of Oklahoma, Inc.	NR/NR/A+	37,996	72%	$1,322,261	93%	$34.80	1/31/2022
Oklahoma Sports & Orthopedics Institute	NR/NR/NR	3,513	7%	$92,271	7%	$26.27	2/28/2020
Subtotal/Wtd. Avg.		41,509	79%	$1,414,532	100%	$34.08

Vacant Space		11,286	21%	$0	0%	$0.00
Total/Wtd. Avg.		52,795	100%	$1,414,532	100%	$34.08

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market.  The St. Anthony Healthplex South Property is located in Oklahoma City, Cleveland County, Oklahoma. The Oklahoma City market has a total of 1,974,127 SF of medical office with an overall vacancy rate of 5.9% and an average rental rate of $18.40 PSF. The 2014 estimated population within a one-, three- and five-mile radius, was 275, 18,971 and 83,767, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius, was $75,085, $76,208 and $58,213, respectively.

The following table presents a summary regarding comparable hospital rentals to the St. Anthony Healthplex South Property:

Directly Competitive Hospital Buildings Summary
Property Name	Address	Year Built	Stories	SF	Lease Start	Term (Mos.)	Rent PSF (NNN)	Parking Ratio
St. Anthony Healthplex East	3400 S. Douglas Blvd. Oklahoma City, OK	2012	3	37,996	Jan-12	121	$31.26	4.2/1,000
St. Anthony Healthplex North	2000 W. Memorial Rd. Oklahoma City, OK	2015	3	67,717	Jan-15	120	$34.19	2.4/1,000
St. Anthony Healthplex West	900 SW. 74th St. Mustang, OK	2015	3	58,500	Jan-15	120	$33.89	2.0/1,000

Source: Appraisal

The following table presents a summary regarding comparable MOB rentals to the St. Anthony Healthplex South Property:

Directly Competitive MOB Buildings Summary
Property Name	Address	Year Built	Stories	SF	Lease Start	Term (Mos.)	Rent PSF (Full Service)	Parking Ratio
Water Oak Medical Center	10914 Hefner Pointe Dr. Oklahoma City, OK	2001	3	3,250 5,600	Oct-12 Jul-14	36 84	$22.00 $20.00	4.4/1,000
St. Anthony Healthplex East	3400 S. Douglas Blvd. Oklahoma City, OK	2012	3	3,513 2,193	May-14 Jun-14	60 36	$26.00 $21.89	4.2/1,000

Source: Appraisal

III-87

MSBAM 2015-C22	St. Anthony Healthplex South

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten cash flow at the St. Anthony Healthplex South Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	$1,104,455	$1,363,979	$1,304,841	$1,696,682	$32.14
Expense Reimbursements	N/A	$70,489	$180,147	$177,131	$171,918	$3.26
CAM Reimbursement	N/A	$0	$0	$0	$0	$0.00
Other Income	N/A	$0	$4,931	$5,334	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($282,150)	(15.1%)
Effective Gross Income	N/A	$1,174,944	$1,549,057	$1,487,306	$1,586,450	$30.05
Total Operating Expenses	N/A	$175,661	$240,452	$239,029	$266,985	$5.06
Net Operating Income	N/A	$999,283	$1,308,605	$1,248,277	$1,319,465	$24.99
Capital Expenditures	N/A	$0	$0	$0	$5,280	$0.10
TI/LC	N/A	$0	$0	$0	$36,500	$0.69
Net Cash Flow	N/A	$999,283	$1,308,605	$1,248,277	$1,277,685	$24.20

Occupancy	N/A	72.0%	78.6%	78.6%(1)	84.9%
NOI DSCR	N/A	1.01x	1.32x	1.26x	1.33x
NCF DSCR	N/A	1.01x	1.32x	1.26x	1.29x
NOI Debt Yield	N/A	6.3%	8.2%	7.9%	8.3%
NCF Debt Yield	N/A	6.3%	8.2%	7.9%	8.0%

(1)	Information is based on the St. Anthony Healthplex South Borrower rent roll dated February 28, 2015.

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III-89

MSBAM 2015-C22	Marriott Hotel Visalia

Mortgage Loan No. 15 – Marriott Hotel Visalia

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,700,000			Location:	Visalia, CA 93291
Cut-off Date Balance:	$14,700,000			General Property Type:	Hospitality
% of Initial Pool Balance:	1.3%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Amar Shokeen			Year Built/Renovated:	1990/2006
Mortgage Rate:	4.464%			Size:	195 Rooms
Note Date:	3/12/2015			Cut-off Date Balance per Unit:	$75,385
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$61,027
Maturity Date:	4/1/2025			Property Manager:	Welcome Group Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,769,067
Seasoning:	0 months			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	14.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.61x
Additional Debt Type:	N/A			Most Recent NOI:	$1,792,654 (2/28/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,807,996 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,796,342 (12/31/2013)
Reserves				Most Recent Occupancy:	73.2% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.1% (12/31/2013)
RE Tax:	$0	$13,471	N/A	3rd Most Recent Occupancy:	67.4% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(2):	$20,950,000 (1/9/2017)
Recurring Replacements(1):	$0	$28,000	N/A	Cut-off Date LTV Ratio(2):	70.2%
PIP(2):	$1,780,600	$0	N/A	Maturity Date LTV Ratio(2):	56.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,700,000	76.2%	Purchase Price:	$17,250,000	89.4%
Borrower Equity:	$4,601,620	23.8%	Reserves:	$1,780,600	9.2%
			Closing Costs:	$271,020	1.4%
Total Sources:	$19,301,620	100.0%	Total Uses:	$19,301,620	100.0%

(1)	The FF&E monthly payment amount will be adjusted annually.

(2)
The appraised value represents the “Prospective upon Completion & Stabilization” value, which is dependent on a stabilized occupancy and the completion over the next 18 months of a property improvement plan for which $1,780,600 was reserved at origination. The “as is” appraised value as of January 9, 2015 is $17,250,000, which would result in a Cut-off Date LTV Ratio of 85.2%.

The Mortgage Loan.  The fifteenth largest mortgage loan (the “Marriott Hotel Visalia Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,700,000, secured by a first priority fee mortgage encumbering a full service hospitality property located in Visalia, California (the “Marriott Hotel Visalia Property”). The proceeds of the Marriott Hotel Visalia Mortgage Loan were used to finance the acquisition of the Marriott Hotel Visalia Property for a purchase price of approximately $17.3 million.

The Borrower and the Sponsor.  The borrower is Hotel Circle GL Holding LLC (the “Marriott Hotel Visalia Borrower”), a single-purpose Delaware limited liability company. The Marriott Hotel Visalia Borrower is indirectly wholly owned by Amar Shokeen. Amar Shokeen is the nonrecourse carve-out guarantor and sponsor. Amar Shokeen is an experienced real estate investor with a focus on hospitality and the founder and chief executive officer of RJT Compuquest, Inc., an enterprise resource planning and information technology consulting services provider, and founder and president of the Welcome Group Management LLC, the Marriott Hotel Visalia Property manager, which currently owns and manages seven hotel properties, located in five states: three in California, one in Massachusetts, one in Connecticut, one in Indiana and one in Virginia.

The Property.  The Marriott Hotel Visalia Property is an eight-story, 195-room full service hospitality property built in 1990 in conjunction with the expansion of the Visalia Convention Center. With 114,000 SF of gross meeting space and 49,500 SF of exhibit and meeting space, the Visalia Convention Center is a complementary facility to the Marriott Hotel Visalia Property. In 2006, the Marriott Hotel Visalia Property was converted to a Marriott from a Radisson hotel through an approximate $6,250,000 property improvement plan. The Marriott Hotel Visalia Property is currently undergoing the first phase of another property improvement plan expected to be completed over the next 18 months for which $1,780,600 has been reserved. The Marriott Hotel Visalia Property is centrally located in the downtown area of the city of Visalia and just north of Highway 198, approximately 35 miles northeast from the Sequoia and Kings Canyon National parks. The Marriott Hotel Visalia Property has a guest room configuration that consists of 89 standard king rooms, 99 standard double rooms, one two-bedroom suite, five one-bedroom suites and a presidential suite. Amenities at the Marriott Hotel Visalia Property include approximately 5,018 SF of meeting space, an on-site restaurant and lounge, outdoor heated pool and spa, fitness room and business center. The Marriott Hotel Visalia Property carries a Marriott International, Inc. flag under a franchise agreement that runs through January 12, 2027.

III-90

MSBAM 2015-C22	Marriott Hotel Visalia

Marriott Hotel Visalia Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott Hotel Visalia Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	55.2%	$77.98	$43.03	61.5%	$107.67	$66.20	111.4%	138.1%	153.8%
2010	55.5%	$74.83	$41.50	64.3%	$105.35	$67.77	116.0%	140.8%	163.3%
2011	58.9%	$75.56	$44.52	65.3%	$109.79	$71.75	110.9%	145.3%	161.1%
2012	58.9%	$76.55	$45.06	67.4%	$108.56	$73.12	114.4%	141.8%	162.3%
2013	62.1%	$78.83	$48.92	71.1%	$113.23	$80.55	114.6%	143.6%	164.7%
2/28/2015 TTM	69.5%	$80.88	$56.24	73.2%	$118.25	$86.61	105.3%	146.2%	154.0%

Source: Industry Report

The Market.  The Marriott Hotel Visalia Property is located in Visalia, within Tulare County, California. Hotel demand for the neighborhood is primarily generated by business and group travelers (approximately 45% and 20%, respectively, of the competitive set demand) who desire full-service hotel amenities and easy convenience to the Visalia Convention Center. Leisure demand (approximately 33% of the competitive set demand) is also generated by visitors to Sequoia and Kings Canyon National Parks. Government comprises approximately 2% of the competitive set demand.

The city of Visalia is located in the west central portion of Tulare County and as the largest city and county seat, is considered to be the cultural, economic and commercial hub of the county. The five largest employers in Visalia are County of Tulare (approximately 3,200 employees), Visalia Unified School District (approximately 2,130 employees), Kaweah Delta District Hospital (approximately 2,000 employees), College of Sequoias (approximately 1,106 employees) and Nash De Camp (approximately 800 employees). The 2014 estimated population within a one-, three- and five-mile radius of the Marriott Hotel Visalia Property was 14,060, 105,611 and 144,114, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius, was $44,114, $62,314 and $66,326, respectively.

Competitive properties to the Marriott Hotel Visalia Property are shown in the table below:

Competitive Property Summary
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Government %	2014 Occupancy	2014 ADR	2014 RevPAR
Marriott Hotel Visalia Property	195	55%	22%	21%	2%	74%	$118.54	$87.58
Holiday Inn Visalia	256	45%	25%	28%	2%	64%	$95.00	$60.80
Fairfield Inn Visalia	63	35%	10%	53%	2%	75%	$107.00	$80.25
Hampton Inn Visalia	88	35%	10%	53%	2%	76%	$108.00	$82.08
Comfort Inn Visalia	64	25%	8%	65%	2%	75%	$90.00	$67.50
Best Western Town & Country	93	25%	10%	63%	2%	68%	$85.00	$57.80
Marriott Bakersfield Convention Ctr.	259	55%	22%	21%	2%	79%	$98.00	$77.42
Radisson Fresno Conference Ctr.	197	45%	25%	28%	2%	69%	$95.00	$65.55
Total/Wtd. Avg.	1,215	45%	20%	33%	2%	72%	$100.23	$72.08

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Marriott Hotel Visalia Property:

Cash Flow Analysis
	2012	2013	2014	2/28/2015 TTM	UW	UW per Room
Occupancy(1)	67.4%	71.1%	73.9%	73.2%	73.2%
ADR(1)	$108.56	$113.23	$117.10	$118.25	$119.88
RevPAR(1)	$73.12	$80.55	$86.53	$86.61	$87.75

Rooms Revenue	$5,290,710	$5,800,089	$6,233,350	$6,244,952	$6,244,952	$32,025
Food and Beverage	$1,580,263	$2,069,861	$1,945,732	$1,998,197	$1,998,197	$10,247
Other Income	$177,249	$149,475	$140,103	$140,591	$145,722	$747
Total Revenue	$7,048,222	$8,019,425	$8,319,185	$8,383,740	$8,388,871	$43,020
Total Expenses	$5,523,170	$6,223,083	$6,511,189	$6,591,086	$6,619,804	$33,948
Net Op. Income	$1,525,052	$1,796,342	$1,807,996	$1,792,654	$1,769,067	$9,072
FF&E	$0	$0	$0	$0	$335,555	$1,721
Net Cash Flow	$1,525,052	$1,796,342	$1,807,996	$1,792,654	$1,433,512	$7,351

NOI DSCR	1.71x	2.02x	2.03x	2.01x	1.99x
NCF DSCR	1.71x	2.02x	2.03x	2.01x	1.61x
NOI Debt Yield	10.4%	12.2%	12.3%	12.2%	12.0%
NCF Debt Yield	10.4%	12.2%	12.3%	12.2%	9.8%

(1)	Sourced from Industry Report

III-91

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APPENDIX IV

FORM OF DISTRIBUTION DATE STATEMENT

IV-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Exchangeable Class Detail	4
	Reconciliation Detail	5
	Other Required Information	6
	Cash Reconciliation Detail	7
	Current Mortgage Loan and Property Stratification Tables	8-10
	Mortgage Loan Detail	11
	NOI Detail	12
	Principal Prepayment Detail	13
	Historical Detail	14
	Delinquency Loan Detail	15
	Specially Serviced Loan Detail	16-17
	Advance Summary	18
	Modified Loan Detail	19
	Historical Liquidated Loan Detail	20
	Historical Bond / Collateral Loss Reconciliation	21
	Interest Shortfall Reconciliation Detail	22-23
	Defeased Loan Detail	24
	Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Trust Advisor
Morgan Stanley Capital I Inc. 1585 Broadway New York, NY 10036 Contact: General Information Number Phone Number: (212) 761-4000	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Park Bridge Lender Services LLC 560 Lexington Avenue, 17th Floor New York, NY 10022 Contact: David Rodgers Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class PST, please refer to page 4.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PST)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PST)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PST)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PST Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PST		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount
		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Property Type (1)							State (1)
Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Seasoning
Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							Anticipated Remaining Term (ARD and Balloon Loans)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

Remaining Amortization Term (ARD and Balloon Loans)
							Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)
Totals

Note Rate
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)
Totals

Remaining Stated Term (Fully Amortizing Loans)
							Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals
Totals
See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Age of Most Recent NOI							Debt Service Coverage Ratio (3)
Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

(1) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the  extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The DSCRs reported by the Master Servicer may be based on a period of less than 12 months. Regardless, DSCRs are normalized based on the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement. The Certificate Administrator makes no representations as to the accuracy of the data provided by the borrower for this calculation.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Bank of America Merrill Lynch Trust Commercial Mortgage Pass-Through Certificates Series 2015-C22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	5/15/15
		Record Date:	4/30/15
		Determination Date:	5/11/15

Supplemental Reporting

Other Disclosable Special Servicer Fees

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APPENDIX V

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are set forth in Appendix VI attached to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Appendix V will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the applicable mortgage loan purchase agreement or the Pooling and Servicing Agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the Issuing Entity, on the other.  Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)      Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)      Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)      Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)      Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)      Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Appendix VI attached to this free writing prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-Off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)      Junior Liens.  It being understood that B Notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-Off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Appendix VI attached to this free writing prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)      Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)      UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date.  To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation.  As of the date of origination and to Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan.  As of the date of origination and to Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)    No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)    Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)    Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)    REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Certain Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business.  To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)    Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)    Local Law Compliance.  To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan.  The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)    Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)    Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Appendix VI attached to this free writing prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Appendix I to this free writing prospectus or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)    Ground Leases.  For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related

Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)      The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing.  The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting.  The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Appendix V.

(37)    No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Appendix V.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor.  An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)    Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this free writing prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)    Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)    Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)    Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Trust, except as set forth on Schedule 2-B of Exhibit 2 to the applicable Mortgage Loan Purchase Agreement.

(44)    Advance of Funds by Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)    Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

APPENDIX VI

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
1	300 South Riverside Plaza Fee	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage also secures one additional promissory note: promissory note A-2 in the original principal amount of $67,000,000.
2	Waterfront at Port Chester	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage also secures one additional promissory note: promissory note A-2 in the original principal amount of $53,500,000.
3	Hilton Garden Inn W 54th Street	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage also secures three additional promissory notes: promissory note A-1, promissory note A-3 and promissory note B, which have a combined outstanding balance of $100,000,000.
8	555 11th Street NW	(1) Whole Loan; Ownership of Mortgage Loans
The related Mortgage also secures four additional promissory notes: promissory note A-1A, promissory note A2, promissory note A3 and promissory note B, which have a combined outstanding balance of $147,000,000.

1	300 South Riverside Plaza Fee	(5) Lien; Valid Assignment
There is an encumbrance that would be prior to the lien of the related Mortgage. The related Mortgagor’s fee interest in the Mortgaged Property is encumbered by a Ground Lease and the Mortgage is subordinate to the Ground Lease.

1	300 South Riverside Plaza Fee	(6) Permitted Liens; Title Insurance
There is an encumbrance that would be prior to the lien of the related Mortgage. The related Mortgagor’s fee interest in the Mortgaged Property is encumbered by a Ground Lease and the Mortgage is subordinate to the Ground Lease.

63	Windmill & Rainbow Portfolio	(6) Permitted Liens; Title Insurance
The South Rainbow Square Mortgaged Property is subject to a ground lease and easement associated with a cell phone tower site covering approximately 740 square feet of the Mortgaged Property.  Mortgagor’s position is that this ground lease was terminated by a foreclosure action prior to Mortgagor acquiring the Mortgaged Property and has initiated a quiet title action regarding the ground lease.

1	300 South Riverside Plaza Fee	(26) Recourse Obligations
The Mortgage Loan documents (1) contain provisions providing for recourse against the Mortgagor or guarantor for written misrepresentation, and (ii) contain provisions providing for recourse against the Mortgagor or guarantor for material breaches of environmental covenants in the Mortgage Loan documents.

3	Hilton Garden Inn W 54th Street	(26) Recourse Obligations
The Mortgage Loan documents (1) contain provisions providing for recourse against the Mortgagor or guarantor for voluntary transfers of the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents for actual losses only, (2) contain provisions providing for recourse against the Mortgagor or guarantor for willful misconduct only if it is material, and (3) do not contain provisions providing for recourse against the Mortgagor or guarantor for commission of material physical waste at the Mortgaged Property.

8	555 11th Street NW	(29) Acts of Terrorism Exclusion	There is a terrorism insurance premium cap in an amount equal to $240,000.
49	Walgreens - Marina del Rey	(29) Acts of Terrorism Exclusion
There is a terrorism insurance premium cap in an amount equal to $0.15 per $100 of total insurable value for the building and loss of income. Terrorism coverage may be provided on a stand-alone basis with an annual aggregate limit and deductible not to exceed $1,000,000.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
20	Pine Ridge Apartments	(31) Single-Purpose Entity
The related Mortgage requires the Mortgagor to be a Single-Purpose Entity, however, the organizational documents of the Mortgagor do not provide that the Mortgagor is a Single-Purpose Entity.  Instead, the Mortgagor is a single-asset entity.  The organizational documents permit the Mortgagor to: (i) amend its organizational documents without the lender’s consent, (ii) have additional unsecured debt to affiliates of Mortgagor for cash management purposes and also an unsecured debt to affiliates of Mortgagor up to $2,500,000, and (iii) commingle funds with affiliates of Mortgagor.

51 70	Walgreens - Pickerington, OH Walgreens - Harvard, IL	(39) Organization of Mortgagor	The Mortgagors for the two (2) Mortgage Loans are Affiliates.
1	300 South Riverside Plaza Fee	(43) Cross-Collateralization	The related Mortgage also secures one additional promissory note: promissory note A-2 in the original principal amount of $67,000,000.
2	Waterfront at Port Chester	(43) Cross-Collateralization	The related Mortgage also secures one additional promissory note: promissory note A-2 in the original principal amount of $53,500,000.
3	Hilton Garden Inn W 54th Street	(43) Cross-Collateralization	The related Mortgage also secures three additional promissory notes: promissory note A-1, promissory note A-3 and promissory note B, which have a combined outstanding balance of $100,000,000.
8	555 11th Street NW	(43) Cross-Collateralization
The related Mortgage also secures four additional promissory notes: promissory note A-1A, promissory note A2, promissory note A3 and promissory note B, which have a combined outstanding balance of $147,000,000.

Bank of America, National Association Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
71 76 77	Rite Aid - Canonsburg, PA Rite Aid - Lansdale, PA Rite Aid - Midland, MI	(6) Permitted Liens; Title Insurance
The sole tenant, Rite Aid has a right of first refusal to purchase the Mortgaged Property should the borrower receive a bona fide offer from a third party to purchase the Mortgaged Property, however, such right of first refusal does not apply in the case of a foreclosure sale or deed-in-lieu of foreclosure with respect to the Mortgaged Property.

75	Walgreens - Lebanon, IN	(6) Permitted Liens; Title Insurance
The sole tenant, Walgreens has a right of first refusal to purchase the Mortgaged Property should the borrower receive a bona fide offer from a third party to purchase the Mortgaged Property, however, such right of first refusal does not apply in the case of a foreclosure sale or deed-in-lieu of foreclosure with respect to the Mortgaged Property

37	Towamencin Corporate Center	(16) Insurance	The related Mortgage Loan documents do not specify that the replacement value does not include a deduction for physical depreciation.
5	Hilton Houston Westchase	(16) Insurance
The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the outstanding principal balance of the related Mortgage Loan or (ii) $2,262,500.

7 14	Harrison Creek Apartments St. Anthony Healthplex South	(16) Insurance
The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the outstanding principal balance of the related Mortgage Loan or (ii) $1,000,000.

7 58	Harrison Creek Apartments Sunrise Lake Village	(16) Insurance
The related Mortgage Loan documents provide that the required insurance policies may be provided by a syndicate of insurers through which (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the Certificates), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the Certificates), with no carrier below “BBB”.

15 30 32 34 36 43 53 55 68
Marriott Hotel Visalia

North Canyon Village

Santa Ana Plaza

Orangethorpe Plaza

Beach Boulevard Self Storage

Meridian Gateway

Holiday Inn Express - Otay Mesa

Woodland Heights Apartments

McGees Self Storage Sherman Oaks
(16) Insurance
If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

71 76 77	Rite Aid - Canonsburg, PA Rite Aid - Lansdale, PA Rite Aid - Midland, MI	(16) Insurance	The sole tenant, Rite Aid, self-insures all coverage.
75	Walgreens - Lebanon, IN	(16) Insurance	The sole tenant, Walgreens, self-insures all coverage.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
43	Meridian Gateway	(24) Local Law Compliance	The related Mortgaged Property is legal non-conforming as to parking and density, however, such Mortgaged Property is grandfathered with respect to parking and density.
5, 7, 11, 14, 15, 25, 29, 30, 31, 32, 34, 36, 37, 40, 42, 43, 53, 55, 56, 58, 62, 66, 68, 71, 73, 74, 75, 76 and 77	All BANA Mortgage Loans	(26) Recourse Obligations
The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

5	Hilton Houston Westchase	(26) Recourse Obligations
The related Mortgage Loan documents provide for recourse liability caused by the related borrower’s intentional (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; or (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default).

32	Santa Ana Plaza	(27) Mortgage Releases
The related Mortgage Loan documents permit the release of a specified parcel permitted referred to as the “Release Parcel” at the related Mortgaged Property from the lien of the related Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the Mortgage Loan documents, including, but not limited to: (a) no event of default has occurred and is continuing; (b) delivery of a REMIC opinion; (c) a loan-to-value ratio of no greater than 60%; (d) a payment of $1,386,000 (which equals 120% of the allocated loan amount for such Release Parcel); (e) after giving effect to the release of the Release Parcel, a debt service coverage ratio of not less than the greater of (A) the debt service coverage ratio for the twelve (12) calendar months preceding the release (including the cash flow from the related Mortgaged Property subject to the release), and the debt service coverage ratio determined on the related Mortgage Loan origination date; and (f) after giving effect to release of the Release Parcel, the debt yield of not less than the greater of (A) the debt yield immediately preceding the release (including the cash flow from the related Mortgaged Property subject to the release), and (B) the debt yield determined by lender on the related Mortgage Loan origination date.

15 30 32 34 36 43 53 55 68
Marriott Hotel Visalia

North Canyon Village

Santa Ana Plaza

Orangethorpe Plaza

Beach Boulevard Self Storage

Meridian Gateway

Holiday Inn Express Otay - Mesa

Woodland Heights Apartments

McGees Self Storage Sherman Oaks
(29) Acts of Terrorism Exclusion
If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

71 76 77	Rite Aid - Canonsburg, PA Rite Aid - Lansdale, PA Rite Aid - Midland, MI	(29) Acts of Terrorism Exclusion	The sole tenant, Rite Aid, self-insures all coverage.
75	Walgreens - Lebanon, IN	(29) Acts of Terrorism Exclusion	The sole tenant, Walgreens, self-insures all coverage.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
11 14 29 36 37 40 42 56 66 68 71 73 75 76 77
Oliveira Plaza

St. Anthony Healthplex South

Stratford Apartments

Beach Boulevard Self Storage

Towamencin Corporate Center

Holiday Inn Express & Suites Detroit
North

Twin Creek Plaza

Delk Road Self Storage

Westwood Commons Food Lion

McGees Self Storage Sherman Oaks

Rite Aid - Canonsburg, PA

Jenah Plaza

Walgreens - Lebanon, IN

Rite Aid - Lansdale, PA

Rite Aid - Midland, MI

(31) Single-Purpose Entity
Borrower is a recycled Single-Purpose Entity, however, the related Borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carevout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

11	Oliveira Plaza	(31) Single-Purpose Entity
The related Mortgage Loan has a Cut-off Date Principal Balance in excess of $20,000,000, however, no counsel’s opinion regarding non-consolidation of the Mortgagor was obtained with respect to closing of the Mortgage Loan.

71 76	Rite Aid - Canonsburg, PA Rite Aid – Lansdale, PA	(39) Organization of Mortgagor	The borrower in the other Mortgage Loan listed in the exception has common ownership with the related borrower.

CIBC Inc. Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
18	Saucon Valley Plaza	(5) Lien; Valid Assignment
If the related Mortgagor desires to sell the related Mortgaged Property then the related Mortgagor is obligated under its lease with Avantor Performance Minerals, Inc. (“Avantor”), the largest tenant at the related Mortgaged Property, to offer Avantor the right to purchase the related Mortgaged Property on financial terms acceptable to the related Mortgagor and Avantor in their sole discretion.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, and the terms of the related Lease, Avantor agreed that such right of first refusal shall not apply to (among other things) any transfer of the Mortgaged Property to the holder of the Mortgage Loan by foreclosure or deed in lieu thereof.

23	Pathmark – Linden	(5) Lien; Valid Assignment
If the related Mortgagor desires to sell the related Mortgaged Property then the related Mortgagor is obligated under its lease with A&P Real Property, LLC (“A&P”), the sole tenant at the related Mortgaged Property, to offer A&P the right to purchase the related Mortgaged Property on business terms acceptable to the related Mortgagor.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, and the terms of the related Lease, A&P agreed that such right of first refusal shall not apply to (among other things) any transfer of the Mortgaged Property to the holder of the Mortgage Loan by foreclosure or deed in lieu thereof.

26	Walgreens - Clifton Park, NY	(5) Lien; Valid Assignment
Walgreens Eastern Co., Inc., the sole tenant at the related Mortgaged Property, has a right of first refusal to purchase the related Mortgage Property upon the terms and conditions set forth in any offer to purchase received by the Mortgagor from a third party.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, such tenant agreed that such right of first refusal shall not apply to any transfer of the related Mortgaged Property to the holder of the Mortgage Loan or any other party by foreclosure or deed in lieu thereof.

18	Saucon Valley Plaza	(6) Permitted Liens; Title Insurance
If the related Mortgagor desires to sell the related Mortgaged Property then the related Mortgagor is obligated under its lease with Avantor Performance Minerals, Inc. (“Avantor”), the largest tenant at the related Mortgaged Property, to offer Avantor the right to purchase the related Mortgaged Property on financial terms acceptable to the related Mortgagor and Avantor in their sole discretion.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, and the terms of the related Lease, Avantor agreed that such right of first refusal shall not apply to (among other things) any transfer of the Mortgaged Property to the holder of the Mortgage Loan by foreclosure or deed in lieu thereof.

23	Pathmark – Linden	(6) Permitted Liens; Title Insurance
If the related Mortgagor desires to sell the related Mortgaged Property then the related Mortgagor is obligated under its lease with A&P Real Property, LLC (“A&P”), the sole tenant at the related Mortgaged Property, to offer A&P the right to purchase the related Mortgaged Property on business terms acceptable to the related Mortgagor.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, and the terms of the related Lease, A&P agreed that such right of first refusal shall not apply to (among other things) any transfer of the Mortgaged Property to the holder of the Mortgage Loan by foreclosure or deed in lieu thereof.

26	Walgreens - Clifton Park, NY	(6) Permitted Liens; Title Insurance
Walgreens Eastern Co., Inc., the sole tenant at the related Mortgaged Property, has a right of first refusal to purchase the related Mortgage Property upon the terms and conditions set forth in any offer to purchase received by the Mortgagor from a third party.  Pursuant to a subordination agreement obtained in connection with the related Mortgage Loan, such tenant agreed that such right of first refusal shall not apply to any transfer of the related Mortgaged Property to the holder of the Mortgage Loan or any other party by foreclosure or deed in lieu thereof.

4	Dallas Marriott Las Colinas	(10) Condition of Property
The property condition assessment for the related Mortgaged Property identified deferred maintenance items having an estimated cost for completion of $10,050.  The related Mortgage Loan documents do not require a reserve or holdback for those costs, but the related Mortgagor is required to complete the identified deferred maintenance items within 180 days after origination of the Mortgage Loan.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
23	Pathmark – Linden	(10) Condition of Property
The property condition assessment for the related Mortgaged Property identified deferred maintenance items having an estimated cost for completion of $36,000.  A&P Real Property, LLC (“A&P”), the sole tenant at the related Mortgaged Property, is (pursuant to its lease) responsible for all the maintenance items noted in such assessment.  The related Mortgage Loan documents do not require a reserve or holdback for those costs, but the related Mortgagor is required to cause A&P to complete the identified deferred maintenance items within 180 days after origination of the Mortgage Loan.

48	200-220 Trotters Way	(10) Condition of Property
The property condition assessment for the related Mortgaged Property identified deferred maintenance items having an estimated cost for completion of $15,000.  The related Mortgage Loan documents do not require a reserve or holdback for those costs, but the related Mortgagor is required to complete the identified deferred maintenance items within 180 days after origination of the Mortgage Loan.

4	Dallas Marriott Las Colinas	(16) Insurance
With respect to property insurance and liability insurance, the Mortgage Loan documents permit a deductible for such coverages in an amount equal to $100,000.  The amount of such deductibles may be considered higher than customary.

26	Walgreens - Clifton Park, NY	(16) Insurance
With respect to property insurance, the Mortgage Loan documents provide that if (i) the lease of the related Mortgaged Property to Walgreens Eastern Co., Inc. in place as of the origination of such Mortgage Loan remains full force and effect, (ii) no default (beyond any applicable notice and cure period) has occurred and is continuing under such Lease, and (iii) the tenant under such lease maintains an investment-grade rating (as more fully specified in such Mortgage Loan documents), then such tenant may self-insure in accordance with the provisions of the related lease.  Notwithstanding the foregoing, such tenant currently maintains an insurance policy in accordance with the related lease, which provides for, among other things, a deductible for property insurance coverages in an amount equal to $100,000.  The amount of such deductible may be considered higher than customary.

27	Shopper’s World Outlots	(16) Insurance
With respect to property insurance, the Mortgage Loan documents permit a deductible for such coverages in an amount equal to $50,000.  The amount of such deductible may be considered higher than customary.

50	Williamsburg Square Apartments	(16) Insurance
With respect to insurance for windstorm and/or windstorm-related perils, the related Mortgage Loan documents permit a deductible for such coverages in an amount equal to one percent (1%) of the insured value of the related Mortgaged Property.  The amount of such deductible may be considered higher than customary.

60	Center at South Shore Harbour	(16) Insurance
With respect to insurance for windstorm and/or windstorm-related perils, the related Mortgage Loan documents permit a deductible for such coverages in an amount equal to five percent (5%) of the insured value of the related Mortgaged Property.  The amount of such deductible may be considered higher than customary.

4	Dallas Marriott Las Colinas	(24) Local Law Compliance
According to a zoning report obtained by the Seller, under applicable law the related Mortgaged Property is required to have 452 parking spaces.  According to the survey obtained by the Seller in connection with the origination of the related Mortgage Loan; the Mortgaged Property is currently striped for 445 spaces.  The Mortgagor delivered a survey from 2005, which indicated that the Mortgaged Property contained 454 spaces as of the date of such survey.  The Mortgagor also provided a Site Plan showing a recommendation stamp by the City of Irving Planning and Zoning Commission (January 24, 2000) and an approval stamp by the City of Irving City Council (undated), and indicating that the Mortgaged Property was planned to accommodate 453 spaces.  The related Mortgagor has also represented in the related Mortgage Loan documents that the related Mortgaged Property contains enough physical space to accommodate 452 parking spaces and has agreed to re-stripe the parking areas if specifically ordered to do so by a local authority.  Law and ordinance coverage has been obtained by the Mortgagor for the Mortgaged Property.

64	Hawkins Point Townhomes	(24) Local Law Compliance
According to a zoning report obtained by the Seller, the current use of the related Mortgaged Property is a legal non-conforming use because multifamily use is not permitted in the applicable district under local zoning regulations.  The related Mortgagor obtained both law and ordinance insurance and a Zoning Protector Policy issued by Lexington Insurance Company.  In the event of a casualty, if the related Mortgaged Property cannot be repaired or reconstructed to the same legal non-conforming use, the Zoning Protector Policy will provide coverage for the difference between (1) the outstanding principal balance of the related Mortgage Loan plus accrued and unpaid interest at a non-default rate, and (2) the sum of (i) the greater of $2,250,000.00 and the proceeds under the property insurance required to be maintained by the Mortgagor, and (ii) the appraised value of the land at the time of the casualty.

APPENDIX I ID#	Mortgage Loan	Representation	Exception
38	Dover II Shopping Center	(26) Recourse Obligations
Recourse shall not be available for either of the following:

(1) With respect to voluntary transfers of the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the related Mortgage Loan documents, full recourse shall not be available as a result of an encumbrance or other transfer without lender consent if (a) any resulting default is cured within applicable grace or cure periods set forth in the Mortgage Loan documents, provided, that recourse is available to the extent of any losses or damages resulting from such impermissible transfer prior to the cure thereof, or (b) such encumbrance or transfer results from an action directed or required by order of a court or other governmental authority (unless such direction or requirement results from a proceeding initiated by a “Recourse Party” (as defined in the related Mortgage Loan documents, which includes the related Mortgagor, guarantor and any Person under the control of such guarantor or acting at the direction of any of the foregoing), provided, that said encumbrance or transfer is not made to secure obligations entered into in violation of the Mortgage Loan documents), or (c) such transfer is pursuant to judicial sale, trustee’s sale, execution or deed-in-lieu thereof with respect to the Mortgage Loan, or (d) such transfer is a lease (other than a lease of all or substantially all of the related Mortgaged Property, which lease is not for occupancy by such lessee); and

(2) with respect to misappropriation, recourse shall not be available as a result of the application of rents, security deposits, insurance proceeds or condemnation awards in accordance with the order of a court or other governmental authority (unless such direction or requirement results from a proceeding initiated by a Recourse Party).

48	200-220 Trotters Way	(26) Recourse Obligations
With respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate three (3) years after payment in full of such Mortgage Loan if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the Property meeting criteria set forth in such Mortgage Loan documents, and there exists no condition or matter with respect to the Property for which the holder of the Mortgage Loan is entitled to be indemnified under such indemnity.

9	Columbus Commons	(31) Single-Purpose Entity
Prior to origination of the Mortgage Loan, the related Mortgagor owned (and, on December 3, 2003, conveyed) an adjacent parcel (the “Previously Owned Property”) containing approximately 0.045 acres.  The related Mortgage Loan documents require the Mortgagor to comply with single-purpose entity covenants on a going-forward basis.

28	Cathedral Village Shopping Center	(34) Ground Leases
This Mortgage Loan is secured by a subleasehold mortgage, encumbering the related Mortgagor’s estate under a ground sublease (the “Sublease”).  The lessor under such Sublease is the lessee under a lease (the “Master Ground Lease”) of a parcel containing approximately forty acres, of which the related Mortgaged Property is a part; the other portions of the parcel demised by the Master Ground Lease are demised to parties other than the related Mortgagor.

As to the representations in Section 34(b), while each of such representations are true, correct and complete in all material respects with respect to the Sublease, the Master Ground Lease (a) permits modification of the Master Lease without an encumbrancer’s consent to the extent that such modification does not (i) limit or impair the rights of the sublessee under any approved sublease (which includes the Sublease) or (ii) adversely affect such encumbrancer (which includes the holder of the related Mortgage Loan) and (b) provides than any termination of the Master Ground Lease shall not limit or impair the rights of the sublessee under an approved sublease (which includes the Sublease) and that such approved sublease will survive any termination of the Master Ground Lease.

As to the representations in Section 34(e), since the Mortgage and related mortgagee received the prior approval of the Bureau of Indian Affairs, on behalf of the owner of the fee interest encumbered by the Master Ground Lease, the related Mortgagor’s  interest in the Sublease may be transferred by a foreclosure of the related Mortgage.  However, any future assignment of the Sublease by a purchaser at foreclosure, and any future encumbrance of the Sublease, requires the consent of the Bureau of Indian Affairs on behalf of the owner of such fee interest.

As to the representations in Section 34(i), the related Mortgagor is only permitted to enter into space leases of the related Mortgaged Property without the consent of the lessee under the Master Ground Lease (which lessee is an entity under common control with the Mortgagor as of the origination of the related Mortgage Loan) if such space lease is on the form lease previously approved by Master Lessee, without material modification.  Any such space lease approved (or deemed approved) by the lessee

APPENDIX I ID#	Mortgage Loan	Representation	Exception
under the Master Ground lease would survive any termination of the Sublease. Moreover, the lessee under the Master Ground Lease has agreed to waive such lease approval rights during any period that the Mortgaged Property is in receivership or held by Lender or its designee pursuant to a foreclosure or a deed in lieu.
28 57	Cathedral Village Shopping Center Newhall Shopping Center	(39) Organization of Mortgagor	The Mortgagors under each of these Mortgage Loans are affiliated entities.

Starwood Mortgage Funding III LLC Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
65	Walgreens Hammerly Boulevard	(16) Insurance
The Mortgaged Property is not currently covered by business interruption or rental loss insurance and, pursuant to the related Mortgage Loan documents, is not required to be covered by such insurance so long as (i) the sole lease at the Mortgaged Property (the “Lease”) remains in full force and effect and there has been no default by the related tenant, Walgreen Co. (“Walgreens”), past any applicable notice and/or cure period, (ii) either (a) Walgreens has no offset, abatement or other right to reduce rent for a period of at least twelve (12) months following the occurrence of a casualty (including, without limitation, Walgreens’s option to terminate the Lease upon the occurrence of certain casualties during the two (2) year period prior to the scheduled expiration of the term of the Lease or any extension thereof (a “Termination Option Period”)) or (b) prior to the commencement of any Termination Option Period, the Mortgagor has deposited with the related lender an amount equal to the amount of basic rent payable by Walgreens under the Lease during the following twelve (12) months and (iii) Walgreens has not terminated or provided notice of its intent to terminate the Lease.

The Lease provides that Walgreens may (a) pay abated rent from the commencement of the thirteenth month following a casualty until the completion of the related restoration and (b) solely with respect to damage or destruction amounting to at least twenty-five percent (25%) of the Mortgaged Property and occurring no more than two (2) years prior to the expiration of the term of the Lease or any of Walgreens’s termination options, terminate the Lease.  Walgreens holds termination options effective in March 2022 and every five years thereafter throughout the term of the Lease.

The Mortgagor will be required within thirty (30) days after rent loss and/or business interruption insurance becomes required under the Mortgage Loan documents to provide evidence satisfactory to the related lender that such insurance is in place.  The Mortgage Loan documents provide for full springing recourse to the Mortgagor and the related guarantor in the event that the Mortgagor fails to obtain such insurance within thirty (30) days of receipt of notice of Walgreens’s intent to terminate the Lease.

24	Nashville Storage Portfolio	(24) Local Law Compliance
The Lebanon Self Storage Mortgaged Property is legal non-conforming as to use.  The legal use of such Mortgaged Property may lapse if such use is discontinued for a period of thirty (30) continuous months.  The Mortgage Loan documents provide for full springing recourse to the Mortgagor and the related guarantor in the event the legal use of such Mortgaged Property lapses following a casualty, unless the Mortgagor obtains a variance or other lawful exemption from applicable zoning laws as soon as reasonably possible with diligent efforts after the occurrence of such casualty.

12	Bowman Station and Chenal Place Shopping Center	(31) Single-Purpose Entity	A counsel’s opinion regarding non-consolidation of the Mortgagors was not delivered in connection with the Mortgage Loan.

APPENDIX VII

CLASS A-SB PLANNED PRINCIPAL BALANCE

Month	Balance ($)	Month	Balance ($)	Month	Balance($)
0	84,700,000.00	40	84,700,000.00	80	53,043,427.59
1	84,700,000.00	41	84,700,000.00	81	51,737,895.70
2	84,700,000.00	42	84,700,000.00	82	47,374,653.95
3	84,700,000.00	43	84,700,000.00	83	45,830,133.88
4	84,700,000.00	44	84,700,000.00	84	44,514,485.83
5	84,700,000.00	45	84,700,000.00	85	43,116,084.49
6	84,700,000.00	46	84,700,000.00	86	41,790,346.79
7	84,700,000.00	47	84,700,000.00	87	40,382,144.80
8	84,700,000.00	48	84,700,000.00	88	39,046,243.15
9	84,700,000.00	49	84,700,000.00	89	37,705,376.26
10	84,700,000.00	50	84,700,000.00	90	36,282,478.43
11	84,700,000.00	51	84,700,000.00	91	34,931,336.18
12	84,700,000.00	52	84,700,000.00	92	33,498,457.29
13	84,700,000.00	53	84,700,000.00	93	32,136,964.00
14	84,700,000.00	54	84,700,000.00	94	30,770,409.86
15	84,700,000.00	55	84,700,000.00	95	29,170,129.62
16	84,700,000.00	56	84,700,000.00	96	27,792,538.77
17	84,700,000.00	57	84,700,000.00	97	26,333,968.82
18	84,700,000.00	58	84,700,000.00	98	24,945,832.09
19	84,700,000.00	59	84,700,000.00	99	23,477,018.31
20	84,700,000.00	60	84,690,541.92	100	22,078,258.01
21	84,700,000.00	61	83,389,670.08	101	20,674,297.60
22	84,700,000.00	62	82,166,760.25	102	19,190,113.37
23	84,700,000.00	63	80,856,800.33	103	17,775,412.84
24	84,700,000.00	64	79,624,465.50	104	16,280,796.11
25	84,700,000.00	65	78,387,546.45	105	14,855,276.34
26	84,700,000.00	66	77,063,978.52	106	13,424,456.47
27	84,700,000.00	67	75,817,531.20	107	11,840,047.47
28	84,700,000.00	68	74,484,707.88	108	10,398,011.31
29	84,700,000.00	69	73,228,662.04	109	8,876,841.87
30	84,700,000.00	70	71,967,943.31	110	7,423,785.07
31	84,700,000.00	71	70,458,703.48	111	5,891,910.63
32	84,700,000.00	72	69,187,670.09	112	4,427,751.99
33	84,700,000.00	73	67,830,964.81	113	2,958,148.83
34	84,700,000.00	74	66,550,151.60	114	1,410,201.95
35	84,700,000.00	75	65,183,946.58
36	84,700,000.00	76	63,893,281.44	115 and
37	84,700,000.00	77	62,597,813.92	thereafter	0.00
38	84,700,000.00	78	61,217,374.26
39	84,700,000.00	79	54,422,931.39

VII-1

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EXHIBIT A

PROSPECTUS

A-1

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Morgan Stanley Capital I Inc., Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

We are Morgan Stanley Capital I Inc., the depositor with respect to each series of offered certificates.  We intend to periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.  The issuing entity for each series of offered certificates will be a New York common law trust formed by us.  We may offer certificates through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Plan of Distribution.”

Each trust fund will consist primarily of one or more segregated pools of:

(1)	multifamily and/or commercial mortgage loans;

(2)	commercial mortgage pass-through certificates or other commercial mortgage backed securities;

(3)	direct obligations of the United States or other governmental agencies; or

(4)	any combination of the above.

The certificates of any series may consist of one or more classes.  A given class may:

●	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

●	be senior or subordinate to one or more other classes in respect of distributions;

●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

●	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

●	provide for sequential distributions of principal; or

●	provide for distributions based on a combination of any of the above characteristics.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page 9 in this prospectus and on page S-41 of the related prospectus supplement.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets.  In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, and identify the applicable lead or managing underwriter(s) (if any), together with information regarding the relevant underwriting arrangements and the underwriters’ compensation, and the sponsor or sponsors for the subject securitization transaction.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates of each series will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

MORGAN STANLEY

The date of this Prospectus is October 1, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

●	the timing of interest and principal payments;

●	applicable interest rates;

●	information about the trust fund’s assets;

●	information about any credit support or cash flow agreement;

●	the rating for each class of certificates;

●	information regarding the nature of any subordination;

●	any circumstance in which the trust fund may be subject to early termination;

●	whether any elections will be made to treat the trust fund or a designated portion thereof as a “real estate mortgage investment conduit” for federal income tax purposes;

●	the aggregate principal amount of each class of certificates;

●	information regarding any master servicer or special servicer and certain subservicers;

●	the price to the public for each class of offered certificates, or the method for determining that price;

●	the applicable lead or managing underwriter(s), if any, together with information regarding the relevant underwriting arrangements and the underwriters’ compensation;

●	the sponsor or sponsors for the subject securitization transaction; and

●	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley Capital I Inc.  Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- ii -

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN		The Trustee	79
THIS PROSPECTUS AND THE ACCOMPANYING		Duties of the Trustee	79
PROSPECTUS SUPPLEMENT	ii	Matters Regarding the Trustee	80
SUMMARY OF PROSPECTUS	1	Resignation and Removal of the Trustee	80
RISK FACTORS	9	Additional Parties to the Agreements	80
DESCRIPTION OF THE TRUST FUNDS	48	DESCRIPTION OF CREDIT SUPPORT	80
Assets	48	General	80
Mortgage Loans	48	Subordinate Certificates	81
Loan Combinations	51	Cross-support Provisions	81
Commercial Mortgage Backed Securities	52	Insurance or Guarantees for the Mortgage Loans	81
Acquisition, Removal and Substitution of Mortgage		Letter of Credit	81
Assets	53	Insurance Policies and Surety Bonds	81
Government Securities	54	Reserve Funds	82
Accounts	55	Credit Support for CMBS	82
Credit Support	55	LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE
Cash Flow Agreements	55	LEASES	82
USE OF PROCEEDS	55	General	82
YIELD CONSIDERATIONS	55	Types of Mortgage Instruments	82
General	55	Interest in Real Property	83
Pass-through Rate	55	Leases and Rents	83
Timing of Payment of Interest	56	Personalty	83
Payments of Principal; Prepayments	56	Foreclosure	84
Prepayments—Maturity and Weighted Average Life	57	Bankruptcy Laws	87
Other Factors Affecting Weighted Average Life	57	Junior Mortgages; Rights of Senior Lenders or
THE DEPOSITOR	58	Beneficiaries	89
THE SPONSOR	58	Environmental Legislation	90
General	58	Due-on-Sale and Due-on-Encumbrance	92
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND		Subordinate Financing	92
ORIGINATORS	58	Default Interest, Prepayment Premiums and
DESCRIPTION OF THE CERTIFICATES	59	Prepayments	92
General	59	Acceleration on Default	92
Distributions	59	Applicability of Usury Laws	93
Available Distribution Amount	60	Laws and Regulations; Types of Mortgaged
Distributions of Interest on the Certificates	60	Properties	93
Determination of Interest Rates	61	Americans With Disabilities Act	93
Distributions of Principal of the Certificates	64	Servicemembers Civil Relief Act	93
Components	64	Forfeitures in Drug, RICO and Patriot Act
Distributions on the Certificates of Prepayment		Proceedings	94
Premiums or in Respect of Equity Participations	64	FEDERAL INCOME TAX CONSEQUENCES	94
Allocation of Losses and Shortfalls	64	General	94
Advances	64	REMICs	94
Reports to Certificateholders	65	Prohibited Transactions and Other Taxes	104
Termination	65	Liquidation and Termination	104
Book-Entry Registration and Definitive Certificates	65	Administrative Matters	105
Exchangeable Certificates	66	Tax Exempt Investors	105
DESCRIPTION OF THE AGREEMENTS	68	Residual Certificate Payments—Non-U.S. Persons	105
Assignment of Assets; Repurchases	68	Tax Related Restrictions on Transfers of REMIC
Representations and Warranties; Repurchases	69	Residual Certificates	105
Certificate Account and Other Collection Accounts	70	Grantor Trust Funds	107
Collection and Other Servicing Procedures	72	Taxation of Classes of Exchangeable Certificates	113
Subservicers	73	STATE AND LOCAL TAX CONSIDERATIONS	113
Special Servicers	73	ERISA CONSIDERATIONS	114
Realization Upon Defaulted Mortgage Loans	73	General	114
Hazard Insurance Policies	75	Prohibited Transactions	114
Rental Interruption Insurance Policy	76	Review by Plan Fiduciaries	115
Fidelity Bonds and Errors and Omissions Insurance	76	LEGAL INVESTMENT	116
Due-on-Sale and Due-on-Encumbrance Provisions	76	PLAN OF DISTRIBUTION	117
Retained Interest; Servicing Compensation and		LEGAL MATTERS	118
Payment of Expenses	76	FINANCIAL INFORMATION	118
Evidence as to Compliance	77	RATING	118
Matters Regarding a Master Servicer, a Special		INCORPORATION OF INFORMATION BY REFERENCE	118
Servicer and the Depositor	77	GLOSSARY OF TERMS	120
Servicer Termination Events	78
Rights Upon Servicer Termination Events	78
Amendment	79

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1) multifamily and/or commercial mortgage loans;

(2) commercial mortgage pass-through certificates or other commercial mortgage backed securities;

(3) direct obligations of the United States or other governmental agencies; or

(4) any combination of 1-3 above.

As to some or all of the mortgage loans, each trust fund may also include assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

● cash or permitted investments;

● insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing; and/or

● guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer
Each master servicer, if any, for each series of certificates, in addition to the duties of and compensation payable to that master servicer, will be described in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Subservicer
Each subservicer for each series of certificates that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with the depositor, the issuing entity or any sponsor for the subject securitization transaction, or (b) services 10% or more of the related mortgage assets, by balance, will be named in the related prospectus supplement. A subservicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer
Each special servicer, if any, for each series of certificates (or the circumstances in accordance with which a special servicer will be appointed), in addition to the duties of and compensation payable to that special servicer, will be described in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc., a certificateholder or another party to the pooling and servicing agreement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will organize and initiate the issuance of a series of certificates and will sell mortgage loans, directly or indirectly, to the depositor. If specified in the related prospectus supplement, a sponsor may be Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by one or more entities other than the related sponsor and/or its affiliates, the prospectus supplement will identify any such originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets		Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A	Mortgage Assets	The mortgage loans and the commercial mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

		●	multifamily and/or commercial mortgage loans;

		●	commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by mortgage loans; or

		●	a combination of mortgage loans and commercial mortgage backed securities.

Following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, the trust assets with respect to a series of offered certificates will also include real property and other collateral for defaulted mortgage loans.

In addition to the asset classes described above in this “—Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

The mortgage loans will not be guaranteed or insured by:

		●	Morgan Stanley Capital I Inc. or any of its affiliates; or

		●	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

		●	rental or cooperatively-owned buildings with multiple dwelling units;

		●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

		●	office buildings;

		●	hospitality properties;

		●	casino properties;

		●	health care-related facilities;

		●	industrial facilities;

		●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

		●	restaurants, taverns and other establishments involved in the food and beverage industry;

		●	manufactured housing communities, mobile home parks and recreational vehicle parks;

		●	recreational and resort properties;

		●	arenas and stadiums;

		●	churches and other religious facilities;

		●	parking lots and garages;

		●	mixed use properties;

		●	other income-producing properties; and/or

		●	unimproved land.

Generally, the mortgage loans:

		●	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

		●	will have original terms to maturity of not more than 40 years; and

		●	will be originated by persons other than Morgan Stanley Capital I Inc.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Each mortgage loan may provide for the following payment terms:

●
Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

		●	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

		●	Each mortgage loan may provide for negative amortization or accelerated amortization.

		●	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

		●	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

●
Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

B	Government Securities
If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

C	Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations, or other permitted investments.

D	Credit Support
If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and commercial mortgage backed securities.

This protection may be provided by one or more of the following means:

		●	subordination of one or more other classes of certificates,

		●	cross-support provisions,

		●	loan insurance policies or guarantees,

		●	letters of credit,

		●	certificate insurance policies or surety bonds,

		●	reserve fund or funds, or

		●	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those commercial mortgage backed securities.

E	Cash Flow Agreements
If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

		●	interest rate exchange or interest rate swap agreements,

		●	interest rate cap, floor or collar agreements,

		●	currency exchange or swap agreements, or

●
other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or commercial mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those commercial mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Agreements—Assignment of Assets—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated or may deem it advisable, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset. See “Description of the Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or commercial mortgage-backed securities that—

(1) conform to the description of mortgage assets in this prospectus, and

(2) satisfy the criteria set forth in the related prospectus supplement.

Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates. Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

Characteristics of the Offered Certificates	Each series of certificates will have the following characteristics:

	●	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

	●	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

	●	each series of certificates will include one or more classes of certificates;

	●	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

	●	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

		●	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

A	Interest
Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

		●	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

		●	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

B	Principal
The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

●
will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

		●	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

		●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

		●	property protection expenses,

		●	other servicing expenses, or

		●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Certificates—Advances.”.

The master servicer:

		●	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

		●	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes commercial mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those commercial mortgage backed securities.

Termination
The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

●
optional early termination where a party identified in the prospectus supplement, which may be the master servicer or the special servicer, could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

●
termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates		If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates		The certificates of each series will constitute either:

		●	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit—known as a REMIC—under Sections 860A through 860G of the Internal Revenue Code; or

		●	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

A	REMIC
The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

		●	may not be offset by any losses from other activities of the holder of those certificates;

●
may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

		●	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

		●	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

		●	“real estate assets” within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

B	Grantor Trust
If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.  If the trust fund is a grantor trust, you will generally be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund, but if the related prospectus  so specifies, you will be treated as an owner of only certain designated mortgages, securities, assets or portions thereof.  In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review “Federal Income Tax Consequences” in this prospectus and the related prospectus supplement.

ERISA Considerations
If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended—also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

		●	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code; and

		●	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment
The related prospectus supplement will specify whether any classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating
At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the mortgage loans being faster, or the severity of losses on the mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include commercial mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the mortgage loans can affect your yield.  In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

●	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

●	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

●	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency engaged to rate classes of a particular series will determine the amount, type and nature of credit support required for that series.  This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

●
We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

●	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

●
We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value

If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value.  Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	the lack of any operating history in the case of a newly built or renovated mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	the dependence upon a single tenant or a concentration of tenants in a particular business or industry;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do so file, that they will continue to make rental payments in a timely manner.

Section 365(e) of the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, but the federal bankruptcy code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection).  Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease.  The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, an assignee of the lease may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Master Leases and Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in the local, regional or national economy;

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws;

●	potential environmental or other legal liabilities;

●	proximity and attractiveness of, and construction of, competing properties;

●	convertibility of a property to an alternative use; and

●	any increases in operating costs or capital expenditures needed to maintain the properties or make improvements.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007.  The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The long run effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions.  There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

(1)	availability of labor services,

(2)	proximity to supply sources and customers, and

(3)	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

(1)	ceiling heights,

(2)	column spacing,

(3)	number and depth of loading bays,

(4)	divisibility,

(5)	floor loading capacities,

(6)	truck turning radius,

(7)	overall functionality, and

(8)	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

(1)	adversely affect the nature of the business, or

(2)	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park.  As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level.  For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park.  In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.  However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

You Should Consider The Number Of Mortgage Loans In The Pool

Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in a trust fund containing more mortgage loans.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loans, may own other property that is not part of the collateral for the related mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial condition, and thus its ability to pay amounts due and owing under the subject mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if a mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

The organizational documents of a borrower may also require that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009),  notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  The United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that twenty (20) property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the federal bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief, and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one (1) to four (4) years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to such borrower, and the rights of creditors of such borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the federal bankruptcy code.  We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection and to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease or another document specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the master servicer or special servicer on behalf of the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

(1)	was insolvent at the time of granting the lien,

(2)	was rendered insolvent by the granting of the lien,

(3)	was left with inadequate capital, or

(4)	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear.  If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

●	Some courts may consider the prepayment premium to be usurious.

●	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

●
Although the collateral substitution provisions related to defeasance are not supposed to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure—Anti-Deficiency Legislation.”

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans secured by mortgaged properties that are subject to leases will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents” and “—Bankruptcy Laws.”

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans

If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages.  In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan.  If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Legal Aspects of the Mortgage Loans and the Leases—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt and Preferred Equity May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

In addition, a sole tenant may be allowed to provide self-insurance against risks.  Although such tenants are typically required to meet certain requirements in order to self-insure, there can be no assurance that any such tenant will have sufficient funds to cover the related mortgaged property’s insurable risks.  Accordingly, under such circumstances, proceeds may be insufficient to repay the related mortgage loan, which may adversely affect payments on your certificates.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking, height and set back requirements.  Accordingly, the improvements on the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to continue the non-conforming use or rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the legal non-conforming use were to be discontinued or the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with Applicable Laws and Regulations May Be Expensive

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property (e.g., zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities).  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact a borrower’s cash flow and, consequently, its ability to pay its mortgage loan.  There can be no assurance that the owner will have sufficient funds to cover any such costs.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates

In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals.  This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans.  In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower.  This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

●	there may not be a secondary market for the certificates;

●	there will be no obligation on the part of anyone to establish a secondary market;

●
if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated.  Lack of liquidity could result in a substantial decrease in the market value of your certificates;

●	the market value of your certificates will fluctuate with changes in interest rates;

●
the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

●	furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class;

●	certificateholders have no redemption rights; and

●	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,

●
investors’ perceptions regarding credit, liquidity and the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets, and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust; (b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●
the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you will not be recognized by the trustee as a certificateholder;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by the Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan.  A grantor trust and a REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by IRS, eases the tax requirements for a servicer to modify a commercial or multi-family mortgage loan held in a grantor trust or REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if a servicer or special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan and likewise on one or more classes of Certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction”.  If the value of the properties securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict a special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which the mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of offered Certificates.

You should consider the possible impact on your investment of any existing grantor trust or REMIC restrictions as well as any potential changes to the grantor trust or REMIC rules.

Changes in Tax Law; No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

Although no withholding tax is currently imposed on the interest or principal payments made to Certificates held by Non-U.S. persons that provide the appropriate forms and documentation to the trustee and with respect to which holders the interest on the Certificate is “portfolio interest,” there can be no assurance that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates would not in the future become subject to withholding taxes.  To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates there will be no obligation to make any “gross-up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of Certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” and “Federal Income Tax Consequences—Grantor Trust Funds-Single Class of Grantor Trust Certificates—Original Issue Discount,”  herein.

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

Capitalized terms are defined in the “Glossary of Terms” beginning on page 120.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund.  The primary assets of each trust fund will include:

●	multifamily mortgage loans, commercial mortgage loans or both;

●
commercial mortgage pass-through certificates or other commercial mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

●
direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

●	a combination of mortgage loans, commercial mortgage backed securities and government securities.

In addition to the asset classes described above in this “—Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

Neither the mortgage loans nor the commercial mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.  If so specified in the related prospectus supplement, the mortgage loans or commercial mortgage backed securities may be insured or guaranteed by an entity specified therein.  Otherwise, such mortgage loans or commercial mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person.  Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or commercial mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the commercial mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc.  If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.  However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.  The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.  Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors.  The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement.  Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc.  The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc.  Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases.  To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties.  Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.”  Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans.  In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.  If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee.  In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan.  To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan.  In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed.  As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition.  Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans.  The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.  The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default.  Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan.  The “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.  “Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate.  Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.  See “—Leases” above.

The duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.  However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property.  Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio.  For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates.  Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

●	the recent resale value of comparable properties at the date of the appraisal;

●	the cost of replacing the property;

●	a projection of value based upon the property’s projected net cash flow; or

●	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value;

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

●	more than one of the appraisal methods may be used and each may produce significantly different results; and

●	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans.  See “Risk Factors—Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,” “—Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,” and “—Obligor Default May Adversely Affect Payment on Your Certificates.”

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property.  The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

●	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

●	the sales price for that property.

Refinance Loans are loans made to refinance existing loans.  Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.  The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

●
the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

●	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

●	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

●	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

●	the state or states in which most of the mortgaged properties are located;

●	information with respect to the prepayment provisions, if any, of the mortgage loans;

●	the weighted average Retained Interest, if any;

●
with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

●	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

●	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under “—Default and Loss Considerations with Respect to the Mortgage Loans” above.  If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

●	have original terms to maturity of not more than 40 years; and

●	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.  Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.  A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement.  In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Commercial Mortgage Backed Securities

Any CMBS will have been issued pursuant to a servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the CMBS.  A seller, the CMBS issuer, or the servicer of the mortgage loans or underlying CMBS, or a combination of those entities, will have entered into such CMBS agreement with a CMBS trustee, if any, or with the original purchaser of the interest in the mortgage loans or CMBS evidenced by the CMBS.

Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related prospectus supplement.  The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Any principal or interest distributions will be made on the CMBS by the CMBS trustee or the CMBS servicer.  The CMBS issuer or the CMBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related prospectus supplement.

The CMBS will meet the requirements of Rule 190 under the Securities Act of 1933 and as such, the CMBS either will have been previously registered under the Securities Act of 1933, or each of the following will have been satisfied with respect to the CMBS:  (1) neither the issuer of the CMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the CMBS and the related series of securities to be issued; (2) neither the issuer of the CMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued; (3) if the CMBS are “restricted securities” (as defined under Rule 144 of the Securities Act of 1933), Rule 144 must be available for the sale of the CMBS; and (4) the depositor would be free to publicly resell the CMBS without registration under the Securities Act of 1933.

If the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the CMBS issuer.  The CMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the CMBS issuer may be one of our affiliates where the CMBS have been previously registered under the Securities Act or the CMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended.  The obligations of the CMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The CMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private commercial mortgage backed securities issued under the CMBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the CMBS may be guaranteed by an agency or instrumentality of the United States, the CMBS themselves will not be so guaranteed.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under “Description of Credit Support” may be provided with respect to the CMBS.  The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying CMBS evidenced by or securing the CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of any engaged rating agency that has assigned a rating to the CMBS or the initial purchasers of the CMBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include CMBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the CMBS to be included in the trust fund;

●	the original and remaining term to stated maturity of the CMBS, if applicable;

●	whether the CMBS is entitled only to interest payments, only to principal payments or to both;

●	the pass-through or bond rate of the CMBS or formula for determining the rates, if any;

●	the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features;

●	the CMBS issuer, CMBS servicer and CMBS trustee, as applicable;

●
characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying CMBS or directly to the CMBS;

●	the terms on which the CMBS or the related underlying mortgage loans or underlying CMBS may, or are required to, be purchased prior to their maturity;

●	the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS;

●	the servicing fees payable under the CMBS servicing agreement, pooling agreement, trust agreement, indenture or similar agreement;

●
the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the underlying CMBS described in this paragraph;

●	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS;

●	whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

●	the market price of the CMBS and the basis on which the market price was determined; and

●	if the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the CMBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more CMBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more underlying mortgage loans.  The prospectus supplement for a series will contain the disclosure concerning the CMBS described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the CMBS.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from one of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or commercial mortgage-backed securities that—

(1)	conform to the description of mortgage assets in this prospectus, and

(2)	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates.  Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination.”

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

●	the original and remaining terms to stated maturity of the government securities;

●	whether the government securities are entitled only to interest payments, only to principal payments or to both;

●	the interest rates of the government securities or the formula to determine the rates, if any;

●	the applicable payment provisions for the government securities; and

●	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund.  Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, or other permitted investments, in each case as described in the related prospectus supplement.  See “Description of the Agreements—Certificate Account and Other Collection Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series.  Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, overcollateralization, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing.  The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.  Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or CMBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency.  The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.  See “Risk Factors.”

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify

●	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

●	the effect, if any, of the prepayment of any mortgage loan or CMBS on the pass-through rate of one or more classes of certificates; and

●	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date.  As indicated in this prospectus under “—Pass-through Rate” above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date.  In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date.  This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.  The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  These payments may be directly dependent upon the payments on leases underlying the mortgage loans.  The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans.  In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than the mortgage loans.  The rate of principal payments on some or all of the classes of certificates of a series

●	will correspond to the rate of principal payments on the assets in the related trust fund;

●	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

●	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received.  As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or CMBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans or the CMBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series.  Prepayments on the mortgage loans comprising or underlying the mortgage loans or CMBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor.  The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or CMBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS.  If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the CMBS or both.  Moreover, CPR was developed based upon historical prepayment experience for single family loans.  Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the CMBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates.  The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates.  It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or CMBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates.  This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or CMBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or CMBS and that of the related series of certificates.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the assets may include “Due-on-Sale” clauses or “Due-on-Encumbrance” clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property.  With respect to any mortgage loans in a related trust fund, the master servicer, on behalf of the trust fund, will be required to exercise—or waive its right to exercise—any rights that the trustee may have as lender to accelerate payment of the mortgage loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance” and “Description of the Agreements—Due-on-Sale and Due-on-Encumbrance Provisions.”

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036.  Its telephone number is (212) 761-4000.  Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.  See “The Depositor” in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  Since the merger, MSMCH has been continuing the business of Morgan Stanley Mortgage Capital Inc.  The prospectus supplement for each series in which MSMCH is a sponsor will contain a description under the heading “Transaction Parties” of MSMCH’s commercial mortgage securitization program, mortgage loan underwriting standards (including any exceptions thereto as applied to the related mortgage pool), mortgage loan review procedures and repurchase and replacement history in respect of certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests.  The prospectus supplement for each series of securities will also identify any co-sponsors for the related series.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and any originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

DESCRIPTION OF THE CERTIFICATES

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  Each series of certificates will consist of one or more classes of certificates that may:

●	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

●	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

●	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

●
provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

●
provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

●	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement.  The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange.  However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement.  See “Risk Factors—If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.”  Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates.  If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall.  For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets.  If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date.  Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.  All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register.  However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement.  The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

(1)	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

●	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

●
unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

●
all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

(2)	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

(3)	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

(4)
if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)
if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.  The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof.  Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one-month, three-month, six-month or one year London interbank offered rate for U.S. dollar deposits, a United States Treasury rate, or another index described under “—Determination of Interest Rates” below.  Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.  The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate.  Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date.  Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement.  In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date.  Accrued Certificate Interest on Stripped Interest Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement.  Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal.  If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls.  Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or CMBS in the trust fund for the series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund.  Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced.  If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.  See “Risk Factors—Prepayments And Repurchases May Reduce The Yield On Your Certificates,” and “—If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,” and “Yield Considerations.”

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates.

LIBOR-Based Rate.  For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described in the following paragraph. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.  If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =    N x D  x 100
                                       -------------------
                                       360 (D x 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose

●
“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

●	“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

●	“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15(519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct  nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance.  The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund.  The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets.  The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement.  The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest.  Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets.  The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.  Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To the extent, the descriptions set forth under “—Distributions of Interests on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of a class of certificates.  In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or CMBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or CMBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or CMBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.  The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest,  that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date.  In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.  The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds.  In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.  Advances do not guaranty or insure against losses.  Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances.  However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a

Nonrecoverable Advance.  If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date.  If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with the CMBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth the information specified in the related prospectus supplement.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates.  In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates.  The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS.  The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder.  This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

●	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan in the trust fund subject thereto and

●	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement.  Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, which may be the master servicer or the special servicer, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (“DTC”).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.  Participants include Morgan Stanley & Co.  Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants.  In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.  Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners.  The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement.  Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates.  Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

●
DTC notifies Morgan Stanley Capital I Inc. and the certificate registrar in writing that DTC is unwilling or unable to continue as depositary for the certificates and a qualifying successor depositary is not appointed by Morgan Stanley Capital I Inc. within ninety (90) days of such notification; or

●
the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the certificateholders under the pooling and servicing agreement and under such book-entry certificate and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or its custodian to obtain possession of such book-entry certificate.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.  Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Exchangeable Certificates

General.

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are exchangeable certificates.  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates.  At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges.

If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist. Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchangeable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchangeable classes.

In some series, a securityholder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures.

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE AGREEMENTS

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

●
A Pooling Agreement will be used where the trust fund includes mortgage loans.  The parties to a Pooling Agreement will include Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement.  If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.  This servicer will service all or a significant number of mortgage loans directly without a subservicer.  References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

●
A Trust Agreement will be used where the trust fund does not include mortgage loans.  The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee.  A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans.  The following summaries describe some of the provisions that may appear in each Agreement.  The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.  Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention: Cynthia Eckes.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the mortgage assets and the other assets comprising the trust fund for the series.  Each mortgage loan and CMBS will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule generally will include detailed information-

●
in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, of the mortgage loan as of the date indicated and payment and prepayment provisions, if applicable, and

●
in respect of each CMBS included in the related trust fund, including without limitation, the CMBS issuer, CMBS servicer and CMBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each mortgage loan included in a related trust fund, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.  With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower.  If so specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.  Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.  However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan, the assignment of mortgage for each related mortgage loan may not be recorded.

The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.  Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller.  If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute the mortgage loan.  There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement.  The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or CMBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or CMBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or CMBS, as applicable, to the trustee for the benefit of the certificateholders.  With respect to each Government Security or CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or CMBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any CMBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

●	the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

●	the existence of title insurance insuring the lien priority of the mortgage loan;

●	the authority of the Warrantying Party to sell the mortgage loan;

●	the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

●	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

●	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a mortgage loan in the related trust fund may have been made as of a date prior to the applicable Cut-off Date.  A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.  Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made.  The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a mortgage loan, which breach (unless the related prospectus supplement sets forth a different standard) materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders.  If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

●
the Warrantying Party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

●
if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

●	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless the related prospectus supplement specified otherwise, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to mortgage loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or CMBS, covering

●	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

●	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days (or other specified period) after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute a Servicer Termination Event under the Agreement.  See “—Servicer Termination Events” and “—Rights Upon Servicer Termination Events,” below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

●
an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained; or

●	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the subject series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose.  The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies engaged to rate any class of certificates of the subject series.  If permitted by such rating agency or agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of commercial mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)
all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)
all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under “Description of Credit Support”;

(4)	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(7)
all proceeds of any asset or, with respect to a mortgage loan included in the trust fund, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any asset purchased as described above under “Description of the Certificates—Termination”;

(8)
any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(9)
to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or CMBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies”;

(11)
any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)
to reimburse a master servicer for unreimbursed amounts advanced as described above under “Description of the Certificates—Advances in Respect of Delinquencies,” the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those mortgage loans;

(3)
to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties;

(4)
to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)
to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted mortgage loans as described below under “—Realization Upon Defaulted Mortgage Loans”;

(7)
to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding a Master Servicer, a Special Servicer and the Depositor”;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding the Trustee”;

(10)
unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)
to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(14)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)
to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)
to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of certificates.  Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement.  To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under “—Withdrawals” above, may also be withdrawn from any collection account.  The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard.  In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

●
maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

●	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;

●	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

●	inspecting and managing mortgaged properties under certain circumstances; and

●
maintaining accounting records relating to the mortgage loans.  Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support.  See “Description of Credit Support.”

The master servicer may generally agree to modify, waive or amend any term of any mortgage loan in the trust fund in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

●	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

●	in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan in the trust fund if,

●	in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and

●	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan in the related trust fund.

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement.  Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner.  A subservicer may be entitled to a Retained Interest in certain mortgage loans in the trust fund.  Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement.  See “—Retained Interest; Servicing Compensation and Payment of Expenses” below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed.  A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.  In the case of those mortgage loans, some of the obligations described in this prospectus as belonging to the master servicer may actually be obligations of the special servicer.  The related prospectus supplement will describe the rights, obligations and compensation of a special servicer.  The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property.  Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

●	monitor any mortgage loan in the trust fund which is in default,

●	contact the borrower concerning the default,

●	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

●	initiate corrective action in cooperation with the borrower if cure is likely,

●	inspect the mortgaged property, and

●	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.  See “Legal Aspects of the Mortgage Loans and the Leases.”

If a default on a mortgage loan in the trust fund has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

●	institute foreclosure proceedings,

●	exercise any power of sale contained in any mortgage,

●	obtain a deed in lieu of foreclosure, or

●	otherwise acquire title to a mortgaged property securing the mortgage loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

●	the Internal Revenue Service grants an extension of time to sell the property or

●
the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to:

●	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

●	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property.  The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property.  Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure.”

If recovery on a defaulted mortgage loan in the trust fund under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.  If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any property securing a defaulted mortgage loan in the trust fund is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless (if so specified in the related prospectus supplement) it determines:

●	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

●	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the mortgage loans in the trust fund, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted mortgage loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account.  The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans in the trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause. Alternatively, the master servicer may self-insure against hazard losses so long as criteria set forth in the related Agreement are met.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans in the trust fund will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans in the trust fund will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain hazard insurance with respect to any REO Properties (unless such entity meets the requirements set forth in the related Agreement and is permitted to self-insure).  Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders.  These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the mortgage loans in a related trust fund, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases.  Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured.  If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.  If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy.  However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced.  Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable.  The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the related Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property.  Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof.  If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset.  Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets.  The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the mortgage loans in the trust fund under each Agreement will be named in the related prospectus supplement.  The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates.  Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans in the related trust fund, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if certain specified conditions are satisfied, which may include that (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency engaged to rate the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement.  However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation or warranty made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Generally the Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

●
specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

●	incurred in connection with any breach of a representation or warranty made in the Agreement; or

●	incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will generally provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Servicer Termination Events

Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Servicer Termination Events under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)
any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Servicer Termination Events—other than to shorten cure periods or eliminate notice requirements—will be specified in the related prospectus supplement.  The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless such event shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Servicer Termination Events will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Servicer Termination Events

So long as a Servicer Termination Event under an Agreement remains unremedied, unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of a Servicer Termination Event with respect to the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, unless otherwise provided in the related prospectus supplement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each rating agency engaged to rate the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series.  Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer.  The trustee and any successor may agree upon the servicing compensation to be paid, which generally may in no event be greater than the compensation payable to the master servicer under the Agreement.  Generally, the Agreements will provide that expenses relating to any removal of a servicer upon a Servicer Termination Event or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Servicer Termination Event will be entitled to waive that Servicer Termination Event; provided, however, that a Servicer Termination Event involving a failure to distribute a required payment to certificateholders described in clause (1) under “—Servicer Termination Events” may be waived only by all of the certificateholders.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of the applicable event and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to

●	exercise any of the powers vested in it by any Agreement;

●	make any investigation of matters arising under any Agreement; or

●	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

In general, each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment—other than an amendment for the purpose specified in clause (4) above—will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

In general, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose.  However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)
reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)
adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The related prospectus supplement will describe any material variations to the foregoing as regards amendments of an Agreement.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

Unless otherwise set forth in the prospectus supplement, the trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders, and upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any, and if no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating assigned by any engaged rating agency to any class of certificates as evidenced in writing by such rating agency, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.  If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.  Generally, the Agreements will provide that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to removal of the trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets.  Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon.  If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

●	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or CMBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.  A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank.  Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or CMBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission on or prior to the date of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates.  If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement.  Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund.  However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for CMBS

If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund or the mortgage loans underlying the CMBS may be covered by one or more of the types of Credit Support described in this prospectus; provided, that such CMBS will only be included to the extent that (i) the Credit Support provided to such CMBS is permitted under the definition of asset-backed security under Regulation AB and (ii) information regarding such credit enhancement is available to be disclosed in the related prospectus supplement.

LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature.  The legal aspects are governed by applicable state law, which laws may differ substantially.  As such, the summaries do not:

●	purport to reflect the laws of any particular state; or

●	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  See “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property.  The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property.  The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—

●	a borrower—the borrower and usually the owner of the subject property, and

●	a mortgagee—the lender.

In contrast, a deed of trust is a three-party instrument, among

●	a trustor—the equivalent of a mortgagor or borrower,

●	a trustee to whom the mortgaged property is conveyed, and

●	a beneficiary—the lender—for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, the mortgage, or other instrument, may encumber other interests in real property such as:

●	a tenant’s interest in a lease of land or improvements, or both, and

●	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid.  If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate.  The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases.  Typically, under an assignment of rents and leases:

●	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

●	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.  Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession.  The risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Legislation” below.

Personalty

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute “fixtures” under applicable state real property law and, hence, would not be subject to the lien of a mortgage.  The property is generally pledged or assigned as security to the lender under the UCC.  In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.  Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year — or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law — of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings.  Furthermore, various states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Legislation.”  State law may control the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “Due-on-Sale” clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

●	the Internal Revenue Service grants an REO Extension, or

●
It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property.  After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate—currently 35%.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders.  Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by

REMICs.  See “Federal Income Tax Consequences” in this prospectus and “Federal Income Tax Consequences” in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition.  Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower.  Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower.  For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease.  Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower.  The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security.  The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.  This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.  Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)
a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage.  However, the enforceability of clause (7) has not been established.  In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease.  Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors.  The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

●	to receive rents, hazard insurance and condemnation proceeds, and

●
To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor.  This would extinguish the junior lender’s or junior beneficiary’s lien.  However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.  The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired.  Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust.  While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.  All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity.  These environmental liabilities may give rise to:

●	a diminution in value of property securing any mortgage loan;

●	limitation on the ability to foreclose against the property; or

●
in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs.  In several states, the lien has priority over existing liens (a “superlien”) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral.  In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (“ACM”) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition.  These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage.  In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination.  Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination.  Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility.  Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.”  This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property — whether it holds the facility or property as an investment or leases it to a third party — under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.  This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (“Asset Conservation Act”), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations.  The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility.  The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances.  In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law.  There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act.  However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action—for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property—related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.  It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any mortgage loan included in a trust fund for a particular series of certificates will represent that a “Phase I Assessment” as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed.  In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.  See “Description of the Agreements—Realization upon Defaulted Mortgage Loans.”

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter.  If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition.  In the event that, following a default in payment on a mortgage loan that continues for 60 days,

●
the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

●	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected mortgage loan, as described under “Description of the Agreements—Representations and Warranties; Repurchases.”  No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person.  It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property.  Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt.  The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied.  However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions.  Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

●	the borrower may have difficulty servicing and repaying multiple loans;

●
if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

●
if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default—as long as appropriate notices are given.  The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

●	for the interest rate, discount points and charges as are permitted in that state, or

●
that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property—e.g., a nursing or convalescent home or hospital—result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk.  Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.  Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. (“Tax Counsel”).  This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively.  This summary does not address all of the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which — for example, banks and insurance companies — may be subject to special rules.  Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions and Other Taxes” below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of REMIC Residual Certificates,” the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter.  In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.  While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such regulations have not to date been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied.  With respect to each trust fund that elects REMIC status, Tax Counsel will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.  The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A “qualified mortgage” for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any “regular interest” in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

●	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C);

●	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B); and

●	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures.  For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as two or more REMICs for federal income tax purposes.  The upper-most tier is ordinarily referred to as the “Master REMIC” and each lower-tier REMIC as a “Subsidiary REMIC.” Upon the issuance of any such series of certificates, Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder.  The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

●	“real estate assets” within the meaning of Code Section 856(c)(5)(B);

●	“loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and

●	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.	Taxation of Owners of REMIC Regular Certificates

General.  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.  The REMIC Regular Certificates may be issued with OID.  Generally, the OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.”  Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275.  These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption.  Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued.  The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates.  The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID.  No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.”  The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date.  The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.  The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”  Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section.  The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.  However, the trust fund will not take this position unless required by applicable regulations.  Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity.  REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate.  For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption.  The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates.  The income tax treatment of such REMIC Regular Certificates is not entirely certain.  For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID.  The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or CMBS exceed those estimated under the Prepayment Assumption.  The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates.  Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments.  These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued.  In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under “—Accrued Interest Certificates,” so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium.  If such a position were to prevail, the rules described below under “—Premium” would apply.  It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate.  It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.  Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under “—Premium” should apply.  However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions” of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period—“an accrual period”—that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period.  This will be done, in the case of each full accrual period, by

●
adding (1) the present value at the end of the accrual period — determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption — of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease — but never below zero — in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.  With respect to an initial accrual period shorter than a full accrual period, the “daily portions” of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.  In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)
any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may provide for interest based on a qualifying variable rate.  Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

●	the interest is unconditionally payable at least annually;

●	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

●
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.  Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates.  It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest.  The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” below.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.  Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser.  A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity.  In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase.  If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods.  For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method.  A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.  It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose.  However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171.  The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment.  The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates.  Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans.  Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made.  It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.  Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate.  Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.  Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate.  A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss.  Except as provided in the following paragraph and as provided under “—Market

Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates.  The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

●
the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

●	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a “conversion transaction” if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued.  Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.  Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.  The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval.  Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date.  If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.  However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a “single class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are “pass-through interest holders.”  Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates.  See “Pass-through of Non-interest Expenses of the REMIC” under “Taxation of Owners of REMIC Residual Certificates” below.

Effects of Defaults, Delinquencies and Losses.  Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or CMBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates.  Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or CMBS, except to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss

(or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or CMBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.  Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.  Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.  If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual.  This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes.  Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.  In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are “controlled foreign corporations” as to the United States of which such a Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

REMIC Regular Certificates Issued After June 30, 2014—Taxation of Non-U.S. Certificateholders—FATCA. The Foreign Account Tax Compliance Act will impose a U.S. federal withholding tax of 30% on interest on, and the gross proceeds from a disposition of, a REMIC Regular Certificate, if such interest and gross proceeds are paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners. These withholding obligations will apply to interest payments after June 30, 2014 and gross proceeds after December 31, 2016.  Neither of these provisions will apply, however, to interest on, and the gross proceeds from, the disposition of, a REMIC Regular Certificate if such REMIC Regular Certificate is issued on or before June 30, 2014, unless such REMIC Regular Certificate is “significantly modified” after June 30, 2014.

If payment of withholding taxes is required, Non-U.S. Persons that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such interest and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. No additional amounts will be paid in respect of any amounts withheld.

Information Reporting and Backup Withholding.  The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

B.	Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Other Taxes” below.  Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates.  The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter.  Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day.  The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.”  As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.  For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions —that is, “phantom income.”  This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the mortgage loans or CMBS and certain other factors.  Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative “value.”  Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above.  The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder.  See “—Sale or Exchange of REMIC Residual Certificates” below.  It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests.  The taxable income of the REMIC will reflect a netting of

●	the income from the mortgage loans or CMBS and the REMIC’s other assets and

●
the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-interest Expenses of the REMIC,” other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates.  Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or CMBS may differ from the time of the actual loss on the assets.  The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans.  The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value.  The aggregate basis will be allocated among the mortgage loans or CMBS and other assets of the REMIC in proportion to their respective fair market value.  A mortgage loan or CMBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or CMBS is less than or greater than its principal balance, respectively.  Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates.  The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or CMBS.  Premium on any mortgage loan or CMBS to which the election applies would be amortized under a constant yield method.  It is not clear whether the yield of a mortgage loan or CMBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.  Additionally, such an election would not apply to the yield with respect to any mortgage loan originated on or before September 27, 1985.  Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income.  However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets.  See “—Sale or Exchange of REMIC Residual Certificates” below.  For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income.  The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate.  Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise).  The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.  Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.  Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates.  In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.  In general terms, a single class REMIC is one that either:

●
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

●	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, for example, a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $250,000 in the case of an unmarried individual, $300,000 in the case of married individuals filing a joint return, and $150,000 in the case of a married individual filing a separate return  (in each case, as adjusted for post-2012 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax.

Excess Inclusions.  A portion of the income on a REMIC Residual Certificate, referred to in the Code as an “excess inclusion,” for any calendar quarter will be subject to federal income tax in all events.  Thus, for example, an excess inclusion:

●	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

●
will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under “—Tax Exempt Investors” below; and

●
is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under “—Residual Certificate Payments—Non-U.S. Persons” below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the “daily accruals” for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate.  For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long term rate” in effect at the time the REMIC Residual Certificate is issued.  For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased—but not below zero—by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter.  The “federal long term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.  Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate.  To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the “wash sale” rules described in the next paragraph.  A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased — but not below zero — by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder.  In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.  The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.  However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.  In addition, a transfer of a REMIC Residual Certificate that is a “noneconomic residual interest” may be subject to different rules.  See “—Tax Related Restrictions on Transfers of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool,” as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091.  In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.”  In general, subject to certain specified exceptions, a prohibited transaction means:

●	the disposition of a mortgage loan or CMBS,

●	the receipt of income from a source other than a mortgage loan or CMBS or certain other permitted investments,

●	the receipt of compensation for services, or

●	gain from the disposition of an asset purchased with the payments on the mortgage loans or CMBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax.  No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

●
a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

●	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates.  If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess.  It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the “tax matters person” of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the trustee under the applicable Agreement.  Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

Residual Certificate Payments—Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see “—Taxation of Owners of REMIC Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984.  Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID.  The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply.  Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.  For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax Related Restrictions on Transfers of REMIC Residual Certificates” below.  For a discussion of potential withholding tax on payments to certain foreign persons, see “—Taxation of Owners of REMIC Regular Certificates—Potential Withholding Tax Under Recent Legislation” above.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations.  An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.”  Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.”  The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations.  The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent.  The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false.  A “disqualified organization” means:

(a)
the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(b)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”; and

(c)	a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an “electing large partnership” as defined in Section 775 of the Code, are deemed to be disqualified organizations.  The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.  The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  For this purpose, a “pass-through entity” means:

●	a regulated investment company, real estate investment trust or common trust fund;

●	a partnership, trust or estate; and

●	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  Electing large partnerships — generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 — will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer.  The master servicer will grant consent to a proposed transfer only if it receives the following:

●
an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

●	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates.  The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.  A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

●
the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A transferor is presumed not to have such knowledge if:

(1)
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)
the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

●	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

●
the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses.  For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)
(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.  For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business.  A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Tax Counsel will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.  In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

A.	Single Class of Grantor Trust Certificates

Characterization.  The trust fund may be created with one class of grantor trust certificates.  In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and CMBS in the pool.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or CMBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer.  Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.

In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $250,000 in the case of an unmarried individual, $300,000 in the case of married individuals filing a joint return, and $150,000 in the case of a married individual filing a separate return  (in each case, as adjusted for post-2012 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and CMBS.  The mortgage loans and CMBS would then be subject to the “coupon stripping” rules of the Code discussed below under “—Stripped Bonds and Coupons.”

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

●
A grantor trust certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or CMBS will be considered to represent “loans .  .  .  Secured by an interest in real property which is .  .  .  residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section;

●
a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or CMBS will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or CMBS will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section; and

●	A grantor trust certificate owned by a REMIC will represent “obligation[s]... which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.  Certain trust funds may consist of government securities that constitute “stripped bonds” or “stripped coupons” as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code.  Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security.  As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer.  Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or CMBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis.  A grantor trust certificateholder that acquires an interest in mortgage loans or CMBS at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate.  The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.  It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.  A certificateholder that makes this election for a mortgage loan or CMBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election and thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or CMBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or mortgage loan.  If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.  The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code.  Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.  Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or CMBS meeting the conditions necessary for these sections to apply. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender.  OID generally must be reported as ordinary gross income as it accrues under a constant interest method.  See “—Multiple Classes of Grantor Trust Certificates—Accrual of Original Issue Discount” below.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in mortgage loans or CMBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest one or more of the underlying mortgage loans is considered to have been purchased at a “market discount.”  Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or CMBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest.  Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

●	the total remaining market discount and

●	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

●	the total remaining market discount and

●
A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate that represents one or more mortgage loans having market discount may also be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method.  If this election were to be made with respect to a grantor trust certificate representing one or more mortgage loans acquired with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election and thereafter.  Similarly, a certificateholder that makes this election with respect to a grantor trust for a certificate that represents one or more mortgages acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns on the first day of the year of the election and acquires thereafter.  See “—Premium”in this prospectus.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti-Abuse Rule.  The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, CMBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.	Multiple Classes of Grantor Trust Certificates

(1)	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.  If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or CMBS being treated as having more than 100 basis points of interest stripped off.  See “—Non REMIC Certificates” and “Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons.”

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or CMBS issued on the day the certificate is purchased for purposes of calculating any OID.  Generally, if the discount on a mortgage loan or CMBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code.  See “—Non REMIC Certificates” and “—Single Class of Grantor Trust Certificates—Original Issue Discount.”  However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or CMBS as market discount rather than OID if either:

●	the amount of OID with respect to the mortgage loans or CMBS is treated as zero under the OID de minimis rule when the certificate was stripped or

●	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or CMBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or CMBS.  Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or CMBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or CMBS would be included in the stated redemption price at maturity for the mortgage loan or CMBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or CMBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment.  However, if the certificate is treated as an interest in discrete mortgage loans or CMBS, or if no prepayment assumption is used, then when a mortgage loan or CMBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or CMBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS.  You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or CMBS of the type that make up the trust fund.  With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the mortgage loans or CMBS.  While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections.  Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and “loans .  .  .  Secured by, an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans or CMBS and interest on such mortgage loans or CMBS qualify for such treatment.  Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.  Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be “obligation[s] .  .  .  which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A).

(2)	Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in mortgage loans having original issue discount.  OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or CMBS other than adjustable rate loans likely will be computed as described below under “—Accrual of Original Issue Discount.”  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or CMBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price.  The issue price of a mortgage loan or CMBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees.  The stated redemption price at maturity of a mortgage loan or CMBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments.  The accrual of this OID, as described below under “—Accrual of Original Issue Discount,” will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period.  The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.  In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate.  No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.  Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition.  In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations.  A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date.  This will be done, in the case of each full month accrual period, by

●
adding (1) the present value at the end of the accrual period—determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption—of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.  However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans or CMBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset—i.e., points—will be includible by the holder.  Other original issue discount on the mortgage loans or CMBS—e.g., that arising from a “teaser” rate—would still need to be accrued.

(3)	Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans.  Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans” and with the OID Regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues.  Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.	Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate.  Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller.  Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.”  A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

●	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

●	the grantor trust certificate is part of a straddle;

●	the grantor trust certificate is marketed or sold as producing capital gain; or

●	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.	Non-U.S. Persons

Interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person with respect to Certificates evidencing ownership interests in mortgage loans will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

FATCA. The Foreign Account Tax Compliance Act will impose a U.S. federal withholding tax of 30% on interest on, and the gross proceeds from a disposition of, a Certificate, if such interest and gross proceeds are paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners. These withholding obligations will apply to interest payments after June 30, 2014 and gross proceeds after December 31, 2016. Although it is not entirely certain, neither of these provisions should apply to the extent that such proceeds and interest are attributable to mortgage loans issued before June 30, 2014 (unless such mortgage loans are “significantly modified” after June 30, 2014).

E.	Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations section 1.671-5.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a grantor trust certificate to, or through,  a broker, the broker must withhold at the above rate on the entire purchase price, unless either

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

●	the broker determines that the seller is an exempt recipient or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Taxation of Classes of Exchangeable Certificates

General.  Each Exchangeable Certificate will represent either the direct ownership of one or more  REMIC regular interests or the beneficial ownership of one or more REMIC regular interests held in trust (the “EC Trust”).  The EC Trust will be classified as a trust (but solely for United States federal income tax purposes); and if an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the EC Trust, then the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under Section 671 of the Code.

 Whether an Exchangeable Certificate represents REMIC regular interests held directly or held in trust, the holder of the Exchangeable Certificate (1) should account for the REMIC regular interests individually (as opposed to in the aggregate) and (2) will experience identical tax consequences to those described herein for other holders of interests in REMIC regular interests.

Establishing Basis and Amount Realized  - Purchases and Sales of Exchangeable Certificates.

In the case of a cash purchase of an Exchangeable Certificate, if the Exchangeable Certificate represents more than one REMIC regular interest, then the purchaser will have to establish its separate basis in each of the REMIC regular interests by allocating the cost of the Exchangeable Certificate among the REMIC regular interests based on their relative fair market values as determined at the time the Exchangeable Certificate is purchased.  Similarly, in the case of the cash sale of an Exchangeable Certificate, if the Exchangeable Certificate represents more than one REMIC regular interest, then the seller will have to establish the amount realized for each of the REMIC regular interests by allocating the sales price of the Exchangeable Certificate among the REMIC regular interests based on their relative fair market values as determined at the time the Exchangeable Certificate is sold.

Exchanges of Exchangeable Certificates -- Gain or Loss and Basis.

 If Exchangeable Certificates are surrendered in return for different Exchangeable Certificates, and if the REMIC regular interests represented by the Exchangeable Certificates surrendered are identical (in class and amount, etc.) to the REMIC regular interests represented by the Exchangeable Certificate received, then no gain or loss will be recognized upon such exchange.  Further the basis of the REMIC regular interests represented by the Exchangeable Certificates received, will be the same as the basis of the REMIC regular interests represented by the Exchangeable Certificates surrendered, as determined  immediately before the exchange.

Stripping Transactions.

The discussion herein assumes that Exchangeable Certificates will represent proportionate interests in any interest and principal payable with respect to the REMIC regular interests represented by the Exchangeable Certificates.  If an Exchangeable Certificate enables the holder to convert such proportionate interests into non-proportionate interests and convey them separately (stripping) then special income tax consequences will result.  The prospectus supplement will specify whether such Exchangeable Certificates will be offered and discuss the special tax consequences.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS
General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans.  Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA.  However, such plans (collectively with ERISA Plans, “Plans”) may be subject to other applicable federal, state or local law (“Similar Law”) materially similar to ERISA and the Code.  Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA.  Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R.  Section 2510.3-101) containing rules for determining what constitutes the assets of an ERISA Plan.  This regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which an ERISA Plan makes an “equity investment” will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the ERISA Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of an ERISA Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund.  In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or CMBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such ERISA Plan.  In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant.  For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons.  “Benefit plan investors” are defined as ERISA Plans as well as entities whose underlying assets include plan assets by reason of plan investment in such entities.  To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to a predecessor of Morgan Stanley & Co. LLC Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002), PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130, and PTE 2013-08, Exemption Application No. D-11718, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption“) which exempts from the application of the prohibited transaction rules transactions relating to:

●
the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. LLC or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

●	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)
The acquisition of the certificates by an ERISA Plan is on terms — including the price for such certificates—that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)
The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements in the Exemption (an “Exemption Rating Agency”);

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)
The ERISA Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

●	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
it is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one Exemption Rating Agency has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

●
certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Securities; and

●	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

●	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

●	the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

●
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

●	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

●
immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group.

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

●	that the certificates constitute “securities” for purposes of the Exemption and

●
that the general conditions and other requirements set forth in the Exemption would be satisfied, including whether one or more of the credit rating agencies meets the requirements to be an Exemption Rating Agency.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

●	must be recognized by the SEC as a NRSRO;

●	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities;” and

●
must have had, within the twelve (12) months prior to the initial issuance of the securities, at least three (3) “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally, (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment.

Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.  In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 — for certain transactions involving insurance company general accounts — may be available.  The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the Certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and

Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The certificates offered hereby and by the supplements to this prospectus will be offered in series.  The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. LLC acting as underwriter with other underwriters, if any, named in the prospectus supplement.  In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc.  In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions.  The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. LLC acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase.  If Morgan Stanley & Co. LLC acts as agent in the sale of offered certificates, Morgan Stanley & Co. LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date.  The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.  To the extent that Morgan Stanley & Co. LLC elects to purchase offered certificates as principal, Morgan Stanley & Co. LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. LLC and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. LLC and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. LLC and any other underwriters thereof.  This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. LLC.  Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of commercial mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency engaged to rate such certificates will be offered hereby.  Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

LEGAL MATTERS

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin LLP, or such other counsel as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency engaged to rate such certificates.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage loans.  These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the mortgage loans and the credit quality of the guarantor, if any.  Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INCORPORATION OF INFORMATION BY REFERENCE

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference.  Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered.  (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.)  Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention:  Cynthia Eckes, or by telephone at (212) 761 4000.  Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement.  For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.  The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  20549.  Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates.  In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

GLOSSARY OF TERMS

The certificates will be issued pursuant to the Agreement.  You should also refer to the prospectus supplement and the Agreement for additional definitions.  If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

“Accrual Certificates” means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in “Distributions of Interest on the Certificates” in this prospectus.

“Agreement” means the Pooling Agreement or the Trust Agreement, as applicable.

“Amortizable Bond Premium Regulations” means final regulations issued by the IRS which deal with the amortizable bond premium.

“Assets” means the primary assets included in a trust fund.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

“Book-Entry Certificates” means Certificates which are in book-entry form.

“Cash Flow Agreements” means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

“Cede” means Cede & Company.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means one or more separate accounts for the collection of payments on the related assets.

“Certificate Balance” equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

“Certificate Owners” means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

“Certificateholder” means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

“Certificates” means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

“Closing Date” means the date the REMIC Regular Certificates were initially issued.

“CMBS” means commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Loans” means the loans relating to the Commercial Properties.

“Commercial Properties” means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

“Contributions Tax” means a tax on the trust fund equal to 100% of the value of the contributed property.

“Credit Support” means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

“Crime Control Act” means the Comprehensive Crime Control Act of 1984.

“Cut-off Date” means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

“Deferred Interest” means interest deferred by reason of negative amortization.

“Definitive Certificate” means a fully registered physical certificate.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the close of business on the date specified in the related prospectus supplement.

“Disqualifying Condition” means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

“Distribution Date” means each of the dates on which distributions to certificateholders are to be made.

“DOL” means the United States Department of Department of Labor.

“DTC” means the Depository Trust Company.

“Due Period” means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

“Environmental Hazard Condition” means any condition or circumstance that may give rise to an environmental claim.

“Equity Participations” means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

“Excess Servicing” means servicing fees in excess of reasonable servicing fees.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“FNMA” means the Federal National Mortgage Association.

“Government Securities” means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a)	interest-bearing securities;

(b)	non-interest-bearing securities;

(c)	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d)	interest-bearing securities from which the right to payment of principal has been removed.

“Index” means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

“Indirect Participants” means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Insurance Proceeds” means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

“IRS” means the Internal Revenue Service.

“Liquidation Proceeds” means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

“Lockout Date” means the expiration of the Lockout Period.

“Lockout Period” means a period during which prepayments on a mortgage loan are prohibited.

“Market-to-Market Regulations” means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

“Master Servicer” means an entity as named in the prospectus supplement.

“Mortgage” means a mortgage, deed of trust or other similar security instrument.

“Mortgage Note” means a promissory note evidencing a respective mortgage loan.

“Mortgage Rate” means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

“Multifamily Loans” means the loans relating to the Multifamily Properties.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

“NCUA” means the National Credit Union Administration.

“Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

“Nonrecoverable Advance” means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

“Non-SMMEA Certificates” means Certificates not qualifying as “mortgage related securities” for purposes of SMMEA.

“Non-U.S.Person” means any person who is not a U.S. Person.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OID Regulations” means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

“OTS” means the Office of Thrift Supervision.

“Participants” means the participating organizations of DTC.

“Pass-Through Rate” means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

“Payment Lag Certificates” means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling Agreement.

“Plans” means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Pooling Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund including mortgage loans will be issued.

“Pre-Issuance Accrued Interest” means interest that has accrued prior to the issue date.

“Prepayment Assumption” means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

“Prepayment Premium” means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

“Prohibited Transactions Tax” means the tax the Code imposes on REMICs equal to 100% of the net income derived from “prohibited transactions.”

“Purchase Price” means, with respect to any mortgage loan in a related trust fund and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

“RCRA” means the Resource Conservation and Recovery Act.

“Record Date” means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

“Refinance Loans” means mortgage loans made to refinance existing loans.

“Related Proceeds” means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC Certificates” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Certificates” means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

“REMIC Regular Certificateholders” means holders of REMIC Regular Certificates.

“REMIC Regulations” means the REMIC regulations promulgated by the Treasury Department.

“REMIC Residual Certificates” means the sole class of residual interests in the REMIC.

“REMIC Residual Certificateholders” means holders of REMIC Regular Certificates.

“REO Extension” means the extension of time the IRS grants to sell the mortgaged property.

“REO Tax” means a tax on “net income from foreclosure property,” within the meaning of Section 857(b)(4)(B) of the Code.

“Restricted Group” means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or CMBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

“Retained Interest” means an interest in an asset which represents a specified portion of the interest payable.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

“RICO” means the Racketeer Influenced and Corrupt Organizations statute.

“Senior Certificates” means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

“Servicer Termination Event” means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

●	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

●
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

●
any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

“Servicing Standard” means:

A.
the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under “Description of Credit Support” and in the prospectus supplement;

B.	applicable law; and
C.	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SMMEA Certificates” means “mortgage related securities” for purposes of SMMEA.

“Special Servicer” means an entity as named in the prospectus supplement.

“Stripped ARM Obligations” means OID on grantor trust certificates attributable to adjustable rate loans.

“Stripped Bond Certificates” means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Coupon Certificates” means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

“Subordinate Certificates” means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

“Subservicer” means third-party servicers.

“Subservicing Agreement” means a sub-servicing agreement between a master servicer and a Subservicer.

“Super-Premium Certificates” means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

“Title V” means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

“Trust Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund not including mortgage loans will be issued.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

“Value” means,

(a)	the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)	the lesser of

●	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

●	the sales price for that property; or

(c)	the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

“Warranting Party” means the person making representations and warranties.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus.  You must not rely on any unauthorized information or representations.  This free writing prospectus is an offer to sell only the securities offered by this free writing prospectus, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this free writing prospectus is current only as of its date.

$950,914,000

(Approximate)

Morgan Stanley Bank of America
Merrill Lynch Trust 2015-C22
(as Issuing Entity)

Morgan Stanley Capital I Inc.
(as Depositor)

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2015-C22

Free Writing Prospectus

EXECUTIVE SUMMARY	S-7
SUMMARY OF FREE WRITING PROSPECTUS	S-9
RISK FACTORS	S-41
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	S-85
FORWARD LOOKING STATEMENTS	S-85
TRANSACTION PARTIES	S-85
DESCRIPTION OF THE OFFERED CERTIFICATES	S-124
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-162
DESCRIPTION OF THE MORTGAGE POOL	S-172
SERVICING OF THE MORTGAGE LOANS	S-207
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-237
STATE AND LOCAL TAX CONSIDERATIONS	S-242
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-242
CERTAIN ERISA CONSIDERATIONS	S-243
LEGAL INVESTMENT	S-246	FREE WRITING PROSPECTUS
LEGAL MATTERS	S-247
RATINGS	S-247
INDEX OF SIGNIFICANT TERMS	S-248	MORGAN STANLEY BofA Merrill Lynch CIBC World Markets Drexel Hamilton April , 2015

Prospectus

Summary of Prospectus	1
Risk Factors	9
Description of The Trust Funds	48
Use of Proceeds	55
Yield Considerations	55
The Depositor	58
The Sponsor	58
Other Sponsors, Mortgage Loan Sellers and Originators	58
Description of The Certificates	59
Description of The Agreements	68
Description of Credit Support	80
Legal Aspects of the Mortgage Loans and the Leases	82
Federal Income Tax Consequences	94
State and Local Tax Considerations	113
ERISA Considerations	114
Legal Investment	116
Plan of Distribution	117
Legal Matters	118
Financial Information	118
Rating	118
Incorporation of Information by Reference	118
Glossary of Terms	120